UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Newmont Corporation

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☐
No fee required

☐
Fee paid previously with preliminary materials

☒
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Preliminary Proxy Statement
Subject to completion, dated August 23, 2023
           , 2023
PROPOSED TRANSACTION — YOUR VOTE IS VERY IMPORTANT
Dear Stockholders,
I am pleased to inform you that, Newmont Corporation, a Delaware corporation (“Newmont” or the “Company”), and Newcrest Mining Limited, an Australian public company limited by shares (“Newcrest”), have agreed to a strategic business combination transaction whereby Newmont, through its indirect wholly owned subsidiary, Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares (“Newmont Sub”), will acquire all of the issued and fully paid ordinary shares of Newcrest. The Newmont board of directors approved and declared advisable a scheme implementation deed, dated as of May 15, 2023 (as it may be further amended or supplemented, the “Transaction Agreement”), by and among Newmont, Newmont Sub and Newcrest. On the terms and subject to the conditions set forth in the Transaction Agreement, Newmont Sub will acquire all of the issued and fully paid ordinary shares of Newcrest in a transaction valued at approximately $19 billion as of the date of the announcement of the execution of the Transaction Agreement. The acquisition will be effected pursuant to a court-approved scheme of arrangement under Part 5.1 of the Australian Corporations Act 2001 (Cth) (the “Corporations Act”) between Newcrest and its shareholders (the “Scheme” and such acquisition, the “Transaction”). Upon implementation of the Transaction, Newcrest will be a wholly owned subsidiary of Newmont Sub and an indirect wholly owned subsidiary of Newmont.
The Transaction is subject to, among other things, approvals by the Federal Court of Australia (the “Court”), the stockholders of Newmont and the shareholders of Newcrest. Upon implementation of the Transaction, all issued and fully paid Newcrest ordinary shares as of the record date for the Scheme (the “Scheme Record Date”) will be transferred to Newmont Sub and the holders of such Newcrest ordinary shares will be entitled to, for each such share held, (1) 0.400 shares of Newmont common stock, par value $1.60 per share (“Newmont common stock”), (2) 0.400 CHESS Depositary Interests, each one representing a unit of beneficial ownership in Newmont common stock (a “New Newmont CDI”), or (3) 0.400 PETS Depositary Interests, each one representing a unit of beneficial ownership in Newmont common stock (a “New Newmont PDI”), in each case to be issued by Newmont pursuant to the Scheme. Each share of Newmont common stock to be issued pursuant to the Scheme (excluding the shares of Newmont common stock underlying the New Newmont CDIs and the New Newmont PDIs) is a “New Newmont Share” and the New Newmont Shares, the New Newmont CDIs and the New Newmont PDIs to be issued pursuant to the Scheme comprise the “Scheme Consideration.” The form of consideration received by each Newcrest shareholder depends on the register on which they hold their Newcrest ordinary shares. Ineligible Foreign Shareholders (as defined in the accompanying proxy statement) will not receive New Newmont Shares (or New Newmont CDIs or New Newmont PDIs), and the New Newmont Shares to which they would otherwise be entitled to receive will instead be issued to a sale agent who will sell the securities and remit the sale proceeds (net of certain costs and taxes) to Newmont for pro rata distribution to the relevant shareholders. Upon implementation of the Transaction, Newmont anticipates that shares of Newmont common stock held by former Newcrest shareholders and existing Newmont stockholders will represent approximately 31% and 69%, respectively, of the fully diluted shares of Newmont common stock immediately after the implementation of the Transaction, based on the number of shares outstanding as of July 31, 2023 and giving effect to the treatment of the outstanding Newcrest Equity Incentives (as defined in the accompanying proxy statement) as required under the Transaction Agreement.
In addition, Newcrest expects to pay a franked special dividend of $1.10 per issued and fully paid Newcrest ordinary share prior to the implementation of the Scheme, subject to the Scheme becoming effective (the “Special Dividend”).
Newmont and Newmont Sub will execute a deed poll in favor of all Newcrest shareholders (“Deed Poll”) to provide the Scheme Consideration to each Newcrest shareholder on implementation of the Transaction (subject to the Scheme becoming effective) and undertake all actions attributed to them under the Scheme.

The Newmont board of directors believes that Newmont’s proposed combination with Newcrest represents an opportunity to maximize value for Newmont’s stockholders and will enable the combined company to deliver safe, profitable and responsible gold and copper production based on a world-class portfolio of Tier 1 operations, projects, mineral reserves and resources and talent. We expect the Transaction to close in the fourth quarter of calendar year 2023 and to deliver the following benefits for Newmont and its stockholders:
•
Be highly accretive for Newmont stockholders, providing opportunities to enhance near-term cash flows, targeting at least $2 billion in the first two years after implementation through portfolio optimization;

•
A combined approximately $500 million in estimated annual pre-tax synergies, expected to be achieved within the first 24 months;

•
Enhanced gold production based on approximately 8 million ounces of historical total combined annual gold production, before portfolio optimization, combining Newmont’s approximately 6 million ounces of gold production for the year ended December 31, 2022 and Newcrest’s approximately 2 million ounces of gold production for the year ended June 30, 2023, with more than 5 million gold ounces, or two-thirds of total combined gold production, from ten large, long-life, low-cost, Tier 1 assets (as defined in the accompanying proxy statement);

•
Robust copper production from Australia and Canada, based on approximately 377 million pounds of historical total combined annual copper production from Australia and Canada, combining Newmont’s approximately 84 million pounds for the year ended December 31, 2022 and Newcrest’s approximately 293 million pounds (133 thousand metric tons) for the year ended June 30, 2023;

•
Result in the industry’s largest gold reserve and resource base;

•
Maintain Newmont’s industry-leading, non-binding dividend framework, which has returned over $4.5 billion to stockholders since it was established in October 2020, reflecting a robust platform to drive leading returns through the price cycle;

•
Offer financial flexibility and an investment-grade balance sheet to advance value-accretive development opportunities and sustainably improve overall shareholder returns;

•
Feature a deep bench of experienced leaders, subject matter experts and existing regional teams in Australia and Canada with extensive mining industry experience; and

•
Maintain industry leadership in environmental, social and governance performance.

We are sending you the accompanying proxy statement to cordially invite you to attend a special meeting of the stockholders of Newmont to be held virtually on           , 2023, at 8:00 a.m. Mountain Daylight Time, or to vote your shares by proxy, for the following purposes in connection with the Transaction:
•
to consider and vote on the proposal to approve the issuance of shares of Newmont common stock (including the New Newmont Shares and any shares of Newmont common stock underlying the New Newmont CDIs or New Newmont PDIs) to Newcrest shareholders pursuant to the Scheme and Deed Poll as contemplated in the Transaction Agreement (the “share issuance proposal”);

•
to consider and vote on the proposal to approve an amendment and restatement of the Amended and Restated Certificate of Incorporation of Newmont Mining Corporation, dated April 17, 2019, as amended from time to time (“Newmont Amended and Restated Certificate of Incorporation”), to increase Newmont’s authorized shares of common stock from 1,280,000,000 shares to 2,550,000,000 shares subject to implementation of the Transaction (the “amendment proposal”); and

•
subject to the provisions of the Transaction Agreement, to consider and vote on the proposal to approve the adjournment or postponement of the Newmont special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal or the amendment proposal.

After careful consideration, the Newmont board of directors has unanimously determined that it is advisable and in the best interests of Newmont and its stockholders to implement the Transaction as contemplated by the Transaction Agreement, and unanimously recommends that you vote “FOR” each of the foregoing proposals.

A list of stockholders entitled to vote at the special meeting will be open for examination by any Newmont stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the special meeting at Newmont’s principal executive offices at 6900 E. Layton Avenue, Suite 700, Denver, Colorado 80237, and available online at https://meetnow.global/MKCFHL9 during the entire time of the special meeting. Reasonable accommodations will be made if Newmont cannot make the list available at Newmont’s principal executive office.
The accompanying proxy statement provides you with information about the Transaction and the special meeting of Newmont stockholders. Newmont encourages you to read the proxy statement carefully and in its entirety, including the Transaction Agreement, which is attached as Annex A. Before deciding how to vote, you should consider the “Risk Factors” beginning on page 53 of the proxy statement. You may also obtain more information about Newmont from documents Newmont has filed with the Securities and Exchange Commission (the “SEC”) as described under “Where You Can Find More Information” beginning on page 197 of the proxy statement.
Your vote is very important.
The Transaction cannot be implemented unless the share issuance proposal is approved. Approval of the share issuance proposal requires the affirmative vote of the holders of a majority of the shares of Newmont’s common stock present in person or represented by proxy at the special meeting. Approval of the amendment proposal, which is not a condition to the Transaction, requires the affirmative vote of the holders of a majority of the outstanding shares of Newmont common stock as of the record date for the special meeting. Whether or not you plan to attend the special meeting, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals described above. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions provided by that institution to vote your shares.
We strongly support the combination of Newmont and Newcrest and join with our board of directors in unanimously recommending that you vote “FOR” each of the proposals described in this proxy statement.
Thank you for your continued support of Newmont.
Very truly yours,
GREGORY H. BOYCE
Chair of the Board of Directors
TOM PALMER
President and Chief Executive Officer
Neither the SEC nor any state securities commission has approved or disapproved the Transaction, passed upon the merits or fairness of the Transaction Agreement or the transactions contemplated in the Transaction Agreement, including the Transaction, or passed upon the adequacy or accuracy of the information in this document. Any representation to the contrary is a criminal offense.
This proxy statement is dated           , 2023 and, together with the accompanying proxy card, is first being mailed or otherwise distributed to stockholders of Newmont on or about           , 2023.

Preliminary Proxy Statement
Subject to completion, dated August 23, 2023
Newmont Corporation

NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS

To Be Held Virtually on          , 2023
You are invited to attend a special meeting of stockholders of Newmont Corporation (“Newmont”) to be held virtually on           , 2023, at 8:00 a.m. Mountain Daylight Time, unless adjourned or postponed to a later date, for the following purposes and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof:
1.
to consider and vote on the proposal to approve the issuance of shares of Newmont common stock (including the New Newmont Shares and any shares of Newmont common stock underlying the New Newmont CDIs or New Newmont PDIs) to Newcrest shareholders pursuant to the Scheme and Deed Poll as contemplated in the Transaction Agreement (the “share issuance proposal”);

2.
to consider and vote on the proposal to approve an amendment and restatement of the Amended and Restated Certificate of Incorporation of Newmont Mining Corporation, dated April 17, 2019, as amended from time to time (“Newmont Amended and Restated Certificate of Incorporation”), to increase Newmont’s authorized shares of common stock from 1,280,000,000 shares to 2,550,000,000 shares subject to implementation of the Transaction (the “amendment proposal”); and

3.
subject to the provisions of the Transaction Agreement, to consider and vote on the proposal to approve the adjournment or postponement of the Newmont special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal or the amendment proposal.

The board of directors of Newmont unanimously recommends that you vote “FOR” all of the proposals described above.
The accompanying proxy statement provides you with information about the Transaction Agreement, the Transaction and the special meeting of Newmont stockholders. Newmont encourages you to read the proxy statement carefully and in its entirety, including the Transaction Agreement, which is attached as Annex A.
The special meeting will be held in a virtual format and conducted solely online via live webcast to provide a safe and widely accessible experience for our stockholders and employees. This format also has the benefit of facilitating broader participation, meeting efficiency and reducing costs. Stockholders will be able to listen, vote and submit questions from their home or any location with internet connectivity. Online access to the webcast will open approximately 15 minutes prior to the start of the special meeting.
ATTENDING THE VIRTUAL MEETING AS A STOCKHOLDER OF RECORD
Only stockholders of record of shares of Newmont common stock at the close of business on         , 2023 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare Inc. (“Computershare”)), are entitled to notice of, to vote at and to attend the special meeting and any adjournment or postponement of the special meeting by accessing https://meetnow.global/MKCFHL9 and entering the 15-digit control number on the enclosed proxy card.
REGISTERING TO ATTEND THE ANNUAL MEETING AS A BENEFICIAL OWNER
If you were a beneficial owner of shares of Newmont common stock as of the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the special meeting and any adjournment or postponement of the special meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy, reflecting the number of shares of Newmont common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on           , 2023. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the special meeting, go to https://meetnow.global/MKCFHL9 and enter your control number.
ASKING QUESTIONS
If you are attending the meeting as a stockholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at https://meetnow.global/MKCFHL9, entering your control number and clicking on the Q&A icon on the right side of the page. Enter your question in the box and click send. To submit questions in advance of the special meeting and any adjournment or postponement of the special meeting, visit https://meetnow.global/MKCFHL9 and enter the 15-digit control number on the enclosed proxy card.
VOTING
Even if you plan to attend the special meeting or any adjournment or postponement of the special meeting, we encourage you to vote your shares in advance online, by phone or by mail, to ensure that your vote will be represented. Voting online or by phone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Newmont reduce postage and proxy tabulation costs. To vote online prior to the meeting, visit www.envisionreports.com/NEM. You will be asked to provide the control number from the enclosed proxy card.
For more detailed information, see “The Special Meeting” beginning on page 76 of the accompanying proxy statement.
The proxy statement is dated        , 2023, and is first being mailed to our stockholders on or about         , 2023.
Your vote is important. The Transaction cannot be implemented unless the share issuance proposal is approved. Approval of the share issuance proposal requires the affirmative vote of the holders of a majority of the shares of Newmont’s common stock present in person or represented by proxy at the special meeting. Approval of the amendment proposal, which is not a condition to the Transaction, requires the affirmative vote of the holders of a majority of the outstanding shares of Newmont common stock as of the Record Date. Whether or not you plan to attend the special meeting, please vote as soon as possible to ensure that your shares are represented and voted at the special meeting.
By Order of the Board of Directors,
LOGAN HENNESSEY
Corporate Secretary
         , 2023

IMPORTANT VOTING INSTRUCTIONS
WHETHER OR NOT YOU EXPECT TO ATTEND THE NEWMONT SPECIAL MEETING, NEWMONT URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) VIA THE INTERNET OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the Newmont special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions provided by that institution to vote your shares, revoke your proxy or change your vote.
Newmont urges you to read the proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes carefully and in their entirety.
If you are a Newmont stockholder and have any questions concerning the Transaction or the proxy statement, would like additional copies of the proxy statement, need to obtain proxy cards or need help voting, please contact Newmont’s proxy solicitor:
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
To receive timely delivery of requested documents in advance of the Newmont special meeting, you should make your request no later than           , 2023. You will not be charged for any of these documents that you request.
For additional information about documents incorporated by reference into this proxy statement, please see “Where You Can Find More Information” beginning on page 197 of this proxy statement.

Preliminary Proxy Statement
Subject to completion, dated August 23, 2023
Proxy Statement for
Special Meeting of Stockholders
To be held on           , 2023
This proxy statement is dated           , 2023 and, together with the accompanying proxy card, is first being mailed or otherwise distributed to stockholders of Newmont on or about           , 2023.

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
The following are some questions that you, as a stockholder of Newmont, may have regarding the Transaction and the other matters being considered at the special meeting of Newmont stockholders, as well as answers to those questions. Newmont urges you to read this proxy statement carefully and in its entirety because the information in this section does not provide all of the information that might be important to you with respect to the matters you are being asked to vote on. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement.
Q:
Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because Newmont is proposing to acquire, through Newmont Sub, all of the issued and fully paid ordinary shares of Newcrest pursuant to the terms and conditions of the Transaction Agreement, the Scheme and the Deed Poll that are described in this proxy statement. By way of the Transaction, Newmont Sub will acquire all of the issued and fully paid ordinary shares of Newcrest in exchange for the Scheme Consideration pursuant to a scheme of arrangement under Part 5.1 of the Corporations Act. As a result, Newcrest will become a direct wholly owned subsidiary of Newmont Sub and an indirect wholly owned subsidiary of Newmont. A copy of the Transaction Agreement is attached to this proxy statement as Annex A. A copy of the draft Scheme is attached as Attachment 1 to the Transaction Agreement, and a copy of the draft Deed Poll is attached as Attachment 2 to the Transaction Agreement.

You are receiving this proxy statement because you have been identified as a holder of Newmont common stock. This proxy statement is being used to solicit proxies on behalf of the Newmont board of directors for the special meeting to obtain the approval of Newmont stockholders for the share issuance proposal, the amendment proposal and the adjournment proposal. Newmont stockholders may cast separate votes on each proposal. Newmont stockholder approval of the share issuance proposal is necessary to complete the Transaction. Newmont stockholder approval of the amendment proposal is not necessary to complete the Transaction. The amendment proposal is intended to maintain an appropriate level of authorized but unissued shares of Newmont common stock if Newmont issues the New Newmont Shares and shares of Newmont common stock underlying the New Newmont CDIs or New Newmont PDIs. This proxy statement contains important information about the Transaction, the various proposals you are being asked to consider, related transactions and the special meeting, and you should read it carefully.
In order to implement the Transaction, Newcrest shareholders and the Court must approve the Scheme and all other conditions to the Transaction must be satisfied or waived (where permitted).
Newmont will hold the special meeting to obtain the approval of its stockholders for the share issuance proposal, the amendment proposal and the adjournment proposal, and, subject to the approval of the Court, Newcrest will hold a separate special meeting of its shareholders to obtain the required approval of its shareholders. The Newcrest special meeting is expected to be held two days after the Newmont special meeting. This proxy statement contains important information about the Transaction and the proposals being voted on at the special meeting, and you should read it carefully.
Your vote is important. Newmont encourages you to vote as soon as possible.
Q:
What will I receive in the Transaction?

A:
Newmont stockholders will continue to own their existing shares of Newmont common stock after the Transaction. Upon implementation of the Transaction, Newmont anticipates that shares of Newmont common stock held by former Newcrest shareholders and existing Newmont stockholders will represent approximately 31% and 69%, respectively, of the fully diluted shares of Newmont common stock immediately after the implementation of the Transaction, based on the number of shares outstanding as of July 31, 2023 and giving effect to the treatment of the outstanding Newcrest Equity Incentives (as defined under “The Transaction Agreement, the Scheme and the Deed Poll — Additional Obligations —  Equity Awards”) as required under the Transaction Agreement. The actual relative ownership levels of Newmont common stock and the number of shares of Newmont common stock that will be issued in the Transaction will depend on, among other factors, the number of Newcrest ordinary shares outstanding immediately prior to implementation of the Transaction, including restricted shares or rights to Newcrest ordinary shares that have been converted into Newcrest ordinary shares prior to the Scheme Record Date and the number of shares of Newmont common stock outstanding on implementation of the Transaction. Accordingly, at the time you vote, you will not be able to ascertain the precise number of shares of Newmont common stock that will be issued in the Transaction or the relative ownership levels of former Newcrest shareholders and current Newmont stockholders after the implementation of the Transaction.
Q:
When and where will Newmont hold the special meeting?

A:
The special meeting will be held virtually at 8:00 a.m. Mountain Daylight Time on           , 2023, unless adjourned or postponed to a later date, to consider and vote on each of the proposals described below. This proxy statement for the special meeting is first being mailed to Newmont stockholders on or about           , 2023.

Q:
Who is eligible to vote at the special meeting?

A:
Holders of Newmont common stock as of the close of business on           , 2023, the Record Date, are eligible to vote.

As of the Record Date, there were       shares of Newmont common stock outstanding. Newmont common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Newmont common stock is entitled to one vote on each proposal.
Registered Stockholders.   If, as of the Record Date, shares of Newmont common stock are registered directly in your name with Newmont’s transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy solicitation materials are provided to you directly by Newmont. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the special meeting. Throughout this proxy statement, these registered stockholders are referred to as “stockholders of record.”
Street Name Stockholders.   If, as of the Record Date, shares of Newmont common stock are held on your behalf in a brokerage account or by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and Newmont’s proxy solicitation materials were forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the special meeting and vote your shares of Newmont common stock live by following the voting instructions provided by your broker, bank or other nominee on your proxy solicitation materials or the instructions that accompanied your proxy materials to attend the special meeting. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, stockholders who hold their shares through a broker, bank or other nominee are referred to as “street name stockholders.”
Q:
What do I need to do to attend and participate in the special meeting?

A:
The special meeting will be a completely virtual meeting of stockholders, which Newmont believes provides the opportunity for participation by a broader group of stockholders while reducing the environmental impact and the costs associated with in-person meetings. Stockholders of record and street name stockholders with a legal proxy from their broker, bank or other nominee will be able to attend the special meeting by visiting https://meetnow.global/MKCFHL9, which will allow such stockholders to vote shares electronically at the meeting.

Newmont designed the format of the virtual special meeting to ensure that Newmont stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. The virtual format facilitates stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world.

To participate in the special meeting, you will need the control number included on your proxy card or the instructions that accompanied your proxy materials. The special meeting webcast will begin promptly at 8:00 a.m. Mountain Daylight Time. Newmont encourages you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Mountain Daylight Time, and you should allow ample time for the check-in procedures.
Q:
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:
Newmont will have technicians to assist you if you experience technical difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-888-724-2416 in the United States or Canada (toll free) or +1-781-575-2748 (international).

Q:
What will the Newmont stockholders be asked to vote on at the special meeting?

A:
At the special meeting, Newmont stockholders will be asked to consider and vote on the following proposals:

1.
share issuance proposal:   to approve the issuance of shares of Newmont common stock (including the New Newmont Shares and any shares of Newmont common stock underlying the New Newmont CDIs or New Newmont PDIs) to Newcrest shareholders pursuant to the Scheme and Deed Poll as contemplated in the Transaction Agreement;

2.
amendment proposal:   to approve an amendment and restatement of the Newmont Amended and Restated Certificate of Incorporation to increase Newmont’s authorized shares of common stock from 1,280,000,000 shares to 2,550,000,000 shares subject to implementation of the Transaction; and

3.
adjournment proposal:   subject to the provisions of the Transaction Agreement, to approve the adjournment or postponement of the Newmont special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal or the amendment proposal.

Newmont stockholders may cast separate votes on each proposal. Newmont stockholder approval of the share issuance proposal is necessary to complete the Transaction. Newmont stockholder approval of the amendment proposal is not necessary to complete the Transaction.
Q:
What will the Newcrest shareholders be asked to vote on?

A:
Newcrest shareholders will not be asked to vote on any of the proposals to be considered and voted on at the special meeting. Rather, if the Court grants the necessary orders to convene a meeting of Newcrest shareholders to consider and vote on a resolution to approve the Scheme, Newcrest will hold a separate Court convened meeting of its shareholders pursuant to those orders (the “Scheme Meeting”). The Scheme Meeting is not expected to be held until after the special meeting of Newmont stockholders, and accordingly you will not know whether Newcrest shareholders have approved the Scheme at the time you vote. Among other things, the implementation of the Transaction is conditional on the approval of the Scheme by a majority in number of Newcrest’s shareholders present and voting and at least 75% of the votes cast on the Scheme resolution at the Scheme Meeting.

Q:
How many votes do Newmont stockholders have?

A:
Holders of Newmont’s common stock are entitled to cast one vote on each proposal properly brought before the special meeting for each share of Newmont common stock that such holder owned at the close of business on the Record Date.

Q:
What constitutes a quorum for the special meeting?

A:
The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the special meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the special meeting. Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers (this is referred to in this context as a “broker non-vote”). The share issuance proposal is considered a “non-routine” matter, and therefore banks, brokers and other nominees do not have discretion to vote on the share issuance proposal if they do not receive instructions from their customers. As a result, a broker, bank or other nominee holding in “street name” may not vote on the share issuance proposal without instructions from their customers. The amendment proposal and the adjournment proposal are considered “routine” matters and therefore banks, brokers or other nominees holding their customers’ shares in “street name” may vote without instruction from such customers. Therefore, if you do not provide instructions to your bank, broker or other nominee, your shares may be voted with respect to the amendment proposal and the adjournment proposal and will be treated as present for purposes of determining whether a quorum is present at the special meeting. If you provide instructions to your broker, bank or other nominee regarding how to vote your shares with respect to one or both of the amendment proposal and the adjournment proposal, but not with respect to the share issuance proposal, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the amendment proposal and the adjournment proposal, but will be treated as a broker non-vote and therefore not voted with respect to the share issuance proposal.
If a quorum is not present at the meeting, Newmont’s chair of the board of directors may adjourn the meeting to continue to solicit proxies.
Q:
What vote by the Newmont stockholders is required to approve the share issuance proposal?

A:
Pursuant to Section 216 of the Delaware General Corporation Law and Article I, Section 9 of Newmont’s bylaws, approval of the share issuance proposal will require the affirmative vote of the holders of a majority of the shares of Newmont’s common stock present in person or represented by proxy at the special meeting. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) will have no effect on the outcome of the vote on the share issuance proposal (assuming a quorum is present). However, if you submit a proxy (or attend the special meeting), an abstention from voting on the share issuance proposal will have the same effect as a vote against the share issuance proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide any instructions regarding how to vote at the special meeting, such shares will not be considered present for voting purposes and the corresponding broker non-vote on the share issuance proposal will have no effect on the outcome of the vote on the share issuance proposal (assuming a quorum is present). However, if the relevant street name stockholder has provided instructions regarding how to vote with respect to one or both of the amendment proposal and the adjournment proposal but has not provided instructions regarding how to vote with respect to the share issuance proposal, such shares will be considered present for quorum and voting purposes and the corresponding broker non-vote on the share issuance proposal will have the same effect as a vote against the share issuance proposal. In addition, an abstention from voting on the share issuance proposal will have the same effect as a vote against the share issuance proposal.

Q:
What vote by the Newmont stockholders is required to approve the amendment proposal?

A:
Pursuant to Section 242 of the Delaware General Corporation Law, approval of the amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Newmont common stock entitled to vote at the special meeting. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) or an abstention from voting on this proposal will each have the same effect as a vote against this proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide instructions regarding how to vote at the special meeting on the amendment proposal, such shares may be voted. However, an abstention from voting on the amendment proposal will have the same effect as a vote against the amendment proposal.

Q:
Why am I being asked to consider and vote on the share issuance proposal?

A:
As Newmont common stock is listed for trading on the New York Stock Exchange (the “NYSE”),

issuances of shares of Newmont common stock are subject to the requirements set forth in the NYSE Listed Company Manual. Section 312.03(c) of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of common stock in any transaction if such common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock. The Newmont common stock to be issued to Newcrest shareholders (or to CHESS Depositary Nominees Pty Limited (“CDN”) or to the depositary nominee appointed under the PNGX Business Rules (“PDN”)) as consideration in the Transaction will represent voting power in excess of 20% of the voting power outstanding before the issuance. Therefore, under Section 312.03(c) of the NYSE Listed Company Manual, stockholder approval of the share issuance proposal is required. In addition, the receipt of such approval is a condition precedent to implementation of the Transaction pursuant to the Transaction Agreement.
Q:
Why am I being asked to consider and vote on the amendment proposal?

A:
Pursuant to the Newmont Amended and Restated Certificate of Incorporation, Newmont is currently authorized to issue 1,280,000,000 shares of common stock. As of July 31, 2023, approximately 800 million shares of Newmont common stock were issued and outstanding, including approximately 6 million treasury shares, and an additional approximately 28 million shares of Newmont common stock were retained in reserve for the vesting of Performance Stock Units (“PSUs”), Restricted Stock Units (“RSUs”) and Director Stock Units (“DSUs”). Newmont expects that it will issue approximately 358 million shares of Newmont common stock to complete the Transaction. Upon such issuance, Newmont would only have approximately 100 million authorized but unissued shares of Newmont common stock available for future stock issuances. Authorizing additional shares of common stock is necessary for potential future capital events, such as the issuance of common stock in connection with the vesting of PSUs, RSUs and DSUs. Pursuant to Delaware law and Newmont’s governing documents, we are required to submit the amendment proposal to Newmont stockholders for approval.

Q:
Are the proposals conditioned upon one another?

A:
The share issuance proposal is not conditioned on the approval of the amendment proposal.

The amendment to the Newmont Amended and Restated Certificate of Incorporation contemplated by the amendment proposal will not become effective if the Transaction is not implemented, whether such failure to implement the Transaction resulted from the inability to obtain the approval of Newmont stockholders for the share issuance proposal or otherwise.
Newmont stockholders may cast separate votes on each proposal. Newmont stockholder approval of the share issuance proposal is necessary to complete the Transaction. Newmont stockholder approval of the amendment proposal is not necessary to complete the Transaction. If the amendment proposal is not approved, the Newmont Amended and Restated Certificate of Incorporation currently in effect, will continue to constitute the Newmont certificate of incorporation, unless and until subsequently amended in accordance with its terms and applicable law.
Q:
Will the New Newmont Shares, New Newmont CDIs and New Newmont PDIs be traded on an exchange?

A:
It is a condition to the implementation of the Transaction that the New Newmont Shares to be issued pursuant to the Transaction be approved for listing on the NYSE, subject to official notice of issuance, and that the New Newmont CDIs to be issued pursuant to the Transaction be approved for official quotation on the Australian Securities Exchange (“ASX”), subject to customary conditions and the Scheme becoming effective following the approval of the Court and Newcrest shareholders. Accordingly, Newmont has agreed to use its best endeavors to ensure that the New Newmont Shares be approved for listing on the NYSE and that the New Newmont CDIs be approved for official quotation on the ASX. Newmont has applied and received conditional approval to list the New Newmont Shares on the Toronto Stock Exchange (“TSX”), which conditional approval is subject to customary conditions. Pursuant to the scheme, Newmont has agreed to use its best endeavors to ensure that the issuance of the New Newmont Shares to be issued pursuant to the Transaction be approved by the TSX. Newmont has also applied for the listing of New Newmont PDIs (as defined in “Summary — Required Approvals — NYSE, TSX, ASX and PNGX Listings”) on the Papua New Guinea Stock Exchange (“PNGX”).

Approval of the NYSE and the ASX for the listing or official quotation (as applicable) of the New Newmont Shares and the New Newmont CDIs, respectively, are conditions to the implementation of the Transaction, and if either approval is not obtained, the Transaction may not be implemented. Approval of the TSX and the PNGX for the listing of the New Newmont Shares and the New Newmont PDIs, respectively, are not conditions to the implementation of the Transaction.
Q:
What are Newmont’s reasons for proposing the Transaction and entering into the Transaction Agreement?

A:
The Newmont board of directors concluded that the Transaction provides significant potential benefits to Newmont, including, among other things, bringing together a world-class portfolio of Tier 1 assets (as defined under “The Transaction — Newmont’s Reasons for the Transaction”) and industry-leading mining expertise, meaningfully increasing copper reserves, applying Newmont’s proven sustainability practices and leadership to Newcrest’s assets, providing the opportunity to participate in new growth prospects, diversifying the asset portfolio of the combined company in favorable geographies, approximately $500 million in expected annual pre-tax synergies, anticipated to be achieved within the first 24 months following the implementation of the Transaction. The Transaction will be highly accretive to Newmont and will provide the opportunity to enhance near-term cash flows, targeting at least $2 billion in the first two years after implementation through portfolio optimization, that outweigh the uncertainties, risks and potentially negative factors relevant to the Transaction.

For a more detailed discussion of the reasoning of the Newmont board of directors, see “The Transaction — Newmont’s Reasons for the Transaction” beginning on page 90 of this proxy statement and “The Transaction — Recommendations of the Newmont Board of Directors” beginning on page 94 of this proxy statement.
Q:
What is a Scheme of Arrangement?

A:
A scheme of arrangement is a statutory procedure under the Corporations Act that allows companies, with shareholder and court approval, to carry out transactions that become binding on all shareholders by operation of law. The Scheme that is being proposed by Newcrest will allow Newmont Sub to acquire all of the issued and fully paid Newcrest ordinary shares. Approval of the Scheme requires approval by a majority in number of Newcrest’s shareholders present and voting at the Scheme Meeting and at least 75% of the votes cast on the Scheme resolution in accordance with the Corporations Act, as well as approval by the Court.

Q:
How does the Newmont board of directors recommend that I vote?

A:
The Newmont board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the special meeting.

Q:
What do I need to do now?

A:
Please read this proxy statement carefully, including its annexes, to consider how the Transaction affects you. After you read this proxy statement, you should complete, sign and date your proxy card and mail it in the enclosed return envelope or submit your proxy over the telephone or over the internet as soon as possible so that your shares can be voted at the special meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals being considered and voted upon at the special meeting. If your shares are held in “street name” by your broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee. Your broker, bank or other nominee will vote your shares on “non-routine” matters only if you provide instructions on how you would like your shares to be voted. The share issuance proposal is considered a “non-routine” matter, and therefore banks, brokers and other nominees do not have discretion to vote on the share issuance proposal if they do not receive instructions from their customer. The amendment proposal and the adjournment proposal are considered “routine” matters and therefore banks, brokers or other nominees holding their customers’ shares in “street name” may vote without instruction from such customers. Therefore, if you do not provide instructions to your bank, broker or other nominee, your shares may be voted with respect to the amendment proposal and the adjournment proposal and will be treated as present for purposes of determining whether a quorum is present at the special meeting. If you provide instructions to your broker, bank or other nominee regarding how to vote your shares with respect to one or both of the amendment proposal and the adjournment proposal, but not with respect to the share issuance proposal, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the amendment proposal and the adjournment proposal, but will be treated as a broker non-vote and therefore not voted with respect to the share issuance proposal.
Q:
How do I vote?

A:
If you are a stockholder of record, you may vote in any of the following ways:

•
To vote online prior to the meeting, visit www.envisionreports.com/NEM. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:00 a.m. (Mountain Daylight Time) on            , 2023 to be counted.

•
To vote during the special meeting, visit https://meetnow.global/MKCFHL9 and follow the on-screen instructions. You will be asked to provide the control number from the enclosed proxy card. To ensure that your shares are voted at the special meeting, the Newmont board of directors recommends that you submit a proxy even if you plan to attend the special meeting.

•
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to Newmont before the special meeting, Newmont will vote your shares as you direct.

•
To vote by telephone, dial the toll-free telephone number located on the enclosed proxy card and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:00 a.m. (Mountain Daylight Time) on            , 2023 to be counted.

If your shares of Newmont common stock are held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from Newmont. Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. The share issuance proposal is considered a “non-routine” matter, and therefore banks, brokers and other nominees do not have discretion to vote on the share issuance proposal for which they do not receive instructions from their customers (this is referred to in this context as a “broker non-vote”). As a result, a broker, bank or other nominee holding in “street name” may not vote on the share issuance proposal without instructions from their customers. If your shares are held in “street name” and you fail to provide your broker, bank or other nominee with any instructions regarding how to vote your shares, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the share issuance proposal. The amendment proposal and the adjournment proposal are considered “routine” matters and therefore banks, brokers or other nominees holding in “street name” may vote without instruction from their customers. If you provide instructions to your broker, bank or other nominee regarding how to vote your shares with respect to one or both of the amendment proposal and the adjournment proposal, but not with respect to the share issuance proposal, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal, but will be treated as a broker non-vote and therefore not voted with respect to the share issuance proposal.
A control number, located on your proxy card or voting instruction form, is designed to verify your identity and allow you to vote your shares of Newmont common stock, and to confirm that your voting instructions have been properly recorded when voting over the internet or by telephone.
Q:
What does it mean if I receive more than one set of materials?

A:
This means you own shares of Newmont common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker, bank or other nominee. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return each of the proxy cards and voting instruction forms that you receive, or vote all of your shares over the telephone or over the internet in accordance with the instructions above in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope and control number(s). If you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card or voting instruction form, and if you vote by telephone or via the internet, please follow the enclosed instructions and use your control number(s).
Q:
What happens if I sell my shares of common stock before the special meeting?

A:
The Record Date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of Newmont common stock after the Record Date, but before the date of the special meeting, you will retain your right to vote at the special meeting unless special arrangements are made between you and the person to whom you transfer your shares. If you sold your shares after the Record Date you are encouraged to still vote the shares you owned on the Record Date.

Q:
What is the effect of giving a proxy?

A:
Proxies are solicited by and on behalf of Newmont’s board of directors. Mark Ebel and Logan Hennessey have been designated as proxy holders by Newmont’s board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the special meeting in accordance with the instructions of the stockholder. For stockholders of record, if no specific instructions are given, however, the shares will be voted in accordance with the recommendations of Newmont’s board of directors as described above. If the special meeting is adjourned or postponed, the proxy holders can vote the shares on the new special meeting date as well, unless you have properly revoked your proxy instructions, as described below.

Q:
May I vote at the special meeting?

A:
If you are the stockholder of record of shares of Newmont common stock, you have the right to vote online during the special meeting with respect to those shares. If you are the beneficial owner of shares of Newmont common stock, you are invited to attend the special meeting but, since you are not the stockholder of record, you may not vote these shares online during the special meeting, unless you obtain a document called a “legal proxy” from your broker, bank or other nominee giving you the right to vote the shares at the special meeting. Even if you plan to attend the special meeting as a stockholder of record, Newmont recommends that you also submit your proxy card or voting instructions as described above under “How do I vote?” so that your vote will be counted if you later decide not to attend the special meeting.

Q:
How can I change or revoke my vote?

A:
If you are a stockholder of record, you can change or revoke your vote at any time before the special meeting by voting again at a later date through any of the methods available to you, by delivering written notice of revocation to Newmont’s Corporate Secretary or by attending and voting at the special meeting, in which case only your latest internet proxy submitted will be counted.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change or revoke your vote.
Q:
Where can I find the voting results of the special meeting?

A:
Within four business days following certification of the final voting results, Newmont intends to file the final voting results of the special meeting with the SEC in a Current Report on Form 8-K. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the special meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:
What is “householding”?

A:
To reduce the expense of delivering duplicate proxy materials to our stockholders, Newmont is relying on SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address unless we receive contrary instructions from any stockholders at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each stockholder retains a separate right to vote on all matters presented at the special meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If your household received a single notice, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.
Q:
Am I entitled to appraisal rights?

A:
No. Under Delaware law, holders of shares of Newmont common stock are not entitled to appraisal rights in connection with the Transaction or any of the matters to be acted on at the special meeting.

Q:
Is the implementation of the Transaction subject to any conditions?

A:
Yes. Newmont and Newcrest are not required to implement the Transaction unless a number of conditions are satisfied or waived (where permitted), including receipt of the required approval of the share issuance proposal from the Newmont stockholders, the required approvals of Newcrest shareholders and the Court and certain regulatory approvals. See “The Transaction Agreement, the Scheme and the Deed Poll — Conditions Precedent to the Scheme” beginning on page 173 of this proxy statement for a more complete summary of the conditions that must be satisfied or waived prior to implementation of the Transaction.

Q:
What happens if the Transaction Agreement is terminated?

A:
If the Transaction Agreement is terminated, Newcrest will not be acquired by Newmont (indirectly via Newmont Sub) and the two companies will continue to operate as separate entities as they currently do. The Transaction Agreement contains certain termination rights for both Newcrest and Newmont. Either party may terminate the Transaction Agreement if there is or may be a failure to satisfy a condition precedent in accordance with its terms (and that condition precedent has not been waived (if permitted)) and Newmont and Newcrest are unable to agree on an alternative means or method for implementing the Transaction after such failure of a condition precedent or if the Scheme has not become effective by 11:59pm (Melbourne, Australia time) on February 15, 2024 (the “End Date”). Each of Newmont and Newcrest may terminate the Transaction Agreement if, among other things, (1) the other party’s board of directors fails to recommend the Scheme (in the case of Newcrest) or the share issuance proposal (in the case of Newmont) or has made a change in recommendation or (2) the other party materially breaches certain terms of the Transaction Agreement, subject to certain cure periods. Newcrest may also terminate the Transaction Agreement if its board of directors has determined that a Newcrest Competing Proposal (as defined under “The Transaction Agreement, the Scheme and the Deed Poll — Exclusivity”) constitutes a Newcrest Superior Proposal (as defined under “The Transaction Agreement, the Scheme and the Deed Poll — Exclusivity”) and that Newmont has not provided an equivalent or superior proposal within the timeframe prescribed in the Transaction Agreement.

The Transaction Agreement further provides that, upon termination of the Transaction Agreement under certain circumstances, Newcrest will be required to pay to Newmont a break fee of $174,058,275 in connection with such termination, or Newmont will be required to pay to Newcrest a reverse break fee of $374,766,240. If the Transaction Agreement is validly terminated due to the failure to obtain approval of the share issuance proposal, Newmont will be required to pay to Newcrest an amount equal to the aggregate of all third-party costs and expenses actually incurred by Newcrest and its Related Bodies Corporate (as defined in the Corporations Act) (the “Newcrest Group”) during the period commencing on January 14, 2023 and ending on the date of the special meeting of Newmont stockholders at which the share issuance proposal is voted.
See “The Transaction Agreement, the Scheme and the Deed Poll — Termination” beginning on page 189 of this proxy statement for a more complete summary of the termination provisions under the Transaction Agreement.
Q:
When does Newmont expect the Scheme to be implemented?

A:
The Scheme is expected to be implemented in the fourth quarter of calendar year 2023, subject to the satisfaction or waiver (where permitted) of the conditions precedent to such implementation. See “The Transaction Agreement, the Scheme and the Deed Poll — Conditions Precedent to the Scheme” beginning on page 173 of this proxy statement.

Q:
What will Newcrest shareholders receive in connection with the implementation of the Scheme?

A:
If the Scheme becomes effective, the holders of Newcrest ordinary shares will be entitled to, for each such share held, (1) 0.400 New Newmont Shares, (2) 0.400 New Newmont CDIs or (3) 0.400 New Newmont PDIs. Ineligible Foreign Shareholders (as defined under “The Transaction Agreement, the Scheme and the Deed Poll — Ineligible Foreign Shareholders”) will not receive New Newmont Shares (or New Newmont CDIs or New Newmont PDIs), and the New Newmont Shares to which they would otherwise be entitled to receive will instead be issued to a sale agent who will sell the securities and remit the sale proceeds (net of certain costs and taxes) to Newmont for pro rata distribution to the relevant shareholders.

Additionally, Newcrest expects to pay a franked1 Special Dividend of $1.10 per issued and fully paid Newcrest ordinary share prior to the implementation of the Scheme, subject to the Scheme becoming effective.
Q:
What will happen if the Transaction is implemented?

A:
If the Transaction is implemented, Newmont Sub will acquire all of the Newcrest issued and fully paid ordinary shares and Newcrest will become an indirect wholly-owned subsidiary of Newmont. Newmont intends to have the Newcrest ordinary shares delisted from the ASX, the PNGX and the TSX as promptly as possible following implementation of the Transaction. In addition, it is expected that Newmont will, subject to applicable law, apply to have Newcrest cease to be a reporting issuer in all jurisdictions in which it is a reporting issuer and thus will terminate Newcrest’s reporting obligations in Australia, Canada and Papua New Guinea (“PNG”) following implementation of the Transaction. In accordance with the terms of the Transaction Agreement, Newcrest is expected to terminate its American Depositary Receipt program promptly following implementation of the Scheme.

Q:
Who will be the directors and executive officers of the combined company following the Transaction?

A:
Pursuant to the terms of the Transaction Agreement, Newmont has agreed to invite two of Newcrest’s current directors, whose identity will be nominated by Newmont to join the board of directors of Newmont, on or before the implementation of the Scheme, conditional on the Scheme becoming effective. Tom Palmer will continue as President and Chief Executive Officer of Newmont and will lead the combined company.

Q:
Are there any risks I should consider in connection with the Transaction?

A:
Yes. There are a number of risk factors relating to Newmont’s business and operations, the Transaction

1
Australia has a franking system wherein dividends can be franked and the Australian tax resident shareholder receives a franking credit which effectively represents the Australian corporate tax paid by the company. The franking of the special dividend amount is subject to change based on timing of implementation of the Scheme, business performance, finalization of tax compliance matters relevant to Newcrest Australian tax consolidated group, foreign exchange movements and an Australian Taxation Office class ruling.

and the business and operations of Newcrest and the combined company, all of which should be carefully considered. See “Risk Factors” beginning on page 53 of this proxy statement.
Q:
Is this the Company’s annual meeting? Will I be voting on the election of directors at the special meeting?

A:
No. This is not the annual meeting and you will not be asked to elect directors at the special meeting. The special meeting will take place on           , 2023 at 8:00 a.m. Mountain Daylight Time, unless adjourned or postponed to a later date. If you are a stockholder of record as of           , 2023, you will receive a proxy card for the special meeting.

Q:
Who is paying for this proxy solicitation?

A:
Newmont pays the costs of soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie Partners, Inc. $30,000 plus out-of-pocket expenses for its assistance. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Q:
Is this proxy statement the only way that proxies are being solicited?

A:
In addition to mailing these proxy materials, certain directors, officers or employees of Newmont may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

Q:
Who can help answer my questions?

A:
The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Transaction, including the procedures for voting your shares, you should contact MacKenzie Partners, Inc., Newmont’s proxy solicitation agent. The address of MacKenzie Partners, Inc. is 1407 Broadway, 27th Floor, New York, New York 10018. You can call MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at (212) 929-5500.

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Transaction, the Transaction Agreement or other matters discussed in this proxy statement.
You may also obtain additional information about Newmont from the documents we file with the SEC, or by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 197 of this proxy statement.

SUMMARY
This proxy statement is being furnished to the stockholders of Newmont Corporation (“Newmont” or the “Company”) in connection with the solicitation of proxies by the Newmont board of directors for use at a special meeting of stockholders to be held virtually on       , 2023 at 8:00 a.m. Mountain Daylight Time, unless adjourned or postponed to a later date, and at any reconvened meeting following any adjournment or postponement thereof. The purpose of the special meeting is for Newmont stockholders to consider and vote on certain proposals in connection with the transaction contemplated by the scheme implementation deed, dated as of May 15, 2023 (as it may be further amended or supplemented, the “Transaction Agreement”), by and among Newmont, Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares and an indirect wholly owned subsidiary of Newmont (“Newmont Sub”), and Newcrest Mining Limited, an Australian public company limited by shares (“Newcrest”). On the terms and subject to the conditions set forth in the Transaction Agreement, Newmont Sub will acquire all of the issued and fully paid ordinary shares of Newcrest in a transaction valued at approximately $19 billion as of the date of the announcement of the execution of the Transaction Agreement. The acquisition will be effectuated pursuant to a court-approved scheme of arrangement under Part 5.1 of the Australian Corporations Act 2001 (Cth) (the “Corporations Act”) between Newcrest and its shareholders (the “Scheme” and such acquisition, the “Transaction”). Upon implementation of the Transaction, Newcrest will be a direct wholly owned subsidiary of Newmont Sub and an indirect wholly owned subsidiary of Newmont. If the Scheme becomes effective, all issued and fully paid Newcrest ordinary shares as of the record date for the Scheme (the “Scheme Record Date”) will be transferred to Newmont Sub and the holders of such Newcrest ordinary shares will be entitled to, for each such share held, (1) 0.400 shares of Newmont common stock, par value $1.60 per share (“Newmont common stock”), (2) 0.400 CHESS Depositary Interests (“CDIs”), each one representing a unit of beneficial ownership in Newmont common stock (a “New Newmont CDI”), or (3) 0.400 PETS Depositary Interests, each one representing a unit of beneficial ownership in Newmont common stock (a “New Newmont PDI”), in each case, to be issued by Newmont pursuant to the Scheme. Each share of Newmont common stock to be issued pursuant to the Scheme (excluding the shares of Newmont common stock underlying the New Newmont CDIs and New Newmont PDIs) is a “New Newmont Share” and the New Newmont Shares, the New Newmont CDIs and the New Newmont PDIs to be issued pursuant to the Scheme comprise the “Scheme Consideration.” The form of consideration received by each Newcrest shareholder depends on the register on which they hold their Newcrest ordinary shares. Ineligible Foreign Shareholders (as defined under “The Transaction Agreement, the Scheme and the Deed Poll — Ineligible Foreign Shareholders”) will not receive New Newmont Shares (or New Newmont CDIs or New Newmont PDIs), and the New Newmont Shares to which they would otherwise be entitled to receive will instead be issued to a sale agent who will sell the securities and remit the sale proceeds (net of certain costs and taxes) to Newmont for pro rata distribution to the relevant shareholders. In addition, Newcrest expects to pay a franked2 special dividend of $1.10 per issued and fully paid Newcrest ordinary share prior to the implementation of the Scheme, subject to the Scheme becoming effective (the “Special Dividend”).
To enforce Newmont’s and Newmont Sub’s respective obligations in respect of the issuance of the Scheme Consideration, Newmont and Newmont Sub will execute a Deed Poll in favor of all Newcrest shareholders (“Deed Poll”).
This summary highlights information contained elsewhere in this proxy statement. Newmont urges you to read carefully the remainder of this proxy statement, including the attached annexes, the documents incorporated by reference into this proxy statement and the other documents to which this proxy statement refers you because this section does not provide all of the information that might be important to you with respect to the Transaction and the related matters being considered and voted on by the Newmont stockholders at the Newmont special meeting. See also the section entitled “Where You Can Find More Information” beginning on page 197 of this proxy statement. Newmont has included page references to direct you to a more complete description of the topics presented in this summary.

2
Australia has a franking system wherein dividends can be franked and the Australian tax resident shareholder receives a franking credit which effectively represents the Australian corporate tax paid by the company. The franking of the special dividend amount is subject to change based on timing of implementation of the Scheme, business performance, finalization of tax compliance matters relevant to Newcrest Australian tax consolidated group, foreign exchange movements and an Australian Taxation Office class ruling.

The functional currency of Newmont is the United States (“U.S.”) dollar. Unless otherwise specified, all references to “dollars” or “$,” shall mean U.S. dollars. All references to “A$” shall mean Australian dollars.
THE COMPANIES
Newmont Corporation (see page 130)
Newmont is the world’s leading gold company, and is also engaged in the production of copper, silver, lead and zinc.
Newmont was founded in 1921 and its shares have been publicly traded since 1925 (and on the New York Stock Exchange (the “NYSE”) since 1940). Newmont’s corporate headquarters are located in Denver and Newmont maintains offices in Perth, Miami, Vancouver and Accra.
Newmont’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in Australia, North America, South America and Africa. Newmont currently has twelve actively operating mines in eight countries across four continents, as well as a portfolio of mining and exploration projects.
Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. Newmont is an industry leader in value creation, supported by robust safety standards, superior execution and technical proficiency.
Newmont’s common shares trade on the NYSE under the symbol “NEM.” Newmont’s principal executive offices are located at 6900 E Layton Ave, Denver, Colorado 80237. Its telephone number is (303) 863-7414. Newmont’s website is located at www.newmont.com (the contents of which are not part of this proxy statement). Additional information about Newmont is included in documents, which are delivered with, and/or incorporated by reference into, this proxy statement or can be found at www.newmont.com. See “Where You Can Find More Information” beginning on page 197 of this proxy statement.
Newcrest Mining Limited (see page 130)
As of June 30, 2023, Newcrest was one of the largest gold mining companies globally by production and the largest gold producer listed on the ASX by market capitalization. In the year ended June 30, 2023, attributable gold and copper production was 2,105 thousand ounces and 133 thousand metric tons (“tonnes”), respectively. As of June 30, 2023, Newcrest had a market capitalization of approximately $15.7 billion.
Newcrest’s principal activities are exploration, mine development, mine operations and its revenue is principally derived from the sale of gold and copper. In addition to gold and copper, Newcrest also produces silver and molybdenum as by-products. Its portfolio includes predominantly long-life mines and a pipeline of brownfield and greenfield exploration projects. Newcrest has operations in Australia, Papua New Guinea and Canada, holds interests in potential development projects in Papua New Guinea, Australia and Fiji and has an equity holding in a Canadian company with an operation in Ecuador, as well as exploration activities in Canada, Australia, the United States and Ecuador. Newcrest generated Revenue of $4,508 million and Profit after income tax of $778 million in the year ended June 30, 2023.
Dating back to 1966, Newcrest’s holding company, Newcrest Mining Limited, is a corporation registered in Victoria, Australia, and governed by the Corporations Act. Newcrest’s shares are primarily listed on the ASX as well as PNGX Markets Limited and the TSX. Newcrest also has American Depositary Receipts traded on the over-the-counter market in the United States in a program administered by the Bank of New York Mellon as depositary.
The principal executive offices of Newcrest are located at Level 8, 600 St Kilda Road, Melbourne, Victoria, 3004, Australia. Newcrest’s telephone number is +61 3 9522 5333.

SPECIAL MEETING OF NEWMONT STOCKHOLDERS
The Special Meeting (see page 76)
Newmont stockholders are being asked to consider and vote on the following proposals in connection with the Transaction:
1.
to consider and vote on the proposal to approve the issuance of shares of Newmont common stock (including the New Newmont Shares and any shares of Newmont common stock underlying the New Newmont CDIs or the New Newmont PDIs) to Newcrest shareholders pursuant to the Scheme and Deed Poll as contemplated in the Transaction Agreement (the “share issuance proposal”);

2.
to consider and vote on the proposal to approve an amendment and restatement of the Amended and Restated Certificate of Incorporation of Newmont Mining Corporation, dated April 17, 2019, as amended from time to time (“Newmont Amended and Restated Certificate of Incorporation”) to increase Newmont’s authorized shares of common stock from 1,280,000,000 shares to 2,550,000,000 shares subject to implementation of the Transaction (the “amendment proposal”); and

3.
subject to the provisions of the Transaction Agreement, to consider and vote on the proposal to approve the adjournment or postponement of the Newmont special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal or the amendment proposal (the “adjournment proposal”).

The Newmont stockholder vote on such proposals will take place at a special meeting to be held virtually at 8:00 a.m. Mountain Daylight Time, on         , 2023, unless adjourned or postponed to a later date. The special meeting can be accessed by visiting https://meetnow.global/MKCFHL9.
Record Date for the Special Meeting (see page 76)
You can vote at the special meeting all of the shares of Newmont’s common stock you held of record as of the close of business on        , 2023, which is the record date for the special meeting (the “Record Date”). As of the close of business on the Record Date, there were        shares of Newmont’s common stock outstanding.
Recommendations of the Newmont Board of Directors (see page 94)
The Newmont board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the special meeting. In connection with its decision to recommend that you vote “FOR” each of the proposals, the Newmont board of directors has determined that it is advisable and in the best interests of Newmont and its stockholders to issue the Newmont common stock in connection with the Transaction and to amend the Newmont Amended and Restated Certificate of Incorporation to increase Newmont’s authorized shares of common stock. See “The Transaction — Newmont’s Reasons for the Transaction” beginning on page 90 of this proxy statement and “The Transaction — Recommendations of the Newmont Board of Directors” beginning on page 94 of this proxy statement for more information about the factors considered by the Newmont board of directors.
Required Vote (see page 79)
Each share of Newmont’s common stock is entitled to one vote at the special meeting. The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the special meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.
Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the special meeting. Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers (this is referred to in this context as a “broker non-vote”). The share issuance proposal is considered a “non-routine” matter, and therefore banks, brokers and other nominees do not have discretion to vote on the share issuance proposal if they do not receive instructions from their customers. As a result, a broker, bank or other nominee holding in “street name” may not vote on the share issuance proposal without instructions from their customers. The amendment proposal and the adjournment proposal are considered “routine” matters and therefore banks, brokers or other nominees holding their customers’ shares in “street name” may vote without instruction from such customers. Therefore, if you do not provide instructions to your bank, broker or other nominee, your shares may be voted with respect to the amendment proposal and the adjournment proposal and will be treated as present for purposes of determining whether a quorum is present at the special meeting. If you provide instructions to your broker, bank or other nominee regarding how to vote your shares with respect to one or both of the amendment proposal and the adjournment proposal, but not with respect to the share issuance proposal, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the amendment proposal and the adjournment proposal, but will be treated as a broker non-vote and therefore not voted with respect to the share issuance proposal.
Approval of the proposals presented at the special meeting will require the following:
•
Share Issuance Proposal: Approval of the share issuance proposal will require the affirmative vote of the holders of a majority of the shares of Newmont’s common stock present in person or represented by proxy at the special meeting. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) will have no effect on the outcome of the vote on the share issuance proposal (assuming a quorum is present). However, if you submit a proxy (or attend the special meeting), an abstention from voting on the share issuance proposal will have the same effect as a vote against the share issuance proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide any instructions regarding how to vote at the special meeting, such shares will not be considered present for voting purposes and the corresponding broker non-vote on the share issuance proposal will have no effect on the outcome of the vote on the share issuance proposal (assuming a quorum is present). However, if the relevant street name stockholder has provided instructions regarding how to vote with respect to one or both of the amendment proposal and the adjournment proposal but has not provided instructions regarding how to vote with respect to the share issuance proposal, such shares will be considered present for quorum and voting purposes and the corresponding broker non-vote on the share issuance proposal will have the same effect as a vote against the share issuance proposal. In addition, an abstention from voting on the share issuance proposal will have the same effect as a vote against the share issuance proposal.

•
Amendment Proposal: Approval of the amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Newmont’s common stock as of the Record Date. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) or an abstention from voting on the amendment proposal will each have the same effect as a vote against the amendment proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide instructions regarding how to vote at the special meeting on the amendment proposal, such shares may be voted. However, an abstention from voting on the amendment proposal will have the same effect as a vote against the amendment proposal.

•
Adjournment Proposal: Approval of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Newmont’s common stock present in person or represented by proxy at the special meeting. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) will have no effect on the outcome of the vote on the adjournment proposal. However, if you submit a proxy (or attend the special meeting), an abstention from voting on the adjournment proposal will have the same effect as a vote against the adjournment proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide instructions regarding how to vote at the special meeting on the adjournment proposal, such shares may be voted and will be considered present for quorum purposes. However, an abstention from voting on the adjournment proposal will have the same effect as a vote against the adjournment proposal.

Security Ownership of Certain Beneficial Owners and Management (see page 77)
As of the close of business on July 31, 2023, the current directors and executive officers of Newmont were deemed to beneficially own 986,249 shares of Newmont’s common stock, constituting, in the aggregate, less than 1% of the shares of Newmont’s common stock outstanding on that date.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), as described below under “The Special Meeting — Security Ownership of Certain Beneficial Owners and Management” beginning on page 77 of this proxy statement.
THE TRANSACTION
Newmont and Newcrest are proposing to engage in a business combination pursuant to which Newmont Sub will acquire all of the issued and fully paid ordinary shares of Newcrest, and Newcrest will thereby become a wholly owned subsidiary of Newmont Sub and an indirect wholly owned subsidiary of Newmont. As set forth in the Transaction Agreement, the business combination will be carried out by way of a scheme of arrangement under Part 5.1 of the Corporations Act between Newcrest and its shareholders.
On the terms and subject to the conditions set forth in the Transaction Agreement, upon implementation of the Scheme, all issued and fully paid Newcrest ordinary shares as of the Scheme Record Date will be transferred to Newmont Sub, and the holders of such Newcrest ordinary shares will be entitled to, for each such share held, (1) 0.400 New Newmont Shares, (2) 0.400 New Newmont CDIs or (3) 0.400 New Newmont PDIs. If a Newcrest shareholder holds their Newcrest ordinary shares on Newcrest’s Australian or Papua New Guinea (“PNG”) register, that shareholder is to receive scheme consideration in the form of New Newmont CDIs or New Newmont PDIs (as applicable). Where a Newcrest shareholder holds their Newcrest ordinary shares on Newcrest’s Canadian register that shareholder is to receive New Newmont Shares. Ineligible Foreign Shareholders will not receive New Newmont Shares (or New Newmont CDIs or New Newmont PDIs), and the New Newmont Shares which they would otherwise be entitled to receive will instead be issued to a sale agent who will sell the securities and remit the sale proceeds (net of certain costs and taxes) to Newmont for pro rata distribution to the relevant shareholders. Upon implementation of the Transaction, Newmont anticipates that shares of Newmont common stock held by former Newcrest shareholders and existing Newmont stockholders will represent approximately 31% and 69%, respectively, of the fully diluted shares of Newmont common stock immediately after the implementation of the Transaction, based on the number of shares outstanding as of July 31, 2023 and giving effect to the treatment of the outstanding Newcrest Equity Incentives (as defined under “The Transaction Agreement, the Scheme and the Deed Poll — Additional Obligations — Equity Awards”) as required under the Transaction Agreement. In addition, Newcrest expects to pay a franked Special Dividend of $1.10 per issued and fully paid Newcrest ordinary share prior to the implementation of the Scheme, subject to the Scheme becoming effective.
The Transaction is expected to be implemented in the fourth quarter of calendar year 2023, subject to satisfaction or waiver (where permitted) of the conditions precedent to such implementation. See “The Transaction Agreement, the Scheme and the Deed Poll — Conditions Precedent to the Scheme” beginning on page 173 of this proxy statement for more information regarding the conditions to the implementation of the Transaction.
Consideration Received Pursuant to the Scheme (see page 171)
Newmont Stockholders.   Newmont stockholders will continue to own their existing shares of Newmont common stock after the Transaction and will not receive any consideration in the Transaction.
Newcrest Shareholders.   If the Scheme becomes effective on the terms and subject to the conditions set forth in the Transaction Agreement, the Scheme and the Deed Poll, upon implementation of the Scheme, each Newcrest ordinary share as of the Scheme Record Date will be transferred to Newmont Sub and each person who is a Newcrest shareholder as of the Scheme Record Date will be entitled to receive in exchange for each ordinary share of Newcrest it holds as of the Scheme Record Date (1) 0.400 New Newmont Shares, (2) 0.400 New Newmont CDIs or (3) 0.400 New Newmont PDIs (see “The Transaction Agreement, the Scheme and the Deed Poll — Ineligible Foreign Shareholders” for treatment of Ineligible Foreign Shareholders).

Newcrest also expects to pay a franked Special Dividend of $1.10 per issued and fully paid Newcrest ordinary share prior to implementation of the Scheme to Newcrest shareholders, subject to the Scheme becoming effective.
Conditions Precedent to the Scheme (see page 173)
As more fully described in this proxy statement and in the Transaction Agreement, the Scheme will not become effective, and the obligations of Newmont, Newmont Sub and Newcrest to complete the Transaction are not binding, until each of the following conditions precedent, among others, is satisfied (or waived to the extent permissible):
•
receipt of certain regulatory approvals;

•
approval by Newmont stockholders of the share issuance proposal and by Newcrest shareholders of the Scheme;

•
approval by the Federal Court of Australia’s (the “Court”) of the Scheme in accordance with the Corporations Act;

•
issuance of Grant Samuel & Associates Pty Ltd’s (the “Independent Expert”) report concluding that the Scheme is in the best interests of Newcrest shareholders before the registration of Newcrest’s scheme booklet in respect of the Transaction (the “Scheme Booklet”) with the Australian Securities and Investments Commission (“ASIC”) and the Independent Expert not changing its conclusion before the Second Court Date (as defined below);

•
listing of New Newmont Shares and New Newmont CDIs on the NYSE and Australian Securities Exchange (“ASX”), respectively;

•
Newcrest having taken all necessary steps to ensure that, before the Scheme Record Date, all Newcrest Equity Incentives (as defined in the Transaction Agreement) vest or lapse;

•
absence of a Newcrest Prescribed Occurrence and a Newmont Prescribed Occurrence (as defined under “The Transaction Agreement, the Scheme and the Deed Poll — Conduct of Business”);

•
absence of a Newcrest Material Adverse Change and a Newmont Material Adverse Change (each as defined under “The Transaction Agreement, the Scheme and the Deed Poll — Representations and Warranties”);

•
receipt by Newcrest of confirmation from the Australian Taxation Office that it is prepared to issue a class ruling confirming that certain Australian resident Newcrest shareholders are entitled to specified roll-over treatment under relevant Australian tax law; and

•
exemption of New Newmont Shares from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Termination (see page 189)
The Transaction Agreement may be terminated by either Newmont or Newcrest by written notice to the other party:
•
before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, if the other party (in the case of Newmont, this includes Newmont Sub) has materially breached the Transaction Agreement (other than a representation or warranty), provided that the terminating party (in the case of Newmont, this includes Newmont Sub) is not in material breach of the Transaction Agreement, subject to notice of breach setting out the relevant circumstances and a 10-business day cure period (or such shorter period ending at 5:00 p.m. (Melbourne, Australia time) on the business day before the Second Court Date) after such notice is given;

•
before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, if any member of the other party’s board of directors (1) fails to recommend the Scheme or the share issuance proposal (as applicable), (2) changes, withdraws, modifies, revises or qualifies their support of the Scheme or their recommendation that such other party’s shareholders vote in favor of the Scheme or the share issuance proposal (as applicable), (3) makes a public statement indicating that he or she no longer recommends the Scheme or otherwise publicly supports or endorses a Newcrest Competing Proposal (as defined in “The Transaction Agreement, the Scheme and the Deed Poll — Exclusivity”) or Newmont Competing Proposal (as defined in “The Transaction Agreement, the Scheme and the Deed Poll — Exclusivity”), as applicable, subject to certain exceptions;
•
before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, if the other party (in the case of Newmont, this includes Newmont Sub) has materially breached a material representation or warranty, subject to notice of breach setting out the relevant circumstances and a 10-business day cure period (or such shorter period ending at 5:00 p.m. (Melbourne, Australia time) on the business day before the Second Court Date) after such notice is given; or

•
there is an event or occurrence preventing a condition to implementation from being satisfied, and the parties are unable to reach agreement to resolve the matter after consulting in good faith for 5 business days after both Newmont and Newcrest become aware of such event or occurrence.

Newcrest may terminate the Transaction by written notice to Newmont until 8:00 a.m. (Melbourne, Australia time) on the Second Court Date if Newcrest has received a Newcrest Competing Proposal and the Newcrest board of directors has determined (after all of Newmont’s matching rights have been exhausted and, to avoid doubt, if Newmont provides a Newmont Counterproposal, after the Newcrest board of directors has determined that the Newmont Counterproposal would not provide an equivalent or superior outcome to Newcrest shareholders (as a whole) as compared with the relevant Newcrest Competing Proposal) that the Newcrest Competing Proposal constitutes a Newcrest Superior Proposal (as defined in “The Transaction Agreement, the Scheme and the Deed Poll — Exclusivity”).
Break Fees (see page 190)
In certain circumstances described under “The Transaction Agreement, the Scheme and the Deed Poll — Break Fees”, Newcrest may be obligated to pay Newmont a break fee of $174,058,275 and Newmont may be obligated to pay Newcrest a break fee of $374,766,240. If the Transaction Agreement is terminated because of a failure of Newmont to obtain the approval of Newmont stockholders for the share issuance proposal, then Newmont is required to pay third-party costs and expenses actually incurred by Newcrest and its Related Bodies Corporate (as defined in the Corporations Act) (the “Newcrest Group”).
NEWMONT’S REASONS FOR THE TRANSACTION
In evaluating the Transaction, including the issuance of shares of Newmont common stock (including the shares underlying the New Newmont CDIs and the New Newmont PDIs) to Newcrest shareholders in connection with the Transaction, the Newmont board of directors consulted with Newmont’s senior management, outside legal counsel and independent financial advisors. In recommending that Newmont stockholders vote in favor of the share issuance proposal and the amendment proposal, the Newmont board of directors also considered a number of factors that it believed supported its determination. For a more detailed discussion of the reasoning of the Newmont board of directors, see “The Transaction — Newmont’s Reasons for the Transaction” beginning on page 90 of this proxy statement and “The Transaction — Recommendations of the Newmont Board of Directors” beginning on page 94 of this proxy statement.
RECOMMENDATION OF THE NEWMONT BOARD OF DIRECTORS
After careful consideration, the Newmont board of directors has determined that it is advisable and in the best interests of Newmont and its stockholders to implement the Transaction as contemplated by the Transaction Agreement. Accordingly, the Newmont board of directors unanimously recommends that Newmont stockholders vote:
•
“FOR” approval of the share issuance proposal

•
“FOR” approval of the amendment proposal; and

•
“FOR” approval of the adjournment proposal.

OPINIONS OF NEWMONT’S FINANCIAL ADVISORS TO THE NEWMONT BOARD OF DIRECTORS
Opinion of BofA Securities to the Newmont Board of Directors (see page 95)
In connection with the Transaction, BofA Securities, Inc. (“BofA Securities”), a financial advisor to Newmont, delivered to the Newmont board of directors a written opinion, dated May 13, 2023, as to the fairness, from a financial point of view and as of the date of the opinion, to Newmont of the Exchange Ratio provided for in the Transaction. For purposes of BofA Securities’ financial analyses and opinion, the term “Exchange Ratio” means 0.400 New Newmont Shares, 0.400 New Newmont CDIs or 0.400 New Newmont PDIs. The full text of the written opinion, dated May 13, 2023, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the Newmont board of directors (in its capacity as such) for the benefit and use of the Newmont board of directors in connection with and for purposes of its evaluation of the Exchange Ratio from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Transaction and no opinion or view was expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to Newmont or in which Newmont might engage or as to the underlying business decision of Newmont to proceed with or effect the Transaction. BofA Securities’ opinion does not address any other aspect of the Transaction and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Transaction or any related matter.
Opinion of Centerview to the Newmont Board of Directors (see page 101)
Newmont retained Centerview Partners LLC (“Centerview”) as a financial advisor to Newmont in connection with the Transaction. In connection with this engagement, the Newmont board of directors requested that Centerview evaluate the fairness, from a financial point of view, to Newmont, of the exchange ratio of 0.400 as reflected in the Scheme Consideration, which is referred to as the “Exchange Ratio” throughout this section and the summary of Centerview’s opinion below under the heading “Opinion of Centerview to the Newmont Board of Directors” provided for pursuant to the Transaction Agreement. On May 13, 2023, Centerview rendered to the Newmont board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 13, 2023, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Exchange Ratio provided for pursuant to the Transaction Agreement was fair, from a financial point of view, to Newmont.
The full text of Centerview’s written opinion, dated May 13, 2023, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex D in this proxy statement and is incorporated herein by reference. The summary of Centerview’s opinion is qualified in its entirety by reference to the full text of the opinion. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Newmont board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to Newmont of the Exchange Ratio provided for pursuant to the Transaction Agreement. Centerview’s opinion did not address any other term or aspect of the Transaction Agreement or the Transaction and does not constitute a recommendation to any stockholder of Newmont or shareholder of Newcrest or any other person as to how such stockholder, shareholder or other person should vote with respect to the Scheme or otherwise act with respect to the Transaction or any other matter.
Opinion of Lazard to the Newmont Board of Directors (see page 110)
Newmont retained Lazard Frères & Co. LLC (“Lazard”) and Lazard & Co., Limited as a financial advisor to Newmont in connection with the Transaction. In connection with this engagement, the Newmont board of directors requested that Lazard evaluate the fairness, from a financial point of view, to Newmont of the exchange ratio of 0.400 as reflected in the Scheme Consideration, which is referred to as the “Exchange Ratio” throughout this section and the summary of Lazard’s opinion below under the heading “Opinion of

Lazard to the Newmont Board of Directors,” provided for in the Transaction. Lazard delivered its oral opinion to the Newmont board of directors on May 13, 2023, which opinion was subsequently confirmed in a written opinion dated May 13, 2023, to the effect that, as of May 13, 2023, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Exchange Ratio provided for in the Transaction was fair, from a financial point of view, to Newmont.
The full text of Lazard’s written opinion, dated May 13, 2023, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex E and is incorporated by reference herein in its entirety. The summary of Lazard’s opinion is qualified in its entirety by reference to the full text of the opinion. Lazard’s engagement and its opinion were for the benefit of the Newmont board of directors (in its capacity as such) and its opinion was rendered to the Newmont board of directors in connection with its evaluation of the Transaction and addressed only the fairness, as of the date of the opinion, from a financial point of view, to Newmont of the Exchange Ratio provided for in the Transaction. Lazard’s opinion is not intended to and does not constitute a recommendation to any Newmont stockholder or Newcrest shareholder as to how such Newmont or Newcrest stockholder should vote or act with respect to the Transaction or any matter relating thereto.
BOARD OF DIRECTORS FOLLOWING THE TRANSACTION
Newmont’s board of directors is currently comprised of twelve members. Pursuant to the terms of the Transaction Agreement, Newmont will, on or before the implementation of the Scheme, invite two current Newcrest directors whose identity will be nominated by Newmont to join Newmont’s board of directors, conditional on the Scheme becoming effective and subject to those individuals providing the necessary documentation to Newmont, with effect on and from the date of the implementation of the Scheme. Pursuant to the terms of the Transaction Agreement, Newmont will recommend such individuals for election at the first annual general meeting of Newmont stockholders following the implementation of the Transaction.
INTERESTS OF NEWMONT DIRECTORS AND EXECUTIVE OFFICERS IN THE TRANSACTION
No current Newmont directors or executive officers that have served at any time since the beginning of 2022 own Newcrest ordinary shares. None of Newmont’s directors or executive officers or their associates has any substantial financial interest, direct or indirect, in the arrangement or the issuance of Newmont common stock to Newcrest shareholders under the Transaction, other than (1) being a director or executive officer of Newmont, (2) a stockholder of Newmont and (3) with respect to one Newmont director who has a pecuniary interest in, without voting or investment power over, 128 Newcrest shares.
ACCOUNTING TREATMENT
Newmont prepares its financial statements in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”). The Transaction will be accounted for using the acquisition method of accounting. Newmont will be treated as the acquirer for accounting purposes. Newmont will record assets acquired, including identifiable intangible assets, and liabilities assumed from Newcrest at their respective estimated fair values at the date of implementation of the Scheme. For additional information, see “The Transaction — Accounting Treatment” beginning on page 123 of this proxy statement.
REQUIRED APPROVALS
Newcrest Shareholder Approval
Under the Corporations Act, the Scheme must be approved by both (i) a majority in number of Newcrest shareholders that are present and voting in person or by proxy, by attorney or, in the case of a corporation, by its duly appointed corporate representative, at the Scheme Meeting and (ii) at least 75% of the votes cast on the Scheme resolution in person or by proxy.
Australian Court Approval
Under the Corporations Act, the Scheme must be approved by the Court to become effective.

Newcrest intends to apply to the Court on the first hearing date (the “First Court Date”) for orders (i) that the Scheme Meeting be convened to consider and vote upon a resolution to approve the Scheme and (ii) approving the distribution of the Scheme Booklet to Newcrest shareholders.
If the resolution to approve the Scheme is passed at the Scheme Meeting and all other conditions precedent to the Transaction are satisfied or waived (where permitted) Newcrest will seek to obtain the approval of the Court on the second Court hearing date (the “Second Court Date”). Newcrest intends to apply to ASIC for a statement of no objection (“Statement of No Objection”).
Newcrest expects that ASIC will provide to the Court on the Second Court Date a Statement of No Objection. The Court will approve the Scheme only if it is satisfied, among other things, that the procedural and substantive fairness of the terms and conditions of the Scheme are fair and reasonable to all persons who are entitled to receive the Scheme Consideration pursuant to the Scheme.
Australian Foreign Investment Approval
Under Australia’s Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”), certain transactions may not be completed by a “foreign person” (such as Newmont and Newmont Sub) unless notice of it has been given to the Federal Treasurer of Australia (the “Federal Treasurer”) and the Federal Treasurer has either provided notice under the FATA that there is no objection to the proposed acquisition or the statutory period has expired without the Federal Treasurer objecting (“FIRB Approval”). As part of its review, Australia’s Foreign Investment Review Board (“FIRB”) will seek the views of other Australian government agencies, including the Australian Competition and Consumer Commission (“ACCC”).
Newmont and Newmont Sub have given notice of the Transaction to the Federal Treasurer.
Australian Competition and Consumer Commission Clearance
Section 50 of the Competition and Consumer Act 2010 (Cth) (the “CCA”) prohibits the acquisition of shares or assets that would have the effect, or be likely to have the effect, of substantially lessening competition in any Australian market. The ACCC is responsible for enforcing Section 50 of the CCA.
Newmont and Newcrest filed an application for informal clearance with the ACCC on June 30, 2023. On August 18, 2023, the ACCC provided informal clearance for the Transaction by confirming in writing to Newmont that it does not intend to conduct a public review of or oppose the Transaction pursuant to section 50 of the CCA.
U.S. Antitrust Approval
While the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is also a condition to the respective obligations of the parties to complete the Transaction, the Transaction Agreement provides that if Newmont determines (acting reasonably) that a pre-merger notification is not required to be filed in respect of the Transaction under the HSR Act, then this condition will be deemed to have been satisfied.
Newmont has determined that a pre-merger notification under the HSR Act in respect of the Transaction is not required and has informed Newcrest of its determination. Newcrest has acknowledged Newmont’s determination and that, consequently, this condition is therefore deemed to have been satisfied.
Canadian Competition Bureau Approval
Part IX of the Competition Act (Canada) (“Competition Act”) requires that parties to certain prescribed classes of transactions provide notifications to the commissioner of competition (the “commissioner”) where the applicable thresholds set out in Sections 109 and 110 of the Competition Act are exceeded and no exemption applies (“notifiable transactions”). Subject to certain limited exceptions, a notifiable transaction cannot be completed until the parties to the transaction have each submitted the information prescribed pursuant to Subsection 114(1) of the Competition Act (a “notification”) to the commissioner and the applicable waiting period has expired or has been terminated early, or the appropriate waiver has been provided by the commissioner.

In addition or as an alternative to filing a notification, parties to a notifiable transaction may apply to the commissioner for an advance ruling certificate (an “ARC”) or, in the event that the commissioner is not prepared to issue an ARC, a no-action letter. If the commissioner issues an ARC, the parties are exempt from having to file a notification; if the commissioner issues a no-action letter, upon the request of the parties, the commissioner can waive the parties’ requirement to submit a notification where the parties have supplied substantially similar information as would have been supplied with their notification (a “waiver”).
The transactions contemplated by the Scheme constitute a notifiable transaction. Pursuant to the Scheme, the parties submitted a request for an ARC or a no-action letter and a waiver to the commissioner on June 9, 2023. On July 10, 2023, the commissioner issued a no-action letter and a waiver, exempting the parties from filing a notification and terminating the waiting period.
Papua New Guinea Independent Consumer and Competition Commission Approval
The Independent Consumer and Competition Act 2002 (PNG) provides that an acquirer must seek clearance from the Independent Consumer and Competition Commission (“ICCC”) for certain acquisitions if either: the transaction value of the proposed acquisition exceeds PGK50 million; or the proposed acquisition is likely to result in a market share increase of 50% or more of the acquirer.
The value of the Transaction exceeds PGK50 million and therefore Newmont is required to obtain clearance from the ICCC. Clearance from the ICCC is a condition precedent under the Transaction Agreement.
Newmont provided a filing and supporting submission to the ICCC on July 7, 2023. The ICCC granted clearance for the Company to proceed with its proposed acquisition of Newcrest on August 1, 2023 (Melbourne, Australia time).
Japan Fair Trade Commission Approval
Under the Anti-Monopoly Act of Japan, transactions involving parties with sales above certain revenue thresholds cannot be consummated until they are notified to, reviewed and approved by the Japanese Fair Trade Commission (the “JFTC”). Newmont filed a draft notification to JFTC on July 5, 2023. The JFTC is in the process of considering Newmont’s notification.
Korea Fair Trade Commission Approval
Under the Monopoly Regulation and Fair Trade Act of Korea, transactions above certain revenue, asset, and value thresholds must not be completed until they are notified to, and cleared by, the Korea Fair Trade Commission (“KFTC”).
Newmont filed a notification to the KFTC on July 6, 2023. The KFTC granted clearance for the Company to proceed with its proposed acquisition of Newcrest on August 11, 2023 (Melbourne, Australia time).
Philippine Competition Commission Approval
Under the Republic Act No. 10667 (Philippines) and the Philippine Competition Act (Philippines), certain transactions involving the acquisition of more than 35% of the shares in a company which exceed certain revenue and transaction value thresholds, must not be completed until they are notified to, and cleared by, the Philippine Competition Commission (“PCC”).
Newmont and Newcrest each filed a notification to the PCC on July 17, 2023. The PCC is in the process of considering Newmont’s and Newcrest’s notifications.
Other Regulatory Approvals
Pursuant to the Transaction Agreement, the Transaction is also conditional upon receipt of all approvals, waivers, consents, exemptions or declarations of a Government Agency (as defined in the

Transaction Agreement) that are not otherwise express conditions to implementation of the Transaction that Newcrest and Newmont agree are necessary or desirable to implement the Scheme.
Newmont has sought confirmation from the Securities Commission of PNG (the “SCPNG”) that (i) it will not take action under certain sections of the Capital Market Act 2015 (the “CMA”) in respect of the Scheme and (ii) Newmont can rely on exemptions therefrom. Newmont and Newcrest have sought clarification from the Mineral Resources Authority of PNG (the “MRA”) that no action is required by Newmont or Newcrest in connection with the Scheme. Newmont has sought such confirmation from the SCPNG and Newcrest and Newmont have sought such clarification from the MRA and are in continuing communication and discussions with the SCPNG and the MRA, respectively.
NYSE, TSX, ASX and PNGX Listings
The Newcrest ordinary shares are listed and posted for trading on the ASX under the symbol “NCM”. The Newcrest ordinary shares are also publicly traded on the Papua New Guinea Stock Exchange (“PNGX”) and the Toronto Stock Exchange (“TSX”), under the symbol “NCM”. Following the implementation of the Transaction, the Newcrest ordinary shares will be delisted from ASX, PNGX and TSX as promptly as practicable. In accordance with the terms of the Transaction Agreement, Newcrest is expected to terminate its American Depositary Receipt program promptly following implementation of the Scheme.
The shares of Newmont common stock are currently listed for trading on the NYSE under the trading symbol “NEM” and on the TSX under the symbol “NGT”.
It is a condition to the implementation of the Transaction that the shares of Newmont common stock to be issued to Newcrest shareholders in exchange for their Newcrest ordinary shares pursuant to the Transaction to be approved for listing on the NYSE, subject to official notice of issuance. Accordingly, Newmont has agreed to use its best endeavors to obtain approval of the listing of the consideration shares for trading on the NYSE, subject to official notice of issuance. Newmont will provide the required notice to the NYSE of the listing of the shares of Newmont common stock to be issued in connection with the Transaction prior to the implementation of the Transaction.
Newmont has also agreed to use its best endeavors to obtain approval of the official quotation of the New Newmont CDIs on ASX to allow Newcrest shareholders to trade shares of Newmont common stock via New Newmont CDIs on ASX, subject to customary conditions and the Scheme becoming effective. Approval of the NYSE and ASX for the listing or official quotation (as applicable) of the New Newmont Shares and the New Newmont CDIs, respectively, are conditions precedent to the implementation of the Transaction, and if either approval is not obtained, the Transaction may not be implemented.
Newmont has applied and received conditional approval to list the New Newmont Shares on the TSX, which conditional approval is subject to customary conditions. Pursuant to the scheme, Newmont has agreed to use its best endeavors to ensure that the issuance of the New Newmont Shares to be issued pursuant to the Transaction be approved by the TSX.
Newmont intends to apply for the listing of New Newmont PDIs, on the PNGX, as an Exempt Issuer Listing (as defined in the Transaction Agreement). Approval of such listing by the PNGX is not a condition to the implementation of the Transaction.
NO APPRAISAL RIGHTS
Under Delaware law, holders of shares of Newmont common stock are not entitled to appraisal rights in connection with the Transaction or any of the matters to be acted on at the special meeting.
EXCLUSIVITY
The Transaction Agreement contains the following customary exclusivity provisions applicable to both Newcrest and Newmont during the period beginning on May 15, 2023 and ending on the earliest of the date on which the Transaction Agreement is terminated, the date on which the Scheme is implemented and February 15, 2024 (the “Exclusivity Period”):

•
no shop: the parties must not directly or indirectly solicit, invite, encourage or initiate (including by the provision of non-public information to any third party) any inquiry, expression of interest, offer, proposal or discussion by any person in relation to, or which would reasonably be expected to lead to the making of, a Competing Proposal (as defined in the Transaction Agreement);

•
no talk and no due diligence: both parties must not directly or indirectly

•
participate in or continue any negotiations or discussions with respect to or otherwise in connection with a Competing Proposal or which would reasonably be expected to encourage or lead to the making of, a Competing Proposal,

•
negotiate, accept or enter into, offer or agree to negotiate, publicly propose to accept or enter into, any agreement, arrangement or understanding regarding a Competing Proposal or

•
make available or otherwise provide certain non-public information regarding their business, operations or affairs with a view to obtaining, or which would reasonably be expected to lead to receipt of, a Competing Proposal.

The foregoing no talk and no due diligence provisions do not restrict Newcrest and Newmont from taking any action or inaction in respect of a Competing Proposal to the extent that the Newcrest or Newmont board of directors (as applicable) determines (acting in good faith and after receiving advice from its external financial and legal advisors) that (i) the Newcrest Competing Proposal or Newmont Competing Proposal is or could reasonably be considered to become a Newcrest Superior Proposal or Newmont Superior Proposal (as applicable and defined in the Transaction Agreement), and (ii) after receiving advice from its external legal advisors, failing to take or not take such action would likely breach the fiduciary or statutory duties of Newcrest’s or Newmont’s board members (as applicable).
During the Exclusivity Period, each of Newmont and Newcrest must notify the other party as soon as reasonably practicable (and in any event within 24 hours) if it becomes aware of any (1) negotiations, discussions or other communications, or approach, in relation to a Competing Proposal (2) approach or proposal made to that party or any of its Related Persons, in connection with, or in respect of any exploration or completion of, a Newmont Competing Proposal or a Newcrest Competing Proposal, as applicable, or (3) provision of any non-public information concerning the business or operations of the Newcrest Group or Newmont Group, as applicable, to any third party in connection with a Newmont Competing Proposal or a Newcrest Competing Proposal, as applicable, and must provide all material terms and conditions of the Newcrest Competing Proposal or Newmont Competing Proposal and, subject to certain exceptions, the identity of the party making the Newcrest Competing Proposal or Newmont Competing Proposal, as applicable.
Further, during the Exclusivity Period, Newcrest is prohibited from entering into an agreement to undertake or give effect to a Newcrest Competing Proposal and any member of the Newcrest board is prohibited from withdrawing or adversely changing, modifying, revising or qualifying their recommendation in favor of the Transaction in response to or in connection with an actual Newcrest Competing Proposal, unless, among other things, (i) the Newcrest board of directors, acting in good faith, first determines that (A) the Newcrest Competing Proposal is a Newcrest Superior Proposal and (B) the failure to take such action would likely breach the fiduciary or statutory duties of the Newcrest board of directors; (ii) Newcrest has provided Newmont with the material terms and conditions of the Newcrest Competing Proposal; and (iii) Newcrest has given Newmont at least 5 business days to provide an equivalent or superior proposal and (iv) the Newcrest board of directors has considered in good faith any such revised proposal and, acting in good faith and after receiving written advice from its external legal advisors and advice from its financial advisors, has determined that any such revised proposal would not produce an equivalent or superior outcome for Newcrest shareholders (as a whole) as compared to the outcome that would be provided by the Newcrest Competing Proposal. Newcrest does not have an equivalent matching right.
A copy of the Transaction Agreement is attached to this proxy statement as Annex A.
HELP IN ANSWERING QUESTIONS
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Newmont’s proxy solicitor:

1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

SUMMARY OF SIGNIFICANT IFRS TO U.S. GAAP DIFFERENCES AND ACCOUNTING POLICY ALIGNMENT
The financial information of Newcrest included in this proxy statement has been prepared by a for-profit entity, in accordance with International Financial Reporting Standards (“IFRS”) including interpretations as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and U.S. GAAP, which might be material to the financial information included in this proxy statement.
The principal differences between IFRS and U.S. GAAP which might be material in the preparation of Newcrest’s consolidated financial statements are described below. The following summary does not include all differences that exist between IFRS and U.S. GAAP and is not intended to provide a comprehensive listing of all such differences specifically related to Newmont, Newcrest or the industry in which Newmont and Newcrest operate.
The differences described below reflect only those differences in accounting principles and policies in force at the time of the preparation of the historical financial information of Newcrest included in this proxy statement. There has been no attempt to identify future differences between IFRS and U.S. GAAP as the result of prescribed changes in accounting standards, transactions or events that may occur in the future.
By-product versus co-product revenue accounting
Under Newmont’s accounting policy, a metal is considered a by-product when sales represent less than 10 percent and up to 20 percent of the total sales from all metals on a life of mine basis and revenue from by-product metal sales is recognized as a reduction to Cost applicable to sales. Additionally, mark-to-market impacts related to provisionally priced by-product sales are recognized in Cost applicable to sales, while mark-to-market impacts related to provisionally priced co-product sales are recognized in Sales.
Newcrest’s accounting policy is to recognize proceeds from sales of all metals in Sales and all mark-to-market impacts of provisionally priced sales within Other expense, net.
Impairment of long-lived assets
Under both U.S. GAAP and IFRS, long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired. Under U.S. GAAP, an asset group is first tested for recoverability by determining if the carrying amount exceeds the expected future cash flows from the asset group on an undiscounted basis. If the asset group is determined not to be recoverable on an undiscounted basis, an impairment expense is recorded for the excess of the asset group’s carrying amount over its fair value. Further, future reversal of a previously recognized impairment loss is prohibited.
Under IFRS, when an impairment indicator is determined to exist, an impairment expense is recorded for the excess of a cash generating unit’s carrying amount over the greater of its fair value less costs of disposal and its value in use. Impairment expense previously recorded is reversible in subsequent periods under certain conditions.
Mine development and stripping costs
Under U.S. GAAP, Newmont capitalizes mine development costs, including the initial costs to remove overburden and waste (“stripping costs”) to access the main ore body after mineralization is classified as proven and probable reserves, and before the production phase of the mine. After the production phase of a mine is achieved, stripping costs are included as variable production costs of stockpiles and ore on leach pads.
Under IFRS, Newcrest capitalizes mine development costs, including stripping costs to remove overburden and waste to access the main ore body, and in addition, Newcrest continues to capitalize stripping costs after the production phase of a mine if certain conditions are met and when the strip ratio exceeds the estimated life of mine strip ratio of the open pit mine. The capitalized stripping costs are depreciated over the expected useful life of the identified component of the ore body that is made more accessible by the activity, on a units-of-production basis.
Depreciation & amortization
Under U.S. GAAP, Newmont’s accounting policy is to amortize certain mine development costs using the units-of-production method based on estimated recoverable ounces or pounds in proven and probable reserves. Under IFRS, Newcrest includes estimated recoverable ounces contained in proven and probable reserves and, at certain operations, a portion of resources that are considered to be highly probable of being economically recovered.
Exploration and evaluation costs
Under U.S. GAAP, Newmont incurs exploration and evaluation costs during exploration and development phases. Costs incurred during the exploration phase and before mineralization is classified as proven and probable reserves are expensed. Costs incurred during the development phase and after mineralization is classified as proven and probable reserves are capitalized.
Under IFRS, an entity is able to make an accounting policy election on whether to expense or capitalize exploration, evaluation and deferred feasibility costs. Newcrest capitalizes exploration, evaluation and deferred feasibility costs if either such costs are expected to be recouped, significant exploration activity is ongoing with a reasonable assessment of the existence of economically recoverable reserves, or when expenditures are incurred to enable a development decision.
Equity method investments
Under U.S. GAAP, the equity method is applied if an investor has the ability to exercise significant influence over the operating and financial policies of an investee. A common stock investment in a corporate entity that provides an investor with ownership of 20 percent or more of the investee’s voting stock, but with less than a controlling financial interest, leads to a presumption that the investor has the ability to exercise significant influence over the investee. Conversely, an investment of less than 20 percent of the voting stock of an investee leads to a presumption that an investor does not have the ability to exercise significant influence unless such ability can be demonstrated. Newmont’s accounting policy considers both ownership percentage and other factors impacting the ability to exercise significant influence, such as present voting rights related to board representation and other advisory arrangements, when assessing whether an investor has significant influence. The evaluation of significant influence is generally consistent under both IFRS and U.S. GAAP, except U.S. GAAP considers only present voting rights while IFRS also takes into consideration potential voting rights that are currently exercisable.
Stockpiles and ore on leach pads
Under U.S. GAAP, costs that are incurred in or benefit the production process are accumulated as stockpiles and ore on leach pads. Stockpiles and ore on leach pads are carried at the lower of average cost or net realizable value. Net realizable value represents the estimated future sales price of the product based on current and long-term metals prices, less the estimated costs to complete production and bring the product to sale. Costs are added to stockpiles and ore on leach pads based on current mining costs, including stripping costs incurred during the production phase of a mine and applicable depreciation and amortization relating to mining operations. Costs are removed from stockpiles and ore on leach pads based on the average cost per estimated recoverable ounce as material is processed.
Under IFRS, ore stockpiles are largely accounted for in the same manner with the exception of stripping costs during the production phase of a mine, which are capitalized when certain conditions are met. Under Newcrest’s accounting policy, costs are added to stockpiles based on current mining costs incurred including applicable overheads and depreciation and amortization on a unit of production basis for mining operations and removed on the basis of each stockpile’s average cost per tonne as material is processed. Production stripping costs are capitalized separately for each component of the mine, which is defined as a specific volume of the ore body that is made accessible by the stripping activity and amortized on a unit of production basis.

Derivatives
Under U.S. GAAP, the definition of a derivative requires the existence of a notional amount, a payment provision or both. In circumstances in which a notional amount is not determinable (e.g., when the quantification of such an amount is highly subjective and relatively unreliable) and no payment provision exists, the contract would not be accounted for as a derivative. Under IFRS, the definition of a derivative does not require the existence of a notional amount or payment provision.
Employee-related benefits
Under U.S. GAAP, an entity uses the service period approach to account for termination benefits when certain conditions are met. Benefits accumulate over time based on length of service. Under this approach, the benefit cost is accrued over an employee’s service period.
Under IFRS, an entity recognizes termination benefits as a liability and an expense only when an entity is demonstrably committed to the redundancies by having (i) a detailed plan for the terminations and (ii) when it can no longer withdraw the offer made in relation to termination benefits. This generally results in termination benefits being recognized when the closure date for a mine site has been announced and other recognition criteria have been met.
Lease and other financing obligations
Under U.S. GAAP, a lessee identifies a lease at inception of the agreement and classifies it as either a finance lease or an operating lease based on the application of five specific criteria. Under IFRS, similar to U.S. GAAP, a lessee identifies a lease at inception of the agreement but does not distinguish between an operating lease and a finance lease. A single recognition and measurement model is applied to all leases under IFRS.
While the initial measurement and recognition of a lease is similar under U.S. GAAP and IFRS, the subsequent measurement differs. Under U.S. GAAP, a straight-line expense is recognized for an operating lease, as opposed to IFRS, which yields a higher expense in earlier years of the lease term.
Reclamation and remediation liabilities
Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information (“unaudited pro forma financial information”) has been prepared based on the historical audited and unaudited consolidated financial statements of Newmont and Newcrest, as indicated below, and is intended to provide you with information about how the Transaction might have affected Newmont’s historical financial statements.
The unaudited pro forma condensed combined statements of operations (“unaudited pro forma statement of operations”) for the year ended December 31, 2022 and the six months ended June 30, 2023, combines the historical audited and unaudited consolidated statements of operations of Newmont for the corresponding periods, with the respective historical audited and unaudited consolidated income statements of Newcrest, as derived from the audited and unaudited consolidated financial statements of Newcrest as indicated below, as if the Transaction had occurred on January 1, 2022. The unaudited pro forma condensed combined balance sheet (“unaudited pro forma balance sheet”) as of June 30, 2023, combines the historical unaudited consolidated balance sheet of Newmont, and the historical audited consolidated statement of financial position of Newcrest as of June 30, 2023, derived from the audited consolidated financial statements as indicated below, as if the Transaction had occurred on June 30, 2023.
The unaudited pro forma financial information has been developed from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma financial information;

•
the historical audited consolidated financial statements of Newmont for the year ended December 31, 2022, included in Newmont’s annual report on Form 10-K, filed with the SEC on February 23, 2023, as updated by the current report on Form 8-K, filed with the SEC on July 20, 2023;

•
the historical unaudited condensed consolidated financial statements of Newmont for the six months ended June 30, 2023, included in Newmont’s quarterly report on Form 10-Q, filed with the SEC on July 20, 2023;

•
the historical audited consolidated financial statements of Newcrest for the fiscal years ended June 30, 2023, 2022, and 2021 respectively, included as Annex B to this proxy statement;

•
the historical unaudited consolidated financial statements of Newcrest for the six months ended December 31, 2022 and 2021, respectively, which are not included in this proxy statement but are included in Newcrest’s ASX Appendix 4D and Financial Report as filed with the ASX on February 16, 2023; and

•
other information relating to Newmont and Newcrest contained in or incorporated by reference into this document. See sections titled “Where You Can Find More Information” beginning on page 197 of this proxy statement.

The unaudited pro forma financial information is presented using the acquisition method of accounting, with Newmont as the acquirer of Newcrest. See section entitled “The Transaction — Accounting Treatment” beginning on page 123 of this proxy statement. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed of Newcrest based on their respective fair market values with any excess purchase price allocated to goodwill.
The unaudited pro forma financial information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma financial information. The information has been adjusted to include estimated Transaction accounting adjustments, which reflect the application of the accounting required by U.S. GAAP.
The information is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Transaction occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the combined group. The unaudited pro forma financial information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Transaction, which are described in the section entitled “The Transaction — Newmont’s Reasons for the Transaction” beginning on page 90 of this proxy statement, and, accordingly, do not attempt to predict or suggest future results.

Newmont Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2023
	Historical	Reclassified Historical	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 3)	(Note)	Transaction Accounting Adjustments (Note 4)	(Note)	Pro Forma Combined
in millions (U.S. dollars), except per share	Newmont	Newcrest (Note 2)
Sales	$5,362	$2,387	$(31)	3(a)	$—		$7,718
Costs and expenses:
Costs applicable to sales(1)	3,025	1,226	56	3(a) (c) (g) (i) (j)	(76)	4(b)	4,231
Depreciation and amortization	947	433	(88)	3(b) (c) (d) (g) (j)	24	4(b) (c) (e)	1,316
Reclamation and remediation	132	8	—		—	4(e)	140
Exploration	114	38	8	3(e)	—		160
Advanced projects, research and development	79	2	—		—		81
General and administrative	145	66	—		—		211
Other expense, net	49	22	7	3(a)	—		78
	4,491	1,795	(17)		(52)		6,217
Other income (expense):
Other income (loss), net	82	114	2	3(f) (h)	—		198
Interest expense, net of capitalized interest	(114)	(63)	2	3(j)	(36)	4(f)	(211)
	(32)	51	4		(36)		(13)
Income (loss) before income and mining tax and other items	839	643	(10)		16		1,488
Income and mining tax benefit (expense)	(376)	(177)	5	3(b) (e) (g) (i)	(5)	4(g)	(553)
Equity income (loss) of affiliates	41	19	4	3(f)	(15)	4(d)	49
Net income (loss) from continuing operations	504	485	(1)		(4)		984
Net loss (income) from continuing operations attributable to noncontrolling interests	(12)	—	—		—		(12)
Net income (loss) from continuing operations attributable to Newmont stockholders	$492	$485	$(1)		$(4)		$972
Basic earnings per common share from continuing operations attributable to Newmont stockholders	$0.62						$0.84
Diluted earnings per common share from continuing operations attributable to Newmont stockholders	$0.62						$0.84

(1)
Excludes Depreciation and amortization and Reclamation and remediation.

Newmont Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2022
	Historical	Reclassified Historical	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 3)	(Note)	Transaction Accounting Adjustments (Note 4)	(Note)	Pro Forma Combined
in millions (U.S. dollars), except per share	Newmont	Newcrest (Note 2)
Sales	$11,915	$4,613	$(110)	3(a)	$—		$16,418
Costs and expenses:
Costs applicable to sales(1)	6,468	2,318	137	3(a) (c) (g) (i) (j)	(168)	4(b)	8,755
Depreciation and amortization	2,185	916	(197)	3(b) (c) (d) (g) (j)	62	4(b) (c) (e)	2,966
Reclamation and remediation	921	13	—		—	4(e)	934
Exploration	231	80	17	3(e)	—		328
Advanced projects, research and development	229	4	—		—		233
General and administrative	276	122	—		—		398
Impairment charges	1,320	—	—		—		1,320
Other expense, net	82	121	(74)	3(a)	557	4(a)	686
	11,712	3,574	(117)		451		15,620
Other income (expense):
Other income (loss), net	(27)	272	(63)	3(f) (h)	—		182
Interest expense, net of capitalized interest	(227)	(105)	3	3(j)	(71)	4(f)	(400)
	(254)	167	(60)		(71)		(218)
Income (loss) before income and mining tax and other items	(51)	1,206	(53)		(522)		580
Income and mining tax benefit (expense)	(455)	(363)	1	3(b) (e) (g) (i)	36	4(g)	(781)
Equity income (loss) of affiliates	107	24	5	3(f)	(30)	4(d)	106
Net income (loss) from continuing operations	(399)	867	(47)		(516)		(95)
Net loss (income) from continuing operations attributable to noncontrolling interests	(60)	—	—		—		(60)
Net income (loss) from continuing operations attributable to Newmont stockholders	$(459)	$867	$(47)		$(516)		$(155)
Basic loss per common share from continuing operations attributable to Newmont stockholders	$(0.58)						$(0.13)
Diluted loss per common share from continuing operations attributable to Newmont stockholders(2)	$(0.58)						$(0.13)

(1)
Excludes Depreciation and amortization and Reclamation and remediation.

(2)
Potentially dilutive shares were excluded in the computation of diluted loss per common share from continuing operations attributable to Newmont stockholders as they were antidilutive.

Newmont Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2023
	Historical	Reclassified Historical	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 3)	(Note)	Transaction Accounting Adjustments (Note 4)	(Note)	Pro Forma Combined
in millions (U.S. dollars)	Newmont	Newcrest (Note 2)
ASSETS
Cash and cash equivalents	$2,829	$586	$—		$—		$3,415
Time deposits and other investments	409	—	—		—		409
Trade receivables	185	143	—		—		328
Inventories	1,111	536	8	3(g)	30	4(b)	1,685
Stockpiles and ore on leach pads	858	79	18	3(g)	66	4(b)	1,021
Other current assets	742	309	(7)	3(h)	—		1,044
Current assets	6,134	1,653	19		96		7,902
Property, plant and mine development, net	24,284	13,028	62	3(b) (c) (e) (j)	1,928	4(c)	39,302
Investments	3,172	483	(3)	3(f)	570	4(d)	4,222
Stockpiles and ore on leach pads	1,737	1,116	655	3(g)	(1,644)	4(b)	1,864
Deferred income tax assets	166	50	—		—		216
Goodwill	1,971	686	—		1,848	4(i)	4,505
Other non-current assets	669	505	50	3(h) (j)	8		1,232
Total assets	$38,133	$17,521	$783		$2,806		$59,243
LIABILITIES
Accounts payable	$565	$679	$—		$—		$1,244
Employee-related benefits	313	166	—		—		479
Income and mining taxes	155	37	—		—		192
Lease and other financing obligations	96	45	(32)	3(j)	—		109
Debt	—	—	—		1,282	4(f)	1,282
Other current liabilities	1,564	57	32	3(j)	550	4(a) (e)	2,203
Current liabilities	2,693	984	—		1,832		5,509
Debt	5,574	1,935	—		(486)	4(f)	7,023
Lease and other financing obligations	441	65	(57)	3(j)	—		449
Reclamation and remediation liabilities	6,604	499	—		(118)	4(e)	6,985
Deferred income tax liabilities	1,795	2,314	174	3(b) (c) (e) (g) (h) (i)	(261)	4(a) (g)	4,022
Employee-related benefits	399	12	205	3(i)	—		616
Silver streaming agreement	786	—	—		—		786
Other non-current liabilities	426	—	57	3(j)	—		483
Total liabilities	18,718	5,809	379		967		25,873
EQUITY
Common stock	1,281	—	—		572	4(h)	1,853
Authorized – 2,550 million shares
Outstanding – 1,152 million shares(1)
Treasury stock – 6 million shares	(261)	—	—		—		(261)
Additional paid-in capital	17,407	13,931	—		(38)	4(h)	31,300
Accumulated other comprehensive income (loss)	13	(779)	8	3(c) (e) (f)	771	4(h)	13
Retained earnings (accumulated deficit)	785	(1,440)	396		534	4(h)	275
Newmont stockholders’ equity	19,225	11,712	404		1,839		33,180
Noncontrolling interests	190	—	—		—		190
Total equity	19,415	11,712	404		1,839		33,370
Total liabilities and equity	$38,133	$17,521	$783		$2,806		$59,243

(1)
Outstanding shares of 1,152 million is comprised of 794 million shares of Newmont common stock and 358 million shares of Newmont common stock to be exchanged for 894 million shares of issued and outstanding Newcrest ordinary shares as of August 3, 2023.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.   Basis of Presentation
The accompanying unaudited pro forma financial information presents the unaudited pro forma statements of operations and unaudited pro forma balance sheet of Newmont prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Newmont prepares its consolidated financial statements on the basis of a fiscal year ended December 31, 2022. The consolidated financial statements of Newcrest have historically been prepared on a basis of a fiscal year ended June 30, 2023. In accordance with applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than 93 days, the acquired entity’s income statement must be brought up within 93 days of the acquirer’s fiscal year end. Financial information for Newcrest for the year ended December 31, 2022, and the six months ended June 30, 2023, have been derived for purposes of the preparation of the unaudited pro forma financial information. The unaudited pro forma statements of operations were prepared using:
•
the historical unaudited consolidated statement of operations of Newmont for the six months ended June 30, 2023;

•
the historical audited consolidated statement of operations of Newmont for the year ended December 31, 2022;

•
the historical unaudited consolidated income statement of Newcrest for the twelve months ended December 31, 2022, which has been derived by adding the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2022, to the financial data from the historical audited consolidated income statement for the fiscal year ended June 30, 2022, and subtracting the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2021 (refer to Note 2); and

•
the historical unaudited consolidated income statement of Newcrest for the six months ended June 30, 2023, which has been derived by subtracting the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2022, from the historical audited consolidated income statement for the fiscal year ended June 30, 2023 (refer to Note 2).

The historical audited and unaudited consolidated financial statements of Newmont are prepared in accordance with U.S. GAAP and are reported in U.S. dollars. The historical audited and unaudited consolidated financial statements of Newcrest are prepared in accordance with IFRS as issued by the IASB and are reported in U.S. dollars.
The unaudited pro forma statements of operations and the unaudited pro forma balance sheet give effect to the Transaction as if it had occurred on January 1, 2022, and June 30, 2023, respectively.
The Transaction will be accounted for using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, Business Combinations, (“ASC 805”), under U.S. GAAP, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values as of the date of the Transaction. As of the date of this proxy statement, Newmont has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of Newcrest’s assets to be acquired and liabilities to be assumed and the related allocations of purchase price.
Material adjustments have been made to reflect Newcrest’s historical audited and unaudited consolidated financial statements on a U.S. GAAP basis for purposes of unaudited pro forma financial information and to align Newcrest’s historical significant accounting policies under IFRS to Newmont’s significant accounting policies under U.S. GAAP. As of the date of this proxy statement, Newmont has not identified all adjustments necessary to convert Newcrest’s historical audited and unaudited financial statements prepared in accordance with IFRS to U.S. GAAP and to conform Newcrest’s accounting policies to Newmont’s accounting policies.
A final determination of the fair value of Newcrest’s assets and liabilities, including property, plant and mine development, will be based on the actual property, plant and mine development of Newcrest that exist as of the closing date of the Transaction and, therefore, cannot be made prior to the consummation of the Transaction. In addition, the value of the purchase consideration to be paid by Newmont upon the consummation of the Transaction will be determined based on the closing price of Newmont’s common stock on the Transaction date. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information presented herein. Newmont has estimated the fair value of Newcrest’s assets and liabilities based on discussions with Newcrest’s management, preliminary valuation studies, due diligence and information presented in Newcrest’s filings with the ASX.
Until the Transaction is implemented, both companies are limited in their ability to share certain information. Upon implementation of the Scheme, a final determination of fair value of Newcrest’s assets and liabilities will be performed. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and unaudited pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.
Purchase Consideration
The total preliminary estimated purchase price of approximately $14,465 million was determined as of August 3, 2023, based on Newcrest’s issued and outstanding ordinary shares, which includes equity awards outstanding under Newcrest’s incentive compensation plans that are expected to vest before the close of the Transaction. The number of shares of Newmont common stock to be issued is based on the number of Newcrest ordinary shares outstanding multiplied by the 0.400 exchange ratio, adjusted for fractional shares.
The final purchase consideration will be based on the actual closing price per share of Newmont common stock on the closing date, which could differ materially from the assumed Newmont common stock price used to estimate purchase consideration for the purposes of the unaudited pro forma financial information. For purposes of the unaudited pro forma financial information, such common stock and equity awards are assumed to remain outstanding as of the closing date of the Transaction. Further, no effect has been given to any other new Newcrest ordinary shares or other equity awards that may be issued or granted subsequent to the date of this proxy statement and before the closing date of the Transaction. In all cases in which Newmont’s closing stock price is a determining factor in arriving at the final purchase consideration, the stock price assumed for the total preliminary purchase price is the closing price of Newmont’s common stock on August 3, 2023 ($40.44 per share), the most recent date practicable prior to the mail date of this proxy statement. A hypothetical 10 percent change in Newmont’s closing stock price as of August 3, 2023, would have an approximate $1,447 million impact on the purchase price, which would result in $1,447 million additional goodwill or a reduction to goodwill of $1,447 million.
(in millions, except share and per share data)	Shares	Per Share	Preliminary Purchase Consideration
Stock Consideration
Shares of Newmont exchanged for Newcrest outstanding ordinary shares(1)	357,692,293	$40.44	$14,465
Total Preliminary Purchase Price			$14,465

(1)
Assumes that 358 million shares of Newmont common stock will be exchanged for 894 million shares of issued and outstanding Newcrest ordinary shares as of August 3, 2023. Newcrest shareholders will receive 0.400 of a share of Newmont common stock, par value $1.60 per share.

Preliminary Purchase Price Allocation
The table below summarizes the preliminary allocation of purchase price to the assets acquired and liabilities assumed of Newcrest for the purposes of the unaudited pro forma financial information as if the Transaction had occurred on June 30, 2023:
(in millions)
Preliminary Purchase Price Allocation
Cash and cash equivalents	$586
Trade receivables	143
Investments	1,050
Inventories	574
Stockpiles and ore on leach pads	290
Property, plant & mine development, net	15,018
Deferred income tax assets	50
Goodwill	2,534
Other assets	865
Total assets	21,110
Debt	2,731
Accounts payable	679
Employee-related benefits	383
Income and mining tax payable	37
Lease and other financing obligations	21
Reclamation and remediation liabilities	381
Deferred income tax liabilities	2,274
Other liabilities	139
Total liabilities	6,645
Total Preliminary Purchase Price	$14,465
The Goodwill balance is comprised of amounts attributable to the assembled workforce, operating synergies anticipated upon the integration of the operations of Newmont and Newcrest, potential strategic and financial benefits, including the financial flexibility to execute capital priorities and new book to tax basis differences of assets acquired and liabilities assumed.
2.   Newcrest Historical Financial Statements
Newcrest historical balances were derived from Newcrest’s historical audited and unaudited consolidated financial statements as described above and are presented under IFRS and are in U.S. dollars. The historical balances reflect certain reclassifications of Newcrest’s consolidated income statements and consolidated statement of financial position categories to conform to Newmont’s presentation in its consolidated statement of operations and consolidated balance sheet. In addition, material adjustments have been made to align Newcrest’s historical significant accounting policies under IFRS to Newmont’s significant accounting policies under U.S. GAAP. Further review may identify additional reclassifications that could have a material impact on the unaudited pro forma financial information of the combined group. The reclassifications identified and presented in the unaudited pro forma financial information are based on discussions with Newcrest’s management, due diligence and information presented in Newcrest’s filings with the ASX. Until the Transaction is implemented, both companies are limited in their ability to share certain information. As of the date of this proxy statement, Newmont is not aware of any additional reclassifications that would have a material impact on the unaudited pro forma financial information that are not reflected in the pro forma adjustments.

The historical unaudited consolidated income statements of Newcrest derived as described in Note 1 are as follows:
Income Statement for the six months ended June 30, 2023
(in millions)	[A] Audited Annual Report for year ended June 30, 2023	[B] Unaudited Half-year Financial Report for six months ended December 31, 2022	[A]-[B] Unaudited Historical for six months ended June 30, 2023
Revenue	$4,508	$2,121	$2,387
Cost of sales	(3,282)	(1,632)	(1,650)
Gross profit	1,226	489	737
Exploration expenses	(76)	(38)	(38)
Corporate administration expenses	(138)	(63)	(75)
Other income/(expenses)	141	72	69
Share of profit/(loss) of associates	19	—	19
Profit before interest and income tax	1,172	460	712
Finance income	41	20	21
Finance costs	(137)	(66)	(71)
Net finance costs	(96)	(46)	(50)
Profit before income tax	1,076	414	662
Income tax expense	(298)	(121)	(177)
Profit after income tax	$778	$293	$485
Income Statement for the year ended December 31, 2022
(in millions)	[A] Audited Annual Report for year ended June 30, 2022	[B] Unaudited Half-year Financial Report for six months ended December 31, 2021	[C] Unaudited Half-year Financial Report for six months ended December 31, 2022	[A]-[B]+[C] Unaudited Historical for year ended December 31, 2022
Revenue	$4,207	$1,715	$2,121	$4,613
Cost of sales	(2,853)	(1,269)	(1,632)	(3,216)
Gross profit	1,354	446	489	1,397
Exploration expenses	(76)	(34)	(38)	(80)
Corporate administration expenses	(138)	(61)	(63)	(140)
Other income/(expenses)	119	76	72	115
Share of profit/(loss) of associates	45	21	—	24
Profit before interest and income tax	1,304	448	460	1,316
Finance income	25	13	20	32
Finance costs	(100)	(48)	(66)	(118)
Net finance costs	(75)	(35)	(46)	(86)
Profit before income tax	1,229	413	414	1,230
Income tax expense	(357)	(115)	(121)	(363)
Profit after income tax	$872	$298	$293	$867

The reclassifications are summarized below:
Income Statement for the six months ended June 30, 2023
Newcrest Financial Statement Line	Newcrest Historical Amount	Reclassifications	Newcrest Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
Revenue	$2,387	$—	$2,387	Sales
Cost of sales	(1,650)	424 (1)	(1,226)	Costs applicable to sales
	—	(433)(1)	(433)	Depreciation and amortization
	—	(8)(2)	(8)	Reclamation and remediation
Exploration expenses	(38)	—	(38)	Exploration
	—	(2)(3)	(2)	Advanced projects, research and development
Corporate administration expenses	(75)	9(1)	(66)	General and administrative
Other income/(expenses)	69	(91)(3)(4)	(22)	Other expense, net
Share of profit/(loss) of associates	19	(19)(5)	—
Finance income	21	93(4)	114	Other income (loss), net
Finance costs	(71)	8 (2)	(63)	Interest expense, net of capitalized
Income tax expense	(177)	—	(177)	Income and mining tax benefit (expense)
	—	19 (5)	19	Equity income (loss) of affiliates
Profit after income tax	$485	$—	$485	Net income from continuing operations
Income Statement for the year ended December 31, 2022
Newcrest Financial Statement Line	Newcrest Historical Amount	Reclassifications	Newcrest Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
Revenue	$4,613	$—	$4,613	Sales
Cost of sales	(3,216)	898(1)	(2,318)	Costs applicable to sales
	—	(916)(1)	(916)	Depreciation and amortization
	—	(13)(2)	(13)	Reclamation and remediation
Exploration expenses	(80)	—	(80)	Exploration
	—	(4)(3)	(4)	Advanced projects, research and development
Corporate administration expenses	(140)	18(1)	(122)	General and administrative
Other income/(expenses)	115	(236)(3)(4)	(121)	Other expense, net
Share of profit/(loss) of associates	24	(24)(5)	—
Finance income	32	240(4)	272	Other income (loss), net
Finance costs	(118)	13(2)	(105)	Interest expense, net of capitalized interest
Income tax expense	(363)	—	(363)	Income and mining tax benefit (expense)
	—	24(5)	24	Equity income (loss) of affiliates
Profit after income tax	$867	$—	$867	Net income from continuing operations

(1)
Represents a reclassification of Newcrest’s depreciation and amortization, historically included in Cost of sales and Corporate administration expenses, to Depreciation and amortization at Newmont.

(2)
Represents a reclassification of Newcrest’s accretion expense, historically included in Finance costs, to Reclamation and remediation at Newmont.

(3)
Represents a reclassification of Newcrest’s exploration, evaluation, and research and development expenses, historically included in Other income/(expenses), to Advanced projects, research and development at Newmont.

(4)
Represents a reclassification of Newcrest’s other income, historically included in Other income/(expenses), to Other income (loss), net at Newmont.

(5)
Represents a reclassification of Newcrest’s share of earnings from equity method investments, historically included in Share of profit/(loss) of associates, to Equity income (loss) of affiliates at Newmont.

Balance Sheet as at June 30, 2023
Newcrest Financial Statement Line	Newcrest Historical Amount	Reclassifications	Newcrest Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
ASSETS				ASSETS
Current: Cash and cash equivalents	$586	$—	$586	Current: Cash and cash equivalents
Current: Trade and other receivables	254	(111)(1)	143	Current: Trade receivables
Current: Inventories	615	(79)(2)	536	Current: Inventories
	—	79(2)	79	Current: Stockpiles and ore on leach pads
Current: Other financial assets	60	—	60	Current: Other current assets
Current: Current tax assets	58	—	58	Current: Other current assets
Current: Other assets	80	111(1)	191	Current: Other current assets
Trade and other receivables	109	—	109	Other non-current assets
Inventories	1,116	—	1,116	Stockpiles and ore on leach pads
Other financial assets	351	—	351	Other non-current assets
Property, plant and equipment	12,996	32(3)	13,028	Property, plant and mine development, net
Goodwill	686	—	686	Goodwill
Other intangible assets	32	(32)(3)	—
Deferred tax assets	50	—	50	Deferred income tax assets
Investment in associates	483	—	483	Investments
Other assets	45	—	45	Other non-current assets
Total assets	$17,521	$—	$17,521	Total assets
LIABILITIES				LIABILITIES
Current: Trade and other payables	$693	$(14)(4)	$679	Current: Accounts payable
	—	166(4)	166	Current: Employee-related benefits
Current: Lease liabilities	45	—	45	Current: Lease and other financing obligations
Current: Borrowings	—	—	—	Current: Debt
Current: Provisions	176	(152)(4)	24	Current: Other current liabilities
Current: Current tax liability	37	—	37	Current: Income and mining taxes
Current: Other financial liabilities	33	—	33	Current: Other current liabilities
Borrowings	1,935	—	1,935	Debt
Lease liabilities	65	—	65	Lease and other financing obligations
Provisions	511	(12)(5)	499	Reclamation and remediation liabilities
Deferred tax liabilities	2,314	—	2,314	Deferred income tax liabilities
	—	12(5)	12	Employee-related benefits
Other financial liabilities	—	—	—	Other non-current liabilities
Total liabilities	5,809	—	5,809	Total liabilities

Newcrest Financial Statement Line	Newcrest Historical Amount	Reclassifications	Newcrest Historical Reclassified Amount	Newmont Financial Statement Line
EQUITY				EQUITY
Issued capital	13,764	(13,764)(6)	—	Common stock
	—	13,931(6)(7)	13,931	Additional paid-in capital
Accumulated losses	(1,440)	—	(1,440)	Retained earnings (accumulated deficit)
Reserves	(612)	(167)(7)	(779)	Accumulated other comprehensive income (loss)
Total equity	$11,712	$—	$11,712	Total equity

(1)
Represents a reclassification of Newcrest’s other accounts receivable, historically included in Trade and other receivables, to Other current assets at Newmont.

(2)
Represents a reclassification of Newcrest’s stockpiles, historically included in Inventories, to Stockpiles and ore on leach pads at Newmont.

(3)
Represents a reclassification of Newcrest’s software, historically included in Other intangible assets, to Property, plant and mine development, net at Newmont.

(4)
Represents a reclassification of Newcrest’s employee-related benefits, historically included in Trade and other payables and Provisions, to current Employee-related benefits at Newmont.

(5)
Represents a reclassification of Newcrest’s non-current employee-related benefits, historically included in Provisions, to Employee-related benefits at Newmont.

(6)
Represents a reclassification of Newcrest’s ordinary shares, which have no par value and were historically included in Issued capital, to Additional paid-in capital at Newmont.

(7)
Represents a reclassification of Newcrest’s share-based payment reserve, historically included in Reserves, to Additional paid-in capital at Newmont.

3.   IFRS to U.S. GAAP and Accounting Policy Alignment Adjustments
IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect Newcrest’s historical audited and unaudited consolidated income statements and consolidated statement of financial position on a U.S. GAAP basis for the purposes of the unaudited pro forma financial information. In addition, material adjustments have also been made to align Newcrest’s significant accounting policies under IFRS to Newmont’s significant accounting policies under U.S. GAAP when there is no specific difference between IFRS and U.S. GAAP.
(a)
By-product versus co-product revenue accounting

Under Newmont’s accounting policy, a metal is considered a by-product when sales represent less than 10 percent and up to 20 percent of the total sales from all metals on a life of mine basis and revenue from by-product metal sales is recognized as a reduction to Cost applicable to sales. Additionally, mark-to-market impacts related to provisionally priced by-product sales are recognized in Cost applicable to sales, while mark-to-market impacts related to provisionally priced co-product sales are recognized in Sales.
Newcrest’s accounting policy is to recognize proceeds from sales of all metals in Sales and all mark-to-market impacts of provisionally priced sales within Other expense, net.
The following table reflects the impact of reclassifying sales for certain metals that are considered by-products metals by Newmont, and the reclassification of mark-to-market impacts of provisionally priced co-product sales from Other expense, net to Sales:

(in millions)	For the six months ended June 30, 2023	For the year ended December 31, 2022
Condensed Statements of Operations
Decrease to sales	$(31)	$(110)
Decrease to cost applicable to sales	$(38)	$(36)
Increase (decrease) to other expense, net	$7	$(74)

(b)
Impairment charges

Under both U.S. GAAP and IFRS, long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired. Under U.S. GAAP, an asset group is first tested for recoverability by determining if the carrying amount exceeds the expected future cash flows from the asset group on an undiscounted basis. If the asset group is determined not to be recoverable on an undiscounted basis, an impairment expense is recorded for the excess of the asset group’s carrying amount over its fair value. Further, future reversal of a previously recognized impairment loss is prohibited.
Under IFRS, when an impairment indicator is determined to exist, an impairment expense is recorded for the excess of a cash generating unit’s carrying amount over the greater of its fair value less costs of disposal and its value in use. Impairment expense previously recorded is reversible in subsequent periods under certain conditions.
The following table reflects the reversal of impairment expense recognized by Newcrest under IFRS, when assessed under U.S. GAAP on an undiscounted cash flow basis, after adjusting the carrying value of the property, plant and mine development for (i) incremental depreciation expense which would have been recorded had the asset not been impaired, (ii) the exclusion of resources from recoverable ounces, utilized in calculating depreciation expense, to align with Newmont’s accounting policy, and (iii) reversing mine development and stripping costs capitalized by Newcrest, as outlined in Note 3(c):
(in millions)	As at June 30, 2023	For the six months ended June 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Increase to property, plant and mine development, net	$973
Increase to deferred income tax liabilities	$292
Condensed Statements of Operations
Increase to depreciation and amortization		$15	$32
Increase to income and mining tax benefit (expense)		$5	$10

(c)
Mine development and stripping costs

Under U.S. GAAP, Newmont capitalizes mine development costs and stripping costs to access the main ore body after mineralization is classified as proven and probable reserves, and before the production phase of the mine. After the production phase of a mine is achieved, stripping costs are included as variable production costs of stockpiles and ore on leach pads.
Under IFRS, Newcrest capitalizes mine development costs, including stripping costs to remove overburden and waste to access the main ore body, and in addition, Newcrest continues to capitalize stripping costs after the production phase of a mine if certain conditions are met and when the strip ratio exceeds the estimated life of mine strip ratio of the open pit mine. The capitalized stripping costs are depreciated over the expected useful life of the identified component of the ore body that is made more accessible by the activity, on a units-of-production basis.
The following table reflects the reversal of mine development and stripping costs capitalized by Newcrest before mineralization is classified as proven and probable reserves and after the production phase of a mine is achieved, net of depreciation and amortization. These costs are included as variable production costs, as further outlined in Note 3(g):

(in millions)	As at June 30, 2023	For the six months ended June 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Decrease to property, plant and mine development, net	$(364)
Decrease to deferred income tax liabilities	$(116)
Decrease to accumulated other comprehensive income (loss)	$(1)
Condensed Statements of Operations
Increase to cost applicable to sales		$98	$229
Decrease to depreciation and amortization		$(98)	$(235)

(d)
Depreciation and amortization

Under U.S. GAAP, Newmont’s accounting policy is to amortize certain mine development costs using the units-of-production method based on estimated recoverable ounces or pounds in proven and probable reserves. Under IFRS, Newcrest includes estimated recoverable ounces contained in proven and probable reserves and, at certain operations, a portion of resources that are considered to be highly probable of being economically recovered.
The impact of excluding resources from recoverable ounces in units-of-production method based depreciation expense calculations is included in certain adjustments and is noted where applicable.
(e)
Exploration and evaluation costs

Under U.S. GAAP, Newmont incurs exploration and evaluation costs during exploration and development phases. Costs incurred during the exploration phase and before mineralization is classified as proven and probable reserves are expensed. Costs incurred during the development phase and after mineralization is classified as proven and probable reserves are capitalized.
Under IFRS, an entity is able to make an accounting policy election on whether to expense or capitalize exploration, evaluation and deferred feasibility costs. Newcrest capitalizes exploration, evaluation and deferred feasibility costs if either such costs are expected to be recouped, significant exploration activity is ongoing with a reasonable assessment of the existence of economically recoverable reserves, or when expenditures are incurred to enable a development decision.
The following table reflects the impact of expensing a portion of the exploration, evaluation and deferred feasibility costs capitalized by Newcrest under IFRS as those costs were incurred before declaration of proven and probable reserves as required for capitalization under U.S. GAAP:
(in millions)	As at June 30, 2023	For the six months ended June 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Decrease to property, plant and mine development, net	$(464)
Decrease to deferred income tax liabilities	$(134)
Increase to accumulated other comprehensive income (loss)	$3
Condensed Statements of Operations
Increase to exploration		$8	$17
Increase to income and mining tax benefit (expense)		$3	$6

(f)
Equity method investments

Under U.S. GAAP, the equity method is applied if an investor has the ability to exercise significant influence over the operating and financial policies of an investee. A common stock investment in a corporate entity that provides an investor with ownership of 20 percent or more of the investee’s voting stock, but with less than a controlling financial interest, leads to a presumption that the investor has the ability to exercise significant influence over the investee. Conversely, an investment of less than 20 percent of the voting stock of an investee leads to a presumption that an investor does not have the ability to exercise significant influence unless such ability can be demonstrated. Newmont’s accounting policy considers both ownership percentage and other factors impacting the ability to exercise significant influence, such as present voting rights related to board representation and other advisory arrangements, when assessing whether an investor has significant influence. The evaluation of significant influence is generally consistent under both IFRS and U.S. GAAP, except U.S. GAAP considers only present voting rights while IFRS also takes into consideration potential voting rights that are currently exercisable.
Certain investments held by Newcrest are below the presumed 20 percent ownership, have the current rights to board representation that are unfulfilled, and have separate advisory arrangements. Therefore, the presumption of significant influence is not met under U.S. GAAP.
The following table reflects the impact of converting certain interests held by Newcrest from the equity method of accounting under IFRS to a marketable equity security under U.S. GAAP as the percentage ownership is less than 20 percent:
(in millions)	As at June 30, 2023	For the six months ended June 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Decrease to investments	$(3)
Increase to accumulated other comprehensive income (loss)	$6
Condensed Statements of Operations
Increase (decrease) to other income (loss), net		$2	$(61)
Increase to equity income (loss) of affiliates		$4	$5

(g)
Stockpiles and ore on leach pads

Under U.S. GAAP, costs that are incurred in or benefit the production process are accumulated as stockpiles and ore on leach pads. Stockpiles and ore on leach pads are carried at the lower of average cost or net realizable value. Net realizable value represents the estimated future sales price of the product based on current and long-term metals prices, less the estimated costs to complete production and bring the product to sale. Costs are added to stockpiles and ore on leach pads based on current mining costs, including stripping costs incurred during the production phase of a mine (refer to Note 3(c)), and applicable depreciation and amortization relating to mining operations. Costs are removed from stockpiles and ore on leach pads based on the average cost per estimated recoverable ounce as material is processed.
Under IFRS, ore stockpiles are largely accounted for in the same manner with the exception of stripping costs during the production phase of a mine, which are capitalized when certain conditions are met. Under Newcrest’s accounting policy, costs are added to stockpiles based on current mining costs incurred including applicable overheads and depreciation and amortization on a unit of production basis for mining operations and removed on the basis of each stockpile’s average cost per tonne as material is processed. Production stripping costs are capitalized separately for each component of the mine, which is defined as a specific volume of the ore body that is made accessible by the stripping activity and amortized on a unit of production basis.
The following table reflects the impact to the carrying value of ore stockpiles under U.S. GAAP, including alignment to Newmont’s accounting policies on inventory valuation methodology, and is comprised of: (i) the reversal of stripping costs capitalized by Newcrest, as outlined in Note 3(c), (ii) the reversal of previous impairment expense recognized by Newcrest, as outlined in Note 3(b), (iii) the allocation of mining costs per ounce on the basis of recoverable ounces as compared to on a per tonne basis, and (iv) alignment relating to the capitalization of costs for ore stockpiles:
(in millions)	As at June 30, 2023	For the six months ended June 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Increase to inventories	$8
Increase to current stockpiles and ore on leach pads(1)	$18
Increase to stockpiles and ore on leach pads(1)	$655
Increase to deferred income tax liabilities	$204
Condensed Statements of Operations
Decrease to costs applicable to sales		$(25)	$(93)
Increase to depreciation and amortization		$11	$35
Decrease to income and mining tax benefit (expense)		$(4)	$(17)

(1)
Comprised of $188 million for reversal of stripping costs, $74 million for reversal of previous impairment expense and $411 million related to Newmont’s valuation methodology.

(h)
Derivatives

Under U.S. GAAP, the definition of a derivative requires the existence of a notional amount, a payment provision or both. In circumstances in which a notional amount is not determinable (e.g., when the quantification of such an amount is highly subjective and relatively unreliable) and no payment provision exists, the contract would not be accounted for as a derivative. Under IFRS, the definition of a derivative does not require the existence of a notional amount or payment provision.
The following table reflects the impact of the reversal of fair value associated with the derivative instruments determined not to meet the definition of a derivative under U.S. GAAP:
(in millions)	As at June 30, 2023	For the six months ended June 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Decrease to other current assets	$(7)
Decrease to other non-current assets	$(33)
Decrease to deferred income tax liabilities	$(8)
Condensed Statements of Operations
Decrease to other income (loss), net		$—	$(2)

(i)
Employee-related benefits

Under U.S. GAAP, an entity uses the service period approach to account for termination benefits when certain conditions are met. Benefits accumulate over time based on length of service. Under this approach, the benefit cost is accrued over an employee’s service period.
Under IFRS, an entity recognizes termination benefits as a liability and an expense only when an entity is demonstrably committed to the redundancies by having (i) a detailed plan for the terminations and (ii) when it can no longer withdraw the offer made in relation to termination benefits. This generally results in termination benefits being recognized when the closure date for a mine site has been announced and other recognition criteria have been met.

The following table reflects the accrual of employee severance for Newcrest and its consolidated subsidiaries as well as the impact of revaluation of the accrual for the periods presented:
(in millions)	As at June 30, 2023	For the six months ended June 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Increase to employee-related benefits	$205
Decrease to deferred income tax liabilities	$(64)
Condensed Statements of Operations
Increase to costs applicable to sales		$3	$5
Increase to income and mining tax benefit (expense)		$1	$2

(j)
Lease and other financing obligations

Under U.S. GAAP, a lessee identifies a lease at inception of the agreement and classifies it as either a finance lease or an operating lease based on the application of five specific criteria. Under IFRS, similar to U.S. GAAP, a lessee identifies a lease at inception of the agreement but does not distinguish between an operating lease and a finance lease. A single recognition and measurement model is applied to all leases under IFRS.
While the initial measurement and recognition of a lease is similar under U.S. GAAP and IFRS, the subsequent measurement differs. Under U.S. GAAP, a straight-line expense is recognized for an operating lease, as opposed to IFRS, which yields a higher expense in earlier years of the lease term.
The following table reflects the impact of reclassifying certain Newcrest leases as operating leases under U.S. GAAP:
(in millions)	As at June 30, 2023	For the six months ended June 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Decrease to property, plant and mine development, net	$(83)
Increase to other non-current assets	$83
Decrease to current lease and other financing obligations	$(32)
Increase to other current liabilities	$32
Decrease to lease and other financing obligations	$(57)
Increase to other non-current liabilities	$57
Condensed Statements of Operations
Increase to cost applicable to sales		$18	$32
Decrease to depreciation and amortization		$(16)	$(29)
Decrease to interest expense, net of capitalized interest		$2	$3

(k)
Reclamation and remediation liabilities

Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
The unaudited pro forma financial information does not reflect the impact of converting Newcrest’s reclamation and remediation liabilities and related reclamation and remediation expenses on a U.S. GAAP basis as it is impractical to re-estimate the impact of period-to-period revisions to the timing or amount of the original reclamation liability over historical periods using the layering approach and credit-adjusted risk-free rates. In addition, the impact of converting reclamation and remediation liabilities from IFRS to U.S. GAAP is not meaningful because, under the acquisition method of accounting, reclamation and remediation liabilities are recorded at fair value as of the closing date of the Transaction. Therefore, Newmont has reflected the adjustment to recognize Reclamation and remediation liabilities, and related reclamation and remediation expense, at their estimated fair value on the Transaction closing date. Refer to Note 4(e) below for additional information.
4.
Transaction Accounting Adjustments

The following adjustments have been made to the unaudited pro forma financial information to reflect certain preliminary purchase price accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the unaudited pro forma financial information of the combined group. At this time, Newmont is not aware of any additional transaction-related adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected or disclosed in the pro forma adjustments.
(a)
Transaction costs and other one-time charges

The increase in Other expense, net of $557 million for the year ended December 31, 2022 and the corresponding increase in Other current liabilities of $557 million, of which $430 million relates to stamp duty, and a decrease in Deferred income tax liabilities of $47 million as of June 30, 2023, reflects the adjustment to recognize transaction costs and other non-recurring charges expected to be incurred in connection with the Transaction. For the six months ended June 30, 2023, $21 million and $14 million were recognized in Other expense, net by Newmont and Newcrest within their historical financial information, respectively, relating to transaction costs and non-recurring charges incurred.
(b)
Inventories and Stockpiles and ore on leach pads

The increase in Inventories and decrease in Stockpiles and ore on leach pads by $30 million and $1,578 million reflect the adjustments to recognize the fair value estimates as of June 30, 2023, respectively. As a result of the decrease, there was a decrease to Costs applicable to sales of $76 million and $168 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, and a decrease to Depreciation and amortization by $13 million and $26 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively.
(c)
Property, plant and mine development, net

The adjustment to increase Property, plant and mine development, net by $1,928 million reflects the fair value estimate of property, plant, and mine development as of June 30, 2023, and the related increase to Depreciation and amortization of $37 million and $88 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively.
(d)
Investments

The adjustment to increase Investments by $570 million reflects the fair value estimate of equity method investments as of June 30, 2023. The increase in fair value of equity method investments resulted in a basis difference, which is amortized into Equity income (loss) of affiliates, resulting in a decrease of $15 million and $30 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively.

(e)
Reclamation and remediation liabilities

The fair value of Reclamation and remediation liabilities decrease of $125 million as of June 30, 2023, $7 million of which is included in Other current liabilities, reflects an adjustment to recognize reclamation and remediation liabilities at fair value as of June 30, 2023. The resulting decrease in Reclamation and remediation expense and Depreciation and amortization of the related reclamation and remediation liabilities and property, plant and mine development net for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, is not material.
(f)
Debt

The net adjustment to current and noncurrent Debt reflects the increase of $796 million and is comprised of: (i) a $298 million reclassification from noncurrent Debt to current Debt as a result of the Transaction which will trigger a change of control clause and a potential repayment of the committed unsecured bilateral bank debt facility (“Revolver facility”) within 90 days subject to obtaining a bank waiver; (ii) a $188 million decrease in the fair value of Newcrest’s assumed $1,747 million Corporate Bonds as of June 30, 2023; and (iii) an expected $984 million increase in the assumed Newcrest Revolver facility as of June 30, 2023. Newcrest expects to utilize its Revolver facility to make the special dividend payment to its shareholders of $1.10 per Newcrest share immediately prior to the consummation of the Transaction. As a result of the increase to the Debt, Interest expense, net of capitalized interest increased by $36 million and $71 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively.
(g)
Income taxes

Deferred income taxes have been recognized based on the pro forma IFRS to U.S. GAAP accounting, policy alignment, and fair value adjustments to identifiable assets acquired and liabilities assumed of Newcrest using the statutory tax rate on a jurisdictional basis. In addition, an estimate of the reset in tax basis in the Australian assets has been made, with any fair value uplifts being tax effected. The $261 million decrease in Deferred tax liabilities reflects the preliminary estimate of deferred tax assets and liabilities recognized on the new book to tax basis differences of assets acquired and liabilities assumed.
The estimated income and mining tax expense impact of the pro forma adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.
(h)
Newcrest shareholders’ equity

The adjustment reflects the elimination of $12,116 million of Newcrest’s shareholders’ equity, which represents the historical book value of Newcrest’s net assets including IFRS to U.S. GAAP and accounting policy adjustments of $404 million, as a result of the application of purchase price accounting.
The adjustment reflects an increase of $572 million and decrease of $38 million to Common stock and Additional paid-in capital, respectively, to reflect the issuance of 358 million shares of Newmont common stock with a par value of $1.60 per share to satisfy the issuance of 0.400 of a share of Newmont common stock for each Newcrest ordinary share outstanding pursuant to the Transaction agreement, assuming a closing price of Newmont common stock on August 3, 2023 of $40.44 per share. In addition, Retained earnings (accumulated deficit) and Accumulated other comprehensive income (loss) have been adjusted by $1,044 million and $771 million, respectively, to eliminate Newcrest’s historical equity balances, adjusted for IFRS to U.S. GAAP differences and transaction accounting adjustments as of June 30, 2023.

The table below reflects elimination of Newcrest’s shareholders’ equity after adjustments for IFRS to U.S. GAAP differences and purchase price accounting and other pro forma adjustments as of June 30, 2023:
	As at June 30, 2023
(in millions)	Reclassified Historical Newcrest	IFRS to U.S. GAAP and Accounting Policy Adjustments	Transaction Accounting Adjustments	Equity Adjustments	Pro Forma Newcrest
Common stock	$—	$—	$—	$572(1)	$572
Additional paid-in capital	13,931	—	—	(38)(2)	13,893
Accumulated other comprehensive income (loss)	(779)	8	—	771(3)	—
Retained earnings (accumulated deficit)	(1,440)	396	(510)	1,044(4)	(510)
Total Newcrest equity	$11,712	$404	$(510)	$2,349	$13,955

(1)
Represents issuance of 358 million shares of Newmont common stock with a par value of $1.60 per share in exchange of 894 million Newcrest ordinary shares.

(2)
Represents adjustment to Additional paid-in capital, to record issuance of 358 million shares of Newmont common stock for $13,893 million, calculated by deducting the $572 million common stock (see (1) above) from the preliminary purchase consideration of $14,465 million.

(3)
Represents adjustment to write-off Newcrest’s historical Accumulated other comprehensive income (loss) of $(779) million, net of $8 million for IFRS to U.S. GAAP and accounting policy adjustments.

(4)
Represents adjustment to write-off Newcrest’s historical Retained earnings (accumulated deficit) of $(1,440) million, net of $396 million for IFRS to U.S. GAAP and accounting policy adjustments. The remaining $(510) million represents transaction costs, inclusive of tax impacts, as discussed in Note 4(a).

(i)
Goodwill

Goodwill is calculated as the difference between the preliminary estimated purchase price and the fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed of Newcrest. The fair value of assets acquired and liabilities assumed is preliminary and will be finalized upon completion of the Transaction. Based on the preliminary purchase price allocation, Newmont has recognized $2,534 million of Goodwill after adjusting for $686 million of reclassified historical Newcrest Goodwill in the unaudited pro forma balance sheet. This amount may increase or decrease based on the final purchase price allocation. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes.
(j)
Earnings per share

The pro forma combined diluted earnings per share presented below reflects the adjustment to weighted average number of shares outstanding based on 0.400 of a share of Newmont common stock for each share of Newcrest ordinary shares outstanding as of August 3, 2023 as follows:
(in millions, except per share)	For the six months ended June 30, 2023	For the year ended December 31, 2022
Pro forma net income (loss) from continuing operations attributable to Newmont stockholders	$972	$(155)
Pro forma basic weighted average Newmont shares outstanding(1)	1,152	1,152
Pro forma basic earnings (loss) per share	$0.84	$(0.13)
Pro forma diluted weighted average Newmont shares outstanding(2)	1,153	1,153
Pro forma diluted earnings (loss) per share(3)	$0.84	$(0.13)

(1)
For the six months ended June 30, 2023 and the year ended December 31, 2022, basic shares outstanding of 1,152 million is comprised of 794 million shares of Newmont common stock and 358 million shares of Newmont common stock to be exchanged for 894 million shares of issued and outstanding Newcrest ordinary shares as of August 3, 2023.

(2)
For the six months ended June 30, 2023 and the year ended December 31, 2022, diluted shares outstanding of 1,153 is comprised of 795 million shares of Newmont common stock and 358 million shares of Newmont common stock to be exchanged for 894 million shares of issued and outstanding Newcrest ordinary shares as of August 3, 2023.

(3)
Potentially dilutive shares were excluded in the computation of diluted loss per share for the year ended December 31, 2022 as they were antidilutive.

UNAUDITED PRO FORMA PER SHARE DATA
The following table presents, as of the dates and for the periods indicated, selected historical unaudited pro forma combined financial information per share of Newmont common stock and Newcrest ordinary shares. You should read this information in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements of Newmont and notes thereto incorporated by reference into this proxy statement (see the section entitled “Where You Can Find More Information” beginning on page 197 of this proxy statement) and the consolidated financial statements of Newcrest and notes thereto included in this proxy statement (see Annex B).
Newcrest’s consolidated financial statements are prepared in accordance with IFRS, which differs in a number of significant respects from U.S. GAAP. For a general discussion of the significant differences between IFRS and U.S. GAAP, please see the section entitled “Summary of Significant IFRS to U.S. GAAP Differences and Accounting Policy Alignment” beginning on page 26 of this proxy statement.
The following pro forma information has been prepared in accordance with the rules and regulations of the SEC and accordingly includes the effects of acquisition accounting. It does not reflect cost savings, synergies or certain other adjustments that may result from the Transaction. This information is presented for illustrative purposes only. You should not rely on the pro forma combined or equivalent pro forma amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined group. The pro forma information, although helpful in illustrating the financial characteristics of the combined group under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring, or other factors that may result as a consequence of the Transaction and, accordingly, does not attempt to predict or suggest future results.
The following table assumes the issuance of approximately 358 million shares of Newmont common stock in connection with the Transaction, which is the number of shares issuable by Newmont in connection with the Transaction assuming the Transaction occurred on January 1, 2022 and based on the number of outstanding Newcrest ordinary shares at August 3, 2023. As discussed in this proxy statement, the actual number of shares of Newmont common stock issuable under the Transaction will be adjusted based on the number of Newcrest ordinary shares outstanding at the completion of the Transaction. The pro forma data in the table assumes that the Transaction occurred on January 1, 2022 for condensed combined statement of operations purposes and on June 30, 2023 for condensed combined balance sheet purposes.
	As at and for the six months ended June 30, 2023
(in millions, except per share)	Newmont	Newcrest(1)	Pro Forma Combined
Income (loss) from continuing operations per common share
Basic	$0.62	$0.54	$0.84
Diluted	$0.62	$0.54	$0.84
Shares used in calculating basic and diluted income (loss) from continuing operations per common share
Basic	794	894	1,152
Diluted	795	897	1,153
Book value per share	$24	$13	$29

(1)
Income (loss) from continuing operations per common share for Newcrest was derived the historical unaudited consolidated income statement of Newcrest for the six months ended June 30, 2023, which has been derived by subtracting the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2022, from the historical audited consolidated income statement for the fiscal year ended June 30, 2023. The historical audited and unaudited consolidated financial statements of Newcrest are prepared in accordance with IFRS as issued by the IASB. The weighted average shares were recalculated on a calendar year basis.

The following table assumes the issuance of approximately 358 million shares of Newmont common stock in connection with the Transaction, which is the number of shares issuable by Newmont in connection with the Transaction assuming the Transaction occurred on January 1, 2022 and based on the number of outstanding Newcrest ordinary shares at that time. As discussed in this proxy statement, the actual number of shares of Newmont common stock issuable under the Transaction will be adjusted based on the number of Newcrest ordinary shares outstanding at the completion of the Transaction. The pro forma data in the table assumes that the Transaction occurred on January 1, 2022 for condensed combined statement of operations purposes and on December 31, 2022 for condensed combined balance sheet purposes.
	As at and for the year ended December 31, 2022
(in millions, except per share)	Newmont	Newcrest(1)	Pro Forma Combined
Income (loss) from continuing operations per common share
Basic	$(0.58)	$0.98	$(0.13)
Diluted(2)	$(0.58)	$0.98	$(0.13)
Shares used in calculating basic and diluted income (loss) from continuing operations per common share
Basic	794	881	1,152
Diluted	795	884	1,153
Book value per share	$24	$13	$29

(1)
Income (loss) from continuing operations per common share for Newcrest was derived from the historical unaudited consolidated income statement of Newcrest for the twelve months ended December 31, 2022, which has been derived by adding the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2022, to the financial data from the historical audited consolidated income statement for the fiscal year ended June 30, 2022, and subtracting the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2021. The historical audited and unaudited consolidated financial statements of Newcrest are prepared in accordance with IFRS as issued by the IASB. The weighted average shares were recalculated on a calendar year basis.

(2)
Potentially dilutive shares were excluded in the computation of diluted income (loss) from continuing operations per common share for Newmont and Pro Forma Combined for the year ended December 31, 2022 as they were antidilutive.

DIVIDENDS
Newmont
In March 2023 and June 2023 Newmont paid quarterly dividends on shares of Newmont common stock of $0.40 per share and in July 2023 Newmont’s board of directors declared a quarterly dividend of $0.40 per share, which is expected to be paid in September 2023, in each case determined under Newmont’s dividend framework. Newmont’s dividend framework is non-binding and is periodically reviewed and reassessed by Newmont’s board of directors. The declaration and payment of future dividends remains at the full discretion of Newmont’s board of directors and will be determined based on Newmont’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, gold and commodity prices, and other factors deemed relevant by Newmont’s board of directors. See “Cautionary Statement Regarding Illustrative Measures” for further information. See also a description of rights relating to Newmont’s common stock under the heading “Dividend Rights” in Exhibit 4.15 to Newmont’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, which is incorporated herein by reference.
Newcrest
Subject to the conditions of the Transaction Agreement, Newcrest expects to pay a franked Special Dividend of $1.10 per issued and fully paid Newcrest ordinary share prior to the implementation of the

Transaction, held on the Special Dividend record date, subject to the Scheme becoming effective. The franking of the Special Dividend amount is subject to change based on timing of implementation of the Scheme, business performance, finalization of tax compliance matters relevant to the Newcrest Australian tax consolidated group, foreign exchange movements and an Australian Taxation Office class ruling. The final decision on the amount of the Special Dividend will be made by Newcrest’s board of directors.
As permitted by the Transaction Agreement, a dividend of $0.20 per Newcrest ordinary share for the financial year ended June 30, 2023 was determined by the Newcrest board of directors and will be paid on September 18, 2023. In addition, under the terms of the Transaction Agreement, Newcrest may, subject to complying with certain requirements, declare and pay a dividend of up to $0.10 per Newcrest ordinary share per quarterly period occurring after June 30, 2023, if the Scheme has not become effective by December 1, 2023.

RISK FACTORS
You should consider carefully the following risk factors, as well as the other information set forth in and incorporated by reference into this proxy statement, before making a decision on the share issuance proposal or the amendment proposal presented. As a stockholder of Newmont following implementation of the Transaction, you will be subject to all risks inherent in the business of Newmont in addition to the risks relating to Newcrest. The market value of your shares will reflect the performance of the business relative to, among other things, that of the competitors of Newmont and general economic, market and industry conditions. The value of your investment may increase or may decline and could result in a loss. You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this proxy statement. For information regarding the documents incorporated into this proxy statement by reference, see the section entitled “Where You Can Find More Information” beginning on page 197 of this proxy statement.
RISKS RELATING TO THE TRANSACTION
The Transaction is subject to satisfaction or waiver of a number of conditions.
The Transaction is conditional upon, among other things:
•
approval by the Newmont stockholders of the issuance of the shares of Newmont common stock (proposed to be issued to Newcrest shareholders in exchange for their Newcrest ordinary shares or underlie the issue of New Newmont CDIs or New Newmont PDIs to Newcrest shareholders in exchange for their Newcrest ordinary shares, as applicable, pursuant to the Transaction Agreement);

•
approval by the Newcrest shareholders and by the Court of the Scheme; and

•
Newmont and Newcrest’s receipt of certain regulatory approvals, including approval of competition or antitrust authorities in Australia, Canada, Japan, PNG, South Korea and the Philippines and foreign investment authorities in Australia. See “Regulatory and Other Approvals Required for the Transaction” beginning on page 125 in this proxy statement. As at the date of this proxy statement, clearance has been received from the Canadian Competition Bureau, the ICCC, the KFTC and the ACCC.

In addition, certain regulatory approvals will need to be obtained in connection with the Transaction that are not conditions to the Transaction. A number of these conditions, including Newcrest shareholder and Court approvals, are not expected to be obtained until after the special meeting of the Newmont stockholders, and the period between the special meeting of Newmont stockholders and implementation of the Transaction may be significant. The regulatory approval processes may take a lengthy period of time to complete. There can be no assurance that any or all such approvals will be obtained or will be obtained in a timely manner. Even if such approvals or conditional approvals are obtained, no assurance can be given as to the terms, conditions and timing of the approvals or whether they will be acceptable to Newmont (in terms of any impact on the Transaction or the combined company’s operations). In addition, Newmont and Newcrest may waive certain of these conditions either before or after the special meeting of Newmont stockholders without requiring the further approval of Newmont stockholders.
The Transaction Agreement may be terminated in certain circumstances and we may be required to pay a reverse break fee.
Each of Newmont and Newcrest has the right to terminate the Transaction Agreement in certain circumstances. For instance, either party may terminate the Transaction Agreement if there is or may be a failure of a condition precedent to be satisfied or waived (where capable of waiver) in accordance with its terms and Newmont and Newcrest are unable to agree on a revision to the terms of the Transaction Agreement after such failure of the condition precedent or if the Scheme has not become effective by 11:59 p.m. (Melbourne, Australia time) on February 15, 2024 (the “End Date”). See “The Transaction Agreement, the Scheme and the Deed Poll — Termination” beginning on page 189 in this proxy statement. Failure to implement the Transaction could negatively impact the trading price of our common stock or otherwise adversely affect Newmont’s business.

In addition, if, during the Exclusivity Period, (i) there is a change in recommendation with respect to the share issuance proposal by a member of the Newmont board of directors (unless Newmont is entitled to terminate the Transaction Agreement for a material breach of the Transaction Agreement by Newcrest), (ii) Newcrest validly terminates the Transaction Agreement for a material breach of certain terms of the Transaction Agreement by us, (iii) a Newmont Competing Proposal is announced and, within 18 months of announcement, such Newmont Competing Proposal is completed or (iv) Newmont or Newmont Sub fails to pay or procure the payment of the Scheme Consideration in accordance with the Transaction Agreement, we will be required to pay a reverse break fee of approximately $375 million to Newcrest. If the Transaction Agreement is validly terminated by Newmont or Newcrest for a failure to obtain Newmont stockholder approval of the share issuance proposal, we will be required to pay a reverse break fee equal to the aggregate of all third-party costs and expenses actually incurred by the Newcrest Group during the period commencing on January 14, 2023 and ending on the date of the special meeting of Newmont stockholders at which the share issuance proposal is voted. If a reverse break fee is ultimately required to be paid by Newmont, the payment of such fee will have an adverse impact on our financial results.
We will incur significant transaction and transaction-related costs in connection with the Transaction.
We and Newcrest have incurred and expect to incur additional significant costs associated with the Transaction and combining the businesses of the two companies. Our fees and expenses related to the Transaction include financial advisor fees, filing fees, taxes, legal and accounting fees, soliciting fees and regulatory fees. Some of these fees will be paid regardless of whether the Transaction is implemented. The combined company will incur costs associated with combining the two companies. However, it is difficult to predict the amount of these costs before the integration process begins. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from efforts to integrate the companies. Such costs may be significant and could have an adverse effect on our future results of operations, cash flows and financial condition.
The issuance of a significant number of shares of Newmont common stock in connection with the Transaction and a resulting “market overhang” could adversely affect the market price of shares of our common stock after implementation of the Transaction.
On implementation of the Transaction, a significant number of additional shares of our common stock will be issued and available for trading in the public market. The increase in the number of shares of our common stock may lead to sales of such shares or the perception that such sales may occur (commonly referred to as “market overhang”), either of which may adversely affect the market for, and the market price of, shares of our common stock (and New Newmont CDIs and New Newmont PDIs).
In addition, if the Transaction is not implemented, the market price of our common stock could decline to the extent that it reflects an assumption that the Transaction will be implemented or is material to our business strategy.
We do not currently control Newcrest and its subsidiaries.
We will not control Newcrest and its subsidiaries until implementation of the Transaction and the business and results of operations of the combined company may be adversely affected by events that are outside of the combined company’s control during the intervening period. The performance of Newcrest may be influenced by, among other factors, economic downturns, changes in commodity prices, political instability in the countries in which Newcrest operates, changes in applicable laws, expropriation, increased environmental regulation, volatility in the financial markets, unfavorable regulatory decisions, litigation, regulatory action, rising costs, civil and labor unrest, disagreements with joint venture partners, delays in ongoing exploration and development projects and other factors beyond the combined company’s control. See “— Risks Relating to Newcrest” beginning on page 62 in this proxy statement. As a result of any one or more of these factors, among others, the operations and financial performance of Newcrest may be negatively affected, which may adversely affect the future financial results of the combined company.
Newcrest and Newmont may be the targets of legal claims, securities class actions, derivative lawsuits and other claims and negative publicity related to the Transaction.
Newcrest and Newmont may be the target of securities class actions and derivative lawsuits related to the Transaction, which could result in substantial costs and may delay or prevent implementation of the

Transaction. Securities class action lawsuits and derivative lawsuits may be brought against companies that have entered into an agreement to acquire a public company or to be acquired. Third parties may also attempt to bring claims against Newmont or Newcrest seeking to restrain the Transaction or seeking monetary compensation or other remedies. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting implementation of the Transaction, then that injunction may delay or prevent implementation.
In addition, political and public attitudes towards the Transaction could result in negative press coverage and other adverse public statements affecting Newmont and Newcrest. Adverse press coverage and other adverse statements could lead to investigations by regulators, legislators and law enforcement officials or in legal claims or otherwise negatively impact the ability of the combined company to take advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on the combined company’s business, financial condition and results of operations.
The exchange ratio is fixed and will not be adjusted in the event of any change in either Newmont’s or Newcrest’s share price.
Upon implementation of the Transaction, holders of all issued and fully paid Newcrest ordinary shares as of the Scheme Record Date will be entitled to receive, for each Newcrest ordinary share, (1) 0.400 New Newmont Shares, (2) 0.400 New Newmont CDIs or (3) 0.400 New Newmont PDIs, to be issued by Newmont pursuant to the Scheme. This exchange ratio was fixed in the Transaction Agreement and will not be adjusted to reflect changes in the market price of either Newcrest ordinary shares or Newmont common stock before the Transaction is implemented. Share price changes may result from a variety of factors (many of which are beyond Newmont’s and Newcrest’s control), including the following:
•
changes in Newmont’s and Newcrest’s respective businesses, operations and prospects;

•
investor behavior and strategies, including market assessments of the likelihood that the Transaction will be implemented, including related considerations regarding Court approval and regulatory clearance of the Transaction;

•
interest rates, general market and economic conditions and other factors generally affecting the price of Newmont’s and Newcrest’s shares; and

•
federal, state and local legislation, governmental regulation and legal developments in the businesses in which Newmont and Newcrest operate.

The price of Newmont’s common stock at implementation of the Transaction will vary from its price on the date the Transaction Agreement was executed, the date of this proxy statement and the date of the special meeting. As a result, the market value represented by the exchange ratio will also vary. For example, based on the range of closing prices of Newmont common stock during the period from May 12, 2023, the last trading day before public announcement of the Transaction, through August 21, 2023, the latest practicable date before the date of this proxy statement, the exchange ratio represented a market value ranging from a low of $15.28 to a high of $18.84 for each Newcrest ordinary share. Such market value was determined excluding the impact of any special dividend. Therefore, because the exchange ratio is fixed, prior to implementation of the Transaction, Newmont stockholders and Newcrest shareholders cannot be sure of the market value of the Scheme Consideration that will be issued to Newcrest shareholders upon implementation of the Transaction.
Newmont stockholders will experience reduction of the percentage of their equity and voting interests as a result of the stock issuance.
In connection with the Transaction, Newmont is expected to issue approximately 358 million shares of its common stock to Newcrest shareholders or, in respect of Newcrest ordinary shares held by Ineligible Foreign Shareholders, to a sale agent (see “The Transaction Agreement, the Scheme and the Deed Poll — Ineligible Foreign Shareholders” beginning on page 172 in this proxy statement). Immediately following implementation of the Transaction, Newmont anticipates that shares of Newmont common stock held by former Newcrest shareholders and existing Newmont stockholders will represent approximately 31% and 69%, respectively, of the fully diluted shares of Newmont common stock immediately after implementation of the Transaction, based on the number of shares outstanding as of July 31, 2023 and giving effect to the treatment of the outstanding Newcrest Equity Incentives as required under the Transaction Agreement. Accordingly, the issuance of shares of Newmont common stock to Newcrest shareholders will have the effect of reducing the percentage of equity and voting interest held by each of Newmont’s existing stockholders. Consequently, Newmont stockholders as a group will have less influence over the management and policies of the combined company after the Transaction than they currently exercise.
Market response to the Transaction or significant delays in implementation of the Transaction could negatively affect the price of the combined company’s common stock or have an adverse impact on the combined company’s business and operations.
The market price of the combined company’s common stock may vary significantly from the price on the date of the Transaction Agreement. Negative market response to the Transaction or any significant delays in implementation of the Transaction could negatively affect the combined company’s stock price.
In addition, there can be no assurance that the conditions precedent under the Transaction Agreement will be satisfied in a timely manner or at all. If implementation of the Transaction is delayed, the market price of our common stock and Newcrest’s ordinary shares (and therefore the combined company’s common stock) may decline significantly, particularly to the extent the market price reflects a market assumption that the Transaction will be implemented in a particular timeframe. Share price changes may result from a variety of factors that are beyond the combined company’s control, including:
•
market assessment of the likelihood of the Transaction being implemented;

•
changes in the respective businesses, operations or prospects of Newmont or Newcrest, including their respective ability to meet earnings estimates;

•
governmental or litigation developments or regulatory considerations affecting Newmont or Newcrest or the mining industry;

•
general business, market, industry or economic conditions;

•
the worldwide supply/demand balance for gold and copper and the prevailing commodity price environment; and

•
other factors beyond the combined company’s control, including those described elsewhere in, or incorporated by reference into, this “Risk Factors” section.

RISKS RELATING TO IMPLEMENTATION OF THE TRANSACTION
Significant demands will be placed on the combined company as a result of the Transaction.
As a result of the pursuit and implementation of the Transaction, significant demands will be placed on the managerial, operational and financial personnel and systems of the combined company. There can be no assurance that the systems, procedures and controls of Newmont and Newcrest will be adequate to support the expansion of operations and associated increased costs and complexity following and resulting from implementation of the Transaction. The future operating results of the combined company will be affected by the ability of its officers and key employees to manage changing business conditions, to integrate Newcrest, to implement a new business strategy and to improve its operational and financial controls and reporting systems.
The combined company may not realize the anticipated benefits of the Transaction and the integration of Newcrest may not occur as planned.
We have pursued the Transaction with the expectation that its implementation will result in an increase in sustained profitability, cost savings and enhanced growth opportunities for the combined company. These anticipated benefits will depend in part on whether Newcrest’s and Newmont’s operations can be integrated in an efficient and effective manner. A significant number of operational and strategic decisions and certain staffing decisions with respect to integration of the two companies have not yet been made. These decisions and the integration of the two companies will present challenges to management, including the integration of systems and personnel of the two companies, which may be geographically separated, anticipated and unanticipated liabilities, unanticipated costs (including substantial capital expenditures required by the integration) and the loss of key employees.
The performance of the combined company’s operations after implementation of the Transaction could be adversely affected if, among other things, the combined company is not able to achieve the anticipated savings and synergies expected to be realized in pursuing the Transaction, or retain key employees to assist in the integration and operation of Newcrest and Newmont. The implementation of the Transaction may pose special risks, including one-time write-offs, restructuring charges and unanticipated costs. In addition, the integration process could result in diversion of the attention of management and disruption of existing relationships with suppliers, employees, customers and other constituencies of each company. Although Newmont and its advisors have conducted due diligence on the operations of Newcrest, there can be no guarantee that Newmont is aware of any and all liabilities of the Newcrest Group. As a result of these factors, it is possible that certain benefits expected from the combination of Newcrest and Newmont may not be realized.
Newcrest’s public filings are subject to Australian disclosure standards, which differ from SEC disclosure requirements.
Our mineral reserve and resource estimates have been prepared in accordance with Subpart 1300 of Regulation S-K adopted by the SEC (the “S-K 1300 Standard”). Newcrest’s Ore Reserve and Mineral Resource estimates (the “Newcrest Historical Estimates”) have been prepared by Newcrest in accordance with the applicable reporting requirements of, and are based on confidence categories defined in, the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves, December 2012 (the “JORC Code”), and the reporting requirements of the ASX Listing Rules Chapter 5, July 2022 (together, “the Australian Standards”), each of which differs from the requirements of the S-K 1300 Standard. We have not been involved in the preparation of the Newcrest Historical Estimates. Newcrest has not been involved in the preparation of our mineral reserve and resource estimates.
The S-K 1300 Standard and the Australian Standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but embody different approaches and definitions. For example, the terms “Ore Reserve,” “Proved Ore Reserve,” “Probable Ore Reserve,” “Mineral Resource,” “Measured Mineral Resource,” “Indicated Mineral Resource,” and “Inferred Mineral Resource” are Australian mining terms as defined in the JORC Code, and their definitions differ from the definitions of the terms “mineral reserve,” “proven mineral reserve,” “probable mineral reserve,” “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” under the S-K 1300 Standard. “Inferred mineral resources” have a great amount of uncertainty as to the existence of such resources and their economic and legal feasibility. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Under the S-K 1300 Standard, a pre-feasibility study, as defined under the S-K 1300 Standard, is typically required to report mineral reserves supported by a discounted cash flow analysis. The requirements for a pre-feasibility study under the S-K 1300 Standard are generally stricter than what is acceptable under JORC and could require reclassification of previously declared mineral reserves to mineral resources, and there may also be adjustments to the amounts of previously declared mineral reserves and resources pending further study work. In addition to such adjustments, the JORC Code allows Measured and Indicated Mineral Resources to be reported inclusive of Mineral Resources modified to produce its Ore Reserves whereas the S-K 1300 Standard requires mineral resources to be reported exclusive of mineral reserves.
Expectations regarding the mineral reserves and mineral resources of Newmont and Newcrest following implementation of the Transaction will remain subject to adjustment, pending continuing review of Newcrest’s mineral reserves and mineral resources in accordance with the S-K 1300 Standard. Future adjustment may occur due to differing standards, required study levels, price assumptions, future divestments and acquisitions and other factors. No assurances can be made that the Newcrest Historical Estimates will be recognized as Newmont mineral reserves or mineral resources and any differences may be material.

The Newmont board of directors and Newmont’s financial advisors considered financial projections in connection with the Transaction, and actual performance of Newmont and Newcrest may differ materially from these projections.
The Newmont board of directors and BofA Securities, Centerview and Lazard (collectively, “Newmont’s financial advisors”) considered, among other things, certain projections with respect to each of Newmont (the “Newmont projections”), Newcrest (based on Newcrest’s forecast as adjusted by Newmont management, the “adjusted Newcrest projections”) and the combined company following the implementation of the Transaction (the “combined pro forma projections” and, together with the Newmont projections and the adjusted Newcrest projections, the “projections”) prepared by Newmont management. All such projections were based on assumptions and information available at the time such projections were prepared. Newmont and its advisors do not know whether the assumptions made with respect to the projections will be realized. Such information can be adversely affected by known or unknown risks and uncertainties, many of which are beyond Newmont’s and Newcrest’s control. Further, financial forecasts of this type are based on estimates and assumptions that are inherently subject to risks and other factors such as company performance, geological uncertainties, industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of Newmont and Newcrest, including the factors described elsewhere in, or incorporated by reference into, this “Risk Factors” section and this proxy statement and described in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 71 of this proxy statement, which factors and changes may impact such forecasts or the underlying assumptions. As a result of these contingencies, there can be no assurance that the financial and other projections will be realized or that actual results will not be significantly higher or lower than projected. In view of these uncertainties, the inclusion of the projections in this proxy statement, and the references in this proxy statement should not be regarded as an indication that Newmont, its board of directors, or any of its advisors or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results.
The projections were prepared for internal use and to, among other things, assist Newmont and its advisors in evaluating the transaction. The projections were not prepared with a view toward public disclosure or toward compliance with U.S. GAAP, published guidelines of the SEC regarding forward-looking statements and the use of non-U.S. GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Ernst & Young LLP, Newmont’s independent registered public accounting firm, has not examined, compiled or performed any procedures with respect to the projections.
In addition, the projections have not been updated or revised to reflect information or results after the date that such financial and other forecasts were prepared or as of the date of this proxy statement. Except as required by applicable securities laws, Newmont does not intend to update or otherwise revise its financial and other forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.
The unaudited pro forma consolidated financial information of Newmont and Newcrest is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of the combined company following implementation of the Scheme.
The unaudited pro forma consolidated financial information included in this proxy statement is presented for illustrative purposes only to show the effect of implementation of the Scheme, and should not be considered to be an indication of the financial condition or results of operations of the combined company following implementation of the Scheme. For example, the unaudited pro forma consolidated financial information has been prepared using the historical consolidated financial statements of Newmont and of Newcrest for certain specific periods and do not represent a financial forecast or projection. In addition, the unaudited pro forma consolidated financial information included in this proxy statement is based in part on certain assumptions regarding the Transaction and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these types of adjustments and assumptions are difficult to make with complete accuracy, and other factors may affect the combined company’s results of operations or financial condition following implementation of the Scheme.

In addition, in preparing the unaudited pro forma consolidated financial information contained in this proxy statement, effect has been given to, among other things, implementation of the Scheme and the issuance of the Scheme Consideration. The unaudited pro forma consolidated financial information does not reflect all of the costs that are expected to be incurred in connection with the Transaction. For example, the impact of any incremental costs incurred in integrating Newmont and Newcrest is not reflected in the unaudited pro forma consolidated financial information. See the notes to the unaudited pro forma consolidated financial statements of Newmont and Newcrest included in “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 29 of this proxy statement.
Accordingly, the historical and unaudited pro forma consolidated financial information included in this proxy statement does not necessarily represent the combined company’s results of operations and financial condition had Newmont and Newcrest operated as a combined entity during the periods presented, or of the combined company’s results of operations and financial condition following implementation of the Scheme.
The actual financial condition and results of operations of the combined company following implementation of the Scheme may not be consistent with, or evident from, the unaudited pro forma financial information. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following implementation of the Scheme. Any potential decline in the combined company’s financial condition or results of operations may cause a significant decrease in the combined company’s stock price.
The opinions obtained by Newmont from its financial advisors as to the fairness of the exchange ratio provided for in the Transaction Agreement, from a financial point of view, to Newmont only speak as of the date of such opinions, and will not be updated to reflect changes in circumstances from the signing of the Transaction Agreement in May 2023 through implementation of the Transaction.
Newmont’s financial advisors presented their respective financial analyses to the Newmont board of directors and also delivered their respective oral opinions, which were subsequently confirmed in writing, that as of the dates of, and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications as described in such written opinions, the exchange ratio provided for in the Transaction Agreement was fair, from a financial point of view, to Newmont. However, Newmont has not obtained updated opinions from its financial advisors as of the date of this proxy statement, and Newmont does not anticipate asking its financial advisors to update their opinions.
Because the opinions were issued in connection with the signing of the Transaction Agreement and will not be updated, the opinions will not address the fairness to Newmont, from a financial point of view, of the exchange ratio provided for in the Transaction Agreement at the time the Transaction is implemented or as of any date other than the date of the opinions. The opinions also do not address the prices at which Newmont common stock, New Newmont CDIs, New Newmont PDIs or Newcrest ordinary shares will trade at any time. The opinions that Newmont received from BofA Securities, Centerview and Lazard are attached as Annexes C, D and E to this proxy statement, respectively. For a description of the opinions, see the section entitled “The Transaction — Opinions of Newmont’s Financial Advisors to the Newmont Board of Directors” beginning on page 95 of this proxy statement.
The combined company will face new political risks in certain jurisdictions in which Newcrest operates.
Newcrest’s principal operations, development and exploration activities will expose the combined company to new jurisdictions, including PNG, Ecuador and Fiji, some of which may be considered to have an increased degree of political and sovereign risks. Newcrest conducts operations, development and exploration activities and holds significant investments in Australia, the United States, Chile, PNG, Canada, Ecuador and Fiji. Any material adverse changes in the government policies or legislation of such countries or any other country in which Newcrest has economic interests may affect the viability and profitability of the combined company following implementation of the Transaction. See “— Risks Relating to Newcrest — Newcrest’s operations at Lihir and Wafi-Golpu in PNG are subject to political and regulatory risks and other uncertainties” and “— Risks Relating to Newcrest — Newcrest’s operations at Red Chris and Brucejack in British Columbia, Canada are subject to political and regulatory risks and other uncertainties” beginning on pages 65 and 66, respectively, in this proxy statement.

While the governments in PNG, Ecuador and Fiji have historically supported the development of natural resources by foreign companies, there is no assurance that such governments will not in the future adopt different regulations policies or interpretations with respect to, but not limited to, foreign ownership of mineral resources, royalty rates, taxation, rates of exchange, environmental protection, labor relations, repatriation of income or return of capital, restrictions on production or processing, price controls, export controls, currency remittance, or Newcrest’s obligations under its respective mining codes and stability conventions. The possibility that such governments may adopt substantially different policies or interpretations, which might extend to the expropriation of assets, may have a material adverse effect on the combined company following implementation of the Transaction. Political risk also includes the possibility of terrorism, civil or labor disturbances and political instability. No assurance can be given that applicable governments will not revoke or significantly alter the conditions of the applicable exploration and mining authorizations nor can assurance be given that such exploration and mining authorizations will not be challenged or impugned by third parties. The effect of any of these factors may have a material adverse effect on the combined company’s results of operations and financial condition.
Implementation of the Transaction may result in one or more ratings organizations taking actions which may adversely affect the combined company’s business, financial condition and operating results, as well as the market price of the combined company’s common stock.
Rating organizations regularly analyze the financial performance and condition of companies and may re-evaluate the combined company’s credit ratings following implementation of the Transaction. Factors that may impact the combined company’s credit ratings include debt levels, planned asset purchases or sales and near-term and long-term production growth opportunities, liquidity, asset quality, cost structure, product mix and commodity pricing levels. If a ratings downgrade were to occur in connection with the Transaction, the combined company could experience higher borrowing costs in the future and more restrictive covenants which would reduce profitability and diminish operational flexibility. No assurance can be provided that any of our current ratings will remain in effect following implementation of the Transaction for any given period of time or that a rating will not be lowered by a rating agency if, in its judgment, circumstances so warrant.
Increased exposure to foreign exchange fluctuations and capital controls may adversely affect the combined company’s earnings and the value of the combined company’s assets.
The combined company’s reporting currency will be the U.S. dollar and the majority of its earnings and cash flows will be denominated in U.S. dollars. Newcrest’s operations are also conducted in U.S. dollars, but Newcrest conducts some of its business in currencies other than the U.S. dollar. As a result, following implementation of the Transaction, the combined company’s consolidated earnings and cash flows may also be impacted by movements in the exchange rates to a greater extent than prior to implementation of the Transaction. In particular, any change in the value of the currencies of the Australian dollar, the Canadian dollar, the PNG kina, the Chilean peso or the Fijian dollar versus the U.S. dollar could negatively impact the combined company’s ability to realize all of the anticipated benefits of the Transaction.
In addition, from time to time, emerging markets such as those in which the combined company will operate adopt measures to restrict the availability of the local currency or the repatriation of capital across borders. These measures are imposed by governments or central banks, in some cases during times of economic instability, to prevent the removal of capital or the sudden devaluation of local currencies or to maintain in-country foreign currency reserves. In addition, many emerging markets require consents or reporting processes before local currency earnings can be converted into U.S. dollars or other currencies and/or such earnings can be repatriated or otherwise transferred outside of the operating jurisdiction. These measures may have a number of negative effects on the combined company, including reducing the immediately available capital that the combined company could otherwise deploy for investment opportunities or the payment of expenses. In addition, measures that restrict the availability of the local currency or impose a requirement to operate in the local currency may create other practical difficulties for the combined company.
In particular, PNG is currently experiencing a backlog by foreign and domestic companies and governmental agencies to convert kina into foreign currencies, particularly into the U.S. dollar. Revenue generation and profitability in respect of foreign exchange transactions are dependent on volumes and margins, which are subject to volatility and regulatory intervention by the Bank of Papua New Guinea. There is a risk that continued volatility, and further changes in applicable regulations or policy, may adversely impact future revenue and profitability.
There have also been talks of devaluation of the kina which, if implemented, may also negatively impact the combined company’s ability to realize some of the anticipated benefits of the Transaction.
The combined company will face new legislation and tax risks in certain Newcrest operating jurisdictions.
Newcrest has operations and conducts business in certain jurisdictions in which we do not currently operate or conduct business, including PNG and Fiji, which may increase the combined company’s susceptibility to sudden tax changes. Taxation laws in these jurisdictions are complex, subject to varying interpretations and applications by the relevant tax authorities and subject to changes and revisions in the ordinary course. In addition, following implementation of the Transaction, the combined company may be subject to tax liabilities that may exist at Newcrest or that may arise in connection with implementation of the Transaction which are currently unknown. Any unexpected taxes imposed on the combined company could have a material and adverse impact on the combined company’s financial position.
Failure by us or Newcrest to comply with applicable laws prior to the Transaction could subject the combined company to penalties and other adverse consequences following implementation of the Transaction.
Newcrest is subject to anti-corruption and anti-bribery laws, including the U.S. Foreign Corrupt Practices Act, the Australian Criminal Code Act 1995 (Cth) and the Corruption of Foreign Public Officials Act (Canada). The foregoing laws prohibit companies and their intermediaries from making improper payments to officials, require the maintenance of records relating to such transactions and also require an adequate system of internal controls. The combined company may be liable for any violation of the foregoing laws attributable to us or Newcrest prior to implementation of the Transaction.
We and Newcrest are also subject to a wide variety of laws relating to the environment, health and safety, taxes, employment, labor standards, money laundering, terrorist financing and other matters. Failure by us or Newcrest to comply with any of the foregoing legislation prior to implementation of the Transaction could result in severe criminal or civil sanctions, and may subject the combined company to other liabilities, including fines, prosecution and reputational damage, all of which could have a material adverse effect on the business, consolidated results of operations and consolidated financial condition of the combined company following implementation of the Transaction. The compliance mechanisms and monitoring programs adopted and implemented by us or Newcrest prior to implementation of the Transaction may not adequately prevent or detect possible violations of such applicable laws. Investigations by governmental authorities related to any actual or perceived violation of the foregoing laws could also have a material adverse effect on the business, consolidated results of operations and consolidated financial condition of the combined company following implementation of the Transaction.
The pendency of the Transaction may cause disruptions in our business and Newcrest’s business, which could have an adverse effect on the combined company’s business, financial condition or results of operations.
Parties with which we and Newcrest do business may experience uncertainty associated with the Transaction, including with respect to current or future business relationships with us, Newcrest or the combined company. Our and Newcrest’s relationships may be subject to disruption as customers, suppliers and other persons with whom we and Newcrest have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with us or Newcrest, as applicable, or consider entering into business relationships with parties other than us or Newcrest. In addition, our current and prospective associates may experience uncertainty about their future roles, which might adversely affect our ability to attract and retain key personnel and key management and other employees may be difficult to retain or may become distracted from day-to-day operations because matters related to the Transaction may require substantial commitments of their time and resources. These disruptions could have an adverse effect on the results of operations, cash flows and financial position of us, Newcrest or the combined company following implementation of the Transaction, including an adverse effect on the combined company’s ability to realize the expected synergies and other benefits of the Transaction. The risk, and adverse effect, of any disruption could be exacerbated by a delay in implementation of the Transaction or the termination of the Transaction Agreement.
Risk Factors listed in Newmont’s SEC filings.
In addition to considering the other information in this proxy statement, you should carefully consider the risk factors set forth in Newmont’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, and Newmont’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on July 20, 2023, each of which is incorporated by reference into this proxy statement.
RISKS RELATING TO NEWCREST
Gold and copper mining companies are subject to extensive environmental laws and regulations, and noncompliance with these requirements can result in sanctions, including suspension of environmental permits, fines and temporary or permanent disruptions to mining operations and projects, claims for damages, complaints from the local community and reputational harm.
Mining activities, including those conducted by Newcrest, are subject to extensive environmental laws and regulations in the various jurisdictions in which these operations are conducted. Compliance with environmental laws and regulations are subject to regular change and require significant expenditure, and noncompliance may result in enforcement action, fines, prosecutions or other sanctions, requirements to take improvement actions, including changes to production and investments in pollution control technologies, claims for personal injury or property damage or other loss, or inability to maintain or secure necessary licenses and permits, as well as reputational harm. Specific examples where Newcrest faces such risks include the following:
Waste Rock and Tailings Management
Newcrest’s mining and ore refining/metals extraction processes generate waste by-products such as waste rock (managed in waste rock dumps or, in the case of Lihir (as defined below), harbor waste rock platforms and permitted barge dumping locations) and tailings (managed by the use of tailings storage facilities, lacustrine deposition in the case of Brucejack (as defined below) or deep sea tailings placement in the case of Lihir and as proposed at Wafi-Golpu (as defined below)). Tailings storage facilities are constructed progressively throughout the life of the mine to support increasing capacity requirements. If there is a failure in the integrity of a tailings storage facility, there is a risk that tailings or large volumes of water and/or potentially contaminating materials may be released and cause material harm to human health and/or the environment downstream of the facility. Such an occurrence could severely damage Newcrest’s reputation and materially adversely impact its operating results and financial condition. It may also subject Newcrest to civil and/or criminal action, penalties and claims from environmental and planning regulators and/or affected third parties, and may lead to the suspension or disruption of Newcrest’s operations and projects.
Tailings Storage Facilities and Dust Emissions at Cadia
Tailings deposition was suspended at Cadia Holdings Pty Ltd’s. (“Cadia Holdings”) tailings storage facilities in March 2018 following an embankment slump of its Northern Tailings Storage Facility (“NTSF”), and deposition is expected to remain suspended until repairs of the NTSF wall are completed. In December 2019, Cadia Holdings received approval from the New South Wales Department of Planning and Environment (the “NSW DPE”) to fully utilize the decommissioned Cadia Hill mine pit for deposition of dewatered tailings. In December 2021, the NSW DPE granted approval to increase the permitted processing capacity from 32 to 35 million tonnes of ore in a calendar year. Such approval was subject to certain conditions, including that Cadia Holdings commission and publish an independent air quality audit report that includes a description of the details and scheduling of all reasonable and feasible best practice measures that are being implemented by Cadia Holdings to minimize off-site air quality impacts of the mine.
The independent air quality audit report published by Cadia Holdings in August 2022 indicated that dust emitted from two ventilation exhaust rises which vent emissions from underground processing operations exceeded levels permitted by applicable law. During the quarter ended June 2023, the New South Wales Environment Protection Authority (“NSW EPA”) issued variations to its Environment Protection License (“EPL”), a Prevention Notice and Notices to Provide Information regarding the management of, and investigation into potential breaches relating to, dust emissions and other air pollutants from the Cadia tailings storage facilities and ventilation rises. The license variations largely formalized the actions Cadia Holdings had developed in consultation with the NSW EPA and was already undertaking across a range of measures.
Cadia Holdings received a letter from the NSW EPA in June 2023 requiring it to immediately comply with specific statutory requirements and EPL conditions. Adjustments were implemented underground, including a reduction in mining rates, modifications to the ventilation circuit and the installation of additional dust sprays and spray curtains.
In August 2023, the NSW EPA commenced proceedings in the state Land and Environment Court against Cadia Holdings, alleging that air emissions from Cadia in March 2022 exceeded the standard of concentration for total solid particles permitted under applicable laws due to the use of surface exhaust fans at the mine. The NSW EPA’s investigation regarding the management of air emissions from the mine is ongoing.
Failure to maintain compliance with applicable law or Cadia Holdings’ EPL may result in the NSW EPA suspending or revoking Cadia Holdings’ EPL, seeking court orders or issuing additional prevention notices to modify or cease certain activities. Ongoing enforcement, and challenges in maintaining compliance, may impact Cadia Holdings’ ability to secure a future expansion of its project approval to extend the life of mine from 2031 to 2055. In addition, Cadia Holdings has previously been, and may in the future be, subject to prosecutions and penalties for noncompliance with air quality requirements or the terms of its EPL, including in respect of emissions from any vent rise or emissions from the NTSF and the Southern Tailings Storage Facility (“STSF”). Operational changes required to achieve or maintain compliance, including reductions in mining rates and other limitations on mining or processing operations, or additional requirements to install costly pollution control equipment, may adversely impact Newcrest’s operating results and financial condition.
Environmental Sampling in the Cadia Area
In early 2023, residents living near Cadia (as defined below) raised concerns about potential impacts to drinking water supplies by various contaminants, including metals such as lead, nickel and copper, which they allege are related to emissions from the vent rises at Cadia, as well as periodic dust emission events at NTSF and STSF. In response to community concerns, the New South Wales Ministry of Health tested the quality of residents’ kitchen tap water and reported that it was safe to drink. The NSW EPA also undertook water testing in the local area and initial results show that the majority of results from the kitchen tap samples show metal concentrations below the Australian Drinking Water Guidelines values. External experts retained by Newcrest also conducted sampling of more than 100 residential rainwater tanks, the results of which indicated only eight instances in which applicable quality standards were not satisfied. The majority of the instances of non-compliance that were identified are believed to be influenced by building and plumbing materials. A particulate characterization study, which was undertaken by the Australian government’s Australian Nuclear Science Technology Organisation (the “ANSTO”) and commissioned by Cadia Holdings in collaboration with the local community, assessed the PM2.5 dust contribution from Cadia to the regional air shed over a 12-month period and concluded that Cadia contributed only a small percentage of soil particulate matter. In fact, soil was determined to be the least significant source of air pollution over the 12-month period, contributing less than 10% to the total PM2.5 mass. The ANSTO study also determined that metals of concern recently identified by the community, such as lead, nickel, selenium and chromium, occurred at very low levels in the PM2.5 fraction and did not exceed any national standard. The report is part of a comprehensive suite of independent air and water quality investigations, including with respect to air quality monitoring, dispersion modelling and lead fingerprinting, being conducted to determine the source of metals within the local airshed and to assess any health risks to the local community, if any, from air emissions from the Cadia mine site. In light of these developments at Cadia, there is a heightened level of community concern relating to the perceived impact of mining activities on the health of the community, and the condition of residential properties, located in proximity to Cadia. These developments, including community complaints associated with Newcrest’s activities at Cadia could give rise to reputational harm, operational disruptions, increased regulatory scrutiny of mining activities or delays to project development.
New South Wales Parliamentary Inquiry
In July 2023, a New South Wales Parliamentary inquiry (Legislative Council’s Portfolio Committee No. 2  – Health) was commenced into current and potential community impacts of gold, silver, lead and zinc mining on human health, land, air and water quality in New South Wales. The inquiry process will include written submissions, public hearings and witness testimony. The committee’s terms of reference for the inquiry state that the committee will publish a report containing its findings, as well as its non-binding recommendations to the New South Wales Government, in November 2023. Although it is uncertain at this stage, it is possible that the inquiry’s findings may result in new regulation. Newcrest will provide a submission to the committee.
Newcrest’s operations and projects may be subject to risks related to Newcrest’s relationships and/or agreements with local communities and laws for the protection of cultural heritage, which could materially adversely impact Newcrest’s operating results and financial condition.
Newcrest’s relationships with the communities that are located near its operations or on whose land it operates are essential to the success of its existing operations, exploration activities and the construction and development of its projects. A failure to manage relationships with such communities may lead to local dissatisfaction which, in turn, may lead to interruptions to Newcrest’s operations, exploration activities and development projects. Specific challenges in community relations include community concerns over management of increased traffic, migratory workforces, environmental impacts and resource depletion, social, environmental and cultural heritage impacts, increasing expectations regarding the level of benefits that communities receive, benefits sharing with Indigenous peoples’ governments, concerns focused on the level of transparency regarding the payment of compensation and the provision of other benefits to affected landholders and the wider community. In particular, opposition by Indigenous communities to Newcrest’s activities may require modifications to or preclude operation or development of its projects or may require entry into additional agreements with Indigenous communities, which may result in additional costs. Newcrest’s current and future operations are subject to a risk that one or more Indigenous communities in the locations in which Newcrest operates may oppose continued operation, further development or new development of its projects or operations. Claims and protests driven by such opposition may disrupt or delay activities, including permitting, at Newcrest’s operations and projects.
The negotiation and review of agreements, including components such as business development, participation, co-management and compensation and other benefits, involve complicated and sensitive issues, associated expectations and often competing interests. The nature and subject matter of these negotiations may result in community unrest which, in some instances, may lead to interruptions to Newcrest’s exploration programs, operational activities or delays to project implementation or development.
Additionally, the evolving obligations of governments and Indigenous people under international, national and local legislation and international conventions pertaining to the rights of Indigenous people may impact Newcrest’s operations and projects. For example, the government of British Columbia, Canada has adopted the Declaration on the Rights of Indigenous Peoples Act (2019) to implement the United Nations Declaration on the Rights of Indigenous Peoples (“UNDRIP”) in British Columbia, which may impact Red Chris (as defined below) and Brucejack.
Newcrest is also subject to laws and regulations that provide for the protection and management of cultural heritage in the jurisdictions in which Newcrest operates. For example, following the destruction of Indigenous heritage sites at Juukan Gorge in Western Australia in 2020 and the inquiry and reports issued by the Commonwealth Parliament Joint Standing Committee on Northern Australia in 2021, mining companies have come under heightened scrutiny regarding cultural heritage management, including, for example, with respect to their governance and management processes and procedures around cultural heritage, engagement with Indigenous communities and protection of cultural landscapes. Although the parliamentary inquiry focused on Indigenous cultural heritage, laws to protect and manage cultural heritage also cover non-Indigenous (historic) heritage.

In Western Australia, where Newcrest’s Telfer operation (“Telfer”) and the Havieron project, in which Newcrest holds a 70% interest, are located, the Aboriginal Cultural Heritage Act 2021 (WA) came into force in July 2023, replacing the Aboriginal Heritage Act 1972 (WA) and introducing new offenses and increased penalties aimed at better protecting Aboriginal cultural heritage in Western Australia. On August 8, 2023, the Western Australian Premier announced that the Aboriginal Cultural Heritage Act 2021 (WA) will be completely repealed, with an amended Aboriginal Heritage Act 1972 (WA) replacing it.
Further, Newcrest’s operations could inadvertently disturb protected cultural heritage assets, resulting in international scrutiny by investors and non-governmental organizations, negative impact on shareholder value, compensation and/or offset claims, increased costs to projects and operations, delays impacting construction or production or project development, court action or other legal proceedings and lasting reputational damage.
Newcrest’s operations at Lihir and Wafi-Golpu in PNG are subject to political and regulatory risks and other uncertainties.
Newcrest’s Lihir operation (“Lihir”), which comprises an open pit mine that produces gold doré, is located on the island of Aniolam, PNG. Newcrest also holds a 50% interest in a joint venture that owns the Wafi-Golpu exploration project (“Wafi-Golpu” and such joint venture, “WGJV”), which is located in the province of Morobe, PNG. The current PNG administration, led by Prime Minister James Marape, has stated that it wants to increase benefits for PNG from extractive projects. Potential policy changes could include introducing a new production sharing regime for minerals and oil/gas, amending or replacing the PNG Mining Act of 1992, introducing domestic processing/refining requirements, changing the level and manner of local equity participation in projects and introducing new taxation regimes, banking and foreign exchange controls and/or controls pertaining to the holding of cash and remittance of profits and capital to parent companies. Any such change could impact Newcrest’s operating results and financial condition.
In 2020, the PNG government prepared and submitted to the National Parliament of PNG (the “PNG Parliament”) a proposed new organic law to introduce a production sharing regime for the mining sector. The proposed organic law will require the approval of a two thirds majority of the PNG Parliament and, if passed in its current proposed form, purports to transfer ownership of minerals from the State of PNG to state-owned entities who would then be responsible for negotiating mineral production sharing arrangements. As currently drafted, the bill containing the proposed organic law will not apply to Lihir, but could potentially apply to Wafi-Golpu if a mining lease or mining development contract is not in place before the effective date for the proposed organic law. Prime Minister Marape has indicated that the law is intended to become effective in 2025. The bill is yet to be debated in the PNG Parliament.
On October 29, 2021, Prime Minister Marape announced proposed legislation which, if enacted, would regulate the export of gold from PNG and require that mining companies operating in PNG refine gold with a new national mint. At this stage, it is unclear whether this proposed legislation will become law and, if so, when it would take effect. In addition, in June 2023, the PNG government released a new national gold bullion policy setting out the government’s objective of establishing a domestic gold bullion program to refine gold, hold gold reserves and eventually enter into trading in the world gold market. It is unclear when or how the new national gold bullion policy will be implemented, and how the policy will interact with the legislation proposed in 2021. Under the terms of the Lihir mining development contract, Newcrest may be required to refine a portion of its Lihir gold production within PNG if certain quality and security requirements are met and the terms offered are commercially competitive, but it is otherwise free to enter into arms’ length refining contracts with refineries outside of PNG.
The PNG government has also announced that it is considering replacing the current PNG Income Tax Act with a new Income Tax Act (the “NITA”) with limited consultation undertaken to date. The latest draft legislation provides that the NITA will come into force from January 1, 2024. If passed in the current proposed form, the NITA would introduce significant tax uncertainty and potentially adverse tax outcomes for Newcrest. For example, the NITA is incomplete in its current form due to the lack of transitional provisions, key regulations and other key ancillary pieces of legislation. Without these key provisions, it is not clear how existing tax attributes of mining companies would be treated under the NITA, which may have a material adverse effect on Newcrest given the material tax attributes held by Lihir and Wafi-Golpu. The PNG government has indicated that transitional provisions, regulations and other required legislation will be introduced, but no drafts have been released or made available for public consultation to date. Any adverse changes to income tax laws will affect Lihir because it has no fiscal stability agreement with the PNG government and may also affect Wafi-Golpu depending on the terms of any project agreements that may be entered into with the PNG government.
There is also the potential for legal challenges to the Wafi-Golpu permitting process as it progresses towards completion, including by PNG provincial governments, landowner groups and civil society organizations. For example, in March 2021 and December 2022, the governor of Morobe Province and certain residents of the surrounding areas of Wafi-Golpu, respectively, commenced judicial review applications against the State of PNG, challenging the December 2020 grant of the environmental permit for Wafi-Golpu. Both reviews are still to be heard and determined. Any such legal challenges may adversely impact the Wafi-Golpu permitting process. In addition, WGJV is currently engaging with the State of PNG to progress the permitting of Wafi-Golpu and has commenced discussions relating to its application for a special mining lease, which was submitted to the PNG Mineral Resources Authority in 2016. On April 6, 2023, WGJV signed a Framework Memorandum of Understanding with the State of PNG, which confirmed the parties’ intent to proceed with the project at Wafi-Golpu, subject to finalizing the permitting process and approvals of the boards of both Newcrest and Harmony Gold, and progress toward signing a mining development contract, which is a prerequisite to granting a special mining lease. The timing for completing the discussions is uncertain and there is no assurance of the outcomes.
Changes in the laws, regulations and policies described above, or to the manner in which they are interpreted or applied to Newcrest, may also adversely impact Newcrest’s ability to extend the Lihir special mining lease upon its expiration in 2035.
Newcrest’s operations at Red Chris and Brucejack in British Columbia, Canada are subject to political and regulatory risks and other uncertainties.
Newcrest holds a 70% interest in the Red Chris operation (“Red Chris”), which comprises an open pit mine that produces gold, copper and silver concentrate, located in British Columbia, Canada. Newcrest’s Brucejack operation (“Brucejack”), which comprises an underground mine that produces gold/silver doré and flotation concentrate and hosts the Valley of the Kings high-grade gold deposit, is also located in British Columbia, Canada. In British Columbia, as well as in Canada more generally, the nature and extent of Indigenous rights and title remains the subject of active debate, claims and litigation. First Nations in British Columbia have made claims in respect of Indigenous rights and title to substantial portions of land and water in the province. Some of these claims are made outside of treaty and other processes. The effect of such claims on any particular area of land will not be determinable until the exact nature of historical use, occupancy and rights to such property have been clarified, whether by a decision of the Canadian courts or definition in a treaty or otherwise. First Nations in British Columbia are seeking settlements with respect to these claims, including compensation from governments, and are seeking rights to regulate activities by companies within their traditional territories. The effect of these claims cannot be estimated at this time. The federal and provincial governments in Canada have been seeking to negotiate settlements with respective groups throughout British Columbia in order to resolve many of these claims. Although none of these claims have had material adverse impacts on Red Chris or Brucejack, the issues surrounding Indigenous title and rights remain ongoing.
In addition, the government of British Columbia has adopted the Declaration on the Rights of Indigenous Peoples Act (2019) to implement the UNDRIP in British Columbia. The legislation commits to systematically review the province’s laws for alignment with UNDRIP principles, while also encouraging new agreements with Indigenous groups that are intended to address outstanding governance questions around the nature of Indigenous rights and title interests in British Columbia.
On June 15, 2021, the province of British Columbia was directed to negotiate an agreement with the Tahltan Central Government (the “TCG”) of the Tahltan Nation with respect to Red Chris, which agreement would require that decisions under the British Columbia Environmental Assessment Act be exercised either jointly by the province of British Columbia and the TCG or by the province of British Columbia, subject to the prior informed consent of the TCG. Decisions under the British Columbia Environmental Assessment Act will be required for the construction and operation of a block cave mine at Red Chris. A consent agreement or process is not yet in place and the impacts of such an agreement or process on the permitting for the proposed development and operation of the Red Chris block cave mine are therefore currently unknown.
Additionally, several First Nations in British Columbia have recently launched challenges against the constitutionality of the “free entry” mineral staking regime in the province and the government of British Columbia pledged to reform the Mineral Tenure Act, which governs the acquisition and holding of mineral tenures in British Columbia, in consultation with First Nations and First Nation organizations. The impacts of these developments on the acquisition and renewal of mineral tenures in British Columbia are not yet known.
Legal proceedings, investigations, regulatory actions and disputes could expose Newcrest to significant liabilities and materially adversely affect its operating results and financial condition.
Legal proceedings, investigations, regulatory actions and disputes (including tax audits and disputes) could have a material adverse effect on Newcrest’s operating results and financial condition. Newcrest engages in activities that may expose it to legal proceedings, investigations, regulatory actions and disputes in the ordinary course of its business, including in relation to personal injury and wrongful death claims, actual or potential impacts to the environment, labor and landowner disputes, as well as commercial disputes with customers, suppliers and service providers. Newcrest may also be found liable for the wrongful acts or omissions of its contractors or service providers. Additionally, the tax authorities in the jurisdictions in which Newcrest operates could dispute tax positions held by it based on changes in law, jurisprudence, policy or interpretation. Regardless of the ultimate outcome of such proceedings, investigations and disputes, and whether involving regulatory action or civil or criminal claims, there may be a material adverse impact on Newcrest as a result of the associated costs (some of which may not be recoverable) and the impact on management resources.
Newcrest evaluates the litigation claims and legal proceedings to which it or its businesses are a party to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, if any, Newcrest establishes provisions and discloses the relevant litigation claims or legal proceedings as appropriate, including in the notes to the Newcrest’s audited consolidated financial statements as of and for the years ended June 30, 2023, 2022 and 2021, which have been prepared in accordance with IFRS including interpretations as issued by the IASB, and the notes thereto (collectively, the “Newcrest Consolidated Financial Statements”). These assessments and estimates are based on the information available to management at the time and involve significant management judgment. Adverse outcomes in such legal proceedings in excess of the amounts that Newcrest has provided for, or changes in management’s evaluations or predictions about the proceedings, could have a material adverse effect on Newcrest’s operating results and financial condition.
The New South Wales Resources Regulator is investigating two safety incidents at Cadia, in response to a serious injury that occurred to a team member from one of Cadia’s contracting partners in June 2023, and a separate incident resulting in serious injuries to a team member that occurred in October 2021.
Newcrest faces geotechnical, geothermal and hydrogeological challenges, which could materially adversely impact Newcrest’s operating results and financial condition.
Newcrest faces geotechnical, geothermal and hydrogeological challenges, in particular due to a trend toward mining more complex deposits, the use of deeper and larger pits and the use of deep, bulk or selective underground mining techniques. This leads to higher pit walls, more complex underground environments and increased exposure to geotechnical, geothermal and hydrogeological impacts.
There are a number of risks and uncertainties associated with the block cave mining methods applied by Newcrest at its Cadia operation (“Cadia”) , which is located in New South Wales, Australia. These risks include a cave not propagating as anticipated, excessive air gaps forming during the cave propagation, unplanned ground movement occurring due to changes in stresses released in the surrounding rock and larger or more frequent mining-induced seismicity than anticipated. Additionally, during cave establishment and propagation, higher levels of seismic activity, and higher likelihood of damage to excavations from seismic events, are expected. This has been observed during the cave establishment phase of Cadia’s Panel

Cave 2-3 project and is expected during the establishment of Cadia’s Panel Cave 1-2 project in the coming years. Such seismic events and associated damage may require changes to the mining plan and upgrades to ground support systems, which could take several months. Large seismic events may also occur after cave establishment and propagation and during steady state caving, although the likelihood of this is lower. Excessive water ingress, disturbance and the presence of fine materials may also give rise to unplanned releases of material of varying properties and of water through drawbells. Cadia recorded sudden unplanned releases of both dry fine ore material and wet mud material through drawbells during the year ended June 30, 2023.
In addition, there are a number of risks and uncertainties associated with the application of techniques used in the civil engineering industry to stabilize deep open pit slopes by Newcrest at Lihir. These risks include variation to technical models when compared to actual conditions, performance of reinforcement systems in hot ground and delays in executing the civil works due to lack of experience with these techniques.
The success of Newcrest’s operations depends, in part, on implementing engineering solutions to particular geotechnical, hydrogeological and geothermal conditions. For example, at Newcrest’s underground operations, large vertical shafts need to be excavated in order to provide ventilation to the underground environment, and sometimes these shafts are excavated using unsupported techniques such as raiseboring, whereby the walls of the shafts cannot be supported until the excavation is completed. If adverse and unexpected geotechnical and hydrogeological conditions are encountered, the shaft walls may become unstable. To prevent this type of incident occurring, thorough geotechnical and hydrogeological investigations and stability assessments are required and, if needed, alternate excavation locations or techniques need to be implemented. One such shaft wall failure incident occurred at Cadia in July 2022, resulting in the need to abandon and backfill a shaft shortly after the completion of excavation to prevent further unravelling of the shaft wall and potential interruptions to other operations.
In addition, preconditioning techniques need to be implemented at Cadia to reduce the magnitude of large seismic events and reduce the risk associated with airblast. At Cadia and Telfer, ground support systems need to be designed and installed to contain potential energy release that may result from a seismic event. At Cadia, semi-autonomous equipment is used due to the safety risk associated with any unplanned release of material, including mud and dry fine ore, from the drawpoints. Significant removal of both groundwater and sea water inflow and geothermal control is required at Lihir before and during mining. Also at Lihir, equipment with reinforced windows and remote controlled equipment is required to mitigate the impact of geysers and geothermal outburst, and blasting of outburst prone areas is required to reduce frequency and severity of outburst events.
A failure to safely resolve any unexpected problems relating to these conditions at a commercially reasonable cost may result in damage to infrastructure or equipment or injury to personnel and may adversely impact Newcrest’s operating results and financial position.
Newcrest’s operations may be materially adversely affected by challenges to operating conditions and natural disasters.
Some of Newcrest’s operations may also experience challenges to operating conditions, such as inundation, inrush of water or other materials, airblast and those relating to elevated temperatures (including management and discharge of hot water encountered in the underground workings). These risks could result in damage to, or destruction of, mineral properties, production facilities, equipment or other properties, personal injury or death of employees or third parties, environmental damage, community outrage, delays in mining, increased production costs, monetary losses and legal liability.
Newcrest may also be subject to risks associated with a natural disaster, which include risk of tsunami, wildfires, mine flooding, geysers and outbursts at Lihir, cyclones at Telfer, flooding and drought conditions at Cadia, avalanches at Brucejack and landslides at Red Chris. In addition, seismic activity may impact Newcrest’s operations that are located in seismically active areas. This includes Cadia, which is subject to risks of earthquakes, and Lihir which is subject to risks of tidal surge and tsunamis. For instance, a large seismic event in April 2017 impacted Cadia resulting in a temporary suspension of operations.

Newcrest maintains a range of insurance policies. However, Newcrest’s insurance policies do not cover all actual or potential risks associated with its business. Newcrest may also elect not to insure or to self-insure against certain risks in certain circumstances. The occurrence of events for which Newcrest is not insured or for which insurance is inadequate may adversely affect Newcrest’s operating results and financial condition.
Newcrest’s operations involve a high degree of risk, including hazards related to the use of explosives and hazardous chemicals and critical equipment failure.
Newcrest’s operations are subject to risks associated with the transportation, storage, handling and use of explosives and hazardous chemicals. These include unplanned detonation of explosives and catastrophic release of hazardous chemicals (for example, due to vessel rupture resulting in an explosion or toxic gas release). Critical equipment related risks that apply at all Newcrest sites include for example, mill failure arising from catastrophic failure of a component, or unavailability of mine haul fleet. Other critical equipment related risks may be site specific; for example, impacts on asset integrity at Lihir due to the proximity of the mine to a corrosive marine environment. The occurrence of such catastrophic events may result in work stoppages, damage to or destruction of mines and other producing facilities, damage to or loss of life and property, environmental damage and legal liability for any or all damage or loss and may adversely affect Newcrest’s operating results and financial condition.
Newcrest is subject to a range of climate change risks.
Newcrest is subject to a range of climate change risks related to the transition to a lower-carbon economy, including increased climate change-related regulation and requirements, uncertainties regarding the development and availability of low-carbon technologies and the cost of carbon pricing, reputational risks, increased capital costs as well as cost of inputs, energy and raw materials, reduced availability of equipment and raw materials supply and inability to access external funding and insurance. For example, in Australia, as of July 2023, large industrial emitters like Newcrest are subject under the Australian Federal Government Safeguard Mechanism to progressive regulatory limitations on greenhouse gas (“GHG”) emissions at covered facilities, which currently only include Telfer, which require Newcrest to achieve GHG emissions reductions from its operations or to purchase and surrender carbon credits at market prices for GHG emissions above permitted levels. In addition, in British Columbia, Canada, a carbon tax on carbon dioxide or carbon dioxide equivalent emissions applies for operations at Brucejack and Red Chris.
Newcrest is also subject to physical risks related to climate change, including the increasing frequency and intensity of extreme heat, wildfires, changes in rainfall patterns, flood, snow storms, water scarcity and extreme weather events that may adversely impact Newcrest’s operations. Physical risks related to climate change may exacerbate the risks associated with natural disasters that may impact Newcrest, which include risk of tsunami, mine flooding, geysers and outbursts at Lihir, cyclones at Telfer, flooding and drought conditions at Cadia, avalanches at Brucejack and landslides at Red Chris. In particular, the effects of changes in rainfall patterns and intensities, water shortages and changing storm patterns have from time to time adversely impacted, and may in the future adversely impact, the cost, production levels and financial performance of Newcrest’s operations. For example, in fiscal year 2023, Lihir’s operating and financial performance was impacted by lower feed grade reflecting a higher proportion of low grade expit material being processed in the second half of this year, following extreme rainfall that limited pit access and caused materials handling issues at the mine crusher. This followed prolonged drought conditions across the province of New Ireland in PNG, in which Lihir is located, which had resulted in limited raw water supply to Lihir. In 2019, Cadia experienced droughts, which resulted in temporary process plant water shortages and lower processed volumes. Floods and wildfires have also occurred near Cadia, Telfer and Red Chris in recent years. Brucejack’s glacial access road may be subject to a risk of thawing due to the potential for an increase in average temperatures, which may be related to climate change.
In the future, prolonged drought conditions, or insufficient rainfall to support Newcrest’s future water demands in relation to its sites and operations, could adversely affect production and its ability to develop or expand projects and operations. Conversely, some of Newcrest’s sites and operations have been, and may in the future be, subject from time to time to cyclones, severe storms and high rainfall events leading to periodic interruption of operations, flooding and associated damage. This has resulted, and may in the future result in, delays to or loss of production and development of some of Newcrest’s sites, projects or operations.

In May 2021, Newcrest set a goal to achieve net zero carbon emissions by 2050, which relates to its Scope 1 and 2 emissions. This is in addition to Newcrest’s announcement in June 2019 of a 30% reduction target for Scope 1 and 2 GHG emissions intensity per tonne of ore milled by 2030 against a 2018 baseline. Any failure or perceived failure by Newcrest to achieve, or accurately report on, its current or future GHG reduction and net zero targets could harm Newcrest’s reputation, result in negative investor or community sentiment and have a material adverse impact on Newcrest’s competitive position, operating results and financial condition.
Newcrest is subject to risks relating to the refining, transportation, processing and marketing of gold doré and mineral concentrates.
Newcrest’s operations produce gold doré, which is delivered to third party refineries for refining into gold and silver bullion. The refining activity is subject to risks such as penalties incurred from delivering gold doré that does not meet the contractual specifications, deficient quality of the refinery process, theft and refinery disruption, including through unplanned outages. Additionally, Newcrest is subject to risks associated with the transportation of gold doré, including fluctuating transportation charges, delays in delivery of shipments, theft, terrorism, geopolitical tensions and border closures and adverse weather conditions.
Newcrest’s operations also produce mineral concentrates which are transported by ocean vessels to smelters, located predominantly in Asia. The smelting activity is subject to risks including lower realized prices due to differences between the assay methods used by Newcrest and its customers to determine the value of Newcrest’s mineral concentrates, losses during the smelting process, disruption at the operations of smelters and fluctuating smelter charges. Additionally, Newcrest is subject to risks associated with the transportation of mineral concentrates by ocean vessels, including fluctuating transportation charges, delays in delivery of shipments, terrorism, port congestion, loss of or reduced access to export ports, adverse weather conditions, geopolitical tensions and border closures and environmental liabilities in the event of an accident or spill. Further, the quality of mineral concentrates, including the presence of impurities and deleterious substances, is subject to restrictions on import, which vary across jurisdictions, and may impact the ability to sell, or realize the desired price for, the mineral concentrate.
All sales of gold doré and mineral concentrates are subject to analytical specifications contained in Newcrest’s sales and refining agreements. The production of gold doré and mineral concentrates is subject to variability in grades due to a number of factors including ore feed variability. The actual specification of gold doré and mineral concentrates may not meet contractual specifications, which may result in adjustments to treatment and refining charges, decreased metals payability or incurrence of impurity penalties with respect to any affected shipment or delivery. These consequences may impact Newcrest’s operating results and financial condition in the future.
Union activities and labor and employment regulations and matters could materially adversely affect Newcrest’s operating results and financial condition.
In a number of jurisdictions where Newcrest has mining and related interests, there are local requirements, contractual obligations and expectations regarding the extent to which local and national persons and businesses are directly engaged in mining and related activities, which may result in disruptions to Newcrest’s activities where relevant requirements, obligations or expectations are not met.
Unions are present and have a legal right to represent eligible employees at Cadia, which is located in New South Wales, Australia, Telfer, which is located in Western Australia, and Brucejack and Red Chris, which are located in British Columbia, Canada. Red Chris has a unionized workforce and has a collective agreement in place but for two provisions, which Newcrest and the union are resolving by way of an arbitration process. There are existing employee enterprise bargaining agreements in place across its Australian operations. In the event that new agreements cannot be reached prior to the nominal expiry of the existing arrangements, under Australian legislation, employees may seek to take protected industrial action. The employee enterprise bargaining agreements pursuant to which the majority of operational employees at Cadia and Telfer are employed will expire in 2025 and 2024, respectively. If protected industrial action is taken, Newcrest’s operating results and financial condition could be adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and other documents incorporated by reference into this proxy statement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Australian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “pending,” “preliminary,” “proposed” or “potential.” Forward-looking statements may include, without limitation, statements relating to:
•
the pending Transaction to acquire the share capital of Newcrest, including its expected benefits, impact on Newmont’s capital structure and the number of shares of Newmont common stock to be issued;

•
the timing and implementation of the Transaction, including receipt of required approvals and satisfaction of other customary implementation conditions;

•
estimates of future production;

•
estimates of future costs applicable to sales and all-in sustaining costs;

•
expectations regarding accretion;

•
estimates of future capital expenditures;

•
estimates of future cost reductions, synergies, including pre-tax synergies, savings and efficiencies, and future cash flow enhancements through portfolio optimization;

•
expectations regarding future exploration and the development, growth and potential of Newmont’s and Newcrest’s operations, project pipeline and investments;

•
expectations regarding future portfolio optimization;

•
expectations of future dividends and returns to stockholders, including the Special Dividend and Newmont’s dividend framework;

•
expectations for financing the Special Dividend;

•
expectations of future balance sheet strength and credit ratings;

•
expectations of future equity and enterprise value;

•
expected listing of Newmont common stock, New Newmont CDIs and New Newmont PDIs (as applicable) on the NYSE, the TSX, the ASX and the PNGX;

•
expectations of future plans and benefits; and

•
expectations from the integration of Newcrest, including the combined company’s asset quality and geographic spread.

Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions include, but are not limited to:
•
there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions;

•
permitting, development, operations and expansion of Newmont’s and Newcrest’s operations and projects being consistent with current expectations and mine plans, including, without limitation, receipt of export approvals;

•
political developments in any jurisdiction in which Newmont and Newcrest operate being consistent with its current expectations;

•
certain exchange rate assumptions for the Australian dollar to the U.S. dollar, as well as other the exchange rates being approximately consistent with current levels;

•
certain price assumptions for gold, copper, silver, lead and oil;

•
prices for key supplies being approximately consistent with current levels;

•
the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and

•
other planning assumptions.

Risks relating to forward-looking statements may include, but are not limited to:
•
gold and other metals price volatility;

•
currency fluctuations;

•
operational risks;

•
increased production costs;

•
variances in ore grade or recovery rates from those assumed in mining plans; and

•
political risk, community relations, conflict resolution, governmental regulation, judicial outcomes and other risks.

In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont’s and Newcrest’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the Transaction; the risk associated with Newmont’s and Newcrest’s ability to obtain the approval of the Transaction by their shareholders required to implement the Transaction and the timing of the implementation of the Transaction, including the risk that the conditions to the Transaction are not satisfied on a timely basis or at all and the failure of the Transaction to be implemented for any other reason; the risk that a consent or authorization that may be required for the Transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the Transaction Agreement; unanticipated difficulties or expenditures relating to the Transaction; the response of business partners and retention as a result of the announcement and pendency of the Transaction; risks relating to the value of the Scheme Consideration to be issued in connection with the Transaction; the anticipated size of the markets and continued demand for Newmont’s and Newcrest’s resources and the impact of competitive responses to the announcement of the Transaction; and the diversion of management time on Transaction-related issues.
For a more detailed discussion of such risks and other factors, see “Risk Factors” beginning on page 53 of this proxy statement, Newmont’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, each filed with the SEC, as well as Newmont’s other SEC filings incorporated by reference in this proxy statement. Newmont is not affirming or adopting any statements or reports attributed to Newcrest (including prior mineral reserve and resource declaration) in this proxy statement or made by Newcrest outside of this proxy statement. Newcrest is not affirming or adopting any statements or reports attributed to Newmont (including prior mineral reserve and resource declaration) in this proxy statement or made by Newmont outside of this proxy statement. Newmont and Newcrest do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this proxy statement, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement.

CAUTIONARY STATEMENT REGARDING ILLUSTRATIVE MEASURES
This proxy statement and other documents incorporated by reference into this proxy statement contain or may contain references to certain measures that are used for illustrative purposes only.
Synergies.   Synergies as used in this proxy statement is a management estimate provided for illustrative purposes and should not be considered a U.S. GAAP or non-U.S. GAAP financial measure. Synergies represent management’s combined estimate of pre-tax synergies, supply chain efficiencies and Full Potential improvements, as a result of the integration of Newmont’s and Newcrest’s businesses that have been monetized for the purposes of the estimation. Because synergy estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the integration of Newmont’s and Newcrest’s businesses, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Synergies are “forward-looking statements” subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected or past synergies.
Portfolio Optimization.   Portfolio optimization as used in this proxy statement is a management estimate provided for illustrative purposes and should not be considered a U.S. GAAP or non-U.S. GAAP financial measure. Because the enhancement to cash flow estimates the differences between certain actual cash flows and management estimates of cash flows in the absence of the integration of Newmont’s and Newcrest’s businesses, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Portfolio optimization to enhance cash flows is a “forward-looking statement” subject to risks, uncertainties and other factors which could cause enhanced cash flows to differ from expectations.
Past Performance.   Past performance metrics and figures included in proxy statement are given for illustrative purposes only and should not be relied upon as (and are not) an indication of Newmont’s views on its or Newcrest’s future production, financial performance or condition or prospects (including on a consolidated basis). Investors should note that past performance of Newmont, including in relation to the past value returned to stockholders and past value creation and annual synergies, and other historical financial information cannot be relied upon as an indicator of (and provide no guidance, assurance or guarantee as to) future production or performance.
Full Potential.   Full Potential improvement value creation (“Full Potential”) is considered an operating measure provided for illustrative purposes, and should not be considered a U.S. GAAP or non-U.S. GAAP financial measure. Full Potential amounts are estimates utilized by management that represent estimated cumulative incremental value realized as a result of Full Potential projects implemented and are based upon both cost savings and efficiencies that have been monetized for purposes of the estimation. Because Full Potential improvement estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the Full Potential program, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expectations of the results of Full Potential savings, synergies or improvements are forward-looking statements and subject to risks and uncertainties.
Dividends.   Our future dividends have not yet been approved or declared by Newmont’s board of directors. The dividend framework is non-binding and an annualized dividend payout level has not been declared by Newmont’s board of directors. Newmont’s dividend framework and expected 2023 dividend payout ranges are non-binding and do not represent a legal commitment. Future dividends beyond the dividend payable on September 21, 2023 to holders of record at the close of business on September 7, 2023 have not yet been approved or declared by the Newmont’s board of directors. Management’s expectations with respect to future dividends, annualized dividends, payout ranges or dividend yield are “forward-looking statements.” The declaration and payment of future dividends remain at the discretion of Newmont’s board of directors and will be determined based on Newmont’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, gold and commodity prices, and other factors deemed relevant by Newmont’s board of directors. The duration, scope and impact of COVID-19 presents additional uncertainties with respect to future dividends and no assurance is being provided that the Company will pay future dividends at the increased payment level. Newmont’s board of directors periodically reviews and assesses this non-binding dividend framework, including every year through the annual business planning process, and reserves all powers related to the declaration and payment of dividends. Consequently, in determining the dividends to be declared and paid on Newmont’s common stock, Newmont’s board of directors may revise or terminate the payment level at any time without prior notice.

CAUTIONARY STATEMENT REGARDING MINERAL RESERVE AND RESOURCE ESTIMATES
The mineral reserve and resource estimates stated or incorporated by reference in this proxy statement with respect to Newmont represent estimates at December 31, 2022, which could be economically and legally extracted or produced at the time of their determination. Estimates of proven and probable reserves are subject to considerable uncertainty. Such estimates are, or will be, to a large extent, based on metal prices and interpretations of geologic data obtained from drill holes and other exploration techniques, which data may not necessarily be indicative of future results. Additionally, Newmont’s resource estimates do not indicate proven and probable reserves as defined by the SEC or Newmont’s standards. Estimates of measured, indicated and inferred resources are subject to further exploration and development, and are, therefore, subject to considerable uncertainty. Inferred resources, in particular, have a great amount of uncertainty as to their existence and their economic and legal feasibility. Newmont cannot be certain that any part or parts of its resources will ever be converted into reserves. For additional information on our reserves and resources, please see Item 2 of the Company’s Form 10-K, filed on February 23, 2023 with the SEC and “Item 1A. Risk Factors — Risks Related to Our Operations and Business — Estimates of proven and probable reserves and measured, indicated and inferred resources are uncertain and the volume and grade of ore actually recovered may vary from our estimates”. Newcrest has not been involved in the preparation of Newmont’s mineral reserve and resource estimates.
Mineral reserve and resource estimates are expressed on an attributable basis unless otherwise indicated. The Newcrest Historical Estimates are based on Newcrest’s Annual Mineral Resources and Ore Reserves Statement, dated August 11, 2023 (the “Newcrest R&R Statement”), which presents mineral reserve and resource estimates on a non-attributable basis (i.e. assuming 100% ownership). The Newcrest Historical Estimates, however, are presented in this proxy statement on an attributable basis, reflecting the ownership percentages set forth in the Newcrest R&R Statement. In addition, in accordance with the JORC Code, the Newcrest R&R Statement reports Measured and Indicated Mineral Resources inclusive of Mineral Resources modified to produce its Ore Reserves. The Newcrest Measured and Indicated Mineral Resources, however, are presented in this proxy statement exclusive of Ore Reserves, by subtracting Ore Reserves from Measured and Indicated Mineral Resources.
The Newcrest Historical Estimates have been prepared by Newcrest in accordance with the applicable reporting requirements of, and is based on confidence categories defined in, the JORC Code and the reporting requirements of the ASX Listing Rules Chapter 5, July 2022 (together, “the Australian Standards”). Investors should note that the requirements of the Australian Standards differ from the requirements of the S-K 1300 Standard. Generally, mineral reserve and resource estimates other than those prepared in accordance with the S-K 1300 Standard are not permitted to be disclosed in public documents filed with the SEC. Such estimates, however, are disclosed in this proxy statement pursuant to an exception provided for in Item 1304(h) of Regulation S-K. A qualified person, as defined under the S-K 1300 Standard has not done sufficient work to classify the estimates as a current estimate of mineral reserves and mineral resources as defined under the S-K 1300 Standard, and therefore Newmont is not treating Newcrest’s historical estimates as current compliant mineral reserve and mineral resource estimates. Newmont has not been involved in the preparation of the Newcrest Historical Estimates.
The S-K 1300 Standard and the Australian Standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but embody different approaches and definitions. For example, the terms “Ore Reserve,” “Proved Ore Reserve,” “Probable Ore Reserve,” “Mineral Resource,” “Measured Mineral Resource,” “Indicated Mineral Resource,” and “Inferred Mineral Resource” are Australian mining terms as defined in the JORC Code, and their definitions differ from the definitions of the terms “mineral reserve,” “proven mineral reserve,” “probable mineral reserve,” “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” under the S-K 1300 Standard. Under the S-K 1300 Standard, a pre-feasibility study, as defined under the S-K 1300 Standard, is typically required to report mineral reserves supported by a discounted cash flow analysis. The requirements for a pre-feasibility study under the S-K 1300 Standard are generally stricter than what is acceptable under JORC and could require reclassification of previously declared mineral reserves to mineral resources, and there may also be adjustments to the amounts of previously declared mineral reserves and resources pending further study work. In addition to such adjustments, the JORC Code allows

Measured and Indicated Mineral Resources to be reported inclusive of Mineral Resources modified to produce its Ore Reserves whereas the S-K 1300 Standard requires mineral resources to be reported exclusive of mineral reserves.
Accordingly, there is no assurance that the Newcrest Historical Estimates or any other Ore Reserves or Mineral Resources that Newcrest may report under the Australian Standards will be the same as the mineral reserve or mineral resource estimates prepared under the S-K 1300 Standard. The Newcrest Historical Estimates are subject to review and adjustment following the implementation of the Transaction, in accordance with the S-K 1300 Standard, including to meet required study levels, for price assumptions, for future divestments and acquisitions and for other factors. No assurances can be made that all historical Newcrest mineral reserves or mineral resources will be recognized as Newmont mineral reserves or mineral resources and any differences may be material. For the above reasons, you are specifically cautioned that Newcrest’s reporting of Ore Reserve and Mineral Resource estimates may not be comparable to similar information made public by Newmont or U.S. companies subject to the reporting and disclosure requirements under the S-K 1300 Standard.
Inferred mineral resources involve a great amount of uncertainty as to the existence of such resources and their economic and legal feasibility. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.
Newcrest publishes reserve and resource estimates once a year, as at the end of each fiscal year, based on actual estimates as of April 30 and forecasts for the period beginning May 1 and ending June 30. Such estimates take into account mining depletion, drilling results, studies, audits, relevant macroeconomic assumptions, as well as mining and metallurgy performance to inform cut-off grades and physical mining parameters. To the extent of production since June 30, 2023, Newcrest’s reserves and resources have been depleted and are thus lower than stated in this proxy statement.
Expectations regarding future reserves and resource declarations should be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor created by such sections and other applicable laws. You should not place undue reliance on these estimates in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement.

THE SPECIAL MEETING
DATE, TIME AND PLACE
The special meeting of Newmont stockholders will be held virtually at 8:00 a.m. Mountain Daylight Time, on           , 2023, unless adjourned or postponed to a later date.
The special meeting will be a completely virtual meeting. You can attend the special meeting by visiting https://meetnow.global/MKCFHL9, where you will be able to listen to the meeting live and vote your shares online during the meeting. To participate in the special meeting, you will need the 15-digit control number on the enclosed proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the special meeting.
MATTERS TO BE CONSIDERED
At the special meeting, the holders of Newmont’s common stock, par value $1.60 per share, will be asked to consider and vote on the following three proposals:
1.
share issuance proposal:   to approve the issuance of shares of Newmont common stock (including the New Newmont Shares and any shares of Newmont common stock underlying the New Newmont CDIs) to Newcrest shareholders pursuant to the Scheme and Deed Poll as contemplated in the Transaction Agreement;

2.
amendment proposal:   to approve an amendment and restatement of the Newmont Amended and Restated Certificate of Incorporation to increase Newmont’s authorized shares of common stock from 1,280,000,000 shares to 2,550,000,000 shares subject to implementation of the Transaction; and

3.
adjournment proposal:   subject to the provisions of the Transaction Agreement, to approve the adjournment or postponement of the Newmont special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal or the amendment proposal.

BOARD RECOMMENDATION
After determining that it is advisable and in the best interests of Newmont and its stockholders to implement the Transaction as contemplated by the Transaction Agreement, the Newmont board of directors unanimously authorized, approved, and declared advisable the issuance of shares of Newmont common stock to Newcrest shareholders pursuant to the Scheme and Deed Poll as contemplated in the Transaction Agreement. Accordingly, the Newmont board of directors unanimously recommends that Newmont stockholders vote “FOR” each of the foregoing proposals.
Newmont stockholders can cast separate votes on each proposal. Newmont stockholder approval of the share issuance proposal is necessary to complete the Transaction. Newmont stockholder approval of the amendment proposal is not necessary to complete the Transaction. The amendment proposal is intended to maintain an appropriate level of authorized but unissued shares of Newmont common stock if Newmont issues the New Newmont Shares and the shares underlying the New Newmont CDIs pursuant to the Scheme.
There are certain risks associated with the Transaction. See “Risk Factors” beginning on page 53 of this proxy statement for more information regarding such risks. Newmont stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Transaction. In particular, Newmont stockholders are directed to the Transaction Agreement, which is attached as Annex A to this proxy statement.
RECORD DATE; OUTSTANDING SHARES; SHARES ENTITLED TO VOTE
The Newmont board of directors has fixed the close of business on           , 2023 as the Record Date for determination of stockholders entitled to notice of, and to vote at, the special meeting. Only stockholders of record of shares of Newmont common stock as of the close of business on the Record Date will receive notice of, and be entitled to vote at, the special meeting and any adjournments, postponements or continuations of the special meeting.
As of the close of business on the Record Date, there were           shares of Newmont common stock outstanding and held by approximately           holders of record. Each stockholder is entitled to one vote at the special meeting for each share of Newmont common stock held by that stockholder at the close of business on the Record Date. Newmont’s common stock is the only security the holders of which are entitled to notice of, and to vote at, the special meeting.
If you own shares that are registered in the name of someone else, such as a broker, bank or other nominee, you need to direct that organization to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting.
QUORUM
The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the special meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.
Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the special meeting. Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers (this is referred to in this context as a “broker non-vote”). The share issuance proposal is considered a “non-routine” matter, and therefore banks, brokers and other nominees do not have discretion to vote on the share issuance proposal if they do not receive instructions from their customers. As a result, a broker, bank or other nominee holding in “street name” may not vote on the share issuance proposal without instructions from their customers. The amendment proposal and the adjournment proposal are considered “routine” matters and therefore banks, brokers or other nominees holding their customers’ shares in “street name” may vote without instruction from such customers. Therefore, if you do not provide instructions to your bank, broker or other nominee, your shares may be voted with respect to the amendment proposal and the adjournment proposal and will be treated as present for purposes of determining whether a quorum is present at the special meeting. If you provide instructions to your broker, bank or other nominee regarding how to vote your shares with respect to one or both of the amendment proposal and the adjournment proposal, but not with respect to the share issuance proposal, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the amendment proposal and the adjournment proposal, but will be treated as a broker non-vote and therefore not voted with respect to the share issuance proposal.
Newmont may seek to adjourn the special meeting if a quorum is not present at the meeting. If a quorum is not present at the meeting, Newmont’s chair of the board of directors may adjourn the meeting to continue to solicit proxies.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table reflects certain information known to Newmont as to Newmont common stock beneficially owned by: (i) each current director, (ii) each named executive officer, and (iii) all current directors and executive officers of Newmont as a group. The address for each of the named individuals below is c/o Newmont Corporation, 6900 E Layton Ave, Denver, Colorado 80237. Such information is presented as of July 31, 2023 except as otherwise noted.
No director or executive officer (a) beneficially owned more than 1% of the outstanding shares of Newmont common stock or (b) shares voting power in excess of 1% of the voting power of Newmont’s outstanding capital stock. Each director and executive officer has sole voting power and dispositive power with respect to all shares beneficially owned by them, except as set forth below. In accordance with the Transaction Agreement, each member of Newmont’s board of directors has confirmed such director’s recommendation that Newmont stockholders vote in favor of the share issuance proposal and that such director intends to vote, or cause to be voted, any shares of Newmont common stock he or she controls in favor of the share issuance proposal, in each case, in the absence of a superior competing proposal. It is expected that Newmont’s directors and executive officers will vote “FOR” each of the proposals.
Name of Beneficial Owner	Common Stock	Restricted Stock, Restricted Stock Units and Director Stock Units(1)(2)	Option Shares(3)	Beneficial Ownership Total(4)
Non-Employee Directors
Patrick G. Awuah, Jr.	—	9,100	—	9,100
Gregory H. Boyce	—	37,445	—	37,445
Bruce R. Brook	24,933	25,002	—	49,935
Maura J. Clark	—	11,709	—	11,709
Emma FitzGerald	—	7,556	—	7,556
Mary A. Laschinger	—	7,556	—	7,556
José Manuel Madero	—	9,100	—	9,100
René Médori	—	20,292	—	20,292
Jane Nelson	—	49,935	—	49,935
Julio M. Quintana	—	37,445	—	37,445
Susan N. Story	—	10,585	—	10,585
Named Executive Officers
Thomas R. Palmer	164,154	113,885	—	278,039
Karyn F. Ovelmen	—	30,071	—	30,071
Brian Tabolt	3,463	32,074	—	35,537
Robert Atkinson	42,810	38,941	—	81,751
Nancy Lipson(5)	25,553	19,470	—	45,023
Peter Toth	16,443	73,464	—	89,907
Nancy Buese(6)	29,155	—	—	29,155
All directors and executive officers as a group, including those named above (18 persons)	398,253	697,711	—	1,095,964

(1)
For 2023, director stock units (“DSUs”) were awarded to all non-employee directors under Newmont’s Stock Incentive Compensation Plans. The DSUs represent the right to receive shares of the Company’s common stock and are immediately fully vested and non-forfeitable. The holders of DSUs do not have the right to vote the underlying shares; however, the DSUs accrue dividend equivalents, which are paid at the time the shares of the Company’s common stock are issued. Upon retirement from the Company’s board of directors, each holder of DSUs is entitled to receive one share of common stock for each DSU. The amounts noted in this column for non-employee directors represent DSUs.

(2)
Includes shares underlying RSUs vesting within 60 days after July 31, 2023. This column does not include RSUs that vest more than 60 days after July 31, 2023.

(3)
There were no shares of the Company’s common stock issuable pursuant to stock options which are presently exercisable or exercisable within 60 days of July 31, 2023.

(4)
The “Percentage of Class” data are omitted in the table since every director and officer, and all directors and officers as a group, own less than 1% of the outstanding shares.

(5)
Share ownership is as of Ms. Lipson’s departure date of June 30, 2023.

(6)
Share ownership is as of February 27, 2023 and includes 29,155 shares owned on such date held in the Timothy J. and Nancy K. Buese Revocable Trust. Ms. Buese forfeited all outstanding awards upon departure.

The following table sets forth information with respect to each person known by Newmont to be the beneficial owner of more than 5% of any class of Newmont’s voting securities. The share information contained herein is based solely on investor filings with the SEC pursuant to Section 13(d) of the Exchange Act.
Names and Addresses of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	92,123,660	11.6%
The Vanguard Group Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	69,210,466	8.7%
State Street Corporation(3) One Lincoln Street Boston, MA 02111	40,484,102	5.1%

(1)
Based solely upon information contained in the most recent filed Schedule 13G/A of BlackRock, Inc., filed with the SEC on January 23, 2023, reflecting beneficial ownership as of December 31, 2023. According to this Schedule 13G/A, BlackRock, Inc. had sole voting power for 84,615,201 of these shares, no shared voting power, sole dispositive power for 92,123,661 of these shares and no shared dispositive power.

(2)
Based solely upon information contained in the most recent filed Schedule 13G/A of The Vanguard Group, filed with the SEC on February 9, 2023, reflecting beneficial ownership as of December 30, 2022. According to this Schedule 13G/A, The Vanguard Group had no sole voting power, shared voting power for 1,133,153 of these shares, sole dispositive power for 65,816,674 of these shares and shared dispositive power for 3,393,792 of these shares.

(3)
Based solely upon information contained in the most recent filed Schedule 13G/A of State Street Corporation, filed with the SEC on February 7, 2023, reflecting beneficial ownership as of December 31, 2022. According to this Schedule 13G/A, The State Street Corporation had no sole voting power, shared voting power for 34,490,841 of these shares, no sole dispositive power and shared dispositive power for 40,286,588 of these shares.

REQUIRED VOTE
Assuming a quorum is present at the special meeting, approval of the share issuance proposal will require the affirmative vote of the holders of a majority of the shares of Newmont’s common stock present in person or represented by proxy at the special meeting. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) will have no effect on the outcome of the vote on the share issuance proposal (assuming a quorum is present). However, if you submit a proxy (or attend the special meeting), an abstention from voting on the share issuance proposal will have the same effect as a vote against the share issuance proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide any instructions regarding how to vote at the special meeting, such shares will not be considered present for voting purposes and the corresponding broker non-vote on the share issuance proposal will have no effect on the outcome of the vote on the share issuance proposal (assuming a quorum is present). However, if the relevant street name stockholder has provided instructions regarding how to vote with respect to one or both of the amendment proposal and the adjournment proposal but has not provided instructions regarding how to vote with respect to the share issuance proposal, such shares will be considered present for quorum and voting purposes and the corresponding broker non-vote on the share issuance proposal will have the same effect as a vote against the share issuance proposal. In addition, an abstention from voting on the share issuance proposal will have the same effect as a vote against the share issuance proposal.
Assuming a quorum is present at the special meeting, approval of the amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Newmont’s common stock as of the Record Date. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) or an abstention from voting on the amendment proposal will each have the same effect as a vote against the amendment proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide instructions regarding how to vote at the special meeting on the amendment proposal, such shares may be voted. However, an abstention from voting on the amendment proposal will have the same effect as a vote against the amendment proposal.
Assuming a quorum is present at the special meeting, approval of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Newmont’s common stock present in person or represented by proxy at the special meeting. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) will have no effect on the outcome of the vote on the adjournment proposal. However, if you submit a proxy (or attend the special meeting), an abstention from voting on the adjournment proposal will have the same effect as a vote against the adjournment proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide instructions regarding how to vote at the special meeting on the adjournment proposal, such shares may be voted and will be considered present for quorum purposes. However, an abstention from voting on the adjournment proposal will have the same effect as a vote against the adjournment proposal.
VOTING BY PROXY
This proxy statement is being sent to you on behalf of the Newmont board of directors for the purpose of requesting that you allow your shares of Newmont common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Newmont common stock represented at the meeting by properly executed proxy cards, voted over the telephone or voted over the internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as follows:
“FOR” approval of the issuance of shares of Newmont common stock (including the New Newmont Shares and any shares of Newmont common stock underlying the New Newmont CDIs or New Newmont PDIs) to Newcrest shareholders pursuant to the Scheme and Deed Poll as contemplated in the Transaction Agreement; and
“FOR” approval of an amendment and restatement of the Newmont Amended and Restated Certificate of Incorporation to increase Newmont’s authorized shares of common stock from 1,280,000,000 shares to 2,550,000,000 shares;
“FOR,” subject to the provisions of the Transaction Agreement, approval of the adjournment or postponement of the Newmont special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal or the amendment proposal.
HOW TO VOTE
You should submit your proxy as soon as possible.
If you own shares of Newmont common stock in your own name, you are an owner or holder of record. This means that you may use the enclosed proxy card or the internet or telephone voting options to tell the persons named as proxies how to vote your shares of Newmont common stock. You have four voting options:
•
Online prior to the special meeting.   To vote online prior to the meeting, visit www.envisionreports.com/NEM. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:00 a.m. (Mountain Daylight Time) on            , 2023 to be counted.

•
Online during the special meeting.   To vote at the special meeting, visit https://meetnow.global/MKCFHL9 where you may vote during the special meeting. Please have your proxy card or the instructions that accompanied your proxy materials in hand when you visit the website.

•
Telephone.   To vote by telephone, dial the toll-free telephone number located on the enclosed proxy card using a phone and follow the recorded instructions. You will be asked to provide the control

number from the enclosed proxy card. Your vote must be received by 8:00 a.m. (Mountain Daylight Time) on            , 2023 to be counted.
•
Mail.   To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to Newmont before the special meeting, Newmont will vote your shares as you direct.

If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form, as well as voting instructions with these proxy materials from that organization rather than from Newmont. Your broker, bank or other nominee will vote your shares only if you provide instructions to that organization on how to vote. You should provide your broker, bank or other nominee with instructions regarding how to vote your shares by following the enclosed instructions provided by that organization. Your shares will not be voted with respect to any proposal for which you fail to provide instructions, which will have the effect on the approval of the proposals described under “— Required Vote.”
The internet and telephone voting options available to holders of record are designed to authenticate stockholders’ identities, allow stockholders to give their proxy voting instructions and confirm that these instructions have been properly recorded. Proxies submitted over the internet or by telephone through such a program must be received by 8:00 a.m. (Mountain Daylight Time) on            , 2023. Submitting a proxy will not affect your right to vote during the special meeting if you decide to attend the special meeting.
REVOKING YOUR PROXY
Your grant of a proxy on the enclosed proxy card or through one of the alternative methods discussed above does not prevent you from voting in person or otherwise revoking your proxy at any time before it is voted at the special meeting.
If your shares of Newmont common stock are registered in your own name, you may revoke your proxy in one of the following ways:
•
online prior to the special meeting — you may change your vote using the online voting method described above;

•
online during the special meeting — you may change your vote by attending the special meeting by visiting https://meetnow.global/MKCFHL9 entering the control number on the enclosed proxy card and following the instructions to vote;

•
by phone — you may change your vote using the phone voting method described above; and

•
by mail — you may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date.

Your last vote is the vote that will be counted.
If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your broker, bank or other nominee if you wish to change your vote.
ADJOURNMENTS AND POSTPONEMENTS
Although it is not currently expected, the special meeting may be adjourned or postponed to a later date, subject to Newcrest’s consent rights over certain adjournments or postponements described under “The Transaction Agreement, the Scheme and the Deed Poll — Additional Obligations — The Proxy Statement and Special Meeting” beginning on page 184 of this proxy statement. Any adjournment or postponement to a date not more than 30 days after the date originally fixed for the special meeting may be made without notice, other than by an announcement made at the special meeting of the time and place of the adjourned meeting. Any adjournment or postponement to a date more than 30 days after the date originally fixed for the special meeting will require that notice of the hour, date and place of the adjourned meeting be given to Newmont stockholders entitled to vote thereat. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Newmont stockholders who have already sent in their proxies to revoke them at any time before voting occurs at the rescheduled special meeting. See “Proposal 3: Adjournment of Special Meeting” beginning on page 195 of this proxy statement for more information about the proposal relating to adjournments of the special meeting.
INDEPENDENT ACCOUNTANTS
Representatives of Ernst & Young LLP, Newmont’s independent auditor, are expected to be present at the special meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.
HOUSEHOLDING
Certain of Newmont stockholders who share an address are being delivered only one copy of this proxy statement unless Newmont or one of its mailing agents has received contrary instructions.
If your household received a single notice, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.
In addition, Newmont stockholders who wish to receive a separate copy of Newmont’s proxy statements and annual reports, if any, in the future should notify Newmont either in writing addressed to the foregoing address or by calling the foregoing telephone number. Newmont stockholders sharing an address who are receiving multiple copies of Newmont’s proxy materials may request delivery of a single copy of such documents by writing to Newmont at the address above or calling Newmont at the telephone number above.
INSPECTOR OF ELECTION; TABULATION OF VOTES
The Newmont board of directors expects to appoint a representative of Computershare Inc. to act as the inspector of election at the special meeting. The inspector of election will determine the number of shares outstanding, the shares represented at the special meeting, the existence of a quorum and the validity of proxies and ballots, and will count all votes and ballots.
SOLICITATION OF PROXIES
Newmont is soliciting proxies for the special meeting from Newmont stockholders. Newmont will bear the entire cost of soliciting proxies from Newmont stockholders, including the expenses incurred in connection with the preparation of the proxy statement and its filing with the SEC. In addition to this mailing, Newmont’s directors, officers and employees, who will not receive any additional compensation for their services, may solicit proxies personally, electronically or by telephone. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of Newmont common stock held of record by those persons, and Newmont will reimburse these brokerage firms, custodians, nominees and fiduciaries for related, reasonable out-of-pocket expenses they incur.
Newmont has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting and will pay MacKenzie Partners, Inc. a fee of approximately $30,000, plus reimbursement of out-of-pocket expenses.
A list of stockholders entitled to vote at the special meeting will be open for examination by any Newmont stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the special meeting at Newmont’s principal executive offices at 6900 E. Layton Avenue, Suite 700, Denver, Colorado 80237, and available online at https://meetnow.global/MKCFHL9 during the entire time of the special meeting. Reasonable accommodations will be made if Newmont cannot make the list available at Newmont’s principal executive office.
OTHER BUSINESS
Newmont does not expect that any matter other than the proposals listed above will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote in accordance with their judgment.

ASSISTANCE
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Newmont’s proxy solicitor:
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

THE TRANSACTION
This section of the proxy statement describes the material aspects of the Transaction. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this proxy statement, including the full text of the Transaction Agreement, a copy of which is attached to this proxy statement as Annex A, for a more complete understanding of the Transaction. In addition, important business and financial information about each of Newcrest and Newmont is included in or incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 197 of this proxy statement.
STRUCTURE OF THE TRANSACTION
On May 15, 2023 (Melbourne, Australia time), Newmont entered into the Transaction Agreement with Newmont Sub and Newcrest, pursuant to which, on the terms and subject to the conditions set forth therein, Newmont Sub will acquire all of the issued and fully paid ordinary shares of Newcrest pursuant to the Scheme. Upon implementation of the Transaction, Newcrest will be a wholly owned subsidiary of Newmont Sub and an indirect wholly owned subsidiary of Newmont. We expect that the Transaction will be implemented in the fourth quarter of calendar year 2023, subject to the satisfaction or waiver (where permitted) of the conditions precedent to such implementation. The parties intend to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof with respect to the issuance of the Newmont common stock (which may be represented by the New Newmont CDIs or New Newmont PDIs) as part of the Transaction.
On the terms and subject to the conditions of the Transaction Agreement, upon implementation of the Scheme, all issued and fully paid Newcrest ordinary shares as of the Scheme Record Date will be transferred on the Implementation Date to Newmont Sub and the holders of such Newcrest ordinary shares will be entitled to, for each such share held, (1) 0.400 New Newmont Shares, (2) 0.400 New Newmont CDIs or (3) 0.400 New Newmont PDIs, to be issued by Newmont pursuant to the Scheme. The form of consideration received by each Newcrest shareholder depends on the register on which they hold their Newcrest ordinary shares. If a Newcrest shareholder holds their Newcrest ordinary shares on Newcrest’s Australian or PNG register, that shareholder is to receive scheme consideration in the form of New Newmont CDIs or New Newmont PDIs (as applicable). Where a Newcrest shareholder holds their Newcrest ordinary shares on Newcrest’s Canadian register, that shareholder is to receive New Newmont Shares. Ineligible Foreign Shareholders will not receive New Newmont Shares (or New Newmont CDIs or New Newmont PDIs), and the New Newmont Shares which they would otherwise be entitled to receive will instead be issued to a sale agent who will sell the securities and remit the sale proceeds (net of certain costs and taxes) to Newmont for pro rata distribution to the relevant shareholders. Upon implementation of the Transaction, Newmont anticipates that shares of Newmont common stock held by former Newcrest shareholders and existing Newmont stockholders will represent approximately 31% and 69%, respectively, of the fully diluted shares of Newmont common stock immediately after the implementation of the Transaction, in each case based on the number of shares outstanding as of July 31, 2023 and giving effect to the treatment of the outstanding Newcrest Equity Incentives as required under the Transaction Agreement. In addition, Newcrest expects to pay a franked Special Dividend of $1.10 per issued and fully paid Newcrest ordinary share prior to the implementation of the Scheme, subject to the Scheme becoming effective.
Newmont and Newmont Sub have entered into a Deed Poll to provide the Scheme Consideration to each Newcrest shareholder on implementation of the Transaction (subject to the Scheme becoming effective) and undertake all actions attributed to them under the Scheme.
BACKGROUND OF THE TRANSACTION
Newmont’s senior management and board of directors regularly explore, with the assistance of financial and legal advisors, strategic options that may be available to Newmont, with the goal of identifying potential opportunities and, ultimately, enhancing stockholder value. Newmont’s board of directors and management recognize that, in the precious metals mining industry, truly transformational opportunities are rare and therefore Newmont must be knowledgeable about those potential opportunities in order to be in a position to capitalize on them when those opportunities arise. Consequently, Newmont regularly reviews, together with its advisors, a broad range of opportunities, including transformational opportunities, potential strategic investments, joint ventures and business combinations with other mining and exploration companies. This has included consideration of a possible combination with various mining companies, including Newcrest. During strategic review sessions in 2022, Newmont’s management and board of directors had concluded that, if the opportunity arose, a business combination with Newcrest would be a high priority transaction. Unless otherwise noted, all dates and times included in this “Background of the Transaction” section are in U.S. Mountain Daylight Time.
During 2022, Newmont’s management team worked to advance its understanding of, and enhance its relationship with, Newcrest.
On July 14, 2022, Tom Palmer (Newmont’s President and Chief Executive Officer) and Sandeep Biswas (Newcrest’s Managing Director and Chief Executive Officer at that time) met for dinner in Brisbane, Australia, where they discussed potential strategic opportunities for Newmont and Newcrest. The opportunities discussed were primarily commercial in nature and did not include any discussion of a business combination between the two companies.
On September 8, 2022, Mr. Palmer and Peter Toth (Newmont’s Executive Vice President and Chief Strategy and Sustainability Officer) held a meeting and met for dinner with Mr. Biswas and Seil Song (Newcrest’s Chief Development Officer at that time) in Brisbane, Australia, where they continued the discussion of potential strategic opportunities for Newmont and Newcrest, including potential joint ventures between the two companies, but Newcrest indicated that it was not prepared to pursue opportunities at that time.
Following such meetings, Newmont’s management team continued to further consider a potential transaction with Newcrest together with its financial advisors, Centerview and Lazard.
In December 2022, in preparation for a discussion with Newmont’s board of directors regarding a potential transaction with Newcrest, Newmont’s management team also engaged BofA Securities as an additional financial advisor and accelerated its internal review of a possible transaction with Newcrest. Thereafter, Newmont engaged King & Wood Mallesons (“KWM”) as Australian legal counsel in connection with a potential transaction with Newcrest.
On January 11, 2023, the Newmont board of directors held a telephonic meeting to discuss a potential strategic transaction with Newcrest, with members of the executive leadership team and financial advisors participating. At that meeting, the Newmont board of directors discussed strategic rationale, engagement options, financial considerations, including valuation metrics, synergies and pro forma financial information, key risks, market and shareholder considerations, proposed terms and execution options with respect to the potential transaction. The Newmont board of directors also discussed the terms of a non-binding letter of intent that they agreed to present to Newcrest.
On January 13, 2023, Gregory H. Boyce (Chairman of the Newmont board of directors) arranged for a telephone call with Peter Tomsett (Chairman of the Newcrest board of directors). During this call, Mr. Boyce informed Mr. Tomsett that Newmont was interested in a business combination with Newcrest and intended to make a non-binding indicative offer to acquire Newcrest. Following the call, Newmont delivered to Newcrest a non-binding indicative offer (the “Initial Offer”) to acquire 100% of the issued and outstanding equity of Newcrest, pursuant to which Newcrest shareholders would receive 0.363 shares of Newmont common stock for each Newcrest share held. The Initial Offer indicated that the proposed transaction would be structured as an Australian scheme of arrangement under Part 5.1 of the Corporations Act and that Newmont would, subject to the required approval, establish a CDI listing on the ASX for the shares of Newmont common stock to be issued to Newcrest shareholders. The Initial Offer also requested a period of exclusivity to negotiate the terms of the transaction and indicated that the proposed transaction would be subject to a number of conditions, including the satisfactory completion of due diligence, the unanimous recommendation from the Newcrest board of directors that Newcrest shareholders vote in favor of the transaction and final approval from the Newmont board of directors.
Following the delivery of the Initial Offer, Newmont engaged White & Case LLP (“White & Case”) as U.S. legal counsel in connection with a potential transaction with Newcrest.

On January 20, 2023, at the request of Mr. Tomsett, Mr. Boyce contacted Mr. Tomsett to discuss the status of the Initial Offer and certain key items relating to the transaction. Mr. Tomsett asked Mr. Boyce to provide additional information regarding potential synergies and Newmont’s stockholder approval process. Mr. Tomsett indicated that Newcrest had engaged J.P. Morgan Chase & Co. and Gresham Partners, LLC as financial advisors and Herbert Smith Freehills (“HSF”) as Australian legal advisor to assist in evaluating the terms of the Initial Offer. Mr. Tomsett indicated that Newcrest was evaluating the Initial Offer and had not yet formed a view about the financial terms of the Initial Offer. During this period, Newcrest also engaged Cravath, Swaine & Moore LLP (“Cravath”) as U.S. legal counsel in connection with a potential transaction with Newmont.
On January 31, 2023, Mr. Tomsett had a further telephone call with Mr. Boyce to discuss the Initial Offer. During the call, Mr. Tomsett indicated that Newmont’s Initial Offer did not provide sufficient value for Newcrest shareholders and following such call, Mr. Tomsett delivered a letter to Mr. Boyce consistent with Mr. Tomsett’s message to Mr. Boyce and informing Mr. Boyce that the Newcrest board of directors had rejected the Initial Offer, but would consider an improved proposal. Mr. Boyce promptly informed the Newmont board of directors of this communication.
On February 3, 2023, the Newmont board of directors held a telephonic meeting to discuss, together with its financial and legal advisors, the response letter from Newcrest, potential improvements to the financial terms of the Initial Offer and strategies for engaging in further discussions with Newcrest.
On February 4, 2023, the Australian Financial Review published an article stating that Newcrest’s board of directors had received an early-stage takeover approach from a North American entity, naming several companies, including Newmont, as the potential suitors.
On February 5, 2023, Mr. Boyce had a brief call with Mr. Tomsett to inform Mr. Tomsett that Newmont was prepared to improve its Initial Offer and discuss the information recently reported in the press. Following this call, Mr. Boyce delivered to Mr. Tomsett a revised non-binding indicative offer (the “Revised Offer”) to acquire 100% of the issued and outstanding equity of Newcrest, pursuant to which Newcrest shareholders would be entitled to receive 0.380 shares of Newmont common stock for each Newcrest share held. The Revised Offer indicated that all the other terms of the Initial Offer, including with respect to exclusivity and conditions, would also apply to the Revised Offer.
On February 6, 2023 (Melbourne, Australia time), Newcrest issued a press release confirming its receipt of the Revised Offer from Newmont, which Newmont confirmed in a press release issued on the same day.
On February 15, 2023, Mr. Tomsett had a brief call with Mr. Boyce during which Mr. Tomsett communicated the decision of the Newcrest board of directors to reject the Revised Offer, but also its willingness to provide, subject to certain conditions including signing of an appropriate confidentiality agreement, limited non-public information on a confidential and non-exclusive basis to allow Newmont to formulate a further revised proposal. On the same day, Mr. Tomsett sent a letter to Mr. Boyce communicating the decision of the Newcrest board of directors, and Mr. Song emailed the initial draft of a confidentiality agreement, which contained a customary “standstill” provision, to Mr. Toth.
On February 16, 2023, Newcrest issued a press release announcing the unanimous decision of the Newcrest board of directors to reject Newmont’s offer and Newcrest’s offer to provide Newmont access to limited non-public information on a confidential and non-exclusive basis to allow Newmont to formulate an improved proposal.
On February 16, 2023, Mr. Palmer had a telephone call with Sherry Duhe (the interim Chief Executive Officer of Newcrest) to discuss the scope of the limited due diligence and a Newcrest management presentation to be provided to Newmont during the initial diligence phase.
On February 24, 2023, Mr. Palmer had a telephone call with Ms. Duhe to discuss the timing for the management presentation by Newcrest to Newmont, assuming the parties could reach agreement on a mutually acceptable confidentiality agreement. Mr. Palmer and Ms. Duhe agreed to hold such management presentation on March 14, 2023.

Between February 16, 2023 and March 14, 2023, representatives of Newmont and Newcrest, including their respective advisors, engaged in discussions regarding the terms of an appropriate confidentiality agreement and the scope of the due diligence and management presentation that Newcrest would provide to Newmont as well as other procedural matters. Newmont and Newcrest executed a confidentiality agreement on March 14, 2023 and on the same date the Newcrest management team delivered a full-day management presentation to members of the Newmont executive leadership team, members of the Newmont senior management team and BofA Securities in Red Hill, Australia.
Following the completion of the limited due diligence and management presentations, the Newmont board of directors held a telephonic meeting on March 24, 2023 to review the findings from the limited due diligence investigation and management presentations and discuss, among other things, a revised non-binding proposal (the “Further Revised Proposal”) to acquire 100% of the issued and outstanding equity of Newcrest, pursuant to which Newcrest shareholders would receive 0.400 shares of Newmont common stock for each Newcrest share held. The Further Revised Proposal was subject to a number of conditions, including the granting of an exclusivity period to Newmont, the satisfactory completion of confirmatory due diligence and the unanimous recommendation from the Newcrest board of directors that Newcrest shareholders vote in favor of the transaction. The Further Revised Proposal also indicated that the proposed transaction would be subject to a number of conditions, including approval by Newcrest shareholders and Court of the Scheme and approval of the necessary share issuance by Newmont stockholders and regulatory approvals. At the conclusion of the board meeting, the Newmont board of directors authorized management to deliver the Further Revised Proposal to Newcrest. Mr. Boyce called Mr. Tomsett after the board meeting to inform Mr. Tomsett that Newmont would be delivering the Further Revised Proposal which was emailed by Mr. Palmer to Mr. Tomsett on the same day.
On March 31, 2023, Mr. Tomsett contacted Mr. Boyce to discuss the Further Revised Proposal. During the call, Mr. Tomsett informed Mr. Boyce that the Newcrest board of directors had met and did not support the exchange ratio proposed in the Further Revised Proposal. He indicated, however, that the Newcrest board of directors could support an alternative exchange ratio of 0.420 shares of Newmont common stock for each Newcrest share held, plus a $1.10 special dividend per Newcrest share to clear Newcrest’s franking credits balance. Mr. Tomsett indicated that this counterproposal, if acceptable, would be a basis upon which Newcrest would grant Newmont an exclusive period in which to perform due diligence. Mr. Boyce informed Mr. Tomsett that the proposed exchange ratio was beyond the range that Newmont was prepared to propose. Mr. Boyce subsequently called Mr. Tomsett to discuss potentially increasing the proposed exchange ratio, but Mr. Tomsett informed Mr. Boyce that Newcrest was not prepared to reduce its expected exchange ratio.
On April 3, 2023, Mr. Palmer had a telephone call with Ms. Duhe during which Ms. Duhe clarified that the special dividend proposed by Newcrest was in addition to the exchange ratio proposed by Newcrest of 0.420 shares of Newmont common stock for each Newcrest share held.
On April 6, 2023, the Newmont board of directors met to consider the counterproposal made by Newcrest and determine next steps. The Newmont board determined to make a “best and final” proposal to Newcrest. Following the Newmont board meeting, the Newmont management team held a telephonic meeting with Mr. Boyce to discuss the terms of a “best and final” proposal to Newcrest. Following such meeting, the terms of the “best and final” proposal were finalized by the Newmont management and Mr. Boyce. On April 7, 2023, Mr. Boyce called Mr. Tomsett to inform him that Newmont would be delivering a “best and final” non-binding offer (the “Final Offer”) pursuant to which Newcrest shareholders would receive 0.400 Newmont shares of common stock for each Newcrest share held, representing a 43.6% premium to Newcrest’s 60-day volume weighted average price prior to the first announcement of a potential transaction, and Newcrest would have the right to fund and pay to its shareholders a franked special dividend of up to $1.10 per Newcrest ordinary share. Mr. Boyce delivered a letter to Mr. Tomsett containing the Final Offer shortly following this call. Consistent with prior offers, the Final Offer indicated that the proposed transaction would be structured as an Australian scheme of arrangement under Part 5.1 of the Corporations Act and reiterated Newmont’s commitment to establish a CDI listing on the ASX. The Final Offer was subject to several conditions, including the granting of an exclusivity period to Newmont, the satisfactory completion of confirmatory due diligence, the entry into a definitive transaction agreement and the unanimous recommendation of the Newcrest board of directors that Newcrest shareholders vote in favor of the transaction. The Final Offer also indicated that the proposed transaction would be subject to a number of conditions, including approval by the Newcrest shareholders and the Court of the Scheme, approval of the necessary share issuance by Newmont’s stockholders and regulatory approvals.
On April 10, 2023, Mr. Tomsett called Mr. Boyce and informed Mr. Boyce that Newcrest was prepared to grant Newmont an exclusive period of due diligence based on the financial terms contained in the Final Offer. Mr. Tomsett subsequently delivered a letter to Mr. Boyce confirming this and Newcrest issued a press release on April 11, 2023 (Melbourne, Australia time) announcing that it had received the Final Offer and intended to grant Newmont an exclusive period to conduct confirmatory due diligence to put forward a binding proposal. Later that same day, Newmont issued a press release announcing that Newcrest intended to grant exclusivity to Newmont in order for Newmont to conduct confirmatory due diligence.
On April 12, 2023, Newmont delivered its initial due diligence request list to Newcrest. Subsequently, on April 18, 2023, Newcrest delivered its initial due diligence request list to Newmont, following which Newmont granted Newcrest access to a virtual data room containing information regarding Newmont.
On April 13, 2023, Newcrest granted Newmont and its advisors’ access to a virtual data room containing certain material information regarding Newcrest.
On April 14, 2023, following negotiation, the parties executed an exclusivity agreement, providing for a period of exclusive negotiations until 11:59 p.m. on May 11, 2023.
Newmont commenced its due diligence of Newcrest, including financial, operational, legal, human resources and accounting diligence on both corporate and operational levels. These due diligence investigations included numerous discussions between Newmont and Newcrest and their respective advisors, review of the information included in the virtual data room and certain hard copy documents provided by Newcrest through additional requests for information and due diligence calls with relevant Newcrest experts and advisors, as well as mine site visits to Newcrest’s Cadia, Lihir, Brucejack and Red Chris mines. Representatives of Newmont and Newcrest and their legal advisors and BofA Securities also provided information about Newmont to Newcrest, including information relating to financial and business, legal, accounting, tax and employee matters. These due diligence investigations continued throughout the period leading up to the signing of the Transaction Agreement.
On April 19, 2023 (Melbourne, Australia time), Newcrest delivered the initial draft of the Transaction Agreement to Newmont. In the days following receipt of the draft Transaction Agreement, Newmont’s management team and its legal advisors discussed the initial draft and identified key issues to be negotiated with Newcrest. The draft presented several important issues for further discussion and negotiation, including a mutual exclusivity provision, break and reverse break fees payable by Newmont and Newcrest in certain circumstances, including if Newmont stockholders voted against the proposed transaction, and the ability for Newcrest to terminate the agreement if a majority of Newcrest board members changed their recommendation that Newcrest shareholders vote in favor of the proposed transaction.
On April 28, 2023 (Melbourne, Australia time), Newmont delivered a revised draft Transaction Agreement to Newcrest, which revised a number of key provisions, including removing the reverse break fee payable by Newmont if Newmont stockholders voted against the proposed transaction, reducing the quantum of the reverse break fee otherwise payable by Newmont, removing the exclusivity provision with respect to Newmont and amending the termination rights so that the Transaction Agreement could not be terminated by Newcrest upon the change in recommendation of a majority of Newcrest board members.
On May 3, 2023, the management teams and certain advisors of Newmont and Newcrest met in Melbourne, Australia to attend a management presentation by the Newmont management team.
Between May 4, 2023 and May 9, 2023, representatives of Newmont and Newcrest, together with their legal advisors and BofA Securities, exchanged various drafts of the Transaction Agreement and other transaction documents and attended a series of in-person and online negotiations of certain key terms of the Transaction Agreement and other transaction documents, including discussions of, among other terms, break and reverse break fees, termination rights, exclusivity, regulatory and other conditions, governing law, payment of dividends, representations and warranties, board recommendations and interim operating and access covenants.

On May 10, 2023, the Newmont board of directors held a telephonic meeting in which the Newmont management team summarized the material terms of the Transaction Agreement, explaining the proposed resolution of outstanding issues since the prior meeting of the Newmont board of directors, including the amount of break and reverse break fees that could be payable by Newmont or Newcrest, the circumstances that would trigger such break and reverse break fees, the conditions to closing the proposed transaction and restrictions on the conduct of business prior to closing the proposed transaction. In addition, the Newmont management team provided an overview of the review and strategic assessment of Newcrest’s assets and material due diligence findings, as well as potential synergies resulting from the proposed transaction. During the meeting, a representative of White & Case discussed the fiduciary duties of the Newmont board of directors under Delaware law in considering a potential acquisition of Newcrest. The Newmont board of directors discussed the strategic considerations relating to the proposed transaction with Newcrest, including the risks and benefits of the proposed transaction and the terms of the Transaction Agreement.
On May 11, 2023 (Melbourne, Australia time), Newcrest announced that it had agreed to extend the exclusivity period set to expire at 11:59 p.m. (Melbourne, Australia time) on May 11, 2023 until 11:59 p.m. (Melbourne, Australia time) on May 18, 2023, to allow further time for Newmont to complete its due diligence and finalize definitive documentation. Following this announcement, representatives of Newmont and Newcrest continued their discussions to finalize the terms of the Transaction Agreement. Between May 10, 2023 and May 12, 2023, the parties, supported by their legal advisors and, with respect to Newmont, BofA Securities, finalized their due diligence and completed negotiation of the proposed terms of the Transaction Agreement and other transaction documents with a view to seeking final approval from their respective boards of directors. Over the course of this period, the parties exchanged various drafts of the Transaction Agreement in which the key terms under negotiation included interim operating covenants, governance matters, conditions, payment of dividends and certain tax matters.
On May 13, 2023, the Newmont board of directors held a telephonic meeting in which they further considered the proposed transaction following additional presentations from Newmont’s management team and financial and legal advisors. At the meeting, management described for the board the key terms of the proposed transaction, including the material terms of the proposed Transaction Agreement. Representatives of BofA Securities, Centerview and Lazard were also in attendance and presented their respective financial analyses and delivered their respective oral opinions (subsequently confirmed in writing) as to the fairness, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications as described in such written opinions, to Newmont, from a financial point of view, of the consideration to be paid by Newmont for each of the Newcrest ordinary shares pursuant to the Transaction Agreement. In advance of the meeting, the Newmont board of directors was provided with customary written relationships disclosures by each of Newmont’s financial advisors, and no director expressed concern that such relationships would interfere with any of Newmont’s financial advisors’ ability to provide financial advisory services to Newmont. For a more detailed description of the opinions of Newmont’s financial advisors, see the section entitled “The Transaction — Opinions of Newmont’s Financial Advisors to the Newmont Board of Directors” beginning on page 95 of this proxy statement.
After weighing all of the benefits and risks associated with the Transaction Agreement and careful consideration of the information presented by management and its legal and financial advisors, the Newmont board of directors unanimously resolved, among other things, that the transaction contemplated by the Transaction Agreement and the other transaction documents was advisable, fair to, and in the best interests of Newmont and its stockholders, to execute and deliver the Transaction Agreement and the other transaction documents and to take any action necessary to reserve for the issuance of Newmont common stock as necessary to issue the consideration pursuant to the Transaction Agreement.
Throughout May 14, 2023, Newmont and Newcrest, assisted by their respective legal and financial advisors, finalized the terms of the Transaction Agreement and the other transaction documents. Newmont and Newcrest executed the Transaction Agreement on May 15, 2023 (Melbourne, Australia time), and jointly announced the Transaction Agreement prior to markets opening in Australia on May 15, 2023.

NEWMONT’S REASONS FOR THE TRANSACTION
Ore Reserve and Mineral Resource estimates presented for Newcrest in this section are historical estimates as at June 30, 2023, based on the Newcrest R&R Statement. Newmont has been unable to update, and does not expect to be able to update, the Newcrest historical estimates, prior to implementation of the Transaction. Accordingly, Newmont is not treating these historical estimates as current estimates of mineral resources or mineral reserves because a qualified person (as defined under SEC standards) has not done sufficient work to classify the estimates as current estimates of mineral resources or mineral reserves. Additionally, Ore Reserve and Mineral Resource estimates presented for Newcrest in this section comply with the reporting requirements of, and are based on the confidence categories defined in, the Australian Standards, which differ from the requirements of U.S. securities laws. The S-K 1300 Standard and the Australian Standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but embody different approaches and definitions and differ significantly in material respects. See “Cautionary Statement Regarding Mineral Reserve and Resource Estimates” for additional information. For additional information on the other measures referred to herein, see “Cautionary Statement Regarding Illustrative Measures.” See also “Cautionary Statement Regarding Forward-Looking Statements.”
At its meeting on May 13, 2023, the Newmont board of directors unanimously resolved, among other things, (1) that the transactions contemplated by the Transaction Agreement and Scheme are advisable and fair to, and in the best interests of, Newmont and its stockholders, (2) to approve and adopt the Transaction, the Scheme, the Deed Poll and the transactions contemplated thereby and (3) to recommend to Newmont stockholders the approval of the share issuance proposal and the amendment proposal. The Newmont board of directors unanimously recommends that the Newmont stockholders vote “FOR” each of the share issuance proposal, the amendment proposal and the adjournment proposal.
In evaluating the Transaction, the Newmont board of directors consulted with, and received the advice of, Newmont’s management and external legal and financial advisors. In reaching its decision, the Newmont board of directors evaluated, among other things, the potential financial effects of the Transaction on Newmont and its stockholders and the potential impact of the Transaction on Newmont from a strategic and operational perspective. In doing so, the Newmont board of directors considered a number of factors, including, but not limited to, the following factors, which the Newmont board of directors viewed as supporting its decision to approve and enter into the Transaction Agreement:
•
A world-class portfolio of Tier 1 and industry-leading mining expertise.   The Transaction will further strengthen Newmont’s position as a leader in responsible gold mining. The combined portfolio will have the industry’s highest concentration of Tier 1 gold operations, primarily in favorable, low-risk mining jurisdictions, as well as the industry’s largest reserve and resource base. The portfolio is expected to deliver enhanced gold production, based on approximately 8 million ounces of total historical combined annual gold production, before portfolio optimization, combining Newmont’s 6 million ounces of gold production for the year ended December 31, 2022 and Newcrest’s 2 million ounces of gold production for the year ended June 30, 2023, with more than 5 million gold ounces, or two-thirds of the total combined gold production, from ten large, long-life, low cost, Tier 1 assets3, as well as robust copper production from Australia and Canada, based on approximately 377 million pounds of historical total combined annual copper production from Australia and Canada, combining Newmont’s approximately 84 million pounds for the year ended December 31, 2022 and Newcrest’s approximately 293 million pounds (133 thousand tonnes) for the year ended June 30, 2023. The Transaction would strengthen Newmont’s mining capability by combining the experience and technical expertise of the two companies, including Newcrest’s industry-leading block caving expertise and operations.

3
“Tier 1 assets” is defined as assets having (1) production of 500 thousand of gold equivalent ounces per year, (2) average All-in Sustaining Costs per ounce (as such term is defined by Newmont in its Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, with respect to Newmont’s assets and as such term is defined by Newcrest in the “Newcrest Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 133 of this proxy statement with respect to Newcrest’s assets) in the lower half of the industry cost curve and (3) a mine life of over ten years.

•
Commodity diversification.   The Transaction would meaningfully increase Newmont’s copper reserves and resources, a metal vital to the transition to the new energy economy, drawing from 15.7 billion pounds of copper reserves and 26.5 billion pounds of copper resources (17.9 billion pounds Measured and Indicated Resources and 8.6 billion pounds Inferred Resources) declared by Newmont as of December 31, 2022 and approximately 17 billion pounds of copper reserves and 31 billion pounds of copper resources (23 billion pounds Measured and Indicated Resources, exclusive of Ore Reserves and 8 billion pounds Inferred Mineral Resources) declared by Newcrest (on an attributable basis) as of June 30, 2023.

•
New sustainability standard.   Newmont will apply its proven leading sustainability practices to the combined company to bring clear focus on: mitigating safety risks; meaningful social engagement in order to be a partner of choice; commitment to leading and environmental stewardship practices and climate goals; and a diverse, inclusive and equitable workplace.

•
Opportunity to participate in growth prospects of the combined company.   The Transaction will allow Newmont stockholders to participate in the benefits of the combined company. Newmont expects to deliver an extensive portfolio of growth options and the industry’s largest reserve and resource base, drawing from 96 million ounces of gold reserves declared by Newmont as of December 31, 2022 and approximately 56 million ounces of gold reserves declared by Newcrest (on an attributable basis), as of June 30, 2023, along with 111 million ounces of gold resources (75 million ounces of Measured and Indicated Resources and 36 million ounces of Inferred Mineral Resources) declared by Newmont as of December 31, 2022 and 75 million ounces of gold resources (54 million ounces of Measured and Indicated Resources, exclusive of Ore Reserves, and 21 million ounces of Inferred Mineral Resources) declared by Newcrest (on an attributable basis) as of June 30, 2023, respectively.

•
Stable portfolio of assets in favorable geographies.   Upon the implementation of the Transaction. approximately two-thirds of the combined company’s gold production is expected from Tier 1 assets, with approximately 80% of the combined company’s gold production expected to come from the Americas and Australia, based on approximately 83% for Newmont’s year ended December 31, 2022 and approximately 68% from Newcrest’s year ended June 30, 2023.

•
Australia.   The Transaction brings together two of the largest gold production operators in Australia and allows Newmont to leverage its existing regional operating model in Australia and combine and optimize both companies’ leaders, subject matter experts, supply chains and regional infrastructure to drive best-in-class performance.

•
Canada.   Once implemented, the Transaction will solidify Newmont’s position in Canada through the combination of operating mines and development projects, creating a Tier 1 district in British Columbia’s Golden Triangle. The combination will also leverage Newmont’s existing regional operating model in North America to combine and optimize both company’s leaders, subject matter experts, supply chains and regional infrastructure to drive best-in-class performance. The combined company’s expanded footprint in Canada, together with shared experience and technical expertise in mining, could unlock gold and copper opportunities from the combined organic pipeline of projects, including the key projects Galore Creek and Saddle North.

•
Solid balance sheet driving capital allocation.   The combined company will remain committed to Newmont’s capital allocation strategy underpinned by a strong and flexible investment grade balance sheet. Together with the sector’s largest mineral reserve and resource base, and an even more resilient, diversified portfolio, the combined business can advance its most value-accretive development opportunities. Through Newmont’s industry-leading, non-binding dividend framework, the combined business is expected to provide leading, non-binding returns through the price cycle, which has returned over $4.5 billion to stockholders since it was established in October 2020.

•
Synergies and full potential continuous improvement program.   Together with leveraging Newmont’s integration experience from the 2019 acquisition of Goldcorp Inc., Newmont’s scalable, integrated operating model is expected to support the delivery of approximately $500 million in expected annual pre-tax synergies, anticipated to be achieved within the first 24 months following the implementation of the Transaction. The expected synergies for the combined business are comprised of:

•
Approximately $100 million of pre-tax general and administrative synergies;

•
Approximately $200 million of supply chain synergies from best-in-class pricing and existing partnerships with key suppliers, smelters and equipment manufacturers through strong economies of scale; and

•
At least $200 million of benefits from Newmont’s full potential continuous improvement program, which improves costs and productivity through the rapid replication of leading processes and advanced technology.

•
Opportunities for portfolio optimization.   The Transaction affords an opportunity to enhance cash flow by at least $2 billion in the first two years after implementation through portfolio optimization.

•
Proven leadership team.   Following the implementation of the Transaction, management of the combined company will feature proven and experienced mining and business leaders at both the board and executive management team levels, along with diverse, high-performing teams at the combined company’s regional and operating sites with a proven track record of safely maximizing value by delivering long-life and low-cost profitable gold mining operations, providing further value creation opportunities.

•
Corporate cultures.   Newmont and Newcrest have a long history and shared heritage in Australia. Newmont established a subsidiary in Australia in 1966 that would become Newcrest 25 years later. Building on Newcrest’s well-established sustainability credentials, Newmont will apply its proven sustainability practices and leadership to Newcrest’s operations and bring a clear focus on mitigating safety risks along with leadership in the field to drive a fatality-free business. The combined company will also remain committed to meaningful social engagement based on inclusion, transparency and integrity in order to be the partner of choice for governments, host communities, suppliers and its workforce.

•
Financial analyses and opinions.   BofA Securities, Centerview and Lazard presented their respective financial analyses to the Newmont board of directors and also delivered their respective oral opinions, which were subsequently confirmed in writing, that as of the dates of, and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications as described in such written opinions, the exchange ratio was fair, from a financial point of view, to Newmont. For a more detailed description of the opinions of Newmont’s financial advisors, see the section entitled “The Transaction — Opinions of Newmont’s Financial Advisors to the Newmont Board of Directors” beginning on page 95 of this proxy statement.

•
Support of boards.   The boards of directors of both companies have unanimously recommended support for the Transaction. Additionally, in accordance with, and as at the date of, the Transaction Agreement, each member of Newmont’s and Newcrest’s boards has confirmed his or her intention to vote, or caused to be voted, in the case of Newmont, all Newmont stock which he or she controls in favor of the share issuance proposal, in the absence of a Newmont Superior Proposal, and in the case of Newcrest, all Newcrest ordinary shares which he or she controls in favor of the Scheme, in the absence of a Newcrest Superior Proposal and subject to the Independent Expert concluding and continuing to conclude that the Scheme is in the best interest of Newcrest shareholders.

•
Arm’s length transaction.   The Transaction Agreement is the result of arm’s length negotiations and includes terms and conditions that are reasonable in the judgment of the Newmont board of directors.

•
Likelihood of completion.   The likelihood that the conditions to the parties’ obligations to implement the Transaction will be satisfied prior to 11:59 p.m. on the End Date (as it may be extended in accordance with the Transaction Agreement).

•
Exchange ratio and stock consideration.   The Transaction Agreement provides for a fixed exchange ratio, which will not fluctuate as a result of possible changes in the market prices of common stock of Newmont or Newcrest ordinary shares following the announcement of the execution of the Transaction Agreement, providing reasonable certainty as to the respective pro forma percentage ownership of Newmont by the current Newmont stockholders and Newcrest shareholders. In addition, the all-stock Transaction preserves Newmont’s cash resources for operational and investment purposes.

•
Business climate and review of alternatives.   After reviewing the current and prospective business climate in the precious metals mining industry, including the potential for further consolidation or acquisitions, and the benefits and risks of other strategic opportunities reasonably available to Newmont, the Newmont board of directors believes that the Transaction represents Newmont’s best prospect for maximizing stockholder value in the medium to long term.

•
Conduct of Newmont’s business.   The Newmont board of directors believes that the restrictions imposed on Newmont’s business and operations during the pendency of the Transaction are reasonable and not unduly burdensome.

•
Certain terms of the Transaction Agreement.   The Newmont board of directors considered certain terms of the Transaction Agreement, including:

•
that the Transaction Agreement imposes exclusivity restrictions on Newcrest’s ability to solicit or engage in discussions or negotiations regarding certain alternative proposals from third parties, to provide information to third parties and to engage in discussion with third parties regarding alternative proposals, subject to customary exceptions, which are described in the section entitled “The Transaction Agreement, the Scheme and the Deed Poll — Exclusivity” beginning on page 187 of this proxy statement;

•
that there are limited circumstances in which the Newcrest board of directors may terminate the Transaction Agreement or change its recommendation that Newcrest shareholders approve the Transaction;

•
that the Newcrest board of directors cannot change its recommendation in favor of the Transaction in connection with, or enter into an agreement to undertake or give effect to a Newcrest Competing Proposal without first providing Newmont with specified information about such Newcrest Competing Proposal and a five business day opportunity to revise the Transaction terms so as to match or exceed the Newcrest Competing Proposal;

•
that notwithstanding the limitations contained in the Transaction Agreement on Newmont’s ability to solicit alternative proposals from third parties and terminate the Transaction Agreement, the Transaction Agreement allows Newmont in certain circumstances to engage in discussions with third parties regarding any unsolicited acquisition proposal for Newmont that constitutes or would reasonably be considered to become a Newmont Superior Proposal; and

•
Newmont has a right to receive a break fee of $174,058,275 under the Transaction Agreement in certain circumstances.

•
Other factors.   The Newmont board of directors also carefully considered the Transaction with reference to current economics, industry and market trends affecting each of Newmont and Newcrest in the gold market, information concerning mineral reserves and mineral resources, business, operations, properties, assets, financial condition, operating results and prospects of each of Newmont and Newcrest and the historical trading prices of the Newmont common stock and the Newcrest ordinary shares, taking into account the results of Newmont’s due diligence review of Newcrest and its properties.

The Newmont board of directors also considered a variety of risks and other potentially negative factors relating to the Transaction including the following material factors:
•
the fact that the Transaction Agreement provides for a fixed exchange ratio and that no adjustment will be made in the consideration to be received by Newcrest shareholders under the Transaction as a result of a possible increase in the trading price of Newmont’s common stock following the announcement of the execution of the Transaction Agreement;

•
the potential impact on the market price of Newmont common stock and dilution of the voting interests of Newmont stockholders who are not also Newcrest shareholders as a result of the issuance of shares of Newmont common stock to Newcrest shareholders;

•
the risks relating to the announcement and pendency of the Transaction and risks and costs to Newmont if the implementation of the Transaction is not timely, or does not occur at all, which may be for reasons beyond the control of Newmont and/or Newcrest, including the potential impact on the relationships between Newmont and its employees, service providers, suppliers and other third parties, as well as the potential impact on the trading prices of Newmont common stock;
•
the provisions of the Transaction Agreement that restrict Newmont’s ability to solicit possibly superior transactions and the required payment by Newmont of a $374,766,240 break fee under the Transaction Agreement in specified circumstances described under “The Transaction Agreement, the Scheme and the Deed Poll — Termination” beginning on page 189 of this proxy statement;

•
the provisions of the Transaction Agreement impose certain restrictions on the operations of Newmont until implementation of the Transaction;

•
the fact that the Transaction Agreement provides for the ability of the Newcrest board of directors to, under certain circumstances, in a manner adverse to Newmont, withhold, withdraw, change, modify or qualify its recommendation that Newcrest shareholders approve the Transaction;

•
the fact that substantial costs will be incurred by both Newmont and Newcrest in connection with the Transaction, including financial advisory fees and legal and other advisor fees, as well as the costs of integrating the businesses of Newmont and Newcrest;

•
the risk that management focus, employee attention and resources for other strategic opportunities, as well as employee attention to operational matters, could be diverted for an extended period of time while the parties work to complete the Transaction and integration process;

•
the challenges inherent in the combination of two business enterprises of this size and complexity, including the attendant risks that the anticipated production and operational synergies and other benefits sought to be obtained from the Transaction might not be achieved in the time frame contemplated or at all; and

•
the challenges and costs of combining regulatory and administrative operations of a U.S. company and an Australian company, including exposure to the risks of operating in new jurisdictions, which could adversely affect the combined company’s operating results and hinder the achievement of the anticipated benefits of the Transaction.

The information and factors described above and considered by the Newmont board of directors in reaching its determinations and recommendations are not intended to be exhaustive, but include material factors considered by the Newmont board of directors. In view of the wide variety of factors considered in connection with the evaluation of the Transaction and the complexity of these matters, the Newmont board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, individual members of the Newmont board of directors may have given different weight to different factors.
RECOMMENDATIONS OF THE NEWMONT BOARD OF DIRECTORS
After careful consideration, the Newmont board of directors has determined that it is advisable and in the best interests of Newmont and its stockholders to implement the Transaction as contemplated by the Transaction Agreement. Accordingly, the Newmont board of directors unanimously recommends that Newmont stockholders vote:
•
“FOR” approval of the share issuance proposal;

•
“FOR” approval of the amendment proposal; and

•
“FOR” approval of the adjournment proposal.

OPINIONS OF NEWMONT’S FINANCIAL ADVISORS TO THE NEWMONT BOARD OF DIRECTORS
OPINION OF BOFA SECURITIES TO THE NEWMONT BOARD OF DIRECTORS
Newmont has retained BofA Securities to act as a financial advisor to Newmont in connection with the Transaction. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Newmont selected BofA Securities to act as Newmont’s financial advisor in connection with the Transaction on the basis of BofA Securities’ experience in transactions similar to the Transaction, its reputation in the investment community, its familiarity with Newmont and its business, its presence in Australia and expertise in corporate transactions in the Australian market.
On May 13, 2023, at a meeting of the Newmont board of directors held to evaluate the Transaction, BofA Securities delivered to the Newmont board of directors an oral opinion, which was confirmed by delivery of a written opinion dated May 13, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Exchange Ratio provided for in the Transaction was fair, from a financial point of view, to Newmont. For purposes of BofA Securities’ financial analyses and opinion, the term “Exchange Ratio” means 0.400 New Newmont Shares, 0.400 New Newmont CDIs or 0.400 New Newmont PDIs.
The full text of BofA Securities’ written opinion to the Newmont board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Newmont board of directors for the benefit and use of the Newmont board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the Exchange Ratio from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Transaction and no opinion or view was expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to Newmont or in which Newmont might engage or as to the underlying business decision of Newmont to proceed with or effect the Transaction. BofA Securities’ opinion does not address any other aspect of the Transaction and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the Transaction or any related matter.
In connection with rendering its opinion, BofA Securities:
(1)
reviewed certain publicly available business and financial information relating to Newcrest and Newmont;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Newcrest and its assets furnished to or discussed with BofA Securities by the management of Newcrest, including certain financial forecasts relating to Newcrest prepared by the management of Newcrest (such forecasts are referred to in this summary of BofA Securities’ opinion as the “Newcrest Forecasts”);

(3)
reviewed certain financial forecasts relating to Newcrest prepared by the management of Newmont (such forecasts are referred to in this summary of BofA Securities’ opinion as the “Newmont-Newcrest Forecasts”) and discussed with the management of Newmont its assessments as to the relative likelihood of achieving the future financial results reflected in the Newcrest Forecasts and the Newmont-Newcrest Forecasts;

(4)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Newmont and its assets furnished to or discussed with BofA Securities by the management of Newmont, including certain financial forecasts relating to Newmont prepared by the management of Newmont (such forecasts are referred to in this summary of BofA Securities’ opinion as the “Newmont Forecasts”);

(5)
reviewed certain estimates as to the amount and timing of cost savings and cash flow enhancements (collectively referred to in this summary of BofA Securities’ opinion as the “Synergies”) anticipated by the management of Newmont to result from the Transaction;

(6)
reviewed an estimate of the intrinsic value for certain non-mined resources (referred to in this summary of BofA Securities’ opinion as “NMR”) present within each of Newmont and Newcrest not otherwise accounted for in the Newmont-Newcrest Forecasts or the Newmont Forecasts, as prepared by the Management of Newmont and approved for BofA Securities’ use (referred to in this summary of BofA Securities’ opinion as the “NMR estimate”);

(7)
discussed the past and current business, operations, financial condition and prospects of Newcrest with members of senior managements of Newcrest and Newmont, and discussed the past and current business, operations, financial condition and prospects of Newmont with members of senior management of Newmont;

(8)
reviewed the potential pro forma financial impact of the Transaction on the future financial performance of Newmont;

(9)
reviewed the trading histories for Newcrest Stock and Newmont Common Stock and a comparison of such trading histories with each other and with the trading histories of other companies BofA Securities deemed relevant;

(10)
compared certain financial and stock market information of Newcrest and Newmont with similar information of other companies BofA Securities deemed relevant;

(11)
compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(12)
reviewed the relative financial contributions of Newcrest and Newmont to the future financial performance of the combined company on a pro forma basis;

(13)
reviewed a draft, dated as of May 13, 2023, of the Transaction Agreement (referred to in this summary of BofA Securities’ opinion as the “Draft Agreement”); and

(14)
performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the managements of Newmont and Newcrest that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Newcrest Forecasts, BofA Securities assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Newcrest as to the future financial performance of Newcrest. With respect to the Newmont-Newcrest Forecasts, the Newmont Forecasts, the Synergies and the NMR estimate, BofA Securities assumed, at the direction of Newmont, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Newmont as to the future financial performance of Newcrest and Newmont and other matters covered thereby and, based on the assessments of the management of Newmont as to the relative likelihood of achieving the future financial results reflected in the Newcrest Forecasts and the Newmont-Newcrest Forecasts, BofA Securities relied, at the direction of Newmont, on the Newmont-Newcrest Forecasts for purposes of its opinion. BofA Securities relied, at the direction of Newmont, on the assessments of the management of Newmont as to Newmont’s ability to achieve the Synergies and has been advised by Newmont, and assumed, that the Synergies will be realized in the amounts and at the times projected. BofA Securities did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Newcrest or Newmont, nor did it make any physical inspection of the properties or assets of Newcrest or Newmont. BofA Securities did not evaluate the solvency or fair value of Newcrest or Newmont under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Newmont, that the Transaction, including the Special

Dividend, would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Newcrest, Newmont or the contemplated benefits of the Transaction. BofA Securities also assumed, at the direction of Newmont, that the final executed Transaction Agreement would not differ in any material respect from the Draft Agreement reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects of the Transaction (other than the Exchange Ratio to the extent expressly specified in its opinion), including, without limitation, the Special Dividend, the form or structure of the Transaction or any terms, aspects or implications of any other arrangements, agreements or understandings that are or may be entered into in connection with or related to the Transaction or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, to Newmont of the Exchange Ratio provided for in the Transaction and no opinion or view was expressed with respect to any consideration received in connection with the Transaction by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Exchange Ratio. Furthermore, no opinion or view was expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to Newmont or in which Newmont might engage or as to the underlying business decision of Newmont to proceed with or effect the Transaction. BofA Securities did not express any opinion as to what the value of Newmont common stock actually would be when issued or the prices at which Newmont common stock or Newcrest ordinary shares would trade at any time, including following announcement or consummation of the Transaction. BofA Securities also expressed no view or opinion with respect to, and BofA Securities relied at the direction of Newmont, upon the assessments of representatives of Newmont regarding legal, regulatory, accounting, tax, insurance and similar matters relating to Newmont, Newcrest and the Transaction (including the contemplated benefits of the Transaction), as to which BofA Securities understood that Newmont obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Transaction or any related matter. Except as described above, Newmont imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Newmont, Newcrest or the Transaction. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.
The following represents a brief summary of the material financial analyses presented by BofA Securities to the Newmont board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities. Unless the context otherwise requires it, all references in this section are to U.S. Dollars and the closing price of Newcrest ordinary shares on February 3, 2023 denominated in Australian Dollars was converted into U.S. dollars using the exchange rate of A$1.445 into $1.00 published by Bloomberg at 4pm Sydney time on February 3, 2023.
Summary of Material Financial Analyses.
Newcrest Standalone Discounted Cash Flow Analysis.   BofA Securities performed a discounted cash flow analysis of Newcrest to calculate the estimated net present value of the standalone unlevered, after-tax free cash flows that Newcrest was forecasted to generate during Newcrest’s fiscal years 2023 through 2086 based on the Newmont-Newcrest Forecasts. The cash flows were discounted to present value as of September 30, 2023 using real discount rates ranging from 6.0% to 7.7%, which were based on an estimate of Newcrest’s weighted average cost of capital. This analysis, after adjusting for the Special Dividend and certain balance sheet items, including cash, debt, equity investments and the NMR estimate for Newcrest, indicated an approximate implied per share equity value reference range for Newcrest of $13.91 to $16.32, exclusive of the Synergies, and $17.40 to $20.69, inclusive of the Synergies.
Newmont Standalone Discounted Cash Flow Analysis.   BofA Securities performed a discounted cash flow analysis of Newmont to calculate the estimated net present value of the standalone unlevered, after-tax free cash flows that Newmont was forecasted to generate during Newmont’s fiscal years 2023 through 2080 based on the Newmont Forecasts. The cash flows were discounted to present value as of September 30, 2023 using real discount rates ranging from 5.2% to 6.5%, which were based on an estimate of Newmont’s weighted average cost of capital. This analysis, after adjusting for certain balance sheet items including cash, debt, equity investments and the NMR estimate for Newmont, indicated an approximate implied per share equity value reference range for Newmont of $31.71 to $37.29.
Synergies Discounted Cash Flow Analysis.   BofA Securities performed a discounted cash flow analysis to calculate the estimated net present value of the cost savings and cash flow enhancements that Newmont was forecasted to generate during fiscal years 2023 through 2080 based on the Synergies. The cost savings and cash flow enhancements in the Synergies were discounted to present value (taking into account the timing of realization of such cost savings and cash flow enhancements set forth in the Synergies) as of September 30, 2023 using real discount rates ranging from 6.0% to 7.7%, which were based on an estimate of Newcrest’s weighted average cost of capital. This analysis indicated an approximate Synergies net present value reference range of $3.49 to $4.37 per Newcrest ordinary share.
Newmont and Newcrest Discounted Cash Flow Exchange Ratio Analyses.   BofA Securities then applied the approximate implied per share equity value reference ranges derived from the discounted cash flow analysis for each of Newmont (as described above under “— Newmont Standalone Discounted Cash Flow Analysis”) and Newcrest (as described above under “— Newcrest Standalone Discounted Cash Flow Analysis”) to derive approximate implied exchange ratio reference ranges exclusive and inclusive of the Synergies net present value reference range (as described above under “— Synergies Discounted Cash Flow Analysis”). These approximate implied exchange ratio reference ranges were compared to the Exchange Ratio:
Implied Exchange Ratio Reference Range		Exchange Ratio
Exclusive of Synergies	Inclusive of Synergies
0.3730 – 0.5146	0.4665 – 0.6524	0.400
Newcrest Shareholder Pro Forma Ownership Analyses.   BofA Securities then applied the approximate implied exchange ratio reference ranges (as described above under “— Newmont and Newcrest Discounted Cash Flow Exchange Ratio Analysis”) to derive approximate implied reference ranges for the aggregate Newcrest shareholder pro forma ownership of Newmont after completion of the Transaction. These approximate implied aggregate Newcrest shareholder pro forma ownership reference ranges were compared to the aggregate Newcrest shareholder pro forma ownership of Newmont expected to result from completion of the Transaction, based on Newmont’s and Newcrest’s share capitalization as of May 13, 2023 as provided by Newmont and Newcrest:
Newcrest Shareholder Pro Forma Ownership		Newcrest Shareholder Pro Forma Ownership of Newmont Following Implementation of the Transaction
Exclusive of Synergies	Inclusive of Synergies
29.5% – 36.6%	34.4% – 42.3%	31.0%
Newmont Stockholder Discounted Cash Flow Intrinsic Value Accretion Analyses.   BofA Securities also calculated the illustrative intrinsic value accretion to Newmont stockholders that is expected to result from the Transaction by comparing the Newmont stockholder pro forma ownership based on the Exchange Ratio of the sum of the respective reference ranges of approximate implied equity values calculated by BofA Securities for each of Newmont (as described above under “— Newmont Standalone Discounted Cash Flow

Analysis”) and Newcrest (as described above under “— Newcrest Standalone Discounted Cash Flow Analysis”), exclusive and inclusive of the Synergies net present value reference range (as described above under “— Synergies Discounted Cash Flow Analysis”), to the approximate implied equity value reference range of Newmont on a standalone basis (as described above under “— Newmont Standalone Discounted Cash Flow Analysis”). These analyses indicated illustrative intrinsic value accretion to Newmont stockholders ranging from (2.1)% to 8.9%, exclusive of the Synergies, and from 5.2% to 19.5%, inclusive of the Synergies. The actual results achieved by the combined company may vary from projected results and the variations may be material.
Pro Forma Accretion/Dilution Analysis.   BofA Securities reviewed the potential pro forma financial effect of the Transaction on Newmont’s calendar years 2024 through 2025 estimated operating cash flow per share based on the Newmont Forecasts and the Newmont-Newcrest Forecasts. Based on the Exchange Ratio, inclusive of Synergies, this analysis indicated that the Transaction could be marginally dilutive to Newmont’s estimated operating cash flow per share by (2.3)% for calendar year 2024 and by (0.6)% for calendar year 2025. The actual results achieved by the combined company may vary from projected results and the variations may be material.
Other Factors.
In rendering its opinion, BofA Securities also reviewed and considered other factors, including:
•
historical closing prices of Newmont common stock for the 52-week period ended February 3, 2023 of $37.79 to $85.42 per share (with a latest 12 months (as of February 3, 2023) volume-weighted average stock price of $55.34 per share);

•
historical closing prices of Newcrest ordinary shares for the 52-week period ended February 3, 2023 of $10.18 to $21.28 per share (with a latest 12 months (as of February 3, 2023) volume-weighted average stock price of $15.08 per share), and $9.08 to $20.18 per share (with a latest 12 months (as of February 3, 2023) volume-weighted average stock price of $13.98 per share) after adjusting for the Special Dividend;

•
certain publicly available equity research analyst price targets for Newmont common stock (discounted by one year at the midpoint of Newmont’s estimated nominal cost of equity range of 8.3%) which ranged from $46.17 to $63.71 per share (with a median of $55.41 per share);

•
certain publicly available equity research analyst price targets for Newcrest ordinary shares (discounted by one year at the midpoint of Newcrest’s estimated nominal cost of equity range of 9.6%) which ranged from $13.89 to $20.09 per share (with a median of $18.11 per share), and $12.79 to $18.99 per share (with a median of $17.01 per share) after adjusting for the Special Dividend;

•
certain publicly available equity research analyst estimates of net asset value per share of Newmont common stock which ranged from $17.46 to $50.97 per share (with a median of $36.29 per share); and

•
certain publicly available equity research analyst estimates of net asset value per Newcrest ordinary share which ranged from $15.21 to $21.25 per share (with a median of $18.01 per share), and $14.11 to $20.15 per share (with a median of $16.91 per share) after adjusting for the Special Dividend.

Miscellaneous
As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Securities to the Newmont board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying

BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Newmont and Newcrest. The estimates of the future performance of Newmont and Newcrest in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the Exchange Ratio and were provided to the Newmont board of directors in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Newmont or Newcrest.
The type and amount of consideration payable in the Transaction was determined through negotiations between Newmont and Newcrest, rather than by any financial advisor, and was approved by the Newmont board of directors. The decision to enter into the Transaction Agreement was solely that of the Newmont board of directors. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Newmont board of directors in its evaluation of the proposed Transaction and should not be viewed as determinative of the views of the Newmont board of directors or management with respect to the Transaction or the Exchange Ratio.
BofA Securities has acted as financial advisor to Newmont in connection with the Transaction and will receive an aggregate fee of $27,500,000 for its services, $4,000,000 of which was payable upon delivery of the opinion and the remainder of which is contingent upon the consummation of the Transaction. In addition, Newmont has agreed to reimburse BofA Securities for certain expenses and indemnify BofA Securities against certain liabilities arising out of its engagement.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Newmont, Newcrest and certain of their respective affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Newmont and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as a bookrunner for a Newmont bond offering, (ii) having acted or acting as a lender under certain term loans, letters of credit, credit facilities and other credit arrangements of Newmont, (iii) having provided or providing certain derivatives and foreign exchange trading services to Newmont and (iv) having provided or providing certain treasury management services and products to Newmont. From April 1, 2021 through March 30, 2023, BofA Securities and its affiliates derived aggregate revenues from Newmont of approximately $2.2 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Newcrest and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender under certain term loans and other credit arrangements of Newcrest and (ii) having provided or providing certain commodity, derivatives and foreign exchange trading services to Newcrest. From April 1, 2021 through March 30, 2023, BofA Securities and its affiliates derived aggregate revenues from Newcrest of approximately $1.8 million for investment and corporate banking services.

OPINION OF CENTERVIEW TO THE NEWMONT BOARD OF DIRECTORS
On May 13, 2023, Centerview rendered to the Newmont board of directors its oral opinion, subsequently confirmed in a written opinion dated May 13, 2023, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Exchange Ratio provided for pursuant to the Transaction Agreement was fair, from a financial point of view, to Newmont.
The full text of Centerview’s written opinion, dated May 13, 2023, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex D and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex D. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Newmont board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to Newmont of the Exchange Ratio provided for pursuant to the Transaction Agreement. Centerview’s opinion did not address any other term or aspect of the Transaction Agreement or the Transaction and does not constitute a recommendation to any stockholder of Newmont or shareholder of Newcrest, or any other person as to how such stockholder or other person should vote with respect to the Scheme or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•
a draft of the Transaction Agreement dated May 11, 2023, which is referred to in this summary of Centerview’s opinion as the “Draft Agreement;”

•
Annual Reports on Form 10-K of Newmont for the years ended December 31, 2022, December 31, 2021 and December 31, 2020 and Annual Reports of Newcrest for the years ended June 30, 2022, June 30, 2021 and June 30, 2020;

•
certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Newmont and certain interim reports and quarterly reports to stockholders of Newcrest;

•
certain publicly available research analyst reports for Newmont and Newcrest;

•
certain other communications from Newmont and Newcrest to their respective stockholders;

•
certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Newmont, including certain financial forecasts, analyses and projections relating to Newmont prepared by management of Newmont and furnished to Centerview by Newmont for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Newmont Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Newmont Internal Data;”

•
certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Newcrest, including certain financial forecasts, analyses and projections relating to Newcrest prepared by the management of Newcrest and furnished to Centerview by Newmont for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Internal Newcrest Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Newcrest Internal Data;”

•
certain financial forecasts, analyses and projections relating to Newcrest prepared by the management of Newmont and furnished to Centerview by Newmont for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Adjusted Newcrest Forecasts;”

•
certain cost savings and operating synergies projected by the management of Newmont to result from the Transaction furnished to Centerview by Newmont for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Synergies;” and

•
an estimate of the intrinsic value for certain unmodelled resources of each of Newmont and Newcrest not otherwise accounted for in the financial forecasts utilized in Centerview’s analyses, as prepared by the management of Newmont and approved for Centerview’s use by Newmont, which are referred to in this summary of Centerview’s opinion as the “Unmodelled Resources.”

Centerview also participated in discussions with members of the senior management and representatives of Newmont regarding their assessment of the Newmont Internal Data (including, without limitation, the Newmont Forecasts), the Newcrest Internal Data (including, without limitation, the Internal Newcrest Forecasts), the Adjusted Newcrest Forecasts, the Unmodelled Resources and the Synergies, as appropriate, and the strategic rationale for the Transaction. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Newmont and Newcrest and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Newmont’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Newmont’s direction, that (i) the Newmont Internal Data (including, without limitation, the Newmont Forecasts), the Adjusted Newcrest Forecasts, the Unmodelled Resources and the Synergies were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Newmont as to the matters covered thereby and (ii) the Newcrest Internal Data (including, without limitation, the Internal Newcrest Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Newcrest as to the matters covered thereby and Centerview relied, at Newmont’s direction, on the Newmont Internal Data (including, without limitation, the Newmont Forecasts), the Newcrest Internal Data (including, without limitation, the Internal Newcrest Forecasts), the Adjusted Newcrest Forecasts, the Unmodelled Resources and the Synergies for purposes of Centerview’s analysis and opinion. Centerview did not have access to the management of Newcrest in connection with the Transaction. Centerview expressed no view or opinion as to the Newmont Internal Data (including, without limitation, the Newmont Forecasts), the Newcrest Internal Data (including, without limitation, the Internal Newcrest Forecasts), the Adjusted Newcrest Forecasts, the Unmodelled Resources or the Synergies or the assumptions on which they were based. In addition, at Newmont’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Newmont or Newcrest, nor was Centerview furnished with any such evaluation or appraisal, and Centerview was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Newmont or Newcrest. Centerview assumed, at Newmont’s direction, that the final executed Transaction Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Agreement reviewed by Centerview. Centerview also assumed, at Newmont’s direction, that the Transaction will be implemented on the terms set forth in the Transaction Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Newmont or Newcrest, or the ability of Newmont or Newcrest to pay their respective obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Newmont’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Newmont or in which Newmont might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to Newmont, of the Exchange Ratio provided for pursuant to the Transaction Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Transaction Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Transaction Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Newmont, Newcrest or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Newmont or Newcrest, or any party, or class of such persons in connection with the Transaction, whether relative to the Exchange Ratio provided for pursuant to the Transaction Agreement or otherwise. Centerview’s opinion related to the relative values of Newmont and Newcrest. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview expressed no view or opinion as to what the value of Newmont common stock or New Newmont CDIs actually would be when issued pursuant to the Transaction or the prices at which the Newcrest ordinary shares, Newmont common stock or New Newmont CDIs would trade or otherwise be transferable at any time, including following the announcement or implementation of the Transaction. Centerview’s opinion does not constitute a recommendation to any stockholder of Newmont or shareholder of Newcrest, or any other person as to how such stockholder, shareholder or other person should vote with respect to the Scheme or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Newmont board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview’s Financial Analyses
The following is a summary of the material financial analyses prepared and reviewed with the Newmont board of directors in connection with Centerview’s opinion, dated May 13, 2023. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Newmont or Newcrest. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Newmont or any other parties to the Transaction. None of Newmont, Newmont Sub, Newcrest or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of

Newmont or Newcrest do not purport to be appraisals or reflect the prices at which Newmont or Newcrest may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 10, 2023 and is not necessarily indicative of current market conditions. In addition, except as otherwise noted, amounts reported in Australian dollars were converted to U.S. dollars using a conversion rate of 0.678, and for relevant financial analyses, the Newcrest Internal Data and Adjusted Newcrest Forecasts were each calendarized to match Newmont’s fiscal year ending December 31.
Newcrest Financial Analyses
Newcrest Life-of-Mine Discounted Cash Flow Analysis
Centerview performed a life-of-mine discounted cash flow analysis of Newcrest, which is a traditional valuation methodology used to derive a valuation of an asset by calculating the present value of estimated future cash flows of the asset, both before and after taking into account the Synergies, based on the Adjusted Newcrest Forecasts, public filings and other publicly available information. An implied aggregate reference range for the net asset value of Newcrest was derived by calculating the present value (as of September 30, 2023) of the unlevered, after-tax free cash flows that Newcrest was projected to generate from operating its assets, including its existing reserves and estimates of recoverable resources, during the fiscal year beginning July 1, 2023 through the fiscal year ending June 30, 2086 based on the Adjusted Newcrest Forecasts, using a selected range of real discount rates of 5.75% to 7.75%. The range of discount rates was determined based on Centerview’s analysis of Newcrest’s weighted average cost of capital (“WACC”). Centerview derived the WACC for Newcrest by using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including capital structure, the cost of long-term U.S. Treasury debt, tax rates and historical and projected unlevered and levered betas for certain selected comparable companies, as well as certain financial metrics for the U.S. and Australian financial markets generally. In performing its analysis, Centerview added the estimated intrinsic value of Newcrest’s Unmodelled Resources and adjusted for Newcrest’s estimated net debt, contingent payments and loan receivables and equity investment value (each as provided by the management of Newmont) to the present value of such estimated cash flows.
Based on the above-described analysis, Centerview derived a range of approximate implied equity values per Newcrest ordinary share as of September 30, 2023 of $14.96 to $17.86, excluding the Synergies, and $16.14 to $19.32, including the Synergies, as compared to the implied consideration of $20.22 (calculated as the Exchange Ratio of 0.400x multiplied by $47.81, the closing price of Newmont common stock on May 10, 2023, plus the Special Dividend of $1.10 per Newcrest ordinary share).
Newcrest Selected Public Companies Analysis
Centerview reviewed and compared certain financial and stock market information for Newcrest to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the gold mining industry (collectively, the “Centerview Newcrest selected companies”):
•
Agnico Eagle Mines Limited;

•
Barrick Gold Corporation;

•
Evolution Mining Limited;

•
Kinross Gold Corporation; and

•
Northern Star Resources Limited.

Centerview selected the Centerview Newcrest selected companies based on its professional judgment and experience. Although none of the Centerview Newcrest selected companies are directly comparable to Newcrest, the companies were selected because, among other things, they are publicly traded companies with operations or businesses that for purposes of analysis may be considered similar to certain operations of Newcrest.

Using publicly available information obtained from SEC filings, publicly available Wall Street research analysts’ estimates and other publicly available information as of May 10, 2023, for each of the Centerview Newcrest selected companies, Centerview reviewed, among other information, closing stock prices as a multiple of net asset value per share (“P/NAV per share”) and enterprise values (calculated as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants and restricted stock units, as applicable, plus the book value of debt, plus minority interests, less cash and cash equivalents and equity method investments) as multiples of calendar year 2023 and calendar year 2024 estimated EBITDA (“EV/EBITDA”).
The overall low to high P/NAV per share multiples and calendar year 2023 and calendar year 2024 estimated EV/EBITDA multiples observed for the Centerview Newcrest selected companies were as follows:
•
P/NAV per share: 1.05x to 1.54x (with a median of 1.13x);

•
EV/2023E EBITDA: 5.5x to 10.7x (with a median of 7.8x); and

•
EV/2024E EBITDA: 5.8x to 10.0x (with a median of 6.7x).

Centerview then applied a selected range, each derived from the Centerview Newcrest selected companies and based on Centerview’s professional judgment and experience, of: (i) P/NAV per share multiples of 1.00x to 1.30x, to $19.22, the per share net asset value implied for Newcrest using the same methodology described above under the heading “— Newcrest Life-of-Mine Discounted Cash Flow Analysis” (excluding the Synergies), but using a real discount rate of 5% in lieu of the selected range of real discount rates described therein, to obtain an approximate implied per share equity value reference range; and (ii) calendar year 2023 estimated EV/EBITDA multiples of 6.5x to 9.5x and calendar year 2024 estimated EV/EBITDA multiples of 6.0x to 9.0x, to the calendar year 2023 estimated EBITDA and calendar year 2024 estimated EBITDA for Newcrest, respectively, based on the Adjusted Newcrest Forecasts, to obtain approximate implied enterprise value reference ranges. Centerview adjusted each of these ranges of approximate implied enterprise values by the value of Newcrest’s net debt of approximately $1.7 billion, as of December 31, 2022, marketable equity securities of approximately $318 million, as of May 10, 2023, and equity method investments of approximately $1.2 billion, as of May 10, 2023, as provided by Newmont management, to derive a range of approximate implied equity values for Newcrest. Centerview then divided these approximate implied equity values by the number of fully-diluted Newcrest ordinary shares as of May 10, 2023, as set forth in the Newcrest Internal Data, to derive a range of approximate implied equity values per Newcrest ordinary share.
The analysis described above indicated the following approximate implied per share equity value reference ranges for Newcrest, as compared to the implied consideration of $20.22 (calculated as the Exchange Ratio of 0.400x multiplied by $47.81, the closing price of Newmont common stock on May 10, 2023, plus the Special Dividend of $1.10 per Newcrest ordinary share):
Approximate Implied Per Share Equity Value Reference Ranges Based on:		Implied Consideration
P/NAV per share	$19.22 – $24.98	$20.22
EV/2023E EBITDA	$15.01 – $22.07
EV/2024E EBITDA	$13.56 – $20.48
Newcrest Other Factors
Centerview noted for the Newmont board of directors certain additional factors solely for informational purposes, including, among other factors, the following:
•
Centerview reviewed the historical trading prices of Newcrest ordinary shares during the 52-week period ended February 3, 2023 (the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest), which ranged from a low closing price of approximately $10.18 per share on September 26, 2022, to a high closing price of approximately $21.28 per share on April 19, 2022;

•
Centerview reviewed publicly available research analysts’ share price targets as of May 10, 2023 and as of February 3, 2023 (the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest) for Newcrest ordinary shares, which indicated standalone share price targets for Newcrest ordinary shares of $15.22 to $22.01 per share and $14.88 to $19.11 per share, respectively (with such price targets reported in Australian Dollars converted to U.S. dollars using the conversion rate on the date of the respective research publications);

•
Centerview reviewed the range of implied values per Newcrest ordinary share as of September 30, 2023, using the same methodology described above under the heading “— Newcrest Life-of-Mine Discounted Cash Flow Analysis” (excluding the Synergies), but using the Internal Newcrest Forecasts and Wall Street research analysts’ estimates for commodities prices, rather than the Adjusted Newcrest Forecasts, which indicated an approximate implied equity value per share reference range for Newcrest ordinary shares of $22.18 to $26.03 per share; and

•
Centerview reviewed the financial terms, to the extent publicly available, of the following selected completed transactions since 2018 with transaction values in excess of $2.5 billion, involving target companies with operations in the gold sector Centerview deemed comparable, based on its professional judgment and experience. For each of these selected precedent transactions, Centerview calculated and analyzed P/NAV per share using Wall Street research analysts’ net asset value per share estimates prevailing at the time of announcement and calculated using a discount rate of 5% and enterprise value based on transaction price as a multiple of the target company’s EBITDA for the latest twelve months prior to entering into the transaction (“EV/LTM EBITDA”). Financial data for the selected transactions was based on publicly available research analysts’ estimates, public filings and other publicly available information. The transactions reviewed were as follows:

Selected Gold Sector Change of Control Transactions
Month and Year Announced	Acquiror(s)	Target
November 2022	Agnico Eagle Mines Limited, Pan American Silver Corp.	Yamana Gold Inc.
November 2021	Newcrest Mining Limited	Pretium Resources Inc.
November 2019	Kirkland Lake Gold Limited	Detour Gold Corporation
January 2019	Newmont Mining Corporation	Goldcorp Inc.
The overall low to high P/NAV per share ratios observed for the selected transactions were 1.2x to 1.5x, with a median of 1.3x. The overall low to high EV/LTM EBITDA ratios observed for the selected transactions were 8.0x to 12.7x, with a median of 9.0x. The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Newcrest and the companies included in the selected precedent transaction analysis. Based upon the multiples for the selected precedent transactions and Centerview’s professional judgment and experience, Centerview selected (i) a P/NAV per share reference range for Newcrest of 1.20x to 1.50x, and applied such multiples to $19.22, the per share net asset value implied for Newcrest using the same methodology described above under the heading “— Newcrest Life-of-Mine Discounted Cash Flow Analysis” (excluding the Synergies), but using a real discount rate of 5% in lieu of the selected range of real discount rates described therein, to obtain an approximate implied per share equity value reference range and (ii) an EV/LTM EBITDA reference range for Newcrest of 8.0x to 11.0x, and applied such multiples to the EBITDA of Newcrest for the twelve months ended December 31, 2022, based on recent publicly available annual reports and certain interim reports of Newcrest, to obtain an approximate implied enterprise value reference range. Centerview adjusted this range of approximate implied enterprise values by the value of Newcrest’s net debt of approximately $1.7 billion, as of December 31, 2022, and marketable equity securities of approximately $318 million, as of May 10, 2023, as provided by Newmont management, to derive a range of approximate implied equity values for Newcrest. Centerview then divided these approximate implied equity values by the number of fully-diluted Newcrest ordinary shares as of May 10, 2023, as set forth in the Newcrest Internal Data, to derive a range of approximate implied equity values per Newcrest ordinary share. The following table summarizes the results of these calculations:

Approximate Implied Per Share Equity Value Reference Ranges – For Reference
P/NAV per share	$23.06 – $28.83
EV/LTM EBITDA	$18.78 – $26.41
Newmont Financial Analyses
Newmont Life-of-Mine Discounted Cash Flow Analysis
Centerview performed a life-of-mine discounted cash flow analysis of Newmont, which is a traditional valuation methodology used to derive a valuation of an asset by calculating the present value of estimated future cash flows of the asset, based on the Newmont Forecasts, public filings and other publicly available information. An implied aggregate reference range for the net asset value of Newmont was derived by calculating the present value (as of September 30, 2023) of the unlevered, after-tax free cash flows that Newmont was projected to generate from operating its assets, including its existing reserves and estimates of recoverable resources, during the fiscal year beginning January 1, 2023 through the fiscal year ending December 31, 2080 based on the Newmont Forecasts, using a selected range of real discount rates of 5.0% to 7.0%. The range of discount rates was determined based on Centerview’s analysis of Newmont’s WACC. Centerview derived the WACC for Newmont by using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including capital structure, the cost of long-term U.S. Treasury debt, tax rates and historical and projected unlevered and levered betas for certain selected comparable companies, as well as certain financial metrics for the U.S. financial markets generally. In performing its analysis, Centerview added the estimated intrinsic value of Newmont’s Unmodelled Resources and adjusted for Newmont’s estimated net debt and equity investment value (each as provided by the management of Newmont) to the present value of such estimated cash flows.
Based on the above-described analysis, Centerview derived a range of approximate implied equity values per share of Newmont common stock as of September 30, 2023 of $30.16 to $38.12, as compared to $47.81, the closing price of Newmont common stock on May 10, 2023.
Newmont Selected Public Companies Analysis
Centerview reviewed and compared certain financial and stock market information for Newmont to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the gold mining industry (collectively, the “Centerview Newmont selected companies”):
•
Agnico Eagle Mines Limited;

•
Barrick Gold Corporation;

•
Evolution Mining Limited;

•
Kinross Gold Corporation; and

•
Northern Star Resources Limited.

Centerview selected the Centerview Newmont selected companies based on its professional judgment and experience. Although none of the Centerview Newmont selected companies are directly comparable to Newmont, the companies were selected because, among other things, they are publicly traded companies with operations or businesses that for purposes of analysis may be considered similar to certain operations of Newmont.
Using publicly available information obtained from SEC filings, publicly available Wall Street research analysts’ estimates and other publicly available information as of May 10, 2023, for each of the Centerview Newmont selected companies, Centerview reviewed, among other information, P/NAV per share and EV/EBITDA for each of calendar year 2023 and calendar year 2024.

The overall low to high P/NAV per share multiples and calendar year 2023 and calendar year 2024 estimated EV/EBITDA multiples observed for the Centerview Newmont selected companies were as follows:
•
P/NAV per share: 1.05x to 1.54x (with a median of 1.13x);

•
EV/2023E EBITDA: 5.5x to 10.7x (with a median of 7.8x); and

•
EV/2024E EBITDA: 5.8x to 10.0x (with a median of 6.7x).

Centerview then applied a selected range, each derived from the Centerview Newmont selected companies and based on Centerview’s professional judgment and experience, of: (i) P/NAV per share multiples of 1.15x to 1.45x, to $38.12, the per share net asset value implied for Newmont using the same methodology described above under the heading “— Newmont Life-of-Mine Discounted Cash Flow Analysis”, but using a real discount rate of 5% in lieu of the selected range of real discount rates described therein, to obtain an approximate implied per share equity value reference range; and (ii) calendar year 2023 estimated EV/EBITDA multiples of 7.0x to 10.0x and calendar year 2024 estimated EV/EBITDA multiples of 6.5x to 9.5x, to the calendar year 2023 estimated EBITDA and calendar year 2024 estimated EBITDA for Newmont, respectively, based on the Newmont Forecasts, to obtain approximate implied enterprise value reference ranges. Centerview adjusted each of these ranges of approximate implied enterprise values by the value of Newmont’s net debt of approximately $2.7 billion, as of March 31, 2023, and marketable equity securities of approximately $263 million, as of May 10, 2023, as provided by Newmont management, to derive a range of approximate implied equity values for Newmont. Centerview then divided these approximate implied equity values by the number of fully-diluted shares of Newmont common stock as of May 10, 2023, as set forth in the Newmont Internal Data, to derive a range of approximate implied equity values per share of Newmont common stock.
The analysis described above indicated the following approximate implied per share equity value reference ranges for Newmont, as compared to the closing price of Newmont common stock on May 10, 2023:
Approximate Implied Per Share Equity Value Reference Ranges Based on:		Newmont common stock Closing Price (on May 10, 2023)
P/NAV per share	$43.84 – $55.28	$47.81
EV/2023E EBITDA	$42.88 – $62.56
EV/2024E EBITDA	$45.84 – $68.40
Newmont Other Factors
Centerview noted for the Newmont board of directors certain additional factors solely for informational purposes, including, among other factors, the following:
•
Centerview reviewed the historical trading prices of Newmont common stock during the 52-week period ended February 3, 2023 (the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest), which ranged from a low closing price of approximately $37.79 per share on November 3, 2022, to a high closing price of approximately $85.42 per share on April 18, 2022; and

•
Centerview reviewed publicly available research analysts’ share price targets as of May 10, 2023 and as of February 3, 2023 (the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest) for Newmont common stock, which indicated standalone share price targets for Newmont common stock of $50.00 to $68.99 per share and $46.00 to $70.00 per share, respectively.

Relative Value Analysis
Based upon a comparison of the range of approximate implied equity values for each of Newmont and Newcrest calculated pursuant to the life-of-mine discounted cash flow analyses, the selected public companies analyses and certain other factors described above, Centerview calculated ranges of approximate implied exchange ratios, both before and after taking into account the Synergies that may be realized as a result of the Transaction. For each methodology noted below, the approximate implied reference range of exchange ratios was determined by (i) using as the low end, the amount calculated by dividing the low end of the approximate implied equity value per share reference range for Newcrest ordinary shares (which was adjusted for the special dividend of $1.10 per Newcrest ordinary share) by the high end of the approximate implied equity value per share reference range for Newmont common stock and (ii) using as the high end, the amount calculated by dividing the high end of the approximate implied equity value per share reference range for Newcrest ordinary shares (which was adjusted for the special dividend of $1.10 per Newcrest ordinary share) by the low end of the approximate implied equity value per share reference range for Newmont common stock. This analysis resulted in the following approximate implied exchange ratio reference ranges, as compared to the Exchange Ratio of 0.400x:
Methodology	Approximate Implied Exchange Ratio Reference Range
Life-Of-Mine Discounted Cash Flow Analysis (excluding Synergies)	0.364x – 0.556x
Life-Of-Mine Discounted Cash Flow Analysis (including Synergies)	0.394x – 0.604x
P/NAV per share	0.328x – 0.545x
EV/2023E EBITDA	0.222x – 0.489x
EV/2024E EBITDA	0.182x – 0.423x
Other Factors
52-Week Trading Range ended February 3, 2023	0.106x – 0.534x
Analyst Target Price Range as of May 10, 2023	0.205x – 0.418x
Analyst Target Price Range as of February 3, 2023	0.197x – 0.392x
General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Newmont board of directors in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Newmont board of directors or management of Newmont with respect to the Exchange Ratio or as to whether the Newmont board of directors would have been willing to determine that a different consideration was fair. The consideration for the Transaction was determined through arm’s-length negotiations between Newmont and Newcrest and was approved by the Newmont board of directors. Centerview provided advice to Newmont during these negotiations. Centerview did not, however recommend any specific amount of consideration to Newmont or the Newmont board of directors or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview had been engaged to provide financial advisory services to Newmont including in connection with certain strategic matters, and Centerview received approximately $2.5 million in aggregate compensation from Newmont during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory services to Newcrest, and Centerview did not receive any compensation from Newcrest during such period. Centerview may provide investment banking and other services to or with respect to Newmont or Newcrest or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Newmont, Newcrest or any of their respective affiliates, or any other party that may be involved in the Transaction.
The Newmont board of directors selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction, knowledge of the industry of Newmont and familiarity with the business of Newmont, specifically.
In connection with Centerview’s services as the financial advisor to the Newmont board of directors, Newmont has agreed to pay Centerview an aggregate fee of $27.5 million, $4 million of which was payable upon the rendering of Centerview’s opinion and $23.5 million of which is payable contingent upon implementation of the Transaction. In addition, Newmont has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
OPINION OF LAZARD TO THE NEWMONT BOARD OF DIRECTORS
Newmont retained Lazard and Lazard & Co., Limited to act as a financial advisor to Newmont in connection with the Transaction. In connection with this engagement, the Newmont board of directors requested that Lazard evaluate the fairness, from a financial point of view, to Newmont of the Exchange Ratio provided for in the Transaction. Lazard delivered its oral opinion to the Newmont board of directors on May 13, 2023, which opinion was subsequently confirmed in a written opinion dated May 13, 2023, to the effect that, as of May 13, 2023, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Exchange Ratio provided for in the Transaction was fair, from a financial point of view, to Newmont.
The full text of Lazard’s written opinion, dated May 13, 2023, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex E and is incorporated by reference herein in its entirety. The summary of Lazard’s opinion is qualified in its entirety by reference to the full text of the opinion, and Newmont stockholders are encouraged to read the opinion carefully and in its entirety.
Lazard’s engagement and its opinion were for the benefit of the Newmont board of directors (in its capacity as such) and its opinion was rendered to the Newmont board of directors in connection with its evaluation of the Transaction and addressed only the fairness, as of the date of the opinion, from a financial point of view, to Newmont of the Exchange Ratio provided for in the Transaction. Lazard’s opinion is not intended to and does not constitute a recommendation to any Newmont stockholder or Newcrest shareholder as to how such Newmont stockholder or Newcrest shareholder should vote or act with respect to the Transaction or any matter relating thereto.
Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard, as of May 13, 2023. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after such date. Lazard noted that the volatility in the credit, commodities and financial markets as of May 13, 2023 may have an effect on Newcrest, Newmont or the Transaction and Lazard did not express an opinion as to the effects of such volatility or such disruption on Newcrest, Newmont or the Transaction. Lazard did not express any opinion as to the prices at which Newmont common stock, New Newmont CDIs or Newcrest ordinary shares may trade at any time subsequent to the announcement of the Transaction. Lazard’s opinion did not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Newmont might engage or the merits of the underlying decision by Newmont to engage in the Transaction.
In connection with its opinion, Lazard:
•
Reviewed the financial terms and conditions of a draft, dated May 11, 2023, of the Transaction Agreement;

•
Reviewed certain publicly available historical business and financial information relating to Newcrest and Newmont;

•
Reviewed various financial forecasts, which are referred to in this summary of Lazard’s opinion as the “Internal Newcrest Forecasts,” and other data prepared by Newcrest relating to the business of Newcrest, which are collectively referred to in this summary of Lazard’s opinion as the “Newcrest Internal Data,” and financial forecasts and other data prepared by Newmont relating to the businesses of Newcrest, which are referred to in this summary of Lazard’s opinion as the “Adjusted Newcrest Forecasts,” and Newmont, which are referred to in this summary of Lazard’s opinion as the “Newmont Forecasts,” and which are collectively referred to in this summary of Lazard’s opinion as the “Newmont Internal Data,” and the projected synergies and other benefits, including the amount and timing thereof, anticipated by the management of Newmont to be realized from the Transaction, which are referred to in this summary of Lazard’s opinion as the “Synergies;”

•
Held discussions with members of the senior management of Newmont with respect to the businesses and prospects of Newcrest and Newmont, respectively, and with members of senior management of Newmont with respect to the Synergies;

•
Reviewed an estimate of the intrinsic value for certain unmodelled resources of each of Newmont and Newcrest not otherwise accounted for in the financial forecasts utilized by Lazard in its analyses, as prepared by the management of Newmont and approved for Lazard’s use by Newmont, which are referred to in this summary of Lazard’s opinion as the “Unmodelled Resources;”

•
Reviewed public information with respect to certain other companies in lines of business that Lazard believed to be generally relevant in evaluating the businesses of Newcrest and Newmont, respectively;

•
Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of Newcrest;

•
Reviewed historical stock prices and trading volumes of Newcrest ordinary shares and Newmont common stock;

•
Reviewed the potential pro forma financial impact of the Transaction on Newmont based on the financial forecasts referred to above relating to Newcrest and Newmont and the Synergies; and

•
Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Newcrest or Newmont or concerning the solvency or fair value of Newcrest or Newmont, and Lazard was not furnished with any such valuation or appraisal. Lazard did not have access to the management of Newcrest in connection with the Transaction. With respect to the financial forecasts (including the Unmodelled Resources) utilized in Lazard’s analyses, including those related to the Synergies, Lazard assumed, with the consent of Newmont, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Newcrest and Newmont, respectively, and such synergies and other benefits. In addition, Lazard assumed, with the consent of Newmont, that the financial forecasts (including the Unmodelled Resources) and Synergies would be realized in the amounts and at the times contemplated thereby. Lazard assumed no responsibility for and expressed no view as to any such forecasts (including the Unmodelled Resources) or the assumptions on which they were based.
In rendering its opinion, Lazard assumed, with the consent of Newmont, that the Transaction would be implemented on the terms described in the Transaction Agreement, without any waiver or modification of any material terms or conditions. Representatives of Newmont advised Lazard, and Lazard assumed, that the Transaction Agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of Newmont, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction would not have an adverse effect on Newmont, Newcrest or the Transaction. Lazard did not express any opinion as to any tax or other consequences that might result from the Transaction, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Newmont obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the Exchange Ratio to the extent expressly specified in its opinion) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Exchange Ratio or otherwise.
Summary of Lazard’s Financial Analyses
The following is a summary of the material financial analyses reviewed with the Newmont board of directors in connection with Lazard’s written opinion, dated May 13, 2023. The summary of Lazard’s analyses provided below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
In arriving at its opinion, Lazard considered the results of all of the analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any factor or method of analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Considering selected portions of its analyses in the summary set forth below, without considering its analyses as a whole, could create an incomplete or misleading view of the analyses underlying Lazard’s opinion.
For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, monetary, market and financial conditions and other matters, many of which are beyond the control of Newmont or any other parties to the Transaction. No company, business or transaction considered in Lazard’s analyses is identical to Newmont, Newcrest or the Transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Lazard’s analyses. The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.
The summary of the analyses provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses. Considering the data in the tables below without considering the full description of its analyses, including the methodologies and assumptions underlying its analyses, could create a misleading or incomplete view of Lazard’s analyses.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 10, 2023, and is not necessarily indicative of current market conditions. In addition, except as otherwise noted, amounts reported in Australian dollars were converted to U.S. dollars using a conversion rate of 0.678 and the Adjusted Newcrest Forecasts were calendarized to match Newmont’s fiscal year ending December 31.
Newcrest Financial Analyses
Newcrest Life-of-Mine Discounted Cash Flow Analysis
Lazard performed a life-of-mine discounted cash flow analysis of Newcrest, which is a traditional valuation methodology used to derive a valuation of an asset by calculating the present value of estimated future cash flows of the asset, both before and after taking into account the Synergies, based on the Adjusted

Newcrest Forecasts, public filings and other publicly available information. An implied aggregate reference range for the net asset value of Newcrest was derived by calculating the present value (as of September 30, 2023) of the unlevered, after-tax free cash flows that Newcrest was projected to generate from operating its assets, including its existing reserves and estimates of recoverable resources, during the fiscal year beginning June 30, 2022 through the fiscal year ending June 30, 2086 based on the Adjusted Newcrest Forecasts, using a selected range of real discount rates of 4.5% to 5.5%. The range of discount rates was chosen by Lazard based upon its analysis of Newcrest’s real weighted average cost of capital (determined using the capital asset pricing model and based on considerations that Lazard deemed relevant in its professional judgment and experience, taking into account certain financial metrics, including capital structure, betas for a comparable group of companies, market risk, inflation and tax rates). In performing its analysis, Lazard added the estimated intrinsic value of Newcrest’s Unmodelled Resources and deducted Newcrest’s corporate costs and projected net financial debt (as of September 30, 2023), each as provided by the management of Newmont, to the present value of such estimated cash flows.
Based on the above-described analysis, Lazard derived a range of approximate implied equity values per Newcrest ordinary share as of September 30, 2023 (rounded to the nearest 25 cents) of $18.25 to $20.25, excluding the Synergies, and $23.25 to $25.25, including the Synergies, as compared to the implied consideration of $20.22 (calculated as the Exchange Ratio of 0.400x multiplied by $47.81, the closing price of Newmont common stock on May 10, 2023, plus the special dividend of $1.10 per Newcrest ordinary share), and $15.54, the closing price of Newcrest ordinary shares on February 3, 2023, the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest.
Newcrest Selected Public Companies Analysis
Lazard reviewed and compared certain financial and stock market information for Newcrest to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the gold mining industry (collectively, the “Lazard Newcrest selected companies”):
•
Agnico Eagle Mines Limited;

•
Barrick Gold Corporation;

•
Kinross Gold Corporation;

•
Newmont Corporation; and

•
Northern Star Resources Limited.

Lazard selected the Lazard Newcrest selected companies based on its professional judgment and experience. Although none of the Lazard Newcrest selected companies are directly comparable to Newcrest, the companies were selected because, among other things, they are publicly traded companies with operations or businesses that for purposes of analysis may be considered similar to certain operations of Newcrest.
Using publicly available information obtained from SEC filings, publicly available Wall Street research analysts’ estimates and other publicly available information as of May 10, 2023, for each of the Lazard Newcrest selected companies, Lazard reviewed, among other information, stock prices as a multiple of net asset value per share (“P/NAV per share”) and enterprise values (calculated as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants and restricted stock units, as applicable, plus the book value of debt, plus minority interests, less cash and cash equivalents and equity method investments) as a multiple of calendar year 2024 estimated EBITDA (“EV/EBITDA”).
The overall low to high P/NAV per share multiples and calendar year 2024 estimated EV/EBITDA multiples observed for the Lazard Newcrest selected companies were as follows:
•
P/NAV per share: 0.90x to 1.45x (with a median of 1.35x); and

•
EV/2024E EBITDA: 5.8x to 8.8x (with a median of 6.7x).

Lazard then applied a selected range, each derived from the Lazard Newcrest selected companies and based on Lazard’s professional judgment and experience, of: (i) P/NAV per share multiples of 0.90x to 1.10x, to $19.22, the per share net asset value implied for Newcrest using the same methodology described above under the heading “— Newcrest Life-of-Mine Discounted Cash Flow Analysis” (excluding the Synergies), but using a real discount rate of 5% in lieu of the selected range of real discount rates described therein, to obtain an approximate implied per share equity value reference range; and (ii) calendar year 2024 estimated EV/EBITDA multiples of 6.0x to 8.0x, to the calendar year 2024 estimated EBITDA for Newcrest based on the Adjusted Newcrest Forecasts, to obtain an approximate implied enterprise value reference range. Lazard adjusted this range of approximate implied enterprise values by the value of Newcrest’s net debt of approximately $1.7 billion as of December 31, 2022 and equity method investments of approximately $1.2 billion as of May 10, 2023, each as provided by Newmont management, to derive a range of approximate implied equity values for Newcrest. Lazard then divided these approximate implied equity values by the number of fully-diluted Newcrest ordinary shares as of May 5, 2023, as set forth in the Newcrest Internal Data, to derive a range of approximate implied equity values per Newcrest ordinary share.
The analysis described above indicated the following approximate implied per share equity value reference ranges for Newcrest (rounded to the nearest 25 cents), as compared to the implied consideration of $20.22 (calculated as the Exchange Ratio of 0.400x multiplied by $47.81, the closing price of Newmont common stock on May 10, 2023, plus the special dividend of $1.10 per Newcrest ordinary share), and $15.54, the closing price of Newcrest ordinary shares on February 3, 2023, the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest:
Approximate Implied Per Share Equity Value Reference Ranges Based on:		Implied Consideration	Newcrest ordinary share Closing Price (on February 3, 2023)
P/NAV per share	$17.25 – $21.25	$20.22	$15.54
EV/2024E EBITDA	$12.25 – $16.50
Newcrest Selected Precedent Transactions Analysis
Lazard reviewed the financial terms, to the extent publicly available, of the following selected completed transactions since 2018 with transaction values in excess of $1 billion, involving publicly-listed gold production-stage target companies Lazard deemed comparable, based on its professional judgment and experience. For each of these selected precedent transactions, Lazard calculated and analyzed P/NAV per share using Wall Street research analysts’ net asset value per share estimates prevailing at the time of announcement and enterprise value based on transaction price as a multiple of the target company’s EBITDA for the latest twelve months prior to entering into the transaction (“EV/LTM EBITDA”) Financial data for the selected transactions was based on publicly available research analysts’ estimates, public filings and other publicly available information. The transactions reviewed were as follows:
Selected Gold Sector Change of Control Transactions
Month and Year Announced	Acquiror(s)	Target
November 2022	Agnico Eagle Mines Limited, Pan American Silver Corp.	Yamana Gold Inc.
November 2021	Newcrest Mining Limited	Pretium Resources Inc.
November 2019	Kirkland Lake Gold Limited	Detour Gold Corporation
January 2019	Newmont Mining Corporation	Goldcorp Inc.
The overall low to high P/NAV per share ratios observed for the selected transactions were 1.01x to 1.27x, with a mean of 1.12x and a median of 1.10x. The overall low to high EV/LTM EBITDA ratios observed for the selected transactions were 6.3x to 12.7x, with a mean of 9.3x and a median of 9.1x. The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Newcrest and the companies included in the selected precedent transaction analysis. Based upon the multiples for the selected precedent transactions and Lazard’s professional judgment and experience, Lazard selected

(i) a P/NAV per share reference range for Newcrest of 1.00x to 1.20x, and applied such multiples to $19.22, the per share net asset value implied for Newcrest using the same methodology described above under the heading “— Newcrest Life-of-Mine Discounted Cash Flow Analysis” (excluding the Synergies), but using a real discount rate of 5% in lieu of the selected range of real discount rates described therein, to obtain an approximate implied per share equity value reference range and (ii) an EV/LTM EBITDA reference range for Newcrest of 8.0x to 10.0x, and applied such multiples to the EBITDA of Newcrest for the twelve months ended December 31, 2022, based on recent publicly available annual reports and certain interim reports of Newcrest, to obtain an approximate implied enterprise value reference range. Lazard adjusted this range of approximate implied enterprise values by the value of Newcrest’s net debt of approximately $1.7 billion as of December 31, 2022 and equity method investments of approximately $1.2 billion as of May 10, 2023, each as provided by Newmont management, to derive a range of approximate implied equity values for Newcrest. Lazard then divided these approximate implied equity values by the number of fully-diluted Newcrest ordinary shares as of May 5, 2023, as set forth in the Newcrest Internal Data, to derive a range of approximate implied equity values per Newcrest ordinary share (rounded to the nearest 25 cents).
The analysis described above indicated the following approximate implied per share equity value reference ranges for Newcrest (rounded to the nearest 25 cents), as compared to the implied consideration of $20.22 (calculated as the Exchange Ratio of 0.400x multiplied by $47.81, the closing price of Newmont common stock on May 10, 2023, plus the special dividend of $1.10 per Newcrest ordinary share), and $15.54, the closing price of Newcrest ordinary shares on February 3, 2023, the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest:
Approximate Implied Per Share Equity Value Reference Ranges		Implied Consideration	Newcrest ordinary share Closing Price (on February 3, 2023)
P/NAV per share	$19.25 – $23.00	$20.22	$15.54
EV/LTM EBITDA	$19.25 – $24.25
Newcrest Other Factors
Lazard noted for the Newmont board of directors certain additional factors solely for informational purposes, including, among other factors, the following:
•
Lazard reviewed the historical trading prices of Newcrest ordinary shares during the 52-week period ended February 3, 2023 (the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest), which ranged from a low closing price of approximately $10.18 per share on September 26, 2022, to a high closing price of approximately $21.28 per share on April 19, 2022;

•
Lazard reviewed undiscounted publicly available research analysts’ share price targets as of May 10, 2023, all of which excluded the effects of the Transaction, which indicated standalone price targets for Newcrest ordinary shares of $18.44 to $20.84 per share based on the 25th percentile share price target and 75th percentile share price target, respectively, with a median of $19.85 per share;

•
Lazard reviewed the range of implied values per Newcrest ordinary share as of September 30, 2023, using the same methodology described above under the heading “— Newcrest Life-of-Mine Discounted Cash Flow Analysis” (excluding the Synergies), but using publicly available Wall Street research analysts’ net asset value estimates for Newcrest, rather than the Adjusted Newcrest Forecasts, which indicated an approximate implied equity value per share range for Newcrest ordinary shares of $16.91 to $19.88 per share based on the 25th percentile net asset value estimate and 75th percentile net asset value estimate, respectively, with a median of $18.01 per share; and

•
Lazard analyzed certain publicly available information relating to merger transactions in Australia announced over the past ten years with a total transaction value of at least A$500 million, and with 100% of the aggregate consideration paid in stock. In connection with this analysis, Lazard analyzed 32 different transactions and reviewed the pre-bid one-month announcement merger premium for transactions announced in the last ten years, and calculated an average premium of 34%. Lazard then selected a range of 17% on the low end (based on the twenty-day volume-weighted average price of the shares of Goldcorp Inc. prior to the announcement of its proposed acquisition by Newmont on January 14, 2019) and 34% on the high-end, which, when applied to Newcrest’s closing share price as of February 3, 2023 (the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest) of $15.54, resulted in a range of approximate implied equity values per Newcrest ordinary share (rounded to the nearest 25 cents) of $18.25 to $20.75.
Newmont Financial Analyses
Newmont Life-of-Mine Discounted Cash Flow Analysis
Lazard performed a life-of-mine discounted cash flow analysis of Newmont, which is a traditional valuation methodology used to derive a valuation of an asset by calculating the present value of estimated future cash flows of the asset, based on the Newmont Forecasts, public filings and other publicly available information. An implied aggregate reference range for the net asset value of Newmont was derived by calculating the present value (as of September 30, 2023) of the unlevered, after-tax free cash flows that Newmont was projected to generate from operating its assets, including its existing reserves and estimates of recoverable resources, during the fiscal year beginning January 1, 2023 through the fiscal year ending December 31, 2080 based on the Newmont Forecasts, using a selected range of real discount rates of 4.5% to 5.5%. The range of discount rates was chosen by Lazard based upon its analysis of Newmont’s real weighted average cost of capital (determined using the capital asset pricing model and based on considerations that Lazard deemed relevant in its professional judgment and experience, taking into account certain financial metrics, including capital structure, betas for a comparable group of companies, market risk, inflation and tax rates). In performing its analysis, Lazard added the estimated intrinsic value of Newmont’s Unmodelled Resources and deducted Newmont’s corporate costs and projected net financial debt (as of September 30, 2023), each as provided by the management of Newmont, to the present value of such estimated cash flows.
Based on the above-described analysis, Lazard derived a range of approximate implied equity values per share of Newmont common stock as of September 30, 2023 (rounded to the nearest 25 cents) of $35.75 to $40.75 as compared to $47.81, the closing price of Newmont common stock on May 10, 2023 and $49.85, the closing price of Newmont common stock on February 3, 2023, the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest.
Newmont Selected Public Companies Analysis
Lazard reviewed and compared certain financial and stock market information for Newmont to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the gold mining industry (collectively, the “Lazard Newmont selected companies”):
•
Agnico Eagle Mines Limited;

•
Barrick Gold Corporation; and

•
Northern Star Resources Limited.

Lazard selected the Lazard Newmont selected companies based on its professional judgment and experience. Although none of the Lazard Newmont selected companies are directly comparable to Newmont, the companies were selected because, among other things, they are publicly traded companies with operations or businesses that for purposes of analysis may be considered similar to certain operations of Newmont.
Using publicly available information obtained from SEC filings, publicly available Wall Street research analysts’ estimates and other publicly available information as of May 10, 2023, for each of the Lazard Newmont selected companies, Lazard reviewed, among other information, P/NAV per share and EV/EBITDA for the calendar year 2024.
The overall low to high P/NAV per share multiples and calendar year 2024 estimated EV/EBITDA multiples observed for the Lazard Newmont selected companies were as follows:
•
P/NAV per share: 1.16x to 1.45x (with a median of 1.38x); and

•
EV/2024E EBITDA: 6.7x to 8.8x (with a median of 6.8x).

Lazard then applied a selected range, each derived from the Lazard Newmont selected companies and based on Lazard’s professional judgment and experience, of: (i) P/NAV per share multiples of 1.25x to 1.45x, to $38.12, the per share net asset value implied for Newmont using the same methodology described above under the heading “— Newmont Life-of-Mine Discounted Cash Flow Analysis”, but using a real discount rate of 5% in lieu of the selected range of real discount rates described therein, to obtain an approximate implied per share equity value reference range; and (ii) calendar year 2024 estimated EV/EBITDA multiples of 7.0x to 9.0x, to the calendar year 2024 estimated EBITDA for Newmont based on the Newmont Forecasts, to obtain an approximate implied enterprise value reference range. Lazard adjusted this range of approximate implied enterprise values by the value of Newmont’s net debt of approximately $2.7 billion as of March 31, 2023, minority interests of approximately $182 million as of March 31, 2023 and equity method investments (including marketable equity securities) of approximately $3.2 billion as of March 31, 2023, each as provided by Newmont management, to derive a range of approximate implied equity values for Newmont. Lazard then divided these approximate implied equity values by the number of fully-diluted shares of Newmont common stock as of May 11, 2023, as set forth in the Newmont Internal Data, to derive a range of approximate implied equity values per share of Newmont common stock.
The analysis described above indicated the following approximate implied per share equity value reference ranges for Newmont (rounded to the nearest 25 cents), as compared to $47.81, the closing price of Newmont common stock on May 10, 2023, and $49.85, the closing price of Newmont common stock on February 3, 2023, the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest:
Approximate Implied Per Share Equity Value Reference Ranges Based on:		Newmont common stock Closing Price (on May 10, 2023)	Newmont common stock Closing Price (on February 3, 2023)
P/NAV per share	$47.75 – $55.25	$47.81	$49.85
EV/2024E EBITDA	$49.25 – $63.25
Newmont Other Factors
Lazard noted for the Newmont board of directors certain additional factors solely for informational purposes, including, among other factors, the following:
•
Lazard reviewed the historical trading prices of Newmont common stock during the 52-week period ended February 3, 2023 (the last trading day before the public disclosure of Newmont’s submission of a non-binding proposal to acquire 100% of the issued share capital of Newcrest), which ranged from a low closing price of approximately $37.79 per share on November 3, 2022, to a high closing price of approximately $85.42 per share on April 18, 2022;

•
Lazard reviewed undiscounted publicly available research analysts’ share price targets as of May 10, 2023, all of which excluded the effects of the Transaction, which indicated standalone price per share targets for Newmont common stock of $54.50 to $63.00 per share based on the 25th percentile share price target and 75th percentile share price target, respectively, with a median of $60.00 per share; and

•
Lazard reviewed the range of implied values per share of Newmont common stock as of September 30, 2023, using the same methodology described above under the heading “— Newmont Life-of-Mine Discounted Cash Flow Analysis”, but using publicly available Wall Street research analysts’ net asset value estimates for Newmont, rather than the Newmont Forecasts, which indicated an approximate implied equity value per share range for Newmont common stock of $34.65 to $41.35 per share based on the 25th percentile net asset value estimate and 75th percentile net asset value estimate, respectively, with a median of $36.38 per share.

Implied Exchange Ratio Analysis
Based upon a comparison of the range of approximate implied equity values for each of Newmont and Newcrest calculated pursuant to the life-of-mine discounted cash flow analyses, the selected public companies analyses and certain other factors described above, Lazard calculated ranges of approximate implied exchange ratios, both before and after taking into account the Synergies that may be realized as a result of the Transaction. For each methodology noted below, the approximate implied reference range of exchange ratios was determined by (i) using as the low end, the amount calculated by dividing the low end of the approximate implied equity value per share reference range for Newcrest ordinary shares by the high end of the approximate implied equity value per share reference range for Newmont common stock and (ii) using as the high end, the amount calculated by dividing the high end of the approximate implied equity value per share reference range for Newcrest ordinary shares by the low end of the approximate implied equity value per share reference range for Newmont common stock. This analysis resulted in the following approximate implied exchange ratio reference ranges, as compared to an exchange ratio of 0.423x, which is the exchange ratio implied by the Exchange Ratio of 0.400x plus the special dividend of $1.10 per Newcrest ordinary share:
Methodology	Approximate Implied Exchange Ratio Reference Range
Life-Of-Mine Discounted Cash Flow Analysis (excluding Synergies)	0.448x – 0.566x
Life-Of-Mine Discounted Cash Flow Analysis (including Synergies)	0.571x – 0.706x
P/NAV per share	0.312x – 0.445x
EV/2024E EBITDA	0.194x – 0.335x
Other Factors
Consensus Discounted Cash Flow	0.409x – 0.574x
Analyst Target Price Range as of May 10, 2023	0.293x – 0.382x
52-Week Trading Range ended February 3, 2023	0.119x – 0.563x
General
In connection with Lazard’s services as financial advisor to Newmont, Newmont has agreed to pay Lazard an aggregate fee for such services equal to $27.5 million, $4 million of which became payable upon the rendering of Lazard’s opinion and $23.5 million of which is payable contingent upon the implementation of the Transaction. In addition, Newmont agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement, and to indemnify Lazard and certain related persons against certain liabilities that may arise from or related to Lazard’s engagement.
Lazard has in the past provided certain investment banking services to Newmont, for which Lazard received compensation, including, in the past two years prior to the date of Lazard’s opinion, having provided services to Newmont with respect to potential strategic alternatives and stockholder advisory matters, and Lazard received approximately $1 million in aggregate compensation from Newmont during such period. Lazard Australia, an entity that was formerly an affiliate of Lazard until its separation in July 2021, has in the past been engaged to provide investment banking services to Newcrest, including in the past two years prior to the date of Lazard’s opinion. Lazard may provide investment banking and other services to or with respect to Newmont or its respective affiliates in the future, for which Lazard may receive compensation. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of Newmont, Newcrest and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Newmont, Newcrest and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the Opinion Committee of Lazard.
Lazard did not recommend any specific exchange ratio or other consideration to Newmont or that any given exchange ratio or other consideration constituted the only appropriate exchange ratio or other consideration for the Transaction. The type and amount of consideration payable in the Transaction were determined through negotiations between Newmont and Newcrest and the decision to enter into the

Transaction Agreement was solely that of the Newmont board of directors. Lazard’s opinion and analyses were only one of many factors taken into consideration by the Newmont board of directors in its evaluation of the Transaction. Consequently, the analyses described in this section titled “Opinion of Lazard to the Newmont Board of Directors” should not be viewed as determinative of the views of the Newmont board of directors or Newmont senior management with respect to the Exchange Ratio provided for in the Transaction or as to whether the Newmont board of directors would have been willing to determine that a different exchange ratio or other consideration was fair.
Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to Newmont because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions generally and in the mining industry specifically, as well as its familiarity with the business of Newmont.
SUMMARY OF CERTAIN NEWMONT FINANCIAL PROJECTIONS
In connection with Newmont’s consideration and evaluation of the Transaction, Newmont management prepared and provided to the Newmont board of directors, prior to finalizing the Transaction Agreement, certain financial and other projections with respect to each of Newmont (the “Newmont projections”), Newcrest (based on Newcrest’s forecast as adjusted by Newmont management, the “adjusted Newcrest projections”) and the combined company following implementation of the Transaction (the “combined pro forma projections” and, together with the Newmont projections and the adjusted Newcrest projections, the “projections”). The projections also were provided to BofA Securities, Centerview and Lazard, and they were instructed by Newmont for their use and reliance with Newmont’s consent in connection with their separate financial analyses and opinions as described in the section entitled “The Transaction — Opinions of Newmont’s Financial Advisors to the Newmont Board of Directors” beginning on page 95 of this proxy statement.
Newmont did not prepare the projections with a view toward public disclosure or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Newmont’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections, nor has any of them expressed any opinion or any other form of assurance on the projections or the achievability of the results reflected in the projections, and none of them assumes any responsibility for, and each of them disclaims any association with, the projections. Consequently, the inclusion of the projections should not be regarded as an indication that the Newmont board of directors, Newmont management, Newmont, Newmont’s financial advisors or any recipient of this information considered, or now considers, it to be an assurance of the achievement of future results. Additionally, neither Newcrest management nor Newcrest’s board of directors prepared, reviewed or approved for use the adjusted Newcrest projections and Newmont management did not request that Newcrest or any of its affiliates, advisors or other representatives approve them.
The projections were prepared based on certain financial and other information regarding Newmont and Newcrest available to Newmont management prior to finalizing the Transaction Agreement on May 15, 2023. In developing the projections, Newmont management applied a number of hypothetical assumptions in respect of a number of future matters that impact the projections. The projections were calculated assuming the following economic assumptions:
	Newmont Price Assumptions
Prices presented in real terms	2023	2024	2025	2026	2027
Gold price ($/oz)	$1,847	$1,875	$1,800	$1,739	$1,761
Silver Price ($/oz)	$22.92	$22.50	$22.50	$22.50	$23.50
Copper price ($/lb)	$3.93	$3.97	$4.00	$3.95	$3.86
Zinc price ($/lb)	$1.38	$1.36	$1.35	$1.25	$1.20
Lead price ($/lb)	$1.00	$0.95	$0.90	$0.90	$0.90
Molybdenum price ($/lb)	$15.75	$15.00	$12.75	$10.28	$11.20

In addition, the projections assumed constant foreign exchange rates of 0.70 Australian dollar/1.00 U.S. dollar and 0.77 Canadian dollar/1.00 U.S. dollar. The projections, and the assumptions, opinions and judgments applied in developing the projections, were based on Newmont management’s then best estimates and were not the subject of independent verification. As such, there can be no assurance that such assumptions, speculation, opinions or judgments are correct, nor that the projections will be achieved. The projections do not reflect subsequent estimates, including estimates related to annual pre-tax synergies, supply chain efficiencies and full potential improvements, following entry into the Transaction Agreement. Newmont can give no assurance that, had the projections been prepared either as of the date of the Transaction Agreement or as of the date of this proxy statement, similar assumptions, estimates, opinions and judgments would be used.
The projections should be read in conjunction with the considerations described below under “— Important Information About the Projections.”
The following table presents a summary of the Newmont projections.
	Newmont Projections Attributable (US$ in billions, real basis(1))
Fiscal Year Ended December 31,	2023	2024	2025	2026	2027
Revenue	$13.1	$13.5	$12.9	$12.6	$12.9
EBITDA(2)	$5.0	$5.6	$5.3	$5.3	$6.0
Total Capital Expenditures(4)	$2.7	$2.8	$2.7	$2.4	$2.6
Unlevered Free Cash Flow(3)	$1.1	$1.4	$1.2	$1.7	$2.1

(1)
Real basis means all projections are presented on the basis of 2023 dollar terms, without accounting for monetary inflation from 2024 onwards.

(2)
EBITDA means earnings before interest, taxes and depreciation and amortization.

(3)
Unlevered Free Cash Flow is net cash provided by (used in) operating activities less net cost provided by (used in) operating activities of discontinued operations less additions to property, plant and mine development and reclamation expenditures. Unlevered Free Cash Flow does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions.

(4)
Includes exploration capital.

The following table presents a summary of the adjusted Newcrest projections (based on Newcrest’s forecast as adjusted by Newmont management).
	Adjusted Newcrest Projections Attributable (US$ in billions, real basis(1))
Fiscal Year Ended December 31,(2)	2023	2024	2025	2026	2027
Revenue	$4.9	$4.5	$4.3	$4.7	$5.0
EBITDA(3)	$2.0	$1.9	$1.8	$2.2	$2.5
Total Capital Expenditures(4)	$1.4	$1.4	$1.4	$1.4	$1.1
Unlevered Free Cash Flow(5)	$0.3	$0.3	$0.2	$0.5	$0.9

(1)
Real basis means all projections are presented on the basis of 2023 dollar terms, without accounting for monetary inflation from 2024 onwards.

(2)
Adjusted Newcrest projections were initially based on Newcrest’s fiscal year ending June 30 and were annualized by Newmont management to match Newmont’s fiscal year ending December 31.

(3)
EBITDA means earnings before interest, taxes and depreciation and amortization.

(4)
Includes exploration capital.

(5)
Unlevered Free Cash Flow is net cash provided by (used in) operating activities less net cost provided by (used in) operating activities of discontinued operations less additions to property, plant and mine development and reclamation expenditures. Unlevered Free Cash Flow does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Unlevered Free Cash Flow does not include dividends received from Lundin Gold Inc.

The following table presents a summary of the combined pro forma projections.
	Combined Company Projections Attributable(1) (US$ in billions, real basis(2))
Fiscal Year Ended December 31,	2023(3)	2024	2025	2026	2027
EBITDA(4)	$5.5	$7.7	$7.6	$8.0	$8.9
Unlevered Free Cash Flow(5)	$0.8	$1.9	$1.6	$2.5	$3.3

(1)
EBITDA and Unlevered Free Cash Flow do not reflect potential portfolio optimization opportunities contemplated by the combined company.

(2)
Real basis means all projections are presented on the basis of 2023 dollar terms, without accounting for monetary inflation from 2024 onwards.

(3)
Includes Newcrest contribution equal to 25% of calendar year ending December 31, 2023.

(4)
EBITDA means the projected EBITDA of the combined company taking into account potential synergies, as projected by Newmont management, while excluding the impact from integration expenses.

(5)
Unlevered Free Cash Flow is net cash provided by (used in) operating activities less net cost provided by (used in) operating activities of discontinued operations less additions to property, plant and mine development and reclamation expenditures. Unlevered Free Cash Flow does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Unlevered Free Cash Flow includes potential synergies, supply chain efficiencies, full potential improvements and impacts from integration expenses but excludes dividends received by Newcrest from Lundin Gold Inc.

IMPORTANT INFORMATION ABOUT THE PROJECTIONS
Certain of the projections summarized above were not prepared in accordance with U.S. GAAP, including EBITDA and Unlevered Free Cash Flow. Non-U.S. GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. Newmont’s calculation of non-U.S. GAAP financial measures may differ from others in the industry and EBITDA and Unlevered Free Cash Flow are not necessarily comparable with similar titles used by other companies. The non-U.S. GAAP financial measures were relied upon by Newmont’s financial advisors for purposes of their separate financial analyses and opinions and by the Newmont board of directors in connection with its consideration of the Transaction. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-U.S. GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-U.S. GAAP financial measures, which would otherwise require a reconciliation of a non-U.S. GAAP financial measure to a U.S. GAAP financial measure. Reconciliations of non-U.S. GAAP financial measures were not relied upon by Newmont’s financial advisors for purposes of their separate financial analyses and opinions or by the Newmont board of directors in connection with its consideration of the Transaction. Accordingly, we have not provided a reconciliation of the financial measures.
The summary of the projections is not being included in this proxy statement to influence a stockholder’s decision whether to approve the proposals, but is being included to provide Newmont stockholders with the projections that were made available to the Newmont board of directors and Newmont’s financial advisors. The inclusion of the projections in this proxy statement should not be regarded as an indication that Newmont, Newcrest or any of their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this information considered or now considers the projections to be necessarily predictive of actual future events or events which have occurred since the date of the projections, and the projections should not be relied upon as such. None of Newmont, Newcrest or any of their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ materially from the projections. None of Newmont, Newcrest or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Newmont stockholder regarding the ultimate performance of Newmont, Newcrest or the pro forma combined company compared to the information contained in the projections or that the projections will be achieved.
The projections, while presented with numerical specificity, reflect numerous variables, estimates and assumptions as to future events made by Newmont management that such management believed were reasonable at the time the projections were prepared, taking into account the relevant information available to such management at the time of preparation. However, such variables, estimates and assumptions are inherently uncertain and beyond the control of Newmont management, including, among other things, Newmont’s, Newcrest’s and the pro forma combined company’s future financial performance, industry performance and activity, general business, economic, regulatory, market and financial conditions and competition, as well as changes to the business, financial condition or results of operations of Newmont, Newcrest, and the pro forma combined company, including the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 71 of this proxy statement and the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 53 of this proxy statement, any of which may cause the projections or their respective underlying assumptions to be inaccurate. Some or all of the assumptions which have been made regarding, among other things, the timing of certain occurrences or impacts, may change or may have changed since the date the projections were prepared. The projections also reflect assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and further or future business developments. Newmont has not updated and, except as may be required by applicable law, does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which the projections were based are shown to be in error. There can be no assurance that the results reflected in any of the projections will be realized or that actual results will not materially vary from the projections. In addition, since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. No one has made or makes any representation to any stockholder or any other investor regarding the information included in the projections.
In light of the foregoing and the uncertainties inherent in the projections, and considering that the special meeting will be held several months after the projections were prepared, stockholders and other investors are cautioned not to place undue, if any, reliance on the projections. Since the date the projections were prepared, Newmont has made publicly available its actual results of operations for the three and six months ended June 30, 2023 and Newcrest has made publicly available its results for the year ended June 30, 2023. You should review Newmont’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on July 20, 2023 and Newcrest Consolidated Financial Statements, included as Annex B to this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 197 of this proxy statement.
BOARD OF DIRECTORS FOLLOWING THE TRANSACTION
Newmont’s board of directors is currently comprised of twelve (12) members. Pursuant to the terms of the Transaction Agreement, Newmont will, on or before the implementation of the Scheme, invite two existing Newcrest directors, whose identity will be nominated by Newmont to join Newmont’s board of directors, conditional on the Scheme becoming effective and subject to those individuals providing the necessary documentation to Newmont, with effect on and from the date of the implementation of the Scheme. Pursuant to the terms of the Transaction Agreement, Newmont will recommend such individuals for election at the first annual general meeting of Newmont stockholders following implementation of the Scheme.

INTERESTS OF NEWMONT DIRECTORS AND EXECUTIVE OFFICERS IN THE TRANSACTION
No current Newmont directors or executive officers that have served at any time since the beginning of 2022 own Newcrest ordinary shares. None of Newmont’s directors or executive officers or their associates has any substantial financial interest, direct or indirect, in the arrangement or the issuance of Newmont common stock to Newcrest shareholders under the Transaction, other than (1) being a director or executive officer of Newmont, (2)  a stockholder of Newmont and (3) with respect to one Newmont director who has a pecuniary interest in, without voting or investment power over, 128 Newcrest shares.
REPAYMENT OF NEWCREST DEBT
Upon implementation of the Transaction, Newmont intends to assess the liquidity needs of the combined business including the approximately $298 million aggregate amount drawn under Newcrest’s $2,000 million unsecured bilateral bank facilities as of June 30, 2023. Newmont expects an increase in the aggregate amount drawn under such facilities of approximately $984 million, drawn for purposes of paying of the Special Dividend immediately prior to the implementation of the Scheme. For additional information regarding the Special Dividend, see “Unaudited Pro Forma Per Share Data — Dividends” beginning on page 51 of this proxy statement. For additional information regarding Newcrest’s debt, see the Newcrest Consolidated Financial Statements and the section entitled “Information about the Companies — Newcrest Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 133 of this proxy statement.
ACCOUNTING TREATMENT
Newmont prepares its financial statements in accordance with U.S. GAAP. The Transaction will be accounted for using the acquisition method of accounting. Newmont will be treated as the acquirer for accounting purposes. Newmont will record assets acquired, including identifiable intangible assets, and liabilities assumed from Newcrest at their respective estimated fair values at the date of implementation of the Transaction. Any excess of the purchase price (as described under Note 4(i) under “Unaudited Pro Forma Condensed Combined Financial Information — Notes to Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 33 of this proxy statement) over the net fair value of such assets and liabilities will be recorded as goodwill.
The financial condition and results of operations of Newmont after implementation of the Transaction will include the financial condition and results of operations of Newcrest after implementation of the Transaction, but will not be restated retroactively to reflect the historical financial condition or results of operations of Newcrest. The earnings of Newmont following implementation of the Transaction will reflect acquisition accounting adjustments, including the effect of changes in the carrying value for assets and liabilities on depreciation expense, amortization expense and interest expense. Indefinite-lived intangible assets, including goodwill, will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, Newmont determines that tangible or intangible assets (including goodwill) are impaired, Newmont would record an impairment charge at that time.
FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTIONS
The shares of Newmont common stock to be issued in the Transaction (which may be represented by the New Newmont CDIs or the New Newmont PDIs) have not been, and are not expected to be registered under the Securities Act, applicable state securities laws or the securities laws of any other jurisdiction. The shares of Newmont common stock to be issued in the Transaction (which may be represented by the New Newmont CDIs or New Newmont PDIs) will be issued pursuant to an exemption from the registration requirements provided by Section 3(a)(10) of the Securities Act based on the approval of the Transaction by the Court.
Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more bona fide outstanding securities from the general registration requirement of the Securities Act where the fairness of the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction that is expressly authorized by law to grant such approval, after a hearing upon the substantive and procedural fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and to whom adequate notice of the hearing has been given. If the Court approves the Transaction, its approval will constitute the basis for the shares of Newmont common stock (which may be represented by the New Newmont CDIs or the New Newmont PDIs) to be issued without registration under the Securities Act in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) of the Securities Act.
The shares of Newmont common stock to be issued by Newmont as part of the Transaction (which may be represented by New Newmont CDIs or the New Newmont PDIs) to Newcrest shareholders (or the sale agent, CHESS Depositary Nominees Pty Limited (“CDN”) or to the depositary nominee appointed under the PNGX Business Rules (“PDN”), where applicable) will be freely transferable under U.S. federal securities laws, except by persons who are deemed to be “affiliates” (as that term is defined under the Securities Act) of Newmont, including persons who are deemed to have been affiliates of Newmont within 90 days before the date of the implementation of the Transaction. In the event that the shares of Newmont common stock to be issued by Newmont in the Transaction (which may be represented by the New Newmont CDIs or the New Newmont PDIs) are in fact held by affiliates of Newmont, those holders may resell the shares (1) in accordance with the provisions of Rule 144 promulgated under the Securities Act or (2) as otherwise permitted under the Securities Act. Rule 144 generally provides that “affiliates” of Newmont may not sell securities of Newmont received in the Transaction unless the sale is effected in compliance with the volume, current public information, manner of sale and timing limitations and notice requirements set forth in such rule. These limitations generally permit, subject to minimum holding periods, sales made by an affiliate in any three-month period that do not exceed the greater of 1% of the outstanding shares of Newmont common stock or the average weekly reported trading volume in such securities over the four calendar weeks preceding the placement of the sale order, provided that the sales are made in unsolicited, open market “broker transactions” and that current public information on Newmont is available. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that directly or indirectly control, are controlled by, or are under common control with, that issuer and may include officers and directors of the issuer as well as beneficial owners of 10% or more of any class of capital stock of the issuer.
Any resale of Newmont common stock to be issued by Newmont as part of the Transaction (which may be represented by the New Newmont CDIs or the New Newmont PDIs) by such an “affiliate” or former “affiliate” may be subject to the registration requirements of the Securities Act, absent an exemption therefrom, such as the exemption contained in Rule 144.
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION
There are no material U.S. federal income tax consequences to Newmont’s existing stockholders that will result from the issuance of Newmont common stock as part of the Transaction.
FEES, COSTS AND EXPENSES
All fees, costs and expenses incurred in connection with the Transaction Agreement and the Scheme will be paid by the party incurring those fees, costs or expenses. Pursuant to the Transaction Agreement, however, certain break fees are payable by Newmont and Newcrest if the Transaction Agreement is terminated under certain circumstances.
See “The Transaction Agreement, the Scheme and the Deed Poll — Break Fees” beginning on page 190 of this proxy statement for a more complete summary of the break fee provisions under the Transaction Agreement
LITIGATION RELATED TO THE TRANSACTION
There are currently no legal proceedings relating to the Transaction.

REGULATORY AND OTHER APPROVALS REQUIRED FOR THE TRANSACTION
NEWCREST SHAREHOLDER APPROVAL
Under the Corporations Act, the Scheme must be approved by Newcrest shareholders in order to become effective. Subject to the Court granting orders at the First Court Date, (i) that the Scheme Meeting be convened to consider and vote upon a resolution to approve the Scheme and (ii) approving the distribution of Newcrest’s Scheme Booklet in respect of the Transaction, Newcrest intends to convene the Scheme Meeting. Under Section 411(4)(a)(ii) of the Corporations Act, the resolution to approve the Scheme must be passed both (i) by a majority in number of Newcrest shareholders that are present and voting in person or by proxy, by attorney or, in the case of a corporation, by its duly appointed corporate representative, at the Scheme Meeting and (ii) by at least 75% of the votes cast on the Scheme resolution in person or by proxy.
AUSTRALIAN COURT APPROVAL
Under the Corporations Act, the Scheme must be approved by the Court to become effective. The Corporations Act expressly prevents a court from granting approval unless:
•
the ASIC provides the Court with a Statement of No Objection; or

•
the Court is satisfied that the Scheme has not been proposed for the purpose of enabling any person to avoid the operation of any of the provisions of Chapter 6 of the Corporations Act (which relates to takeovers), but the Court need not approve the Scheme merely because ASIC has produced a Statement of No Objection to the Court.
Newcrest intends to apply to the Court on the First Court Date for orders (i) that the Scheme Meeting be convened to consider and vote upon a resolution to approve the Scheme and (ii) approving the distribution of the Scheme Booklet to Newcrest shareholders. Provided that ASIC is satisfied with the terms of the transaction documents and the Scheme Booklet, it is expected that ASIC will provide to the Court prior to the Court hearing on the First Court Date a letter stating that, while ASIC reserves its rights until it has had an opportunity to observe the entire Scheme process, it does not at that point in time intend to oppose the Scheme at the Second Court Date. The Court will consider the terms of the transaction documents (including the Transaction Agreement, the Scheme and the Deed Poll) on the First Court Date and may require changes to any of those documents as a condition to the Court granting the orders sought.
If the resolution to approve the Scheme is passed at the Scheme Meeting and all other conditions precedent to the Transaction are satisfied or waived (where permitted) Newcrest will seek to obtain the approval of the Court on the Second Court Date. Newcrest intends to apply to ASIC for a Statement of No Objection.
Newcrest expects that ASIC will provide to the Court on the Second Court Date a Statement of No Objection. The Court will approve the Scheme only if it is satisfied, among other things, that the procedural and substantive fairness of the terms and conditions of the Scheme are fair and reasonable to all persons who are entitled to receive the Scheme Consideration pursuant to the Scheme.
AUSTRALIAN FOREIGN INVESTMENT APPROVAL
Under Australia’s FATA, certain transactions may not be completed by a “foreign person” (such as Newmont and Newmont Sub) unless notice of it has been given to the Federal Treasurer and the Federal Treasurer has either provided notice under the FATA that there is no objection to the proposed acquisition or the statutory period has expired without the FIRB Approval. As part of its review, Australia’s FIRB will seek the views of other Australian government agencies, including the ACCC).
Newmont and Newmont Sub have given notice of the Transaction to the Federal Treasurer.
AUSTRALIAN COMPETITION AND CONSUMER COMMISSION CLEARANCE
Section 50 of the CCA prohibits the acquisition of shares or assets that would have the effect, or be likely to have the effect, of substantially lessening competition in any Australian market. The ACCC is responsible for enforcing Section 50 of the CCA. The ACCC investigates proposed acquisitions either at the request of the parties or by initiating its own investigation.
Australia does not have a mandatory or suspensory merger notification regime. Accordingly, there are no compulsory filing or regulatory approval requirements for clearance under Section 50 of the CCA. Persons intending to acquire shares or assets may either seek informal clearance or authorization.
Informal clearance is an administrative process pursuant to which the ACCC assesses whether an acquisition would substantially lessen competition. At the end of that process, the ACCC either (i) provides an assurance that it does not intend to intervene in the transaction either on an unconditional or conditional basis, including on the condition of court enforceable undertakings given by the parties (which may include commitments to divest assets), or (ii) indicates that it would oppose the acquisition (via court proceedings) if the parties were to proceed.
Newmont and Newcrest filed an application for informal clearance with the ACCC on June 30, 2023. On August 18, 2023, the ACCC provided informal clearance for the Transaction by confirming in writing to Newmont that it does not intend to conduct a public review of or oppose the Transaction pursuant to section 50 of the CCA.
U.S. ANTITRUST APPROVAL
While the expiration or termination of the applicable waiting period under the HSR Act, is also a condition to the respective obligations of the parties to complete the Transaction, the Transaction Agreement provides that if Newmont determines (acting reasonably) that a pre-merger notification is not required to be filed in respect of the Transaction under the HSR Act, then this condition will be deemed to have been satisfied.
Newmont has determined that a pre-merger notification under the HSR Act in respect of the Transaction is not required and has informed Newcrest of its determination. Newcrest has acknowledged Newmont’s determination and that, consequently, this condition is therefore deemed to have been satisfied.
CANADIAN COMPETITION BUREAU APPROVAL
Part IX of the Competition Act requires that parties to certain prescribed classes of transactions provide notifications to the commissioner where the applicable thresholds set out in Sections 109 and 110 of the Competition Act are exceeded and no exemption applies (“notifiable transactions”). Subject to certain limited exceptions, a notifiable transaction cannot be completed until the parties to the transaction have each submitted the information prescribed pursuant to Subsection 114(1) of the Competition Act (a “notification”) to the commissioner and the applicable waiting period has expired or has been terminated early, or the appropriate waiver has been provided by the commissioner.
In addition or as an alternative to filing a notification, parties to a notifiable transaction may apply to the commissioner for an advance ruling certificate (an “ARC”) or, in the event that the commissioner is not prepared to issue an ARC, a no-action letter. If the commissioner issues an ARC, the parties are exempt from having to file a notification; if the commissioner issues a no-action letter, upon the request of the parties, the commissioner can waive the parties’ requirement to submit a notification where the parties have supplied substantially similar information as would have been supplied with their notification (a “waiver”).
The commissioner may challenge a merger before the Competition Tribunal at any time before, or within one year following, its completion where the merger prevents or lessens, or is likely to prevent or lessen, competition substantially (a “competition challenge”). If the Competition Tribunal finds that the merger prevents or lessens, or is likely to prevent or lessen, competition substantially, it can issue an order prohibiting the transaction, provided that the transaction has not been completed by such time, or it can order the divestiture of shares or assets where the transaction already has been completed. The commissioner is precluded from bringing a competition challenge on substantially the same information that an ARC was issued, provided that the notifiable transaction was completed within one year after the ARC was issued. No such prohibition on bringing a competition challenge applies to the issuance of a no-action letter.

The transactions contemplated by the Scheme constitute a notifiable transaction. Pursuant to the Scheme, the parties submitted a request for an ARC or a no-action letter and a waiver to the commissioner on June 9, 2023. On July 10, 2023, the commissioner issued a no-action letter and a waiver, exempting the parties from filing a notification and terminating the waiting period.
PAPUA NEW GUINEA INDEPENDENT CONSUMER AND COMPETITION COMMISSION APPROVAL
The Independent Consumer and Competition Act 2002 (PNG) provides that an acquirer must seek clearance from ICCC for certain acquisitions if either: the transaction value of the proposed acquisition exceeds PGK50 million; or the proposed acquisition is likely to result in a market share increase of 50% or more of the acquirer.
The value of the Transaction exceeds PGK50 million and therefore Newmont is required to obtain clearance from the ICCC. Clearance from the ICCC is a condition precedent under the Transaction Agreement.
Newmont provided a filing and supporting submission to the ICCC on July 7, 2023. The ICCC granted clearance for Newmont to proceed with its proposed acquisition of Newcrest on August 1, 2023 (Melbourne, Australia time).
JAPAN FAIR TRADE COMMISSION APPROVAL
Under the Anti-Monopoly Act of Japan, transactions involving parties whose sales exceed certain revenue thresholds cannot be consummated until they are notified to, reviewed and approved by the JFTC. Newmont and Newcrest have sufficient revenues to exceed the relevant statutory thresholds for review. Clearance from the JFTC is a condition precedent under the Transaction Agreement.
Newmont filed a draft notification to JFTC on July 5, 2023. The JFTC is in the process of considering Newmont’s notification.
KOREA FAIR TRADE COMMISSION APPROVAL
Under the Monopoly Regulation and Fair Trade Act of Korea, transactions above certain revenue, asset, and value thresholds are required to be notified to, and cleared by, the KFTC. The revenue and assets of Newmont and Newcrest (globally and in Korea), and the value of the Transaction, exceed these thresholds. Clearance from the KFTC is a condition precedent under the Transaction Agreement.
Newmont filed a notification to the KFTC on July 6, 2023. The KFTC granted clearance for the Company to proceed with its proposed acquisition of Newcrest on August 11, 2023 (Melbourne, Australia time).
PHILIPPINE COMPETITION COMMISSION APPROVAL
Under the Republic Act No. 10667 (Philippines) and the Philippine Competition Act (Philippines), certain transactions involving the acquisition of more than 35% of the shares in a company which exceeds certain revenue and transaction value thresholds, are required to be notified to, and cleared by, the PCC.
The Transaction involves the acquisition of more than 35% of the shares in Newcrest, and the revenue of Newmont and Newcrest, and the value of the Transaction, exceed the thresholds. Clearance from the PCC is a condition precedent under the Transaction Agreement.
Newmont and Newcrest each filed a notification to the PCC on July 17, 2023. The PCC is in the process of considering Newmont’s and Newcrest’s notifications.
OTHER REGULATORY APPROVALS
Pursuant to the Transaction Agreement, the Transaction is also conditional upon receipt of all approvals, waivers, consents, exemptions or declarations of a Government Agency that are not otherwise express conditions to implementation of the Transaction that Newcrest and Newmont agree are necessary or desirable to implement the Scheme.
Securities Commission Approval
Newmont has sought confirmation from the SCPNG that (i) it will not take action under certain sections of the CMA in respect of the Scheme and (ii) Newmont can rely on exemptions therefrom. Newmont has sought such confirmation from the SCPNG and is in continuing communication and discussions with the SCPNG.
Mineral Resources Authority of PNG Clearance
Newmont and Newcrest have sought clarification from the MRA that no action is required by Newmont or Newcrest in connection with the Scheme. Newcrest and Newmont have sought such clarification from the MRA and are in continuing communication and discussions with the MRA.
NYSE, TSX, ASX AND PNGX LISTINGS
The Newcrest ordinary shares are listed and posted for trading on the ASX under the symbol “NCM”. The Newcrest ordinary shares are also publicly traded on the PNGX and the TSX, under the symbol “NCM”. Following the implementation of the Transaction, the Newcrest ordinary shares will be delisted from ASX, PNGX and TSX as promptly as practicable. In accordance with the terms of the Transaction Agreement, Newcrest is expected to terminate its American Depositary Receipt program promptly following implementation of the Scheme.
The shares of Newmont common stock are currently listed for trading on the NYSE under the trading symbol “NEM” and on the TSX under the symbol “NGT”.
It is a condition to the implementation of the Transaction that the shares of Newmont common stock to be issued to Newcrest shareholders in exchange for their Newcrest ordinary shares pursuant to the Transaction to be approved for listing on the NYSE, subject to official notice of issuance. Accordingly, Newmont has agreed to use its best endeavors to obtain approval of the listing of the consideration shares for trading on the NYSE, subject to official notice of issuance. Newmont will provide the required notice to the NYSE of the listing of the shares of Newmont common stock to be issued in connection with the Transaction prior to the implementation of the Transaction.
Newmont has also agreed to use its best endeavors to obtain approval of the official quotation of the New Newmont CDIs on ASX to allow Newcrest shareholders to trade shares of Newmont common stock via New Newmont CDIs on ASX, subject to customary conditions and the Scheme becoming effective. Approval of the NYSE and ASX for the listing or official quotation (as applicable) of the New Newmont Shares and the New Newmont CDIs, respectively, are conditions precedent to the implementation of the Transaction, and if either approval is not obtained, the Transaction may not be implemented.
Newmont has applied and received conditional approval to list the New Newmont Shares on the TSX, which conditional approval is subject to customary conditions. Pursuant to the scheme, Newmont has agreed to use its best endeavors to ensure that the issuance of the New Newmont Shares to be issued pursuant to the Transaction be approved by the TSX. Newmont intends to apply for the listing of the New Newmont PDIs on the PNGX as an Exempt Issuer Listing (as defined in the Transaction Agreement). Approval of such listing by the PNGX is not a condition to the implementation of the Transaction.

NO APPRAISAL RIGHTS
Under Delaware law, holders of shares of Newmont common stock are not entitled to appraisal rights in connection with the Transaction or any of the matters to be acted on at the special meeting.

INFORMATION ABOUT THE COMPANIES
Ore Reserve and Mineral Resource estimates presented for Newcrest in this section are historical estimates as at June 30, 2023, based on Newcrest’s Annual Mineral Resources and Ore Reserves Statement, dated August 11, 2023. Newmont has been unable to update, and does not expect to be able to update, the Newcrest historical estimates, prior to implementation of the Transaction. Accordingly, Newmont is not treating these historical estimates as current estimates of mineral resources or mineral reserves because a qualified person (as defined under SEC standards) has not done sufficient work to classify the estimates as current estimates of mineral resources or mineral reserves. Additionally, Ore Reserve and Mineral Resource estimates presented for Newcrest in this section comply with the reporting requirements of, and are based on the confidence categories defined in, the Australian Standards, which differ from the requirements of U.S. securities laws. The S-K 1300 Standard and the Australian Standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but embody different approaches and definitions and differ significantly in material respects. See “Cautionary Statement Regarding Mineral Reserve and Resource Estimates” for additional information. For additional information on the other measures referred to herein, see “Cautionary Statement Regarding Illustrative Measures.” See also “Cautionary Statement Regarding Forward-Looking Statements.”
NEWMONT CORPORATION
Newmont is the world’s leading gold company, and is also engaged in the production of copper, silver, lead and zinc.
Newmont was founded in 1921 and its shares have been publicly traded since 1925 (and on the NYSE since 1940). Newmont’s corporate headquarters are located in Denver, Colorado (United States) and Newmont maintains offices in Perth (Australia), Miami (United States), Vancouver (Canada) and Accra (the Republic of Ghana).
Newmont’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in Australia, North America, South America and Africa. Newmont currently has twelve actively operating mines in eight countries across four continents, as well as a portfolio of mining and exploration projects.
Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. Newmont is an industry leader in value creation, supported by robust safety standards, superior execution and technical proficiency.
Newmont’s common shares trade on the NYSE under the symbol “NEM.” Additional information about Newmont is included in documents, which are delivered with, and/or incorporated by reference into, this proxy statement or can be found at www.newmont.com. See “Where You Can Find More Information” beginning on page 197 of this proxy statement.
NEWCREST MINING LIMITED
As of June 30, 2023, Newcrest was one of the largest gold mining companies globally by production and the largest gold producer listed on the ASX by market capitalization. In the year ended June 30, 2023, attributable gold and copper production was 2,105 thousand ounces and 133 thousand tonnes, respectively. As of June 30, 2023, Newcrest had a market capitalization of approximately $15.7 billion.
Newcrest’s principal activities are exploration, mine development, mine operations and its revenue is principally derived from the sale of gold and copper. In addition to gold and copper, Newcrest also produces silver and molybdenum as by-products. Its portfolio includes long-life mines and a pipeline of brownfield and greenfield exploration projects. Newcrest has operations in Australia, Papua New Guinea and Canada, holds interests in potential development projects in Papua New Guinea, Australia and Fiji and has an equity holding in a Canadian company with an operation in Ecuador, as well as exploration activities in Canada, Australia, the United States and Ecuador. Newcrest generated Revenue of $4,508 million and Profit after income tax of $778 million in the year ended June 30, 2023.

As of June 30, 2023, Newcrest’s Ore Reserves, as defined in the JORC Code, were estimated to contain approximately 56 million ounces of gold, 7.6 million tonnes of copper, 42 million ounces of silver and 0.096 million tonnes of molybdenum (attributable) and Newcrest’s Measured and Indicated Mineral Resources, as defined in the JORC Code, exclusive of Ore Reserves, were estimated to contain approximately 54 million ounces of gold, 10.4 million tonnes of copper, 57 million ounces of silver and 0.074 million tonnes of molybdenum (attributable).
Dating back to 1966, Newcrest’s holding company, Newcrest Mining Limited, is a corporation registered in Victoria, Australia, and governed by the Corporations Act. Newcrest’s shares are primarily listed on the ASX as well as PNGX Markets Limited and the TSX. Newcrest also has American Depositary Receipts traded on the over-the-counter market in the United States in a program administered by the Bank of New York Mellon as depositary.
The principal executive offices of Newcrest are located at Level 8, 600 St Kilda Road, Melbourne, Victoria, 3004, Australia. Newcrest’s telephone number is +61 3 9522 5333.
Segment Information
Newcrest’s operating segments primarily represent its operating mines and projects, which are organized and managed according to their location and stage. Newcrest’s reportable operating segments are:
•
Cadia Operation (“Cadia”).   100% owned by Newcrest and located in central western New South Wales, Australia, Cadia comprises the Cadia East underground mine, which produces gold doré, gold/copper concentrate and molybdenum concentrate, and the Ridgeway mine, which is not operational but remains subject to maintenance requirements. As of June 30, 2023, Cadia was one of the world’s largest gold and copper mining operations, with gold and copper production amounting to 597 thousand ounces and 98 thousand tonnes, respectively, in the year ended June 30, 2023.

•
Lihir Operation (“Lihir”).   100% owned by Newcrest and located on the island of Aniolam, Papua New Guinea, Lihir comprises an open pit mine, which produces gold doré. As of June 30, 2023, Lihir represented one of the largest producing gold mines, with gold production amounting to 670 thousand ounces in the year ended June 30, 2023.

•
Telfer Operation (“Telfer”).   100% owned by Newcrest and located in Western Australia, Australia, Telfer comprises open pit and underground mines, which produce gold doré and gold/copper concentrate. In the year ended June 30, 2023, Telfer’s gold and copper production amounted to 349 thousand ounces and 17 thousand tonnes, respectively.

•
Red Chris Operation (“Red Chris”).   Red Chris comprises an open pit mine in British Columbia, Canada, which produces gold, copper and silver concentrate. Newcrest has a 70% interest in, and operatorship of, the Red Chris mine and surrounding tenements, in a joint venture with a subsidiary of Imperial Metals Corporation, a Canadian metals and mining company (“Imperial”), which holds the remaining 30% interest. In the year ended June 30, 2023, Newcrest’s attributable interests in Red Chris’ gold and copper production amounted to 39 thousand ounces and 18 thousand tonnes, respectively.

•
Brucejack Operation (“Brucejack”).   100% owned by Newcrest and located in British Columbia, Canada, Brucejack comprises an underground mine, which produces gold/silver doré and flotation concentrate. Brucejack was acquired as part of the acquisition by Newcrest of Pretium Resources Inc. (“Pretium”) in March 2022. In the year ended June 30, 2023, Brucejack’s gold and silver production amounted to 286 thousand ounces and 460 thousand ounces, respectively.

•
Exploration and Projects (“Exploration and Projects”).   Exploration and Projects mainly comprises projects in the exploration, evaluation and feasibility phase. As of June 30, 2023, it included Newcrest’s 70% interest in the Havieron project (“Havieron”) in Australia, 50% interest in the Wafi-Golpu Project (“Wafi-Golpu”) in Papua New Guinea, 73.03% interest in the Namosi Joint Venture — Waisoi (“Namosi”) in Fiji, O’Callaghans in Australia and Newcrest’s other global greenfield exploration portfolio.

•
Havieron.   Located in Western Australia, Australia, Havieron is owned by a joint venture, in which Newcrest holds a 70% interest and Greatland Gold plc, a British mining development and exploration company, holds the remaining 30% interest.

•
Wafi-Golpu.   Located in the province of Morobe, Papua New Guinea, Wafi-Golpu is owned by a joint venture, in which Newcrest and Harmony Gold Mining Company Limited, a South African mining and exploration company, each hold a 50% interest.

•
Namosi.   Located in the province of Namosi, Fiji, Namosi is owned by a joint venture, in which Newcrest holds a 73.03% interest and two other parties collectively hold the remaining 26.97% interest.

•
O’Callaghans.   Located in Western Australia, Australia, O’Callaghans is 100% owned by Newcrest.

•
Other Greenfield and Brownfield Exploration Projects.   Newcrest’s greenfield exploration activities are presently focused in: (i) British Columbia, Canada (including an underground block cave mine at Red Chris and the Valley of the Kings high-grade gold deposit at Brucejack); (ii) Western Australia, Queensland and Northern Territory, Australia; (iii) Nevada and Oregon, United States; (iv) Northern Andes, Ecuador; and (v) Southern Andes, Chile. Brownfield exploration programs are also conducted around Newcrest’s present operations, with the objective of defining additional mineralization that could potentially extend the presently contemplated mine lives of such operations.

Newcrest’s corporate and other activities are recorded under “Corporate and Other”, which mainly includes:
•
the activities of Newcrest’s holding company, Newcrest Mining Limited;

•
certain finance facilities that Newcrest acquired in respect of Fruta del Norte (as defined below) in April 2020 (the “Fruta del Norte Finance Facilities”) (see “— Equity Investments” below); and

•
equity investments in mining/mineral exploration companies (see “— Production” and “— Equity Investments” below).

Equity Investments
Newcrest holds equity investments in several mining companies with prospective projects throughout the world. As of June 30, 2023, Newcrest held a 32% interest in Lundin Gold Inc., a Canadian mine development and operating company that operates the Fruta del Norte gold mine (“Lundin Gold” and such mine, “Fruta del Norte”) in Ecuador, a 10.3% interest in SolGold plc, an Australian copper and gold exploration and future development company with assets in Ecuador, Chile, the Solomon Islands and Australia (“SolGold”), a 19.9% interest in Azucar Minerals Ltd., a Canadian mineral exploration company that explores the El Cobre copper/gold porphyry project near Veracruz, Mexico (“Azucar Minerals”), a 9.9% interest in Antipa Minerals Limited, an Australian mineral exploration company with assets in the Paterson Province, Western Australia (“Antipa Minerals”), a 9.9% interest in Headwater Gold Inc., a Canadian exploration company with assets in Idaho, Oregon and Nevada, United States (“Headwater Gold”), and a 9.5% interest in Metallic Minerals Corp., a Canadian exploration company with assets in Colorado, United States and Yukon Territory, Canada (“Metallic Minerals”). Lundin Gold’s Fruta del Norte gold mine is in commercial production but the remaining associates are in the exploration or mine development phase and do not currently generate revenue. Newcrest acquired its interests in Headwater Gold and Metallic Minerals in the year ended June 30, 2023.
In April 2020, Newcrest acquired the Fruta del Norte Finance Facilities, which comprised the gold prepay and stream credit facilities and an offtake agreement in respect of Fruta del Norte, for $460 million, increasing Newcrest’s direct exposure to the cash flow generated by Fruta del Norte. The gold prepay credit facility was terminated in January 2023 as a result of an early repayment by Lundin Gold to Newcrest in the amount of $173 million. As of June 30, 2023 the stream credit facility, which is a non-revolving subordinated credit facility with a face value of $150 million, and the offtake agreement, which allows

Newcrest to acquire 50% of refined gold production from Fruta del Norte up to 2,500 thousand ounces at spot prices determined with reference to a quotational period, remained in effect.
Production
Unless otherwise noted, Newcrest’s attributable metal production refers to metal production from Newcrest’s operations and, in the case of gold production, Newcrest’s attributable share of gold production reported by its equity-accounted associates. See “— Newcrest Mining Limited — Segment Information” above for additional information about Newcrest’s equity-accounted associates.
Newcrest’s attributable gold production for the years ended June 30, 2023, 2022 and 2021 was 2,105 thousand ounces, 1,956 thousand ounces and 2,093 thousand ounces, respectively. Newcrest’s attributable copper production for the years ended June 30, 2023, 2022 and 2021 was 133 thousand tonnes, 121 thousand tonnes, and 143 thousand tonnes, respectively. Newcrest’s attributable silver production for the years ended June 30, 2023, 2022 and 2021 was 1,385 thousand ounces, 1,022 thousand ounces and 945 thousand ounces, respectively. Newcrest’s attributable molybdenum production (i.e., molybdenum production from Newcrest’s operations) for the years ended June 30, 2023 and 2022 was 660 tonnes and 277 tonnes, respectively.
NEWCREST MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following Newcrest Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations (“Newcrest MD&A”) provides information that Newcrest management believes is relevant to an assessment and understanding of the consolidated financial condition and results of operations of the Newcrest group (including its interests in, and share of the profit/(loss) reported by, its equity-accounted associates) as of and for the years ended June 30, 2023, 2022 and 2021. This Newcrest MD&A should be read in conjunction with the Newcrest Consolidated Financial Statements. Unless otherwise stated, the annual information included herein is based on the Newcrest Consolidated Financial Statements, which have been prepared in accordance with IFRS including interpretations as issued by the IASB, which differs in a number of significant respects from U.S. GAAP. For a general discussion of the significant differences between IFRS and U.S. GAAP, see “Summary of Significant IFRS to U.S. GAAP Differences and Accounting Policy Alignment”. This Newcrest MD&A also uses certain non-IFRS financial measures. For a detailed description of each of the non-IFRS measures used in this Newcrest MD&A, see “— Operating Results — Operating Performance by Segment — Comparison of Years Ended June 30, 2023 and 2022 — AISC and AISC per Ounce” below. The following discussion contains forward-looking statements that reflect Newcrest’s plans, estimates and beliefs. See “Cautionary Statement Regarding Forward-Looking Statements”. Unless otherwise specified, all U.S. dollar amounts presented in the tables included in this Newcrest MD&A are presented in millions except per share, per ounce and per pound amounts.
Overview
As of June 30, 2023, Newcrest was one of the largest gold mining companies globally by production and the largest gold producer listed on the ASX by market capitalization. Newcrest’s principal activities are exploration, mine development, mine operations and its revenue is principally derived from the sale of gold and copper. In addition to gold and copper, Newcrest also produces silver and molybdenum as by-products. Its portfolio includes predominantly long-life mines and a pipeline of brownfield and greenfield exploration projects. Newcrest has operations in Australia, Papua New Guinea and Canada, holds interests in potential development projects in Papua New Guinea, Australia and Fiji and has an equity holding in a mining operation in Ecuador, as well as exploration activities in Canada, Australia, the United States and Ecuador. Newcrest generated Revenue of $4,508 million and Profit after income tax of $778 million in the year ended June 30, 2023.
Operating Results
Key Factors Affecting Results
Newcrest’s operating results are driven by a combination of factors affecting the mining industry as a whole and various operating factors specific to Newcrest, some of which are outlined below. In addition, important factors that could cause Newcrest’s actual operating results to differ materially from those expressed or implied below, include, but are not limited to, factors described in the section entitled “Risk Factors.”
Major Project Execution
Newcrest’s operating results and financial condition are affected by its ability to sustain or increase its current production levels in the future, which is in part dependent on the development of new projects and the expansion of existing operations. For example, a key focus in the year ended June 30, 2023 was a block cave project at Red Chris. The project aims to rely on Newcrest’s block caving expertise and maintain Red Chris as a significant component of Newcrest’s portfolio for the medium to long term. Multiple factors influence the successful delivery of new or expansion projects, including project management expertise, project planning and execution, cost control, latent technical conditions, performance of engineering partners and receipt of regulatory approvals and permits in a timely manner. In addition, Newcrest anticipates the continued incurrence of capital expenditures over the next several years in connection with the development of new projects and the expansion of existing projects, including in relation to the development of Havieron, ongoing projects at Cadia, including the development of Panel Cave 2-3 and Panel Cave 1-2 and the life of mine tailings program, the Red Chris block cave project, an alternative seepage barrier design at Lihir (the Nearshore Soil Barrier), and related activities to facilitate mining of the Kapit area of Lihir and a debottlenecking study at Brucejack. Variability in the availability and accessibility of capital and capital costs may also have a material effect on Newcrest’s ability to successfully deliver new or expansion projects. Failure to execute on any one or more of Newcrest’s major projects on time, at cost, within the approved scope or at all may materially adversely affect its operating results and financial condition.
Production
Newcrest’s operating results and financial condition are directly related to its level of gold and copper production, which is subject to variability and uncertainty with respect to a range of factors including ore quality, delivery, ore grade (i.e., the concentration of metal within the ore), metal recovery, availability of utilities (e.g., power and water), equipment reliability, workforce availability and natural hazards. Other than Cadia, Newcrest’s properties are located in remote areas and the availability of parts, equipment, labor, infrastructure and key inputs, such as power and water (both of which are used in large quantities in the extraction and processing of minerals and metals), at a reasonable cost, cannot be assured. Even a temporary interruption in supply of goods, services or utilities could materially adversely affect Newcrest’s production levels.
Market Conditions
Newcrest’s revenue is principally derived from the sale of gold and copper based on prevailing market prices. As a result, Newcrest’s operating results and financial condition are directly related to gold and copper prices, which can fluctuate widely and are affected by numerous factors beyond Newcrest’s control.
Additionally, given the geographic spread of Newcrest’s operations, its earnings, cash flows and balance sheet are exposed to multiple currencies, including a portion of spend at each operation being denominated in its local currency. The relative movement of these currencies (particularly the Australian dollar and the Canadian dollar) against the U.S. dollar may have a significant impact on Newcrest’s financial results and cash flows, which are reported in U.S. dollars. Newcrest does not hedge its foreign exchange transaction exposures although it may hedge certain major capital expenditures to the functional currency of the project or operation.
Newcrest’s operating costs and capital expenditure are also, to a significant extent, driven by external economic conditions. For example, general economic conditions impact the cost of commodity inputs consumed in extracting and processing ore (including the cost for electricity, water, fuel, chemical reagents, explosives, tires and steel), and labor costs associated with those activities. Newcrest currently hedges a portion of its expected fuel requirements, but other input costs are generally not hedged.
Actual or forecasted lower metal prices, adverse movements in exchange rates and adverse movements in operating costs and capital costs can materially adversely affect Newcrest’s operating results and financial condition by impacting Newcrest’s ability to deliver on its major project portfolio, changing the economic viability of Newcrest’s mining operations (which may result in decisions to alter production plans, investment decisions or the suspension or closure of mining operations), reducing the market value of Newcrest’s gold or copper inventory and Newcrest’s estimates of ore reserves and mineral resources, resulting in Newcrest curtailing or suspending its exploration activities (with the result that depleted ore reserves may not be replaced or unmined mineral resources may not be mined) or resulting in changes to proposed project developments or changes in the estimation of the recoverable amount of Newcrest’s assets when assessing potential accounting impairment of those assets.
Climate Change and Other Environmental Factors
Risks and opportunities relating to climate change, including risks relating to the transition to a lower carbon economy and physical risks relating to changing rainfall and weather patterns, can materially adversely affect Newcrest’s operating results and financial condition.
The ongoing global transition to a lower-carbon economy, including compliance with stricter limits on greenhouse gas emissions, adoption of new technologies and increased costs for fuel and other inputs, may require changes to mine plans, standard operating practices, training and infrastructure, which could result in significantly higher operating and capital expenditures to Newcrest in the future. Additionally, compliance with policy and regulatory developments could increase Newcrest’s operating costs.
Failure to identify, respond, mitigate and adapt to physical risks, such as the increasing frequency and intensity of extreme weather events, may result in business interruption causing reduced production and resource access as well as abrasion of critical infrastructure, which may lead to a material negative impact on Newcrest’s operating results and financial condition. See “Risk Factors — Risks Relating to Newcrest — Newcrest is subject to a range of climate change risks” for additional information.
Asset Impairments, Write-Downs and Restructuring Costs
In accordance with Newcrest’s accounting policies and processes, the carrying amounts of all non-financial assets are reviewed yearly and half-yearly to determine whether there is an indicator of impairment or impairment reversal. Where an indicator of impairment or impairment reversal exists, a detailed formal estimate of the recoverable amount is determined. An impairment is recognized when a cash generating unit’s (“CGU”) carrying amount exceeds its recoverable amount. The recoverable amount of each CGU is estimated using its fair value less costs of disposal. Significant judgments and assumptions are required in making estimates of fair value. This is particularly relevant in the assessment of long-life assets. The CGU valuations are subject to variability in key assumptions, including long-term gold and copper prices, currency exchange rates, discount rates, production profiles and operating and capital costs. Significant impairment charges may be recognized in future periods, including as a result of further operational reviews, a change in any of the underlying valuation assumptions or a deterioration in market or operating conditions.
Financial Information
Unless otherwise stated, the information in this Newcrest MD&A is based on the Newcrest Consolidated Financial Statements, which have been prepared in accordance with IFRS including interpretations as issued by the IASB.
Acquisitions and Disposals
On February 25, 2022, Newcrest received final regulatory approval for its acquisition of all of the issued and outstanding shares of Pretium (a TSX-listed company that owned Brucejack) that it did not already own (the “Pretium Acquisition”). In accordance with accounting standards, the acquisition date was determined to be the date of such final regulatory approval. On March 9, 2022, Newcrest announced that it had completed the acquisition for the purchase price of $2,581 million in cash and Newcrest ordinary shares. As a result of the Pretium Acquisition, Newcrest’s consolidated financial statements for the year ended June 30, 2022 reflect the results of Pretium’s operations for the period commencing February 25, 2022, rather than for the full year period.

Overview of Segment Reporting
Newcrest’s business is organized into six reportable operating segments: Cadia; Lihir; Telfer; Red Chris; Brucejack; and Exploration and Projects:
•
Cadia.   100% owned by Newcrest and located in central western New South Wales, Australia, Cadia comprises the Cadia East underground mine, which produces gold doré, gold/copper concentrate and molybdenum concentrate, and the Ridgeway mine, which is not operational but remains subject to maintenance requirements.

•
Lihir.   100% owned by Newcrest and located on the island of Aniolam, Papua New Guinea, Lihir comprises an open pit mine, which produces gold doré.

•
Telfer.   100% owned by Newcrest and located in Western Australia, Australia, Telfer comprises open pit and underground mines, which produce gold doré and gold/copper concentrate.

•
Red Chris.   Red Chris comprises an open pit mine in British Columbia, Canada, which produces gold, copper and silver concentrate. Newcrest has a 70% interest in, and operatorship of, the Red Chris mine and surrounding tenements, in a joint venture with Imperial, which holds the remaining 30% interest.

•
Brucejack.   100% owned by Newcrest and located in British Columbia, Canada, Brucejack comprises an underground mine, which produces gold/silver doré and flotation concentrate, and hosts the Valley of the Kings high-grade gold deposit. Brucejack was acquired by Newcrest as part of the Pretium Acquisition in 2022.

•
Exploration and Projects.   Exploration and Projects mainly comprises projects in the exploration, evaluation and feasibility phase. As of June 30, 2023, it included Newcrest’s 70% interest in Havieron, 50% interest in Wafi-Golpu, 73.03% interest in Namosi, 100% interest in O’Callaghans in Australia and Newcrest’s global greenfield exploration portfolio.

Newcrest’s corporate and other activities are recorded under “Corporate and Other”, which mainly includes:
•
the activities of Newcrest’s holding company, Newcrest Mining Limited;

•
the Fruta del Norte Finance Facilities (as defined below); and

•
equity investments in the following mining and mineral exploration companies: Lundin Gold, SolGold, Azucar Minerals, Antipa Minerals, Headwater Gold and Metallic Minerals.

Each of Lundin Gold, SolGold, Azucar Minerals, Antipa Minerals, Headwater Gold and Metallic Minerals is treated as an associate of Newcrest for accounting purposes and therefore accounted for using the equity method with Newcrest’s share of profit or loss of such associates being reported in Newcrest’s consolidated income statement under “Share of profit/(loss) of associates”. An associate is an entity that is neither a subsidiary nor joint arrangement, over which Newcrest has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.
For a detailed description of each segment and Newcrest’s equity investments, see the discussion under “— Newcrest Mining Limited — Segment Information”.
Newcrest’s Attributable Share of Production Reported by Associates
Unless otherwise noted, Newcrest’s gold production amounts and gold sales amounts include Newcrest’s 32% attributable share of Fruta del Norte through its 32% equity interest in Lundin Gold. Newcrest has not been involved in the preparation of the production figures for Fruta del Norte, which have been sourced from Lundin Gold’s news releases and have been aggregated to reflect the twelve-month periods ended June 30, 2023, 2022 and 2021, as applicable.
Currency
Newcrest’s reporting currency is the U.S. dollar. Each entity in the Newcrest group determines its own functional currency, and items included in the financial statements of each entity are measured using that functional currency. Newcrest Mining Limited and all Australian Newcrest entities use the Australian dollar as their functional currency. Lihir uses the U.S. dollar as its functional currency and each of Red Chris and Brucejack uses the Canadian dollar as its functional currency.
Transactions in foreign currencies are initially recorded in the functional currency of the relevant entity at the exchange rates in effect at the date of the transaction. The subsequent payment or receipt of funds related to a transaction is translated at the exchange rate applicable on the date of payment or receipt. The assets and liabilities of Newcrest entities with a functional currency other than the U.S. dollar are translated into U.S. dollars at the exchange rate in effect at the reporting date. Items in Newcrest’s consolidated income statements are translated at the average exchange rate for the relevant period. See Note 2(d) to the Newcrest Consolidated Financial Statements for additional information on Newcrest’s functional and reporting currencies.
Other
Sustaining capital expenditure refers to capital invested to sustain operations. Major project (or non-sustaining) capital expenditure refers to capital invested in development and growth projects.
Key Performance Indicators
Production
Production refers to the weight of metals contained in the material extracted as part of the mining process. Production by weight is used by Newcrest’s management to understand Newcrest’s relative production profile from each of its operating assets. Newcrest’s management believes that this measure is useful to investors to understand Newcrest’s relative performance as compared to its performance in prior periods and to the performance of its peers.
Realized Gold Price and Realized Copper Price
Realized gold prices and realized copper prices are the U.S. dollar spot prices at the time of sale per unit sold of gold (net of Telfer gold production hedges, which are discussed further in “— Quantitative and Qualitative Disclosure About Market Risk — Metal Price Risk — Partial Hedging of Telfer’s Future Gold Sales” below) or copper, as applicable. These metrics are calculated by dividing the revenue recognized (net of Telfer gold production hedges) at the time of sale (excluding deductions related to treatment and refining charges and the impact of price-related finalizations for gold or copper, as applicable, in concentrate) by the units sold of gold or copper, as applicable. Realized metal prices have been calculated from sales generated by Newcrest’s operations only (i.e., excluding Fruta del Norte). Realized metal prices are used by Newcrest’s management to determine the margins generated by each of its operating assets. Newcrest’s management believes that these measures are useful to investors to understand Newcrest’s relative performance as compared to its performance in prior periods and to the performance of its peers.
Description of Key Line Items in the Newcrest Consolidated Income Statements
Revenue
Revenue is recorded based on revenue from contracts with customers for the sale of gold and silver bullion and gold/copper concentrate, flotation concentrate and molybdenum concentrate (in each case, presented net of concentrate treatment and refining deductions). In addition, gold revenue is presented net of Telfer gold production hedges.
Revenue from the sale of goods is recognized when Newcrest satisfies its performance obligations under its contract with the customer, by transferring such goods to the customer’s control. Control is generally determined to be when risk and title to the goods passes to the customer. Bullion revenue is recognized at a point in time upon transfer of control to the customer and is measured at the amount to which Newcrest expects to be entitled which is based on the relevant deal agreement. Concentrate revenue is generally recognized upon receipt of the bill of lading when the goods are delivered for shipment under

CIF Incoterms. The freight service on export concentrate contracts with CIF Incoterms represents a separate performance obligation to the transfer of the concentrate product itself and is separately disclosed where material.
The terms of metal in concentrate sales contracts with third parties contain provisional pricing arrangements whereby the selling price for metal in concentrate is based on prevailing spot prices on a specified future date after shipment to the customer. Adjustments to the sales price occur based on movements in quoted market prices up to the date of final settlement. The period between provisional invoicing and final settlement is typically between one and four months (quotation period or the “QP”). Revenue on provisionally priced sales is recognized based on the estimated fair value of the total consideration receivable and is net of deductions related to treatment and refining charges. Subsequent changes in fair value are recognized in Newcrest’s consolidated income statement each period until final settlement and presented as part of Other Income/(expenses). Segment Revenues represent gold, copper, silver and molybdenum revenue, less related treatment and refining deductions. See Note 5(d) and Note 24(a) to the Newcrest Consolidated Financial Statements for additional information.
Cost of Sales
Cost of sales is comprised primarily of operating costs and cost of sales depreciation and amortization. Operating costs include site production costs, royalties, selling costs and movements in inventory. Site production costs comprise the cost of mining, processing and the associated overheads for Newcrest’s operations. Cost of sales depreciation and amortization relates to depreciation recognized on assets held by Newcrest’s operating assets. Newcrest uses the units of production basis when depreciating mine-specific assets, which results in a depreciation charge proportional to the depletion of the anticipated remaining life of mine production. See Note 11 to the Newcrest Consolidated Financial Statements for additional information regarding the units of production method of depreciation and amortization.
Corporate Administration and Exploration Expenses and Other Income/(Expenses) Items
Corporate administration expenses are comprised primarily of corporate costs, corporate depreciation and share-based payments. Corporate costs comprise corporate overheads net of recharges to Newcrest’s operations. Corporate depreciation represents the depreciation of corporate related items such as office and computer equipment and capitalized information systems development. Share-based payments represent the cost of Newcrest’s long-term incentive plans and other employee share schemes.
Exploration expenses are comprised primarily of costs from exploration and evaluation activity related to greenfield areas of interest where a mineral resource has not yet been defined.
Other income/(expenses) are comprised primarily of net fair value movements on concentrate receivables in connection with the final settlement of provisionally priced concentrate sales contracts, net foreign exchange gain or loss related to the restatement of financial assets and financial liabilities in connection with exchange rate fluctuations and net fair value gain or loss on the gold prepay and stream facilities and the offtake agreement that Newcrest acquired in respect of Fruta del Norte in April 2020 (the “Fruta del Norte Finance Facilities”) in connection with fluctuations in gold prices and interest rates. See “— Newcrest Mining Limited — Equity Investments” for additional information regarding the Fruta del Norte Finance Facilities.
Net Finance Costs
Net finance costs are comprised primarily of interest on Newcrest’s borrowings, facility fees and other costs associated with Newcrest’s borrowings, interest on leases of property, plant and equipment and the unwinding of the effect of discounting mine rehabilitation provisions (see “— Liquidity and Capital Resources — Environmental Rehabilitation Obligations” below for additional information regarding Newcrest’s treatment of mine rehabilitation provisions), net of interest received on the Fruta del Norte Finance Facilities and interest earned on Newcrest’s cash holdings.
Income Tax Expense
Income tax expense is comprised of current and deferred tax. Current tax represents the amount expected to be recovered from or paid to the relevant taxation authorities based on the applicable period’s taxable income. Deferred tax is recognized using the balance sheet liability method in which temporary differences between the tax base of an asset or liability and its carrying amount for financial reporting purposes are calculated.
Profit After Income Tax
Profit after income tax comprises Revenue less Cost of sales, Corporate administration expenses, Exploration expenses, Other income/(expenses), Share of profit/(loss) of associates, Net finance costs and Income tax expense.
Production
The following is a discussion of Newcrest’s attributable metal production for the years ended June 30, 2023, 2022 and 2021. For a definition of production, see the discussion under “— Operating Results — Key Performance Indicators — Production” above. For a more detailed explanation of year-over-year changes in production, see the discussion under “— Operating Results — Operating Performance by Segment” below. References in the following tables to “koz”, “kt” and “t” mean thousand ounces, thousand tonnes and tonnes, respectively.
	Year Ended June 30, 2023
	Units	Cadia	Lihir	Telfer	Brucejack(1)	Red Chris	Fruta del Norte(2)	Group
Operating
Production
Gold	koz	597	670	349	286	39	164	2,105
Copper	kt	98	—	17	—	18	—	133
Silver	koz	592	31	208	460	94	—	1,385
Molybdenum(3)	t	660	—	—	—	—	—	660
	Year Ended June 30, 2022
	Units	Cadia	Lihir	Telfer	Brucejack(1)	Red Chris	Fruta del Norte(2)	Group
Operating
Production
Gold	koz	561	687	408	114	42	144	1,956
Copper	kt	85	—	14	—	21	—	121
Silver	koz	499	17	190	179	137	—	1,022
Molybdenum(3)	t	277	—	—	—	—	—	277
	Year Ended June 30, 2021
	Units	Cadia	Lihir	Telfer	Brucejack(1)	Red Chris	Fruta del Norte(2)	Group
Operating
Production
Gold	koz	765	737	416	—	46	129	2,093
Copper	kt	106	—	13	—	23	—	143
Silver	koz	643	38	149	—	114	—	945

(1)
Brucejack gold production volumes reflect 12 months of production in the year ended June 30, 2023 and four months of production in the year ended June 30, 2022, following Newcrest’s acquisition of Pretium in February 2022.

(2)
Fruta del Norte gold production volumes set forth in this Newcrest MD&A represent Newcrest’s 32%

attributable share of total Fruta del Norte gold production through its 32% equity interest in Lundin Gold. See “— Financial Information — Newcrest’s Attributable Share of Production Reported by Associates” above for additional information.
(3)
Cadia molybdenum production volumes reflect 12 months of production in the year ended June 30, 2023 and six months of production in the year ended June 30, 2022, following the commencement of operations at the Cadia molybdenum plant in January 2022.

Comparison of Years Ended June 30, 2023 and 2022
Newcrest’s total attributable gold production amounted to 2,105 thousand ounces in the year ended June 30, 2023, reflecting an increase of 149 thousand ounces (or 8%) compared to the year ended June 30, 2022, mainly due to the inclusion of 12 months of gold production from Brucejack (compared to the inclusion of four months of gold production in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022), which amounted to 286 thousand ounces, a 6% increase in gold production at Cadia from 561 thousand ounces in the year ended June 30, 2022 to 597 thousand ounces in the year ended June 30, 2023 and a 14% increase in attributable gold production at Fruta del Norte from 144 thousand ounces in the year ended June 30, 2022 to 164 thousand ounces in the year ended June 30, 2023. This overall increase in gold production was partially offset by a 14% decrease in gold production at Telfer from 408 thousand ounces in the year ended June 30, 2022 to 349 thousand ounces in the year ended June 30, 2023 and a 3% decrease in gold production at Lihir from 687 thousand ounces in the year ended June 30, 2022 to 670 thousand ounces in the year ended June 30, 2023
Newcrest’s total attributable copper production amounted to 133 thousand tonnes in the year ended June 30, 2023, reflecting an increase of 12 thousand tonnes (or 10%) compared to the year ended June 30, 2022, due to a 15% increase in copper production at Cadia from 85 thousand tonnes in the year ended June 30, 2022 to 98 thousand tonnes in the year ended June 30, 2023 and a 20% increase in copper production at Telfer from 14 thousand tonnes in the year ended June 30, 2022 to 17 thousand tonnes in the year ended June 30, 2023. This overall increase in copper production was partially offset by a 14% decrease in copper production at Red Chris from 21 thousand tonnes in the year ended June 30, 2022 to 18 thousand tonnes in the year ended June 30, 2023.
Newcrest’s total attributable silver production amounted to 1,385 thousand ounces in the year ended June 30, 2023, reflecting an increase of 363 thousand ounces (or 36%) compared to the year ended June 30, 2022, mainly due to the inclusion of 12 months of silver production from Brucejack (compared to the inclusion of four months of silver production in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022), which amounted to 460 thousand ounces, and a 19% increase in silver production at Cadia from 499 thousand ounces in the year ended June 30, 2022 to 592 thousand ounces in the year ended June 30, 2023. This overall increase in silver production was partially offset by a 31% decrease in silver production at Red Chris from 137 thousand ounces in the year ended June 30, 2022 to 94 thousand ounces in the year ended June 30, 2023.
Newcrest’s total attributable molybdenum production amounted to 660 tonnes in the year ended June 30, 2023, reflecting an increase of 383 tonnes compared to the year ended June 30, 2022, mainly due to the inclusion of 12 months of molybdenum production (compared to the inclusion of six months of molybdenum production for the year ended June 30, 2022).
Comparison of Years Ended June 30, 2022 and 2021
Newcrest’s total attributable gold production amounted to 1,956 thousand ounces in the year ended June 30, 2022, reflecting a decrease of 137 thousand ounces (or 7%) compared to the year ended June 30, 2021, mainly due to a 27% decrease in gold production at Cadia from 765 thousand ounces in the year ended June 30, 2021 to 561 thousand ounces in the year ended June 30, 2022 and a 7% decrease in gold production at Lihir from 737 thousand ounces in the year ended June 30, 2021 to 687 thousand ounces in the year ended June 30, 2022. This overall decrease in gold production was partially offset by the inclusion of four months of gold production from Brucejack following the acquisition by Newcrest in February 2022, which amounted to 114 thousand ounces.

Newcrest’s total attributable copper production amounted to 121 thousand tonnes in the year ended June 30, 2022, reflecting a decrease of 22 thousand tonnes (or 15%) compared to the year ended June 30, 2021, due to a 20% decrease in copper production at Cadia from 106 thousand tonnes in the year ended June 30, 2021 to 85 thousand tonnes in the year ended June 30, 2022 and an 8% decrease in copper production at Red Chris from 23 thousand tonnes in the year ended June 30, 2021 to 21 thousand tonnes in the year ended June 30, 2022. This overall decrease in copper production was partially offset by a 6% increase in copper production at Telfer from 13 thousand tonnes in the year ended June 30, 2021 to 14 thousand tonnes in the year ended June 30, 2022.
Newcrest’s total attributable silver production amounted to 1,022 thousand ounces in the year ended June 30, 2022, reflecting an increase of 77 thousand ounces (or 8%) compared to the year ended June 30, 2021, due to the inclusion of four months of silver production from Brucejack following the acquisition by Newcrest in February 2022, which amounted to 179 thousand ounces, a 28% increase in silver production at Telfer from 149 thousand ounces in the year ended June 30, 2021 to 190 thousand ounces in the year ended June 30, 2022 and a 20% increase in silver production at Red Chris from 114 thousand ounces in the year ended June 30, 2021 to 137 thousand ounces in the year ended June 30, 2022. This overall increase in silver production was partially offset by a 22% decrease in silver production at Cadia from 643 thousand ounces in the year ended June 30, 2021 to 499 thousand ounces in the year ended June 30, 2022 and a 55% decrease in silver production at Lihir from 38 thousand ounces in the year ended June 30, 2021 to 17 thousand ounces in the year ended June 30, 2022.
Newcrest’s total attributable molybdenum production amounted to 277 tonnes in the year ended June 30, 2022, as operations commenced at the Cadia molybdenum plant in that year. The first molybdenum concentrate was achieved in the quarter ended March 31, 2022 and the first shipment of molybdenum concentrate was delivered in June 2022.
Group Financial Performance
The following is a discussion of Newcrest’s results of operations for the years ended June 30, 2023, 2022 and 2021.
	Year Ended June 30,
	2023	2022	2021
Revenue	$4,508	$4,207	$4,576
Cost of sales	(3,282)	(2,853)	(2,805)
Corporate administration expenses	(138)	(138)	(143)
Exploration expenses	(76)	(76)	(69)
Other income/(expenses)	141	119	185
Share of profit/(loss) of associates(1)	19	45	26
Net finance costs	(96)	(75)	(102)
Income tax expense	(298)	(357)	(504)
Profit after income tax	$778	$872	$1,164

(1)
Represents Newcrest’s share of profit/(loss) relating to its equity-accounted associates, comprising Lundin Gold, SolGold, Azucar Minerals, Headwater Gold, Antipa Minerals and Metallic Minerals.

Comparison of Years Ended June 30, 2023 and 2022
Revenue
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
Gold revenue	$3,500	$3,194	$306	10%
Copper revenue	1,130	1,149	(19)	(2)
Silver revenue	29	22	7	32
Molybdenum revenue	43	3	40	1,333
Less: Treatment and refining deductions	(194)	(161)	(33)	(20)
Revenue	$4,508	$4,207	$301	7%
Revenue amounted to $4,508 million in the year ended June 30, 2023, reflecting an increase of $301 million (or 7%) compared to Revenue of $4,207 million in the year ended June 30, 2022. Newcrest’s Revenue continued to be predominantly attributable to gold, with gold revenue, net of gold treatment and refining deductions, accounting for 76% and 75% of Revenue in the year ended June 30, 2023 and the year ended June 30, 2022, respectively.
Gold revenue increased by 10% from $3,194 million in the year ended June 30, 2022 to $3,500 million in the year ended June 30, 2023, mainly due to a 10% increase in gold sales volumes from Newcrest’s operations (which excludes Newcrest’s 32% attributable share of gold sales volumes at Fruta del Norte), from 1,777,092 ounces in the year ended June 30, 2022 to 1,947,723 ounces in the year ended June 30, 2023. This increase in gold sales volumes was mainly due to the inclusion of twelve months of gold sales volumes from Brucejack (compared to the inclusion of four months of gold sales volume in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022), which amounted to 269 thousand ounces, and higher gold sales volumes at Cadia due to higher gold production, resulting from sustained higher mill throughput following the completion of a planned semi-autogenous grinding mill motor replacement and upgrade in the year ended June 30, 2022. The overall increase in gold revenue was partially offset by lower gold sales revenue at Telfer and Red Chris, which was mainly due to lower gold production at Telfer, resulting from lower mill throughput and a decline in grade, and lower gold production at Red Chris, resulting from lower recovery.
Copper revenue decreased by 2% from $1,149 million in the year ended June 30, 2022 to $1,130 million in the year ended June 30, 2023, mainly due to a 14% decrease in the realized copper price, from $4.36 per pound in the year ended June 30, 2022 to $3.76 per pound in the year ended June 30, 2023, and lower copper revenue at Red Chris as a result of decreased copper sales volumes. The overall decrease in copper revenue was partially offset by higher copper sales revenue at Cadia and Telfer as a result of increased copper sales volumes at those operations. Overall copper sales volumes increased by 14% from 119,478 tonnes in the year ended June 30, 2022 to 136,209 tonnes in the year ended June 30, 2023.
Silver revenue increased by 32% from $22 million in the year ended June 30, 2022 to $29 million in the year ended June 30, 2023. Molybdenum revenue increased from $3 million in the year ended June 30, 2022 to $43 million in the year ended June 30, 2023.
Cost of Sales
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
Site production costs	$2,264	$1,915	$349	18%
Royalties	120	125	(5)	(4)
Selling costs	91	82	9	11
Inventory movements – ore and finished goods	(67)	—	(67)	—
Depreciation and amortization	874	731	143	20
Cost of sales	$3,282	$2,853	$429	15%

Cost of sales amounted to $3,282 million in the year ended June 30, 2023, reflecting an increase of $429 million (or 15%) compared to Cost of sales of $2,853 million in the year ended June 30, 2022, mainly due to an 18% increase in site production costs from $1,915 million in the year ended June 30, 2022 to $2,264 million in the year ended June 30, 2023 and a 20% increase in depreciation and amortization from $731 million in the year ended June 30, 2022 to $874 million in the year ended June 30, 2023.
The increase in site production costs was mainly due to the inclusion of twelve months of operating costs from Brucejack (compared to the inclusion of four months of operating costs in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022), increased mining and milling activity at Cadia, upfront costs relating to business improvement initiatives at Red Chris, and continued inflationary pressures on costs, including price increases on a range of inputs such as earth-moving equipment parts, diesel and other consumables. The overall increase in site production costs was partially offset by the favorable impact on operating costs from the weakening of the Australian dollar and Canadian dollar against the U.S. dollar in the year ended June 30, 2023.
The increase in depreciation and amortization was mainly due to the inclusion of 12 months of depreciation and amortization with respect to Brucejack (compared to the inclusion of four months of depreciation and amortization in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022), higher production volumes at Cadia and higher amortization of production stripping assets at Lihir. This overall increase in depreciation and amortization was partially offset by lower production volumes at Telfer and the weakening of the Australian dollar and the Canadian dollar against the U.S. dollar in the year ended June 30, 2023.
The increases in site production costs and depreciation and amortization were partially offset by a decrease in Inventory movements – ore and finished goods from nil in the year ended June 30, 2022 to negative $67 million in the year ended June 30, 2023 and a 4% decrease in royalties from $125 million in the year ended June 30, 2022 to $120 million in the year ended June 30, 2023. The decrease in inventory movements was mainly due to a capitalization of costs to the balance sheet which reflected an increase in stockpile levels at Lihir, with mining continuing while the mill was constrained in the first half of the year ended June 30, 2023 due to the limited raw water supply. The decrease in royalties was mainly due to a lower realized copper price and lower sales volumes at Telfer and Red Chris, partially offset by the inclusion of 12 months of sales at Brucejack (compared to the inclusion of four months of sales at Brucejack in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022) and higher sales volumes at Cadia.
Corporate Administration and Exploration Expenses and Other Income/(Expenses) Items
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
Corporate administration expenses	$(138)	$(138)	$—	—
Exploration expenses	(76)	(76)	—	—
Share of profit/(loss) of associates(1)	19	45	(26)	(58)
Other income/(expenses)	141	119	22	18

(1)
Represents Newcrest’s share of profit/(loss) relating to its equity-accounted associates, comprising Lundin Gold, SolGold, Azucar Minerals and Antipa Minerals and, commencing the year ended June 30, 2023, Headwater Gold and Metallic Minerals. See “— Newcrest Mining Limited — Equity Investments” for additional information.

Corporate administration expenses amounted to $138 million in the year ended June 30, 2023, reflecting no change compared to the year ended June 30, 2022. Corporate costs increased by $5 million in the year ended June 30, 2023, mainly driven by an increase in internal labor costs and travel-related expenditures, which was offset by a slight decrease in corporate depreciation, mainly driven by lower corporate capital expenditure in the year ended June 30, 2023, and a slight decrease in share-based payments, following an amendment to the short-term incentive deferral plan in connection with the Transaction, pursuant which all short-term incentive payments to be made to key management personnel are to be provided in cash. See “The Transaction Agreement, the Scheme and the Deed Poll — Additional Obligations — Equity Awards” for additional information.
Exploration expenses amounted to $76 million in the year ended June 30, 2023, 2023, reflecting no change compared the year ended June 30, 2022. An increase in exploration expenses at Brucejack in the year ended June 30, 2023 was offset by a decrease in exploration expenses at Newcrest’s other sites.
Other income/(expenses) amounted to $141 million in the year ended June 30, 2023, reflecting an increase of $22 million (or 18%) compared to Other income/(expenses) of $119 million in the year ended June 30, 2022, mainly due to an increase in the net fair value gain recognized on the Fruta del Norte Finance Facilities following Lundin Gold’s early repayment of the gold prepay credit facility in the amount of $173 million in January 2023, an increase in the gold price assumptions used in the fair value calculations compared to the year ended June 30, 2022, and application of updated life of mine plans. This overall increase in Other income/(expenses) was partially offset by $6 million of business acquisition and integration costs relating to systems integration at Brucejack and $23 million of business development costs relating to legal and advisory costs, and the acceleration of open equity-settled long term incentive plans in connection with the Transaction. See “The Transaction Agreement, the Scheme and the Deed Poll — Additional Obligations — Equity Awards” for additional information.
Net Finance Costs
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
Finance income	$41	$25	$16	64%
Finance costs	(137)	(100)	(37)	(37)
Net finance costs(1)	$(96)	$(75)	$(21)	(28)%

(1)
See Note 6 to the Newcrest Consolidated Financial Statements for additional information.

Net finance costs amounted to $96 million in the year ended June 30, 2023, reflecting an increase of $21 million (or 28%) compared to Net finance costs of $75 million in the year ended June 30, 2022, mainly due to an increase in drawdowns on the bilateral bank debt facilities, higher interest rates and an increase in the discount unwind on mine rehabilitation provisions in connection with Newcrest’s acquisition of Brucejack (see “— Liquidity and Capital Resources — Environmental Rehabilitation Obligations” below for additional information regarding Newcrest’s treatment of mine rehabilitation provisions). The overall increase in Net finance costs was partially offset by an increase in interest income earned on cash balances as a result of rising deposit rates.
Income Tax Expense
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
Income tax expense	$298	$357	$(59)	(17)%
Income tax expense amounted to $298 million in the year ended June 30, 2023, reflecting a decrease of $59 million (or 17%) compared to $357 million in the year ended June 30, 2022, mainly due to decreased profitability in the year ended June 30, 2022. Newcrest’s effective tax rate decreased from 29% in the year ended June 30, 2022 to 28% in the year ended June 30, 2023.
Profit after Income Tax
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
Profit after income tax	$778	$872	$(94)	(11)%

Profit after income tax amounted to $778 million in the year ended June 30, 2023, reflecting a decrease of $94 million (or 11%) compared to Profit after income tax of $872 million in the year ended June 30, 2022, mainly due to a lower realized copper price, higher depreciation, higher operating costs primarily as a result of increased site production costs, a decrease in Newcrest’s share of profits/(loss) from its equity-accounted associates and an increase in finance costs as a result of a higher level of debt and higher interest rates compared to the year ended June 30, 2022. See “— Revenue”, “— Cost of Sales” and “— Net Finance Costs” above for additional information.
The overall decrease in Profit after income tax was partially offset by the inclusion of 12 months of production at Brucejack (compared to the inclusion of four months of production in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022), a higher contribution of low cost production at Cadia, the favorable impact on operating costs (including depreciation) from the weakening of the Australian dollar and the Canadian dollar against the U.S. dollar, favorable fair value adjustments recognized on Newcrest’s investment in the Fruta del Norte Finance Facilities, a lower Income tax expense as a result of decreased profitability and higher molybdenum revenue driven by increased sales volumes.
Comparison of Years Ended June 30, 2022 and 2021
Revenue
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
Gold revenue	$3,194	$3,584	$(390)	(11)%
Copper revenue	1,149	1,137	12	1
Silver revenue	22	26	(4)	(15)
Molybdenum revenue	3	—	3	—
Less: Treatment and refining deductions	(161)	(171)	10	6
Revenue	$4,207	$4,576	$(369)	(8)%
Revenue amounted to $4,207 million in the year ended June 30, 2022, reflecting a decrease of $369 million (or 8%) compared to Revenue of $4,576 million in the year ended June 30, 2021. Newcrest’s Revenue continued to be predominantly attributable to gold, with gold revenue net of gold treatment and refining deductions, accounting for 75% and 77% of Revenue in the year ended June 30, 2022 and the year ended June 30, 2021, respectively.
Gold revenue decreased by 11% from $3,584 million in the year ended June 30, 2021 to $3,194 million in the year ended June 30, 2022, mainly due to a 11% decrease in gold sales volumes from Newcrest’s operations (which excludes Newcrest’s 32% attributable share of gold sales volumes at Fruta del Norte), from 1,996,243 ounces in the year ended June 30, 2021 to 1,777,092 ounces in the year ended June 30, 2022. This decrease in gold sales volumes was mainly due to lower production at Cadia resulting from a planned semi-autogenous grinding mill motor replacement and upgrade at Cadia, together with a decline in grade, and lower production at Lihir, which reflects the impact of major maintenance activity, lower autoclave availabilities and unplanned downtime. The overall decrease in gold revenue was partially offset by the inclusion of four months of gold revenue from Brucejack following the acquisition by Newcrest in February 2022, which amounted to $226 million.
Copper revenue increased by 1% from $1,137 million in the year ended June 30, 2021 to $1,149 million in the year ended June 30, 2022, mainly due to a 19% increase in the realized copper price of $4.36 per pound in the year ended June 30, 2022, compared to $3.66 per pound in the year ended June 30, 2021, and higher copper revenue at Telfer as a result of increased copper sales volumes. The overall increase in copper revenue was partially offset by lower copper revenue at Cadia and Red Chris as a result of decreased copper sales volumes at those operations. Overall copper sales volumes decreased by 15% from 141,006 tonnes in the year ended June 30, 2021 to 119,478 tonnes in the year ended June 30, 2022.
Silver revenue decreased by 15% from $26 million in the year ended June 30, 2021 to $22 million in the year ended June 30, 2022. Molybdenum revenue amounted to $3 million in the year ended June 30, 2022.

The first molybdenum concentrate was achieved in the quarter ended March 31, 2022 and the first shipment of molybdenum concentrate was delivered in June 2022.
Cost of Sales
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
Site production costs	$1,915	$1,889	$26	1%
Royalties	125	143	(18)	(13)
Selling costs	82	54	28	52
Inventory movements – ore and finished goods	—	69	(69)	—
Depreciation and amortization	731	650	81	12
Cost of sales	$2,853	$2,805	$48	2%
Cost of sales amounted to $2,853 million in the year ended June 30, 2022, reflecting a slight increase of $48 million (or 2%) compared to Cost of sales of $2,805 million in the year ended June 30, 2021, mainly due to a 12% increase in depreciation and amortization from $650 million in the year ended June 30, 2021 to $731 million in the year ended June 30, 2022, a 1% increase in site production costs from $1,889 million in the year ended June 30, 2021 to $1,915 million in the year ended June 30, 2022 and a 52% increase in selling costs from $54 million in the year ended June 30, 2021 to $82 million in the year ended June 30, 2022.
The increase in depreciation and amortization was mainly due to the inclusion of four months of depreciation and amortization from Brucejack following the acquisition by Newcrest in February 2022 and increased capital expenditure in the year ended June 30, 2022. This overall increase in depreciation and amortization was partially offset by the impact of an increase in ore reserves at Red Chris following completion of a block cave feasibility study, together with the benefit at Cadia and Telfer of a weakening Australian dollar against the U.S. dollar.
The increase in site production costs was mainly due to the inclusion of four months of site production costs from Brucejack following the acquisition by Newcrest in February 2022, higher costs relating to unplanned downtime at Lihir and price increases on a range of other inputs such as oil and gas, steel and labor, reflecting inflationary pressures. The overall increase in site production costs was partially offset by the favorable impact on operating costs from the weakening Australian dollar against the U.S. dollar together with lower site production costs at Telfer and Red Chris driven by increased production stripping activity, and the related increase in capitalized production stripping costs, in the year ended June 30, 2022 (see Note 11 to the Newcrest Consolidated Financial Statements for additional information regarding the capitalization of production stripping costs).
The increase in selling costs was mainly due to higher concentrate freight rates at Cadia, Telfer and Red Chris, together with the inclusion of four months of selling costs from Brucejack following the acquisition by Newcrest in February 2022.
The increases in depreciation and amortization, site production costs and selling costs were partially offset by a decrease in Inventory movements – ore and finished goods from $69 million in the year ended June 30, 2021 to nil in the year ended June 30, 2022 and a 13% decrease in royalties from $143 million in the year ended June 30, 2021 to $125 million in the year ended June 30, 2022. The decrease in inventory movements was mainly due to a drawdown on ore stockpiles at Lihir, which was offset by an increase in stockpile levels at Cadia, with mining continuing during a planned semi-autogenous grinding mill motor replacement and upgrade, and the capitalization of costs related to unsold inventory on hand at Cadia, which was caused by rail interruptions from rain events in March and April 2022. The decrease in royalties was mainly due to lower gold sales volumes, partially offset by the addition of Brucejack.

Corporate Administration and Exploration Expenses and Other Income/(Expenses) Items
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
Corporate administration expenses	$(138)	$(143)	$5	3%
Exploration expenses	(76)	(69)	(7)	(10)
Share of profit/(loss) of associates(1)	45	26	19	73
Other income/(expenses)	119	185	(66)	(36)

(1)
Represents Newcrest’s share of profit/(loss) relating to its equity-accounted associates, comprising Lundin Gold, SolGold, Azucar Minerals and Antipa Minerals. See “— Newcrest Mining Limited — Equity Investments” for additional information.

Corporate administration expenses amounted to $138 million in the year ended June 30, 2022, reflecting a slight decrease of $5 million (or 3%) compared to Corporate administration expenses of $143 million in the year ended June 30, 2021, mainly due to a reduction in corporate depreciation, reflecting lower corporate capital expenditure.
Exploration expenses amounted to $76 million in the year ended June 30, 2022, reflecting an increase of $7 million (or 10%) compared to Exploration expenses of $69 million in the year ended June 30, 2021, mainly due to increased mine life extension activity at Telfer, and increased activity in the Americas following the easing of COVID-19 related restrictions at projects in Chile and Ecuador.
Other income/(expenses) amounted to $119 million in the year ended June 30, 2022, reflecting a decrease of $66 million (or 36%) compared to Other income/(expenses) of $185 million in the year ended June 30, 2021, mainly due to a decrease in the net fair value movements on concentrate receivables from $124 million in the year ended June 30, 2021 to negative $51 million in the year ended June 30, 2022 as a result of unfavorable movements in the price of gold and copper across the QPs of certain provisionally priced concentrate sales contracts (see “— Description of Key Line Items in the Consolidated Income Statements — Revenue” above for additional information), a reduction in the net fair value gain recognized on the Fruta del Norte Finance Facilities, which was mainly due to a lower relative increase in the gold price assumptions used in their fair value calculations compared to the year ended June 30, 2021, and $42 million of business acquisition and integration costs consisting of a $19 million put option that was purchased to hedge the downside risk on the U.S. dollar cost of the cash consideration in relation to the February 2022 Pretium Acquisition and business transaction costs totaling $23 million. The overall decrease in Other income/(expenses) was partially offset by a net foreign exchange gain primarily related to the restatement of U.S. dollar-denominated cash and foreign currency-denominated financial assets (including concentrate debtors) and liabilities held by Newcrest’s Australian and Canadian subsidiaries, as well as the receipt of an insurance settlement of $65 million (net of associated costs) in relation to an embankment slump at Cadia, which occurred on March 9, 2018.
Net Finance Costs
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
Finance income	$25	$27	$(2)	(7)%
Finance costs	(100)	(129)	29	22
Net finance costs(1)	$(75)	$(102)	$27	26%

(1)
See Note 6 to the Newcrest Consolidated Financial Statements for additional information.

Net finance costs amounted to $75 million in the year ended June 30, 2022, reflecting a decrease of $27 million (or 26%) compared to Net finance costs of $102 million in the year ended June 30, 2021, mainly due to the payment of debt extinguishment fees in the year ended June 30, 2021 and reduced interest payments following the April 2021 mandatory redemption and cancellation of corporate bonds that were scheduled to mature in 2022. The overall decrease in Net finance costs was partially offset by an increase in interest on Newcrest’s bilateral bank debt facilities (see “— Liquidity and Capital Resources — Borrowings — Bilateral Bank Debt Facilities” below for additional information).
Income Tax Expense
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
Income tax expense	$357	$504	$(147)	(29)%
Income tax expense amounted to $357 million in the year ended June 30, 2022, reflecting a decrease of $147 million (or 29%) compared to Income tax expense of $504 million in the year ended June 30, 2021, mainly due to Newcrest’s decreased profitability in the year ended June 30, 2022. Newcrest’s effective tax rate decreased from 30% in the year ended June 30, 2021 to 29% in the year ended June 30, 2022.
Profit after Income Tax
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
Profit after income tax	$872	$1,164	$(292)	(25)%
Profit after income tax amounted to $872 million in the year ended June 30, 2022, reflecting a decrease of $292 million (or 25%) compared to Profit after income tax of $1,164 million in the year ended June 30, 2021, mainly due to decreases in gold and copper sales volumes and increased operating costs (see “— Revenue” and “— Cost of Sales” above for additional information).
The overall decrease in profit after income tax was partially offset by a higher realized copper price, a lower income tax expense, the receipt of a $75 million insurance settlement in relation to the 2018 embankment slump at Cadia, the favorable impact on operating costs (including depreciation) from the weakening of the Australian dollar against the U.S. dollar, an increase in Newcrest’s share of profit/(loss) from its equity-accounted associates and lower volume-related costs such as royalties.
Operating Performance by Segment
Comparison of Years Ended June 30, 2023 and 2022
Cadia, Australia
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
Financial Performance
Revenue	$1,897	$1,744	$153	9%
Cost of sales (including depreciation)	825	695	130	19
Operating Performance
Gold production (oz)	596,879	560,702	36,177	6
Copper production (tonnes)	98,191	85,383	12,808	15
Gold sales (oz)	612,061	543,029	69,032	13
Copper sales (tonnes)	100,701	83,888	16,813	20
Cadia’s Revenue amounted to $1,897 million in the year ended June 30, 2023, reflecting an increase of $153 million (or 9%) compared to $1,744 million in the year ended June 30, 2022. Cadia’s Cost of sales amounted to $825 million in the year ended June 30, 2023, reflecting an increase of $130 million (or 19%) compared to $695 million in the year ended June 30, 2022. See “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Revenue” and “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Cost of Sales” above.

Cadia’s gold production amounted to 596,879 ounces in the year ended June 30, 2023, reflecting an increase of 36,177 ounces (or 6%) compared to 560,702 ounces in the year ended June 30, 2022. Cadia’s copper production amounted to 98,191 tonnes in the year ended June 30, 2023, reflecting an increase of 12,808 tonnes (or 15%) compared to 85,383 tonnes in the year ended June 30, 2022. These increases were mainly due to increased mill throughput following the completion of a planned semi-autogenous grinding mill motor replacement and upgrade in the year ended June 30, 2022 and the ongoing benefits of recovery improvement projects with the completion of a two-stage plant expansion project at Cadia in the quarter ended December 31, 2022. The increase in gold production was partially offset by a decline in gold head grade (i.e., the average grade of ore fed into a mill).
Cadia’s gold sales amounted to 612,061 ounces in the year ended June 30, 2023, reflecting an increase of 69,032 ounces (or 13%) compared to 543,029 ounces in the year ended June 30, 2022. Cadia’s copper sales amounted to 100,701 tonnes in the year ended June 30, 2023, reflecting an increase of 16,813 tonnes (or 20%) compared to 83,888 tonnes in the year ended June 30, 2022. These increases were mainly due to increased gold and copper production as discussed above.
Operations commenced at the Cadia molybdenum plant in the year ended June 30, 2022. The first molybdenum concentrate was achieved in the quarter ended March 31, 2022 and the first shipment of molybdenum concentrate was delivered in June 2022.
Lihir, Papua New Guinea
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
Financial Performance
Revenue	$1,237	$1,223	$14	1%
Cost of sales (including depreciation)	1,120	1,078	42	4
Operating Performance
Gold production (oz)	670,013	687,445	(17,432)	(3)
Gold sales (oz)	674,080	665,993	8,087	1
Lihir’s Revenue remained relatively stable, amounting to $1,237 million in the year ended June 30, 2023, which reflected an increase of $14 million (or 1%) compared to $1,223 million in the year ended June 30, 2022. Lihir’s Cost of sales amounted to $1,120 million in the year ended June 30, 2023, reflecting an increase of $42 million (or 4%) compared to $1,078 million in the year ended June 30, 2022. Additionally, see “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Revenue” and “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Cost of Sales” above.
Lihir’s gold production amounted to 670,013 ounces in the year ended June 30, 2023, reflecting a slight decrease of 17,432 ounces (or 3%) compared to 687,445 ounces in the year ended June 30, 2022, mainly due to a decline in feed grade (resulting from a higher proportion of low grade stockpile ore being processed in the second half of the year, with extreme rainfall limiting pit access and causing material handling issues at the crushers), reduced mill throughput in the first half of the year (resulting from drought conditions experienced across the province of New Ireland, PNG, which limited raw water supply to the plant) and decreased mill availability (resulting from several unplanned downtime events) as compared to the year ended June 30, 2022. The overall decrease in gold production was partially offset by a 57% increase in ore mined, reflecting the progression of stripping into higher grade ore.
Lihir’s gold sales amounted to 674,080 ounces in the year ended June 30, 2023, reflecting a slight increase of 8,087 ounces (or 1%) compared to 665,993 ounces in the year ended June 30, 2022, mainly due to a drawdown in finished goods inventory. This increase was partially offset by lower gold production as discussed above.

Telfer, Australia
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
Financial Performance
Revenue	$672	$751	$(79)	(11)%
Cost of sales (including depreciation)	648	673	(25)	(4)
Operating Performance
Gold production (oz)	348,823	407,550	(58,727)	(14)
Copper production (tonnes)	16,665	13,904	2,761	20
Gold sales (oz)	352,388	407,094	(54,706)	(13)
Copper sales (tonnes)	16,667	14,277	2,390	17
Telfer’s Revenue amounted to $672 million in the year ended June 30, 2023, reflecting a decrease of $79 million (or 11%) compared to $751 million in the year ended June 30, 2022. Telfer’s Cost of sales amounted to $648 million in the year ended June 30, 2023, reflecting a decrease of $25 million (or 4%) compared to $673 million in the year ended June 30, 2022. See “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Revenue” and “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Cost of Sales” above.
Telfer’s gold production amounted to 348,823 ounces in the year ended June 30, 2023, reflecting a decrease of 58,727 ounces (or 14%) compared to 407,550 ounces in the year ended June 30, 2022. This decrease was mainly due to lower mill throughput, with lower utilization partially offset by higher milling rates, and a decline in grade, in connection with an increase in the proportion of stockpile material processed. The overall decrease in gold production was slightly offset by a modest increase in recovery. Telfer’s copper production amounted to 16,665 tonnes in the year ended June 30, 2023, reflecting an increase of 2,761 tonnes (or 20%) compared to 13,904 tonnes in the year ended June 30, 2022. This increase was due to an increase in grade, reflecting the transition to stope mining and an increase in mining activity in higher grade areas. The overall increase in copper production was partially offset by lower recovery, reflecting the impact of higher levels of acid soluble copper which is not recoverable through the milling process.
Telfer’s gold sales amounted to 352,388 ounces in the year ended June 30, 2023, reflecting a decrease of 54,706 ounces (or 13%) compared to 407,094 ounces in the year ended June 30, 2022. This decrease was mainly due to lower gold production as discussed above. Telfer’s copper sales amounted to 16,667 tonnes in the year ended June 30, 2023, reflecting an increase of 2,390 tonnes (or 17%) compared to 14,277 tonnes in the year ended June 30, 2022. This increase was mainly due to higher copper production as discussed above.
Red Chris, Canada
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
Financial Performance
Revenue	$209	$263	$(54)	(21)%
Cost of sales (including depreciation)	268	222	46	21
Operating Performance
Gold production (oz)	39,342	42,341	(2,999)	(7)
Copper production (tonnes)	18,293	21,363	(3,070)	(14)
Gold sales (oz)	39,838	40,921	(1,083)	(3)
Copper sales (tonnes)	18,842	21,313	(2,471)	(12)
Red Chris’s Revenue amounted to $209 million in the year ended June 30, 2023, reflecting a decrease of $54 million (or 21%) compared to $263 million in the year ended June 30, 2022. Red Chris’s Cost of sales amounted to $268 million in the year ended June 30, 2023, reflecting an increase of $46 million (or 21%)

compared to $222 million in the year ended June 30, 2022. See “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Revenue” and “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Cost of Sales” above.
Red Chris’s gold production amounted to 39,342 ounces in the year ended June 30, 2023, reflecting a decrease of 2,999 ounces (or 7%) compared to 42,341 ounces in the year ended June 30, 2022. This decrease in gold production was mainly due to lower recovery, driven by a transition to mill feed containing higher levels of pyrite. Red Chris’s copper production amounted to 18,293 tonnes in the year ended June 30, 2023, reflecting a decrease of 3,070 tonnes (or 14%) compared to 21,363 tonnes in the year ended June 30, 2022. This decrease in copper production was mainly due to a decline in copper grade, reflecting the transition of mining zones.
Red Chris’s gold sales amounted to 39,838 ounces in the year ended June 30, 2023, reflecting a decrease of 1,083 ounces (or 3%) compared to 40,921 ounces in the year ended June 30, 2022. Red Chris’s copper sales amounted to 18,842 tonnes in the year ended June 30, 2023, reflecting a decrease of 2,471 tonnes (or 12%) compared to 21,313 tonnes in the year ended June 30, 2022. These decreases were mainly due to lower gold and copper production as discussed above.
Brucejack, Canada
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023(1)	2022
Financial Performance
Revenue	$493	$226	$267	118%
Cost of sales (including depreciation)	421	185	236	128
Operating Performance
Gold production (oz)	286,003	114,421	171,582	150
Gold sales (oz)	269,356	120,056	149,300	124

(1)
Brucejack results reflect 12 months of contribution in the year ended June 30, 2023 and four months of contribution in the year ended June 30, 2022, following Newcrest’s acquisition of Brucejack in February 2022.

Brucejack’s Revenue amounted to $493 million in the year ended June 30, 2023, reflecting an increase of $267 million compared to $226 million in the year ended June 30, 2022. Brucejack’s Cost of sales amounted to $421 million in the year ended June 30, 2023, reflecting an increase of $236 million compared to $185 million in the year ended June 30, 2022. See “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Revenue” and “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Cost of Sales” above.
Brucejack’s gold production amounted to 286,003 ounces in the year ended June 30, 2023, reflecting an increase of 171,582 ounces compared to 114,421 ounces in the year ended June 30, 2022, mainly due to the inclusion of 12 months of gold production in the year ended June 30, 2023, compared to the inclusion of four months of gold production in the year ended June 30, 2022, following Newcrest’s acquisition of Brucejack in February 2022. The overall increase in gold production was partially offset by the impact of a temporary suspension of operations between October 2022 and early December 2022, following a contractor fatality, and a decline in gold head grade in the second half of the year.
Brucejack’s gold sales amounted to 269,356 ounces in the year ended June 30, 2023, reflecting an increase of 149,300 ounces compared to 120,056 ounces in the year ended June 30, 2022, mainly due to higher gold production as discussed above.
AISC and AISC per Ounce
Current IFRS measures used in the mining industry, such as Cost of sales, do not capture all of the expenditure incurred to discover, develop and sustain gold production. Therefore, Newcrest management uses all-in sustaining cost (“All-In Sustaining Cost” or “AISC”) and all-in sustaining cost per ounce (“AISC per ounce”), as non-IFRS measures to evaluate the economics of Newcrest’s gold mining operations related to expenditures, operating performance and the ability to generate cash flow from continuing operations.
AISC is a measure defined by the World Gold Council (which is a market development organization for the gold industry comprised of, and funded by, gold mining companies around the world and a regulatory organization) to capture all of the expenditures incurred to discover, develop and sustain gold production. The World Gold Council released an updated guidance note regarding AISC in November 2018, which Newcrest fully applied from July 1, 2019. All-in sustaining cost per ounce (“AISC per ounce”) is calculated by dividing AISC by the ounces of gold sold. Newcrest management believes that AISC and AISC per ounce amounts provide useful information to investors and others in understanding and evaluating the economics of Newcrest’s operations and performance compared to other producers and provides investors visibility by better defining the total costs associated with production in the same manner.
AISC and AISC per ounce amounts are intended to provide additional information only and do not have any standardized meaning prescribed by IFRS and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. The measures are not necessarily indicative of Cost of sales as determined under IFRS. Other companies may calculate AISC differently as a result of differences in the underlying accounting principles, in the policies applied and in accounting frameworks. Differences may also arise due to definitional differences of sustaining as distinguished from development (i.e., non-sustaining) activities based on each company’s internal reporting policies. Additionally, AISC will vary from period to period as a result of various factors including production performance, timing of sales and the level of sustaining capital expenditure and the relative contribution of each asset. Newcrest management compensates for these limitations by relying primarily on the IFRS results and using non-IFRS measures only for supplemental purposes.
The following table sets forth Newcrest’s Cost of sales for the years ended June 30, 2023 and 2022.
	Year Ended June 30,
	2023	2022
Cost of sales	$3,282	$2,853
The following tables provide the reconciliation of AISC and AISC per ounce to Cost of sales for the years ended June 30, 2023 and 2022. The AISC and gold sales presented in the table below are from Newcrest’s operations only and do not include Newcrest’s 32% attributable share of Fruta del Norte (through its 32% equity interest in Lundin Gold). References in the following tables to “koz” and “$/oz” mean thousand ounces and dollars per ounces, respectively.
	Year Ended June 30,
	2023	2022
Cost of sales ($)	3,282	2,853
Depreciation and amortization	(874)	(731)
By-product revenue(1)	(1,060)	(1,057)
Gold concentrate treatment and refining deductions	52	44
Corporate costs	112	110
Sustaining exploration	18	10
Sustaining leases	44	30
Sustaining production stripping(2)	128	163
Underground mine development	(3)	4
Sustaining capital expenditure	445	431
Rehabilitation accretion and amortization	31	35
All-In Sustaining Cost ($)	2,175	1,892

	Year Ended June 30,
	2023	2022
Gold sales (koz)	1,948	1,777
Cost of sales per ounce ($/oz)	1,685	1,605
Depreciation and amortization	(449)	(411)
By-product revenue(1)	(544)	(594)
Gold concentrate treatment and refining deductions	27	25
Corporate costs	57	62
Sustaining exploration	9	5
Sustaining leases	23	17
Sustaining production stripping(2)	66	92
Underground mine development	(2)	2
Sustaining capital expenditure	228	243
Rehabilitation accretion and amortization	17	19
AISC per ounce ($/oz)	1,117	1,065

(1)
Comprises total copper sales revenue, total silver sales revenue and total molybdenum sales revenue, in each case net of concentrate treatment and refining deductions.

(2)
In accordance with guidance from the World Gold Council, capital expenditure associated with stripping campaigns that are expected to take at least 12 months and are expected to deliver ore production for more than five years are classified as non-sustaining production stripping.

AISC and AISC per Ounce by Segment
The following tables set forth Newcrest’s AISC and AISC per ounce by segment for the years ended June 30, 2023 and 2022.
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2023	2022
All-In Sustaining Cost
Cadia	$28	$(67)	$95	142%
Lihir	988	1,080	(92)	(9)
Telfer	576	565	11	2
Red Chris	149	55	94	171
Brucejack	312	135	177	131
	Year Ended June 30		Increase (Decrease)	Percent Change
	2023	2022
AISC per ounce ($/oz)
Cadia	$45	$(124)	$169	136%
Lihir	1,466	1,622	(156)	(10)
Telfer	1,633	1,388	245	18
Red Chris	3,733	1,349	2,384	177
Brucejack	1,157	1,125	32	3
Cadia’s AISC per ounce amounted to $45 in the year ended June 30, 2023, reflecting an increase of $169 compared to AISC per ounce of negative $124 in the year ended June 30, 2022, mainly due to a lower realized copper price, higher site production costs and an increase in sustaining capital expenditure relating to construction activities on Cadia’s tailings storage facilities. The overall increase in AISC per ounce was partially offset by higher gold and copper sales volumes and the favorable impact on costs from the weakening Australian dollar against the U.S. dollar.
Lihir’s AISC per ounce amounted to $1,466 in the year ended June 30, 2023, reflecting a decrease of $156 (or 10%) compared to AISC per ounce of $1,622 in the year ended June 30, 2022, mainly due to lower production stripping expenditure, lower sustaining capital expenditure (primarily as a result of the reclassification of certain expenditures to major projects (or non-sustaining) capital expenditure) and higher gold sales volumes.
Telfer’s AISC per ounce amounted to $1,633 in the year ended June 30, 2023, reflecting an increase of $245 (or 18%) compared to AISC per ounce of $1,388 in the year ended June 30, 2022, mainly due to lower gold sales volumes, a lower realized copper price, higher production stripping expenditure (relating to the West Dome Stage 8 cutback, which is expected to extend operations at Telfer into early fiscal year 2025) and inflationary pressures on costs, including price increases on a range of inputs such as earth-moving equipment parts and diesel. The overall increase in AISC per ounce was partially offset by higher copper sales volumes and the favorable impact on costs from the weakening Australian dollar against the U.S. dollar.
Red Chris’s AISC per ounce amounted to $3,733 in the year ended June 30, 2023, reflecting an increase of $2,384 compared to AISC per ounce of $1,349 in the year ended June 30, 2022, mainly due to higher site production costs reflecting inflationary pressures on consumables, a lower realized copper price and lower gold and copper sales volumes. The overall increase in AISC per ounce was partially offset by lower sustaining capital expenditure resulting from increased equipment purchases in the year ended June 30, 2022.
Brucejack’s AISC per ounce amounted to $1,157 in the year ended June 30, 2023, reflecting a slight increase of $32 (or 3%) compared to $1,125 in the year ended June 30, 2022. Brucejack’s AISC per ounce in the year ended June 30, 2023 reflects the inclusion of 12 months of costs from Brucejack, compared to the inclusion of four months of costs in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022.
Comparison of Years Ended June 30, 2022 and 2021
Cadia, Australia
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
Financial Performance
Revenue	$1,744	$2,180	$(436)	(20)%
Cost of sales (including depreciation)	695	764	(69)	(9)
Operating Performance
Gold production (oz)	560,702	764,895	(204,193)	(27)
Copper production (tonnes)	85,383	106,402	(21,019)	(20)
Gold sales (oz)	543,029	766,118	(223,089)	(29)
Copper sales (tonnes)	83,888	105,444	(21,556)	(20)
Cadia’s Revenue amounted to $1,744 million in the year ended June 30, 2022, reflecting a decrease of $436 million (or 20%) compared to $2,180 million in the year ended June 30, 2021. Cadia’s Cost of sales amounted to $695 million in the year ended June 30, 2022, reflecting a decrease of $69 million (or 9%) compared to $764 million in the year ended June 30, 2021. See “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Revenue” and “— Group Financial Performance — Comparison of Years Ended June 30, 2022 and 2021 — Cost of Sales” above.
Cadia’s gold production amounted to 560,702 ounces in the year ended June 30, 2022, reflecting a decrease of 204,193 ounces (or 27%) compared to 764,895 ounces in the year ended June 30, 2021. Cadia’s copper production amounted to 85,383 tonnes in the year ended June 30, 2022, reflecting a decrease of 21,019 tonnes (or 20%) compared to 106,402 tonnes in the year ended June 30, 2021. These decreases were mainly due to reduced throughput rates during the planned replacement and upgrade of the semi-autogenous grinding mill motor, which commenced in early July 2021 and was successfully completed in November 2021, together with a decline in gold head grade.
Cadia’s gold sales amounted to 543,029 ounces in the year ended June 30, 2022, reflecting a decrease of 223,089 ounces (or 29%) compared to 766,118 ounces in the year ended June 30, 2021. Cadia’s copper sales amounted to 83,888 tonnes in the year ended June 30, 2022, reflecting a decrease of 21,556 tonnes (or 20%) compared to 105,444 tonnes in the year ended June 30, 2021. These decreases were mainly due to lower gold and copper production as discussed above.
Lihir, Papua New Guinea
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
Financial Performance
Revenue	$1,223	$1,425	$(202)	(14)%
Cost of sales (including depreciation)	1,078	1,112	(34)	(3)
Operating Performance
Gold production (oz)	687,445	737,082	(49,637)	(7)
Gold sales (oz)	665,993	773,146	(107,153)	(14)
Lihir’s Revenue amounted to $1,223 million in the year ended June 30, 2022, reflecting a decrease of $202 million (or 14%) compared to $1,425 million in the year ended June 30, 2021. Lihir’s Cost of sales amounted to $1,078 million in the year ended June 30, 2022, reflecting a decrease of $34 million (or 3%) compared to $1,112 million in the year ended June 30, 2021. See “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Revenue” and “— Group Financial Performance — Comparison of Years Ended June 30, 2022 and 2021 — Cost of Sales” above.
Lihir’s gold production amounted to 687,445 ounces in the year ended June 30, 2022, reflecting a decrease of 49,637 ounces (or 7%) compared to 737,082 ounces in the year ended June 30, 2021, mainly due to the impacts of major maintenance activity, lower autoclave availabilities and unplanned downtime.
Lihir’s gold sales amounted to 665,993 ounces in the year ended June 30, 2022, reflecting a decrease of 107,153 ounces (or 14%) compared to 773,146 ounces in the year ended June 30, 2021, mainly due to lower gold production as discussed above.
Telfer, Australia
	Year Ended June 30		Increase (Decrease)	Percent Change
	2022	2021
Financial Performance
Revenue	$751	$725	$26	4%
Cost of sales (including depreciation)	673	692	(19)	(3)
Operating Performance
Gold production (oz)	407,550	416,138	(8,588)	(2)
Copper production (tonnes)	13,904	13,177	727	6
Gold sales (oz)	407,094	411,336	(4,242)	(1)
Copper sales (tonnes)	14,277	12,560	1,717	14
Telfer’s Revenue amounted to $751 million in the year ended June 30, 2022, reflecting an increase of $26 million (or 4%) compared to $725 million in the year ended June 30, 2021. Telfer’s Cost of sales amounted to $673 million in the year ended June 30, 2022, reflecting a decrease of $19 million (or 3%) compared to $692 million in the year ended June 30, 2021. See “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Revenue” and “— Group Financial Performance — Comparison of Years Ended June 30, 2022 and 2021 — Cost of Sales” above.

Telfer’s gold production amounted to 407,550 ounces in the year ended June 30, 2022, reflecting a slight decrease of 8,588 ounces (or 2%) compared to 416,138 ounces in the year ended June 30, 2021, mainly due to lower gold head grade, reflecting a higher proportion of lower grade open pit and stockpile mill feed. The overall decrease in gold production was partially offset by higher mill throughput, reflecting the transition of the mill back to an increased operational run time strategy (with the increased availability of open pit ore feed) and improved gold recovery, reflecting a lower sulfur content in open pit ore as well as the successful realization of several recovery improvement initiatives. Telfer’s copper production amounted to 13,904 tonnes in the year ended June 30, 2022, reflecting an increase of 727 tonnes (or 6%) compared to 13,177 tonnes in the year ended June 30, 2021. This was mainly due to improved copper recovery, reflecting a lower sulfur content in open pit ore as well as the successful realization of several recovery improvement initiatives. The overall increase in copper production was partially offset by lower copper head grade, reflecting a higher proportion of lower grade open pit and stockpile mill feed.
Telfer’s gold sales amounted to 407,094 ounces in the year ended June 30, 2022, reflecting a slight decrease of 4,242 ounces (or 1%) compared to 411,336 ounces in the year ended June 30, 2021. This was mainly due to lower gold production as discussed above. Telfer’s copper sales amounted to 14,277 tonnes in the year ended June 30, 2022, reflecting an increase of 1,717 tonnes (or 14%) compared to 12,560 tonnes in the year ended June 30, 2021. This was mainly due to higher copper production as discussed above.
Red Chris, Canada
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
Financial Performance
Revenue	$263	$246	$17	7%
Cost of sales (including depreciation)	222	237	(15)	(6)
Operating Performance
Gold production (oz)	42,341	45,922	(3,581)	(8)
Copper production (tonnes)	21,363	23,145	(1,782)	(8)
Gold sales (oz)	40,921	45,643	(4,722)	(10)
Copper sales (tonnes)	21,313	23,002	(1,689)	(7)
Red Chris’s Revenue amounted to $263 million in the year ended June 30, 2022, reflecting an increase of $17 million (or 7%) compared to $246 million in the year ended June 30, 2021. Red Chris’s Cost of sales amounted to $222 million in the year ended June 30, 2022, reflecting a decrease of $15 million (or 6%) compared to $237 million in the year ended June 30, 2021. See “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Revenue” and “— Group Financial Performance — Comparison of Years Ended June 30, 2022 and 2021 — Cost of Sales” above.
Red Chris’s gold production amounted to 42,341 ounces in the year ended June 30, 2022, reflecting a decrease of 3,581 ounces (or 8%) compared to 45,922 ounces in the year ended June 30, 2021. Red Chris’s copper production amounted to 21,363 tonnes in the year ended June 30, 2022, reflecting a decrease of 1,782 tonnes (or 8%) compared to 23,145 tonnes in the year ended June 30, 2021. These decreases were mainly due to clay rich ore material handling issues, grid power disruptions caused by severe weather and a higher proportion of mill feed from the low-grade stockpile to supplement mined ore. The overall decrease in gold production was partially offset by improvements in payload on the CAT 793 haul truck fleet, an increase in total material mined and improved recovery, reflecting the successful installation of an additional cleaner column and related operational improvements.
Red Chris’s gold sales amounted to 40,921 ounces in the year ended June 30, 2022, reflecting a decrease of 4,722 ounces (or 10%) compared to 45,643 ounces in the year ended June 30, 2021. Red Chris’s copper sales amounted to 21,313 tonnes in the year ended June 30, 2022, reflecting a decrease of 1,689 tonnes (or 7%) compared to 23,002 tonnes in the year ended June 30, 2021. This was mainly due to lower gold and copper production as discussed above.

Brucejack, Canada
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
Financial Performance
Revenue	$226	$—	$—	—%
Cost of sales (including depreciation)	185	—	—	—
Operating Performance
Gold production (oz)	114,421	—	—	—
Gold sales (oz)	120,056	—	—	—

(1)
Brucejack results reflect four months of contribution in the year ended June 30, 2022, following Newcrest’s acquisition of Pretium in February 2022.

In the year ended June 30, 2022, Brucejack’s Revenue and Cost of sales amounted to $226 million and $185 million, respectively. See “— Group Financial Performance — Comparison of Years Ended June 30, 2023 and 2022 — Revenue” and “— Group Financial Performance — Comparison of Years Ended June 30, 2022 and 2021 — Cost of Sales” above.
Brucejack’s gold production amounted to 114,421 ounces in the year ended June 30, 2022 (which reflects only four months of activity). Brucejack’s gold sales amounted to 120,056 ounces in the year ended June 30, 2022 (which reflects only four months of activity).
AISC and AISC per Ounce
For definitions and a detailed discussion of AISC and AISC per ounce, see the discussion under “— Operating Results — Operating Performance by Segment — Comparison of Years Ended June 30, 2023 and 2022 — AISC and AISC per Ounce” above.
The following table sets forth Newcrest’s Cost of sales for the years ended June 30, 2022 and 2021.
	Year Ended June 30,
	2022	2021
Cost of sales	$2,853	$2,805
The following tables provide the reconciliation of AISC and AISC per ounce to Cost of sales for the years ended June 30, 2022 and 2021. The AISC and gold sales presented in the table below are from Newcrest’s operations only and do not include Newcrest’s 32% attributable share of Fruta del Norte (through its 32% equity interest in Lundin Gold). References in the following tables to “koz” and “$/oz” mean thousand ounces and dollars per ounces, respectively.

	Year Ended June 30,
	2022	2021
Cost of sales ($)	2,853	2,805
Depreciation and amortization	(731)	(650)
By-product revenue(1)	(1,057)	(1,040)
Gold concentrate treatment and refining deductions	44	48
Corporate costs	110	109
Sustaining exploration	10	12
Sustaining leases	30	26
Sustaining production stripping(2)	163	143
Underground mine development	4	(4)
Sustaining capital expenditure	431	371
Rehabilitation accretion and amortization	35	17
All-In Sustaining Cost ($)	1,892	1,837
	Year Ended June 30,
	2022	2021
Gold sales (koz)	1,777	1,996
Cost of sales ($/oz)	1,605	1,406
Depreciation and amortization	(411)	(326)
By-product revenue(1)	(594)	(521)
Gold concentrate treatment and refining deductions	25	24
Corporate costs	62	55
Sustaining exploration	5	6
Sustaining leases	17	13
Sustaining production stripping(2)	92	71
Underground mine development	2	(2)
Sustaining capital expenditure	243	186
Rehabilitation accretion and amortization	19	8
AISC per ounce ($/oz)	1,065	920

(1)
Comprises total copper sales revenue, total silver sales revenue and total molybdenum sales revenue (applicable to the year ended June 30, 2022 only), in each case net of concentrate treatment and refining deductions.

(2)
In accordance with guidance from the World Gold Council, capital expenditure associated with stripping campaigns that are expected to take at least 12 months and are expected to deliver ore production for more than five years are classified as major project (or non-sustaining) capital expenditure.

AISC and AISC per Ounce by Segment
The following tables set forth Newcrest’s AISC and AISC per ounce by segment for the years ended June 30, 2022 and 2021.

	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
All-In Sustaining Cost
Cadia	$(67)	$(83)	$16	19%
Lihir	1,080	1,076	4	0
Telfer	565	606	(41)	(7)
Red Chris	55	103	(48)	(47)
Brucejack	135	—	135	—
	Year Ended June 30,		Increase (Decrease)	Percent Change
	2022	2021
AISC per ounce ($/oz)
Cadia	$(124)	$(109)	$(15)	(14)%
Lihir	1,622	1,391	231	17
Telfer	1,388	1,473	(85)	(6)
Red Chris	1,349	2,248	(899)	(40)
Brucejack	1,125	—	1,125	—
Cadia’s AISC per ounce amounted to negative $124 in the year ended June 30, 2022, reflecting a decrease of $15 (or 14%) compared to AISC per ounce of negative $109 in the year ended June 30, 2021, mainly due to a higher realized copper price. The overall decrease in AISC per ounce was partially offset by lower gold and copper sales volumes and higher sustaining capital expenditure.
Lihir’s AISC per ounce amounted to $1,622 in the year ended June 30, 2022, reflecting an increase of $231 (or 17%) compared to AISC per ounce of $1,391 in the year ended June 30, 2021, mainly due to lower gold sales volumes, increased sustaining capital expenditure, higher operating costs (including costs relating to unplanned downtime) and higher production stripping expenditure. The overall increase in AISC per ounce was partially offset by lower royalties paid reflecting the lower gold sales volumes.
Telfer’s AISC per ounce amounted to $1,388 in the year ended June 30, 2022, reflecting a decrease of $85 (or 6%) compared to AISC per ounce of $1,473 in the year ended June 30, 2021, mainly due to a higher realized copper price, higher copper sales volumes, lower sustaining capital expenditure and the favorable impact on costs from the weakening Australian dollar against the U.S. dollar. The overall decrease in AISC per ounce was partially offset by an increase in production stripping.
Red Chris’s AISC per ounce amounted to $1,349 in the year ended June 30, 2022, reflecting a decrease of $899 (or 40%) compared to AISC per ounce of $2,248 in the year ended June 30, 2021, mainly due to higher by-product revenue and the completion of a stripping campaign, which was classified as sustaining capital expenditure for AISC purposes. The overall decrease in AISC per ounce was partially offset by lower gold sales volumes and higher site costs and concentrate freight costs largely driven by the impact of inflationary pressures.
Brucejack’s AISC per ounce amounted to $1,125 in the year ended June 30, 2022 (which reflects only four months of activity).
Liquidity and Capital Resources
Overview
Newcrest relies on a diversified financing strategy and a conservative liquidity policy in order to meet its general financing needs. Newcrest aims to meet its financial commitments by:
•
Targeting to maintain cash and committed undrawn bank facilities of at least $1,500 million, with approximately one third of that amount in the form of cash.

•
Targeting to maintain an investment grade credit rating.

•
Forecasting cash flows relating to operational, investing and financing activities, including sensitivity analysis to test multiple scenarios.

•
Managing repayment maturities to avoid excessive refinancing in any period.

•
Maintaining funding flexibility with committed available credit lines with a variety of counterparties.

•
Managing credit risk related to financial assets.

Newcrest believes that its sources of liquidity and capital are sufficient to meet its existing business needs for at least the next 12 months and will enable Newcrest to meet its obligations and fund its businesses including working capital needs, as well as fulfill its obligations to repay its debt in the ordinary course of business.
The table below sets forth Newcrest’s cash flows from operating, investing and financing activities for the periods ended June 30, 2023, 2022 and 2021 and Newcrest’s Cash and cash equivalents.
	Year Ended June 30,
	2023	2022	2021
Net cash provided by operating activities	$1,605	$1,680	$2,302
Net cash used in investing activities	(1,201)	(2,548)	(1,198)
Net cash used in financing activities	(379)	(427)	(685)
Cash and cash equivalents	586	565	1,873
Net Cash Provided by Operating Activities
Net cash provided by operating activities amounted to $1,605 million in the year ended June 30, 2023, reflecting a decrease of $75 million (or 4%) compared to $1,680 million in the year ended June 30, 2022, mainly due to a lower realized copper price, higher operating costs, unfavorable movements in net working capital and higher income taxes paid. The overall decrease in Net cash provided by operating activities was partially offset by the inclusion of 12 months of production at Brucejack (compared to the inclusion of four months of production in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022), a higher contribution of low cost production at Cadia, the favorable impact on costs from the weakening of the Australian dollar and Canadian dollar against the U.S. dollar, an increase in interest received from the Fruta del Norte Financing Facilities as a result of Lundin Gold’s early repayment of the gold prepay credit facility in the amount of $173 million in January 2023 and $30 million of dividends received from Lundin Gold.
Net cash provided by operating activities amounted to $1,680 million in the year ended June 30, 2022, reflecting a decrease of $622 million (or 27%) compared to $2,302 million the year ended June 30, 2021, mainly due to a decrease in gold and copper revenues (reflecting lower revenue at Cadia, Lihir and Red Chris as a result of lower production), unfavorable movements in net working capital (of which approximately $100 million related to the February 2022 Pretium Acquisition, together with unfavorable inventory movements at Cadia due to timing of sales and increased stockpile levels) and increased site costs at Lihir and Red Chris. The overall decrease in Net cash provided by operating activities partially offset by a higher realized copper price, the receipt of a $75 million insurance settlement for the 2018 embankment slump at Cadia, a reduction in interest payments reflecting the payment of debt extinguishment fees in the year ended June 30, 2021 followed by the mandatory redemption and cancellation of Newcrest’s corporate bonds due 2022 in the year ended June 30, 2021 and an increase in interest received from the Fruta del Norte Financing Facilities, together with the favorable impact on costs from a weakening Australian dollar against the U.S. dollar.
Net Cash Used in Investing Activities
Net cash used in investing activities amounted to $1,201 million in the year ended June 30, 2023, reflecting a decrease of $1,347 million (or 53%) compared to $2,548 million in the year ended June 30, 2022, mainly due to the Pretium Acquisition which occurred in the year ended June 30, 2022 (compared to no material acquisition in the year ended June 30, 2023), a reduction in major projects (or non-sustaining) capital expenditure and an increase in net receipts from the Fruta del Norte Finance Facilities as a result of the early repayment of the gold prepay credit facility and increased production. The overall decrease in Net cash used in investing activities was partially offset by higher exploration expenditure and increased integration costs relating to systems integration at Brucejack.
Net cash used in investing activities amounted to $2,548 million in the year ended June 30, 2022, reflecting an increase of $1,350 million compared to $1,198 million the year ended June 30, 2021, mainly due to the February 2022 Pretium Acquisition (reflecting cash consideration paid, net of cash acquired, of $1,084 million) and increased capital expenditure (reflecting increases in production stripping at Telfer, Red Chris and Lihir, increased sustaining capital expenditure at Cadia, Lihir and Red Chris, increased major project (or non-sustaining) capital expenditure at Cadia, Red Chris, Lihir and Havieron and the inclusion of four months of sustaining and non-sustaining capital expenditure at Brucejack following the acquisition by Newcrest in February 2022). The overall decrease in Net cash used in investing activities was partially offset by an increase in net receipts from the Fruta del Norte Finance Facilities (as a result of higher production and prices) and the effect of a weaker Australian dollar favorably impacting Australian dollar-denominated capital expenditure.
Net Cash Used in Financing Activities
Net cash used in financing activities amounted to $379 million in the year ended June 30, 2023, reflecting a decrease of $48 million (or 11%) compared to $427 million in the year ended June 30, 2022, mainly due to the repayment of Pretium’s term facility and convertible notes totaling $140 million in the year ended June 30, 2022 and a net drawdown of $155 million on Newcrest’s bilateral bank debt facilities, reflecting an increase of $12 million (or 8%) compared to $143 million in the year ended June 30, 2022. The overall decrease in Net cash used in financing activities was partially offset by higher dividends paid to Newcrest shareholders in the year ended June 30, 2023, which amounted to $477 million, reflecting a $105 million (or 28%) increase compared to the year ended June 30, 2022 (including the special dividend of $0.20 that was paid in March 2023).
Net cash used in financing activities amounted to $427 million in the year ended June 30, 2022, reflecting a decrease of $258 million (or 38%) compared to $685 million the year ended June 30, 2021, mainly due to a net drawdown of $143 million on Newcrest’s bilateral bank debt facilities (compared to no drawdown in the year ended June 30, 2020) and a $380 million net repayment of Newcrest’s corporate bonds due 2022 in the year ended June 30, 2021 (compared to no bond repayments in the year ended June 30, 2022). The overall decrease in Net cash used in financing activities was partially offset by the repayment of Pretium’s term facility and convertible notes totaling $140 million in the year ended June 30, 2022 and higher dividends paid to Newcrest shareholders in the year ended June 30, 2022, which amounted to $372 million, reflecting a $132 million (or 55%) increase compared to the year ended June 30, 2021.
Sources of Liquidity
To service its capital commitments and other operational requirements, Newcrest relies on existing cash holdings, cash generated from operations, available borrowings and proceeds from equity and debt issuances.
Cash and Cash Equivalents
Cash and cash equivalents comprise cash held at banks and short-term deposits. As of June 30, 2023, 2022 and 2021, Newcrest had Cash and cash equivalents of $586 million, $565 million and $1,873 million, respectively.
Cash Generated from Operations
For the years ended June 30, 2023, 2022 and 2021, Net cash provided by operating activities was $1,605 million, $1,680 million and $2,302 million, respectively.
Borrowings
Generally, Newcrest obtains access to funds from financial institutions and debt investors in the form of committed revolving facilities and corporate bonds.

Bilateral Bank Debt Facilities
As of June 30, 2023, Newcrest had bilateral bank debt facilities of $2,000 million with 13 large Australian and other international banks. These are committed unsecured revolving facilities, individually negotiated and documented with each bank but with similar terms and conditions. The facilities are based on market standard terms and conditions. Interest is based on CME Term SOFR plus a credit spread adjustment and margin, which vary amongst the lenders.
The maturity date profile of these facilities as of June 30, 2023 is set forth in the table below:
Facility maturity (year ending)	As of June 30, 2023
June 30, 2024	$1,077
June 30, 2026	923
$2,000
As of June 30, 2023, $1,702 million in aggregate principal amount was undrawn under these facilities, compared to $1,857 million as of June 30, 2022.
Unsecured Corporate Bonds
In November 2011 and October 2012, Newcrest issued, in aggregate, $500 million 5.75% unsecured notes due in 2041 (the “2041 Notes”), which remained outstanding as of June 30, 2023.
In May 2020, Newcrest issued $650 million 3.25% unsecured notes due in 2030 (the “2030 Notes”) and $500 million 4.20% unsecured notes due in 2050 (the “2050 Notes”). As of June 30, 2023, all of the 2030 Notes and 2050 Notes remained outstanding.
The 2041 Notes, the 2030 Notes and the 2050 Notes were issued pursuant to market standard terms and conditions.
Covenants
Newcrest’s unsecured corporate bonds contain customary covenants and default provisions, including springing guarantees, certain change of control provisions, limitation on liens, merger restrictions, limitation on the sale of all or substantially all assets and payment defaults. Newcrest’s bilateral bank debt facilities contain customary covenants and default provisions, including certain change of control provisions, limitations on liens, restrictions on disposal of assets, restrictions on incurring financial indebtedness and payment defaults, as well as financial covenants including certain net worth, leverage and interest coverage maintenance covenants.
As of June 30, 2023, Newcrest was in compliance with all existing covenants and provisions related to potential defaults.
Financial Liabilities
The following table reflects all contractually fixed repayments and interest resulting from recognized financial liabilities as of June 30, 2023, including derivative financial instruments and leases. For derivative financial instruments the market value is presented, whereas for the other obligations the respective undiscounted cash flows for the respective upcoming financial years are presented.
	Less than 6 months	Between 6 – 12 months	Between 1 – 2 years	Between 2 – 5 years	Greater than 5 years	Total
Payables(1)	$693	$—	$—	$—	$—	$693
Borrowings(2)	36	45	90	524	2,542	3,237
Derivatives(3)	16	17	—	—	—	33
Lease liabilities(4)	26	24	33	37	—	120
	$771	$86	$123	$561	$2,542	$4,083

(1)
Primarily comprises outstanding trade payables and related accruals.

(2)
Primarily comprises principal and interest on outstanding borrowings as of June 30, 2023.

(3)
Primarily comprises derivatives (including fuel and gold hedges) held by Newcrest that were out of the money as of June 30, 2023.

(4)
Primarily comprises outstanding payments on leases recognized as of 30 June 2023.

Capital Expenditure
Capital expenditure amounted to $1,181 million in the year ended June 30, 2023, reflecting a decrease of $236 million (or 17%) compared to $1,417 million in the year ended June 30, 2022. This was mainly due to decreased major project (or non-sustaining) capital expenditure, decreased production stripping and a weaker Australian dollar and Canadian dollar compared to the U.S. dollar favorably impacting Australian dollar and Canadian dollar-denominated capital expenditure.
Major project (or non-sustaining) capital expenditure decreased in the year ended June 30, 2023 compared to the year ended June 30, 2022, mainly due to the completion of a two-stage plant expansion project at Cadia in the quarter ended December 31, 2022 and the near completion of a front end recovery project at Lihir. This was partially offset by the inclusion of 12 months of major project (or non-sustaining) capital expenditure associated with Brucejack (compared to the inclusion of four months of major project (or non-sustaining) capital expenditure associated with Brucejack in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022).
Production stripping decreased slightly in the year ended June 30, 2023 compared to the year ended June 30, 2022, mainly due to decreased waste stripping activity at Red Chris and decreased production stripping activity in certain phases at Lihir. This was largely offset by increased stripping activity at Telfer and increased mining activity at other phases at Lihir.
The overall decrease in capital expenditure in the year ended June 30, 2023 was partially offset by increased sustaining capital expenditure compared to the year ended June 30, 2022, mainly due to increased expenditure at Cadia (primarily related to construction activities on the Cadia tailings storage facilities) and the inclusion of 12 months of sustaining capital expenditure associated with Brucejack (compared to the inclusion of four months of sustaining capital expenditure associated with Brucejack in the year ended June 30, 2022, following the acquisition by Newcrest in February 2022). The overall decrease in capital expenditure was partially offset by lower sustaining capital expenditure at Lihir and Red Chris, mainly due to the reclassification of certain expenditures to major projects (or non-sustaining) capital expenditure at Lihir and a reduction in equipment purchases at Red Chris.
Capital expenditure amounted to $1,417 million in the year ended June 30, 2022, reflecting an increase of $298 million (or 27%) compared to $1,119 million in the year ended June 30, 2021. This was mainly due to increased production stripping, increased sustaining capital expenditure, increased major project (or non-sustaining) capital expenditure and the inclusion of four months of capital expenditure at Brucejack following the acquisition by Newcrest in February 2022.
Production stripping increased in the year ended June 30, 2022 compared to the year ended June 30, 2021, mainly due to the commencement of stripping activity at Telfer, the ramp up of stripping activity at Red Chris and increased production stripping activity at Lihir.
Sustaining capital expenditure increased in the year ended June 30, 2022 compared to the year ended June 30, 2021, mainly due to a ramp up in tailings-related expenditure at Cadia, a pre-feasibility study, field trials and the procurement of new mining fleet at Lihir, increased spend on tailings impoundment area and operational improvement projects at Red Chris and the inclusion of four months of expenditure associated with Brucejack following the acquisition by Newcrest in February 2022. The overall increase in sustaining capital expenditure was partially offset by lower expenditure on the tailings dam construction at Telfer.
Major project (or non-sustaining) capital expenditure increased in the year ended June 30, 2022 compared to the year ended June 30, 2021, mainly due to peak expenditure associated with an expansion project at Cadia, increasing activity associated with the development of an exploration decline, a block cave pre-feasibility study and feasibility study at Red Chris, continuing development of an exploration decline, a pre-feasibility study and feasibility study at Havieron, a front end recovery project at Lihir and the inclusion of four months of expenditure associated with Brucejack following the acquisition by Newcrest in February 2022.
The overall increase in capital expenditure in the year ended June 30, 2022 was partially offset by a weaker Australian dollar favorably impacting Australian dollar-denominated capital expenditure.
Capital Commitments and Other Contractual Obligations and Contingencies
Newcrest has negotiated a number of bank guarantees in favor of various government authorities and service providers. As of June 30, 2023, 2022 and 2021, the total nominal amount of these guarantees was $205 million, $173 million and $157 million, respectively.
Newcrest’s capital expenditure commitments as of June 30, 2023, 2022 and 2021 were $264 million, $307 million and $429 million, respectively.
Environmental Rehabilitation Obligations
Pursuant to regulatory and legislative requirements across multiple jurisdictions, Newcrest has obligations to restore and rehabilitate land and environmental disturbances created by its mining operations, including exploration and development activities. The nature of rehabilitation activities includes dismantling and removing structures and operating facilities, rehabilitating disturbed mine sites, closure of tailings and waste sites and restoration, reclamation and revegetation of affected areas. Typically, an obligation arises when an asset is installed or the ground or environment is disturbed at a mining location, at which point Newcrest records the present value of the obligation as a liability and capitalizes the present value of the obligation as part of the carrying amount of the related mining asset. Over time, the discounted liability is increased for the change in the present value based on a discount rate that reflects current market assessments, and the unwinding of the effect of discounting the provision is recorded as a finance cost in Newcrest’s consolidated income statement, and the carrying amount capitalized as a part of the mining asset is depreciated/amortized over the life of the asset. Newcrest has made, and expects to make in the future, expenditures to comply with such regulatory and legislative requirements but cannot predict with precision the full amount of such future expenditures. The Newcrest mine closure standard generally requires review and update of the restoration and rehabilitation liabilities of each of Newcrest’s operations at least every three years and an annual assessment by site management of potential material changes at each site. The estimation of mine rehabilitation provisions is highly complex and judgmental with respect to the timing of the activities, the associated economic assumptions and estimated cost of the future activities. See Note 19(b) to the Newcrest Consolidated Financial Statements for additional information regarding Newcrest’s mine rehabilitation provisions.
Mine rehabilitation provisions amounted to $505 million in the year ended June 30, 2023, reflecting an increase of $16 million (or 3%) compared to $489 million in the year ended June 30, 2022, mainly due to an increase in estimated closure costs at Cadia, Lihir and Brucejack, following an update to their respective mine closure plans. This increase in mine rehabilitation provisions was partially offset by movements in economic assumptions and timing of cash flows (reflecting changes in discount rates (based on movement in bond rates) and the expected timing of mine closure based on current life of province plans).
Mine rehabilitation provisions amounted to $489 million in the year ended June 30, 2022, reflecting a decrease of $72 million (or 13%) compared to $561 million in the year ended June 30, 2021, mainly due to movements in economic assumptions and timing of cash flows (reflecting changes in discount rates, which increased by an average of 1% during the year ended June 30, 2022). This decrease in mine rehabilitation provisions was partially offset by the inclusion of mine rehabilitation provisions associated with the Pretium Acquisition in February 2022 and an increase in cost estimates (reflecting an increase in estimated closure costs) at Red Chris, following an update to Red Chris’s mine closure plan.
Off-Balance Sheet Arrangements
Newcrest Mining Limited and certain Australian controlled entities have entered into a Deed of Cross Guarantee. The effect of the Deed of Cross Guarantee is that Newcrest Mining Limited guarantees to each creditor payment in full of any debt in the event of winding up of any of the controlled entities under certain provisions of the Australian Corporations Act 2001 (Cth). As of June 30, 2023, no amounts have been recognized in the Newcrest Consolidated Financial Statements in respect of this Deed on the basis that the possibility of default is remote.
Dividend Payment for the Year Ended June 30, 2023
On August 11, 2023, the Newcrest board of directors determined to pay a final dividend for the year ended June 30, 2023 of $0.20 cents per share, which will be fully franked. The dividend will be paid on September 18, 2023. The total amount of the dividend is $179 million. This dividend has not been provided for in the Newcrest Consolidated Financial Statements.
Recent Accounting Pronouncements
The amendment to IAS 16 Property, Plant and Equipment published in May 2020 prohibits deducting from the cost of an item of property, plant and equipment the proceeds from selling items produced before that asset is available for use (i.e., pre-commissioning revenue). Production costs of items sold are now measured by applying IAS 2 Inventories. Proceeds from selling any such items, and the cost of those items, are recognized in Newcrest’s consolidated income statement. Newcrest has applied this amendment from July 1, 2022. The adoption of this amendment had no impact on the Newcrest group, including on its consolidated results of operations.
Critical Accounting Policies
See Notes 2 and 3 to the Newcrest Consolidated Financial Statements for additional information regarding Newcrest’s accounting policies.
Use of Estimates and Making of Assumptions
The preparation of the Newcrest financial statements in conformity with IFRS requires Newcrest management to make significant judgments and estimates in selecting the appropriate assumptions for calculating financial estimates. Such judgements, estimates and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. All judgements, estimates and assumptions made by Newcrest management are believed to be reasonable based on the most current set of circumstances available to Newcrest management. Actual results could differ from accounting estimates. See Note 3 to the Newcrest Consolidated Financial Statements for a description of Newcrest’s critical accounting estimates and judgments.
Quantitative and Qualitative Disclosure About Market Risk
Newcrest is exposed to various market risks by virtue of the industry and geographies in which it operates and the nature of the financial instruments it holds. The key risks that could adversely affect Newcrest’s financial assets, liabilities or future cash flows are metal price risk, commodity price risk, foreign currency risk, interest rate risk, liquidity risk and credit risk. Further details of each of these risks are provided below, including Newcrest management’s strategies to manage each such risk. These strategies are executed subject to policies and procedures approved by the Newcrest board of directors and administered by Newcrest’s treasury group.
Metal Price Risk
All of Newcrest’s gold and copper production is sold into global markets. The market prices of gold and copper are key drivers of Newcrest’s capacity to generate cash flow. Newcrest is predominantly an unhedged producer and provides its shareholders with exposure to changes in the market price of gold and copper.
Additionally, the fair valuation of the Fruta del Norte Finance Facilities, which is accounted for at fair value through profit or loss, is impacted by fluctuations in gold prices. See Note 25(b) to the Newcrest

Consolidated Financial Statements for additional information regarding the impact of gold prices on the fair valuation of the Fruta del Norte Finance Facilities.
Provisionally Priced Concentrate Sales and Gold and Copper Forward Sales Contracts
The terms of metal in concentrate sales contracts with third parties contain provisional pricing arrangements whereby the selling price for metal in concentrate is based on prevailing spot prices on a specified future date after shipment to the customer. Revenue of provisionally priced sales is recognized based on the estimated fair value of the total consideration receivable and subsequent changes in fair value are recognized in Newcrest’s consolidated income statement each period until final settlement and presented as part of Other income/(expenses). See “— Operating Results — Description of Key Line Items in the Consolidated Income Statements — Revenue” above for additional information.
As of June 30, 2023, 199,000 gold ounces and 46,000 copper tonnes were subject to QP adjustment.
Partial Hedging of Telfer’s Future Gold Sales
Newcrest has put in place hedges for a portion of the Telfer mine’s future planned gold production. Telfer is a large scale, low grade mine and its profitability and cash flow are both sensitive to the realized Australian dollar gold price. In November 2022, Newcrest hedged a portion of Telfer’s future planned production to June 2024 in the form of Australian dollar gold zero cost collar contracts to secure margins and support investment in cutbacks and mine development. Zero cost collar contracts consist of a call (sold by Newcrest) at the collar price cap and a put (bought by Newcrest) at the collar price floor. The option premium paid on the bought put options and received on the sold call options net out to zero.
The Australian dollar gold zero cost collar contracts have been designated as hedging instruments with a hedge ratio of 1:1 to the underlying price risk on gold sales. Potential sources of hedge ineffectiveness that may affect the hedging relationship during the term are variations to forecast production timing and volume assumptions and counterparty credit risk. There was no hedge ineffectiveness recognized in Newcrest’s consolidated income statement for the year ended June 30, 2023.
As of June 30, 2023, Newcrest held Australian dollar gold zero cost collar contracts with the following maturities:
	As of June 30, 2023
Australian dollar gold zero cost collar contracts maturing	Quantity (oz)	Floor Price (Australian dollars/oz)	Cap Price (Australian dollars/oz)	Fair Value ($m)
Less than 12 months	308,755	$2,500	$2,886	$(24)
Total	308,755	$2,500	$2,886	$(24)
These Australian dollar gold zero cost collar contracts are measured at fair value with the effective portion of fair value movements being recognized in Other comprehensive income/(loss) and accumulated in the “Hedge Reserve” in equity. In Newcrest’s consolidated statement of comprehensive income for the year ended June 30, 2023, a $76 million loss was reclassified from Other comprehensive income/(loss) to Revenue — Total gold revenue in connection with Australian dollar gold zero cost collar contracts, as well as certain Australian dollar gold forward contracts, which were previously put in place to secure margins on a portion of planned production to June 2023. As of June 30, 2023, all of Newcrest’s Australian dollar gold forward contracts had matured.
Sensitivity Analysis
The following table summarizes the sensitivity of financial assets and financial liabilities held by Newcrest as of June 30, 2023 to movement in the gold and copper prices with all other variables held constant. The movements for gold and copper are based on reasonably possible changes, over a financial year, using an observed range of actual historical rates for the preceding five-year period. See Note 25(b) to the Newcrest Consolidated Financial Statements for additional information regarding the sensitivity of the exposure of gold prices on the Fruta del Norte Finance Facilities.

	As of June 30, 2023
	Impact on Higher/(Lower)
	Profit(1)	Equity(2)
Gold
Gold +15%	$40	$(77)
Gold -15%	(40)	36
Copper
Copper +15%	$40	$—
Copper -15%	(40)	—

(1)
Represents the impact of the movement in commodity prices on the balance of the financial assets and financial liabilities at year end.

(2)
For derivatives which are in an effective hedging relationship, all fair value movements are recognized in Other Comprehensive Income.

Commodity Price Risk
Diesel and Heavy Fuel Oil Forward Contracts
Newcrest’s input costs are exposed to price fluctuations, in particular to diesel and heavy fuel oil prices. To mitigate this risk, Newcrest has entered into short-term fuel forward contracts to fix certain diesel and heavy fuel oil costs in line with budget expectations. These fuel forward contracts have been designated as cash flow hedging instruments with a hedge ratio of 1:1 to the underlying price risk on fuel purchases.
Potential sources of hedge ineffectiveness that may affect the hedging relationship during the term include differences in the pricing structure of the physical hedged item and the hedging instrument, the volume of physical delivery becoming misaligned with the volumes hedged and credit risk. There was no hedge ineffectiveness recognized in Newcrest’s consolidated income statement for the year ended June 30, 2023.
	As of June 30, 2023
Fuel forward contracts maturing	Quantity (‘000s)	Weighted Average Price ($)	Fair Value ($m)
Less than 12 months
Diesel (barrels)	426	102	(5)
Heavy fuel oil (tonnes)	177	442	(4)
Total			$(9)
These fuel forward contracts are measured at fair value with the effective portion of fair value movements being recognized in Other comprehensive income/(loss) and accumulated in equity in the “Hedge Reserve” in equity. In Newcrest’s consolidated statement of comprehensive income for the year ended June 30, 2023, $8 million and negative $5 million were reclassified from Other comprehensive income/(loss) to Cost of sales – Site production costs in connection with the diesel forward contracts and heavy fuel oil forward contracts, respectively, that matured in the year ended June 30, 2023.
Power Purchase Agreement
Newcrest’s input costs are exposed to price fluctuation in electricity prices. In December 2020, Newcrest entered into a 15-year power purchase agreement to secure a portion of Cadia’s future projected energy requirements from 2024. The power purchase agreement is intended to act as a partial hedge against future electricity price increases. The power purchase agreement has been designated as a cash flow hedging instrument. Potential sources of hedge ineffectiveness that may affect the hedging relationship during the term are variations to generation volume assumptions, retail electricity arrangements, credit risk and counterparty/construction risk. Hedge ineffectiveness recognized in Newcrest’s consolidated income statement for the year ended June 30, 2023 was a net fair value gain of $5 million. See Note 23(c) to the Newcrest Consolidated Financial Statements for additional information regarding the Cadia power purchase agreement.
Sensitivity Analysis
The sensitivity of the exposure of diesel and heavy fuel oil prices on financial assets and financial liabilities as of June 30, 2023 has been analyzed and determined to be not material to Newcrest.
The value of the Cadia power purchase agreement is based on a discounted cash flow model. The model requires inputs based on certain assumptions, including assumptions about future electricity prices. With all other variables held constant, an increase or decrease in electricity prices of 10% applied to the electricity price assumptions for the term of the Cadia power purchase agreement would change the fair value by +$36 million/-$36 million. See Note 25(c) to the Newcrest Consolidated Financial Statements for additional information regarding the sensitivity of the exposure of electricity prices on the Cadia power purchase agreement.
Foreign Currency Risk
Newcrest undertakes transactions denominated in foreign currencies, which result in exposure to exchange rate fluctuations. Newcrest’s revenue is primarily denominated in U.S. dollars whereas a material proportion of costs (including Capital expenditure) are collectively in Australian dollars, PNG Kina and Canadian dollars. Each entity in the Newcrest group determines its own functional currency. Newcrest Mining Limited and all Australian Newcrest entities use the Australian dollar as their functional currency. Lihir uses the U.S. dollar as its functional currency and each of Red Chris and Brucejack uses the Canadian dollar as its functional currency. See Note 24(b) to the Newcrest Consolidated Financial Statements for carrying amounts of Newcrest’s U.S. dollar-denominated financial assets and liabilities in entities which do not have a U.S. dollar functional currency as of June 30, 2023.
Newcrest’s consolidated statement of financial position can also be affected materially by movements in the Australian dollar to U.S. dollar exchange rate and the Canadian dollar to U.S. dollar exchange rate. Measuring the exposure to foreign exchange risk is achieved by regularly monitoring and performing sensitivity analysis on Newcrest’s financial position.
Net Investment Hedges
Newcrest seeks to mitigate the effect of its foreign currency exposure by borrowing in U.S. dollars. The entity which undertakes the majority of Newcrest’s borrowing activities has an Australian dollar functional currency. Where considered appropriate, the U.S. dollar-denominated debt is designated as a net investment in foreign operations.
Exchange gains or losses upon subsequent revaluation of U.S. dollar-denominated borrowings from the historical drawdown rate to the period-end spot exchange rate are recognized through Other comprehensive income/(loss) and deferred in equity in the Foreign currency translation reserve and will be released to Newcrest’s consolidated statement of comprehensive income if the foreign operation is sold.
As of June 30, 2023, U.S. dollar borrowings of $1,935 million were designated as a net investment in foreign operations.
Sensitivity Analysis
The following table sets forth Newcrest’s sensitivity arising in respect of translation of financial assets and financial liabilities to a 5% movement in the Australian dollar against the U.S. dollar as of June 30, 2023, with all other variables held constant. The impact of the movement in other currencies against the U.S. dollar has been analyzed and determined to be not material to Newcrest. The percentage sensitivity is based on reasonably possible changes, over a financial year, using the observed range of actual historical rates for the preceding five-year period.

	As of June 30, 2023
	Impact on Higher/(Lower)
	Profit After Tax	Equity
AUD/USD +5%	$(15)	$(97)
AUD/USD -5%	15	97
Significant assumptions used in the foreign currency exposure sensitivity analysis above include:
•
Reasonably possible movements in foreign exchange rates;

The reasonably possible movement of 5% was calculated by taking the AUD spot rate as of the reporting date, moving this spot rate by 5% and then re-converting the Australian dollar into the U.S. dollar with the “new spot rate”. This methodology reflects the translation methodology undertaken by Newcrest.
•
The translation of the net assets in subsidiaries has not been included in the sensitivity analysis as part of the equity movement.

Interest Rate Risk
Newcrest’s exposure to the risk of changes in market interest rates primarily relates to Newcrest’s cash and debt obligations that have floating interest rates. Newcrest is also subject to interest rate risk with respect to the fair value of the Fruta del Norte Finance Facilities, which are accounted for at fair value through profit or loss (see Note 25(b) to the Newcrest Consolidated Financial Statements for additional information). Newcrest’s interest rate exposure together with the effective interest rate for each class of financial assets and financial liabilities as of June 30, 2023 is summarized as follows:
	As of June 30, 2023
Consolidated	Floating Interest	Fixed Interest	Effective Interest Rate
Financial Assets
Cash and cash equivalents	$586	$—	4.6%
Fruta del Norte Finance Facilities(1)	—	110	7.5
Other receivables	58	—	13.1
	$644	$110
Financial Liabilities
Corporate bonds	$—	$1,650	4.3%
Bilateral debt facilities	298	—	6.5
Lease liabilities	—	110	5.4
	$298	$1,760
Net exposure	$346	$(1,650)

(1)
The principal component of the stream facilities that comprise, in part, the Fruta del Norte Finance Facilities are subject to interest at the contractual rate. See Note 23(b) to the Newcrest Consolidated Financial Statements for additional information.

The other financial assets and financial liabilities of Newcrest not included in the above table are non-interest bearing and not subject to interest rate risk.
Sensitivity Analysis
The sensitivity of the exposure of changes in market interest rates on financial assets and financial liabilities as of June 30, 2023 has been analyzed and determined to be not material to Newcrest.

Liquidity Risk
Newcrest is exposed to the risk of not being able to access or raise funds when required. Such liquidity risk is managed centrally to ensure sufficient liquid funds are available to meet Newcrest’s financial commitments. See the discussion under “— Liquidity and Capital Resources” above for additional information.
Credit Risk
Newcrest’s exposure to credit risk arises from the potential default of the counterparty to certain of Newcrest’s financial assets, including cash equivalents, trade and other receivables, the Fruta del Norte Finance Facilities and derivative financial instruments.
Newcrest limits its counterparty credit risk on investment funds by dealing only with banks or financial institutions with credit ratings of at least A- (S&P) equivalent and rated at least BBB (S&P) equivalent for derivative financial instruments. Credit risk is further limited by ensuring diversification with maximum investment limits based on credit ratings. Counterparty credit risk on investment funds and derivative exposures is monitored on a continual basis.
All concentrate customers who wish to trade on credit terms are subject to a credit risk analysis at least annually. Newcrest obtains sufficient collateral (such as a letter of credit) from customers where determined appropriate, as a means of mitigating the risk of financial loss from defaults. As of June 30, 2023, the value of collateral held was $72 million.
Receivables balances are monitored on an ongoing basis. There were no material impairments of receivables in the year ended June 30, 2023.
The majority of Newcrest’s trade receivables as of June 30, 2023 were due from concentrate customers in Japan. There have been no credit defaults with these customers in recent history. As of June 30, 2023, there were no other significant concentrations of credit risk with concentrate customers.
The Fruta del Norte Finance Facilities, which were acquired in April 2020, are due from Lundin Gold, which operates Fruta del Norte in Ecuador. The covenant package for the Fruta del Norte Finance Facilities includes a requirement that Lundin Gold seek approvals from the senior lenders and Newcrest as subordinated lender under the facilities for any material amendments to the mine plan, financial model and operating budget of Fruta del Norte. Newcrest also ranks ahead of ordinary equity holders with regard to preference of cash flows from Fruta del Norte.

THE TRANSACTION AGREEMENT, THE SCHEME AND THE DEED POLL
The Transaction will be carried out pursuant to the Transaction Agreement, the Scheme and the Deed Poll. The following is a summary of the principal terms of the Transaction Agreement, the Scheme and the Deed Poll. This summary does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is attached as Annex A to this proxy statement, the Scheme, which forms Attachment 1 to the Transaction Agreement, and the Deed Poll, which forms Attachment 2 to the Transaction Agreement. The rights and obligations of the parties are governed by the express terms and conditions of the Transaction Agreement, the Scheme and the Deed Poll and not the summary set forth in this section or any other information contained in this proxy statement. The terms of the Scheme and Deed Poll may change prior to the Scheme becoming effective, including as a result of changes to the terms of those documents required by the Court on the First Court Date. All stockholders of Newmont are urged to read the Transaction Agreement, the Scheme and the Deed Poll carefully and in their entirety.
This summary of the terms of the Transaction Agreement, the Scheme and the Deed Poll is intended to provide information about the terms of the Transaction. The Transaction Agreement, the Scheme and the Deed Poll each contains representations, warranties, covenants and other agreements, each as of specific dates. You should not rely on these representations, warranties, covenants and other agreements as statements of fact. These representations, warranties, covenants and other agreements are qualified by confidential information disclosed and exchanged by Newmont and Newcrest in connection with their execution of the Transaction Agreement. Moreover, information concerning the subject matter of these representations, warranties, covenants and other agreements may have changed since the date of the Transaction Agreement, which may or may not be fully reflected in Newmont’s public disclosures.
The representations and warranties in the Transaction Agreement, the Scheme and the Deed Poll and the description of them in this proxy statement should not be read alone, but instead should be read in conjunction with the information contained elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement, as described in the section entitled “Where You Can Find More Information” beginning on page 197 of this proxy statement.
FORM OF THE SCHEME AND SCHEME CONSIDERATION
On May 14, 2023 (Mountain Daylight Time) /May 15, 2023 (Melbourne, Australia time), Newmont, Newmont Sub and Newcrest entered into the Transaction Agreement, pursuant to which the parties agreed that, on the terms and subject to the conditions set forth in the Transaction Agreement, Newmont Sub will acquire all of the issued and fully paid ordinary shares of Newcrest in accordance with the Scheme to be submitted for approval by the Court.
On the terms and subject to the conditions set forth in the Transaction Agreement and the Scheme, upon implementation of the Scheme, all issued and fully paid Newcrest ordinary shares as of the Scheme Record Date will be transferred to Newmont Sub, and the holders of such Newcrest ordinary shares will be entitled to, for each such share held, (1) 0.400 New Newmont Shares, (2) 0.400 New Newmont CDIs or (3) 0.400 New Newmont PDIs. The form of consideration received by each Newcrest shareholder depends on the register on which they hold their Newcrest ordinary shares. If a Newcrest shareholder holds their Newcrest ordinary shares on Newcrest’s Australian or PNG register, that shareholder is to receive scheme consideration in the form of New Newmont CDIs or New Newmont PDIs (as applicable). Where a Newcrest shareholder holds their Newcrest ordinary shares on Newcrest’s Canadian register that shareholder is to receive New Newmont Shares. Ineligible Foreign Shareholders will not receive New Newmont Shares (or New Newmont CDIs or New Newmont PDIs), and the New Newmont Shares which they would otherwise be entitled to receive will instead be issued to a sale agent who will sell the securities and remit the sale proceeds (net of certain costs and taxes) to Newmont for distribution to the relevant shareholders. Upon implementation of the Transaction, Newmont anticipates that shares of Newmont common stock held by former Newcrest shareholders and existing Newmont stockholders will represent approximately 31% and 69%, respectively, of the fully diluted shares of Newmont common stock immediately after the implementation of the Transaction, in each case based on the number of shares outstanding as of July 31, 2023 and giving effect to the treatment of the outstanding Newcrest Equity Incentives as required under the

Transaction Agreement. In addition, Newcrest expects to pay a franked special dividend of $1.10 per issued and fully paid Newcrest ordinary share prior to the implementation of the Scheme, subject to the Scheme becoming effective.
CDIs are an instrument through which shares of Newmont common stock can be traded on the ASX. Each New Newmont CDI will represent a beneficial interest in one share of Newmont common stock. The holders of New Newmont CDIs will not be registered Newmont stockholders; rather, a depository nominee will hold the underlying shares of Newmont common stock. The shares of Newmont common stock represented by New Newmont CDIs will be held by CDN, a subsidiary of ASX.
PDIs are a type of depository receipt, used to enable trading on the PNGX of financial products issued by entities domiciled in countries whose laws may not recognize uncertificated holders or electronic transfer of title through PETS (“Port Moresby Electronic Trading System”). Each New Newmont PDI will represent a unit of beneficial interest in a New Newmont Share. Subject to certain exceptions noted in this section, the rights attached to New Newmont PDIs are economically equivalent to the rights attaching to a New Newmont Share, and Newmont will generally be required to treat holders of New Newmont PDIs as if they were holders of the New Newmont Shares represented by those New Newmont PDIs.
Where the calculation of the number of New Newmont Shares, New Newmont CDIs or New Newmont PDIs to be issued to a particular shareholder would result in the shareholder becoming entitled to a fraction of a New Newmont Share, New Newmont CDI or New Newmont PDI, then the fractional entitlement will be rounded to the nearest whole number of New Newmont Shares, New Newmont CDIs or New Newmont PDIs (as applicable), with any such fractional entitlement of less than 0.5 being rounded down to the nearest whole number of New Newmont Shares, New Newmont CDIs or New Newmont PDIs (as applicable), and any such fractional entitlement of 0.5 or more being rounded up to the nearest whole number of New Newmont Shares, New Newmont CDIs or New Newmont PDIs (as applicable).
INELIGIBLE FOREIGN SHAREHOLDERS
A Newcrest shareholder will be an “Ineligible Foreign Shareholder” for purposes of the Scheme, if on the Scheme Record Date, such shareholder’s address shown in the Newcrest share register is in a place outside Australia and its external territories, Canada, New Zealand, PNG, the United Kingdom, the United States, the European Union (excluding Austria), Guernsey, Hong Kong, Japan, Norway, Singapore, South Korea, Switzerland, the United Arab Emirates, the Isle of Man and Bermuda, unless Newmont (after consultation with Newcrest) determines that it is lawful and not unduly onerous or unduly impractical to issue to such Newcrest shareholder with New Newmont Shares, New Newmont CDIs or New Newmont PDIs (as applicable) when the Scheme becomes effective.
Newcrest shareholders who are Ineligible Foreign Shareholders will not receive New Newmont Shares, New Newmont CDIs or New Newmont PDIs, as applicable. Instead, the New Newmont Shares to which Ineligible Foreign Shareholders are entitled will be issued to a sale agent.
Newmont will procure, as soon as reasonably practicable after the Implementation Date (and in any event within 15 days of the date on which New Newmont Shares are capable of being traded on NYSE) that the sale agent sells or procures the sale of the New Newmont Shares issued to the sale agent in the ordinary course of trading on NYSE and in such manner, at such price and on such other terms as the sale agent reasonably determines.
The sale agent will then remit the proceeds (net of certain costs and taxes) to Newmont as soon as reasonably practicable (and in any event within 10 Business Days) after settlement of the sale. Promptly after the last such sale of New Newmont Shares, Newmont will pay, or procure the payment, to each Ineligible Foreign Shareholder an amount equal to the proportion of the net proceeds so received by Newmont to which such Ineligible Foreign Shareholder is entitled in full satisfaction of the Ineligible Foreign Shareholder’s entitlement to the relevant New Newmont Shares, New Newmont CDIs or New Newmont PDIs.
STATUS OF SHARES OF NEWMONT COMMON STOCK ISSUED IN THE SCHEME
Under the Transaction Agreement, Newmont covenanted in favor of Newcrest (in its own right and separately as trustee and nominee for each Newcrest shareholder as of the Scheme Record Date) that (1) the

New Newmont Shares and shares of Newmont common stock including those issued to CDN in respect of the New Newmont CDIs or PDN in respect of the New Newmont PDIs, will, on their issue, (i) rank equally in all respects with all other shares of Newmont common stock on issue; (ii) be duly and validly issued in accordance with all applicable laws and Newmont’s certificate of incorporation, by-laws and other constituent documents; and (iii) be fully paid and free from any security interest or encumbrance; (2) holders of the New Newmont Shares (including CDN and PDN as holder of shares of Newmont common stock issued in respect of the New Newmont CDIs and New Newmont PDIs, respectively), will be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect thereof on and from the Implementation Date; and (3) Newmont will use its best endeavors to ensure that the: (i) New Newmont Shares will commence trading on a normal settlement basis on NYSE and TSX from the first business day after the Implementation Date (New York time); and (ii) New Newmont CDIs will be listed for quotation on the official list of ASX with effect from the first business day after the Implementation Date (or such later date as ASX may require), initially on a deferred settlement basis and, with effect from no later than the second business day after the Implementation Date, on an ordinary T+2 settlement basis.
AGREEMENT TO PROPOSE AND IMPLEMENT THE TRANSACTION
The Transaction Agreement requires Newcrest to propose the Scheme, and Newmont to assist Newcrest in proposing the Scheme, on the terms and subject to the conditions set forth in the Transaction Agreement. The parties have agreed to implement the Scheme on the terms and subject to the conditions set forth in the Transaction Agreement.
CONDITIONS PRECEDENT TO THE SCHEME
The Scheme will not become effective, and the obligations of Newmont, Newmont Sub and Newcrest to implement the Transaction are not binding, until each of the following conditions precedent is satisfied (or waived where permitted):
(a)
Before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, either (i) Newmont has received a written notice under the FATA, by or on behalf of the Federal Treasurer, stating that the Commonwealth Government does not object to the Transaction, either unconditionally or on terms that Newmont considers to be acceptable (acting reasonably); (ii) the Federal Treasurer becomes precluded from making an order under Division 2 of Part 3 of the FATA in relation to the Transaction and the Transaction is not prohibited under the FATA; or (iii) if an interim order is made under the FATA in respect of the Transaction, the subsequent period for making a final order prohibiting the Transaction elapses without a final order being made;

(b)
the waiting period applicable to the Transaction under the HSR Act has expired or been terminated;

(c)
either (1) the applicable waiting period under the Competition Act has expired or has been waived or the obligation to provide a pre-merger notification under the Competition Act has been waived and the Commissioner has issued a written confirmation that he does not intend to make an application under Section 92 of the Competition Act in respect of the Transaction or (2) the Commissioner has issued an Advance Ruling Certificate under subsection 102(1) of the Competition Act in respect of the Transaction;

(d)
ICCC has confirmed in writing that it has cleared the Transaction under the Independent Consumer and Competition Act 2002, either unconditionally or on terms acceptable to Newmont (acting reasonably);

(e)
approvals from the competition regulators in Japan, South Korea and the Philippines have been obtained, in each case, either unconditionally or on terms acceptable to Newmont (acting reasonably);

(f)
all other approvals, waivers, consents, exemptions or declarations of a government agency that Newcrest and Newmont agree are necessary or desirable to implement the Scheme have been granted, given, made or obtained, in each case, either unconditionally or on terms acceptable to Newmont (acting reasonably), and those approvals or waivers have not been withdrawn, cancelled, varied or revoked;
(g)
no temporary restraining order, preliminary or permanent injunction, decree, ruling or other order enjoining, restraining or otherwise imposing a legal restraint or prohibition preventing the Scheme, in each case issued by a government agency (including any court of competent jurisdiction) is in effect as of 8:00 a.m. (Melbourne, Australia time) on the Second Court Date.

(h)
Newmont stockholders have approved the share issuance proposal as required by the Delaware General Corporation Law and Section 312.03 of the NYSE Listed Company Manual;

(i)
Newcrest shareholders have approved the Scheme at the Scheme Meeting by the requisite majorities under the Corporations Act;

(j)
Newcrest has done all things and taken all necessary steps by 8:00 a.m. (Melbourne, Australia time) on the Second Court Date to ensure that, before the Scheme Record Date, all Newcrest Equity Incentives vest or lapse in accordance with the Transaction Agreement;

(k)
The Independent Expert has issued report that concludes that the Scheme is in the best interests of Newcrest shareholders before the registration of the Scheme Booklet by ASIC and has not changed its conclusion in any written update to the report issued by the Independent Expert (the “Independent Expert Report”) or withdraw the Independent Expert’s Report before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date;

(l)
The Court has approved the Scheme in accordance with the Corporations Act;

(m)
no Newcrest Material Adverse Change (as defined and described further under “— Representations and Warranties” below) has occurred between the date of the Transaction Agreement and 8:00 a.m. (Melbourne, Australia time) on the Second Court Date;

(n)
no Newmont Material Adverse Change (as defined and described further under “— Representations and Warranties” below) has occurred between the date of the Transaction Agreement and 8:00 a.m. (Melbourne, Australia time) on the Second Court Date;

(o)
no Newcrest Prescribed Occurrence (as defined and described further under “— Conduct of Business” below) has occurred between the date of the Transaction Agreement and 8:00 a.m. (Melbourne, Australia time) on the Second Court Date;

(p)
no Newmont Prescribed Occurrence (as defined and described further under “— Conduct of Business” below) has occurred between the date of the Transaction Agreement and 8:00 a.m. (Melbourne, Australia time) on the Second Court Date;

(q)
before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, the New Newmont CDIs to be issued pursuant to the Scheme have been approved for official quotation on the ASX, subject only to customary conditions and the Scheme becoming effective;

(r)
before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, the New Newmont Shares to be issued pursuant to the Scheme have been approved for listing on the NYSE, subject only to official notice of issuance;

(s)
before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, Newcrest has received confirmation from the Australian Taxation Office that it is prepared to issue a class ruling (in form and substance satisfactory to Newcrest (acting reasonably), confirming that qualifying Australian resident Newcrest shareholders who hold their shares on capital account will be eligible to choose scrip-for-scrip roll-over relief under Australian tax law to the extent to which they receive New Newmont Shares or New Newmont CDIs in exchange for their Newcrest ordinary shares pursuant to the Scheme;

(t)
the New Newmont Shares to be issued pursuant to the Scheme are exempt from the registration requirements of the Securities Act pursuant to section 3(a)(10) of the Securities Act.

Conditions (d), (e), (f), (j), (m) and (o) are for the sole benefit of Newmont and may only be waived in writing by Newmont in its absolute discretion. Conditions (k), (n), (p) and (s) are for the sole benefit of Newcrest and may only be waived in writing by Newcrest in its absolute discretion. Conditions (g), (q), (r) and (t) are for the benefit of both Newmont and Newcrest and may only be waived by written agreement between them. All other conditions cannot be waived.
If Newmont determines (acting reasonably) that a pre-merger notification is not required to be filed in respect of the Transaction under the HSR Act, then the condition in clause (b) above will be deemed to have been satisfied. Newmont has made such determination and so informed Newcrest. Consequently, the condition in clause (b) is deemed satisfied.
If Newmont or Newcrest becomes aware of any material development that may lead to the breach or non-fulfilment of any of the above conditions, it must promptly inform the other party in writing.
If any of the above conditions is not satisfied by the time and date specified for satisfaction of that condition, and the condition has not been waived, then unless there is no reasonable prospect that the condition will be satisfied before the End Date, Newcrest must, if requested by Newmont, make an application to defer the Second Court Date until such time as is reasonably required to enable the relevant condition to be satisfied, provided that such time must be no later than the last business day before the End Date.
Newmont, Newmont Sub and Newcrest must promptly advise each other party in writing of any fact, matter, change, event or circumstance causing, or reasonably likely to cause (1) a representation or warranty provided in the Transaction Agreement by the relevant party to be false or misleading in any material respect, (2) a breach or non-satisfaction of any of the above conditions or (3) a material breach of the Transaction Agreement by the relevant party.
If there is an event or occurrence that would or does prevent any of the above conditions from being satisfied in accordance with its terms and that condition has not been waived (if capable of waiver), or the Scheme has not become effective by the End Date, Newcrest and Newmont must promptly consult in good faith to consider and, if agreed, determine to (1) proceed by way of alternative means or methods so as to achieve a commercial outcome that is substantially the same as the Scheme, (2) change the date of the application made to the Court for an order approving the Scheme (or adjourning the application, as applicable) to another date agreed in writing by Newcrest and Newmont, (3) extend the relevant time for satisfaction of the applicable condition, (4) extend the End Date or (5) do any combination of these matters. Subject to the exceptions disclosed below, if the parties do not reach agreement after consulting in good faith for a period of five business days after both Newmont and Newcrest become aware of the relevant event or occurrence, either Newcrest or Newmont may terminate the Transaction Agreement. However, no party can exercise such termination right if the relevant condition has not been satisfied as a result of such party’s breach of the Transaction Agreement.
If condition (i) above is not satisfied only because of a failure to obtain the majority required in the Corporations Act, then either Newcrest or Newmont may by written notice to the other within 3 business days after the date of the conclusion of the Scheme Meeting require the approval of the Court to be sought. If approval is given, condition (i) will be deemed to be satisfied.
If the Court refuses to make an order convening the Scheme Meeting or approving the Scheme which satisfies condition (l), at Newmont’s request, Newcrest must appeal the Court’s decision to the fullest extent possible, subject to limited exceptions. Newcrest may bring an appeal even if not requested by Newmont. The costs of any such appeal will be borne equally between the parties.
REPRESENTATIONS AND WARRANTIES
The Transaction Agreement contains a number of representations and warranties made by Newcrest to Newmont with respect to the Newcrest Group including in relation to:
•
the accuracy and good faith inclusion of information relating to Newcrest included in or incorporated by reference into the Scheme Booklet or this proxy statement;

•
good faith provision of information to the Independent Expert for purposes of its report;

•
corporate existence;

•
capacity, power and authority to execute, deliver and perform the Transaction Agreement;

•
the absence of any conflict with, breach of or default under its constituent documents, any material contract or any writ, order or injunction, judgement, law, rule or regulation binding Newcrest or any other member of the Newcrest Group arising in connection with the execution, delivery or performance of the Transaction Agreement;

•
the validity and enforceability of its obligations under the Transaction Agreement;

•
material compliance with the applicable ASX listing rules, including the continuous disclosure requirements;

•
capital structure;

•
solvency;

•
the good faith preparation and accuracy of non-forward looking Newcrest Disclosure Materials (as defined below);

•
material compliance with the applicable laws, regulations and orders of the applicable government agencies;

•
dealings by Newcrest (and its Associates and Related Persons, as respectively defined in the Transaction Agreement) in Newmont common stock;

•
material licenses, leases, permits and authorizations necessary for the conduct of the business of the Newcrest Group;

•
the absence, to Newcrest’s knowledge, of a Newcrest Material Adverse Change since December 31, 2022;

•
certain financial information and filings and the accounting standards applicable thereto;

•
the absence, to Newcrest’s knowledge, of certain material undisclosed liabilities;

•
the absence of material actions, suits, arbitrations or legal or administrative proceedings against any member of the Newcrest Group;

•
real property; and

•
material contracts.

Newmont has made representations and warranties to Newcrest with respect to Newmont and its Related Bodies Corporate (the “Newmont Group”) as to:
•
the accuracy and good faith inclusion of information relating to Newmont included in or incorporated by reference into the Scheme Booklet or this proxy statement;

•
good faith provision of information to the Independent Expert for purposes of its report;

•
corporate existence;

•
capacity, power and authority to execute, deliver and perform the Transaction Agreement;

•
the absence of any conflict with, breach of or default under its constituent documents, any material contract or any writ, order or injunction, judgement, law, rule or regulation binding Newcrest or any other member of the Newcrest Group arising in connection with the execution, delivery or performance of the Transaction Agreement;

•
the validity and enforceability of its obligations under the Transaction Agreement;

•
material compliance with the Securities Act, the Exchange Act, the listing rules of the NYSE and any other applicable laws;

•
capital structure;

•
solvency;

•
the good faith preparation and accuracy of non-forward looking Newmont Disclosure Materials (as defined below);

•
material compliance with the applicable laws, regulations and orders of government agencies;

•
dealings by Newmont (and its Associates and Related Persons) in Newcrest ordinary shares;

•
the absence of other arrangements with any Newcrest shareholder under which a Newcrest shareholder would be entitled to receive consideration different from the Scheme Consideration or under which a Newcrest shareholder agrees to vote in favour of the Scheme;

•
the absence of other arrangements with any director, officer or employee of the Newcrest Group relating to the Transaction except for the Transaction Agreement;

•
the absence of any material shareholder or regulatory approvals that would be required to execute and perform the Transaction Agreement, other than those contemplated by the Transaction Agreement;

•
the absence, to Newmont’s knowledge, of a Newmont Material Adverse Change since December 31, 2022; and

•
material licenses, leases, permits and authorizations necessary for the conduct of the business of the Newmont Group.

In addition, Newmont Sub has made certain representations and warranties to Newcrest as to:
•
corporate existence;

•
capacity, power and authority to execute, deliver and perform the Transaction Agreement;

•
the absence of any conflict with, breach of or default under its constituent documents, any material contract or any writ, order or injunction, judgement, law, rule or regulation binding it arising in connection with the execution, delivery or performance of the Transaction Agreement; and

•
the validity and enforceability of its obligations under the Transaction Agreement.

Each of the representations and warranties is qualified by matters that are known to the other party (or any of its Related Bodies Corporate), or which have been “Fairly Disclosed” (as defined in the Transaction Agreement):
(1)
by Newcrest, (a) in the virtual data room established by Newcrest (the “Newcrest Data Room”) (as of 7:00 p.m. (Melbourne, Australia time) on May 11, 2023), (b) in Newcrest’s written responses to information requests by Newmont via the Newcrest Data Room prior to 7:00 p.m. (Melbourne, Australia time) on May 12, 2023, (c) in documents made available to KWM at the Melbourne office of HSF on May 8, 2023 (the preceding clauses (a) – (c) being referred to as the “Newcrest Disclosure Materials”), (d) in Newcrest’s announcements to the ASX, PNGX or System for Electronic Document Analysis and Retrieval (“SEDAR”) in the period from October 4, 2022 to the date of the Transaction Agreement or (e) in any information available on certain public registers on the date or dates, as agreed between Newcrest and Newmont, Newmont searched such public registers; and

(2)
by Newmont, (a) in the virtual data room established by Newmont (the “Newmont Data Room”) (as of 7:00 p.m. (Melbourne, Australia time) on May 11, 2023), (b) in Newmont’s written responses to information requests by Newcrest via the Newmont Data Room prior to 7:00 p.m. (Melbourne, Australia time) on May 12, 2023, (c) Newmont’s written responses to information requests by Newcrest in a management due diligence questionnaire (the preceding clauses (a) – (c) being referred to as the “Newmont Disclosure Materials”) or (d) in Newmont’s filings with the SEC, including public disclosures on the NYSE and TSX, in each case in the six-month period prior to the date of the Transaction Agreement, in each case, excluding any risk factor disclosure and disclosure of risks in “forward-looking statements” that are predictive, forward-looking or primarily cautionary in nature.
A “Newcrest Material Adverse Change” means any event, occurrence, change, condition, matter, circumstance or thing which, whether individually or in the aggregate, has or would be reasonably likely to have the effect of the consolidated net assets of the Newcrest Group, taken as a whole, being reduced by an amount of $2 billion, other than any matter:
(a)
required or expressly permitted by the Transaction Agreement or the Scheme;

(b)
Fairly Disclosed in the Newcrest Disclosure Materials;

(c)
Fairly Disclosed in Newcrest’s announcements to the ASX, PNGX or SEDAR in the period from October 4, 2022 to the date of the Transaction Agreement or in any information available on a public register on the date or dates, as agreed between Newcrest and Newmont, Newmont searched such public registers;

(d)
agreed to in writing by Newmont;

(e)
resulting from any actual or announced change to any applicable law or policy of a government agency;

(f)
arising from a change in generally accepted accounting principles or the interpretation of them;

(g)
arising from any change in general economic, industry, regulatory or political conditions or the securities or other capital markets;

(h)
arising as a result of geopolitical conditions, hostilities, civil or political unrest, acts of war, sabotage, cyberattack or terrorism;

(i)
arising from any epidemic, pandemic, lightning, storm, flood, fire, seismic event or explosion, cyclone, tidal wave, landslide, natural disaster or adverse weather conditions or the like;

(j)
arising as a result of the execution, announcement or performance of the Transaction Agreement or the Scheme; or

(k)
arising as a result of any change or fluctuation in taxation rate, interest rates, commodity prices or exchange rates.

In the case of items (e), (f), (h), (i) and (k), if the effects of such event, occurrence, change, condition, matter, circumstance are disproportionately adverse to the Newcrest Group as compared to the effects on other comparable companies in the same industries as the Newcrest Group, then those effects are excluded from the matters contemplated in items (e), (f), (h), (i) and (k) only to the extent of such disproportionate effect and not in their entirety.
A “Newmont Material Adverse Change” means any event, occurrence, change, condition, matter or circumstance or thing which, whether individually or in the aggregate, has or would be reasonably likely to have the effect of the consolidated net assets of the Newmont Group, taken as a whole, being reduced by an amount of $3.9 billion, other than any matter:
(a)
required or expressly permitted by the Transaction Agreement or the Scheme;

(b)
Fairly Disclosed in the Newmont Disclosure Materials;

(c)
Fairly Disclosed in any SEC filings in the six month period prior to the date of the Transaction Agreement;

(d)
agreed to in writing by Newcrest;

(e)
resulting from any actual or announced change to any applicable law or policy of a government agency;

(f)
arising from a change in generally accepted accounting principles or the interpretation of them;

(g)
arising from any change in general economic, industry, regulatory or political conditions or the securities or other capital markets;

(h)
arising as a result of geopolitical conditions, hostilities, civil or political unrest, acts of war, sabotage, cyberattack or terrorism;

(i)
arising from any epidemic, pandemic, lightning, storm, flood, fire, seismic event or explosion, cyclone, tidal wave, landslide, natural disaster or adverse weather conditions or the like;

(j)
arising as a result of the execution, announcement or performance of the Transaction Agreement or the Scheme; or

(k)
arising as a result of any change or fluctuation in taxation rate, interest rates, commodity prices or exchange rates.

In the case of items (e), (f), (g), (i) and (k), if the effects of such event, occurrence, change, condition, matter or circumstance are disproportionately adverse to the Newmont Group as compared to the effects on other comparable companies in the same industries as the Newmont Group, then those effects are excluded from the matters contemplated in items (e), (f), (g), (i) and (k) only to the extent of such disproportionate effect and not in their entirety.
CONDUCT OF BUSINESS
Newcrest has agreed that, during the Exclusivity Period, it must (1) to the extent within its power to do so, conduct its business and operations in the ordinary and usual course, (2) use best endeavors to ensure there is no occurrence that would likely constitute a Newcrest Material Adverse Change and (3) use best endeavors to maintain (a) its business and assets in the ordinary course, (b) preserve its relationships with governmental agencies, joint venture partners, customers suppliers, landlords, licensors, licensees, financiers and others having material business dealings with the relevant member of the Newcrest Group, (c) each of the insurance policies held by a member of the Newcrest Group at the date of the Transaction Agreement and (d) each of the authorizations, approvals, permits, accreditations, grants, titles, leases and licenses held by a member of the Newcrest Group and that are material to the Newcrest Group as a whole.
Additionally, Newcrest has agreed that it must not, and must ensure that other members of the Newcrest Group do not:
•
dispose of, or agree to dispose of, any asset of the business operations of the Newcrest Group, the value of which exceeds $100 million individually or $250 million in aggregate, to any person other than another member of the Newcrest Group, other than the sale of assets in normal trading and consistent with past practice (such as sale of inventory);

•
acquire, or agree to acquire, any securities, asset, business, interest in a joint venture, lease, license or authorization, the value of which exceeds $100 million individually or $250 million in aggregate, from another person other than another member of the Newcrest Group, other than the acquisition of assets that constitutes normal trading and consistent with past practice (such as acquisition of inventory);

•
incur, enter into or significantly amend or vary contractual commitments, undertakings or other legal commitments (i) involving capital expenditure of more than $250 million in aggregate, whether in one transaction or a series of related transactions, (ii) where the value of such commitment or undertaking is in excess of $150 million for the remaining unexpired term of such commitment or undertaking or (iii) in the case of any such commitment or undertaking for the marketing or sale of products, with a term of 18 months or longer (other than arrangements entered into in normal trading and consistent with past practice);

•
settle any legal proceeding, claim, investigation, arbitration or other like proceeding for an amount in excess of $20 million;

•
enter into any agreement that contains a change of control consent right or fee or unilateral termination right that would be exercisable on the Transaction being implemented, which would be reasonably likely to give rise to an adverse financial impact in excess of $100 million in aggregate;

•
enter into an agreement that restrains a member of the Newcrest Group from competing with any person;

•
waive any material third party default under an agreement where there is an adverse financial impact from the waiver on the Newcrest Group as a whole in excess of $100 million individually;

•
acquire, agree to acquire, dispose of or agree to dispose of, any securities, asset, business, interest in a joint venture, lease, license or authorization, or offer, propose, announce a bid or tender for, any business, entity or undertaking or assets comprising a business where that acquisition, disposal, bid or tender will or is reasonably likely to have a material adverse effect on the agreed timeline for implementation of the Scheme being met or the prospects of obtaining any obtaining approvals by a Government Agency necessary or desirable to implement the Scheme (“Regulatory Approvals”);

•
with respect to any employee or prospective employee of the Newcrest Group whose total annual fixed remuneration as at the date of the Transaction Agreement is greater than A$650,000, (i) enter into a new employment agreement, (ii) increase their remuneration, or otherwise materially and in a manner adverse to the Newcrest Group vary their employment arrangements, other than in connection with a promotion or role change, (iii) accelerate their rights to compensation or benefits of any kind, (iv) pay any termination or retention payment other than in the ordinary course of business, unless in accordance with (x) an existing agreement Fairly Disclosed in the Newcrest Disclosure Materials or agreed in writing with Newmont or (y) a remuneration review where the aggregate increase in compensation and other benefits does not exceed, in the case of Newcrest’s interim Chief Executive Officer and any member of the executive management team that directly reports to the interim Chief Executive Officer, 4% of the total annual fixed remuneration for that relevant person and, in the case of any employee whose total annual fixed remuneration as at the date of the Transaction Agreement is greater than A$650,000, 15% of the total annual fixed remuneration of the relevant employee;

•
incur any additional financial indebtedness by way of borrowings, hedging or financial facilities or guarantee or indemnify the obligations of any person (other than a member of the Newcrest Group) other than (i) in the ordinary course of business, drawing down on existing financing facilities or pursuant to arrangements Fairly Disclosed in the Newcrest Disclosure Materials, (ii) in respect of the accounts receivable financing facility that has been Fairly Disclosed in the Newcrest Disclosure Material and (iii) entry into equipment financing arrangements that are not in excess of $100 million individually;

•
enter into arrangements for the marketing or sale of products that would involve the sale of products in breach of sanctions laws or that would, or is reasonably likely to, have a material adverse effect on the prospects of obtaining the Regulatory Approvals by the End Date;

•
settle or concede any material matters during tax reviews or audits with any governmental tax authority without first providing Newmont a reasonable opportunity to review the form and content of all proposed settlements or concessions and incorporating Newmont’s reasonable comments on those proposed settlements or concessions, unless failing to do so would result in a statutory deadline being missed which would have a material adverse impact on the Newcrest Group; or

•
make any material election in relation to any tax, without first providing Newmont a reasonable opportunity to review the form and content of such election.

The foregoing restrictions do not apply to any such action taken by Newcrest or a member of the Newcrest Group:
•
in respect of a shareholders agreement, joint venture or farm-in agreement that has been Fairly Disclosed in the Newcrest Disclosure Materials (i) in accordance with or furtherance of any approved work program and budget pursuant to such agreement or (ii) to exercise any right that Newcrest has under such agreement in the ordinary course of business, consistent with past practice or as necessary to preserve the proportionate interest of a member of the Newcrest Group;

•
for the purposes of exercising any right of a member of the Newcrest Group in respect of certain arrangements, including any capital or funding call, for the purpose of preserving the proportionate interest of such member of the Newcrest Group;

•
to enter into any proposed farm-in agreement requiring mandatory expenditure by a member of the Newcrest Group of less than $25 million individually, or any farm-out agreement in respect of licenses, leases or similar authorizations that are immaterial to the Newcrest Group, in the ordinary course or consistent with past practice;

•
to progress the assessment, establishment and implementation of certain projects of the Newcrest Group including Havieron, the block cave project at Red Chris and certain projects at Cadia;

•
to finalize the non-monetary terms of the collective agreement with the United Steelworkers Union related to Red Chris, and to implement the terms of such collective agreement;

•
for the provision of loan funding to Imperial for an amount not exceeding $100 million in connection with Red Chris;

•
to conduct funding arrangements between members of the Newcrest Group;

•
to refinance, restructure, extend or seek a waiver under any debt facility in place as of the date of the Transaction Agreement, and which is Fairly Disclosed in the Newcrest Disclosure Materials, provided that the amount under such debt facility does not increase unless the Newcrest board of directors determines that it is reasonably necessary to increase that amount to ensure the relevant entity has sufficient cash reserves available to operate its business in the ordinary course and meet Newcrest’s published financial policy targets as Fairly Disclosed, and after consulting with Newmont in good faith before taking any such action;

•
to provide or increase the amount of financial accommodation under guarantees or standby letters of credit to support any member of the Newcrest Group to operate its business in the ordinary course, and after consulting with Newmont in good faith before taking any such action;

•
to amend or enter any financing documentation to which a member of the Newcrest Group is or will become a party that is necessary to transition from the use of the London Interbank Offered Rate to the Secured Overnight Financing Rate;

•
to the extent required by any applicable law, regulation, accounting standards or principles, stock exchange rules, contract or by an order, decree or ruling of a government agency, and after consulting with Newmont in good faith to the extent practicable before taking any such action;

•
to the extent required or permitted by the Transaction Agreement or the Scheme;

•
to the extent permitted by the Transaction Agreement in connection with the Special Dividend or a dividend determined in the ordinary course;

•
which has been agreed to in writing by Newmont (such agreement not to be unreasonably withheld or delayed);

•
to reasonably and prudently respond to material and unexpected adverse changes in market and operating conditions affecting the business of any member of the Newcrest Group to a material extent and where it is impracticable to consult and seek the agreement of Newmont prior to giving effect to the response;

•
to reasonably and prudently respond to regulatory or legislative changes affecting the business of a party or any member of the Newcrest Group to a material extent and where it is impracticable to consult and seek the agreement of Newmont prior to giving effect to the response;

•
to reasonably and prudently respond to an emergency, cyberattack or disaster (including a situation giving rise to an imminent and material risk of personal injury or material damage to property or an epidemic or pandemic), consulting where practicable with Newmont; and

•
which is Fairly Disclosed (i) in the Newcrest Disclosure Materials, provided that Newcrest is permitted to incur certain expenditure contemplated in the Newcrest Disclosure Materials of no more than 115% of the amount set forth therein in respect of each matter or in aggregate, (ii) in Newcrest’s announcements to ASX, TSX, PNGX or SEDAR from October 4, 2022 (inclusive) until the date of the Transaction Agreement or (iii) in information publicly available on a public register on the date or dates, as agreed between Newcrest and Newmont, Newmont searched such public registers, excluding, in the case of clause (ii) and (iii), any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature.
Additionally, during the Exclusivity Period, without limiting any other obligations of Newcrest under the Transaction Agreement, Newcrest has agreed that (1) it will not, and will ensure that each other member of the Newcrest Group will not, directly or indirectly dispose of, or agree to dispose of, any (i) ownership interest, any material tenement, license, lease, license, authorization, real property interest, project asset or project infrastructure at Cadia, Lihir, Brucejack, Red Chris, Telfer, Havieron or Wafi-Golpu, other than restructures within the Newcrest Group in respect of which Newcrest has (acting reasonably) consulted Newmont or (ii) securities in Lundin Gold Inc. and (2) it will consult with Newmont in good faith and to the extent practicable prior to (i) entering into, or significantly amending or varying, any contractual arrangements with any Indigenous group in relation to Newcrest’s operations (other than contracts for goods and services in the ordinary course) and (ii) settling any dispute with any Indigenous group in relation to Newcrest’s operations.
Newcrest has also agreed that it will ensure that between the date of the Transaction Agreement at 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, no Newcrest Prescribed Occurrence occurs. A “Newcrest Prescribed Occurrence” means the occurrence of any of the following:
•
Newcrest converts all or any of its shares into a larger or smaller number of shares;

•
Newcrest or another member of the Newcrest Group resolves to reduce its share capital in any way or resolves to reclassify, combine, split or redeem or repurchase directly or indirectly any of its shares;

•
Newcrest or another member of the Newcrest Group enters into a buy-back agreement or resolves to approve the terms of a buy-back agreement under the Corporations Act;

•
A member of the Newcrest Group issues shares or securities convertible into shares, or grants, vests, accelerates a performance right or option over its shares, or agrees to make such an issue or grant, vest or accelerate such a share, convertible security, performance right or option, other than (i) in connection with the Newmont Equity Incentives, (ii) in connection with a dividend reinvestment plan or (iii) to another wholly-owned member of the Newcrest Group;

•
a member of the Newcrest Group adopts, modifies or repeals its constitution or a provision of it;

•
a member of the Newcrest Group grants a security interest, or agrees to grant a security interest, in the whole, or a substantial part, of its business or property; or

•
an Insolvency Event (as defined in the Transaction Agreement) occurs in relation to a material member of the Newcrest Group.

However, a Newcrest Prescribed Occurrence does not include any matters (1) required or expressly permitted by the Transaction Agreement or the Scheme, (2) as Fairly Disclosed in the Newcrest Disclosure Materials, (3) with the consent of Newmont (in its sole and absolute discretion), (4) in connection with the Special Dividend or a dividend determined in the ordinary course, (5) to conduct funding arrangements between members of the Newcrest Group, (6) as required by law or reasonably required by any government agency or (7) as Fairly Disclosed by Newcrest in an announcement to the ASX, PNGX or SEDAR in the period from October 4, 2022 to the date of the Transaction Agreement, excluding any risk factor disclosure and disclosure of risks in “forward-looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature.
Newmont has agreed that, from the date of the Transaction Agreement up to and including the Implementation Date, it must (1) to the extent within its power to do so, conduct its business and operations in the ordinary and usual course, (2) use best endeavors to ensure there is no occurrence that would likely constitute a Newmont Material Adverse Change and (3) use best endeavors to maintain (a) its business and assets in the ordinary course, (b) and preserve its relationships with Governmental Agencies, joint venture partners, customers suppliers, landlords, licensors, licensees, financiers and others having material business dealings with the relevant member of the Newmont Group, (c) each of the material insurance policies held by a member of the Newmont Group at the date of the Transaction Agreement and (d) each of the authorizations, approvals, permits, accreditations, grants, titles, leases and licenses held by a member of the Newmont Group and that are material to the Newmont Group as a whole.
In addition, Newmont has agreed that, from the date of the Transaction Agreement up to and including the Implementation Date, it will not, and will ensure that each other member of the Newmont Group will not, (i) dispose, or agree to dispose of, any securities, assets, business interest, interest in a joint venture, lease, license or authorization, the value of which exceeds $1 billion individually, or $2 billion in aggregate, to any person other than another member of the Newmont Group, other than the sale of assets in normal trading and (ii) enter into arrangements for the marketing or sale of products that would, or is reasonably likely to, have a material adverse effect on the prospects of obtaining the Regulatory Approvals by the End Date.
The foregoing restrictions do not apply to any such action by Newmont or any other member of the Newmont Group:
•
to the extent required by any applicable law, regulation, accounting standards or principles, stock exchange rules, contract or by an order, decree or ruling of a government agency;

•
to the extent permitted by the Transaction Agreement or the Scheme;

•
which has been agreed to in writing by Newcrest (such agreement not to be unreasonably withheld or delayed);

•
to reasonably and prudently respond to changes in market and operating conditions affecting the business of any member of the Newmont Group to a material extent and where it is impracticable to consult and seek the agreement of Newcrest prior to giving effect to the response;

•
to reasonably and prudently respond to regulatory or legislative changes affecting the business of a party or any member of the Newmont Group to a material extent and where it is impracticable to seek the agreement of Newcrest prior to giving effect to the response; and

•
which is Fairly Disclosed (i) in the Newmont Disclosure Materials or (ii) to the SEDAR, or in any SEC filings filed pursuant to the Securities Act or the Exchange Act in the six-month period prior to the date of the Transaction Agreement, excluding any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature.

Newmont has also agreed that it will ensure that between the date of the Transaction Agreement and 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, no Newmont Prescribed Occurrence occurs. A “Newmont Prescribed Occurrence” means the occurrence of any of the following:
•
Newmont converts all or any of its shares into a larger or smaller number of shares;

•
Newmont resolves to reduce its share capital in any way;

•
Newmont enters into a buy-back agreement or resolves to approve the terms of a buy-back agreement, other than a buy-back agreement for purchase of shares of Newmont common stock in satisfaction of the payment of the exercise price or tax withholdings upon the exercise or vesting of Newmont equity incentives;

•
a member of the Newmont Group issues shares or securities convertible into shares, or grants a performance right or option over its shares, or agrees to make such an issue or grant such a performance right or option, other than in connection with any Newmont equity incentives or to another wholly-owned member of the Newmont Group;

•
other than pursuant to the amendment proposal, a member of the Newmont Group adopts, modifies or repeals its certificate of incorporation or by-laws, or a provision of its certificate of incorporation or by-laws;

•
a member of the Newmont Group grants a security interest, or agrees to grant a security interest, in the whole, or a substantial part, of its business or property; or

•
an Insolvency Event occurs in relation to a material member of the Newmont Group.

However, a Newmont Prescribed Occurrence does not include any matters (1) required or expressly permitted by the Transaction Agreement or the Scheme, (2) as Fairly Disclosed in the Newmont Disclosure Materials, (3) with the consent of Newcrest (in its sole and absolute discretion), (4) in connection with a dividend determined in the ordinary course, (5) to conduct funding arrangements between members of the Newmont Group, (6) as required by law or reasonably required by any Government Agency or (7) as Fairly Disclosed by Newmont in any SEC filing filed pursuant to the Securities Act or the Exchange Act in the six-month period prior to the date of the Transaction Agreement, excluding any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature.
ADDITIONAL OBLIGATIONS
The Proxy Statement and Special Meeting
Under the terms of the Transaction Agreement, Newmont agreed to (1) prepare this proxy statement and use its best endeavors to file it in preliminary form as soon as reasonably practicable after the date of the Transaction Agreement and in accordance with the timeline for implementation of the Scheme, provided that Newcrest has provided all Newcrest information reasonably required to be included in the proxy statement, (2) file the proxy statement in definitive form as soon as reasonably practicable (and in any event within three business days) after clearance from the SEC or the expiration of the 10-day waiting period required under the Exchange Act, as applicable, and (3) begin mailing the proxy statement to Newmont stockholders as soon as reasonably practicable (and in any event within five business days) after such clearance or expiration.
Newmont must use its best endeavors to hold the special meeting of Newmont stockholders at which the share issuance proposal is voted on (the “Newmont Stockholder Meeting”) at least 24 hours, but not more than 48 hours, prior to the Scheme Meeting, and must not propose any matters to be voted on at the stockholder meeting other than the resolution approving the share issuance proposal and a resolution approving the amendment proposal.
Newmont must use its best endeavors not to adjourn, postpone or cancel the Newmont Stockholder Meeting without the prior written consent of Newcrest except as required for quorum purposes (in which case the meeting will be adjourned to a date that is no later than 10 business days after the previously scheduled date), by law or by a government agency. Newmont may also adjourn or postpone the Newmont Stockholder Meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the Newmont stockholders, with such postponement or adjournment to extend for no longer than the period that the Newmont board of directors determines in good faith is required to give the Newmont stockholders sufficient time to evaluate any such supplement or amendment so provided (provided that such postponement or adjournment must not be to a date that is more than 10 business days after the date of such supplement or amendment other than to the extent required by law).
Access to Information
From the date of the Transaction Agreement to the Implementation Date, Newcrest is required to provide Newmont with access to (1) documents, records and information reasonably requested by Newmont via the Newcrest Data Room, (2) premises and sites of Newcrest and (3) senior executives, officers and advisors of Newcrest as reasonably requested by Newmont or its Related Persons, for certain purposes, including implementation of the Scheme and planning for the integration and Newcrest and Newmont, and subject to certain exceptions. Newmont must also provide information reasonably requested by Newcrest for the purposes of (A) keeping Newcrest informed of material developments related to the Newmont Group, (B) obtaining an understanding of the Newmont Group to the extent necessary to assist Newmont to develop its plans for carrying on the Newcrest Group business after the Implementation Date and (C) any other purpose agreed between Newmont and Newcrest, subject to certain exceptions.
Dividends
Newcrest may, subject to certain requirements, declare and pay (1) a final dividend for the year ending June 30, 2023 that is no greater than $0.20 cash per issued and fully paid Newcrest ordinary share and (2) if the Scheme has not become effective by December 1, 2023, one or more dividends in respect of a quarterly period occurring after June 30, 2023, provided that (A) dividends are not paid by Newcrest in respect of overlapping periods and (B) per quarter, the amount of any quarterly cash dividend does not exceed $0.10 per issued and fully paid Newcrest ordinary share. Additionally, Newcrest expects to pay a franked Special Dividend of $1.10 per issued and fully paid Newcrest ordinary share prior to the implementation of the Scheme, subject to the Scheme becoming effective. The franking of the special dividend amount is subject to change based on timing of implementation of the Scheme, business performance, finalization of tax compliance matters relevant to the Newcrest Australian tax consolidated group, foreign exchange movements and an Australian Taxation Office class ruling.
Newmont may declare and pay any quarterly cash dividend in accordance with the Newmont existing dividend framework.
The Scheme Consideration will not be adjusted by any dividend.
Parties’ Obligations with Respect to the Scheme
Each of Newmont and Newcrest has agreed to take all necessary steps to implement the Scheme as is reasonably practicable in accordance with the timeline for implementation of the Scheme, and each party has agreed to use its best endeavors to procure that each of the conditions to the Scheme for which it is the responsible party is satisfied as soon as practicable and continues to be satisfied at all times until the last time it is to be satisfied.
Newmont has agreed to promptly apply for the Regulatory Approvals as soon as practicable, and Newcrest has agreed to cooperate in good faith with, take all steps reasonably required by and provide reasonable assistance to Newmont to prepare and file the applicable Regulatory Approval applications and obtain each Regulatory Approval. Newcrest has agreed to promptly provide Newmont with any information with respect to the Newcrest Group as reasonably requested by Newmont for such purposes, provided that Newcrest may withhold or redact such information to the extent (i) it is confidential to a third party or competitively or commercially sensitive and confidential to Newcrest, (ii) disclosure could be damaging to the commercial or legal interests of Newcrest or any of its subsidiaries or (iii) required to comply with applicable laws. Newmont has agreed to accept the “standard” form of tax conditions published by FIRB in Section D of FIRB’s Guidance Note 12 dated July 9, 2021. Newmont has agreed to offer, agree or accept any conditions or undertakings imposed, required or requested by a government agency in relation to a Regulatory Approval on terms Newmont considers to be acceptable (acting reasonably).
Equity Awards
Under the Transaction Agreement, Newcrest is required to do all things and take all necessary steps by 8:00 a.m. (Melbourne, Australia time) on the Second Court Date to ensure that all options, restricted shares and rights to ordinary shares of Newcrest issued under employee incentive arrangements of the Newcrest Group (“Newcrest Equity Incentives”) vest or lapse before the Scheme Record Date so that, on implementation of the Scheme, Newmont will hold all of the issued shares in Newcrest and no other rights over shares will exist. This includes all shares or rights issued under Newcrest’s Long-Term Incentive Plan, an Employee Share Acquisition Plan, a Share Match Plan, a Sign-On Share Plan and a Short Term Incentive Plan (the “Newcrest Plans”), as described in Note 35 to the Newcrest Consolidated Financial Statements.
Accordingly, with Newmont’s agreement, the Newcrest Board has exercised its discretions under the Newcrest Plans to ensure that all Newcrest Equity Incentives vest or lapse before the Scheme Record Date, conditional on the Scheme becoming effective. This includes allowing unvested rights to vest and freeing restricted shares of dealing restrictions.
No Newcrest Director is entitled to any shares or rights under the Newcrest Plans.
United States Tax Matters
The parties have agreed that they and their respective subsidiaries will use best endeavors to cause the Transaction to qualify as a “qualified stock purchase” within the meaning of Section 338(d) of the Internal Revenue Code and to eliminate or mitigate the extent to which payment of the Scheme Consideration is subject to withholding tax as a result of the application of Section 304 of the Internal Revenue Code (including, if necessary, by making certain tax elections). For the avoidance of doubt, the parties have acknowledged and agreed that, after the Implementation Date, Newmont will be permitted to make elections under Section 338 of the Internal Revenue Code with respect to Newcrest and its subsidiaries and under Section 301.7701-3 of the Treasury Regulations with respect to any subsidiary of Newmont or Newcrest, which election may be retroactively effective to a date prior to the Implementation Date. The parties have agreed that no party or subsidiary of a party will take or fail to take any action that could reasonably be expected to preclude those elections.
Release and Indemnification
Subject to the Corporations Act, each of Newmont, Newmont Sub and Newcrest has agreed that it will not make any claim against the Newcrest Group or the Newmont Group, as applicable, or its directors, officers, employees or advisors engaged in connection with the Transaction, in connection with:
•
a breach of a representation or warranty of any member of the Newcrest Group or the Newmont Group, as applicable, in the Transaction Agreement; or

•
any disclosures containing any statement which is false, misleading or deceptive, whether in content or by omission,

except where the relevant person has not acted in good faith or has engaged in willful misconduct, willful concealment or fraud.
Newmont has undertaken that, for a period of seven years from the Implementation Date, it will ensure that the constitutions of Newcrest and each other member of the Newcrest Group continue to contain such rules as are contained in the constitutions as of the date of the Transaction Agreement that provide for each company to indemnify each of its directors and officers against any liability incurred by that person in his or her capacity as a director or officer of the company to any person other than a member of the Newcrest Group. Newmont has also undertaken to procure that Newcrest and each other member of the Newcrest Group complies with any deeds of indemnity, access and insurance made by them in favor of their respective directors and officers, and ensure that directors’ and officers’ run-off insurance cover for such directors and officers is maintained for a period of seven years from the Implementation Date, in the case of Newcrest, and seven years from the retirement date of the relevant director or officer, in the case of each other member of the Newcrest Group.
Public Announcements
The parties have agreed that no party will make any public announcement or disclosure in connection with the Transaction or Scheme, except (1) as expressly permitted under the Transaction Agreement, (2) as required by applicable law or a listing rule of the ASX or the NYSE, (3) where necessary to satisfy the applicable board’s relevant fiduciary or statutory duties, or to ensure an informed market for securities in Newcrest or Newmont, as applicable, (4) with the prior written consent of the other parties, (5) if the announcement substantially repeats some or all of the matters contained in prior announcements or disclosures or (6) if an announcement or disclosure by a party is in connection with the receipt of a Newmont Competing Proposal or a Newcrest Competing Proposal (except to the extent such announcement could reasonably be deemed to be a solicitation of Newmont stockholders in connection with the Scheme) or termination of the Transaction Agreement.
Where a party is permitted to make any public announcement or disclosure in connection with the Transaction or the Scheme, it must use its best endeavors to (1) consult with the other parties as to the form of the public announcement or disclosure prior to making the relevant announcement or disclosure and (2) provide the other parties with a draft of the announcement or disclosure and an opportunity to review and, in good faith, consider any comments provided by the other parties in a timely manner.
Board of Directors Following the Transaction
Newmont must, on or before the Implementation Date, invite two existing Newcrest directors nominated in writing by Newmont to join the board of Newmont, conditional on the Scheme becoming effective. Subject to those individuals providing the necessary signed documents to Newmont, Newmont must: (1) take all necessary steps to ensure that Newmont appoints such individuals to the Newmont board of directors with effect on and from the Scheme implementation date; and (2) recommend such individuals for election at the first Newmont annual general meeting of Newmont stockholders following the Implementation Date. See “The Transaction — Board of Directors Following the Transaction.”
BOARD RECOMMENDATION
Under the Transaction Agreement, Newmont has agreed that this proxy statement will include a statement that Newmont’s board of directors recommends that Newmont stockholders vote in favor of the share issuance proposal, in the absence of a Newmont Superior Proposal, and Newcrest has agreed that the Scheme Booklet will include a statement that Newcrest’s board of directors unanimously recommends that Newcrest shareholders vote in favor of the Scheme and that each member of Newcrest’s board of directors will vote, or procure the voting of, any Newcrest ordinary shares held or controlled by them or held on their behalf in favor of the Scheme, in each case, in the absence of a Newcrest Superior Proposal and after Newmont’s matching right has been exhausted, and subject to the Independent Expert concluding and continuing to conclude that the Scheme is in the best interests of Newcrest shareholders.
Pursuant to the Transaction Agreement, Newmont must use its best endeavors to procure that each member of Newmont’s board of directors does not change, withdraw, qualify or modify his or her recommendation in favor of the share issuance proposal in the absence of a Newmont Superior Proposal and Newcrest must use its best endeavors to procure that Newcrest’s board of directors collectively, and each member individually, does not change, withdraw, qualify, revise or modify its or his or her recommendation in favor of the Scheme unless (i) the Independent Expert’s Report concludes that, or is amended or updated in writing so as to conclude that, the Scheme is not in the best interests of Newcrest shareholders or (ii) Newcrest has received a Newcrest Competing Proposal and Newcrest’s board of directors has determined (after Newmont’s matching right under the Transaction Agreement has been exhausted) that the Newcrest Competing Proposal constitutes a Newcrest Superior Proposal.
If any member of Newmont’s board of directors, Newcrest’s board of directors collectively or any member of Newcrest’s board of directors individually proposes to change, withdraw, qualify, revise or modify its, his or her recommendation in accordance with the foregoing, Newmont or Newcrest, as applicable, must notify Newcrest or Newmont, as applicable, in writing as soon as reasonably practicable (and in any event within two business days), and Newcrest and Newmont must consult in good faith for two business days after such notification to consider and determine whether the recommendation can be maintained. If any member of Newmont’s board of directors or Newcrest’s board of directors withdraws or changes his or her recommendation, a break fee may be payable by the party whose board of directors withdrew or changed its recommendation, as described under “— Break Fees” below.
EXCLUSIVITY
From the date of the Transaction Agreement until the earliest of (1) the termination of the Transaction Agreement in accordance with its terms, (2) the End Date and (3) the Implementation Date, the parties must ensure that they do not, and must ensure that each of its Related Persons does not:
•
directly or indirectly, solicit, invite, encourage or initiate (including by the provision of non-public information to any third party) any inquiry, expression of interest, offer, proposal or discussion by any person in relation to, or which would reasonably be expected to lead to the making of, a Newmont Competing Proposal or a Newcrest Competing Proposal, as applicable (“No Shop”);

•
participate in or continue any negotiations or discussions with respect to any inquiry, expression of interest, offer, proposal or discussion by any person with respect to or in connection with a Newcrest Competing Proposal or Newmont Competing Proposal, as applicable, or which would reasonably be expected to encourage or lead to the making of a Newmont Competing Proposal or a Newcrest Competing Proposal, as applicable, or negotiate, accept or enter into, offer or agree to negotiate, publicly propose to accept or enter into, any agreement, arrangement or understanding regarding a Newmont Competing Proposal or a Newcrest Competing Proposal, as applicable (“No Talk”); and

•
disclose, make available or otherwise provide certain non-public information about it, any member of the Newmont Group or Newcrest Group, as applicable, or the business, operations or affairs of the Newmont Group or the Newcrest Group, as applicable, with a view to obtaining, or which would reasonably be expected to lead to the receipt of, a Newmont Competing Proposal or a Newcrest Competing Proposal, as applicable (“No Due Diligence”).

Each party’s No Talk and No Due Diligence obligations do not prohibit any action or inaction taken by Newcrest or Newmont or any of their Related Persons in relation to a Newcrest Competing Proposal or Newmont Competing Proposal, as applicable, to the extent Newcrest or Newmont’s board of directors acting in good faith determines (1) after receiving advice from external financial and legal advisors, that the Newcrest Competing Proposal or Newmont Competing Proposal, as applicable is, or could reasonably be considered to become, a Newcrest Superior Proposal or Newmont Superior Proposal, as applicable and (2) after receiving written advice from its external legal advisors that failure to take or not take such action would likely breach the fiduciary or statutory duties of Newcrest or Newmont’s board of directors, as applicable, provided that such competing proposal was not brought about in connection with a breach of the relevant party’s No Shop No Talk or No Due Diligence obligations.
During the Exclusivity Period, each of Newmont and Newcrest must notify the other party as soon as reasonably practicable (and in any event within 24 hours) if it becomes aware of any (1) negotiations, discussions or other communications, or approach, in relation to a Competing Proposal (2) approach or proposal made to that party or any of its Related Persons, in connection with, or in respect of any exploration or completion of, a Newmont Competing Proposal or a Newcrest Competing Proposal, as applicable, or (3) provision of any non-public information concerning the business or operations of the Newcrest Group or Newmont Group, as applicable, to any third party in connection with a Newmont Competing Proposal or a Newcrest Competing Proposal, as applicable, and must provide all material terms and conditions of the Newcrest Competing Proposal or Newmont Competing Proposal and, subject to certain exceptions, the identity of the party making the Newcrest Competing Proposal or Newmont Competing Proposal, as applicable.
During the Exclusivity Period, before a member of the Newcrest Group enters into any agreement to give effect to a Newcrest Competing Proposal, or any Newcrest board member withdraws or modifies his or her recommendation in favor of the Scheme in connection with a Newcrest Competing Proposal, each of the following conditions must be satisfied:
•
the Newcrest board of directors, acting in good faith, must determine that the Newcrest Competing Proposal is a Newcrest Superior Proposal and the failure to enter into such agreement to give effect to the Newcrest Competing Proposal or to so withdraw or modify their recommendation in favor of the Scheme would likely breach the fiduciary or statutory duties of the Newcrest board of directors;

•
Newcrest has provided Newmont with the material terms and conditions of the Newcrest Competing Proposal, including the price, conditions precedent, timetable, break fee or reimbursement fee and the identity of the third party making the Newcrest Competing Proposal to the extent known and a notification in writing stating the reasons for the determination that the proposal is a Newcrest Superior Proposal;

•
for at least five business days after Newcrest has provided such material terms and conditions and notification, Newmont and Newcrest have negotiated in good faith, to the extent Newmont wishes to negotiate, to enable Newmont to provide an equivalent or superior proposal to the terms of the Newcrest Competing Proposal; and

•
upon the expiry of such negotiation period, Newcrest’s board of directors has considered in good faith any written proposal to Newcrest from Newmont to improve the Scheme Consideration or otherwise alter the terms of the Transaction (a “Newmont Counterproposal”), and has determined in good faith, after receiving advice from its external legal advisors and financial advisors, that the Newmont Counterproposal would not produce an equivalent or superior outcome for Newcrest shareholders as a whole, as compared to the outcome provided by the Newcrest Competing Proposal, taking into account all terms and conditions of the Newmont Counterproposal and the Newcrest Competing Proposal, and that the failure to enter into an agreement to give effect to the Newcrest

Competing Proposal or to withdraw or modify their recommendation in favor of the Scheme would continue to breach the Newcrest board’s fiduciary or statutory duties.
If Newmont provides a Newmont Counterproposal, Newcrest must procure that the Newcrest board of directors considers the Newmont Counterproposal and determines as soon as reasonably practicable (and in any event, within four (4) business days of receiving the Newmont Counterproposal), acting in good faith, after receiving advice from its external legal advisors and financial advisors, whether the Newmont Counterproposal would provide an equivalent or superior outcome to Newcrest shareholders as a whole as compared to the Newcrest Competing Proposal.
A “Newcrest Competing Proposal” means any genuine proposal, offer, expression of interest, agreement, arrangement or transaction (or similar) which, if entered into or completed substantially in accordance with its terms, would result in (1) a third party (a) acquiring an interest in or control of 20% or more of the ordinary shares of Newcrest, (b) acquiring control of Newcrest or any member of the Newcrest Group which holds all, or substantially all, of the property or material assets of the Newcrest Group, (c) acquiring an interest in or control of all, or substantially all, of the property or material assets of the Newcrest Group taken as a whole, (d) otherwise acquiring, amalgamating or merging with Newcrest or (e) requiring Newcrest to abandon or otherwise fail to proceed with the Transaction or (2) any ‘top-hatting’ or redomiciliation of Newcrest which would result in the Scheme not being able to be implemented substantially in accordance with the terms of the Transaction Agreement and the Scheme.
A “Newcrest Superior Proposal” means a bona fide Newcrest Competing Proposal, not resulting from a breach by Newcrest of any of its exclusivity obligations, which the Newcrest board of directors, acting in good faith, and after receiving advice from its external legal and financial advisors determines is reasonably capable of being valued and completed within a reasonable timeframe in accordance with its terms and would, if completed substantially in accordance with its terms, result in a transaction that is more favorable to Newcrest shareholders (as a whole) than the Transaction, in each case, taking into account all aspects of the Newcrest Competing Proposal and the Transaction, provided that the definition of a Newcrest Competing Proposal for the purpose of Newcrest Superior Proposal includes a reference to 50% or more of the ordinary shares of Newcrest instead of 20% or more of the ordinary shares of Newcrest.
If Newcrest’s board of directors changes its recommendation in favor of the Scheme to publicly recommend a Newcrest Competing Proposal, a break fee may be payable by Newcrest, as described under “— Break Fees” below.
TERMINATION
The Transaction Agreement may be terminated by either Newmont or Newcrest by written notice to the other party:
•
before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, if the other party (in the case of Newmont, this includes Newmont Sub) has materially breached the Transaction Agreement (other than a representation or warranty), provided that the terminating party (in the case of Newmont, this includes Newmont Sub) is not in material breach of the Transaction Agreement, subject to notice of breach setting out the relevant circumstances and a 10-business day cure period (or such shorter period ending at 5:00 p.m. (Melbourne, Australia time) on the business day before the Second Court Date) after such notice is given;

•
before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, if any member of the other party’s board of directors (1) fails to recommend the Scheme or the share issuance proposal (as applicable), (2) changes, withdraws, modifies, revises or qualifies their support of the Scheme or their recommendation that such other party’s shareholders vote in favor of the Scheme or the share issuance proposal (as applicable), (3) makes a public statement indicating that he or she no longer recommends the Scheme or otherwise publicly supports or endorses a Newcrest Competing Proposal or Newmont Competing Proposal, as applicable, subject to certain exceptions;

•
before 8:00 a.m. (Melbourne, Australia time) on the Second Court Date, if the other party (in the case of Newmont, this includes Newmont Sub) has materially breached a material representation or warranty, subject to notice of breach setting out the relevant circumstances and a 10-business day cure period (or such shorter period ending at 5:00 p.m. (Melbourne, Australia time) on the business day before the Second Court Date) after such notice is given; or
•
there is an event or occurrence preventing a condition to implementation from being satisfied, and the parties are unable to reach agreement to resolve the matter after consulting in good faith for 5 business days after both Newmont and Newcrest become aware of such event or occurrence.

Newcrest may terminate the Transaction by written notice to Newmont until 8:00 a.m. (Melbourne, Australia time) on the Second Court Date if Newcrest has received a Newcrest Competing Proposal and the Newcrest board of directors has determined (after Newmont’s matching right has been exhausted and, for the avoidance of doubt, if Newmont provides a Newmont Counterproposal, after the Newcrest board of directors has determined that the Newmont Counterproposal would not provide an equivalent or superior outcome to Newcrest shareholders (as a whole) as compared with the relevant Newcrest Competing Proposal) that the Newcrest Competing Proposal constitutes a Newcrest Superior Proposal.
BREAK FEES
Newcrest is required to pay a break fee of $174,058,275 to Newmont if, during the Exclusivity Period:
•
a Newcrest board member (1) changes, withdraws, modifies, revises or qualifies their support of the Scheme or their recommendation that Newcrest shareholders vote in favor of the Scheme, (2) fails to recommend that Newcrest shareholders vote in favor of the Scheme or (3) makes a public statement indicating that he or she no longer recommends the Scheme or recommends that Newcrest shareholders accept or vote in favor of, or otherwise publicly supports or endorses a Newcrest Competing Proposal, unless the Independent Expert concludes that the Scheme is not in the best interests of Newcrest shareholders (other than where the conclusion is due wholly or in part to the existence of a Newcrest Competing Proposal) or Newcrest is entitled to, and has exercised its right to, terminate the Transaction Agreement for Newmont’s material breach of the Transaction Agreement or Newmont’s material breach of a material Newmont representation or warranty;

•
a Newcrest Competing Proposal is announced and, within 18 months of the date of such announcement, a third party completes a Newcrest Competing Proposal; or

•
Newmont has validly terminated the Transaction Agreement for Newcrest’s material breach of the Transaction Agreement or Newcrest’s material breach of a material Newcrest representation or warranty.

Newmont is required to a pay a break fee of $374,766,240 to Newcrest if, during the Exclusivity Period:
•
a Newmont board member withdraws, adversely revises or adversely qualifies their support of the Transaction or their recommendation that Newmont stockholders vote in favor of the share issuance proposal, or fails to recommend that Newmont stockholders vote in favor of the share issuance proposal, unless Newmont is entitled to terminate the Transaction Agreement for Newcrest’s material breach of the Transaction Agreement or Newcrest’s material breach of a material Newcrest representation or warranty;

•
a Newmont Competing Proposal is announced and, within 18 months of the date of such announcement, a third party completes a Newmont Competing Proposal;

•
Newcrest has validly terminated the Transaction Agreement for Newmont’s or Newmont Sub’s material breach of the Transaction Agreement or Newmont’s or Newmont Sub’s material breach of a material Newmont or Newmont Sub representation or warranty and the Transaction is not implemented; or

•
the Scheme becomes effective, but Newmont or Newmont Sub fails to pay or procure the payment of the Scheme Consideration.

Newmont is required to pay third-party costs and expenses actually incurred by any member of the Newcrest Group during the period commencing on January 14, 2023 until the date of the Newmont

Stockholder Meeting if the Transaction Agreement is validly terminated due to the failure to obtain the approval of Newmont stockholders for the share issuance proposal.
A “Newmont Competing Proposal” means any genuine proposal, offer, expression of interest, agreement, arrangement or transaction (or similar) which, if entered into or completed substantially in accordance with its terms, would result in (1) a third party (a) acquiring an interest in or control of 20% or more of shares of Newmont common stock, (b) acquiring an interest in or control of all or substantially all of the property or material assets of the Newmont Group taken as a whole, (c) otherwise acquiring, amalgamating or merging with Newmont or (d) requiring Newmont to abandon or otherwise fail to proceed with the Transaction or (2) any ‘top-hatting’ or redomiciliation of Newmont which would result in the Scheme not being able to be implemented substantially in accordance with the terms of the Transaction Agreement and the Scheme.
A “Newmont Superior Proposal” means a bona fide Newmont Competing Proposal, not resulting from a breach by Newmont of any of its exclusivity obligations, which the Newmont board of directors, acting in good faith, and after receiving advice from its external legal and financial advisors, determines is reasonably capable of being valued and completed within a reasonable timeframe in accordance with its terms and would, if completed substantially in accordance with its terms, result in a transaction that is more favorable to Newmont stockholders (as a whole) than the Transaction, in each case, taking into account all aspects of the Newmont Competing Proposal and the Transaction, provided that the definition of Newmont Competing Proposal for the purpose of a Newmont Superior Proposal includes a reference to 50% or more of shares of Newmont common stock instead of 20% or more of shares of Newmont common stock.
COSTS AND EXPENSES
Except in respect of the break fees described above and all stamp duty (which is payable by Newmont or Newmont Sub), each party must pay its own costs and expenses in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Agreement and the proposed, attempted or actual implementation of the Transaction Agreement and the Transaction.
GOVERNING LAW
The Transaction Agreement is governed by the laws of Victoria, Australia.
AMENDMENT AND WAIVER
A variation of any term of the Transaction Agreement must be in writing and signed by the parties. No party may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.
SCHEME
The Scheme is the document which records the terms and conditions of the arrangement between Newcrest and Newcrest shareholders that give effect to the Transaction. The principal terms have the effect that Newmont Sub will acquire all of the fully paid ordinary shares of Newcrest in exchange for the Scheme Consideration.
The Scheme provides that, upon implementation of the Scheme, all issued and fully paid Newcrest ordinary shares held by the Newcrest shareholders as of the Scheme Record Date will be transferred to Newmont Sub and each such Newcrest shareholder will be entitled to the Scheme Consideration in respect of each fully paid ordinary share of Newcrest it held as of the Scheme Record Date. Under the Scheme, the Newcrest shareholders participating in the Scheme appoint Newcrest and each of its directors, officers and secretaries as attorney and agent for each Newcrest shareholder in order for them to execute any document necessary or expedient to give effect to the Scheme and to enforce the Deed Poll against Newmont and Newmont Sub.
The Scheme provides that Newcrest may consent on behalf of all persons concerned, including the Newcrest shareholders participating in the Scheme, to any alterations or conditions to the Scheme imposed by the Court as conditions to its approval only with the consent of Newmont (for and on behalf of Newmont and Newmont Sub).

The Scheme includes a deemed warranty from Newcrest shareholders in favor of Newmont Sub that the Newcrest ordinary shares transferred under the Scheme will, at the time of transfer, be fully paid and free from all encumbrances.
The Scheme provides that Newmont or Newmont Sub will pay all stamp duty payable in connection with the transfer of the Newcrest ordinary shares to Newmont Sub.
DEED POLL
The Scheme, once effective, is binding upon Newcrest and all Newcrest shareholders (whether or not they voted to approve the Scheme at the Scheme Meeting). The Scheme operates as an agreement between Newcrest and all Newcrest shareholders (as at the Scheme Record Date), and includes obligations of Newmont and Newmont Sub that are necessary in order for the Scheme to be implemented, including obligations that relate to provision of the Scheme Consideration.
However, Newmont and Newmont Sub are not parties to the Scheme, and therefore, do not under the Scheme owe a contractual obligation in favor of Newcrest or Newcrest shareholders to perform all of their respective obligations under the Scheme, including provision of the Scheme Consideration. Accordingly, the Deed Poll is entered into by Newmont and Newmont Sub in order for each of them to covenant in favor of the Newcrest shareholders to perform all of their respective obligations under the Scheme, including provision of the Scheme Consideration. The Deed Poll, therefore, gives the Newcrest shareholders a direct contractual right against each of Newmont and Newmont Sub to enforce performance of their respective obligations under the Scheme.

PROPOSAL 1
ISSUANCE OF NEWMONT COMMON STOCK IN CONNECTION WITH THE TRANSACTION
The Newmont board of directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Newmont stockholders for their approval the issuance of shares of Newmont common stock (including the New Newmont Shares and any shares of Newmont common stock underlying the New Newmont CDIs or the New Newmont PDIs) to Newcrest shareholders in connection with the Transaction.
Section 312.03(c) of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of common stock in any transaction if such common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock.
As of July 31, 2023, 800 million shares of Newmont common stock were issued and outstanding, of which 6 million were treasury shares. Upon the implementation of the Transaction, Newcrest shareholders would acquire an aggregate of up to approximately 358 million shares of Newmont common stock. Upon implementation of the Transaction, Newmont anticipates that shares of Newmont common stock held by former Newcrest shareholders and existing Newmont stockholders will represent approximately 31% and 69%, respectively, of the fully diluted shares of Newmont common stock immediately after the implementation of the Transaction, based on the number of shares outstanding as of July 31, 2023 and giving effect to the treatment of Newcrest’s outstanding Newcrest Equity Incentives as required under the Transaction Agreement.
Adoption by our stockholders of the issuance of shares of Newmont common stock to Newcrest shareholders is a condition to the implementation of the Transaction and is necessary for Newmont to issue the common stock to Newcrest shareholders at implementation. Accordingly, if the share issuance proposal is not adopted at the special meeting, a condition to the implementation of the Transaction will not be satisfied and the Scheme will not be implemented.
REQUIRED VOTE AND BOARD OF DIRECTORS’ RECOMMENDATION
Assuming the presence of a quorum, in order to become effective, the share issuance proposal requires the affirmative vote of the holders of a majority of the shares of Newmont’s common stock present in person or represented by proxy at the special meeting. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) will have no effect on the outcome of the vote on the share issuance proposal. However, if you submit a proxy (or attend the special meeting), an abstention from voting on this share issuance proposal will have the same effect as a vote against the share issuance proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide any instructions regarding how to vote at the special meeting on any proposal, such shares will not be considered present for quorum or voting purposes and the corresponding broker non-vote on the share issuance proposal will have no effect on the outcome of the vote on the share issuance proposal. However, if the relevant street name stockholder has provided instructions regarding how to vote with respect to one or both of the amendment proposal and the adjournment proposal but has not provided instructions regarding how to vote with respect to the share issuance proposal, such shares will be considered present for quorum and voting purposes and the corresponding broker non-vote on the share issuance proposal will have the same effect as a vote against the share issuance proposal. In addition, an abstention from voting on the share issuance proposal will have the same effect as a vote against the share issuance proposal.
The Newmont board of directors unanimously recommends that you vote “FOR” the approval of this proposal.

PROPOSAL 2
INCREASE IN AUTHORIZED SHARES
The increase in the number of authorized shares of common stock in the Newmont Restated Certificate of Incorporation is intended to permit Newmont to conduct potential future capital events, such as the issuance of common stock in connection with the vesting of PSUs, RSUs and DSUs, after the issuance of the Newmont common stock forming part of the consideration for the Transaction (including the New Newmont Shares and any shares of Newmont common stock underlying the New Newmont CDIs or the New Newmont PDIs). Such additional shares are not required to effect the Transaction. The Transaction Agreement requires that Newmont issue and deliver to Newcrest approximately 358 million shares of common stock. As of July 31, 2023, approximately 800 million shares of Newmont common stock were issued and outstanding, including approximately 6 million treasury shares, and an additional 28 million shares of Newmont common stock were retained in reserve for the vesting of PSUs, RSUs and DSUs.
Pursuant to Delaware law, the proposal to amend the Newmont Restated Certificate of Incorporation to increase the amount of authorized capital stock from 1,285,000,000 shares, divided into 1,280,000,000 shares of common stock, par value $1.60, and 5,000,000 shares of preferred stock, par value $5.00, to 2,555,000,000 shares, divided into 2,550,000,000 shares of common stock, par value $1.60, and 5,000,000 shares of preferred stock, par value $5.00, requires stockholder approval to take effect. The Newmont board of directors has unanimously adopted resolutions approving and declaring advisable, and recommending that our stockholders adopt, the Second Amended and Restated Certificate of Incorporation. The proposed Second Amended and Restated Certificate of Incorporation is attached as Annex F to this proxy statement.
REQUIRED VOTE AND BOARD OF DIRECTORS’ RECOMMENDATION
Assuming the presence of a quorum, in order to become effective, the amendment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Newmont’s common stock as of the Record Date. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) or an abstention from voting on this amendment proposal will each have the same effect as a vote against the amendment proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide instructions regarding how to vote at the special meeting on the amendment proposal, such shares may be voted. However, an abstention from voting on the amendment proposal will have the same effect as a vote against the amendment proposal.
The Newmont board of directors unanimously recommends that you vote “FOR” the approval of this proposal.

PROPOSAL 3
ADJOURNMENT OF SPECIAL MEETING
Newmont is asking its stockholders to consider and vote on a proposal, subject to the provisions of the Transaction Agreement, including Newcrest’s consent rights over adjournments or postponements, to approve the adjournment of the Newmont special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal or the amendment proposal.
If the number of shares of Newmont common stock present in person or represented by proxy at the special meeting voting in favor of the share issuance proposal and the amendment proposal is insufficient to approve the share issuance proposal or the amendment proposal at the time of the special meeting, then Newmont may move to adjourn the special meeting in order to enable its board of directors to solicit additional proxies in respect of the share issuance proposal or the amendment proposal. In that event, Newmont stockholders will be asked to vote only upon the adjournment proposal, and not on the share issuance proposal and the amendment proposal.
In this proposal, you are being asked to authorize the holder of any proxy solicited by the Newmont board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting one or more times for the purpose of soliciting additional proxies. If Newmont stockholders approve the adjournment proposal, Newmont could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Newmont stockholders that have previously returned properly executed proxies or authorized a proxy by using the internet or telephone. Among other things, approval of the adjournment proposal could mean that, even if Newmont has received proxies representing a sufficient number of votes against the share issuance proposal or the amendment proposal such that the share issuance proposal or the amendment proposal would be defeated, Newmont could adjourn the special meeting without a vote on the share issuance proposal or the amendment proposal and seek to obtain sufficient votes in favor of the share issuance proposal or the amendment proposal to obtain approval of the share issuance proposal or the amendment proposal.
REQUIRED VOTE AND BOARD OF DIRECTORS’ RECOMMENDATION
Assuming the presence of a quorum, in order to become effective, the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Newmont’s common stock present in person or represented by proxy at the special meeting. With respect to shares held of record, failure to submit a proxy (if you do not attend the special meeting) will have no effect on the outcome of the vote on the adjournment proposal. However, if you submit a proxy (or attend the special meeting), an abstention from voting on this adjournment proposal will have the same effect as a vote against the adjournment proposal. With respect to shares held in “street name”, if the relevant street name stockholder fails to provide instructions regarding how to vote at the special meeting on the adjournment proposal, such shares may be voted and will be considered present for quorum purposes. However, an abstention from voting on the adjournment proposal will have the same effect as a vote against the adjournment proposal.
The Newmont board of directors unanimously recommends that you vote “FOR” the approval of this proposal.

OTHER MATTERS
OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING
As of the date of this proxy statement, the Newmont board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.
FUTURE NEWMONT STOCKHOLDER PROPOSALS AND NOMINATIONS
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present appropriate proposals for inclusion in our proxy statement and for consideration at our annual meeting of stockholders by submitting their proposals to us in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 Annual Meeting, the proposal must be received by our Corporate Secretary no later than November 10, 2023 (120 days before the anniversary of the date of this proxy statement), and must comply with the requirements of Rule 14a-8. Any stockholder proposal received after November 10, 2023, will not be considered for inclusion in our 2024 Proxy Statement.
Our board of directors amended our by-laws in 2016 to adopt “proxy access” to permit a stockholder (or a group of no more than 20 stockholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our by-laws, to submit director nominees (up to the greater of 2 directors or 20% of the board) for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements set forth in our by-laws. Notice of director nominees submitted under these by-law provisions must be received by the Corporate Secretary of the Company by not less than 120 days nor more than 150 days prior to the first anniversary of this proxy statement (i.e., no earlier than            , 2023 and not later than November 10, 2023). Notice must include the information required by our by-laws, which are available on our website at https://www.newmont.com/about-us/governance-and-ethics/.
In addition, our amended by-laws contain an advance notice procedure for the nomination of candidates for election to the board of directors or other business to be addressed at the 2024 annual meeting and such notice must be received at the principal executive offices of the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (i.e., no later than the close of business on January 27, 2024, and no earlier than the close of business on December 28, 2023). The advance notice must be delivered to the attention of the Corporate Secretary of the Company. Notice must include the information required by our by-laws. In addition to satisfying the foregoing requirements under our by-laws, including the same deadlines disclosed above under the advance notice provisions of our by-laws, stockholders who intend to solicit proxies in support of director nominees, other than our board of directors’ nominees, must provide the additional information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.
Electronic delivery should be sent to CorporateSecretary@newmont.com. Mailings to the Corporate Secretary of the Company should be addressed to the attention of Logan Hennessey at Newmont Corporation’s principal executive offices located at 6900 East Layton Avenue, Suite 700, Denver, Colorado 80237 USA.

WHERE YOU CAN FIND MORE INFORMATION
Newmont files annual, quarterly and current reports, proxy statements and other information with the SEC. Newmont’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at Newmont’s website at www.newmont.com. Unless otherwise provided below, the information provided in Newmont’s SEC filings (or available on Newmont’s website) is not part of this proxy statement and is not incorporated by reference.
The SEC allows Newmont to incorporate by reference into this proxy statement documents it files with the SEC. This means that, if you are a Newmont stockholder, Newmont can disclose important information to you by referring you to those documents.
The information filed by Newmont and incorporated by reference is considered to be a part of this document. Information in this proxy statement automatically updates and supersedes information in earlier documents that are incorporated by reference in this proxy statement, and information filed with the SEC after the date of this proxy statement and before the date of the special meeting automatically updates and supersedes information in this proxy statement. In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document prevails.
Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Newmont incorporates by reference the documents listed below and any documents filed by Newmont pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this proxy statement and before the date of the special meeting:
•
Newmont’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023 (as updated by the Current Report on Form 8-K filed with the SEC on July 20, 2023);

•
Newmont’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on April 27, 2023 and July 20, 2023;

•
portions of the Newmont proxy statement relating to its 2023 Annual Meeting of Stockholders incorporated by reference into Newmont’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 10, 2023; and

•
Newmont’s Current Reports on Form 8-K filed with the SEC on January 18, 2023, February 6, 2023, February 15, 2023, February 24, 2023, April 11, 2023, April 27, 2023, April 28, 2023, May 15, 2023, May 16, 2023, May 19, 2023, May 22, 2023, June 7, 2023, June 21, 2023, June 23, 2023, July 19, 2023, July 20, 2023, July 21, 2023, August 2, 2023, August 15, 2023, August 16, 2023 and August 21, 2023.

Newmont undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.
Requests for copies of Newmont filings should be directed to the Corporate Secretary at Newmont Corporation at 6900 E. Layton Avenue, Denver, Colorado 80237 or by telephone at (303) 863-7414.
Document requests from Newmont should be made by           , 2023 in order to receive them before the special meeting.
Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Newmont has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated           , 2023. No assumption should

be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.
If you would like additional copies of this proxy statement, without charge, or if you have questions about the Transaction, including the procedures for voting your shares, you should contact MacKenzie Partners, Inc., Newmont’s proxy solicitation agent. The address of MacKenzie Partners, Inc. is 1407 Broadway, 27th Floor, New York, New York 10018. You can call MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at (212) 929-5500.

Annex A
Deed
Scheme implementation deed

Newcrest Mining Limited
Newmont Corporation
Newmont Overseas Holdings Pty Ltd
80 Collins Street Melbourne Vic 3000 Australia GPO Box 128 Melbourne Vic 3001 Australia	T +61 3 9288 1234 F +61 3 9288 1567 herbertsmithfreehills.com DX 240 Melbourne

Scheme implementation deed
Date 15 May 2023
Between the parties
Newcrest	Newcrest Mining Limited
ACN 005 683 625 of Level 8, 600 St Kilda Road, Melbourne VIC 3004
Newmont	Newmont Corporation
of 6900 E.Layton Avenue, Suite 700, Denver, Colorado, 80237, United States of America
Newmont Overseas	Newmont Overseas Holdings Pty Ltd
ACN 667 845 454 of Level 5, 500 Hay Street, Subiaco WA 6008
Recitals
1
The parties have agreed that Newmont Overseas will acquire all of the ordinary shares in Newcrest by means of a scheme of arrangement under Part 5.1 of the Corporations Act between Newcrest and the Scheme Shareholders.

2 The parties have agreed that Newcrest will propose the Scheme to the Newcrest Shareholders and, if approved, that the parties will implement the Scheme, on the terms and conditions of this deed.
This deed witnesses as follows:
1
Definitions and interpretation

1.1
Definitions

The meanings of the terms used in this deed are set out below.
Term	Meaning
Adviser	any person who is engaged to provide professional advice of any type (including legal, accounting, tax, consulting or financial advice) to a party in connection with the Transaction.
ASIC	the Australian Securities and Investments Commission.
Associate	has the meaning set out in section 12 of the Corporations Act subject to section 16 of the Corporations Act.
ASX	ASX Limited ACN 008 624 691 and, where the context requires, the financial market that it operates.
ASX Quotation	the admission of Newmont to the official list of ASX as an ASX foreign exempt listing and the official quotation of all New Newmont CDIs on the ASX.
ATO	the Australian Taxation Office.
Break Fee	US$174,058,275.
Business Day	a day that is not a Saturday, Sunday or a public holiday or bank holiday in Melbourne, Australia or Denver, Colorado, United States.
Canadian Competition Act	the Competition Act (Canada) and the regulations promulgated thereunder.
Canadian Competition Bureau	the Canadian Competition Bureau established as an independent enforcement agency of the Government of Canada that is headed by the Canadian Competition Commissioner.

Term	Meaning
Canadian Competition Commissioner	the Commissioner of Competition appointed under subsection 7(1) of the Canadian Competition Act and includes any person designated by the Canadian Commissioner to act on his behalf.
CDN	CHESS Depositary Nominees Pty Limited ACN 071 346 506.
Claim
any claim, demand, legal proceedings or cause of action, including a claim, demand, legal proceedings or cause of action:
1
based in contract (including breach of warranty);

2
based in tort (including misrepresentation or negligence);

3
under common law or equity; or

4
under statute,

in any way relating to this deed or the Transaction, and includes a claim, demand, legal proceeding or cause of action arising under an indemnity in this deed.

Class Ruling	a binding public ruling issued by the Commissioner of Taxation pursuant to Division 358 of Schedule 1 of the Tax Administration Act 1953 (Cth) and as described in the class ruling CR 2001/1.
Code	the Internal Revenue Code of 1986, as amended from time to time.
Competing Proposal	a Newcrest Competing Proposal or a Newmont Competing Proposal, as applicable.
Competition Approvals	the approvals from the competition regulators in the following jurisdictions that are necessary to implement the Scheme: 1 Japan; 2 South Korea; and 3 Philippines.
Condition Precedent	each of the conditions set out in clause 3.1.
Confidentiality Deed	the confidentiality deed between Newcrest and Newmont dated 14 March 2023.
Confidential Information	has the meaning given in the Confidentiality Deed.
Control	has the meaning given in section 50AA of the Corporations Act, disregarding subsection 50AA(4).
Corporations Act	the Corporations Act 2001 (Cth).
Corporations Regulations	the Corporations Regulations 2001 (Cth).
Court	the Federal Court of Australia or such other court of competent jurisdiction under the Corporations Act agreed to in writing by Newcrest and Newmont.
Deed Poll	a deed poll to be entered into by Newmont and Newmont Overseas substantially in the form of Attachment 2 under which Newmont and Newmont Overseas covenants in favour of the Scheme Shareholders to perform the respective

Term	Meaning
obligations attributed to Newmont and Newmont Overseas under the Scheme.
Depositary	The Bank of New York Mellon.
Effective	when used in relation to the Scheme, the coming into effect, under subsection 411(10) of the Corporations Act, of the order of the Court made under subparagraph 411(4)(b) of the Corporations Act in relation to the Scheme.
Effective Date	the date on which the Scheme becomes Effective.
End Date	15 February 2024.
Exchange Act	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
Exclusivity Period	the period from and including the date of this deed to the earliest of: 1 the date of termination of this deed; 2 the End Date; and 3 the Implementation Date.
Fairly Disclosed	disclosed in sufficient detail to enable a reasonable, diligent and sophisticated recipient of the relevant information who is experienced in transactions similar to the Scheme or experienced in a business similar to the business of the Newcrest Group or Newmont Group (as applicable), to identify the nature and scope of the relevant fact, matter, circumstance or event.
FATA	the Foreign Acquisitions and Takeovers Act 1975 (Cth).
FIRB	the Australian Foreign Investment Review Board.
First Court Date	the first day on which an application made to the Court for an order under subsection 411(1) of the Corporations Act convening the Scheme Meeting is heard.
Government Agency	any foreign or Australian government or governmental, semi-governmental, administrative, fiscal, taxing, monetary or judicial body, department, commission, authority, tribunal, agency or entity, or any minister of any federal, state, provincial, or local government, whether foreign or Australian, and includes the ASX, NYSE, TSX, PNGX and any other relevant stock exchange, ASIC, the Takeovers Panel, FIRB, the ATO, the Canadian Competition Bureau, the ICCC, the US Department of Justice, the SEC, the Ontario Securities Commission, and any state or territory revenue offices.
GST	has the meaning given in the GST Act.
GST Act	the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
HSR Act	the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
ICCC	the Independent Consumer and Competition Commission of Papua New Guinea.

Term	Meaning
Implementation Date	the fifth Business Day after the Scheme Record Date, or such other date after the Scheme Record Date as Newcrest and Newmont agree in writing.
Independent Expert	Grant Samuel & Associates Pty Limited.
Independent Expert’s Report	the report to be issued by the Independent Expert in connection with the Scheme, such report to be included in or to accompany the Scheme Booklet, and including any subsequent, updated or supplementary report, setting out the Independent Expert’s opinion whether or not the Scheme is in the best interests of Newcrest Shareholders and the reasons for holding that opinion.
Ineligible Foreign Shareholder
a Scheme Shareholder whose address shown in the Newcrest Share Register on the Scheme Record Date is a place outside:
1
Australia and its external territories;

2
Canada;

3
New Zealand;

4
Papua New Guinea;

5
the United Kingdom;

6
the United States; and

7
such other jurisdictions agreed to in writing by Newmont and Newcrest,

unless Newmont (after consultation with Newcrest) determines that it is lawful and not unduly onerous or unduly impractical to issue that Scheme Shareholder with New Newmont Shares or New Newmont CDIs (as applicable) when the Scheme becomes Effective.

Insolvency Event	in relation to an entity:

1
the entity resolving that it be wound up or a court making an order for the winding up or dissolution of the entity;

2
a Controller (as defined in the Corporations Act), liquidator, provisional liquidator, administrator, receiver, receiver and manager or other insolvency official being appointed to the entity or in relation to the whole, or a substantial part, of its assets;

3
an application is made to a court, a meeting is convened or a resolution is passed for the entity to be wound up or dissolved or for the appointment of a Controller (as defined in the Corporations Act), liquidator, provisional liquidator or administrator to the entity of any of its assets;

4
the entity seeks or obtains protection from its creditors under any statute or any other law;

5
the entity executing a deed of company arrangement;

Term	Meaning

6
the entity ceases, or threatens to cease, to carry on substantially all the business conducted by it as at the date of this deed;

7
the entity is or becomes unable to pay its debts when they fall due, is insolvent within the meaning of the Corporations Act (or applicable legislation of its place of incorporation) or is otherwise presumed to be insolvent under the Corporations Act (or applicable legislation of its place of incorporation) or any analogous circumstances arises under any other statute or law;

8
the entity being deregistered as a company or otherwise dissolved (whether pursuant to Chapter 5A of the Corporations Act or otherwise),

or any other like event, matter or circumstance occurring in relation to an entity in another jurisdiction.

Intra-Group Funding Arrangements	all funding arrangements and related transactions between Newcrest Group Members or Newmont Group Members (as applicable) to enable funding to be provided from one Newcrest Group Member or Newmont Group Member (as applicable) to another, including to carry out the activities required or permitted by this deed.
Investigating Accountant	the accounting firm to be appointed by Newcrest and Newmont to prepare the Investigating Accountant’s Report.
Investigating Accountant’s Report	the report prepared by the Investigating Accountant in relation to the financial information regarding the Merged Group for inclusion in the Scheme Booklet.
IRC	the Internal Revenue Commission of Papua New Guinea.
Listing Rules	1 the official listing rules of ASX; and 2 the applicable rules contained in the NYSE Listed Company Manual, as the context requires and to the extent applicable to Newmont or Newcrest.
Merged Group	the Newmont Group including the Newcrest Group following implementation of the Scheme.
Merged Group Information	means any information regarding the Merged Group in the Scheme Booklet or Newmont Proxy Statement or any amendments or supplements of such disclosure (as applicable).
New Newmont CDI	a CHESS Depositary Interest, being a unit of beneficial ownership in a New Newmont Share (in the form of a CHESS Depositary Interest) registered in the name of CDN, to be issued to Scheme Shareholders under the Scheme.
New Newmont Share	a fully paid Newmont Share to be issued to Scheme Shareholders under the Scheme.
Newcrest ADR	an American Depositary Receipt representing one Newcrest Share.

Term	Meaning
Newcrest ADR Holder	a holder of a Newcrest ADR.
Newcrest Board	the board of directors of Newcrest.
Newcrest Board Member	any director of Newcrest comprising part of the Newcrest Board.
Newcrest Competing Proposal	any genuine proposal, offer, expression of interest, agreement, arrangement or transaction (or similar) which, if entered into or completed substantially in accordance with its terms, would result in:

1
a Third Party (either alone or together with one or more Associates) directly or indirectly in a single transaction or a series of related transactions:

 —
acquiring a Relevant Interest in, or acquiring or having a right to acquire, a legal, beneficial or economic interest (including an economic interest by way of one or more derivative contracts, an economic swap, contract for difference or similar transaction or arrangement) in, or control of, 20% or more of the Newcrest Shares;

 —
acquiring Control of Newcrest or of any member of the Newcrest Group which holds all, or substantially all, of the property or material assets of the Newcrest Group;

 —
acquiring, acquiring an interest in, becoming the holder of, or otherwise acquiring or having a right to acquire, a legal, beneficial or economic interest in, or control of, all or substantially all of the property or material assets of the Newcrest Group taken as a whole;

 —
otherwise acquiring, amalgamating or merging with Newcrest; or

 —
requiring Newcrest to abandon, or otherwise fail to proceed with, the Transaction,

in each case whether by way of takeover bid, members’ or creditors’ scheme of arrangement, reverse takeover, shareholder approved acquisition, capital reduction, buy-back, sale, lease or purchase of shares, other securities or assets, assignment of assets and liabilities, incorporated or unincorporated joint venture, dual-listed company (or other synthetic merger), deed of company arrangement, any debt for equity arrangement, reorganisation, recapitalisation, refinancing or other transaction or arrangement; or
2
any ‘top-hatting’ or redomiciliation of Newcrest, which would result in the Scheme not being able to be implemented substantially in accordance with the terms of this deed and the Scheme.

Term	Meaning
Each successive material modification or variation of a Newcrest Competing Proposal will constitute a new Newcrest Competing Proposal.
Newcrest Constitution	the constitution of Newcrest.
Newcrest Data Room	the online data room established by Newcrest which is accessed at:https://dataroom.ansarada.com/r8mecwut9qr.
Newcrest Disclosure Materials
1
the documents and information contained in the Newcrest Data Room made available by Newcrest to Newmont and its Related Persons at 7.00pm on 11 May 2023, the index of the contents of which has been initialled by, or on behalf of, Newcrest and Newmont for identification, and any other document specifically agreed in writing by the parties on or about the date of this deed;

2
written responses from Newcrest and its Related Persons to requests for further information made by Newmont and its Related Persons via the Newcrest Data Room prior to 7.00pm on 12 May 2023; and

3
the documents made available to King & Wood Mallesons at the Melbourne office of Herbert Smith Freehills on 8 May 2023.

Newcrest Equity Incentive	any option, restricted share or right to Newcrest Shares issued under employee incentive arrangements of the Newcrest Group.
Newcrest Group	Newcrest and each of its Related Bodies Corporate, and a reference to a ‘Newcrest Group Member’ or a ‘member of the Newcrest Group’ is to Newcrest or any of its Related Bodies Corporate.
Newcrest Indemnified Parties	Newcrest and its Related Bodies Corporate and Related Persons.
Newcrest Information
1
the entirety of the information included in the Scheme Booklet (or any amendment or supplement) other than the Newmont Information, the Independent Expert’s Report (or references to the Independent Expert’s analysis or conclusions), the Investigating Accountant’s Report or other report or opinion prepared by an external adviser to Newcrest; and

2
information relating to the Newcrest Group or the businesses of the Newcrest Group expressly provided by or on behalf of Newcrest to Newmont in writing for:

 —
inclusion in the Newmont Proxy Statement (or any amendment or supplement); or

 —
use in the preparation of the Merged Group Information in the Scheme Booklet or in the Newmont Proxy Statement, as applicable (or in any amendment or supplement).

Newcrest Material Adverse Change	any event, occurrence, change, condition, matter, circumstance or thing (each a Specified Event) which, whether individually or when aggregated with all such

Term	Meaning

Specified Events that have occurred, has had or would be considered reasonably likely to have the effect of the consolidated net assets of the Newcrest Group, taken as a whole (and net of all insurance proceeds), being reduced by an amount of at least US$2 billion, other than any event, occurrence, change, condition, matter, circumstance or thing:
1
required or expressly permitted by this deed or the Scheme;

2
Fairly Disclosed in the Newcrest Disclosure Materials;

3
Fairly Disclosed in:

 —
Newcrest’s announcements to the ASX, PNGX or SEDAR in the period from 4 October 2022 (inclusive) to the date of this deed; or

 —
any information publicly available on a Public Register on the corresponding Public Search Date,

(excluding any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature);
4
agreed to in writing by Newmont (in its sole and absolute discretion);

5
resulting from any actual or announced change to any applicable law, any judicial or administrative interpretation of the law or any practice or policy of a Government Agency, including in relation to Tax;

6
arising as a result of any actual or announced change in any generally accepted accounting principles or standards or the interpretation of such principles or standards;

7
arising as a result of any changes in general economic, industry, regulatory or political conditions or the securities or other capital markets;

8
arising as a result of any geopolitical conditions, hostilities, civil or political unrest, any acts of war, sabotage, cyberattack or terrorism (including any outbreak, escalation or worsening of any of the foregoing);

9
arising from any epidemic, pandemic, lightning, storm, flood, fire, seismic event or explosion, cyclone, tidal wave, landslide, natural disaster or adverse weather conditions or the like;

10
arising as a result of the execution, announcement or performance of this deed or the Scheme in accordance with its terms; or

Term	Meaning

11
arising as a result of any change or fluctuation in taxation rate, interest rates, commodity prices or exchange rates,

except, in the case of each of the matters contemplated in items 5, 6, 8, 9 and 11, if the effects of such event, occurrence, change, condition, matter, circumstance or thing are, or would be considered reasonably likely to be, disproportionately adverse to the Newcrest Group as compared to the effects on other comparable companies in the same industries as the Newcrest Group, then those effects are excluded from the matters contemplated in items 5, 6, 8, 9 or 11 (as applicable) only to the extent of such disproportionate effect and not in their entirety.
For the purposes of this definition, consolidated net assets will be calculated using the same principles as were used to calculate the consolidated net assets in the most recent audited financial statements of Newcrest as at the date of this deed.

Newcrest Prescribed Occurrence
other than:
1
as required or expressly permitted by this deed or the Scheme;

2
as Fairly Disclosed in the Newcrest Disclosure Materials;

3
with the consent of Newmont (in its sole and absolute discretion);

4
in connection with the Newcrest Special Dividend or an Ordinary Course Dividend (including any arrangements to fund such dividends);

5
in connection with Newcrest conducting Intra-Group Funding Arrangements;

6
as required by law or reasonably required by any Government Agency; or

7
as Fairly Disclosed by Newcrest in an announcement made by it to the ASX, PNGX or SEDAR in the period from 4 October 2022 (inclusive) to the date of this deed (excluding any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature), the occurrence of any of the following after the date of this deed:
8
Newcrest converting all or any of its shares into a larger or smaller number of shares;

9
Newcrest or another member of the Newcrest Group resolving to reduce its share capital in any way or resolving to reclassify, combine, split or redeem or repurchase directly or indirectly any of its shares;

Term	Meaning

10
Newcrest or another member of the Newcrest Group entering into a buy-back agreement or resolving to approve the terms of a buy-back agreement under the Corporations Act;

11
a member of the Newcrest Group issuing shares or securities convertible into shares, or granting, vesting or accelerating a performance right or an option over its shares, or agreeing to make such an issue or grant, vest or accelerate such a share, convertible security, performance right or an option, other than:

 —
on vesting or exercise of, or in respect of, a Newcrest Equity Incentive, or the granting of new Newcrest Equity Incentives to a Newcrest director, officer or employee under a Newcrest equity incentive or employee share plan in place at the date of this deed, in each case only to the extent permitted by this deed;

 —
in connection with the dividend reinvestment plan; or

 —
to another wholly-owned Newcrest Group Member; or

12
a Newcrest Group Member adopting, modifying or repealing its constitution or a provision of it;

13
a Newcrest Group Member granting a Security Interest, or agreeing to grant a Security Interest, in the whole, or a substantial part, of its business or property; or

14
an Insolvency Event occurs in relation to a material Newcrest Group Member.

Newcrest Representations and Warranties	the representations and warranties of Newcrest set out in Schedule 1.
Newcrest Share	a fully paid ordinary share in the capital of Newcrest.
Newcrest Share Register	the register of members of Newcrest maintained in accordance with the Corporations Act.
Newcrest Shareholder	a person who is registered as the holder of a Newcrest Share in the Newcrest Share Register.
Newcrest Special Dividend	has the meaning given in clause 8.2.
Newcrest Superior Proposal
a bona fide Newcrest Competing Proposal not resulting from a breach by Newcrest of any of its obligations under clause 14, which the Newcrest Board, acting in good faith, and after receiving written advice from its external legal advisers and advice from its financial advisers, determines:
1
is reasonably capable of being valued and completed within a reasonable timeframe in accordance with its terms; and

2
would, if completed substantially in accordance with its terms, result in a transaction that is more favourable to

Term	Meaning

Newcrest Shareholders (as a whole) than the Transaction,
taking into account (as a whole) all aspects of the Newcrest Competing Proposal and the Transaction, including conditions, the identity, reputation and financial condition of the person making the Newcrest Competing Proposal and all relevant legal, regulatory and financial matters (including the value and type of consideration, funding, any timing considerations, any conditions precedent or other matters affecting the probability of the proposal being completed), provided that, solely for the purposes of this definition of Newcrest Superior Proposal, the reference to ‘20% or more’ in paragraph 1 of the definition of Newcrest Competing Proposal is replaced with ‘50% or more’.

Newmont Competing Proposal
any genuine proposal, offer, expression of interest, agreement, arrangement or transaction (or similar) which, if entered into or completed substantially in accordance with its terms, would result in:
1
a Third Party (either alone or together one or more Associates) directly or indirectly in a single transaction or a series of related transactions:

 —
acquiring an interest in, or acquiring or having a right to acquire, a legal, beneficial or economic interest in (including an economic interest by way of one or more derivative contracts, an economic swap, contract for difference or similar transaction or arrangement), or control of, 20% or more of the Newmont Shares;

 —
acquiring, acquiring an interest in, becoming the holder of, or otherwise acquiring or having a right to acquire, a legal, beneficial or economic interest in, or control of, all or substantially all of the property or material assets of the Newmont Group taken as a whole; or

 —
otherwise acquiring, amalgamating or merging with Newmont; or

 —
requiring Newmont to abandon, or otherwise fail to proceed with, the Transaction,

in each case whether by way of takeover bid, members’ or creditors’ scheme of arrangement, reverse takeover, shareholder approved acquisition, capital reduction, buy-back, sale, lease or purchase of shares, other securities or assets, assignment of assets and liabilities, incorporated or unincorporated joint venture, dual-listed company (or other synthetic merger), deed of company arrangement, any debt for equity arrangement, reorganisation, recapitalisation, refinancing or other transaction or arrangement; or

Term	Meaning

2
any ‘top-hatting’ or redomiciliation of Newmont, which would result in the Scheme not being able to be implemented substantially in accordance with the terms of this deed and the Scheme

Each successive material modification or variation of a Newmont Competing Proposal will constitute a new Newmont Competing Proposal.

Newmont Data Room	the online data room established by Newmont which is accessed at: https://newmontmining.sharepoint.com/sites/CLB-ProjectSuntoryDataRoom.
Newmont Disclosure Materials
1
the documents and information contained in the Newmont Data Room made available by Newmont to Newcrest and its Related Persons at 7.00pm on 11 May 2023, the index of the contents of which has been initialled by, or on behalf of, Newcrest and Newmont for identification, and any other document specifically agreed in writing by the parties on or about the date of this deed;

2
written responses from Newmont and its Related Persons to requests for further information made by Newcrest and its Related Persons via the Newmont Data Room prior to 7.00pm on 12 May 2023; and

3
written responses from Newmont to the requests for information from Newcrest made in the document titled Management Due Diligence Questionnaire sent by Newmont’s legal counsel to Newcrest’s legal counsel.

Newmont Group	Newmont and each of its Related Bodies Corporate, and a reference to a ‘Newmont Group Member’ or a ‘member of the Newmont Group’ is to Newmont or any of its Related Bodies Corporate.
Newmont Indemnified Parties	Newmont and its Related Bodies Corporate and Related Persons.
Newmont Information
1
information about the Newmont Group, the Merged Group, the businesses of the Newmont Group and Merged Group, New Newmont Shares and New Newmont CDIs, Newmont’s interests and dealings in Newcrest Shares and Newmont’s intentions for the Merged Group and the Merged Group’s employees and Newmont’s funding expressly provided by or on behalf of Newmont to Newcrest in writing for inclusion in the Scheme Booklet (or any amendment or supplement); and

2
any other information required under the Corporations Act, Corporations Regulations or RG 60 to be included in, or to enable preparation of, the Scheme Booklet (or any amendment or supplement) that Newmont and Newcrest agree in writing is ‘Newmont Information’ and that is identified in the Scheme Booklet (or any amendment or supplement) as such; and

Term	Meaning
3 the entirety of the information in the Newmont Proxy Statement, in each case, excluding any Newcrest Information.
Newmont Material Adverse Change
any event, occurrence, change, condition, matter, circumstance or thing (each a Specified Event) which, whether individually or when aggregated with all such Specified Events that have occurred, has had or would be considered reasonably likely to have the effect of the consolidated net assets of the Newmont Group, taken as a whole (and net of all insurance proceeds), being reduced by an amount of at least US$3.9 billion, other than any event, occurrence, change, condition, matter, circumstance or thing:
1
required or expressly permitted by this deed or the Scheme;

2
Fairly Disclosed in:

 —
the Newmont Disclosure Materials; or

 —
in any statement, prospectus, report, schedule or another form filed with the SEC pursuant to the Securities Act or the Exchange Act in the 6 month period prior to the date of this deed (excluding any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature),

3
agreed to in writing by Newcrest (in its sole and absolute discretion);

4
resulting from any actual or announced change to any applicable law, any judicial or administrative interpretation of the law or any practice or policy of a Government Agency, including in relation to Tax;

5
arising as a result of any actual or announced change in generally accepted accounting principles or standards or the interpretation of such principles or standards;

6
arising as a result of any changes in general economic, industry, regulatory or political conditions, the securities or other capital markets;

7
arising as a result of any geopolitical conditions, hostilities, civil or political unrest, any acts of war, sabotage, cyberattack or terrorism (including any outbreak, escalation or worsening of any of the foregoing);

8
arising from any epidemic, pandemic, lightning, storm, flood, fire, seismic event or explosion, cyclone, tidal wave, landslide, natural disaster or adverse weather conditions or the like;

Term	Meaning

9
arising as a result of the execution, announcement or performance of this deed or the Scheme in accordance with its terms; or

10
arising as a result of any change or fluctuation in taxation rate, interest rates, commodity prices or exchange rates,

except, in the case of each of the matters contemplated in items 4, 5, 6, 8 and 10, if the effects of such event, occurrence, change, condition, matter, circumstance or thing are, or would be considered reasonably likely to be, disproportionately adverse to the Newmont Group as compared to the effects on other comparable companies in the same industries as the Newmont Group, then those effects are excluded from the matters contemplated in items 4, 5, 6, 8 and 10 (as applicable) only to the extent of such disproportionate effect and not in their entirety.
For the purposes of this definition, consolidated net assets will be calculated using the same principles as were used to calculate the consolidated net assets in the most recent audited financial statements of Newmont as at the date of this deed.

Newmont Overseas Representations and Warranties	the representations and warranties of Newmont Overseas set out in Schedule 3.
Newmont Prescribed Occurrence
other than:
1
as required or expressly permitted by this deed or the Scheme;

2
as Fairly Disclosed in the Newmont Disclosure Materials;

3
with the consent of Newcrest (in its sole and absolute discretion); in connection with an Ordinary Course Dividend;

5
in connection with Newmont conducting Intra-Group Funding Arrangements;

6
as required by law or reasonably required by any Government Agency; or

7
as Fairly Disclosed by Newmont in any statement, prospectus, report, schedule or another form filed with the SEC pursuant to the Securities Act or the Exchange Act in the 6 month period prior to the date of this deed (excluding any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature), the occurrence of any of the following after the date of this deed:
8
Newmont converting all or any of its shares into a larger or smaller number of shares;

Term	Meaning

9
Newmont resolving to reduce its share capital in any way;

10
Newmont entering into a buy-back agreement or resolving to approve the terms of a buy-back agreement, other than a buy-back agreement for purchases of Newmont Shares in satisfaction of the payment of the exercise price or tax withholdings upon the exercise or vesting of Newmont equity incentives;

11
a member of the Newmont Group issuing shares or securities convertible into shares, or granting a performance right or an option over its shares, or agreeing to make such an issue or grant such a performance right or an option, other than:

 —
on vesting or exercise of, or in respect of, any Newmont equity incentive, or the granting of new Newmont equity incentives to a Newmont director, officer or employee under a Newmont equity incentive or employee share plan in place at the date of this deed;

 —
to another wholly-owned Newmont Group Member;

12
other than pursuant to the resolution of Newmont Stockholders contemplated by clause 3.4(k)(1)(B), Newmont adopting, modifying or repealing its certificate of incorporation or by-laws, or a provision of its certificate of incorporation or by-laws;

13
a Newmont Group Member granting a Security Interest, or agreeing to grant a Security Interest, in the whole, or a substantial part, of its business or property; or

14
an Insolvency Event occurs in relation to a material Newmont Group Member.

Newmont Proxy Statement	the proxy statement, including all schedules, appendices and exhibits thereto and enclosed therewith, to be sent to Newmont Stockholders in relation to the Newmont Stockholder Meeting, as amended, supplemented or otherwise modified from time to time.
Newmont Representations and Warranties	the representations and warranties of Newmont set out in Schedule 2.
Newmont Share	a share of common stock of Newmont.
Newmont Stockholder	a holder of a Newmont Share.
Newmont Stockholder Meeting	a meeting of Newmont Stockholders, including any adjournment or postponement thereof, to be held to consider and vote on the Newmont Stockholder Resolution.
Newmont Stockholder Resolution	a resolution of Newmont Stockholders (approved by a majority of votes cast on such proposal) approving the issuance of New Newmont Shares pursuant to the Scheme, as required by the Delaware General Corporation Law and NYSE Listing Rule 312.03.

Term	Meaning
Newmont Superior Proposal
a bona fide Newmont Competing Proposal not resulting from a breach by Newmont of any of its obligations in clause 14, which the Newmont Board, acting in good faith, and after receiving written advice from its external legal advisers and advice from its financial advisers, determines:
1
is reasonably capable of being valued and completed within a reasonable timeframe in accordance with its terms; and

2
would, if completed substantially in accordance with its terms, result in a transaction that is more favourable to Newmont Stockholders (as a whole) than the Transaction,

taking into account (as a whole) all aspects of the Newmont Competing Proposal and the Transaction, including conditions, the identity, reputation and financial condition of the person making the Newmont Competing Proposal and all relevant legal, regulatory and financial matters (including the value and type of consideration, funding, any timing considerations, any conditions precedent or other matters affecting the probability of the proposal being completed), provided that, solely for the purposes of this definition of Newmont Superior Proposal, the reference to ‘20% or more’ in paragraph 1 of the definition of Newmont Competing Proposal is replaced with ‘50% or more’.

NYSE	the New York Stock Exchange.
Ordinary Course Dividend	has the meaning given in clause 8.1.
PNGX	PNGX Markets Limited or, as the context requires, the financial market operated by it.
PPS Register	the register established under the PPSA.
PPSA	the Personal Property Securities Act 2009 (Cth).
Public Register	public registers agreed between Newcrest and Newmont.
Public Search Date	the date or dates agreed between Newcrest and Newmont.
Regulator’s Draft	the draft of the Scheme Booklet in a form that is provided to ASIC for approval pursuant to subsection 411(2) of the Corporations Act.
Regulatory Approval	any approval of or notification to a Government Agency to the Scheme or any aspect of it, which Newcrest and Newmont agree in writing, each acting reasonably, is necessary or desirable to implement the Scheme.
Related Bodies Corporate	has the meaning set out in section 50 of the Corporations Act.
Related Person
in respect of a person, including each party or its Related Bodies Corporate:
1
a director, officer or employee of that person;

2
an Adviser of that person (and each director, officer or employee of that Adviser); and

Term	Meaning
3 a Related Body Corporate (and each director, officer, employee or Adviser of that Related Body Corporate) of that person.
Relevant Interest	has the meaning given in sections 608 and 609 of the Corporations Act.
Reverse Break Fee
1
in respect of clause 16. 2(c),the aggregate of all third-party costs and expenses actually incurred by any Newcrest Group Member during the period commencing on 14 January 2023 and ending on the date of the Newmont Stockholder Meeting in connection with the Transaction, including any adviser and filing fees under contracts or arrangements Fairly Disclosed to Newmont before the date of this deed; or

2
in all other instances, US$374,766,240.

RG 60	Regulatory Guide 60 issued by ASIC in September 2020.
Sanctions Laws	all national and supranational laws, regulations, decrees, orders, or other acts with force of law including in Australia, Canada, the United States, the United Kingdom, the European Union, or United Nations, concerning trade and economic sanctions including trade embargoes, the freezing or blocking of assets of targeted persons, or other restrictions on exports, imports, investment, payments, or other transactions targeted at particular persons or countries, including any laws imposing trade and economic sanctions on any person for engaging in proscribed or targeted behaviour.
Scheme	the scheme of arrangement under Part 5.1 of the Corporations Act between Newcrest and the Scheme Shareholders, substantially in the form of which is attached as Attachment 1, subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act and agreed to in writing by Newmont and Newcrest.
Scheme Booklet
the scheme booklet to be prepared by Newcrest in respect of the Scheme in accordance with clause 5.2(a) to be dispatched to Newcrest Shareholders and which must include or be accompanied by:
1
a copy of the Scheme;

2
an explanatory statement (as that term is defined in section 412 of the Corporations Act) complying with the requirements of the Corporations Act, the Corporations Regulations and RG 60;

3
the Independent Expert’s Report;

4
the Investigating Accountant’s Report;

5
a copy of the executed Deed Poll;

6
a notice of meeting; and

7
a proxy form.

Term	Meaning
Scheme Consideration
the consideration to be provided by or on behalf of Newmont Overseas (or by Newmont on behalf of and at the direction of Newmont Overseas) to each Scheme Shareholder for the transfer to Newmont Overseas of each Scheme Share, being:
1
0.400 New Newmont Shares; or

2
0.400 New Newmont CDIs,

for each Newcrest Share held by a Scheme Shareholder as at the Scheme Record Date.

Scheme Meeting	the meeting of Newcrest Shareholders ordered by the Court to be convened under subsection 411(1) of the Corporations Act to consider and vote on the Scheme and includes any meeting convened following any adjournment or postponement of that meeting.
Scheme Record Date	7.00pm on the second Business Day after the Effective Date or such other time and date as Newcrest and Newmont agree in writing.
Scheme Shareholder	a Newcrest Shareholder as at the Scheme Record Date, subject to clause 4.7.
Scheme Shares	all Newcrest Shares held by the Scheme Shareholders as at the Scheme Record Date.
SEC	the United States Securities and Exchange Commission.
SEC Clearance
the earlier of:
1
confirmation from the SEC that the Newmont Proxy Statement is not to be reviewed by the SEC;

2
if Newmont has not otherwise been informed by the SEC that the SEC intends to review the Newmont Proxy Statement, the expiration of the 10 day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act without comment from the SEC; and

3
if Newmont receives comments from the SEC on the Newmont Proxy Statement, the date on which Newmont is notified that the SEC has no further comments on the Newmont Proxy Statement.

Second Court Date	the first day on which an application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving the Scheme is heard.
Securities Act	the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.
Security Interest	any mortgage, charge, pledge, lien, assignment or other security interest or any other arrangement (including a right of set off or combination) entered into for the purpose of conferring a priority, including any security interest as defined in section 51A of the Corporations Act.
SEDAR	the System for Electronic Document Analysis and Retrieval as available at www.sedar.com.
Subsidiary	has the meaning given in section 9 of the Corporations Act.

Term	Meaning
Tax	any tax, levy, charge, impost, fee, deduction, goods and services tax, compulsory loan or withholding, stamp, landholder, transaction or registration duty or similar charge that is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of, any of the above.
Tax Act	the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), or both as the context requires.
Tax Authority	the ATO, IRC or any equivalent Government Agency in any jurisdiction.
Tax Law	a law with respect to or imposing any Tax.
Third Party	a person other than Newcrest, Newmont or their respective Related Bodies Corporate or Associates.
Timetable	the indicative timetable for the implementation of the Transaction as agreed between Newcrest and Newmont.
Transaction	the proposed acquisition of the Scheme Shares by Newmont Overseas through implementation of the Scheme in accordance with the terms of this deed and the Scheme.
TSX	Toronto Stock Exchange.

1.2
Interpretation

In this deed:
(a)
headings and bold type are for convenience only and do not affect the interpretation of this deed;

(b)
the singular includes the plural and the plural includes the singular;

(c)
words of any gender include all genders;

(d)
other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

(e)
a reference to a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency, as well as an individual;

(f)
a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to this deed;

(g)
a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them (whether passed by the same or another Government Agency with legal power to do so);

(h)
a reference to a document (including this deed) includes all amendments or supplements to, or replacements or novations of, that document;

(i)
a reference to a party to a document includes that party’s successors and permitted assignees;

(j)
a reference to an agreement other than this deed includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing;

(k)
a reference to liquidation or insolvency includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure;

(l)
no provision of this deed will be construed adversely to a party because that party was responsible for the preparation of this deed or that provision;

(m)
a reference to a body (including an institute, association or authority), other than a party to this deed, whether statutory or not:

(1)
which ceases to exist; or

(2)
whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;
(n)
a reference to ‘$’, ‘A$’ or ‘dollar’ is to the lawful currency of Australia, and a reference to US$ is to the lawful currency of the United States of America;

(o)
a reference to any time, unless otherwise indicated, is to the time in Melbourne, Australia;

(p)
if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(q)
a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(r)
if an act prescribed under this deed to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

(s)
a term defined in or for the purposes of the Corporations Act, and which is not defined in clause 1.1, has the same meaning when used in this deed; and

(t)
a reference to the Listing Rules includes any variation, consolidation or replacement of these rules and is to be taken to be subject to any waiver or exemption granted to the compliance of those rules by a party.

1.3
Interpretation of inclusive expressions

Specifying anything in this deed after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.
1.4
Awareness

If a representation or warranty is given so far as a party is “aware” or with a similar qualification as to awareness or knowledge, the awareness or knowledge of a party is limited to and deemed only to comprise the facts, matters and circumstances of which:
(a)
in the case of Newcrest, Sherry Duhe, Maria Sanz Perez, Daniel O’Connell, Seil Song, Suresh Vadnagra, Craig Jones and Megan Collins; or

(b)
in the case of Newmont, Tom Palmer, Brian Tabolt, Peter Toth, Nancy Lipson and Rob Atkinson,

is actually aware as at the date of this deed.
1.5
Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.
1.6
Deed components

This deed includes any schedule.
2
Agreement to propose and implement the Transaction

(a)
Newcrest agrees to propose the Scheme on and subject to the terms and conditions of this deed.

(b)
Newmont and Newmont Overseas agree to assist Newcrest to propose the Scheme on and subject to the terms and conditions of this deed.

(c)
Newcrest, Newmont and Newmont Overseas agree to implement the Scheme on and subject to the terms and conditions of this deed.

3
Conditions Precedent

3.1
Conditions Precedent

Subject to this clause 3, the respective obligations of the parties in regards to implementation of the Scheme (including each of Newmont’s and Newmont Overseas’ obligations under clause 4.2(b)(2)) are not binding, until each of the following Conditions Precedent is satisfied or waived to the extent and in the manner set out in this clause 3.
(a)
FIRB:   before 8.00am on the Second Court Date, either:

(1)
Newmont has received a written notice under the FATA, by or on behalf of the Treasurer of the Commonwealth of Australia, stating that the Commonwealth Government does not object to the acquisition by Newmont Overseas of the Scheme Shares pursuant to the Scheme, either unconditionally or on terms that Newmont considers to be acceptable (acting reasonably);

(2)
the Treasurer of the Commonwealth of Australia becomes precluded from making an order under Division 2 of Part 3 of the FATA in relation to the acquisition by Newmont Overseas of the Scheme Shares pursuant to the Scheme and the acquisition by Newmont Overseas of the Scheme Shares is not prohibited under the FATA; or

(3)
if an interim order is made under the FATA in respect of the acquisition by Newmont Overseas of the Scheme Shares pursuant to the Scheme, the subsequent period for making a final order prohibiting the acquisition of the Scheme Shares pursuant to the Scheme by Newmont Overseas elapses without a final order being made.

(b)
HSR Act:   the waiting period applicable to the Transaction under the HSR Act has expired or been terminated.

(c)
Canadian Competition Bureau clearance:   either:

(1)
(A) the applicable waiting period under subsection 123(1) of the Canadian Competition Act has expired or has been waived in accordance with subsection 123(2) of the Canadian Competition Act, or the obligation to provide a pre-merger notification in accordance with Part IX of the Canadian Competition Act has been waived in accordance with paragraph 113(c) of the Canadian Competition Act; and (B) the Canadian Competition Commissioner has issued a written confirmation that he does not, at that time, intend to make an application under section 92 of the Canadian Competition Act in respect of the Transaction; or

(2)
the Canadian Competition Commissioner has issued an Advance Ruling Certificate under subsection 102(1) of the Canadian Competition Act in respect of the Transaction.

(d)
ICCC clearance:   the ICCC has confirmed in writing that it has cleared the Transaction under section 81 of the Independent Consumer and Commission Act 2002, either unconditionally or on terms that Newmont considers to be acceptable (acting reasonably).

(e)
Other Competition Approvals:   the Competition Approvals are obtained, in each case, either unconditionally or on terms that Newmont considers to be acceptable (acting reasonably).

(f)
Other regulatory approvals:   all other approval waivers, consents, exemptions or declarations of a Government Agency that Newcrest and Newmont agree are necessary or desirable to implement the Scheme are granted, given, made or obtained, in each case, either unconditionally or on terms that Newmont considers to be acceptable (acting reasonably) and those approvals or waivers have not been withdrawn, cancelled, varied or revoked.

(g)
Restraints:   no temporary restraining order, preliminary or permanent injunction, decree, ruling or other order enjoining, restraining or otherwise imposing a legal restraint or prohibition preventing the Scheme, in each case issued by a Government Agency (including any court of competent jurisdiction), is in effect at 8.00am on the Second Court Date.

(h)
Newmont Stockholder approval:   the Newmont Stockholder Resolution is approved by Newmont Stockholders as required by the Delaware General Corporation Law and Listing Rule 312.03.

(i)
Newcrest Shareholder approval:   Newcrest Shareholders approve the Scheme at the Scheme Meeting by the requisite majorities under subparagraph 411(4)(a)(ii) of the Corporations Act.

(j)
Equity Incentives:   Newcrest has done all things and taken all necessary steps by 8.00am on the Second Court date to ensure that, before the Scheme Record Date, all Newcrest Equity Incentives vest or lapse, as contemplated in clause 5.9.

(k)
Independent Expert:   the Independent Expert:

(1)
issues the Independent Expert’s Report which concludes that the Scheme is in the best interests of Newcrest Shareholders before the time when the Scheme Booklet is registered by ASIC; and

(2)
does not change its conclusion in any written update to the Independent Expert’s Report or withdraw the Independent Expert’s Report before 8.00am on the Second Court Date.

(l)
Court approval:   the Court approves the Scheme in accordance with subparagraph 411(4)(b) of the Corporations Act.

(m)
No Newcrest Material Adverse Change:   no Newcrest Material Adverse Change occurs between the date of this deed and 8.00am on the Second Court Date.

(n)
No Newmont Material Adverse Change:   no Newmont Material Adverse Change occurs between the date of this deed and 8.00am on the Second Court Date.

(o)
No Newcrest Prescribed Occurrence:   no Newcrest Prescribed Occurrence occurs between the date of this deed and 8.00am on the Second Court Date.

(p)
No Newmont Prescribed Occurrence:   no Newmont Prescribed Occurrence occurs between the date of this deed and 8.00am on the Second Court Date.

(q)
ASX Quotation:   the New Newmont CDIs have been approved for official quotation on ASX before 8.00am on the Second Court Date, subject only to customary conditions and the Scheme becoming Effective.

(r)
NYSE listing:   the New Newmont Shares have been approved for listing on NYSE before 8.00am on the Second Court Date, subject only to official notice of issuance.

(s)
ATO Class Ruling:   before 8.00am on the Second Court Date, Newcrest has received confirmation from the ATO that it is prepared to issue a Class Ruling, in a form and substance satisfactory to Newcrest (acting reasonably), confirming that qualifying Australian resident Newcrest Shareholders who hold their Newcrest Shares on capital account will be eligible to choose scrip-for-scrip roll-over relief under subdivision 124-M of the Tax Act to the extent to which they receive New Newmont Shares or New Newmont CDIs in exchange for their Newcrest Shares under the Scheme.

(t)
Securities Act Exemption:   The New Newmont Shares to be issued pursuant to the Scheme shall be exempt from the registration requirements of the Securities Act pursuant to section 3(a)(10) thereof.

3.2
Best endeavours

(a)
Newcrest must use its best endeavours (other than waiver) to procure that each of the Conditions Precedent in clauses 3.1(i) (Newcrest Shareholder approval), 3.1(k) (Independent Expert), 3.1(l)

(Court Approval), 3.1(j) (Newcrest Equity Incentives) and 3.1(s) (ATO Class Ruling) is satisfied as soon as practicable after the date of this deed and (as the case may require) continues to be satisfied at all times until the last time it is to be satisfied.
(b)
Newmont must use its best endeavours (other than waiver) to procure that each of the Conditions Precedent in clauses 3.1(a) (FIRB), 3.1(h) (Newmont Stockholder approval) 3.1(q) (ASX Quotation) and 3.1(r) (NYSE listing) is satisfied as soon as practicable after the date of this deed and (as the case may require) continues to be satisfied at all times until the last time it is to be satisfied.

(c)
Each party must use its best endeavours (other than waiver) to procure that:

(1)
each of the Conditions Precedent in clauses 3.1(b) (HSR Act), 3.1(c) (Canadian Competition Bureau clearance), 3.1(d) (ICCC clearance), 3.1(e) (Other Competition Approvals), 3.1(f) (Other regulatory approvals), 3.1(g) (Restraints) and 3.1(t) (Securities Act Exemption) is satisfied as soon as practicable after the date of this deed and (as the case may require) continues to be satisfied at all times until the last time it is to be satisfied; and

(2)
there is no occurrence within its control or the control of any of its Subsidiaries that would prevent any of the Conditions Precedent being or (as the case may require) remaining satisfied at all times until the last time it is to be satisfied.

(d)
Without limiting clause 14, for the avoidance of doubt, a party will not in and of itself be in breach of its obligations under clauses 3.2 and 3.3 to the extent that it takes an action or omits to take an action that is expressly permitted by and in accordance with clause 14.4.

3.3
Regulatory Approvals

(a)
Without limiting clause 3.2, Newmont must:

(1)
promptly apply for (or otherwise seek to procure) each Regulatory Approval in clauses 3.1(a) (FIRB), 3.1(b) (HSR Act), 3.1(c) (Canadian Competition Bureau clearance), 3.1(d) (ICCC clearance) and 3.1(e) (Other Competition Approvals) as soon as practicable;

(2)
promptly, to the extent that it is permitted by applicable law and it is reasonable to do so, provide Newcrest a copy of all draft applications to be made, and all material correspondence to be sent to a Government Agency in respect of any Regulatory Approval (allowing Newcrest a reasonable opportunity to review the correspondence) and consider in good faith any reasonable comments provided by Newcrest;

(3)
take all steps reasonably required, and for which it is reasonably responsible for, to obtain each Regulatory Approval, including responding to reasonable requests for information from the relevant Government Agencies promptly;

(4)
keep Newcrest reasonably informed of progress in relation to each Regulatory Approval which is required to be lodged or filed by Newmont (including in relation to any material matters raised by, or conditions or other arrangements proposed by, the relevant Government Agencies), provided that:
(5)
subject to clause 3.3(a)(6), Newmont may withhold or redact information or documents from Newcrest if and to the extent:

(A)
that they are either confidential to a third party or competitively or commercially sensitive and confidential to Newmont;

(B)
disclosure of such information or document could be damaging to the commercial or legal interests of Newmont or any of its Subsidiaries; or

(C)
required to comply with applicable laws; and

(6)
Newmont must provide Newcrest’s external legal counsel a complete and unredacted version of any document or information referred to in this clause 3.3(a), on the basis that Newcrest’s external legal counsel will not share any information or document that is marked as ‘sensitive commercial information’.

(b)
Newcrest must:

(1)
cooperate in good faith with, take all steps reasonable required by, and provide all reasonable assistance to, Newmont to:

(A)
prepare and file the applicable Regulatory Approval applications and send correspondence to a Government Agency; and

(B)
obtain each Regulatory Approval; and

(2)
promptly provide Newmont with any information with respect to the Newcrest Group as is reasonably requested by Newmont for such purposes, provided that Newcrest may withhold or redact information or documents from Newmont if and to the extent:

(A)
that they are either confidential to a third party or competitively or commercially sensitive and confidential to Newcrest;

(B)
disclosure of such information or document could be damaging to the commercial or legal interests of Newcrest or any of its Subsidiaries; or

(C)
required to comply with applicable laws,

provided that, in either case, Newcrest must provide Newmont’s external legal counsel a complete and unredacted version of the document or information, on the basis that Newmont’s external legal counsel will not share any information or document that is marked as ‘sensitive commercial information’.
(c)
Newmont agrees that conditions on terms substantially in the ‘standard’ form of tax conditions published by FIRB in Section D of FIRB’s Guidance Note 12 dated 9 July 2021 are terms that Newmont considers to be ‘acceptable’ for the purposes of the Condition Precedent in clause 3.1(a) (FIRB).

(d)
Newmont agrees that it must offer, agree or accept any conditions or undertakings imposed, required or requested by the relevant Government Agency in relation to a Regulatory Approval on terms that Newmont considers to be acceptable (acting reasonably).

(e)
If Newmont determines (acting reasonably) that a pre-merger notification is not required to be filed in respect of the Transaction under the HSR Act, then the condition in clause 3.1(b) (HSR Act) will be deemed to have been satisfied.

3.4
Newmont Proxy Statement and Newmont Stockholder Meeting

(a)
As soon as reasonably practicable after the date of this deed, Newmont must prepare the preliminary Newmont Proxy Statement and use its best endeavours to file the preliminary Newmont Proxy Statement with the SEC in accordance with the Timetable (provided that Newcrest has complied with its obligations under clause 3.4(c)).

(b)
Subject to clause 5.6, Newmont must include in the Newmont Proxy Statement a statement by the Newmont Board recommending that Newmont Stockholders vote in favour of the Newmont Stockholder Resolution, in the absence of a Newmont Superior Proposal.

(c)
Newcrest must:

(1)
provide all Newcrest Information which is reasonably required by Newmont to be included in the Newmont Proxy Statement (or any amendment or supplement) or any other SEC or exchange required filing (the latter only to the extent the filing is necessary to implement the

Transaction after both the Newcrest Shareholder approval and Newmont Stockholder approval, each a Condition Precedent, have been obtained) that is requested by Newmont and customarily included in such filing prepared in connection with transactions of the type contemplated by this deed, including, without limitation, any information required for the preparation by Newmont of pro forma financial statements, audited Newcrest historical financial statements (3 years) under US Generally Accepted Auditing Standards (or PCAOB Standards) and International Financial Reporting Standards, and any information required to estimate the fair value of Newcrest’s business, assets, and liabilities required for purchase accounting;
(2)
use commercially reasonable endeavours to obtain any necessary reports of its auditors or any necessary consents from any of its auditors and any other advisors to the use of any financial, technical or other expert information required by law to be included in the Newmont Proxy Statement and to the identification in the Newmont Proxy Statement of each such advisor;

(3)
use its best endeavours to ensure that none of the information supplied or to be supplied by it for inclusion in or incorporation by reference into the Newmont Proxy Statement will, at the date the Newmont Proxy Statement or any amendment or supplement thereto is filed with the SEC, or mailed to the Newmont Stockholders or at the time of the Newmont Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(4)
promptly notify Newmont if at any time prior to the Newmont Stockholder Meeting, it becomes aware of any information relating to the Newcrest Group that should be set forth in an amendment or supplement to the Newmont Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(5)
prior to filing the Newmont Proxy Statement with the SEC (or any amendment or supplement), confirm in writing to Newmont:

(A)
that it has undertaken appropriate due diligence and verification processes for the Newcrest Information in the Newmont Proxy Statement; and

(B)
that the Newcrest Information in the Newmont Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d)
Newmont must consult with Newcrest as to the content and presentation of the Newmont Proxy Statement, including:

(1)
prior to the initial filing of the preliminary Newmont Proxy Statement with the SEC, providing Newcrest a reasonable opportunity to review and provide comments on the preliminary Newmont Proxy Statement to be filed with the SEC;

(2)
taking all timely and reasonable comments made by Newcrest into account in good faith prior to filing the preliminary Newmont Proxy Statement with the SEC; and

(3)
prior to any subsequent filing with the SEC, providing Newcrest a reasonable opportunity to review and provide comments on the preliminary Newmont Proxy Statement (or any amendment or supplement) and taking all timely and reasonable comments made by Newcrest into account in good faith prior to making such subsequent filing.

(e)
rules and regulations promulgated by the SEC and must use its best endeavours to cause all documents that it is responsible for filing with the SEC in connection with the Scheme to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(f)
Newmont must prior to filing the Newmont Proxy Statement with the SEC (or any amendment or supplement), confirm in writing to Newcrest:

(1)
that it has undertaken appropriate due diligence and verification processes for the Newmont Information in the Newmont Proxy Statement; and

(2)
that the Newmont Information in the Newmont Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(g)
Following the preliminary Newmont Proxy Statement being filed with the SEC in accordance with clause 3.4(a), Newmont must use its best endeavours to:

(1)
promptly respond to, and use best endeavours to cause to be resolved, any requests for information or comments from the SEC (including by filing amendments or supplements to the Newmont Proxy Statement) in relation to the Newmont Proxy Statement as promptly as practicable; and

(2)
keep Newcrest reasonably informed of any matters raised or comments provided by the SEC in relation to the Newmont Proxy Statement, and take into account in good faith any comments from, or issues raised by, Newcrest in resolving such matters.

(h)
Newmont must file the Newmont Proxy Statement with the SEC in definitive form as soon as reasonably practicable (and in any event within 3 Business Days) after the SEC Clearance and disseminate the Newmont Proxy Statement to Newmont Stockholders as soon as reasonably practicable (and in any event within 5 Business Days) after the SEC Clearance.

(i)
If, at any time prior to the Newmont Stockholder Meeting, either Newcrest or Newmont becomes aware that any information that should be set forth in an amendment or supplement to the Newmont Proxy Statement so that the Newmont Proxy Statement would not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are or were made, not misleading, the party that discovers such information must promptly notify the other party and an appropriate amendment or supplement describing or correcting such information must be prepared by Newmont and, to the extent permitted by applicable law and it is reasonable to do so, following a reasonable opportunity for Newcrest to review and provide comments on such amendment or supplement, promptly filed by Newmont with the SEC and, to the extent required by applicable law, disseminated to Newmont Stockholders.

(j)
Subject to Newcrest’s compliance with its obligations under clause 3.4(c), Newmont must use best endeavours to hold the Newmont Stockholder Meeting at least 24 hours, but not more than 48 hours, before the Scheme Meeting. If the Scheme Meeting is ordered to be convened on a Monday or Tuesday in Melbourne, Australia then Newmont must use its best endeavours to hold the Newmont Stockholder Meeting on the immediately prior Friday in Denver, Colorado, United States (and if such immediately prior Friday is not a Business Day in Denver, Colorado, United States, such immediate prior Business Day in Denver, Colorado, United States).

(k)
Subject to the terms of this deed, Newmont must:

(1)
not propose any matters to be voted on at the Newmont Stockholder Meeting other than:

(A)
the Newmont Stockholder Resolution; and

(B)
a resolution of Newmont Stockholders (approved by a majority of the outstanding Newmont Shares) amending Newmont’s Restated Certificate of Incorporation to increase the authorized shares of Newmont Shares, and any matters of procedure to be voted on by the Newmont Stockholders in connection therewith;
(2)
use best endeavours to not adjourn, postpone or cancel (or propose or resolve to adjourn, postpone or cancel) the Newmont Stockholder Meeting, without the prior written consent of

Newcrest, except as required for quorum purposes (in which case the meeting shall be adjourned to a date that is no later than 10 Business Days after the previously scheduled date of the Newmont Stockholder Meeting and not cancelled), by law or by a Government Agency, provided, however, that Newmont may, without the consent of Newcrest and in accordance with Newmont’s certificate of incorporation, bylaws, law and, if relevant, the consent of any Government Agency, adjourn or postpone the Newmont Stockholder Meeting to the extent necessary to ensure that any required supplement or amendment to the Newmont Proxy Statement is provided to the Newmont Stockholders, with such postponement or adjournment to extend for no longer than the period that the Newmont Board determines in good faith (after consulting with outside counsel and Newcrest) is required to give the Newmont Stockholders sufficient time to evaluate any such supplement or amendment so provided (but such postponement or adjournment must not be to a date that is after the 10th Business Day after the date of such supplement or amendment other than to the extent required by law);
(3)
keep Newcrest reasonably informed (and at least on a daily basis on each of the 10 Business Days prior to the deadline for receipt of proxies) as to the aggregate tally of the proxies received by Newmont in relation to the Newmont Stockholder Resolution;

(4)
promptly provide Newcrest any written communication from any Newmont Stockholder in opposition of the Transaction or Newmont Stockholder Resolution from any Newmont Stockholder that has beneficial ownership of more than 0.1% of Newmont Shares entitled to vote at the Newmont Stockholder Meeting;

(5)
not change the record date for the Newmont Stockholders entitled to vote on the Newmont Stockholder Resolution in connection with any adjournment or postponement of the Newmont Stockholder Meeting, unless required to do so by law, Newmont’s certificate of incorporation or by-laws, or the Listing Rules; and

(6)
at the reasonable request of Newcrest from time to time, promptly provide a complete copy of the register of Newmont Stockholders and a list of the name, registered address, and registered holding of each person who holds any rights issued by Newmont to acquire Newmont Shares).

(l)
Nothing in this clause 3.4 limits Newmont’s or Newcrest’s obligations under clause 3.2.

3.5
Waiver of Conditions Precedent

(a)
The Conditions Precedent in clauses 3.1(a) (FIRB), 3.1(b) (HSR Act), 3.1(c) (Canadian Competition Bureau clearance), 3.1(h) (Newmont Stockholder approval), 3.1(i) (Newcrest Shareholder approval) and 3.1(l) (Court Approval) cannot be waived.

(b)
The Conditions Precedent in clauses 3.1(d) (ICCC clearance), 3.1(e) (Other Competition Approvals), 3.1(f) (Other regulatory approvals), 3.1(j) (Newcrest Equity Incentives), 3.1(m) (No Newcrest Material Adverse Change) and 3.1(o) (No Newcrest Prescribed Occurrence) are for the sole benefit of Newmont and may only be waived by Newmont (in its absolute discretion) in writing.

(c)
The Conditions Precedent in 3.1(k) (Independent Expert), 3.1(n) (No Newmont Material Adverse Change), 3.1(p) (No Newmont Prescribed Occurrence), and 3.1(s) (ATO Class Ruling) are for the sole benefit of Newcrest and may only be waived by Newcrest (in its absolute discretion) in writing.

(d)
The Condition Precedent in clause 3.1(g) (Restraints), 3.1(q) (ASX Quotation), 3.1(r) (NYSE quotation) and 3.1(t) (Securities Act Exemption is for the benefit of both Newcrest and Newmont and may only be waived by written agreement between them.

(e)
A waiver of a breach or non-satisfaction in respect of one Condition Precedent does not constitute:

(1)
a waiver of breach or non-satisfaction of any other Condition Precedent resulting from the same event; or

(2)
a waiver of breach or non-satisfaction of that Condition Precedent resulting from any other event.

(f)
If Newcrest or Newmont waives the breach or non-fulfilment of all or any portion of a Condition Precedent in accordance with this clause 3.5, then:

(1)
subject to clause 3.5(f)(2), that waiver precludes that party from suing the other party for any breach of this deed arising as a result of the breach or non-fulfilment of that portion of such Condition Precedent or arising from the same event which gave rise to the breach or non-fulfilment of that portion of such Condition Precedent; but

(2)
if the waiver of all or any portion of the Condition Precedent is itself conditional and the other party:

(A)
accepts the condition, the terms of that condition apply notwithstanding any inconsistency with clause 3.5(f)(1); or

(B)
does not accept the condition, the Condition Precedent or the applicable portion of it has not been waived.

(g)
A waiver given under this clause 3.5 will be effective only to the extent specifically set out in the relevant waiver by the party giving the waiver.

3.6
Termination on failure of Conditions Precedent

(a)
If:

(1)
there is an event or occurrence that would, or does, prevent any of the Conditions Precedent being satisfied and the Condition Precedent has not been waived (if capable of waiver);

(2)
there is an event or occurrence that would, or does, prevent any of the Conditions Precedent being satisfied by the time and date specified in this deed for the satisfaction of that Condition Precedent and the Condition Precedent has not been waived (if capable of waiver); or

(3)
the Scheme has not become Effective by 11:59pm on the End Date,

then Newcrest and Newmont must promptly consult in good faith to consider and, if agreed, determine to:
(4)
proceed by way of alternative means or methods so as to achieve a commercial outcome that is substantially the same as the Scheme;

(5)
change the date of the application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving the Scheme or adjourning that application (as applicable) to another date agreed to in writing by Newmont and Newcrest;

(6)
extend the relevant date or time for satisfaction of a particular Condition Precedent or Conditions Precedent;

(7)
extend the End Date; or

(8)
do any combination of the matters contemplated in clauses 3.6(a)(4) to 3.6(a)(7) (inclusive).

(b)
Subject to clauses 3.6(d) and 3.6(e), if Newcrest and Newmont are unable to reach agreement under clause 3.6(a) after consulting in good faith for a period of 5 Business Days after both Newcrest and Newmont become aware of the relevant event or occurrence in clause 3.6(a)(1), 3.6(a)(2) or 3.6(a)(3) (as applicable) then, unless that Condition Precedent has been waived in accordance with clause 3.5, either Newcrest or Newmont may terminate this deed without any liability to the other parties because of that termination. However, neither Newcrest or Newmont may terminate this deed pursuant to this clause 3.6(b) if the relevant occurrence or event, the failure of the Condition Precedent to be satisfied, or the failure of the Scheme to become Effective, arises out of a breach of clauses 3.2, 3.3, 3.4 or 3.7 by that party, although in such circumstances the other party may still terminate this deed.
(c)
Subject to any rights or obligations arising under or pursuant to clauses that are expressed to survive termination (including by virtue of clause 17.3), on termination of this deed, no party will have any rights against or obligations to any other party under this deed except for those rights and obligations which accrued prior to termination.

(d)
If the Condition Precedent in clause 3.1(i) (Newcrest Shareholder approval) is not satisfied only because of a failure to obtain the majority required by sub-subparagraph 411(4)(a)(ii)(A) of the Corporations Act, then either Newcrest or Newmont may by written notice to the other within 3 Business Days after the date of the conclusion of the Scheme Meeting require the approval of the Court to be sought, pursuant to the Court’s discretion in that sub-subparagraph, provided the party has, in good faith, reasonably formed the view that the prospect of the Court exercising its discretion in that way is reasonable. If approval is given, the Condition Precedent in clause 3.1(i) (Newcrest Shareholder approval) is deemed to be satisfied for all purposes.

(e)
If the Court refuses to make an order convening the Scheme Meeting or approving the Scheme which satisfies the Condition Precedent in clause 3.1(l) (Court approval), at Newmont’s request, Newcrest must appeal the Court’s decision to the fullest extent possible (except to the extent that Newcrest and Newmont agree otherwise, or an independent senior counsel indicates that, in his or her view, an appeal would have negligible prospects of success before the End Date). Newcrest may bring an appeal even if not requested by Newmont. The costs of an appeal under this clause 3.6(e) is to be borne equally between the parties.

3.7
Certain notices relating to Conditions Precedent

(a)
Newcrest and Newmont (as the case may be) must promptly advise each other in writing of satisfaction of a Condition Precedent and must keep each other informed of any material development of which it becomes aware that may lead to the breach or non-fulfilment of a Condition Precedent.

(b)
If a Condition Precedent is not satisfied by the time and date specified for satisfaction of that Condition Precedent and the Condition Precedent has not been waived (if capable of waiver), then, unless there is no reasonable prospect that the Condition Precedent will be satisfied before the End Date, Newcrest must, if requested by Newmont, make an application to defer the Second Court Date until such time (being not later than the Business Day before the End Date) as is reasonably required to enable the relevant Condition Precedent to be satisfied.

(c)
If, before the time and date specified for satisfaction of a Condition Precedent, an event or occurrence that will prevent that Condition Precedent being satisfied occurs, the party with knowledge of that event must give the other party written notice of that event or occurrence as soon as possible.

(d)
Newcrest, Newmont and Newmont Overseas (as the case may be) must promptly advise each other in writing of any fact, matter, change, event or circumstance causing, or is reasonably likely to cause:

(1)
a representation or warranty provided in this deed by the relevant party to be false or misleading in any material respect;

(2)
a breach or non-satisfaction of any of the Conditions Precedent in accordance with its terms; or

(3)
a material breach of this deed by the relevant party,

and provide such evidence or details as may be reasonably requested by any other party in respect of the relevant any fact, matter, change, event or circumstance.

4
Transaction steps

4.1
Scheme

Newcrest must propose the Scheme to Newcrest Shareholders in accordance with this deed and the Scheme.
4.2
Scheme Consideration

(a)
Each Scheme Shareholder is entitled to receive the Scheme Consideration in respect of each Scheme Share held by that Scheme Shareholder in accordance with the terms of this deed and the Scheme.

(b)
Subject to clauses 4.2(c), 4.2(d) and 4.4 and the terms of the Scheme, each of Newmont and Newmont Overseas undertakes and warrants to Newcrest that, in consideration of the transfer to Newmont Overseas of each Newcrest Share held by a Scheme Shareholder under the terms of the Scheme, on the Implementation Date Newmont Overseas will:

(1)
accept that transfer;

(2)
provide, or procure as set out in clause 4.2(b)(3) the provision of, the Scheme Consideration to each Scheme Shareholder for each Scheme Share in accordance with the terms of this deed and the Scheme; and

(3)
cause Newmont to, and Newmont will at the direction of and on behalf of Newmont Overseas (in satisfaction of Newmont Overseas’ obligation to provide such Scheme Consideration to the Scheme Shareholders under clause 4.2(b)(2)), issue the Scheme Consideration in accordance with the Scheme. If Newmont Overseas fails to provide direction to Newmont as contemplated by this clause 4.2(b)(3) (or to have otherwise procured the provision of the Scheme Consideration) within 1 Business Day following the Effective Date, Newmont Overseas will be deemed to have provided such direction to Newmont and Newmont agrees that it will take the actions required by this clause 4.2(b)(3).

(c)
Where the calculation of the number of New Newmont Shares or New Newmont CDIs to be issued to a particular Scheme Shareholder would result in the Scheme Shareholder becoming entitled to a fraction of a New Newmont Share or New Newmont CDI, then the fractional entitlement will be rounded to the nearest whole number of New Newmont Shares or New Newmont CDIs (as applicable), with any such fractional entitlement of less than 0.5 being rounded down to the nearest whole number of New Newmont Shares or New Newmont CDIs (as applicable), and any such fractional entitlement of 0.5 or more being rounded up to the nearest whole number of New Newmont Shares or New Newmont CDIs (as applicable).

(d)
If Newcrest considers that several Scheme Shareholders, each of which holds a holding of Newcrest Shares which results in a fractional entitlement to New Newmont Shares or New Newmont CDIs have, before the Scheme Record Date, been party to a shareholding splitting or division in an attempt to obtain an advantage by reference to the rounding provided for in the calculation of each Scheme Shareholder’s entitlement to the Scheme Consideration, Newcrest must provide the relevant details of the relevant Scheme Shareholder to Newmont, and Newmont and Newcrest may give notice to those Scheme Shareholders:

(1)
setting out the names and registered addresses of all of them;

(2)
stating that opinion; and

(3)
attributing to one of them specifically identified in the notice the Newcrest Shares held by all of them,

and, after the notice has been so given, the Scheme Shareholder specifically identified in the notice shall, for the purposes of this Scheme, be taken to hold all those Newcrest Shares and each of the other Scheme Shareholders whose names are set out in the notice shall, for the purposes of this Scheme, be taken to hold no Newcrest Shares.

4.3
New Newmont Shares

Newmont covenants in favour of Newcrest (in its own right and separately as trustee and nominee for each of the Scheme Shareholders) that, subject to Newcrest’s compliance with the terms of this deed and the accuracy of the Newcrest Representations and Warranties:
(a)
the New Newmont Shares issued as Scheme Consideration (including those issued to CDN in respect to the New Newmont CDIs) will, on their issue:

(1)
rank equally in all respects with all other Newmont Shares on issue;

(2)
be duly and validly issued in accordance with all applicable laws and Newmont’s certificate of incorporation, by-laws and other constituent documents; and

(3)
be fully paid and free from any Security Interest or encumbrance;

(b)
the New Newmont Shares issued as Scheme Consideration (including those issued to CDN in respect to the New Newmont CDIs) will be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect of Newmont Shares on and from the Implementation Date; and

(c)
it will use its best endeavours to ensure that the:

(1)
New Newmont Shares will commence trading on a normal settlement basis on NYSE and TSX from the first Business Day after the Implementation Date (New York time); and

(2)
New Newmont CDIs will be listed for quotation on the official list of ASX with effect from the first Business Day after the Effective Date (or such later date as ASX may require), initially on a deferred settlement basis and, with effect from no later than the second Business Day after the Implementation Date, on an ordinary (T+2) settlement basis.

4.4
Ineligible Foreign Shareholders

(a)
Newmont must ensure that the New Newmont Shares or New Newmont CDIs to which an Ineligible Foreign Shareholder would otherwise have been entitled will be issued to a nominee appointed by Newmont.

(b)
Newmont must procure that the nominee:

(1)
as soon as reasonably practicable after the Implementation Date (and in any event within 15 days on which Newmont Shares are capable of being traded on NYSE) sells or procures the sale of all of the New Newmont Shares issued to the nominee pursuant to clause 4.4(a) in the ordinary course of trading on NYSE and in such manner, at such price and on such other terms as the nominee reasonably determines; and

(2)
as soon as reasonably practicable after settlement (and in any event within 10 Business Days) remits to Newmont the proceeds of sale (after deducting any reasonable brokerage or other selling costs, taxes and charges).

(c)
Promptly after the last sale of New Newmont Shares in accordance with clause 4.4(b), Newmont will pay to each Ineligible Foreign Shareholder an amount equal to the proportion of the net proceeds of sale received by Newmont pursuant to clause 4.4(b)(2) to which that Ineligible Foreign Shareholder is entitled in full satisfaction of the Ineligible Foreign Shareholder’s entitlement to the relevant New Newmont Shares or New Newmont CDIs.

(d)
Newmont must appoint the nominee on terms reasonably acceptable to Newcrest at least 5 Business Days before the date of the Scheme Meeting.

4.5
Provision of Newcrest Share information

(a)
In order to facilitate the provision of the Scheme Consideration, Newcrest must provide, or procure the provision of, to Newmont or a nominee of Newmont, a complete copy of the Newcrest Share Register as at the Scheme Record Date (which must include the name, registered address and registered holding of each Scheme Shareholder as at the Scheme Record Date), within one Business Day after the Scheme Record Date.

(b)
The details and information to be provided under clause 4.5(a) must be provided in such form as Newmont, its nominee or the Newmont share registry may reasonably require.

4.6
No amendment to the Scheme without consent

Newcrest must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Scheme without the prior written consent of Newmont.
4.7
Excluded Newcrest Shareholders

(a)
Newmont represents that any Newmont Group Member who holds Newcrest Shares on the Scheme Record Date consents to be excluded from the operation of the Scheme.

(b)
If any Newmont Group Member holds or acquires any Newcrest Shares, that entity will not be a “Scheme Shareholder” for the purposes of this deed and will be excluded from the operation of the Scheme.

4.8
Australian Tax roll-over

(a)
Newmont acknowledges that each Scheme Shareholder who is an Australian resident shareholder who holds on capital account is expected to seek roll-over relief under subdivision 124-M of the Tax Act, to the extent permitted under the Tax Act.

(b)
Newmont undertakes that it will not make a choice to deny roll-over relief to the Scheme Shareholders under subsection 124-795(4) of the Tax Act.

4.9
U.S. Tax treatment

(a)
Each of Newcrest, Newmont and their respective Subsidiaries shall cooperate and use best endeavours to:

(1)
cause the acquisition of the Newcrest Shares pursuant to the Scheme to qualify as a “qualified stock purchase” within the meaning of Section 338(d) of the Code; and

(2)
eliminate or mitigate the extent to which payment of the Scheme Consideration is subject to withholding Tax as a result of the application of Section 304 of the Code (including, if necessary, by making certain Tax elections). For the avoidance of doubt, the parties acknowledge and agree that, after the Implementation Date, Newmont shall be permitted, in its sole discretion and to the extent permitted by law, to make elections under:

(A)
Section 338 of the Code with respect to Newcrest and its Subsidiaries; and

(B)
Treasury Regulations Section 301.7701-3 with respect to any Subsidiary of Newmont or Newcrest, which election may be retroactively effective to a date prior to the Implementation Date.

(b)
None of Newmont, Newcrest or any of their respective Subsidiaries will take (or fail to take) any action, or allow any affiliate to take (or fail to take) any action, that could reasonably be expected to preclude the relevant elections described in subclause 4.9(a)(2).

(c)
In the event that Newmont determines in its sole and absolute discretion to make an election under Section 338(g) of the Code, Newcrest will cooperate with Newmont in:

(1)
determining if notice under Treasury Regulations Section 1.338-2(e)(4) is required; and

(2)
completing and delivering the notice under Treasury Regulations Section 1.338-2(e)(4).

After the date of this deed and prior to the Implementation Date, Newcrest shall deliver, or cause to be delivered, upon the reasonable request of Newmont and to the extent permitted under applicable law, one or more certificates under Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that each Newcrest U.S. Subsidiary (other than any Newcrest U.S. Subsidiary treated as disregarded from its owner for U.S. federal income Tax purposes) identified in Newmont’s request is not a “United States real property holding corporation” within the meaning of Section 897(c)(3) of the Code, together with any notifications to the U.S. Internal Revenue Service related thereto.
5
Implementation

5.1
Timetable

(a)
Subject to clause 5.1(b), the parties must use their best endeavours to:

(1)
comply with their respective obligations under this clause 5; and

(2)
take all necessary steps and exercise all rights necessary to implement the Transaction,

in accordance with the Timetable.
(b)
Failure by a party to meet any timeframe or deadline set out in the Timetable will not constitute a breach of clause 5.1(a) to the extent that such failure is due to circumstances and matters outside the party’s control.

(c)
Each party must keep the others informed about their progress against the Timetable and notify each other if it believes that any of the dates in the Timetable are not achievable.

(d)
To the extent that any of the dates or timeframes set out in the Timetable become not achievable due to matters outside of a party’s control, the parties will consult in good faith to agree how to implement the Scheme as soon as reasonably practicable within the shortest possible timeframe.

5.2
Newcrest’s obligations

Subject to any change of recommendation by the Newcrest Board that is made in accordance with clause 5.4, Newcrest must (at its own expense) take all necessary steps to implement the Scheme as is reasonably practicable in accordance with the Timetable, including each of the following:
(a)
preparation of Scheme Booklet:   subject to clauses 5.3(a) and 5.3(b), prepare and dispatch the Scheme Booklet in accordance with all applicable laws (including the Corporations Act and the Corporations Regulations), RG 60 and the Listing Rules;

(b)
directors’ recommendation:   include in the Scheme Booklet a statement by the Newcrest Board:

(1)
unanimously recommending that Newcrest Shareholders vote in favour of the Scheme in the absence of a Newcrest Superior Proposal and subject to the Independent Expert concluding and continuing to conclude that the Scheme is in the best interests of Newcrest Shareholders; and

(2)
that each Newcrest Board Member will (in the absence of a Newcrest Superior Proposal and subject to the Independent Expert concluding and continuing to conclude that the Scheme is in the best interests of Newcrest Shareholders) vote, or procure the voting of, any Newcrest Shares held or controlled by them or held on their behalf at the time of the Scheme Meeting in favour of the Scheme at the Scheme Meeting, unless there has been a withdrawal, change, modification or qualification of recommendation made in accordance with clause 5.4;

(c)
paragraph 411(17)(b) statement:   apply to ASIC for the production of:

(1)
an indication of intent letter stating that it does not intend to appear before the Court on the First Court Date; and

(2)
a statement under paragraph 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Scheme;

(d)
Court direction:   apply to the Court for orders pursuant to subsection 411(1) of the Corporations Act directing Newcrest to convene the Scheme Meeting;

(e)
Scheme Meeting:   convene the Scheme Meeting to seek Newcrest Shareholders’ agreement to the Scheme in accordance with the orders made by the Court pursuant to subsection 411(1) of the Corporations Act;

(f)
Court documents:   consult with Newmont in relation to the content of the documents required for the purpose of each of the Court hearings held for the purpose of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act in relation to the Scheme (including originating process, affidavits, submissions and draft minutes of Court orders) and consider in good faith comments from Newmont and its legal advisers on successive drafts of those documents;

(g)
Court approval:   (subject to all Conditions Precedent in clause 3.1, other than the Condition Precedent in clause 3.1(l)), being satisfied or waived in accordance with this deed) apply to the Court for orders approving the Scheme as agreed to by the Newcrest Shareholders at the Scheme Meeting;

(h)
Certificate:   at the hearing on the Second Court Date, provide to the Court a certificate confirming whether or not the Conditions Precedent in clause 3.1 (other than the Conditions Precedent in clause 3.1(l) and clause 3.1(t) (Securities Act Exemption)) have been satisfied or waived in accordance with this deed. A draft of such certificate must be provided by Newcrest to Newmont by 4.00pm on the date that is 2 Business Days prior to the Second Court Date;

(i)
lodge copy of Court order:   lodge with ASIC an office copy of the Court order in accordance with subsection 411(10) of the Corporations Act approving the Scheme by no later than the Business Day after the date on which the Court order was made (or such later date as agreed in writing by Newmont);

(j)
Scheme Consideration:   if the Scheme becomes Effective, finalise and close the Newcrest Share Register as at the Scheme Record Date, and determine entitlements to the Scheme Consideration, in accordance with the Scheme and Deed Poll;

(k)
transfer and registration:   if the Scheme becomes Effective and subject to Newmont and Newmont Overseas having provided the Scheme Consideration in accordance with the Scheme and Deed Poll:

(1)
execute, on behalf of Scheme Shareholders, instruments of transfer of Newcrest Shares held by Scheme Shareholders to Newmont Overseas; and

(2)
register all transfers of Newcrest Shares held by Scheme Shareholders to Newmont Overseas on the Implementation Date;

(l)
consultation with Newmont in relation to Scheme Booklet:   consult with Newmont in good faith as to the content and presentation of the Scheme Booklet including:

(1)
providing to Newmont successive drafts of the Scheme Booklet and the Independent Expert’s Report for the purpose of providing Newmont with a reasonable opportunity to review and comment on those draft documents and, in the case of the Independent Expert’s Report, provide Newmont’s reasonable comments to the Independent Expert, provided that, in relation to the Independent Expert’s Report, Newmont’s review is to be limited to a factual accuracy review;

(2)
taking all timely and reasonable comments made by Newmont into account in good faith when producing a revised draft of the Scheme Booklet;

(3)
providing to Newmont a revised draft of the Scheme Booklet within a reasonable time before the Regulator’s Draft is finalised and to enable Newmont to review the Regulator’s Draft before the date of its submission; and

(4)
obtaining written consent from Newmont for the form and content in which the Newmont Information appears in the Scheme Booklet (such consent must not be unreasonably withheld or delayed by Newmont);

(m)
ASIC and ASX review:   keep Newmont informed of any material matters raised by ASIC or ASX in relation to the Scheme Booklet or the Transaction, and use its best endeavours to take into consideration any comments made by Newmont (acting reasonably) in relation to such matters raised by ASIC or ASX;

(n)
representation:   procure that it is represented by counsel at the Court hearings convened for the purposes of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act;

(o)
Independent Expert:   promptly appoint the Independent Expert and provide all assistance and information reasonably requested by them in connection with the preparation of the Independent Expert’s Report for inclusion in the Scheme Booklet (including any updates to such report) and any other materials to be prepared by them for inclusion in the Scheme Booklet (including any updates thereto);

(p)
Investigating Accountant:   jointly with Newmont, promptly appoint the Investigating Accountant and provide all assistance and information reasonably requested by them in connection with the preparation of the Investigating Accountant’s Report for inclusion in the Scheme Booklet;

(q)
compliance with laws:   do everything reasonably within its power to ensure that the Transaction is effected in accordance with all applicable laws and regulations, including the exemption from registration provided under Section 3(a)(10) of the Securities Act with respect to the issuance of the New Newmont Shares as Scheme Consideration (including those issued to CDN in connection with the New Newmont CDIs) in exchange for the Scheme Shares pursuant to the Scheme;

(r)
listing:   subject to clause 5.2(z), not do anything to cause Newcrest Shares to cease being quoted on the ASX, PNGX or TSX or to become suspended from quotation prior to implementation of the Scheme, unless Newmont has agreed in writing;

(s)
update Scheme Booklet:   until the date of the Scheme Meeting, if Newcrest becomes aware that any information included in the Scheme Booklet is or has become false, misleading or deceptive in any material respect (whether by omission or otherwise) or otherwise does not comply with all applicable laws (including the Corporations Act and the Corporations Regulations), RG 60 and the Listing Rules, Newcrest must:

(1)
promptly notify Newmont;

(2)
if that information is Newcrest Information or Merged Group Information, to the extent permitted by law, promptly provide to Newmont such further information in relation to the Newcrest Group as may be reasonably required by Newmont to update the Merged Group Information so that it is not false, misleading or deceptive in any material respect (whether by omission or otherwise);

(3)
to the extent permitted by law, after consulting with Newmont, consider in good faith any comments provided by or on behalf of Newmont on the form and content of any supplementary disclosure and, to the extent the supplementary disclosure contains Newmont Information, obtain Newmont’s prior written consent to the inclusion of that Newmont Information (in the form and content in which it is to be included), promptly update the Scheme Booklet with, or where appropriate otherwise inform the market by way of announcement of, any information that arises after the Scheme Booklet has been dispatched that is necessary to ensure that the

Scheme Booklet does not contain any material statement that is false, misleading or deceptive in a material respect including because of any material omission from that statement;
(t)
Merged Group Information:   prepare and promptly provide to Newmont any Newcrest Information that Newmont reasonably requires or requests in order to prepare the Merged Group Information for inclusion in the Scheme Booklet;

(u)
accuracy of Newcrest Information:   prior to filing the Regulator’s Draft with ASIC, and again prior to finalisation of the Scheme Booklet (or any amendment or supplement) for issue and dispatch, confirm in writing to Newmont:

(1)
that it has undertaken appropriate due diligence and verification processes for the Newcrest Information in the Scheme Booklet; and

(2)
that the Newcrest Information in the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement;

(v)
proxy votes:   keep Newmont reasonably informed (and at least on a daily basis on each of the 10 Business Days prior to the deadline for receipt of proxies) as to the aggregate tally of the proxies received by Newcrest (or by its registry) for the Scheme Meeting, including immediately following the deadline for the receipt of proxies;

(w)
proxy solicitation:   provide Newmont with such information as Newmont reasonably requests in relation to the shareholdings of Newcrest Shareholders in a form reasonably requested by Newmont for the purposes of Newmont canvassing approval and soliciting votes in favour of the Scheme by Newcrest Shareholders and otherwise promoting the Scheme;

(x)
ASX Quotation:   provide reasonable assistance to Newmont to prepare all documents required by ASX to apply for ASX Quotation;

(y)
Newcrest ADR Holders:   consult with the Depositary to ensure each Newcrest ADR Holder as at the Scheme Record Date receives the Scheme Consideration, and coordinate with the Depositary to terminate the Newcrest ADR program, pursuant to the deposit agreement between Newcrest, the Depositary and the Newcrest ADR Holders, on the Effective Date;

(z)
suspension of trading:   apply to ASX, PNGX and TSX to suspend trading in Newcrest Shares with effect from the close of trading on the Effective Date;

(aa)
update Newcrest Information:   until the date of the Newmont Stockholder Meeting, provide to Newmont any information required under clause 3.4(c)(4); and

(bb)
Class Ruling:

(1)
provide Newmont a reasonable opportunity to review the form and content of all materials to be provided to the ATO in respect of the Class Ruling;

(2)
incorporate Newmont’s reasonable comments on those materials; and

(3)
take into account Newmont’s comments in relation to Newcrest’s engagement with the ATO more generally.

5.3
Newmont’s obligations

Subject to any change of recommendation by the Newcrest Board that is made in accordance with clause 5.4, Newmont must (at its own expense) take all necessary steps to implement the Scheme as is reasonably practicable in accordance with the Timetable, including doing each of the following:
(a)
Newmont Information:

(1)
prepare and promptly provide to Newcrest the Newmont Information for inclusion in the

Scheme Booklet required by all applicable laws (including the Corporations Act and the Corporations Regulations), RG 60, applicable Takeovers Panel guidance notes and the Listing Rules;
(2)
ensure that the Newmont Information included in the Scheme Booklet complies with the Listing Rules for the purposes of ASX Quotation; and

(3)
subject to Newcrest complying with its obligations under clause 5.2(l), consent to the inclusion of that information in the Scheme Booklet;

(b)
review of Scheme Booklet:   review the drafts of the Scheme Booklet prepared by Newcrest and provide comments on those drafts promptly and in good faith;

(c)
Independent Expert’s Report:   provide any assistance or information reasonably requested by Newcrest or by the Independent Expert in connection with the preparation of the Independent Expert’s Report to be sent together with the Scheme Booklet;

(d)
Investigating Accountant:   jointly with Newcrest, promptly appoint the Investigating Accountant and provide all assistance and information reasonably requested by them in connection with the preparation of the Investigating Accountant’s Report for inclusion in the Scheme Booklet;

(e)
representation:   procure that it is represented by counsel at the Court hearings convened for the purposes of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act;

(f)
accuracy of Newmont Information:   prior to Newcrest filing the Regulator’s Draft with ASIC, and again prior to finalisation of the Scheme Booklet (or any amendment or supplement) for issue and dispatch, confirm in writing to Newcrest:

(1)
that it has undertaken appropriate due diligence and verification processes for the Newmont Information in the Scheme Booklet; and

(2)
that the Newmont Information in the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement;

(g)
Scheme Consideration:   if the Scheme becomes Effective, at the direction of and on behalf of the Newmont Overseas, provide the Scheme Consideration in the manner and amount contemplated by clause 4.2 and the terms of the Scheme and Deed Poll;

(h)
Certificate:   before the commencement of the hearing on the Second Court Date provide to Newcrest for provision to the Court at that hearing a certificate (signed for and on behalf of Newmont) confirming whether or not the Conditions Precedent in clause 3.1 (other than the Conditions Precedent in clause 3.1(l) and clause 3.1(t) (Securities Act Exemption)) have been satisfied or waived in accordance with this deed, a draft of which certificate must be provided by Newmont to Newcrest by 4.00pm on the date that is 2 Business Days prior to the Second Court Date;

(i)
update Newmont Information:   until the date of the Scheme Meeting, if Newmont becomes aware that any information included in the Scheme Booklet is or has become false, misleading or deceptive in any material respect (whether by omission or otherwise) or otherwise does not comply with all applicable laws (including the Corporations Act and the Corporations Regulations), RG 60 and the Listing Rules, Newmont must:

(1)
notify Newcrest; and

(2)
if that information is Newmont Information, promptly provide to Newcrest such further information so that it is not false, misleading or deceptive in any material respect (whether by omission or otherwise);

(j)
listing:

(1)
use its best endeavours to ensure that the issue of New Newmont Shares to be issued pursuant to the Scheme has been approved by NYSE and TSX, and ensure that trading in the New Newmont Shares commences on a normal settlement basis on NYSE and TSX from the first Business Day after the Implementation Date (New York time); and
(2)
prepare all documents required by ASX to apply for ASX Quotation and ensure that the New Newmont CDIs will be listed for quotation on the official list of ASX on or before the Business Day after the Effective Date and that trading in the New Newmont CDIs commences on the ASX on an ordinary (T+2) settlement basis no later than the second Business Day after the Implementation Date;

(k)
Class Ruling:   provide Newcrest with such assistance and information as may reasonably be requested by Newcrest for the purposes of obtaining from the ATO a Class Ruling in a form reasonably acceptable to Newcrest in relation to:

(1)
scrip-for-scrip roll-over relief under subdivision 124-M of the Tax Act; and

(2)
Ordinary Course Dividends and the Newcrest Special Dividend (where relevant); and

(l)
compliance with laws:   do everything reasonably within its power to ensure that the Transaction is effected in accordance with all applicable laws and regulations, including the exemption from registration provided under Section 3(a)(10) of the Securities Act with respect to the issuance of the New Newmont Shares as Scheme Consideration (including those issued to CDN in connection with the New Newmont CDIs) in exchange for the Scheme Shares pursuant to the Scheme.

5.4
Newmont Overseas’ obligations

Newmont Overseas must:
(a)
Deed Poll:   by no later than the Business Day prior to the First Court Date, execute and deliver to Newcrest the Deed Poll;

(b)
share transfer:   if the Scheme becomes Effective:

(1)
accept a transfer of the Scheme Shares as contemplated by clause 4.2(b)(1); and

(2)
execute instruments of transfer in respect of the Scheme Shares,

and
(c)
Scheme Consideration:   if the Scheme becomes Effective, provide or procure the provision of the Scheme Consideration in the manner and amount contemplated by clause 4.2 and the terms of the Scheme and Deed Poll.

5.5
Newcrest Board recommendation

(a)
Newcrest represents and warrants to Newmont that, as at the date of this deed, each Newcrest Board Member has confirmed that:

(1)
his or her recommendation is that Newcrest Shareholders vote in favour of the Scheme at the Scheme Meeting; and

(2)
he or she intends to vote, or cause to be voted, all Newcrest Shares which he or she controls in favour of the Scheme at the Scheme Meeting,

in each case, in the absence of a Newcrest Superior Proposal and subject to the Independent Expert concluding and continuing to conclude that the Scheme is in the best interests of Scheme Shareholders.
(b)
Newcrest must use its best endeavours to procure that the Newcrest Board collectively, and each Newcrest Board Member individually, do not change, withdraw, qualify, revise or modify its or his or her recommendation as set out in clause 5.5(a) unless:

(1)
the Independent Expert’s Report concludes that, or is amended or updated in writing so as to conclude that, the Scheme is not in the best interests of Scheme Shareholders; or

(2)
Newcrest has received a Newcrest Competing Proposal and the Newcrest Board has determined (after all of Newmont’s rights under clause 14.7 have been exhausted) that the Newcrest Competing Proposal constitutes a Newcrest Superior Proposal, in each case, provided Newcrest has complied with its obligations under clause 14.
(c)
Subject to and without limiting clause 14 in any way, if the Newcrest Board collectively, or any Newcrest Board Member individually, proposes to change, withdraw, qualify, revise or modify its or his or her recommendation in accordance with clause 5.5(b):

(1)
Newcrest must, as soon as reasonably practicable (and in any event, within 2 Business Days), notify Newmont in writing of that fact; and

(2)
Newcrest and Newmont must consult in good faith for 2 Business Days after the date on which the notification in clause 5.5(c)(1) is given to consider and determine whether the recommendation in place at the time can be maintained.

(d)
For the purposes of this clause 5.4, customary qualifications and explanations contained in the Scheme Booklet in relation to a recommendation to vote in favour of the Scheme to the effect that the recommendation is made:

(1)
in the absence of a Newcrest Superior Proposal; or

(2)
subject to the Independent Expert concluding and continuing to conclude that the Scheme is in the best interests of Newcrest Shareholders,

will not, in and of itself, be regarded as a failure to make or a withdrawal of a recommendation in favour of the Scheme.
(e)
Despite anything to the contrary in this clause 5.4, a statement made by Newcrest, the Newcrest Board or any Newcrest Board Member, to the effect that no action should be taken by Newcrest Shareholders pending the assessment of a Newcrest Competing Proposal by the Newcrest Board or the completion of the procedure in clause 14.7 will not, in and of itself, contravene this clause 5.4.

5.6
Newmont Board recommendation

(a)
Newmont represents and warrants to Newcrest that, as at the date of this deed, each Newmont Board Member has confirmed that:

(1)
his or her recommendation is that Newmont Stockholders vote in favour of the Newmont Stockholder Resolution; and

(2)
he or she intend to vote, or cause to be voted, all Newmont Shares which he or she controls in favour of the Newmont Stockholder Resolution,

in each case, in the absence of a Newmont Superior Proposal.
(b)
Newmont must use its best endeavours to procure that each Newmont Board Member does not change, withdraw, qualify or modify his or her recommendation as set out in clause 5.6(a) in the absence of a Newmont Superior Proposal.

(c)
Without limiting clause 14, if any Newmont Board Member proposes to change, withdraw, qualify or modify his or her recommendation in accordance with clause 5.6(b):

(1)
Newmont must, as soon as reasonably practicable (and in any event, within 2 Business Days), notify Newcrest in writing; and

(2)
Newcrest and Newmont must consult in good faith for 2 Business Days after the date on which the notification in clause 5.6(c)(1) is given to consider and determine whether the recommendation in place at the time can be maintained.

5.7
Responsibility statements

(a)
The Scheme Booklet will contain a responsibility statement to the effect that:

(1)
Newmont is responsible for the Newmont Information contained in the Scheme Booklet; and

(2)
Newcrest is responsible for the Newcrest Information contained in the Scheme Booklet.

(b)
If Newcrest and Newmont disagree on the form or content of the Scheme Booklet, they must consult in good faith to try to settle an agreed form of the Scheme Booklet. If after 5 Business Days of consultation, Newcrest and Newmont are unable to agree on the form or content of the Scheme Booklet:

(1)
where the determination relates to Newmont Information, Newmont will make the final determination, acting reasonably, as to the form and content of the Newmont Information; and

(2)
in any other case, the final determination as to the form and content of the Scheme Booklet will be made by Newcrest, acting reasonably.

5.8
Conduct of Court proceedings

In respect of Court proceedings under Part 5.1 of the Corporations Act:
(a)
Newcrest and Newmont are entitled to separate representation at such Court proceedings;

(b)
this deed does not give Newcrest or Newmont any right or power to give undertakings to the Court for or on behalf of the other party without that party’s written consent; and

(c)
Newcrest and Newmont must, acting reasonably and in good faith, consider all undertakings to the Court in such Court proceedings which are reasonably required to obtain Court approval and confirmation of the Transaction as contemplated by this deed.

5.9
Newcrest Equity Incentives

(a)
Despite any other provision of this deed:

(1)
subject to clause 5.9(a)(2), Newcrest and Newmont agree that the Newcrest Equity Incentives and any other Newcrest equity incentives (including future grants of incentives) will be treated in the manner agreed between Newcrest and Newmont in writing on or about the date of this deed; and

(2)
Newcrest must ensure that all Newcrest Equity Incentives which are not Newcrest Shares have either lapsed or vested and converted into Newcrest Shares such that there are no outstanding Newcrest Equity Incentives which are not Newcrest Shares on issue as at the Scheme Record Date.

(b)
For the avoidance of doubt, the exercise of any discretion by the Newcrest Board, or any other action, which is made in accordance with this clause 5.9, will not be a Newcrest Prescribed Occurrence or a breach of any provision of this deed, or give rise to any right to terminate this deed.

5.10
 Newmont Board composition

Newmont must, on or before the Implementation Date, invite two existing Newcrest directors whose identity is nominated in writing by Newmont to join the board of Newmont, conditional on the Scheme becoming Effective and, subject to those individuals providing the necessary signed documents to Newmont, Newmont must:
(a)
take all necessary steps to ensure that Newmont appoints such individuals to the Newmont Board with effect on and from the Implementation Date; and

(b)
recommend such individuals for election at the first Newmont annual general meeting of Newmont Stockholders following the Implementation Date.

5.11
 Newcrest Board composition

Newcrest must, as soon as practicable on the Implementation Date, after the Scheme Consideration has been dispatched to Scheme Shareholders, take all actions necessary to:
(a)
cause the appointment of the nominees of Newmont to the Newcrest Board;

(b)
ensure that all directors on the Newcrest Board specified in writing by Newmont (not less than 3 Business Days before the Implementation Date):

(1)
resign; and

(2)
unconditionally and irrevocably release Newcrest from any claims they may have against Newcrest (without limiting any entitlement to an indemnity in accordance with Newcrest’s constitution or any other agreement in respect of any office held with Newcrest); and

(c)
ensure that all directors on the boards of Newcrest’s Subsidiaries specified in writing by Newmont (not less than 3 Business Days before the Implementation Date):

(1)
resign or are removed; and

(2)
unconditionally and irrevocably release Newcrest and its relevant Subsidiaries from any claims they may have against either of them (without limiting any entitlement to an indemnity in accordance with the relevant company’s constitution or any other agreement in respect of any office held with the company), and to cause the appointment of nominees of Newmont to those boards, in each case in accordance with the requirements of the relevant company’s constitution and any applicable laws.
5.12
 US securities laws matters

The parties agree that the Scheme shall be carried out with the intention that, and must use their best endeavours to ensure that, all New Newmont Shares issued under the Scheme (including those issued to CDN in connection with the New Newmont CDIs) are issued by Newmont in reliance on the exemption from registration requirements under Section 3(a)(10) of the Securities Act. In order to ensure the availability of the exemption under Section 3(a)(10) of the Securities Act and to facilitate Newmont’s compliance with other U.S. securities laws, the parties agree that:
(a)
before the commencement of the hearing on the First Court Date, the Court shall be advised of the intention of Newmont and Newcrest to rely on the exemption from registration requirements provided by Section 3(a)(10) of the Securities Act with respect to the issuance of New Newmont Shares to Scheme Shareholders pursuant to the Scheme, based on the Court’s approval of the Scheme, and that its approval of the Scheme is to be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the terms and conditions of the Scheme to all persons who are entitled to receive Scheme Consideration pursuant to the Scheme;

(b)
Newcrest shall request that the orders of the Court on the First Court Date specify that each person entitled to receive Scheme Consideration pursuant to the Scheme will have the right to appear before the Court at the hearing of the Court to give approval of the Scheme;

(c)
Newcrest will ensure that each Newcrest Shareholder, Newcrest ADR Holder and any other person entitled to receive Scheme Consideration pursuant to the Scheme will be given adequate and appropriate notice advising them of their right to attend the hearing of the Court to approve the procedural and substantive fairness of the terms and conditions of the Scheme and providing them with sufficient information necessary for them to exercise that right

(d)
Newcrest shall request that the orders of the Court on the Second Court Date expressly state that the Scheme is approved by the Court as being procedurally and substantively fair to all persons entitled to receive Scheme Consideration pursuant to the Scheme and include a statement to substantially the following effect: “This Order will serve as a basis for reliance on the exemption provided by Section 3(a)(10) of the U.S. Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that Act, regarding the distribution of securities of Newmont, pursuant to the Scheme of Arrangement.”; and

(e)
the Scheme Booklet will include a statement to substantially the effect that the New Newmont Shares issued pursuant to the Scheme have not been registered under the Securities Act and shall be issued by Newmont in reliance on the exemption from registration under Section 3(a)(10) of the Securities Act and that certain restrictions on resale under U.S. securities laws, including Rule 144 under the Securities Act, may be applicable with respect to securities issued to holders that are (or have been in the 90 days immediately prior to the issuance of the New Newmont Shares) affiliates (as defined in Rule 405 of the Securities Act) of Newmont.

6
Conduct of business — Newcrest

6.1
Definitions

The meanings of the terms used in this clause 6 are set out below.
Term	Meaning
Canadian Indigenous Group	any Indian or Indian band (as those terms are defined in the Indian Act, R.S.C. 1985, c. I-5, as amended, superseded, or replaced from time to time), First Nation person, people, or group, Métis person, people, or group, aboriginal and/or indigenous person, people, or group, or any person or group asserting or otherwise claiming any right recognized and/or affirmed under applicable laws, treaties or any other interest, including, but not limited to, s. 35 of the Constitution Act, 1982, held by virtue of that person or group’s status as one of the aforementioned groups, and any person or group representing or purporting to represent any of the foregoing.

6.2
General conduct of business

(a)
For the avoidance of doubt, nothing in this clause 6.2 limits the restrictions in clause 6.3 or the rights and obligations of the parties under that clause.

(b)
Subject to clause 6.2(d), during the Exclusivity Period, and without limiting any other obligations of Newcrest under this deed, Newcrest must:

(1)
to the extent it is within its power to do so, conduct its businesses and operations in the ordinary and usual course;

(2)
ensure that between (and including) the date of this deed and 8.00am on the Second Court Date no Newcrest Prescribed Occurrence occurs;

(3)
use best endeavours to ensure there is no occurrence within its control or the control of any of its Subsidiaries that would constitute or be likely to constitute a Newcrest Material Adverse Change;

(4)
use its best endeavours to maintain:

(A)
its businesses and assets in the ordinary course;

(B)
and preserve its relationships with Government Agencies, joint venture partners, customers, suppliers, landlords, licensors, licensees, financiers and others having material business dealings with the relevant Newcrest Group Member;

(C)
(and where necessary, use best endeavours to renew) each of the insurance policies held by a Newcrest Group Member at the date of this deed; and

(D)
(and where necessary, use best endeavours to renew) each of the authorisations, approvals, permits, accreditations, grants, titles, leases and licences held by a Newcrest Group Member and that are material to the Newcrest Group as a whole.

(c)
Without limiting clause 6.2(b), but for the avoidance of doubt subject to clause 6.2(d), Newcrest must not, and must ensure that its Related Bodies Corporate do not:

(1)
dispose of, or agree to dispose of, any asset of the business operations of the Newcrest Group, the value of which exceeds US$100 million individually or, if below US$100 million individually, collectively amount to US$250 million in aggregate, to any person other than another member of the Newcrest Group, other than the sale of assets in normal trading and consistent with past practice (such as sale of inventory);

(2)
acquire, or agree to acquire, any securities, asset, business, interest in a joint venture, lease, licence or authorisation, the value of which exceeds US$100 million individually or, if below US$100 million individually, collectively amount to US$250 million in aggregate from another person other than another member of the Newcrest Group, other than the acquisition of assets that constitutes normal trading and consistent with past practice (such as acquisition of inventory);

(3)
incur, enter into or significantly amend or vary contractual commitments or undertakings or other legal commitments:

(A)
involving capital expenditure of more than US$250 million in aggregate, whether in one transaction or a series of related transactions, other than capital expenditure contemplated by and Fairly Disclosed in the Newcrest Disclosure Materials (including having regard to clause6.2(d)(18));

(B)
where the value of that contractual commitment or undertaking or other legal commitment, or the potential liability or obligation assumed under it (including, as amended or varied, as applicable) is in excess of US$150 million for the remaining unexpired term of the contractual commitment or undertaking or other legal commitment; or

(C)
only in the case of contractual commitments or undertakings or other legal commitments for the marketing or sale of products, enter into contractual commitments or undertakings or other legal commitments with a term of 18 months or more (other than where those arrangements are entered into in normal trading and consistent with past practice);

(4)
settle any legal proceedings, claim, investigation, arbitration or other like proceeding where the settlement amount exceeds US$20 million individually, with the settlement amount being calculated as the difference between the amount that the Newcrest Group would receive or pay, as applicable, and what the Newcrest Group reasonably believed it was entitled to receive or required to pay (as applicable) prior to the proposal for settlement that was made;

(5)
do any of the following:

(A)
enter into any agreement that contains a change of control consent right or fee or unilateral termination right that would be exercisable on the Transaction being implemented, in respect of which the implementation of the Transaction is reasonably likely to give rise to an adverse financial impact in excess of US$100 million in aggregate;

(B)
enter into any agreement restraining a Newcrest Group Member from competing with any person;

(C)
waive any material third party default under an agreement where there is an adverse financial impact from the waiver on the Newcrest Group as a whole in excess of US$100 million individually; or

(D)
acquire, or agree to acquire, or dispose of or agree to dispose of, any securities, asset, business, interest in a joint venture, lease, licence or authorisation, or offer, propose, announce a bid or tender for, any business, entity or undertaking or assets comprising a business where that acquisition, disposal, bid or tender will or is reasonably likely to have a material adverse effect on the Timetable being met (overall or in any particular respect) or the prospects of obtaining any Regulatory Approval;

(6)
do any of the following in respect of any employee or prospective employee of the Newcrest Group whose total annual fixed remuneration as at the date of this deed is greater than A$650,000:

(A)
enter into a new employment agreement;

(B)
increase their remuneration or otherwise materially and in a manner adverse to the Newcrest Group vary their employment arrangements, other than in connection with a promotion or role change for any existing employee;

(C)
accelerate their rights to compensation or benefits of any kind; or

(D)
pay any termination or retention payment, other than termination or resignation arrangements (including pursuant to settlement or similar arrangements) in the ordinary course of business,

other than in accordance with any of the following:
(E)
an existing agreement, existing policy and guideline or a Newcrest equity incentive or employee share plan in place as at the date of this deed and Fairly Disclosed in the Newcrest Disclosure Materials;

(F)
any other written arrangement Fairly Disclosed in the Newcrest Disclosure Materials or agreed in writing with Newmont; or

(G)
a remuneration review (including an ad hoc review in respect of a specific role) and ordinary course incentive process where the aggregate increase in compensation and other benefits does not exceed in the case of: (i) Newcrest’s Interim CEO and the Executive Management team who directly report to the Interim CEO, 4% of the total annual fixed remuneration for that relevant person; and (ii) any employee whose total annual fixed remuneration as at the date of this deed is greater than A$650,000, 15% of the total annual fixed remuneration of the relevant employee;

(7)
incur any additional financial indebtedness by way of borrowings, hedging or financial facilities or guarantee or indemnify the obligations of any person (except a member of the Newcrest Group), other than any of the following:

(A)
in the ordinary course of business, drawing down on existing financing facilities or pursuant to arrangements between Newcrest Group Members Fairly Disclosed in the Newcrest Disclosure Materials;

(B)
in respect of the accounts receivable financing facility to be agreed that is on a non-committed, invoice-by-invoice basis and that is being negotiated at the time of this deed, the details of which have been Fairly Disclosed in the Newcrest Disclosure Materials; or

(C)
entry into any equipment financing arrangements that are not in excess of US$100 million individually;

(8)
enter into arrangements for the marketing or sale of products that would involve the sale of products in breach of Sanctions Laws or that would, or is reasonably likely to have, a material adverse effect on the prospects of obtaining any Regulatory Approvals by the End Date;

(9)
settle or concede any material matters during tax reviews or audits with any Tax Authority without first providing Newmont a reasonable opportunity to review the form and content of all proposed settlements or concessions and incorporating Newmont’s reasonable comments on those proposed settlements or concessions, unless failing to do so would result in a statutory deadline being missed which would have a material adverse impact on the Newcrest Group; or

(10)
make any material election in relation to Tax (including, without limitation, claiming the Temporary Full Expensing measure set out in Subdivision 40-BB of the Income Tax (Transitional Provisions) Act 1997 (Cth) in Newcrest’s 30 June 2023 Australian tax return) without first providing Newmont a reasonable opportunity to review the form and content of those proposed elections and incorporating Newmont’s reasonable comments on those proposed elections.

(d)
Nothing in clause 6.2(b) or 6.2(c) restricts the ability of Newcrest or any Newcrest Group Member to take any action:

(1)
in respect of a shareholders agreement, joint venture or farm-in agreement Fairly Disclosed in the Newcrest Disclosure Materials:

(A)
in accordance with or in furtherance of any approved work program and budget or approved authority for expenditure under the shareholders agreement, joint venture or farm-in agreement that have been Fairly Disclosed in the Newcrest Disclosure Materials;

(B)
to cast any vote or exercise any other right that Newcrest may have under a shareholders agreement, joint venture or farm-in agreement, but only to the extent: (i) in the ordinary course of business; (ii) consistent with past practice; or (iii) necessary to preserve the proportionate interest of the Newcrest Group Member; or

(C)
to exercise any right or similar action in connection with the default or breach (or threatened breach or default) of the terms of any shareholders agreement, joint venture or farm-in agreement by a counterparty, but only to the extent necessary to preserve the proportionate interest of the Newcrest Group Member;

(2)
taken for the purposes of exercising any right a Newcrest Group Member has in respect of any capital or funding call, prevention of dilution of its interest, farm-in arrangement or subscription for securities or interests for the purposes of preserving the proportionate interest of the Newcrest Group Member (excluding increases caused by other parties not contributing capital) or addressing a pre-emptive right;

(3)
to enter into any proposed farm-in arrangement requiring mandatory expenditure by a Newcrest Group Member of less than US$25 million individually, or enter into any farm-out arrangement in respect of licences, leases or similar authorisations that are immaterial to the Newcrest Group, in the ordinary course or consistent with past practice;

(4)
taken to progress the assessment, establishment and implementation of the Newcrest Group’s Havieron Project, the Red Chris Block Cave Project, Cadia Panel Cave Project, Cadia Tailings Project and Cadia TSF4 (including as contemplated in Data Room Document 01.11.11), including determining, considering and approving studies (feasibility or otherwise), applying for, negotiating or agreeing the terms of any agreement, permit, licence, lease or authorisation, as set out in Data Room Document 01.11.11, provided that expenditures actually incurred and other actions actually taken during the Exclusivity Period are in accordance with the exception in clause 6.2(d)(18);
(5)
taken to finalise the outstanding non-monetary terms of the collective agreement with the United Steelworkers Union relating to the Red Chris Project (whether by means of arbitration, settlement or otherwise), including without limitation agreeing to withdraw any applications before the British Columbia Labour Relations Board or other court or tribunal, and to implement the monetary terms (to the extent Fairly Disclosed in the Disclosure Materials) and other terms of said collective agreement;

(6)
for the provision of loan funding to Imperial Metals Corporation (or its subsidiaries) for an amount not exceeding US$100m in connection with the Red Chris Project;

(7)
to conduct Intra-Group Funding Arrangements;

(8)
to refinance, restructure, extend or seek a waiver under any debt facility in place as at the date of this deed Fairly Disclosed in the Newcrest Disclosure Materials, provided that the amount under the debt facility does not increase unless the Newcrest Board determines that it is reasonably necessary to increase that amount to ensure the party has sufficient cash reserves available to operate its business in the ordinary course and meet Newcrest’s published financial policy targets as Fairly Disclosed and after consulting with Newmont in good faith before taking any such action;

(9)
for the provision of or increasing the amount of financial accommodation under guarantees or standby letters of credit to support any Newcrest Group Members to operate its business in the ordinary course activities, and after consulting with Newmont in good faith before taking any such action;

(10)
to amend or enter any financing documentation to which a Newcrest Group Member is or will become a party that is necessary to transition from the use of the London Interbank Offered Rate to the Secured Overnight Financing Rate;

(11)
to the extent required by any applicable law, regulation, accounting standards or principles, stock exchange rules, contract or by an order, decree or ruling of a Government Agency, and after consulting with Newmont in good faith to the extent practicable before taking any such action;

(12)
which is required and to the extent permitted by this deed (including, for the avoidance of doubt, actions to respond to a Newcrest Competing Proposal in accordance with clause 14.4) or the Scheme;

(13)
to the extent permitted by this deed in connection with the Newcrest Special Dividend or an Ordinary Course Dividend (including any funding arrangements);

(14)
which has been agreed to in writing by Newmont (such agreement not to be unreasonably withheld or delayed);

(15)
to reasonably and prudently respond to material and unexpected adverse changes in market and operating conditions affecting the business of any Newcrest Group Member to a material extent and where it is impracticable to consult and seek the agreement of Newmont prior to giving effect to the response;

(16)
to reasonably and prudently respond to regulatory or legislative changes (including without limitation changes to subordinate legislation) affecting the business of a party or any Newcrest Group Member to a material extent and where it is impracticable to seek the agreement of Newmont prior to giving effect to the response;

(17)
to reasonably and prudently respond to an emergency, cyberattack or disaster (including a situation giving rise to an imminent and material risk of personal injury or material damage to property or an epidemic or pandemic), consulting where practicable with Newmont;

(18)
which is Fairly Disclosed in the Newcrest Disclosure Materials, the parties agreeing that Newcrest is permitted to incur expenditure (and take actions associated with that expenditure, such as entering into contracts and conducting the activities resulting from such expenditure) contemplated in the Newcrest Data Room Document 01.03.03.02 (as supplemented by 01.03.03.01), provided the expenditure incurred is no more than 115% of the amount set out in that document in respect of each matter or in aggregate, and such matters will be deemed to be Fairly Disclosed; or

(19)
which is Fairly Disclosed in:

(A)
Newcrest’s announcements to ASX, TSX, PNGX or SEDAR in the period from 4 October 2022 (inclusive) to the date of this deed; or

(B)
any information publicly available on a Public Register on the corresponding Public Search Date,

(excluding any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature).
6.3
Other specific conduct of business

During the Exclusivity Period, and without limiting any other obligations of Newcrest under this deed, Newcrest:
(a)
must not, and must ensure that each Newcrest Group Member does not, except with the prior written consent of Newmont (not to be unreasonably withheld or delayed), directly or indirectly dispose of, or agree to dispose of, or otherwise relinquish or surrender:

(1)
any securities, joint venture participating interest or similar equity or other ownership interest in any of the operations known as Cadia, Lihir, Brucejack, Red Chris, Telfer, Havieron or Wafi-Golpu, other than restructures within the Newcrest Group in respect of which Newcrest has (acting reasonably) consulted Newmont;

(2)
any material tenement, lease, licence, authorisation, real property interest, project asset or project infrastructure of the operations known as Cadia, Lihir, Brucejack, Red Chris, Telfer, Havieron or Wafi-Golpu; or

(3)
any securities in Lundin Gold Inc.;

(b)
must consult with Newmont in good faith to the extent practicable before:

(1)
entering into or agreeing, or significantly amending or varying, any contractual arrangements (other than contracts for goods and services in the ordinary course) with any indigenous group (including any Canadian Indigenous Group) in relation to any of Newcrest’s operations (including in particular an Impact and Benefits Agreement with the TSKLH Nation for the Brucejack operations); or

(2)
settling any dispute with any indigenous group (including any Canadian Indigenous Group) in relation to any of Newcrest’s operations.

7
Conduct of Business — Newmont

(a)
Subject to clause 7(c), from the date of this deed up to and including the Implementation Date, and without limiting any other obligations of Newmont under this deed, Newmont must:

(1)
to the extent it is within its power to do so, conduct its businesses and operations in the ordinary and usual course;

(2)
ensure that between (and including) the date of this deed and 8.00am on the Second Court Date no Newmont Prescribed Occurrence occurs; and

(3)
use best endeavours to ensure there is no occurrence within its control or the control of any of its Subsidiaries that would constitute or be likely to constitute a Newmont Material Adverse Change; and

(4)
use its best endeavours to maintain:

(A)
its businesses and assets in the ordinary course;

(B)
and preserve its relationships with Government Agencies, joint venture partners, customers, suppliers, landlords, licensors, licensees, financiers and others having material business dealings with the relevant Newmont Group Member;

(C)
(and where necessary, use best endeavours to renew) each of the material insurance policies held by a Newmont Group Member at the date of this deed; and

(D)
(and where necessary, use best endeavours to renew) each of the authorisations, approvals, permits, accreditations, grants, titles, leases and licences held by a Newmont Group Member and that are material to the Newmont Group as a whole.

(b)
Without limiting clause 7(a), but for the avoidance of doubt subject to clause 7(c), Newmont must not, and must ensure that its Related Bodies Corporate do not:

(1)
dispose, or agree to dispose of, any securities, asset, business, interest in a joint venture, lease, licence or authorisation, the value of which exceeds US$1 billion individually or, if below US$1 billion individually, collectively amount to US$2 billion in aggregate, to any person other than another member of the Newmont Group, other than the sale of assets in normal trading (such as sale of inventory); or

(2)
enter into arrangements for the marketing or sale of products that would, or is reasonably likely to have, a material adverse effect on the prospects of obtaining any Regulatory Approvals by the End Date.

(c)
Nothing in clause 7(a) or 7(b) restricts the ability of Newmont or any Newmont Group Member to take any action:

(1)
to the extent required by any applicable law, regulation, accounting standards or principles, stock exchange rules, contract or by an order, decree or ruling of a Government Agency;

(2)
which is required or to the extent permitted by this deed (including, for the avoidance of doubt, actions to respond to a Newmont Competing Proposal in accordance with clause 14.4) or the Scheme;

(3)
which has been agreed to in writing by Newcrest (such agreement not to be unreasonably withheld or delayed);

(4)
to reasonably and prudently respond to changes in market and operating conditions affecting the business of a party or any Newmont Group Member to a material extent and where it is impracticable to seek the agreement of Newcrest prior to giving effect to the response;

(5)
to reasonably and prudently respond to regulatory or legislative changes (including without limitation changes to subordinate legislation) affecting the business of a party or any Newmont Group Member to a material extent and where it is impracticable to seek the agreement of Newmont prior to giving effect to the response; or

(6)
which is Fairly Disclosed:

(A)
in the Newmont Disclosure Materials; or

(B)
to the SEDAR, or Fairly Disclosed in any statement, prospectus, report, schedule or another form filed with the SEC pursuant to the Securities Act or the Exchange Act in the 6 month period prior to the date of this deed (excluding any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature).
8
Dividends

8.1
Ordinary Course Dividends

The parties agree that:
(a)
Newcrest may, subject to complying with the requirements of section 254T of the Corporations Act, the Newcrest Constitution and applicable law, declare and pay:

(1)
a final dividend for the year ending 30 June 2023 provided the final dividend is no greater than US$0.20 cash per Newcrest Share and otherwise subject to business performance and the Newcrest Board’s discretion; and

(2)
if the Scheme has not become Effective by 1 December 2023, one or more dividends in respect of a quarterly period occurring after 30 June 2023, provided that:

(A)
dividends are not paid by Newcrest in respect of overlapping periods; and

(B)
per quarter, the amount of any quarterly cash dividend does not exceed US$0.10 per Newcrest Share; and

(b)
Newmont may declare and pay any quarterly cash dividend in accordance with the Newmont existing dividend policy,

and otherwise determined in the ordinary course (each dividend, an Ordinary Course Dividend).
8.2
Dividends

(a)
Subject to:

(1)
the Scheme becoming Effective; and

(2)
Newcrest complying with the requirements of section 254T of the Corporations Act, the Newcrest Constitution and applicable law, Newcrest may declare and pay a cash dividend of up to US$1.10 per Newcrest Share to Newcrest Shareholders (Newcrest Special Dividend),

provided that:
(3)
the record date for the Newcrest Special Dividend must be at least 2 days before the Scheme Record Date; and

(4)
the payment date for the Newcrest Special Dividend will be determined by Newcrest (in its absolute discretion) but must be at least 1 day before the Implementation Date.

(b)
The Newcrest Special Dividend may be fully or partially franked, provided that payment of the Newcrest Special Dividend must not cause:

(1)
Newcrest to incur any franking deficit tax;

(2)
Newcrest to incur or otherwise become liable for any fine or penalty in connection with any franking deficit;

(3)
the Newcrest franking account to be in deficit at any time, including (but not limited to) as at the Implementation Date, taking into account any reasonably expected tax refund in respect of any tax payments or instalments made for the period up to the Implementation Date;

(4)
Newcrest to breach the benchmark rule (as defined in section 995-1 of the Tax Act), if applicable; or

(5)
the share capital account of Newcrest to be debited or tainted.

(c)
Any Newcrest Ordinary Course Dividend may be fully or partially franked, provided that payment of any Newcrest Ordinary Course Dividend does not cause:

(1)
Newcrest to incur any franking deficit tax;

(2)
Newcrest to incur or otherwise become liable for any fine or penalty in connection with any franking deficit;

(3)
the Newcrest franking account to be in deficit at any time, including (but not limited to) as at the Implementation Date, taking into account any reasonably expected tax refund in respect of any tax payments or instalments made for the period up to the Implementation Date;

(4)
Newcrest to breach the benchmark rule (as defined in section 995-1 of the Tax Act), if applicable; or

(5)
the share capital account of Newcrest to be debited or tainted.

(d)
Newcrest and Newmont undertake that no amount of the Newcrest Special Dividend will be directly or indirectly funded before the Implementation Date from the issue of equity interests (as defined in section 995-1 of the Tax Act) by any Newcrest Group Member or Newmont Group Member (as applicable), where such equity interests are issued before the implementation of the Scheme.

(e)
Newmont undertakes (on behalf of itself and the Newmont Group) in favour of Newcrest and Newcrest Shareholders that no amount of the Newcrest Special Dividend will be directly or indirectly funded on or after the Implementation Date from the issue of equity interests (as defined in section 995-1 of the Tax Act) by any company, whether such equity interests are issued before or after the implementation of the Scheme. For the avoidance of doubt, this entails an undertaking that no proceeds from an equity issuance will be applied by the Newmont Group towards repayment of any portion of a debt facility that has been drawn by Newcrest prior to the Implementation Date to pay part or all of the Newcrest Special Dividend.

(f)
Any Newcrest Special Dividend must be paid from:

(1)
profits, retained earnings or distributable reserves of the Newcrest Group; or

(2)
amounts available under existing, external debt funding arrangements of the Newcrest Group,

(or a combination of all or some of them) (in each case) that are available to Newcrest for such purposes immediately prior to the declaration of such Newcrest Special Dividend.
8.3
Payment of dividends

(a)
Newmont and Newcrest must each only declare dividends to the extent permitted by clauses 8.1 and 8.2.

(b)
For the purposes of this deed, a reference to declaration of a dividend will include determination that a dividend is payable.

(c)
The Scheme Consideration will not be adjusted by any Ordinary Course Dividend or the Newcrest Special Dividend.

9
Integration planning

9.1
Pre-Implementation Date integration planning

(a)
As soon as reasonably practical after the date of this document, the Newcrest’s and Newmont’s respective Chief Executive Officers (or other person nominated and agreed by Newcrest and Newmont in writing) (Integration Nominee) will in good faith commence working together and planning for implementation of the Transaction and integration of Newcrest and Newmont from the Implementation Date.

(b)
As soon as reasonably practical after the date of this document, the Integration Nominees must establish an integration committee consisting of such number of persons from the respective management teams of each of Newcrest and Newmont and such other persons as the Integration Nominee of each of Newcrest and Newmont agree from time to time (Integration Committee).

(c)
The Integration Committee will determine the frequency (being no less than once per fortnight) and format of its meetings from time to time.

(d)
Subject to the requirements and limitations imposed in any protocols agreed between Newcrest and Newmont to govern the activities of the Integration Committee (Integration Protocols), the role of the Integration Committee is to act as a forum for the consideration and planning (but not decision making) of the integration of the Newcrest and Newmont businesses and use best endeavours to oversee and implement the Scheme, the plan for the integration for the business of the Newcrest Group with the Newmont Group following implementation of the Scheme and will have such other objectives as Newcrest and Newmont may agree.

(e)
Subject to the other provisions of this deed, nothing in this clause 9.1 requires Newcrest or Newmont to act at the direction of the other or imposes any obligation on Newcrest or Newmont to conduct their respective businesses in accordance with any direction or representation made by the other and Newcrest and Newmont acknowledge that their obligation under this clause 9.1 will be subject to all applicable laws, regulations or requirements of any Government Agency and the Integration Protocols. The parties agree that nothing in this deed constitutes the relationship of a partnership or joint venture between the parties.

9.2
Access to information

(a)
Notwithstanding anything to the contrary in the Confidentiality Deed, but subject to clause 9.2(c), between (and including) the date of this deed and the Implementation Date, Newcrest must procure that Newmont and its Related Persons:

(1)
are provided with reasonable and prompt access to:

(A)
any documents, records and information reasonably requested by Newmont via the Newcrest Data Room;

(B)
premises and sites, at a place, time and date agreed by the Integration Committee; and

(C)
senior executives, officers and Advisers of any Newcrest Group Member as reasonably requested by Newmont or its Related Persons;

(2)
continue to have access via the Newcrest Data Room to the documents, records and information contained in the Newcrest Data Room made available by Newcrest to Newmont and its Related Persons,

in each case, for the purposes of:
(3)
satisfying any of the Conditions Precedent;

(4)
preparing financial statements (including for the Merged Group) and other information required for inclusion in the Scheme Booklet or the Newmont Proxy Statement or any amendment or supplement of such document or any other SEC or exchange required filing;

(5)
implementation of the Scheme;

(6)
planning for the integration of Newcrest and Newmont from the Implementation Date (as set out in clause 9.1);

(7)
keeping Newmont informed of material developments relating to the Newcrest Group;

(8)
obtaining an understanding, or furthering its understanding, of the Newcrest Group or its business, financial position (including its cash flow and working capital position), trading performance, management control systems, prospects or assets in order to allow Newmont to develop, finalise and implement its plans for carrying on the Newcrest Group business following the Implementation Date; or
(9)
any other purpose agreed between Newcrest and Newmont,

and, without limiting any other provision of this deed, only for the purposes of the items in clauses 9.2(a)(6) to 9.2(a)(9) (inclusive), are afforded reasonable cooperation as may be reasonably requested by Newmont via the Integration Committee.
(b)
Subject to clause 9.2(c), between (and including) the date of this deed and the Implementation Date, Newmont must procure that Newcrest and its Related Persons are provided with reasonable and prompt access to any information reasonably requested for the purposes of:

(1)
keeping Newcrest informed of material developments relating to the Newmont Group;

(2)
obtaining an understanding, or furthering its understanding, of the Newmont Group or its business, financial position (including its cash flow and working capital position), trading performance, management control systems, prospects or assets to the extent necessary to assist Newmont to develop, finalise and implement its plans for carrying on the Newcrest Group business following the Implementation Date; or

(3)
any other purpose agreed between Newcrest and Newmont.

(c)
Nothing in clause 9.2 requires Newcrest or Newmont to provide access:

(1)
to information concerning its directors’ and management’s consideration of the Scheme or a Competing Proposal or that is otherwise commercially sensitive to the other party; or

(2)
which would:

(A)
result in unreasonable disruptions to the other party’s business (determined in the reasonable opinion of the relevant party, acting in good faith);

(B)
breach a confidentiality obligation owed to a Third Party or any applicable law or regulation of any Government Agency or require the party to make any disclosure that would compromise legal privilege; or

(C)
otherwise not comply with the Integration Protocols.

9.3
Change of control provisions

A failure to obtain any third-party consent or confirmation, or the exercise of a termination right, will not constitute a breach of this deed and, together with any consequences that arise, will be disregarded when assessing the operation of any other provision of this deed.
10
Representations and warranties

10.1
Newcrest’s representations and warranties

Newcrest represents and warrants to Newmont (in its own right and separately as trustee or nominee for each of the other Newmont Indemnified Parties) that each of the Newcrest Representations and Warranties are true and correct.
10.2
Newcrest’s indemnity

(a)
Newcrest agrees with Newmont (in its own right and separately as trustee or nominee for each of the other Newmont Indemnified Parties) to indemnify Newmont and each of the Newmont Indemnified Parties from any claim, action, damage, loss, liability, cost, expense or payment of whatever nature and however arising that Newmont or any of the other Newmont Indemnified Parties suffers, incurs or is liable for arising out of any breach of any of the Newcrest Representations and Warranties.

(b)
To avoid doubt, the indemnity in clause 10.2(a) is given in favour of Newmont and each of the other Newmont Indemnified Parties and does not confer any right or benefit on any other person.

10.3
Qualifications on Newcrest’s representations, warranties and indemnities

The Newcrest Representations and Warranties in clause 10.1 and the indemnity in clause 10.2, are each subject to matters that:
(a)
are known to a Newmont Group Member in relation to the Transaction or the Scheme;

(b)
have been Fairly Disclosed in the Newcrest Disclosure Materials; or

(c)
have been Fairly Disclosed in:

(1)
Newcrest’s announcements to the ASX, PNGX or SEDAR in the period from the 4 October 2022 (inclusive) to the date of this deed; or

(2)
any information publicly available on a Public Register on the corresponding Public Search Date,

(excluding any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature).
10.4
Newmont’s representations and warranties

Newmont represents and warrants to Newcrest (in its own right and separately as trustee or nominee for each of the other Newcrest Indemnified Parties) that each of the Newmont Representations and Warranties are true and correct.
10.5
Newmont Overseas’ representations and warranties

Newmont Overseas represents and warrants to Newcrest (in its own right and separately as trustee or nominee for each of the other Newcrest Indemnified Parties) that each of the Newmont Overseas Representations and Warranties are true and correct.
10.6
Newmont’s indemnity

(a)
Newmont agrees with Newcrest (in its own right and separately as trustee or nominee for each of the other Newcrest Indemnified Parties) to indemnify Newcrest and each of the Newcrest Indemnified Parties against any claim, action, damage, loss, liability, cost, expense or payment of whatever nature and however arising that Newcrest or any of the other Newcrest Indemnified Parties suffers, incurs or is liable for arising out of any breach of any of the Newmont Representations and Warranties or Newmont Overseas Representations and Warranties.

(b)
To avoid doubt, the indemnity in clause 10.6(a) is given in favour of Newcrest and each of the other Newcrest Indemnified Parties only and does not confer any right or benefit on any other person.

10.7
Qualifications on Newmont’s representations, warranties and indemnities

The Newmont Representations and Warranties in clause 10.4, the Newmont Overseas Representations and Warranties in clause 10.5 and the indemnity in clause 10.6, are each subject to matters that:
(a)
are known to a Newcrest Group Member in relation to the Transaction or the Scheme;

(b)
have been Fairly Disclosed in the Newmont Disclosure Materials; or

(c)
have been Fairly Disclosed in any statement, prospectus, report, schedule or another form filed with the SEC pursuant to the Securities Act or the Exchange Act, including public disclosures on NYSE and TSX, in each case in the 6 month period prior to the date of this deed (excluding any risk factor disclosure and disclosure of risks in “forward looking statement” disclaimers that are predictive, forward-looking or primarily cautionary in nature).

10.8 Survival of representations and warranties
Each representation and warranty in clauses 10.1, 10.4 and 10.5:
(a)
is severable;

(b)
survives the termination of this deed;

(c)
is given with the intention that liability under it is not confined to breaches that are discovered before the date of termination of this deed;

(d)
is to be construed independently of all other representations and warranties; and

(e)
is not limited by any other representation or warranty.

10.9 Survival of indemnities
Each indemnity in this deed (including those in clauses 10.2 and 10.6):
(a)
is severable;

(b)
constitutes a separate and independent obligation of the party giving the indemnity from any other obligations of that party under this deed; and

(c)
survives the termination of this deed.

10.10 Timing of representations and warranties
Each representation and warranty made or given under clauses 10.1, 10.4 or 10.5 is given at the date of this deed and repeated continuously thereafter until 8.00am on the Second Court Date, unless that representation or warranty is expressed to be given at a particular time, in which case it is given at that time.
10.11 No representation or reliance
(a)
Each party acknowledges that no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this deed, except for representations or inducements expressly set out in this deed and (to the maximum extent permitted by law) all other representations, warranties and conditions implied by statute or otherwise in relation to any matter relating to this deed, the circumstances surrounding the parties’ entry into it and the Scheme, are expressly excluded.

(b)
Each party acknowledges and confirms that it does not enter into this deed in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this deed.

11
Releases

11.1
Newcrest and Newcrest directors and officers

(a)
Each of Newmont and Newmont Overseas releases its rights, and agrees with Newcrest that it will not make any claim (including any Claim) against any Newcrest Indemnified Party (other than Newcrest and its Related Bodies Corporate) as at the date of this deed and from time to time in connection with:

(1)
any breach of any representations and warranties of Newcrest or any other member of the Newcrest Group in this deed; or

(2)
any disclosures (including the Newmont Proxy Statement or any document disclosed to the ASX, PNGX or SEDAR, lodged with ASIC or filed with the SEC) containing any statement which is false, misleading or deceptive, whether in content or by omission, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the Newcrest Indemnified Party has not acted in good faith or has engaged in wilful misconduct, wilful concealment or fraud. For the avoidance of doubt, nothing in this clause 11.1(a) limits Newmont’s rights to terminate this deed under clause 17.2(b).
(b)
This clause 11.1 is subject to any Corporations Act restriction and will be read down accordingly.

(c)
Newcrest receives and holds the benefit of this clause 11.1 to the extent it relates to each Newcrest Indemnified Party as trustee for each of them.

11.2
Newmont and Newmont directors and officers

(a)
Newcrest releases its rights, and agrees with Newmont that it will not make a claim (including any Claim), against any Newmont Indemnified Party (other than Newmont and its Related Bodies Corporate) as at the date of this deed and from time to time in connection with:

(1)
any breach of any representations and warranties of Newmont or any other member of the Newmont Group in this deed; or

(2)
any disclosure (including the Newmont Proxy Statement or any document disclosed to the ASX, lodged with ASIC or filed with the SEC) containing any statement which is false, misleading or deceptive, whether in content or by omission, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the Newmont Indemnified Party has not acted in good faith or has engaged in wilful misconduct, wilful concealment or fraud. For the avoidance of doubt, nothing in this clause 11.2(a) limits Newcrest’s rights to terminate this deed under clause 17.2(a).
(b)
This clause 11.2 is subject to any laws applicable to Newmont and will be read down accordingly.

(c)
Newmont receives and holds the benefit of this clause 11.2 to the extent it relates to each Newmont Indemnified Party as trustee for each of them.

11.3
Deeds of indemnity and insurance

(a)
Subject to the Scheme becoming Effective and the implementation of the Scheme, Newmont undertakes in favour of Newcrest and each other person who is a Newcrest Indemnified Party that it will:

(1)
subject to clause 11.3(c), for a period of 7 years from the Implementation Date, ensure that those constitutions of Newcrest and each other Newcrest Group Member (to the extent it is not voluntarily deregistered or voluntarily wound up) continue to contain such rules as are contained in those constitutions at the date of this deed that provide for each company to indemnify each of its directors and officers against any liability incurred by that person in his or her capacity as a director or officer of the company to any person other than a Newcrest Group Member; and

(2)
procure that Newcrest and each Newcrest Group Member complies with any deeds of indemnity, access and insurance made by them in favour of their respective directors and officers from time to time and, without limiting the foregoing, ensure that directors’ and officers’ run-off insurance cover for such directors and officers is maintained for a period of, in the case of Newcrest, 7 years from the Implementation Date and in the case of each other Newcrest Group Member, 7 years from the retirement date of each director and officer, so long as it is available on commercially reasonable terms (and Newcrest may, with Newmont’s prior written consent, pay any amounts necessary to ensure such maintenance upfront prior to the implementation of the Scheme).

(b)
Newmont acknowledges that notwithstanding any other provision of this deed, Newcrest may, prior to the Implementation Date, enter into, and pay in full the premium in respect of, a directors’ and officers’ run-off insurance policy for up to such 7 year period in respect of any directors and officers (and relevant former directors and officers) of the Newcrest Group (D&O run-off policy), with the same or substantially the same scope and terms as existing insurance policies in place for its directors or officers at the date of this deed and that any reasonable actions to facilitate that the D&O run-off policy will not be a Newcrest Prescribed Occurrence or a breach of any provision of this deed.
(c)
The undertakings contained in this clause 11.3:

(1)
are subject to any applicable Corporations Act or other law restrictions and will be read down accordingly;

(2)
that are given by Newmont are given until the earlier of the end of the relevant period specified in that clause, or the relevant Newcrest Group Member ceases to be a part of the Newcrest Group (for whatever reason); and

(3)
for the avoidance of doubt, do not prohibit or limit the ability of any Newcrest Group Member to be voluntarily deregistered or voluntarily wound up during the period of 7 years from the Implementation Date, provided that where the relevant Newcrest Group Member is to be voluntarily deregistered or voluntarily wound up the obligations under any indemnity in the constitution of the company in favour of its directors and officers are first assumed by another Newmont Group Member.

(d)
Newcrest receives and holds the benefit of this clause 11.3, to the extent it relates to the other of their respective past and present director and officers who are Newcrest Indemnified Parties, as trustee for them.

12
Public announcement

(a)
Immediately after execution of this deed, Newcrest and Newmont must issue public announcements in the form agreed between Newcrest and Newmont.

(b)
No party may make any public announcement or disclosure in connection with the Transaction or the Scheme, except:

(1)
as expressly permitted under this deed;

(2)
as required by applicable law or any Listing Rule;

(3)
without limiting any other provision of this deed (including, to avoid doubt, clause 5.5 and clause 14), where the board of the relevant party determines (acting reasonably and in good faith) that an announcement or disclosure is necessary to satisfy the relevant board’s fiduciary or statutory duties, or to ensure an informed market for securities in Newcrest or Newmont (as applicable); or

(4)
with the prior written consent of the other parties (such consent not to be unreasonably withheld or delayed).

(c)
Where a party is permitted to make any public announcement or disclosure in connection with the Transaction or the Scheme under clause 12(b), it must use best endeavours, to the extent practicable and permitted by applicable law, to:

(1)
consult with the other parties as to the form of that public announcement or disclosure prior to making the relevant announcement or disclosure; and

(2)
provide the other parties with a draft of the announcement or disclosure and an opportunity to review and, in good faith, consider any comments provided by the other parties in a timely manner.

(d)
To the extent that any public announcement or disclosure in connection with the Transaction or the Scheme under clause 12(b) contains any Confidential Information, the terms of the Confidentiality Deed will apply.

(e)
The obligations under clause 12 do not apply to:

(1)
the extent that the proposed announcement or disclosure substantially repeats some or all matters expressly contained in prior announcements or disclosures; or

(2)
any announcement or disclosure by a party in connection with:

(A)
receipt of an actual Competing Proposal, except to the extent that such announcement or disclosure could reasonably be deemed to be a solicitation of Newmont Stockholders in connection with the Scheme; or

(B)
termination of this deed in accordance with its terms.

13
Confidentiality

Newcrest and Newmont acknowledge and agree that they continue to be bound by the Confidentiality Deed after the date of this deed. The rights and obligations of the parties under the Confidentiality Deed survive termination of this deed. Without limiting clause 12(d), to the extent of any inconsistency between the Confidentiality Deed and this deed, the terms of this deed shall prevail.
14
Exclusivity

14.1
No current discussions regarding a Competing Proposal

Each of Newcrest and Newmont represents and warrants to the other that, as at the date of this deed, it and each Newcrest Group Member or Newmont Group Member (as applicable):
(a)
is not a party to any agreement, arrangement or understanding with a Third Party entered into for the purpose of facilitating a Competing Proposal;

(b)
is not participating in any discussions, negotiations or other communications, and has terminated any existing discussions, negotiations or other communications, in relation to a Competing Proposal, or which could reasonably be expected to lead to a Competing Proposal;

(c)
has ceased to provide or make available any non-public information in relation to the Newcrest Group or Newmont Group (as applicable) to a Third Party where such information was provided for the purpose of facilitating, or could reasonably be expected to lead to, a Competing Proposal; and

(d)
has requested in writing (or will do so within 5 Business Days after the date of this deed) the return or destruction of any non-public information (with such return or destruction to be effected as soon as practicable) in relation to the Newcrest Group or Newmont Group (as applicable) provided to a Third Party at any time within the 12 months prior to the date of this deed where such information was provided for the purpose of facilitating, or could reasonably be expected to lead to, a Competing Proposal.

14.2
No shop

During the Exclusivity Period, each of Newcrest and Newmont must not, and must ensure that each of its Related Persons does not, directly or indirectly, solicit, invite, encourage or initiate (including by the provision of non-public information to any Third Party) any inquiry, expression of interest, offer, proposal or discussion by any person in relation to, or which would reasonably be expected to lead to the making of, a Competing Proposal or announce or communicate to any person an intention to do anything referred to in this clause 14.
14.3
No talk and no due diligence

During the Exclusivity Period, and subject to clause 14.4, each of Newcrest and Newmont must not, and must ensure that each of its Related Persons does not, directly or indirectly:
(a)
participate in or continue any negotiations or discussions with respect to any inquiry, expression of interest, offer, proposal or discussion by any person with respect to or otherwise in connection with a Competing Proposal or which would reasonably be expected to encourage or lead to the making of, a Competing Proposal, even if that Competing Proposal was directly or indirectly solicited, invited, encouraged or initiated by the party or any of its Related Persons, even if the person has publicly announced the Competing Proposal;
(b)
negotiate, accept or enter into, offer or agree to negotiate, publicly propose to accept or enter into, any agreement, arrangement or understanding regarding a Competing Proposal; or

(c)
without limiting clauses 14.3(a) or 14.3(b), disclose, make available or otherwise provide any non-public information about it, any Newcrest Group Member or Newmont Group Member (as applicable), the business, operations or affairs of the Newcrest Group or Newmont Group (as applicable) to a Third Party (other than a Government Agency as permitted under the Confidentiality Deed) with a view to obtaining, or which would reasonably be expected to lead to receipt of, a Competing Proposal (including providing such information for the purposes of the conduct of due diligence investigations in respect of the Newcrest Group or Newmont Group (as applicable)) whether by that Third Party or another person, but nothing in this clause 14.3 prevents Newcrest or Newmont from making normal presentations to brokers, portfolio investors and analysts in the ordinary course of business with the prior written consent of the other party (such consent to not be unreasonably withheld) or promoting the merits of the Transaction.
14.4
Fiduciary exception

Clause 14.3 does not prohibit any action or inaction taken by Newcrest or Newmont or any of their Related Persons in relation to a Competing Proposal to the extent that the Newcrest’s or Newmont’s board (as applicable), acting in good faith, determines:
(a)
after receiving advice from its external financial and legal advisers, that the Competing Proposal is, or could reasonably be considered to become, a Newcrest Superior Proposal or Newmont Superior Proposal (as applicable); and

(b)
after receiving written advice from its external legal advisers, that the failure to take or not take such action would likely breach the fiduciary or statutory duties of Newcrest’s or Newmont’s board members (as applicable), provided that the actual Competing Proposal was not brought about in connection with a breach of clause 14.2 or 14.3.
14.5
Information right

(a)
Subject to clause 14.5(b), if during the Exclusivity Period either Newcrest or Newmont provides or makes available any non-public information about that party, any Newcrest Group Member or Newmont Group member (as applicable), the business, operations or affairs of that party or any Newcrest Group Member or Newmont Group Member (as applicable) to a Third Party (in the course of due diligence investigations or otherwise) in reliance on the exception in clause 14.4, and that non-public information has not previously been provided or made available to the other party, the relevant party must:

(1)
promptly, and in any event within 2 Business Days of the date on which such non-public information has been provided or made available to that other person, provide to the other party:

(A)
in the case of written materials, a complete copy of; and

(B)
in any other case, a complete written statement of,

that non-public information; and

(2)
comply with its obligations under the Confidentiality Deed in all respects, including (but not limited to) clause 2.3 of that Confidentiality Deed.

(b)
Clause 14.5(a) does not require Newcrest or Newmont to provide or make available to the other party any information the relevant party, acting reasonably, considers is likely to disclose information relating to that other person which is commercially sensitive information of that person.

14.6
Notification of approaches

(a)
During the Exclusivity Period, each of Newcrest and Newmont must as soon as reasonably practicable (and in any event within 24 hours) notify the other party in writing if it, or any of its Related Persons, becomes aware of any:

(1)
negotiations, discussions or other communications, or approach, in relation to a Competing Proposal;

(2)
approach or proposal made to that party or any of its Related Persons, in connection with, or in respect of any exploration or completion of, a Competing Proposal; or

(3)
without limiting a party’s obligations under clause 14.3, provision by a party or any of its Related Persons of any non-public information concerning the business or operations of it or the Newcrest Group or Newmont Group (as applicable) to any Third Party (including a Government Agency) in connection with a Competing Proposal, whether direct or indirect, solicited or unsolicited, and in writing or otherwise.
(b)
A notification given under clause 14.6(a) must include all material terms and conditions of the Competing Proposal (including details of the price, conditions precedent, timetable, break fee or reimbursement fee and the identity of the Third Party making the actual, proposed or potential Competing Proposal, except that the identity of the Third Party can be withheld from disclosure if the party’s board determines, after receiving written advice from its external legal advisers, that disclosing the identity of the Third Party would likely breach the fiduciary or statutory duties of the party’s board members) to the extent known by the party or its Related Persons.

14.7
Newmont matching right

(a)
During the Exclusivity Period, without limiting clauses 14.1, 14.2, 14.3 or 14.6, before:

(1)
any Newcrest Group Member enters into any agreement, arrangement or understanding (whether or not in writing) pursuant to which a Third Party or Newcrest proposes (or both a Third Party and Newcrest propose) to undertake or give effect to any Newcrest Competing Proposal; or

(2)
any Newcrest Board Member withdraws, changes, modifies, revises or qualifies their recommendation in favour of the Scheme in response to or in connection with an actual Newcrest Competing Proposal,

each of the following conditions must be satisfied:
(3)
the Newcrest Board, acting in good faith, must determine that:

(A)
the Newcrest Competing Proposal is a Newcrest Superior Proposal; and

(B)
the failure to take an action specified in clause 14.7(a)(1) and/or 14.7(a)(2) would likely breach the fiduciary or statutory duties of the Newcrest Board Members;

(4)
Newcrest has provided Newmont with:

(A)
the material terms and conditions of the Newcrest Competing Proposal, including the price, conditions precedent, timetable, break fee or reimbursement fee and the identity of the Third Party making the actual, proposed or potential Newcrest Competing Proposal (in each case, to the extent known); and

(B)
notwithstanding any other provision of this deed, a notification in writing of the determination under clause 14.7(a)(3), stating the reasons for that determination;

(5)
for at least 5 Business Days after the date of the provision of the information referred to in clause 14.7(a)(4), the Newcrest and Newmont have negotiated in good faith, to the extent Newmont wishes to negotiate and make itself reasonably available to negotiate, to enable Newmont to provide an equivalent or superior proposal to the terms of the Newcrest Competing Proposal;

(6)
by (but not before) the expiry of any negotiation period under clause 14.7(a)(5) (to avoid doubt, such negotiation period to be no less than 5 Business Days after the date of the provision of the information referred to in clause 14.7(a)(4)), the Newcrest Board has considered in good faith any written proposal to Newcrest from Newmont to improve the Scheme Consideration or otherwise alter the terms of the Transaction (Newmont Counterproposal) and, acting in good faith and after receiving written advice from its external legal advisers and advice from its financial advisers, has determined that the Newmont Counterproposal would not produce an equivalent or superior outcome for Newcrest Shareholders (as a whole) as compared to the outcome that would be provided by the Newcrest Competing Proposal, taking into account all terms and conditions and other aspects of:

(A)
the Newmont Counterproposal (including the value and type of consideration, funding, any timing considerations, any conditions precedent or other matters affecting the probability of the Newmont Counterproposal being completed compared to the Newcrest Competing Proposal or other relevant matters); and

(B)
the Newcrest Competing Proposal, and that the failure to take an action specified in clause 14.7(a)(1) and/or 14.7(a)(2) would continue to breach the fiduciary or statutory duties of the Newcrest Board Members; and

(7)
Newcrest has complied with its obligations under clause 14.7(b).

(b)
If, in accordance with clause 14.7(a)(6), Newmont provides a Newmont Counterproposal, Newcrest must procure that the Newcrest Board considers the Newmont Counterproposal and determines, as soon as reasonably practicable (and in any event, within 4 Business Days of receiving the Newmont Counterproposal), whether, acting reasonably and in good faith after receiving written advice from its external legal advisers and advice from its financial advisers, the Newmont Counterproposal would provide an equivalent or superior outcome to Newcrest Shareholders (as a whole) as compared with the Newcrest Competing Proposal. Following that determination, Newcrest must:

(1)
procure that the Newcrest Board promptly (and in any event within 24 hours) notifies Newmont of the determination in writing, stating reasons for that determination; and

(2)
if the determination is that the Newmont Counterproposal would provide an equivalent or superior outcome to Newcrest Shareholders (as a whole) as compared with the Newcrest Competing Proposal, then:

(A)
for a period of not less than 2 Business Days after Newcrest delivers to Newmont the notice referred to above (or such other period agreed by Newcrest and Newmont), Newcrest and Newmont must use their best endeavours to agree the transaction documentation required to implement the Newmont Counterproposal as soon as reasonably practicable; and

(B)
Newcrest must use its best endeavours to procure that the Newcrest Board unanimously recommend that Newcrest Shareholders vote in favour of the Newmont Counterproposal.

(c)
A statement by Newcrest, the Newcrest Board or any Newcrest Board Member to the effect that:

(1)
the Newcrest Board has determined that a Newcrest Competing Proposal is a Newcrest Superior Proposal and has commenced the matching right process set out in this clause 14.7; or

(2)
Newcrest Shareholders should take no action pending the completion of the matching right process set out in this clause 14.7,

does not of itself:
(3)
constitute an change, withdrawal, modification or qualification of the recommendation by the Newcrest Board Members or an endorsement of a Newcrest Competing Proposal;

(4)
contravene this deed;

(5)
give rise to an obligation to pay the Break Fee under clause 15.2; or

(6)
give rise to a termination right under clause 17.1.

14.8
Acknowledgements and compliance with law

(a)
Newmont warrants to Newcrest that it would not have entered into this deed without the benefit of this clause 14.

(b)
Newcrest warrants to Newmont that it has received legal advice on this deed and the operation of this clause 14.

(c)
If it is determined by a court, or the Takeovers Panel, that the agreement by Newcrest and Newmont under this clause 14 or any part of it:

(1)
constitutes a breach of the fiduciary or statutory duties of either party’s board;

(2)
constitutes ‘unacceptable circumstances’ within the meaning of the Corporations Act; or

(3)
is unlawful for any other reason,

then, to that extent (and only to that extent) Newcrest will not be obliged to comply with that provision of this clause 14.
(d)
The parties must not make or cause to be made, any application to a court or the Takeovers Panel for or in relation to a determination referred to in this clause 14.8.

15
Break Fee

15.1
Background to Break Fee

(a)
Each of Newcrest and Newmont acknowledges that, if they enter into this deed and the Scheme is subsequently not implemented, Newmont will incur significant costs and experience significant disruption, including those set out in clause 15.4.

(b)
In these circumstances, Newcrest and Newmont have agreed that provision be made for the payment outlined in clause 15.2, without which Newmont would not have entered into this deed or otherwise agreed to implement the Scheme.

(c)
Newcrest and the Newcrest Board believe, having taken advice from its external legal advisers and financial advisers, that the implementation of the Scheme will provide benefits to it and its shareholders, and that it is reasonable that Newcrest agree to the payments referred to in clause 15.2 in order to secure Newmont’s participation in the Transaction.

15.2
Break Fee triggers

Subject to clauses 15.5, 15.6 and 15.8, Newcrest must pay the Break Fee to Newmont, if, during the Exclusivity Period:
(a)
a Newcrest Board Member:

(1)
changes, withdraws, modifies, revises or qualifies their support of the Scheme or their recommendation that Newcrest Shareholders vote in favour of the Scheme;

(2)
fails to recommend that Newcrest Shareholders vote in favour of the Scheme in the manner described in clause 5.5(a); or

(3)
makes a public statement indicating that they no longer recommend the Scheme or recommend that Newcrest Shareholders accept or vote in favour of, or otherwise publicly supports or endorses, a Newcrest Competing Proposal (but excluding a statement that no action should be taken by Newcrest Shareholders pending the assessment of a Newcrest Competing Proposal by the Newcrest Board or the completion of the matching right process set out in clause 14.7), unless:
(4)
the Independent Expert concludes in the Independent Expert’s Report (or in any written update of, or revision, amendment or addendum to that report), that the Scheme is not in the best interests of Scheme Shareholders (other than where the conclusion is due wholly or in part to the existence of a Newcrest Competing Proposal); or

(5)
Newcrest is entitled to, and has exercised its right to, terminate this deed pursuant to clause 17.1(a)(1) or 17.2(a);

(b)
a Newcrest Competing Proposal of any kind is announced (whether or not such proposal is stated to be subject to any pre-conditions) and, within 18 months of the date of such announcement (whether or not during the Exclusivity Period), a Third Party (together with one or more Associates) completes a Newcrest Competing Proposal; or

(c)
Newmont has validly terminated this deed in accordance with clauses 17.1(a)(2) or 17.2(b).

15.3
Timing of payment of Break Fee

(a)
A demand by Newmont for payment of the Break Fee under clause 15.2 must:

(1)
be in writing;

(2)
be made after the occurrence of the event in that clause giving rise to the right to payment;

(3)
state the circumstances which give rise to the demand; and

(4)
nominate an account into which Newcrest is to pay the Break Fee.

(b)
Newcrest must pay the Break Fee into the account nominated by Newmont, without set-off or withholding, within 10 Business Days after receiving a demand for payment where Newmont is entitled under clause 15.2 to the Break Fee.

15.4
Basis of Break Fee

The Break Fee has been calculated to reimburse Newmont for costs and expenses incurred, including the following:
(a)
fees for legal, financial and other professional advice in planning and implementing the Transaction (excluding success fees);

(b)
reasonable opportunity costs incurred in engaging in the Transaction or in not engaging in other alternative acquisitions or strategic initiatives;

(c)
costs of management and directors’ time in planning and implementing the Transaction;

(d)
out of pocket expenses incurred by Newmont and Newmont’s employees, advisers and agents in planning and implementing the Transaction; and

(e)
any damage to Newmont’s reputation associated with a failed transaction and the implications of that damages to Newmont’s business,

and Newcrest and Newmont agree that:
(f)
the costs actually incurred by Newmont will be of such a nature that they cannot all be accurately ascertained; and

(g)
the Break Fee is a genuine and reasonable pre-estimate of those costs,

and each of Newcrest and Newmont represents and warrants to the other party that it has received legal advice from its external legal advisers in relation to the operation of this clause 15.
15.5
Compliance with law

(a)
This clause 15 does not impose an obligation on Newcrest to pay the Break Fee to the extent (and only to the extent) that the obligation to pay the Break Fee:

(1)
is declared by the Takeovers Panel to constitute ‘unacceptable circumstances’; or

(2)
is determined to be unenforceable or unlawful by a court of competent jurisdiction (subject to clause 22.1(c)),

provided that all proper avenues of appeal and review, judicial and otherwise, have been exhausted and, for the avoidance of doubt, Newmont must refund to Newcrest within 5 Business Days any amount in excess of its obligation under this clause 15 that Newcrest has already paid to Newmont when that declaration or determination is made (unless otherwise required by the Takeovers Panel or a court).
(b)
For the avoidance of doubt, any part of the Break Fee that would not constitute unacceptable circumstances or that is not unenforceable or unlawful (as applicable) must be paid by Newcrest.

(c)
The parties must not make or cause to be made, any application to the Takeovers Panel or a court for or in relation to a declaration or determination referred to in clause 15.5(a).

15.6
Break Fee payable only once

Where the Break Fee becomes payable to Newmont under clause 15.2 and is actually paid to Newmont, Newmont cannot make any claim against Newcrest for payment of any subsequent Break Fee.
15.7
Other Claims

(a)
Despite anything to the contrary in this deed, the maximum aggregate liability of Newcrest under or in connection with this deed (including, to the maximum extent permitted by law, for any Claims) is the amount of the Break Fee and in no event will the aggregate liability of Newcrest to Newmont for Claims under this deed and in connection with the Transaction or the Scheme exceed the Break Fee.

(b)
If an amount is paid by Newcrest to Newmont in accordance with clause 15.2 and in the amount of the Break Fee:

(1)
payment of that amount is the sole and exclusive remedy for Newmont;

(2)
no further damages, fees, expenses or reimbursements will be payable by Newcrest;

(3)
neither Newmont nor any of its Related Bodies Corporate may make any claim whatsoever whether for specific performance, injunctive relief, damages, loss, liability, compensation, payments, fees, expenses or reimbursements against Newcrest or any other Newcrest Indemnified Party;

(4)
that amount is received by Newmont in complete settlement of any all Claims that Newmont may have had against Newcrest; and

(5)
clause 22.10(b) ceases to apply,

in each case, in respect of the matter giving rise to the payment and otherwise under this deed or in connection with the Transaction or the Scheme, to the maximum extent permitted by law.

15.8
No Break Fee if Scheme Effective

Despite anything to the contrary in this deed, the Break Fee will not be payable to Newmont if the Scheme becomes Effective, notwithstanding the occurrence of any event in clause 15.2, and any amount of the Break Fee already paid under this clause 15 must be refunded to Newcrest by Newmont within 10 Business Days after the Scheme becomes Effective.
16
Reverse Break Fee

16.1
Background to Reverse Break Fee

(a)
Each of Newcrest and Newmont acknowledges that, if they enter into this deed and the Scheme is subsequently not implemented, Newcrest will incur significant costs and experience significant disruption.

(b)
In these circumstances, Newcrest and Newmont have agreed that provision be made for the payment outlined in clause 16.2, without which Newcrest would not have entered into this deed or otherwise agreed to implement the Scheme.

(c)
Newmont and the Newmont Board believe, having taken advice from its external legal advisers and financial advisers, that the implementation of the Scheme will provide benefits to it and its shareholders, and that it is reasonable that Newmont agree to the payments referred to in clause 16.2 in order to secure Newcrest’s participation in the Transaction.

16.2
Reverse Break Fee triggers

Subject to clauses 16.4 and 16.6, Newmont must pay the Reverse Break Fee to Newcrest, if, during the Exclusivity Period:
(a)
a Newmont Board Member withdraws, adversely revises or adversely qualifies their support of the Transaction or their recommendation that Newmont Stockholder vote in favour of the Newmont Stockholder Resolution or fails to recommend that Newmont Stockholder vote in favour of the Newmont Stockholder Resolution in the manner described in clause 5.6(a) unless Newmont is entitled to terminate this deed pursuant to clauses 17.1(a)(2) or 17.2(b);

(b)
a Newmont Competing Proposal of any kind is announced (whether or not such proposal is stated to be subject to any pre-conditions) and, within 18 months of the date of such announcement (whether or not during the Exclusivity Period), a Third Party completes a Newmont Competing Proposal;

(c)
this deed is validly terminated in accordance with clause 3.6 due to the failure to satisfy the Condition Precedent set out in clause 3.1(h) (Newmont Stockholder approval);

(d)
Newcrest has validly terminated this deed pursuant to clauses 17.1(a)(1) or 17.2(a) and the Transaction does not complete; or

(e)
the Scheme becomes Effective but Newmont or Newmont Overseas does not pay or procure the payment of the Scheme Consideration in accordance with its obligation under this deed, the Scheme and the Deed Poll.

16.3
Timing of payment of Reverse Break Fee

(a)
A demand by Newcrest for payment of the Reverse Break Fee under clause 16.2 must:

(1)
be in writing;

(2)
be made after the occurrence of the event in that clause giving rise to the right to payment and termination of this deed;

(3)
state the circumstances which give rise to the demand; and

(4)
nominate an account into which Newmont is to pay the Reverse Break Fee.

(b)
Newmont must pay the Reverse Break Fee into the account nominated by Newcrest, without set-off or withholding, within 10 Business Days after receiving a demand for payment where Newcrest is entitled under clause 16.2 to the Reverse Break Fee.

16.4
Basis of Reverse Break Fee

The Reverse Break Fee has been calculated to reimburse Newcrest for costs and expenses incurred, including the following:
(a)
fees for legal, financial and other professional advice in planning and implementing the Transaction (excluding success fees);

(b)
reasonable opportunity costs incurred in engaging in the Transaction or in not engaging in other alternative acquisitions or strategic initiatives;

(c)
costs of management and directors’ time in planning and implementing the Transaction;

(d)
out of pocket expenses incurred by Newcrest and Newcrest’s employees, advisers and agents in planning and implementing the Transaction; and

(e)
any damage to Newcrest’s reputation associated with a failed transaction and the implications of that damages to Newcrest’s business,

and the Newcrest and Newmont agree that:
(f)
the costs actually incurred by Newcrest will be of such a nature that they cannot all be accurately ascertained; and

(g)
the Reverse Break Fee is a genuine and reasonable pre-estimate of those costs,

and each of Newcrest and Newmont represents and warrants to the other party that it has received legal advice from its external legal advisers in relation to the operation of this clause 16.
16.5
Compliance with law

(a)
This clause 16 does not impose an obligation on Newmont to pay the Reverse Break Fee to the extent (and only to the extent) that the obligation to pay the Reverse Break Fee is determined to be unenforceable or unlawful by a court of competent jurisdiction (subject to clause 22.1(c) provided that all proper avenues of appeal and review, judicial and otherwise, have been exhausted, and, for the avoidance of doubt, Newcrest must refund to Newmont within 10 Business Days any amount in excess of its obligation under this clause 16 that Newmont has already paid to Newcrest when that declaration or determination is made (unless otherwise required by a court).

(b)
For the avoidance of doubt, any part of the Reverse Break Fee that is not unenforceable or unlawful (as applicable) must be paid by Newmont.

(c)
The parties must not make or cause to be made, any application to a court for or in relation to a declaration or determination referred to in clause 16.4(a).

16.6
Reverse Break Fee payable only once

(a)
Subject to clause 16.6(b), where a Reverse Break Fee becomes payable to Newcrest under clause 16.2 and is actually paid to Newcrest, Newcrest cannot make any claim against Newmont for payment of any subsequent Reverse Break Fee.

(b)
If for any reason Newcrest is entitled or becomes entitled to payment of two or more Reverse Break Fees under clause 16.2, then Newcrest will be entitled to the higher Reverse Break Fee and, if a lower Reverse Break Fee has already been paid by Newmont to Newcrest, Newmont must also pay to Newcrest the difference between the higher and lower Reverse Break Fees.

16.7
Other Claims

(a)
Despite anything to the contrary in this deed, the maximum aggregate liability of the Newmont Group under or in connection with this deed (including, to the maximum extent permitted by law, for any Claims) is the amount of the Reverse Break Fee and in no event will the aggregate liability of the Newmont Group to Newcrest for Claims under this deed and in connection with the Transaction or the Scheme exceed the Reverse Break Fee.

(b)
If an amount is paid by Newmont to Newcrest in accordance with clause 16.2 and in the amount of the Reverse Break Fee:

(1)
payment of that amount is the sole and exclusive remedy for Newcrest;

(2)
no further damages, fees, expenses or reimbursements will be payable by the Newmont Group;

(3)
neither Newcrest nor any of its Related Bodies Corporate may make any claim whatsoever whether for specific performance, injunctive relief, damages, loss, liability, compensation, payments, fees, expenses or reimbursements against Newmont or any other Newmont Indemnified Party;

(4)
that amount is received by Newcrest in complete settlement of any all Claims that Newcrest may have had against the Newmont Group; and

(5)
clause 22.10(b) ceases to apply,

in each case, in respect of the matter giving rise to the payment and otherwise under this deed or in connection with the Transaction or the Scheme, to the maximum extent permitted by law.
16.8
Claims under the Deed Poll

Subject to clause 16.8(b), nothing in clause 16.7 or otherwise in this deed, will limit:
(a)
Newmont’s or Newmont Overseas’ liability in connection with a failure of Newmont or Newmont Overseas to provide, or procure the provision of, the Scheme Consideration to each Scheme Shareholder for each Scheme Share in accordance with the terms of this deed and the Scheme in breach of clause 4.2 of this deed or the Deed Poll; or

(b)
subject to clause 16.7, any application to a court or claim for specific performance or injunctive relief.

17
Termination

17.1
Termination for material breach

(a)
Newcrest or Newmont may terminate this deed by written notice to the other party in the following circumstances:

(1)
other than in respect of a breach of either a Newmont Representation and Warranty or a Newmont Overseas Representation and Warranty (which are dealt with in clause 17.2), at any time before 8.00am on the Second Court Date, Newcrest may terminate this deed if Newmont or Newmont Overseas has materially breached this deed, provided that Newcrest is not in material breach of this deed and has given written notice to Newmont setting out the relevant circumstances and stating an intention to terminate this deed, and Newmont or Newmont Overseas (as applicable) has failed to remedy the breach within 10 Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given; or

(2)
other than in respect of a breach of a Newcrest Representation and Warranty (which is dealt with in clause 17.2), at any time before 8.00am on the Second Court Date, Newmont may terminate this deed if Newcrest has materially breached this deed, provided that neither Newmont or Newmont Overseas is in material breach of this deed and has given written notice to Newcrest setting out the relevant circumstances and stating an intention to terminate this deed, and Newcrest has failed to remedy the breach within 10 Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given; or
(3)
in the circumstances set out in, and in accordance with, clause 3.6.

(b)
Subject to clause 17.1(c), Newcrest may terminate this deed by written notice to Newmont before 8.00am on the Second Court Date if, for any reason whether or not permitted by this deed, a member of the Newmont Board:

(1)
fails to recommend the Newmont Stockholder Resolution in the manner described in clause 5.6(a);

(2)
changes, withdraws, modifies, revises or qualifies their support of the Scheme or their recommendation that Newmont Stockholders vote in favour of the Newmont Stockholder Resolution in the manner described in clause 5.6(a); or

(3)
makes a public statement indicating that they no longer recommend the Transaction or recommend or otherwise publicly supports or endorses a Newmont Competing Proposal.

(c)
A statement by Newmont, the Newmont Board or any Newmont Board Member to the effect that:

(1)
Newmont has received a Newmont Competing Proposal;

(2)
the Newmont Board is considering whether a Newmont Competing Proposal is a Newmont Superior Proposal; or

(3)
Newmont Stockholders should take no action pending the completion of the Newmont Board’s consideration of whether a Newmont Competing Proposal is a Newmont Superior Proposal,

does not of itself:
(4)
constitute a change, withdrawal, modification or qualification of the recommendation by the Newmont Board Members or an endorsement of a Newmont Competing Proposal;

(5)
contravene this deed;

(6)
give rise to an obligation to pay the Reverse Break Fee under clause 16.2; or

(7)
give rise to a termination right under clause 17.1.

(d)
Newcrest may terminate this deed by written notice to Newmont until 8.00am on the Second Court Date if Newcrest has received a Newcrest Competing Proposal and the Newcrest Board has determined (after all of Newmont’s rights under clause 14.7 have been exhausted and, to avoid doubt, if Newmont provides a Newmont Counterproposal under clause 14.7(b), after the Newcrest Board has determined in accordance with clause 14.7(b) that the Newmont Counterproposal would not provide an equivalent or superior outcome to Newcrest Shareholders (as a whole) as compared with the relevant Newcrest Competing Proposal) that the Newcrest Competing Proposal constitutes a Newcrest Superior Proposal.

(e)
Subject to clause 17.1(f), Newmont may terminate this deed by written notice to Newcrest until 8.00am on the Second Court Date if, for any reason whether or not permitted by this deed, a member of the Newcrest Board:

(1)
fails to recommend the Scheme in the manner described in clause 5.5(a);

(2)
changes, withdraws, modifies, revises or qualifies their support of the Scheme or their recommendation that Newcrest Shareholders vote in favour of the Scheme in the manner described in clause 5.5(a); or
(3)
makes a public statement indicating that they no longer recommend the Scheme or recommend that Newcrest Shareholders accept or vote in favour of, or otherwise publicly supports or endorses, a Newcrest Competing Proposal (but excluding a statement that no action should be taken by Newcrest Shareholders pending the assessment of a Newcrest Competing Proposal by the Newcrest Board or the completion of the matching right process set out in clause 14.7).

(f)
A statement by Newcrest, the Newcrest Board or any Newcrest Board Member to the effect that:

(1)
Newcrest has received a Newcrest Competing Proposal;

(2)
the Newcrest Board is considering whether a Newcrest Competing Proposal is a Newcrest Superior Proposal; or

(3)
Newcrest Shareholders should take no action pending the completion of the Newcrest Board’s consideration of whether a Newcrest Competing Proposal is a Newcrest Superior Proposal,

does not of itself:
(4)
constitute a change, withdrawal, modification or qualification of the recommendation by the Newcrest Board Members or an endorsement of a Newcrest Competing Proposal;

(5)
contravene this deed;

(6)
give rise to an obligation to pay the Break Fee under clause 15.2; or

(7)
give rise to a termination right under clause 17.1.

17.2
Termination for breach of representations and warranties

(a)
Newcrest may, at any time before 8.00am on the Second Court Date, terminate this deed for material breach of a material Newmont Representation and Warranty or Newmont Overseas Representation and Warranty only if:

(1)
Newcrest has given written notice to Newmont setting out the relevant circumstances and stating an intention to terminate or to allow the Scheme to lapse;

(2)
the relevant breach continues to exist 10 Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given under clause 17.2(a)(1); and

(3)
the relevant breach is material in the context of the Scheme (taken as a whole).

(b)
Newmont may, at any time prior to 8.00am on the Second Court Date, terminate this deed for material breach of a material Newcrest Representation and Warranty only if:

(1)
Newmont has given written notice to Newcrest setting out the relevant circumstances and stating an intention to terminate or to allow the Scheme to lapse;

(2)
the relevant breach continues to exist 10 Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given under clause 17.2(b)(1); and

(3)
the relevant breach is material in the context of the Scheme (taken as a whole).

17.3
Effect of termination

If this deed is terminated by either Newcrest or Newmont under clauses 3.6, 17.1 or 17.2:
(a)
each of Newcrest, Newmont and Newmont Overseas will be released from its obligations under this deed, except that this clause 17.3, and clauses 1.1, 1.2, 10.3, 10.7 to 10.11, 11, 13, 15, 16, 18, 19, 21 and 22, will survive termination and remain in force;
(b)
each of Newcrest, Newmont and Newmont Overseas will retain the rights it has or may have against any other party in respect of any past breach of this deed; and

(c)
in all other respects, all future obligations of the parties under this deed will immediately terminate and be of no further force and effect including any further obligations in respect of the Scheme.

17.4
Termination

Where a party has a right to terminate this deed, that right for all purposes will be validly exercised if the party delivers a notice in writing to the other party stating that it terminates this deed and the provision under which it is terminating this deed.
17.5
No other termination

No party may terminate or rescind this deed, except as permitted under clauses 3.6, 17.1 or 17.2.
18
Duty, costs and expenses

18.1
Stamp duty

Newmont or Newmont Overseas:
(a)
must pay all duty, if applicable (including applicable stamp duties and any fines and penalties with respect to any such duty), in respect of this deed or the Scheme or the steps to be taken under this deed or the Scheme; and

(b)
indemnifies Newcrest against any liability arising from its failure to comply with clause 18.1(a).

18.2
Costs and expenses

Except as otherwise provided in this deed, each party must pay its own costs and expenses in connection with the negotiation, preparation, execution, delivery and performance of this deed and the proposed, attempted or actual implementation of this deed and the Transaction.
19
Withholding tax

(a)
If Newmont or Newmont Overseas is required by any Tax Law in any jurisdiction, including without limitation Subdivision 14-D of Schedule 1 of the Taxation Administration Act 1953 (Cth) (Subdivision 14-D), to withhold and pay any amount to any Tax Authority in respect of the acquisition of Newcrest Shares from certain Newcrest Shareholders, Newmont and Newmont Overseas is permitted to deduct the relevant amount from the payment of the Scheme Consideration to those Newcrest Shareholders, and remit such amount to the Tax Authority. The aggregate sum payable to the Newcrest Shareholders shall not be increased to reflect the deduction and the net aggregate sum payable to those Newcrest Shareholders shall be taken to be in full and final satisfaction of the amounts owing to the Newcrest Shareholders.

(b)
Newmont and Newmont Overseas acknowledge and agree that it shall not pay any amounts to the Commissioner of Taxation under Subdivision 14-D with respect to a Newcrest Shareholder where it receives an entity declaration from the Newcrest Shareholder prior to the Implementation Date, where:

(1)
the entity declaration is made in accordance with the requirements in section 14-225 of Subdivision 14-D and covers the Implementation Date (Entity Declaration); and

(2)
Newmont and Newmont Overseas does not know the Entity Declaration to be false.

(c)
Newcrest agrees that Newmont and Newmont Overseas may approach the ATO or any other Tax Authority to obtain clarification as to the application of Subdivision 14-D or other withholding obligations to the Transaction and will provide all information and assistance that Newmont reasonably requires in making any such approach. Newmont agrees:

(1)
To provide Newcrest a reasonable opportunity to review the form and content of all materials to be provided to the ATO or other Tax Authority, and must incorporate Newcrest’s reasonable comments on those materials, and more generally to take into account Newcrest’s comments in relation to Newmont’s or Newmont Overseas’ engagement with the ATO or other Tax Authority, and provide Newcrest a reasonable opportunity to participate in any discussions and correspondence between Newmont or Newmont Overseas and the ATO or other Tax Authority in connection with the application of Subdivision 14-D or other withholding obligation to the Transaction; and

(2)
not to contact any Newcrest Shareholders in connection with the application of Subdivision 14-D or other withholding obligation to the Transaction without Newcrest’s prior written consent.

20
GST

(a)
Any consideration or amount payable under this deed, including any non-monetary consideration (as reduced in accordance with clause 20(e) if required) (Consideration) is exclusive of GST.

(b)
If GST is or becomes payable on a Supply made under or in connection with this deed, an additional amount (Additional Amount) is payable by the party providing consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law.

(c)
The Additional Amount payable under clause 20(b) is payable at the same time and in the same manner as the Consideration for the Supply, and the Supplier must provide the Recipient with a Tax Invoice. However, the Additional Amount is only payable on receipt of a valid Tax Invoice.

(d)
If for any reason (including the occurrence of an Adjustment Event) the amount of GST payable on a Supply (taking into account any Decreasing or Increasing Adjustments in relation to the Supply) varies from the Additional Amount payable by the Recipient under clause 20(b):

(1)
the Supplier must provide a refund or credit to the Recipient, or the Recipient must pay a further amount to the Supplier, as appropriate;

(2)
the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law; and

(3)
the Supplier must notify the Recipient of the refund, credit or further amount within 14 days after becoming aware of the variation to the amount of GST payable. Any refund or credit must accompany such notification or the Recipient must pay any further amount within 7 days after receiving such notification, as appropriate. If there is an Adjustment Event in relation to the Supply, the requirement for the Supplier to notify the Recipient will be satisfied by the Supplier issuing to the Recipient an Adjustment Note within 14 days after becoming aware of the occurrence of the Adjustment Event.

(e)
Despite any other provision in this deed if an amount payable under or in connection with this deed (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Amount Incurred.

(f)
Any reference in this clause to an Input Tax Credit to which a party is entitled includes an Input Tax Credit arising from a Creditable Acquisition by that party but to which the Representative Member of a GST Group of which the party is a member is entitled.

(g)
Any term starting with a capital letter that is not defined in this deed has the same meaning as the term has in the GST Act.

21
Notices

21.1
Form of Notice

A notice or other communication to a party under this deed (Notice) must be:
(a)
in writing and in English; and

(b)
addressed to that party as nominated below (or any alternative details nominated to the sending party by Notice):

Party	Address	Addressee	Email
Newcrest	Level 8, 600 St Kilda Road, Melbourne VIC 3004	Maria Sanz Perez	ria.sanz@newcrest.com.au
With copy to (which shall not constitute notice):	Herbert Smith Freehills, 80 Collins Street, Melbourne VIC 3000	Rodd Levy, Partner Kam Jamshidi, Partner	rodd.levy@hsf.com kam.jamshidi@hsf.com
Newmont Newmont Overseas	6900 E.Layton Avenue, Suite 700, Denver, Colorado, 80237, United States of America	Nancy Lipson	legalnotices@newmont.com
With copy to (which shall not constitute notice):	King & Wood Mallesons, Level 27, Collins Arch, 447 Collins Street, Melbourne VIC 3000	Will Heath, Partner Antonella Pacitti, Partner	will.heath@au.kwm.com antonella.pacitti@au.kwm.com

21.2
How Notice must be given and when Notice is received

(a)
A Notice must be given by one of the methods set out in the table below.

(b)
A Notice is regarded as given and received at the time set out in the table below.

However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a Business Day (business hours period), then the Notice will instead be regarded as given and received at the start of the following business hours period.
Method of giving Notice	When Notice is regarded as given and received
By hand to the nominated address	When delivered to the nominated address.
By email to the nominated email address	When the party sending the email receives notification that the email was successfully transmitted and read by the receiving party, or if no such notification is received, four hours after the email was sent, unless the party sending the email receives notification that the email was not successfully transmitted.

22
General

22.1
Governing law and jurisdiction

(a)
This deed is governed by the law in force in Victoria, Australia.

(b)
Each party irrevocably:

(1)
submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Victoria, Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this deed; and

(2)
waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

(c)
Each party agrees that a final judgment in any legal proceedings in a court exercising jurisdiction in Victoria, Australia will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

22.2
No merger

The rights and obligations of the parties do not merge on completion of the Transaction. They survive the execution and delivery of any assignment or other document entered into for the purpose of implementing the Transaction.
22.3
Invalidity and enforceability

(a)
If any provision of this deed is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)
Clause 22.3(a) does not apply where enforcement of the provision of this deed in accordance with clause 22.3(a) would materially affect the nature or effect of the parties’ obligations under this deed.

22.4
Waiver

No party to this deed may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.
The meanings of the terms used in this clause 22.4 are set out below.
Term	Meaning
conduct	includes delay in the exercise of a right.
right	any right arising under or in connection with this deed and includes the right to rely on this clause.
waiver	includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

22.5
Variation

A variation of any term of this deed must be in writing and signed by the parties.
22.6
Assignment of rights

(a)
A party may not assign, novate, declare a trust over or otherwise transfer or deal with any of its rights or obligations under this deed without the prior written consent of the other party or as expressly provided in this deed.

(b)
A breach of clause 22.6(a) by a party shall be deemed to be a material breach for the purposes of clause 17.1(a)(1).

(c)
Clause 22.6(b) does not affect the construction of any other part of this deed.

22.7
Entire agreement

This deed, together with the Confidentiality Deed and all other documents referred to herein or initialled by or on behalf of the parties on or about the date hereof, states all the express terms agreed by the parties in respect of its subject matter. These supersede all prior discussions, negotiations, understandings and agreements in respect of its subject matter.
22.8
Counterparts

This deed may be executed in any number of counterparts.
22.9
Relationship of the parties

(a)
Nothing in this deed gives a party authority to bind any other party in any way.

(b)
Nothing in this deed imposes any fiduciary duties on a party in relation to any other party.

22.10 Remedies cumulative
(a)
Except as provided in this deed and permitted by law, the rights, powers and remedies provided in this deed are cumulative with, and not exclusive of, the rights, powers and remedies provided by law independently of this deed.

(b)
Subject to clauses 15.7 and 16.7, each party acknowledges that the remedy of damages may be inadequate if a party breaches this deed (including failing to take such actions as are required to implement the Scheme under this deed) and that either party is entitled to seek and obtain, without limitation, injunctive relief or specific performance if either party breaches (including failing to take such actions as are required to implement the Scheme), or threatens to breach this deed.

(c)
If a party makes any claim contemplated by clause 22.10(b) (other than to specifically enforce any clause that expressly survives the termination of this deed), the End Date will be automatically extended to:

(1)
the day that is 40 Business Days after the claim is resolved or determined; or

(2)
such other period ordered by a court with competent jurisdiction in respect of the claim.

22.11 Exercise of rights
An express obligation to act reasonably (or not unreasonably) under this deed is taken to refer to an obligation to act reasonably (or not unreasonably) in the context of the parties’ intentions to implement the Transaction on the terms of this deed.
22.12 Service of process
(a)
Without preventing any method of service, Newmont and Newmont Overseas irrevocably appoint King & Wood Mallesons as its agent for the service of process in Australia in relation to any matter arising out of this deed, and agrees that any document may be served on Newmont and Newmont Overseas by being delivered to or left for Newmont and Newmont Overseas at the following address:

King & Wood Mallesons
Level 61
Governor Phillip Tower, 1 Farrer Place
SYDNEY NSW 2000
(b)
If King & Wood Mallesons ceases to be able to act as process agent, Newmont and Newmont Overseas agree to appoint a new process agent in the jurisdiction referred to in clause 22.1 and deliver to Newcrest within 2 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this deed. Newmont and Newmont Overseas must inform Newcrest in writing of any change in the address of its process agent within 2 Business Days of the change.

(c)
Newmont and Newmont Overseas agree that failure by its process agent to notify Newmont and Newmont Overseas of any document in connection with this deed does not invalidate the document concerned.

(d)
Newmont and Newmont Overseas agrees that service of documents on its process agent is sufficient service on it.

Schedules

Schedule 1
Newcrest Representations and Warranties
Newcrest represents and warrants to Newmont that:
(a)
Newcrest Information:   the Newcrest Information contained in the:

(1)
Scheme Booklet, as at the date of the Scheme Booklet; and

(2)
Newmont Proxy Statement, as at the date of the Newmont Proxy Statement (or any amendment or supplement statement) is filed with the SEC or mailed to Newmont Stockholders,

will not contain any statement which is false, misleading or deceptive in a material respect (with any statement of belief or opinion having been formed on a reasonable basis), including by way of omission from that statement;
(b)
basis of Newcrest Information:   the Newcrest Information:

(1)
will be prepared and included in the Scheme Booklet and the Newmont Proxy Statement in good faith and on the understanding that Newmont and each other Newmont Indemnified Party will rely on that information for the purpose of preparing the Scheme Booklet and Newmont Proxy Statement and determining to proceed with the Transaction; and

(2)
will comply in all material respects with the requirements of the Corporations Act, the Corporations Regulations, RG 60 and the Listing Rules and, in respect of the Newcrest Information in the Newmont Proxy Statement, the Securities Act and the Exchange Act (as applicable);

(c)
provision of information to the Independent Expert:   all information provided by Newcrest to the Independent Expert will be provided in good faith and on the understanding that the Independent Expert will rely on that information for the purpose of preparing the Independent Expert’s Report;

(d)
new information:   it will, as a continuing obligation, ensure that the Newcrest Information contained in the Scheme Booklet and Newmont Proxy Statement are updated to include all further or new information which arises:

(1)
in respect of the Scheme Booklet, after the date of the Scheme Booklet until the date of the Scheme Meeting; and

(2)
in respect of the Newmont Proxy Statement, after the date of the Newmont Proxy Statement (or any amendment or supplement statement) is filed with the SEC or sent to Newmont Stockholders until the date of the Newmont Stockholder Meeting, which are necessary to ensure that the Newcrest Information contained in the Scheme Booklet and Newmont Proxy Statement are not false, misleading or deceptive (including by way of omission) in any material respect;
(e)
validly existing:   it is a validly existing corporation registered under the laws of its place of incorporation;

(f)
authority:   the execution and delivery of this deed has been properly authorised by all necessary corporate action of Newcrest and Newcrest has taken or will take all necessary corporate action to authorise the performance by Newcrest of this deed and the Scheme;

(g)
power:   it has full capacity, corporate power and lawful authority to execute, deliver and perform this deed;

(h)
no default:   this deed does not conflict with or result in the breach of or a default under:

(1)
any provision of the Newcrest Constitution; or

(2)
any material contract or any writ, order or injunction, judgment, law, rule or regulation to which it is party or subject or by which it or any other Newcrest Group Member is bound,

and it is not otherwise bound by any agreement that would prevent or restrict it from entering into or performing this deed;
(i)
deed binding:   this deed is a valid and binding obligation of Newcrest, enforceable in accordance with its terms;

(j)
continuous disclosure:   Newcrest has complied in all material respects with its obligations in Chapter 5 of the ASX Listing Rules and continuous disclosure obligations under Listing Rule 3.1 and, as at the date of this deed, other than for this Transaction, it is not relying on the carve-out in Listing Rule 3.1A to withhold any material information from public disclosure;

(k)
capital structure:   as at the date of this deed, its capital structure, including all issued securities, is as set out in Schedule 4 and it has not issued or granted (or agreed to issue or grant) any other securities, options, warrants, performance rights or other instruments which are still outstanding and may convert into Newcrest Shares other than as set out in Schedule 4 and it is not under any obligation to issue or grant, and no person has any right to call for the issue or grant of, any Newcrest Shares, options, warrants, performance rights or other securities or instruments in Newcrest;

(l)
Insolvency Event or regulatory action:   no Insolvency Event has occurred in relation to it or another Newcrest Group Member, nor, as far as Newcrest is aware, has any regulatory action of any nature been taken that would prevent or restrict its ability to fulfil its obligations under this deed or the Scheme;

(m)
Newcrest Disclosure Materials:   as far as Newcrest is aware, the Newcrest Disclosure Materials have been collated with all reasonable care and skill and are accurate in all material respects and not are false, misleading or deceptive in a material respect (including by omission). For the purpose of this clause (m), the Newcrest Disclosure Materials are deemed not to include any information, document, representation, statement, view or opinion to the extent that it contains or expresses a forecast, prediction or projection or is otherwise forward looking as at the date of this deed;

(n)
compliance with laws:   as at the date of this deed, so far as Newcrest is aware, Newcrest and each Newcrest Group Member has complied in all material respects with all laws and regulations applicable to them and orders of Government Agencies having jurisdiction over them;

(o)
dealings in Newmont securities:   as at the date of this deed:

(1)
Newcrest and its associates do not have a Relevant Interest in any Newmont Shares, and neither Newcrest nor any associate of Newcrest has a Relevant Interest in, or a right to acquire, any other Newmont Shares (whether issued or not or held by Newcrest or not); and

(2)
Newcrest and each of its Related Persons have not entered into any agreement or arrangement that confers rights the economic effect of which is equivalent or substantially equivalent to holding, acquiring, or disposing of securities in any Newmont Group Member or of any assets of any Newmont Group Member (including cash-settled derivative contract, contracts for difference or other derivative contracts);

(p)
all necessary authorisations:   the Newcrest Group has, as at the date of this deed, all material licences, leases, permits and authorisations necessary for it to conduct the business of the Newcrest Group as conducted as at the date of this deed, and no member of the Newcrest Group:

(1)
is in material breach of, or default under, any such licence, lease, permit or authorisation as at the date of this deed; or

(2)
has received any notice in respect of the termination, revocation, variation or non-renewal of any such licence, lease, permit or authorisation;

(q)
no Newcrest Material Adverse Change:   so far as Newcrest is aware, no Newcrest Material Adverse Change has occurred since 31 December 2022;

(r)
financial information and filing:   the financial statements of the Newcrest Group included (or incorporated by reference) in its half year report for the half year ended 31 December 2022 and full year report for the full year ended 30 June 2022, including the related notes, where applicable:

(1)
have been prepared in accordance with the requirements of the Corporations Act and any other applicable laws and in accordance with applicable accounting standards; and

(2)
give a true and fair view in all material respects of the consolidated financial position of the Newcrest Group and the consolidated results of operations and changes in cash flows and equity of the Newcrest Group as of the respective dates and for the periods to which those financial statements relate;

(s)
undisclosed liabilities:   as at the date of this deed, none of Newcrest or its Subsidiaries, as far as Newcrest is aware and except to the extent Newcrest is relying on the carve-out in Listing Rule 3.1A, has any material liabilities arising after 1 January 2023 required under applicable accounting standards to be reflected on the consolidated balance sheet of Newcrest, except for (i) liabilities and obligations that are specifically presented or disclosed in Newcrest’s half year report for the half year ended 31 December 2022, including the related notes; (ii) those incurred in the ordinary course of business since the date of Newcrest’s half year report for the half year ended 31 December 2022; and (iii) those incurred in connected with the execution of this deed;

(t)
litigation:   there are no current material actions, suits, arbitrations or legal or administrative proceedings against any member of the Newcrest Group and, as far as Newcrest is aware:

(1)
there are no (i) pending or threatened material claims, disputes or demands, or (ii) pending or threatened material actions, suits, arbitrations or legal or administrative proceedings, in each case against any member of the Newcrest Group; and

(2)
no member of the Newcrest Group is the specific subject of, or has received an unresolved written notice of, any material formal investigation by a Government Agency (not being an industry-wide investigation);

(u)
real property:   so far as Newcrest is aware, Newcrest and its Subsidiaries do not have any material deficiency in and have not received written notice of termination of title to their material real property interests, being fee simple estate of and in real property, leases, easements, rights of way or licenses from landowners or authorities permitting the use of land by Newcrest Group Members (but in each case excluding mining leases and licences or similar authorisations), as applicable, that would not permit the operation of Newcrest’s business as operated as at the date of this deed in all material respects; and

(v)
Material contracts:

(1)
all contracts, agreements and arrangements in existence as at the date of this deed that could reasonably be considered material to the Newcrest Group as a whole (Material Contracts) have been disclosed in the Newcrest Disclosure Materials and the copies of all Material Contracts included in the Newcrest Disclosure Materials are in all material respects current, accurate and complete (when considered with any and all amendments, variations, supplements, addendums, annexures, appendices, extensions and/or renewals in respect of such Material Contracts that are also included in the Newcrest Disclosure Materials);

(2)
so far as Newcrest is aware, no member of the Newcrest Group has received or given any notice in respect of any actual, alleged or potential material breach of any Material Contract;

(3)
so far as Newcrest is aware, as at the date of this deed, no party to any Material Contract has given any notice terminating or intending to terminate any Material Contract; and

(4)
so far as Newcrest is aware, no member of the Newcrest Group is in material default under any Material Contract binding on it.

Schedule 2
Newmont Representations and Warranties
Newmont represents and warrants to Newcrest (in its own right and separately as trustee or nominee for each of the other Newcrest Indemnified Parties) that:
(a)
Newmont Information:   the Newmont Information contained in the:

(1)
Scheme Booklet, as at the date of the Scheme Booklet; and

(2)
Newmont Proxy Statement, as at the date of the Newmont Proxy Statement (or any amendment or supplement statement) is filed with the SEC or mailed to Newmont Stockholders or at the time of the Newmont Stockholder Meeting, will not contain any statement which is false, misleading or deceptive in a material respect (with any statement of belief or opinion having been formed on a reasonable basis), including by way of omission from that statement;
(b)
basis of Newmont Information:   the Newmont Information:

(1)
will be prepared and included in the Scheme Booklet and the Newmont Proxy Statement in good faith and on the understanding that Newcrest and each other Newcrest Indemnified Party will rely on that information for the purpose of preparing the Scheme Booklet and Newmont Proxy Statement and determining to proceed with the Transaction; and

(2)
will comply in all material respects with the requirements of the Corporations Act, the Corporations Regulations, RG 60, the Securities Act, the Exchange Act and the Listing Rules (as applicable);

(c)
provision of information to the Independent Expert:   all information provided by Newmont to the Independent Expert will be provided in good faith and on the understanding that the Independent Expert will rely on that information for the purpose of preparing the Independent Expert’s Report;

(d)
new information:   it will, as a continuing obligation, ensure that the Newmont Proxy Statement and the Newmont Information contained in the Scheme Booklet are updated to include all further or new information which arises:

(1)
in respect of the Scheme Booklet, after the date of the Scheme Booklet until the Scheme Meeting; and

(2)
in respect of the Newmont Proxy Statement, the date of the Newmont Proxy Statement (or any amendment or supplement statement) is filed with the SEC or sent to Newmont Stockholders until the date of the Newmont Stockholder Meeting, which are necessary to ensure that the Scheme Booklet and Newmont Proxy Statement are not false, misleading or deceptive (including by way of omission) in any material respect;
(e)
validly existing:   it is a validly existing corporation registered under the laws of its place of incorporation;

(f)
authority:   the execution and delivery of this deed has been properly authorised by all necessary corporate action of Newmont, and Newmont has taken or will take all necessary corporate action to authorise the performance of this deed, the Scheme and the Deed Poll;

(g)
power:   it has full capacity, corporate power and lawful authority to execute, deliver and perform this deed;

(h)
no default:   this deed does not conflict with or result in the breach of or a default under:

(1)
any provision of Newmont’s certificate of incorporation, by-laws or other constituent documents; or

(2)
any material contract or any writ, order or injunction, judgment, law, rule or regulation to which it is party or subject or by which it is bound,

and it is not otherwise bound by any agreement that would prevent or restrict it from entering into or performing this deed;
(i)
deed binding:   this deed is a valid and binding obligation of Newmont, enforceable in accordance with its terms;

(j)
SEC filings:   Newmont in the 24 month prior to the date of this deed has complied in all material respects with the material requirements of the Securities Act, the Exchange Act, the Listing Rules and any other applicable laws;

(k)
capital structure:   as at the date of this deed, its capital structure, including all issued securities, is as set out in Schedule 4 and it has not issued or granted (or agreed to issue or grant) any other securities, options, warrants, performance rights or other instruments which are still outstanding and may convert into Newmont Shares other than as set out in Schedule 4 and it is not under any obligation to issue or grant, and no person has any right to call for the issue or grant of, any Newmont Shares, options, warrants, performance rights or other securities or instruments in Newmont;

(l)
Insolvency Event or regulatory action:   as at the date of this deed, no Insolvency Event is occurring in relation to it or another Newmont Group Member, nor has Newmont received written notice of any regulatory action of any nature been taken that would reasonably be likely to prevent or restrict its ability to fulfil its obligations under this deed, the Deed Poll or the Scheme;

(m)
Newmont Disclosure Materials:   as far as Newmont is aware, the Newmont Disclosure Materials have been collated with all reasonable care and skill and are accurate in all material respects and not false, misleading or deceptive in a material respect (including by omission). For the purpose of this clause (m), the Newmont Disclosure Materials are deemed not to include any information, document, representation, statement, view or opinion to the extent that it contains or expresses a forecast, prediction or projection or is otherwise forward looking as at the date of this deed;

(n)
compliance with laws:   as at the date of this deed, so far as Newmont is aware, Newmont and each Newmont Group Member has complied in all material respects with all laws and regulations applicable to them and orders of Government Agencies having jurisdiction over them;

(o)
other dealings:   no Newmont Group Member has any agreement, arrangement or understanding (whether written or oral) with any Newcrest Shareholder under which the Newcrest Shareholder would be entitled to receive consideration for their Newcrest Shares different from the Scheme Consideration or under which the Newcrest Shareholder agrees to vote in favour of the Scheme;

(p)
dealings with officers and employees:   no Newmont Group Member has any agreement, arrangement or understanding with any director, officer or employee of any Newcrest Group Member relating in any way to the Transaction or the operation of Newcrest’s business after implementation of the Scheme;

(q)
no shareholder or regulatory approvals:   it does not require any material approval, consent, clearance, waiver, ruling, relief, exemption, declaration or authorisation from its shareholders or any Government Agency in order to execute and perform this deed, other than the Regulatory Approvals that are Conditions Precedent, the Court, approval of the Newmont Stockholder Resolution and the filing of any applications, filings and notices (as applicable) required in relation to the Regulatory Approvals, as contemplated by this deed; and

(r)
dealings in Newcrest securities:   as at the date of this deed:

(1)
Newmont and its associates do not have a Relevant Interest in any Newcrest Shares, and neither Newmont nor any associate of Newmont has a Relevant Interest in, or a right to acquire, any other Newcrest Shares (whether issued or not or held by Newmont or not); and

(2)
Newmont and each of its Related Persons have not entered into any agreement or arrangement that confers rights the economic effect of which is equivalent or substantially equivalent to holding, acquiring, or disposing of securities in Newcrest or any of its Related Persons or of any assets of Newcrest or any of its Related Persons (including cash-settled derivative contract, contracts for difference or other derivative contracts); and

(s)
no Newmont Material Adverse Change:   so far as Newmont is aware, no Newmont Material Adverse Change has occurred since 31 December 2022; and

(t)
all necessary authorisations:   the Newmont Group has, as at the date of this deed, all material licences, leases, permits and authorisations necessary for it to conduct the business of the Newmont Group as conducted as at the date of this deed, and no member of the Newmont Group:

(1)
is in material breach of, or default under, any such licence, lease, permit or authorisation as at the date of this deed; or

(2)
has received any written notice in respect of the termination, revocation, variation or non-renewal of any such licence, lease, permit or authorisation.

Schedule 3
Newmont Overseas Representations and Warranties
Newmont Overseas represents and warrants to Newcrest (in its own right and separately as trustee or nominee for each of the other Newcrest Indemnified Parties) that:
(a)
validly existing:   it is a validly existing corporation registered under the laws of its place of incorporation;

(b)
authority:   the execution and delivery of this deed has been properly authorised by all necessary corporate action of Newmont Overseas, and Newmont Overseas has taken or will take all necessary corporate action to authorise the performance of this deed, the Scheme and the Deed Poll;

(c)
power:   it has full capacity, corporate power and lawful authority to execute, deliver and perform this deed;

(d)
no default:   this deed does not conflict with or result in the breach of or a default under:

(1)
any provision of Newmont Overseas’ certificate of incorporation, by-laws or other constituent documents; or

(2)
any material contract or any writ, order or injunction, judgment, law, rule or regulation to which it is party or subject or by which it is bound,

and it is not otherwise bound by any agreement that would prevent or restrict it from entering into or performing this deed; and
(e)
deed binding:   this deed is a valid and binding obligation of Newmont Overseas, enforceable in accordance with its terms.

Schedule 4
Newcrest capital structure
Security	Number on issue
Newcrest Shares	894,230,732
Newcrest Equity Incentives	2,894,052 performance rights
Newmont capital structure
Security	Number on issue
Newmont Shares	794,731,085 common shares outstanding 5,988,292 treasury shares 800,719,377 Total Issued (inclusive of treasury shares)
Equity Incentives
2,418,155 shares in connection with RSUs awarded but subject to vesting (other than (i) 225,725 DSUs, which are fully vested, entitling holders to receive one share of Newmont common stock upon retirement from the Board of Directors; and (ii) 561 RSUs that have vested but remain outstanding)
1,313,619 shares based on PSU target set (assuming 100% of targets; but subject to performance and not yet formally awarded as RSUs)

Signing page
Executed as a deed
Newcrest Mining Limited
Signed sealed and delivered by
Newcrest Mining Limited in accordance with section 127 of the
Corporations Act
By
sign here	/s/ Maria Sanz Perez Company Secretary	sign here	/s/ Peter Tomsett Director

print name	Maria Sanz Perez	print name	Peter Tomsett

Newmont Corporation
Signed sealed and delivered by Newmont Corporation in the presence of
sign here	/s/ Nancy Lipson Authorised signatory	sign here	/s/ Antonella Pacitti Witness

print name	Nancy Lipson	print name	Antonella Pacitti

Newmont Overseas Holdings Pty Ltd
Signed sealed and delivered by
Newmont Overseas Holdings Pty Ltd in accordance with
section 127 of the Corporations Act
By
sign here	/s/ Mia Gous Director	sign here	/s/ Felicity Hughes Director
print name	Mia Gous	print name	Felicity Hughes

Attachment 1
Scheme of arrangement

Scheme of arrangement

Newcrest Mining Limited
Scheme Shareholders
80 Collins Street Melbourne Vic 3000 Australia GPO Box 128A Melbourne Vic 3001 Australia	T +61 3 9288 1234 F +61 3 9288 1567 herbertsmithfreehills.com DX 240 Melbourne

Scheme of arrangement
This scheme of arrangement is made under section 411 of the Corporations Act 2001 (Cth)
Between the parties
Newcrest Mining Limited
ACN 005 683 625 of Level 8, 600 St Kilda Road,
Melbourne VIC 3004
The Scheme Shareholders
1
Definitions, interpretation and scheme components

1.1
Definitions

The meanings of the terms used in this Scheme are set out below.
Term	Meaning
ASIC	the Australian Securities and Investments Commission.
ASX	ASX Limited ACN 008 624 691 and, where the context requires, the financial market that it operates.
ASX Quotation	the admission of Newmont to the official list of ASX as an ASX foreign exempt listing and the official quotation of all New Newmont CDIs on the ASX.
Australian Register
the register of members of Newcrest maintained by or on behalf of Newcrest in accordance with the Corporations Act and comprising only those Newcrest Shareholders:
1
designated in the register of members maintained by Newcrest in Australia as being on the Newcrest Share Register; and

2
holding Newcrest Shares that are capable of being traded on ASX.

Business Day	a day that is not a Saturday, Sunday or a public holiday or bank holiday in Melbourne, Australia or Denver, Colorado, United States.
CDI Elected Scheme Shareholder	each of: 1 an Eligible AU, NZ and PNG Shareholder who has not made a Share Election; and 2 an Eligible ROW Shareholder who has made a CDI Election.
CDI Election	a valid election to receive New Newmont CDIs instead of New Newmont Shares made by an Eligible ROW Shareholder pursuant to the terms of this Scheme.
CDI Election Form	the form to be completed by an Eligible ROW Shareholder who wishes to make a CDI Election.
CDN	CHESS Depositary Nominees Pty Limited ACN 071 346 506.
CHESS	the Clearing House Electronic Subregister System operated by ASX Settlement Pty Ltd and ASX Clear Pty Limited.
CHESS Holding	has the meaning given in the Settlement Rules.

Term	Meaning
Corporations Act	the Corporations Act 2001 (Cth).
Court	the Federal Court of Australia or such other court of competent jurisdiction under the Corporations Act agreed to in writing by Newcrest and Newmont.
Deed Poll	the deed poll under which each Newmont and Newmont Overseas covenants in favour of the Scheme Shareholders to perform the obligations attributed to it under this Scheme.
Effective	when used in relation to this Scheme, the coming into effect, under subsection 411(10) of the Corporations Act, of the order of the Court made under subparagraph 411(4)(b) of the Corporations Act in relation to this Scheme.
Effective Date	the date on which this Scheme becomes Effective.
Election Date	the fourth Business Day before the Scheme Record Date or such other date as agreed in writing by Newcrest and Newmont.
Eligible AU, NZ and PNG Shareholder	a Scheme Shareholder whose address shown in the Newcrest Share Register on the Scheme Record Date is in Australia or its external territories, New Zealand or Papua New Guinea.
Eligible ROW Shareholder	a Scheme Shareholder who is not an Eligible AU, NZ and PNG Shareholder.
End Date	has the meaning given in the Implementation Deed.
First Court Date	the first day on which an application made to the Court for an order under subsection 411(1) of the Corporations Act convening the Scheme Meeting is heard.
Government Agency	has the meaning given in the Implementation Deed.
Implementation Date	the fifth Business Day after the Scheme Record Date, or such other date after the Scheme Record Date as agreed in writing by Newcrest and Newmont or is ordered by the Court or required by ASX.
Implementation Deed	The scheme implementation deed dated 15 May 2023 between Newcrest, Newmont and Newmont Overseas.
Ineligible Foreign Shareholder
a Scheme Shareholder whose address shown in the Newcrest Share Register on the Scheme Record Date is a place outside:
1
Australia and its external territories;

2
Canada;

3
New Zealand;

4
Papua New Guinea;

5
the United Kingdom;

6
the United States; and

7
such other jurisdictions agreed in writing by Newmont and Newcrest,

Term	Meaning
unless Newmont (after consultation with Newcrest) determines that it is lawful and not unduly onerous or unduly impractical to issue that Scheme Shareholder with New Newmont Shares or New Newmont CDIs (as applicable) when this Scheme becomes Effective.
Ineligible Foreign Shareholder Sale Facility	means the facility to be conducted in accordance with clause 5.5(a).
Issuer Sponsored Holding	has the meaning given in the Settlement Rules.
New Newmont CDI	a CHESS Depositary Interest, being a unit of beneficial ownership in a New Newmont Share (in the form of a CHESS Depositary Interest) registered in the name of CDN in accordance with the Settlement Rules, to be issued to Scheme Shareholders under this Scheme.
New Newmont Share	a fully paid Newmont Share to be issued to Scheme Shareholders under this Scheme.
Newcrest	Newcrest Mining Limited ACN 005 683 625.
Newcrest Registry	Link Market Services Limited ACN 083 214 537 and TSX Trust Company, as applicable.
Newcrest Share	a fully paid ordinary share in the capital of Newcrest.
Newcrest Share Register	the Australian Register and/or the PNG Register (as the context requires), but strictly on the basis that a person can only be registered on one of the Australian Register or the PNG Register (and not both).
Newcrest Shareholder	each person who is registered as the holder of a Newcrest Share in the Newcrest Share Register.
Newmont	Newmont Corporation of 6900 E.Layton Avenue, Suite 700, Denver, Colorado, 80237, United States of America.
Newmont Overseas	Newmont Overseas Holdings Pty Ltd ACN 667 845 454 of Level 5, 500 Hay Street, Subiaco WA 6008.
Newmont Share	a share of common stock of Newmont.
Newmont Share Register	the register of shareholders maintained by Newmont or its agent.
Nominee Holder	has the meaning given in clause 4.1(e).
NYSE	the New York Stock Exchange upon which the Newmont Shares are listed.
Operating Rules	the official operating rules of ASX.
PNG Broker	means a stock broker to be appointed by Newcrest on or before the Business Day before the First Court Date (as approved by Newmont in writing) registered to operate on PNGX under Papua New Guinea law and being a participating organisation for the purposes of and as defined in the business rules of PNGX.
PNG Register	the register of members of Newcrest maintained by or on behalf of Newcrest in accordance with the Companies Act 1997 (PNG) and comprising only those Newcrest Shareholders:

Term	Meaning
1 designated in the register of members of Newcrest as being ‘on the PNG Register’; and 2 holding Newcrest Shares that are capable of being traded on PNGX.
PNGX	PNGX Markets Limited or, as the context requires, the financial market operated by it.
Relevant Newmont Shares	has the meaning given in clause 5.5(a)(1).
Registered Address	in relation to a Newcrest Shareholder, the address shown in the Newcrest Share Register as at the Scheme Record Date.
Sale Agent	the sale agent appointed under clause 4.4 of the Implementation Deed to sell the New Newmont Shares that are to be issued under clause 5.5(a)(1) of this Scheme.
Scheme	this scheme of arrangement under Part 5.1 of the Corporations Act between Newcrest and the Scheme Shareholders subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act, or proposed by a party, and in each case agreed to in writing by Newcrest and Newmont.
Scheme Consideration
the consideration to be provided by or on behalf of Newmont Overseas to each Scheme Shareholder for the transfer to Newmont Overseas of each Scheme Share, being:
1
where the Scheme Shareholder is a Share Elected Scheme Shareholder, 0.400 New Newmont Shares; or

2
where the Scheme Shareholder is a CDI Elected Scheme Shareholder, 0.400 New Newmont CDIs,

for each Newcrest Share held by a Scheme Shareholder as at the Scheme Record Date.

Scheme Meeting	the meeting of Newcrest Shareholders ordered by the Court to be convened under subsection 411(1) of the Corporations Act to consider and vote on this Scheme and includes any meeting convened following any adjournment or postponement of that meeting.
Scheme Record Date	7.00pm on the second Business Day after the Effective Date or such other time and date as agreed in writing by Newcrest and Newmont.
Scheme Shareholder	a Newcrest Shareholder as at the Scheme Record Date, subject to clause 4.7 of the Implementation Deed.
Scheme Shares	all Newcrest Shares held by the Scheme Shareholders as at the Scheme Record Date.
Scheme Transfer	a duly completed and executed proper instrument of transfer in respect of the Scheme Shares for the purposes of section 1071B of the Corporations Act, in favour of

Term	Meaning
Newmont Overseas as transferee, which will be a master transfer of all or part of the Scheme Shares.
Second Court Date	the first day on which an application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving this Scheme is heard.
Security Interest	has the meaning given in the Implementation Deed.
Settlement Rules	the ASX Settlement Operating Rules, being the official operating rules of the settlement facility provided by ASX Settlement Pty Ltd.
Share Elected Scheme Shareholder	each of: 1 an Eligible AU, NZ and PNG Shareholder who has made a valid Share Election; and 2 an Eligible ROW Shareholder who has not made a valid CDI Election.
Share Election	a valid election for New Newmont Shares made by an Eligible AU, NZ and PNG Shareholder pursuant to the terms of this Scheme.
Share Election Form	the form to be completed by an Eligible AU, NZ and PNG Shareholder who wishes to make a Share Election.
TSX	Toronto Stock Exchange.
Unclaimed Money Act	the Unclaimed Money Act 2008 (Vic).

1.2
Interpretation

In this Scheme:
(a)
headings and bold type are for convenience only and do not affect the interpretation of this Scheme;

(b)
the singular includes the plural and the plural includes the singular;

(c)
words of any gender include all genders;

(d)
other parts of speech and grammatical forms of a word or phrase defined in this Scheme have a corresponding meaning;

(e)
a reference to a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual;

(f)
a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this Scheme;

(g)
a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or reenactments of any of them (whether passed by the same or another Government Agency with legal power to do so);

(h)
a reference to a document (including this Scheme) includes all amendments or supplements to, or replacements or novations of, that document;

(i)
a reference to ‘$’, ‘A$’ or ‘dollar’ is to Australian currency;

(j)
a reference to any time is, unless otherwise indicated, a reference to that time in Melbourne, Victoria;

(k)
a term defined in or for the purposes of the Corporations Act, and which is not defined in clause 1.1, has the same meaning when used in this Scheme;

(l)
a reference to a party to a document includes that party’s successors and permitted assignees;

(m)
no provision of this Scheme will be construed adversely to a party because that party was responsible for the preparation of this Scheme or that provision;

(n)
any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(o)
a reference to a body, other than a party to this Scheme (including an institute, association or authority), whether statutory or not:

(1)
which ceases to exist; or

(2)
whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(p)
if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(q)
a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(r)
if an act prescribed under this Scheme to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day; and

(s)
a reference to the Operating Rules includes any variation, consolidation or replacement of these rules and is to be taken to be subject to any waiver or exemption granted to the compliance of those rules by a party.

1.3
Interpretation of inclusive expressions

Specifying anything in this Scheme after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.
1.4
Reasonable endeavours

Any provision of this Scheme that requires a party to use reasonable endeavours or all reasonable endeavours, or to take all steps reasonably necessary, to ensure that something is performed or occurs or does not occur does not include any obligation:
(a)
to procure absolutely that that thing is done or happens;

(b)
to pay any money or to provide any financial compensation, valuable consideration or any other incentive to or for the benefit of any person:

(1)
in the form of an inducement or consideration to a third party; or

(2)
in circumstances that are commercially onerous or unreasonable in the context of this Scheme, except for payment of any applicable fee for the lodgement or filing of any relevant application with any Government Agency or immaterial costs to procure that the thing is performed or occurs or does not occur;

(c)
to agree to commercially onerous or unreasonable terms in the context of the parties’ intention to implement this Scheme; or

(d)
to commence any legal action or proceeding against any person.

1.5
Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.
2
Preliminary matters

(a)
Newcrest is a public company limited by shares, incorporated in Australia and registered in Victoria, Australia. The Newcrest Shares are quoted for trading on the ASX, TSX and PNGX.

(b)
Newmont is a corporation incorporated under the laws of the State of Delaware, United States. The Newmont Shares are officially listed on the NYSE and TSX.

(c)
Newmont Overseas is a proprietary company limited by shares, incorporated in Australia and registered in Western Australia, Australia.

(d)
Newcrest, Newmont and Newmont Overseas have agreed, by executing the Implementation Deed, to implement this Scheme on the terms and conditions of the Implementation Deed.

(e)
If this Scheme becomes Effective, each of the following will occur:

(1)
all of the Scheme Shares, and all the rights and entitlements attaching to them as at the Implementation Date, will be transferred to Newmont Overseas on the Implementation Date;

(2)
in consideration of the transfer of the Scheme Shares to Newmont Overseas, Newmont Overseas will provide or procure the provision of the Scheme Consideration to the Scheme Shareholders in accordance with this Scheme and the Deed Poll; and

(3)
Newcrest will enter Newmont Overseas’ name in the Newcrest Share Register as the holder of all of the Scheme Shares.

(f)
This Scheme attributes actions to Newmont and Newmont Overseas but does not itself impose an obligation on Newmont or Newmont Overseas to perform those actions. Each of Newmont and Newmont Overseas have undertaken, by executing the Deed Poll, to perform the actions attributed to it under this Scheme, including, in the case of Newmont Overseas, the provision or procuring the provision of the Scheme Consideration to the Scheme Shareholders subject to the terms and conditions of this Scheme.

3
Conditions

3.1
Conditions precedent

This Scheme is conditional on and will have no force or effect until, the satisfaction of each of the following conditions precedent:
(a)
all the conditions in clause 3.1 of the Implementation Deed (other than the condition in clause 3.1(l) of the Implementation Deed relating to Court approval of this Scheme) having been satisfied or waived in accordance with the terms of the Implementation Deed;

(b)
neither the Implementation Deed nor the Deed Poll having been terminated in accordance with their terms;

(c)
approval of this Scheme by the Court under paragraph 411(4)(b) of the Corporations Act, including with any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act and agreed to by Newmont and Newcrest;

(d)
such other conditions made or required by the Court under subsection 411(6) of the Corporations Act in relation to this Scheme and agreed to by Newmont and Newcrest having been satisfied or waived; and

(e)
the orders of the Court made under paragraph 411(4)(b) (and, if applicable, subsection 411(6)) of the Corporations Act approving this Scheme coming into effect, pursuant to subsection 411(10) of the Corporations Act on or before the End Date (or any later date Newcrest and Newmont agree in writing).

3.2
Certificate

(a)
Newcrest and Newmont will each provide to the Court on the Second Court Date a certificate in a form agreed by Newcrest and Newmont, or such other evidence as the Court requests, confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent in clauses 3.1(a) and 3.1(b) have been satisfied or waived (but in the case of the condition precedent in clause 3.1(a) only in respect of those conditions in clause 3.1 of the Implementation Deed (other than the condition relating to Court approval of this Scheme and the condition relating to the US Securities Exemption) included for that party’s benefit).
(b)
The certificates referred to in clause 3.2(a) constitute conclusive evidence (in the absence of manifest error) that such conditions precedent were satisfied, waived or taken to be waived.

3.3
End Date

Without limiting any rights under the Implementation Deed, this Scheme will lapse and be of no further force or effect if:
(a)
the Effective Date does not occur on or before 11:59pm on the End Date; or

(b)
the Implementation Deed or the Deed Poll is terminated in accordance with its terms,

unless Newcrest and Newmont otherwise agree in writing (and if required, as approved by the Court).
4
Implementation of this Scheme

4.1
Elections

(a)
An Eligible AU, NZ and PNG Shareholder may make a Share Election by completing a Share Election Form in accordance with the instructions on the Share Election Form. The Share Election Form must be received by the Newcrest Registry (and not withdrawn) by no later than 5.00pm on the Election Date.

(b)
An Eligible ROW Shareholder (other than an Ineligible Foreign Shareholder) may make a CDI Election by completing a CDI Election Form in accordance with the instructions on the CDI Election Form. The CDI Election Form must be received by the Newcrest Registry (and not withdrawn) by no later than 5.00pm on the Election Date.

(c)
A Scheme Shareholder may withdraw their election under clause 4.1(a) or 4.1(b) by lodging a new Share Election Form or CDI Election Form (as applicable) in accordance with the instructions on the form provided that the Share Election Form or CDI Election Form (as applicable) is received by the Newcrest Registry by no later than 5.00pm on the Election Date.

(d)
Subject to clause 4.1(e), an election under clause 4.1(a) or 4.1(b) made or deemed to be made by a Scheme Shareholder will be deemed to apply in respect of the Scheme Shareholder’s entire registered holding of Scheme Shares at the Scheme Record Date.

(e)
A Scheme Shareholder who is noted on the Newcrest Share Register as holding one or more parcels of Newcrest Shares as trustee or nominee for, or otherwise on account of, another person (Nominee Holder):

(1)
may make separate elections under clause 4.1(a) or 4.1(b) in relation to each of those parcels of Newcrest Shares by lodging a separate election form for each separate holding in accordance with clause 4.1(a) or 4.1(b); and

(2)
for the purposes of determining entitlements under this Scheme, will be treated as if they were a separate CDI Elected Scheme Shareholder or Share Elected Scheme Shareholder (as applicable) in respect of each parcel of Newcrest Shares in respect of which an election has been made.

(f)
Newcrest may, after consultation with Newmont, at any time and without further communication to the Scheme Shareholder, deem any CDI Election Form or Share Election Form received to be valid or determine any question that arises in respect of a CDI Election Form or Share Election Form, even if a requirement for a valid election has not been complied with. The determination by Newcrest will be final and binding on a Scheme Shareholder.

(g)
To avoid doubt, any CDI Election Form or Share Election Form submitted by an Ineligible Foreign Shareholder will not be valid and will be of no force or effect.

4.2
Lodgement of Court orders with ASIC

Newcrest must lodge with ASIC an office copy of the Court order in accordance with subsection 411(10) of the Corporations Act approving this Scheme by no later than 5.00pm on the first Business Day after the date on which the Court order was made (or such later date as agreed in writing by Newmont).
4.3
Transfer of Scheme Shares

Subject to this Scheme becoming Effective in accordance with clause 4.2, the following actions must occur (in the order set out below) on the Implementation Date:
(a)
subject to the provision of the Scheme Consideration in the manner contemplated by clause 5.2, the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares as at the Implementation Date, must be transferred to Newmont Overseas, without the need for any further act by any Scheme Shareholder (other than acts performed by Newcrest or any of its directors or officers as attorney and agent for Scheme Shareholders under clause 9.5), by:

(1)
in respect of Scheme Shareholders holding Scheme Shares on the Australian Register:

(A)
Newcrest delivering to Newmont Overseas a duly completed Scheme Transfer, executed on behalf of the Scheme Shareholders (as transferors) by Newcrest; and

(B)
Newmont Overseas duly executing the Scheme Transfer (as transferee), attending to the stamping of the Scheme Transfer (if required) and delivering it to Newcrest for registration;

(2)
in respect of Scheme Shareholders holding Scheme Shares on the PNG Register:

(A)
each such Scheme Shareholder, as transferor, authorises and directs the PNG Broker to effect a transfer of their Scheme Shares on the PNG Register to Newmont Overseas on the Implementation Date and for that purpose each such Scheme Shareholder authorises and directs the PNG Broker to execute a transfer of the Scheme Shares on the PNG Register on their behalf;

(B)
Newcrest must enter Newmont Overseas in the PNG Register as the holder of all of the Scheme Shares on the PNG Register as soon as practicable on the Implementation Date; and

(C)
Newcrest is liable for, and must arrange for payment of, any fees, costs or expenses incurred by the PNG Broker in connection with the transfer contemplated in clause 4.3(a)(2)(A);

(b)
immediately following receipt of the duly executed Scheme Transfer in accordance with clause 4.3(a)(1)(B), but subject to the stamping of the Scheme Transfer (if required), Newcrest must enter, or procure the entry of, the name of Newmont Overseas in the Newcrest Share Register as the registered holder of all the Scheme Shares on the Australian Register transferred to Newmont in accordance with this Scheme; and

(c)
the Scheme Shares (including all rights and entitlements attaching to the Scheme Shares) transferred under this Scheme to Newmont Overseas will, at the time of transfer of them to Newmont Overseas, vest in Newmont Overseas free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any Security Interests) and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind.

5
Scheme Consideration

5.1
Scheme Consideration

(a)
On the Implementation Date, in consideration for the transfer of Scheme Shares to Newmont Overseas under this Scheme:

(1)
each Scheme Shareholder will be entitled to receive the Scheme Consideration in respect of the Scheme Shares held by that Scheme Shareholder; and

(2)
Newmont Overseas must provide, or procure the provision of, the Scheme Consideration to Scheme Shareholders (or the Sale Agent in accordance with clause 5.5), subject to and in accordance with this clause 5.

(b)
Subject to the terms and conditions of this Scheme, the Scheme Consideration to be provided to each Scheme Shareholder will be provided:

(1)
if the Scheme Shareholder is a Share Elected Scheme Shareholder, by the issue by Newmont of the Scheme Consideration comprising New Newmont Shares to that Scheme Shareholder on the Implementation Date; and

(2)
if the Scheme Shareholder is a CDI Elected Scheme Shareholder, by Newmont procuring the issue of Scheme Consideration comprising New Newmont CDIs to that Scheme Shareholder on the Implementation Date.

5.2
Provision of Scheme Consideration

Subject to clauses 5.3, 5.4, 5.5 and 5.6, the obligation of Newmont Overseas to provide, or procure the provision of, the Scheme Consideration to the Scheme Shareholders will be satisfied:
(a)
where the Scheme Consideration that is required to be provided to Scheme Shareholders is in the form of New Newmont Shares, by Newmont:

(1)
on the Implementation Date, issuing the Scheme Consideration comprising New Newmont Shares to each Scheme Shareholder and procuring that the name and address of the Scheme Shareholder is entered in the Newmont Share Register in respect of those New Newmont Shares; and

(2)
procuring that on or before the date that is 5 Business Days after the Implementation Date, a share certificate or holding statement (or equivalent document) is sent to the Registered Address of each Scheme Shareholder representing the number of New Newmont Shares issued to the Scheme Shareholder pursuant to this Scheme; and

(b)
where the Scheme Consideration that is required to be provided to Scheme Shareholders is in the form of New Newmont CDIs, by Newmont:

(1)
issuing to CDN to be held on trust that number of New Newmont Shares that will enable CDN to issue New Newmont CDIs as required by clause 5.2(b)(3) on the Implementation Date;

(2)
procuring that the name and address of CDN is entered into the Newmont Share Register in respect of those New Newmont Shares on the Implementation Date and that a share certificate or holding statement (or equivalent document) in the name of CDN representing those New Newmont Shares is sent to CDN on or before the date that is 5 Business Days after the Implementation Date;

(3)
procuring that on the Implementation Date, CDN issues to each such Scheme Shareholder the number of New Newmont CDIs to which it is entitled under this Scheme;

(4)
procuring that on the Implementation Date, the name of each such Scheme Shareholder is entered in the records maintained by CDN as the holder of the New Newmont CDIs issued to that Scheme Shareholder on the Implementation Date and in the case of each such Scheme Shareholder who held Scheme Shares on the:

(A)
CHESS subregister, procuring that the New Newmont CDIs are held on the CHESS subregister on the Implementation Date and sending or procuring the sending of an allotment advice to each such Scheme Shareholder which sets out the number of New Newmont CDIs held on the CHESS subregister; and

(B)
issuer sponsored subregister, procuring that the New Newmont CDIs are held on the issuer sponsored subregister on the Implementation Date and sending or procuring the sending of a CDI holding statement to each such Scheme Shareholder which sets out the number of New Newmont CDIs held on the issuer sponsored subregister, by that Scheme Shareholder,
provided that where the Scheme Shareholder is HSBC Custody Nominees (Australia) Limited (as custodian for Bank of New York Mellon in its capacity as the depositary of Newcrest’s American depositary receipt (ADR) program) the Scheme Consideration will be in the form of New Newmont Shares for this Scheme Shareholder, and the obligation of Newmont to provide such Scheme Consideration will be satisfied by Newmont issuing New Newmont Shares in accordance with clause 5.2(a) to this Scheme Shareholder (as custodian for the depositary) to be delivered to the registered ADR-holders.
5.3
Fractional entitlements and splitting

(a)
Where the calculation of the number of New Newmont Shares or New Newmont CDIs to be issued to a particular Scheme Shareholder would result in the Scheme Shareholder becoming entitled to a fraction of a New Newmont Share or New Newmont CDI, then the fractional entitlement will be rounded to the nearest whole number of New Newmont Shares or New Newmont CDIs (as applicable), with any such fractional entitlement of:

(1)
less than 0.5 being rounded down; and

(2)
0.5 or more being rounded up, to the nearest whole number of New Newmont Shares or New Newmont CDIs (as applicable).

(b)
If a Nominee Holder makes separate elections in relation to parcels of Scheme Shares it holds as trustee or nominee for, or otherwise on account of, another person, then for the purposes of clause 5.3(a) the Scheme Consideration of the Nominee Holder will be calculated and rounded based on each nominated parcel of Scheme Shares held by the Nominee Holder as trustee or nominee for, or otherwise on account of, another person.

(c)
If a Nominee Holder does not make separate elections in relation to parcels of Scheme Shares it holds as trustee or nominee for, or otherwise on account of, another person, then for the purposes of this clause 5.3(a), the Scheme Consideration for the Nominee Holder will be calculated and rounded based on the aggregate number of Scheme Shares held by the Nominee Holder in those parcels as trustee or nominee for, or otherwise on account of, other persons.

(d)
If Newcrest considers that several Scheme Shareholders, each of which holds a holding of Newcrest Shares which results in a fractional entitlement to New Newmont Shares or New Newmont CDIs have, before the Scheme Record Date, been party to a shareholding splitting or division in an attempt to obtain an advantage by reference to the rounding provided for in the calculation of each Scheme Shareholder’s entitlement to the Scheme Consideration, Newcrest must provide the relevant details of the relevant Scheme Shareholder to Newmont, and Newmont and Newcrest may give notice to those Scheme Shareholders:

(1)
setting out the names and Registered Addresses of all of them;

(2)
stating that opinion; and

(3)
attributing to one of them specifically identified in the notice the Newcrest Shares held by all of them,

and, after the notice has been so given, the Scheme Shareholder specifically identified in the notice shall, for the purposes of this Scheme, be taken to hold all those Newcrest Shares and each of the other Scheme Shareholders whose names are set out in the notice shall, for the purposes of this Scheme, be taken to hold no Newcrest Shares.

5.4
Joint holders

In the case of Scheme Shares held in joint names:
(a)
the New Newmont Shares or New Newmont CDIs (as applicable) to be issued under this Scheme must be issued to and registered in the names of the joint holders and entry in the Newmont Share Register must take place in the same order as the holders’ names appear in the Newcrest Share Register;

(b)
any cheque required to be sent under this Scheme will be made payable to the joint holders and sent to either, at the sole discretion of Newcrest, the holder whose name appears first in the Newcrest Share Register as at the Scheme Record Date or to the joint holders; and

(c)
any other document required to be sent under this Scheme, will be forwarded to either, at the sole discretion of Newcrest, the holder whose name appears first in the Newcrest Share Register as at the Scheme Record Date or to the joint holders.

5.5
Ineligible Foreign Shareholders

(a)
Newmont has no obligation to issue any New Newmont Shares or New Newmont CDIs under this Scheme to any Ineligible Foreign Shareholder and instead:

(1)
subject to clauses 5.3 and 5.6, Newmont must, on or before the Implementation Date, issue the New Newmont Shares which would otherwise be required to be issued to the Ineligible Foreign Shareholders (Relevant Newmont Shares) under this Scheme to the Sale Agent;

(2)
Newmont Overseas must procure that as soon as reasonably practicable (and in any event within 15 days on which Newmont Shares are capable of being traded on NYSE) after the Implementation Date, the Sale Agent:

(A)
in consultation with Newmont, sells or procures the sale of the Relevant Newmont Shares in the ordinary course of trading on the NYSE and in such manner, at such price and on such other terms as the Sale Agent reasonably determines; and

(B)
as soon as reasonably practicable after settlement (and in any event within 10 Business Days), remits to Newmont Overseas the proceeds of the sale (after deduction of any reasonable brokerage or other selling costs, taxes and charges) (Proceeds);

(3)
promptly after receiving the Proceeds in respect of the sale of all of the Relevant Newmont Shares in accordance with clause 5.5(a)(2), Newmont Overseas must pay, or procure the payment of, to each Ineligible Foreign Shareholder, the amount ‘A’ calculated in accordance with the following formula and rounded down to the nearest cent:

where
A = the amount to be paid to the relevant Ineligible Foreign Shareholder;
B = the number of Relevant Newmont Shares attributable to, and that would otherwise have been issued to, that Ineligible Foreign Shareholder had it not been an Ineligible Foreign Shareholder and which were instead issued to the Sale Agent;
C = the total number of Relevant Newmont Shares attributable to, and which would otherwise have been issued to, all Ineligible Foreign Shareholders collectively and which were issued to the Sale Agent; and
D = the Proceeds (as defined in clause 5.5(a)(2)(B)).

(b)
The Ineligible Foreign Shareholders acknowledge that none of Newmont, Newmont Overseas, Newcrest or the Sale Agent gives any assurance or representation as to the price that will be achieved for the sale of New Newmont Shares or New Newmont CDIs described in clause 5.5(a) or the amount of proceeds of sale to be received by Ineligible Foreign Shareholders under the Ineligible Foreign Shareholder Sale Facility. Each of Newcrest, Newmont or Newmont Overseas and the Sale Agent expressly disclaim any fiduciary duty to the Ineligible Foreign Shareholders which may arise in connection with this clause 5.5.

(c)
Newmont or Newmont Overseas must make, or procure the making of, payments to Ineligible Foreign Shareholders under clause 5.5(a) by either (in the absolute discretion of Newmont or Newmont Overseas, and despite any election referred to in clause 5.5(c)(2) or authority referred to in clause 5.5(c)(1) made or given by the Scheme Shareholder):

(1)
paying, or procuring the payment of, the relevant amount in United States dollars by electronic means to a bank account nominated by the Ineligible Foreign Shareholder by an appropriate authority from the Ineligible Foreign Shareholder to Newmont or Newmont Overseas; or

(2)
if a bank account has not been nominated by the Ineligible Foreign Shareholder in accordance with clause 5.5(c)(1):

(A)
if an Ineligible Foreign Shareholder has, before the Scheme Record Date, made a valid election in accordance with the requirements of the Newcrest Registry to receive dividend payments from Newcrest by electronic funds transfer to a bank account nominated by the Ineligible Foreign Shareholder, paying, or procuring the payment of, the relevant amount in United States dollars by electronic means in accordance with that election; or

(B)
otherwise dispatching, or procuring the dispatch of, a cheque for the relevant amount in United States dollars to the Ineligible Foreign Shareholder by prepaid post to their Registered Address (as at the Scheme Record Date), such cheque being drawn in the name of the Ineligible Foreign Shareholder (or in the case of joint holders, in accordance with the procedures set out in clause 5.3).

(d)
If Newmont or Newmont Overseas receives professional advice that any withholding or other tax is required by law or by a Government Agency to be withheld from a payment to an Ineligible Foreign Shareholder, Newmont is entitled to withhold the relevant amount before making the payment to the Ineligible Foreign Shareholder (and payment of the reduced amount shall be taken to be full payment of the relevant amount for the purposes of this Scheme, including clause 5.5(a)(3)). Newmont or Newmont Overseas must pay any amount so withheld to the relevant taxation authorities within the time permitted by law, and, if requested in writing by the relevant Ineligible Foreign Shareholder, provide a receipt or other appropriate evidence of such payment (or procure the provision of such receipt or other evidence) to the relevant Ineligible Foreign Shareholder.

(e)
Each Ineligible Foreign Shareholder appoints Newmont as its agent to receive on its behalf any financial services guide (or similar or equivalent document) or other notices (including any updates of those documents) that the Sale Agent is required to provide to Ineligible Foreign Shareholders under the Corporations Act or any other applicable law.

(f)
Payment of the amount ‘A’ calculated in accordance with clause 5.5(a) to an Ineligible Foreign Shareholder in accordance with this clause 5.5 satisfies in full the Ineligible Foreign Shareholder’s right to Scheme Consideration.

5.6
Orders of a court or Government Agency

If a law requires, or if written notice is given to Newcrest (or the Newcrest Registry) or Newmont (or the Newmont share registry) of an order or direction made by a court of competent jurisdiction or by another Government Agency that:
(a)
requires consideration to be provided to a third party (either through payment of a sum or the issuance of a security) in respect of Scheme Shares held by a particular Scheme Shareholder, which would otherwise be payable or required to be issued to that Scheme Shareholder by Newcrest or Newmont in accordance with this clause 5, or which requires an amount to be deducted or withheld from any consideration which would otherwise be payable or provided to a Scheme Shareholder in accordance with this clause 5, then Newcrest or Newmont (as applicable) shall be entitled to procure that provision of that consideration, or deduction or withholding, is made in accordance with that order or direction; or
(b)
prevents Newcrest or Newmont from providing consideration to any particular Scheme Shareholder in accordance with this clause 5, or the payment or issuance of such consideration is otherwise prohibited by applicable law, Newcrest or Newmont shall be entitled to (as applicable):

(1)
in the case of an Ineligible Foreign Shareholder or other shareholder referred to in clause 5.5, retain an amount, in United States dollars, equal to the relevant shareholder’s share of the Proceeds; or

(2)
not to issue (or direct Newmont to issue), or to issue to a trustee or nominee, such number of New Newmont Shares or New Newmont CDIs as that Scheme Shareholder would otherwise be entitled under clause 5.2, until such time as provision of the Scheme Consideration in accordance with this clause 5 is permitted by that (or another) order or direction or otherwise by law.
To the extent that amounts are deducted or withheld under or in accordance with this clause 5.6, such deducted or withheld amounts will be treated for all purposes under this Scheme as having been paid to the person in respect of which such deduction or withhold was made.
5.7
Unclaimed monies

(a)
Newmont or Newmont Overseas may cancel a cheque issued under clause 5.5(c)(2)(B) if the cheque:

(1)
is returned to Newcrest or Newmont Overseas; or

(2)
has not been presented for payment within 6 months after the date on which the cheque was sent.

(b)
During the period of 12 months commencing on the Implementation Date, on request in writing from a Scheme Shareholder to Newcrest or Newmont Overseas (or the Newcrest Registry) (which request may not be made until the date that is 20 Business Days after the Implementation Date), Newmont or Newmont Overseas must reissue a cheque that was previously cancelled under clause 5.7(a).

(c)
The Unclaimed Money Act will apply in relation to any Scheme Consideration that becomes “unclaimed money” (as defined in section 6 of the Unclaimed Money Act), but any interest or other benefit accrued from the unclaimed Scheme Consideration will be for the benefit of Newmont Overseas.

5.8
Status of New Newmont Shares and New Newmont CDIs

(a)
Newmont covenants in favour of Newcrest (in its own right and on behalf of the Scheme Shareholders) that the New Newmont Shares (including those issued to CDN in connection with the New Newmont CDIs) required to be issued by it under this Scheme will:

(1)
rank equally in all respects with all other Newmont Shares on issue;

(2)
be duly and validly issued in accordance with all applicable laws and Newmont’s certificate of incorporation, by-laws and other constituent documents, fully paid and free from any mortgage, charge, lien, encumbrance or other security interest;

(3)
be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect of Newmont Shares on and from the Implementation Date; and

(4)
be fully paid and free of any Security Interest or encumbrance.

(b)
Newmont will use its reasonable endeavours to ensure that the:

(1)
New Newmont Shares issued as Scheme Consideration will commence trading on a normal settlement basis on NYSE and TSX from the first Business Day after the Implementation Date (New York time); and

(2)
New Newmont CDIs will be listed for quotation on the official list of ASX with effect from the first Business Day after the Effective Date (or such later date as ASX may require), initially on a deferred settlement basis and, with effect from no later than the second Business Day after the Implementation Date, on an ordinary (T+2) settlement basis.

6
Dealings in Newcrest Shares

6.1
Determination of Scheme Shareholders

To establish the identity of the Scheme Shareholders, dealings in Newcrest Shares or other alterations to the Newcrest Share Register will only be recognised if:
(a)
in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Newcrest Share Register as the holder of the relevant Newcrest Shares on or before the Scheme Record Date; and

(b)
in all other cases, registrable transfer or transmission applications in respect of those dealings, or valid requests in respect of other alterations, are received on or before the Scheme Record Date at the place where the Newcrest Share Register is kept, and Newcrest must not accept for registration, nor recognise for any purpose (except a transfer to Newmont Overseas pursuant to this Scheme and any subsequent transfer by Newmont Overseas or its successors in title), any transfer or transmission application or other request received after the Scheme Record Date, or received prior to such times but not in registrable or actionable form, as appropriate.
6.2
Register

(a)
Newcrest must register registrable transmission applications or transfers of the Newcrest Shares that are received in accordance with clause 6.1(b) on or before the Scheme Record Date provided that, for the avoidance of doubt, nothing in this clause 6.2(a) requires Newcrest to register a transfer that would result in a Newcrest Shareholder holding a parcel of Newcrest Shares that is less than a ‘marketable parcel’ (for the purposes of this clause 6.2(a) ‘marketable parcel’ has the meaning given in the Operating Rules).

(b)
If this Scheme becomes Effective, a Scheme Shareholder (and any person claiming through that holder) must not dispose of or transfer or otherwise deal with, or purport or agree to dispose of or transfer or otherwise deal with, any Scheme Shares or any interest in them after the Scheme Record Date otherwise than pursuant to this Scheme, and any attempt to do so will have no legal effect and Newcrest shall be entitled to disregard any such disposal, transfer, purported disposal, transfer or agreement or dealing.

(c)
For the purpose of determining entitlements to the Scheme Consideration, Newcrest must maintain the Newcrest Share Register in accordance with the provisions of this clause 6.2 until the Scheme Consideration has been provided to the Scheme Shareholders and Newmont Overseas has been entered in the Newcrest Share Register as the holder of all the Scheme Shares. The Newcrest Share Register in this form will solely determine entitlements to the Scheme Consideration.

(d)
Subject to provision of the Scheme Consideration and registration of the transfer of the Scheme Shares to Newmont Overseas in accordance with this Scheme, all statements of holding or share certificates for Newcrest Shares (other than statements of holding in favour of Newmont Overseas or its successors in title) will cease to have effect as from the Scheme Record Date as documents of title in respect of those shares and, as from that date, each entry current at that date on the Newcrest Share Register (other than entries on the Newcrest Share Register in respect of Newmont Overseas or its successors in title) will cease to have effect except as evidence of entitlement to the Scheme Consideration in respect of the Newcrest Shares relating to that entry.
(e)
As soon as possible on or after the Scheme Record Date, and in any event by 5.00pm on the first Business Day after the Scheme Record Date, Newcrest will ensure that details of the names, Registered Addresses and holdings of Newcrest Shares for each Scheme Shareholder as shown in the Newcrest Share Register are available to Newmont in the form Newmont reasonably requires.

(f)
Without limiting Newcrest’s obligations under clause 6.2(e), Newcrest must provide, or procure the provision, to Newmont, such other information as Newmont may reasonably require in connection with the provision of the Scheme Consideration to the Scheme Shareholders in accordance with this Scheme.

(g)
Each Scheme Shareholder agrees that the information referred to in clause 6.2(e) may be disclosed to Newmont, the Newmont share registry and Newmont’s advisers and other service providers to the extent necessary to effect this Scheme.

7
Quotation of Newcrest Shares

(a)
Newcrest must apply to ASX, PNGX and TSX to suspend trading in Newcrest Shares with effect from the close of trading (on the ASX) on the Effective Date.

(b)
On a date after the Implementation Date to be determined by Newmont, Newcrest must apply:

(1)
for termination of the quotation of Newcrest Shares on the ASX, PNGX and TSX; and

(2)
to have itself removed from the ASX, PNGX and TSX.

8
Instructions and elections

If not prohibited by law (and including where permitted or facilitated by relief granted by a Government Agency), all instructions, notifications or elections by a Scheme Shareholder to Newcrest that are binding or deemed binding between the Scheme Shareholder and Newcrest relating to Newcrest or Newcrest Shares, including instructions, notifications or elections relating to:
(a)
whether dividends are to be paid by cheque or into a specific bank account;

(b)
payments of dividends on Newcrest Shares; and

(c)
notices or other communications from Newcrest (including by email),

will be deemed from the Implementation Date (except to the extent determined otherwise by Newmont in its sole discretion), by reason of this Scheme, to be made by the Scheme Shareholder to Newmont and to be a binding instruction, notification or election to, and accepted by, Newmont in respect of the New Newmont Shares or New Newmont CDIs issued to that Scheme Shareholder until that instruction, notification or election is revoked or amended in writing addressed to Newmont at its registry.
9
General Scheme provisions

9.1
Consent to amendments to this Scheme

If the Court proposes to approve this Scheme subject to any alterations or conditions:
(a)
Newcrest may by its counsel consent on behalf of all persons concerned to those alterations or conditions to which Newmont (for and on behalf of Newmont and Newmont Overseas) has consented to in writing; and

(b)
each Scheme Shareholder agrees to any such alterations or conditions which Newcrest (by its counsel) has consented to.

9.2
Scheme Shareholders’ agreements and warranties

(a)
Each Scheme Shareholder:

(1)
agrees for all purposes to:

(A)
the transfer of their Newcrest Shares together with all rights and entitlements attaching to those Newcrest Shares in accordance with this Scheme;

(B)
the variation, cancellation or modification (if any) of the rights attached to their Newcrest Shares constituted by or resulting from this Scheme;

(C)
on the direction of Newmont, destroy any share certificates or holding statements relating to their Newcrest Shares;

(2)
that is issued New Newmont Shares or New Newmont CDIs, agrees to become a member of Newmont and to be bound by the certificate of incorporation, by-laws and other constituent documents of Newmont;

(3)
who holds their Newcrest Shares in a CHESS Holding, agrees to the conversion of those Newcrest Shares to an Issuer Sponsored Holding and irrevocably authorises Newcrest to do anything necessary or expedient (whether required by the Settlement Rules or otherwise) to effect or facilitate such conversion; and

(4)
acknowledges and agrees that this Scheme binds Newcrest and all Scheme Shareholders (including those who do not attend the Scheme Meeting and those who do not vote, or vote against this Scheme, at the Scheme Meeting), in each case, irrevocably and without the need for any further act by the Scheme Shareholder.
(b)
Each Scheme Shareholder is taken to have warranted to Newcrest and Newmont Overseas on the Implementation Date, and appointed and authorised Newcrest as its attorney and agent to warrant to Newmont Overseas on the Implementation Date, that:

(1)
all their Newcrest Shares (including any rights and entitlements attaching to those shares) which are transferred to Newmont Overseas under this Scheme will, at the time of transfer of them to Newmont Overseas, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any Security Interests) and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind;

(2)
they have full power and capacity to sell and transfer their Newcrest Shares to Newmont Overseas under this Scheme together with any rights and entitlements attaching to those shares; and

(3)
they have no existing right to be issued any Newcrest Shares, or any options, performance rights, securities or other instruments exercisable, or convertible, into Newcrest Shares.

(c)
Newcrest undertakes that it will provide such warranty in clause 9.2(b) to Newmont Overseas as agent and attorney of each Scheme Shareholder.

9.3
Title to and rights in Scheme Shares

(a)
To the extent permitted by law, the Scheme Shares (including all rights and entitlements attaching to the Scheme Shares) transferred under this Scheme to Newmont Overseas will, at the time of transfer of them to Newmont Overseas vest in Newmont Overseas free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any Security Interests) and interests of third parties of any kind, whether legal or otherwise and free from any restrictions on transfer of any kind.

(b)
Immediately upon the provision of the Scheme Consideration to each Scheme Shareholder in the manner contemplated by clause 5.2 Newmont Overseas will be beneficially entitled to the Scheme Shares to be transferred to it under this Scheme pending registration by Newcrest of Newmont Overseas in the Newcrest Share Register as the holder of the Scheme Shares.

9.4
Appointment of sole proxy

Immediately upon the provision of the Scheme Consideration to each Scheme Shareholder in the manner contemplated by clause 5.2 and until Newcrest registers Newmont Overseas as the holder of all Scheme Shares in the Newcrest Share Register, each Scheme Shareholder:
(a)
is deemed to have irrevocably appointed Newmont Overseas as attorney and agent (and directed Newmont Overseas in each such capacity) to appoint any director, officer, secretary or agent nominated by Newmont Overseas from time to time as its sole proxy and, where applicable or appropriate, corporate representative to attend shareholders’ meetings, exercise the votes attaching to the Scheme Shares registered in their name and sign any shareholders’ resolution or document (whether in person, by proxy or corporate representative);

(b)
must not attend or vote at any of those meetings, exercise the votes attaching to Scheme Shares registered in their names, or sign any shareholders’ resolutions, whether in person, by proxy or by corporate representative (other than pursuant to clause 9.4(a));

(c)
must take all other actions in the capacity of a registered holder of Scheme Shares as Newmont Overseas reasonably directs; and

(d)
acknowledges and agrees that in exercising the powers referred to in clause 9.4(a), Newmont Overseas and any director, officer, secretary or agent nominated by Newmont Overseas under clause 9.4(a) may act in the best interests of Newmont Overseas as the intended registered holder of the Scheme Shares.

9.5
Authority given to Newcrest

Each Scheme Shareholder, without the need for any further act by the Scheme Shareholder:
(a)
on the Effective Date, irrevocably appoints Newcrest and each of its directors, officers and secretaries (jointly and each of them severally) as its attorney and agent for the purpose of enforcing the Deed Poll against Newmont and Newmont Overseas, and Newcrest undertakes in favour of each Scheme Shareholder that it will enforce the Deed Poll against Newmont and Newmont Overseas on behalf of and as agent and attorney for each Scheme Shareholder; and

(b)
on the Implementation Date, irrevocably appoints Newcrest and each of its directors, officers and secretaries (jointly and each of them severally) as its attorney and agent for the purpose of executing any document or doing or taking any other act necessary, desirable or expedient to give effect to this Scheme and the transactions contemplated by it, including (without limitation):

(1)
executing the Scheme Transfer; and

(2)
executing and delivering any deed or document required by Newmont, that causes each Scheme Shareholder to become a shareholder of Newmont or holder of New Newmont CDIs and to be bound by the certificate of incorporation and by-laws of Newmont, and Newcrest accepts each such appointment. Newcrest as attorney and agent of each Scheme Shareholder, may sub-delegate its functions, authorities or powers under this clause 9.5 to all or any of its directors, officers, secretaries or employees (jointly, severally or jointly and severally).
9.6
Binding effect of Scheme

This Scheme binds Newcrest and all of the Scheme Shareholders (including those who did not attend the Scheme Meeting to vote on this Scheme, did not vote at the Scheme Meeting, or voted against this Scheme at the Scheme Meeting) and, to the extent of any inconsistency, overrides the constitution of Newcrest.

10
General

10.1
Stamp duty

Newmont or Newmont Overseas:
(a)
must pay all duty, if applicable (including applicable stamp duties and any fines and penalties with respect to any such duty) in respect of this Scheme, the Deed Poll, the performance of the Deed Poll and each transaction effected by or made under or in connection with this Scheme and the Deed Poll; and

(b)
indemnifies each Scheme Shareholder against any liability arising from failure to comply with clause 10.1(a).

10.2
Consent

Each of the Scheme Shareholders consents to Newcrest doing all things necessary or incidental to, or to give effect to, the implementation of this Scheme and the transactions contemplated by it, whether on behalf of the Scheme Shareholders, Newcrest or otherwise.
10.3
Notices

(a)
If a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to Newcrest, it will not be taken to be received in the ordinary course of post or on a date and time other than the date and time (if any) on which it is actually received at Newcrest’s registered office or at the office of the Newcrest Registry.

(b)
The accidental omission to give notice of the Scheme Meeting or the non-receipt of such notice by a Newcrest Shareholder will not, unless so ordered by the Court, invalidate the Scheme Meeting or the proceedings of the Scheme Meeting.

10.4
Governing law

(a)
This Scheme is governed by the laws in force in Victoria, Australia.

(b)
The parties irrevocably submit to the non-exclusive jurisdiction of courts exercising jurisdiction in Victoria and courts of appeal from them in respect of any proceedings arising out of or in connection with this Scheme. The parties irrevocably waive any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

10.5
Further action

Newcrest must do all things and execute all documents (whether on its own behalf or on behalf of each Scheme Shareholder) necessary to give full effect to this Scheme and the transactions contemplated by it.
10.6
No liability when acting in good faith

Each Scheme Shareholder agrees that neither Newcrest, Newmont, Newmont Overseas nor any of their respective directors, officers, secretaries or employees shall be liable for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith.

Attachment 2
Deed poll

Deed
Deed poll

Newmont
Newmont Overseas
80 Collins Street Melbourne Vic 3000 Australia GPO Box 128A Melbourne Vic 3001 Australia	T +61 3 9288 1234 F +61 3 9288 1567 herbertsmithfreehills.com DX 240 Melbourne

Deed poll
Date

This deed poll is made
By
Newmont Corporation
of 6900 E.Layton Avenue, Suite 700, Denver, Colorado, 80237, United States of America (Newmont)
and
Newmont Overseas Holdings Pty Ltd
ACN 667 845 454 of Level 5, 500 Hay Street, Subiaco WA 6008 (Newmont Overseas)

in favour of	each Scheme Shareholder
Recitals
1
Newcrest, Newmont and Newmont Overseas entered into the Implementation Deed.

2
In the Implementation Deed, Newmont and Newmont Overseas each agreed to make this deed poll.

3
Newmont and Newmont Overseas are making this deed poll for the purpose of covenanting in favour of the Scheme Shareholders to perform their obligations under the Scheme.

This deed poll provides as follows:
1   Definitions and interpretation
1.1   Definitions
(a)
The meanings of the terms used in this deed poll are set out below.

Term	Meaning
First Court Date	the first day on which an application made to the Court for an order under subsection 411(1) of the Corporations Act convening the Scheme Meeting is heard.
Implementation Deed	the scheme implementation deed dated 15 May 2023 between Newcrest, Newmont and Newmont Overseas.
Newcrest	Newcrest Mining Limited ACN 005 683 625.
Scheme	the scheme of arrangement under Part 5.1 of the Corporations Act between Newcrest and the Scheme Shareholders, substantially in the form attached to the Implementation Deed, subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act, or proposed by a party, and in each case agreed to in writing by Newcrest and Newmont and Newmont Overseas.

(b)
Unless the context otherwise requires, terms defined in the Scheme have the same meaning when used in this deed poll.

1.2   Interpretation
Clauses 1.2, 1.3, 1.4 and 1.5 of the Scheme apply to the interpretation of this deed poll, except that references to ‘this Scheme’ are to be read as references to ‘this deed poll’.

1.3   Nature of deed poll
Each of Newmont and Newmont Overseas acknowledges that:
(a)
this deed poll may be relied on and enforced by any Scheme Shareholder in accordance with its terms even though the Scheme Shareholders are not party to it; and

(b)
under the Scheme, each Scheme Shareholder irrevocably appoints Newcrest and each of its directors, officers and secretaries (jointly and each of them severally) as its agent and attorney to enforce this deed poll against Newmont and Newmont Overseas in accordance with its terms.

2   Conditions to obligations
2.1   Conditions
This deed poll and the obligations of Newmont and Newmont Overseas under this deed poll are subject to the Scheme becoming Effective.
2.2   Termination
The obligations of Newmont and Newmont Overseas under this deed poll will automatically terminate and the terms of this deed poll will be of no force or effect if:
(a)
the Implementation Deed is terminated in accordance with its terms; or

(b)
the Scheme has not become Effective on or before the End Date,

unless Newcrest, Newmont and Newmont Overseas otherwise agree in writing.
2.3   Consequences of termination
If this deed poll terminates under clause 2.2, in addition and without prejudice to any other rights, powers or remedies available to it:
(a)
each of Newmont and Newmont Overseas is released from its obligations under this deed poll; and

(b)
each Scheme Shareholder retains the rights they have against Newmont and Newmont Overseas in respect of any breach of this deed poll which occurred before this deed poll was terminated.

3   Scheme obligations
3.1   Undertaking to issue Scheme Consideration
Subject to clause 2, Newmont Overseas undertakes in favour of each Scheme Shareholder to:
(a)
provide, or procure the provision of, the Scheme Consideration to each Scheme Shareholder in accordance with the terms of the Scheme; and

(b)
undertake all other actions, and give each acknowledgement, representation and warranty (if any), attributed to it under the Scheme,

in each case, subject to and in accordance with the terms of the Scheme.
3.2   Newmont’s obligations and guarantee
(a)
Subject to clause 2, Newmont undertakes in favour of each Scheme Shareholder to undertake all actions, and give each acknowledgement, representation and warranty (if any), attributed to it under the Scheme subject to and in accordance with the terms of the Scheme.

(b)
Subject to clause 2, Newmont undertakes in favour of each Scheme Shareholder to:

(1)
procure that Newmont Overseas undertakes all actions, and gives each acknowledgment, representation and warranty (if any), attributed to Newmont Overseas under the Scheme and this deed poll; and

(2)
guarantee the due and punctual performance of Newmont Overseas of all of Newmont Overseas’ obligations and actions attributed to Newmont Overseas under the Scheme and this deed poll.

3.3   Shares to rank equally
Newmont covenants in favour of each Scheme Shareholder that the New Newmont Shares which are issued (including those issued to CDN in connection with the New Newmont CDIs) to each Scheme Shareholder in accordance with the Scheme will:
(a)
rank equally with all other Newmont Shares on issue as set out in clause 5.8(a) of the Scheme; and

(b)
be issued fully paid and free from any Security Interest or encumbrance.

4   Warranties
Each of Newmont and Newmont Overseas represents and warrants in favour of each Scheme Shareholder, in respect of itself, that:
(a)
it is a corporation validly existing under the laws of its place of registration;

(b)
it has the corporate power to enter into and perform its obligations under this deed poll and to carry out the transactions contemplated by this deed poll;

(c)
it has taken all necessary corporate action to authorise its entry into this deed poll and has taken or will take all necessary corporate action to authorise the performance of this deed poll and to carry out the transactions contemplated by this deed poll;

(d)
this deed poll is valid and binding on it and enforceable against it in accordance with its terms; and

(e)
this deed poll does not conflict with, or result in the breach of or default under, any provision of its constitution, or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or subject or by which it is bound.

5   Continuing obligations
This deed poll is irrevocable and, subject to clause 2, remains in full force and effect until the earlier of:
(a)
each of Newmont and Newmont Overseas has fully performed its obligations under this deed poll; or

(b)
the earlier termination of this deed poll under clause 2.2.

6   Notices
6.1   Form of Notice
A notice or other communication in respect of this deed poll (Notice) must be:
(a)
in writing and in English and signed for or on behalf of the sending party; and

(b)
addressed to Newmont and Newmont Overseas in accordance with the details set out below (or any alternative details nominated by Newmont or Newmont Overseas by Notice).

Attention	Nancy Lipson
Address	6900 E.Layton Avenue, Suite 700, Denver, Colorado, 80237, United States of America
Email address	legalnotices@newmont.com
With copy to (which shall not constitute notice):	will.heath@au.kwm.com antonella.pacitti@au.kwm.com

If a person sends a communication contemplated by this deed poll other than by email, they must use all reasonable endeavours to send a copy of the communication promptly by email.
6.2   How Notice must be given and when Notice is received
(a)
A Notice must be given by one of the methods set out in the table below.

(b)
A Notice is regarded as given and received at the time set out in the table below.

However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a Business Day (business hours period), then the Notice will instead be regarded as given and received at the start of the following business hours period.
Method of giving Notice	When Notice is regarded as given and received
By hand to the nominated address	When delivered to the nominated address.
By email to the nominated email address	When the party sending the email receives notification that the email was successfully transmitted and read by the receiving party, or if no such notification is received, four hours after the email was sent, unless the party sending the email receives notification that the email was not successfully transmitted.
6.3   Notice must not be given by electronic communication
A Notice must not be given by electronic means of communication (other than email as permitted in clause 6.2).
7   General
7.1   Stamp duty
Newmont or Newmont Overseas:
(a)
must pay all duty, if applicable (including applicable stamp duties and any fines and penalties with respect to any such duty) in respect of the Scheme, this deed poll, the performance of this deed poll and each transaction effected by or made under or in connection with the Scheme and this deed poll; and

(b)
indemnifies each Scheme Shareholder against any liability arising from failure to comply with clause 7.1(a).

7.2   Governing law and jurisdiction
(a)
This deed poll is governed by the law in force in Victoria, Australia.

(b)
Each of Newmont and Newmont Overseas irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Victoria, Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this deed poll.

(c)
Each of Newmont and Newmont Overseas irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

(d)
Each of Newmont and Newmont Overseas agrees that a final judgment in any legal proceedings in a court exercising jurisdiction in Victoria, Australia will be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by applicable law.

7.3   Waiver
(a)
Each of Newmont and Newmont Overseas may not rely on the words or conduct of any Scheme Shareholder as a waiver of any right unless the waiver is in writing and signed by the Scheme Shareholder granting the waiver.

(b)
No Scheme Shareholder may rely on words or conduct of Newmont or Newmont Overseas as a waiver of any right unless the waiver is in writing and signed by Newmont.

(c)
The meanings of the terms used in this clause 7.3 are set out below.

Term	Meaning
conduct	includes delay in the exercise of a right.
right	any right arising under or in connection with this deed poll and includes the right to rely on this clause.
waiver	includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.
7.4   Variation
A provision of this deed poll may not be varied by Newmont or Newmont Overseas unless:
(a)
if before the First Court Date, the variation is agreed to by Newcrest; or

(b)
if on or after the First Court Date, the variation is agreed to by Newcrest and the Court indicates that the variation would not of itself preclude approval of the Scheme, in which event Newmont and Newmont Overseas will enter into a further deed poll in favour of the Scheme Shareholders giving effect to the variation.

7.5   Partial exercising of rights
Unless this deed poll expressly states otherwise, if Newmont or Newmont Overseas does not exercise a right, power or remedy in connection with this deed poll fully or at a given time, it may still exercise it later.
7.6   Cumulative rights
The rights, powers and remedies of Newmont, Newmont and the Scheme Shareholders under this deed poll are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this deed poll.
7.7   Assignment
(a)
The rights created by this deed poll are personal to Newmont, Newmont Overseas and each Scheme Shareholder and must not be dealt with at law or in equity without the prior written consent of Newmont and Newmont Overseas.

(b)
Any purported dealing in contravention of clause 7.7(a) is invalid.

7.8   Further action
Each of Newmont and Newmont Overseas must, at its own expense, do all things and execute all documents necessary to give full effect to this deed poll.
7.9   Service of process
(a)
Without preventing any method of service, Newmont and Newmont Overseas irrevocably appoints King & Wood Mallesons as its agent for the service of process agent in Australia in relation to any mater arising out of this deed poll, and agrees that any document may be served on

Newmont and Newmont Overseas by being delivered to or left for Newmont and Newmont Overseas at the following address:
King & Wood Mallesons
Level 61, Governor Phillip Tower
1 Farrer Place
SYDNEY, NSW 2000
(b)
If King & Wood Mallesons ceases to be able to act as process agent, Newmont and Newmont Overseas undertakes to appoint a new process agent in the jurisdiction referred to in clause 7.2 and deliver to Newcrest within 2 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this deed. Newmont must inform Newcrest in writing of any change in the address of its process agent within 2 Business Days of the change.

(c)
Each of Newmont and Newmont Overseas agrees that failure by its process agent to notify Newmont of any document in connection with this deed poll does not invalidate the document concerned.

(d)
Each of Newmont and Newmont Overseas agrees that service of documents on its process agent is sufficient service on it.

Signing page
Executed as a deed poll
Newmont
Signed sealed and delivered by Newmont Corporation in the presence of
sign here	Authorised signatory	sign here	Witness
print name		print name

Newmont Overseas
Signed sealed and delivered by
Newmont Overseas Holdings Pty Ltd in accordance with
section 127 of the Corporations Act
By
sign here	Company Secretary/Director	sign here	Director
print name		print name

Annex B
Consolidated Financial Statements
Newcrest Mining Limited
and Controlled Entities

FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
Notes to the Consolidated Financial Statements
Introduction
1 Corporate Information
2 Basis of Preparation
3 Critical Accounting Judgements, Estimates and Assumptions
Performance
4 Segment Information
5 Income and Expenses
6 Net Finance Costs
7 Income Tax Expense
8 Earnings per Share (EPS)
9 Dividends
10 Notes to the Consolidated Statement of Cash Flows
Resource Assets and Liabilities
11 Property, Plant and Equipment
12 Impairment of Non-Financial Assets
13 Inventories
14 Trade and Other Receivables
15 Other Assets
16 Goodwill
17 Other Intangible Assets
18 Deferred Tax
19 Provisions
Capital Structure and Financial Risk Management
20 Capital Management and Financial Objectives
21 Net Debt/(Net Cash)
22 Leases
23 Other Financial Assets and Liabilities
24 Financial Risk Management
25 Fair Value Measurement
26 Issued Capital
27 Reserves
Group Structure
28 Controlled Entities
29 Interest in Joint Operations
30 Investment in Associates
31 Acquisition of Pretium Resources Inc.
Other
32 Newmont Transaction
33 Contingencies
34 New Accounting Standards and Interpretations
35 Share-Based Payments
36 Key Management Personnel
37 Events Subsequent to Reporting Date

CONSOLIDATED INCOME STATEMENT
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
	Note	2023 US$m	2022 US$m	2021 US$m
Revenue	5(a)	4,508	4,207	4,576
Cost of sales	5(b)	(3,282)	(2,853)	(2,805)
Gross profit		1,226	1,354	1,771
Exploration expenses	11	(76)	(76)	(69)
Corporate administration expenses	5(c)	(138)	(138)	(143)
Other income/(expenses)	5(d)	141	119	185
Share of profit/(loss) of associates	30	19	45	26
Profit before interest and income tax		1,172	1,304	1,770
Finance income	6(a)	41	25	27
Finance costs	6(b)	(137)	(100)	(129)
Net finance costs		(96)	(75)	(102)
Profit before income tax		1,076	1,229	1,668
Income tax expense	7(a)	(298)	(357)	(504)
Profit after income tax		778	872	1,164
Profit after tax attributable to:
Owners of the parent		778	872	1,164
		778	872	1,164
Earnings per share (cents per share)
Basic earnings per share	8	87.0	103.4	142.5
Diluted earnings per share	8	86.8	103.1	142.1
The above Statement should be read in conjunction with the accompanying notes.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
	Note	2023 US$m	2022 US$m	2021 US$m
Profit after income tax		778	872	1,164
Other comprehensive income/(loss)
Items that may be reclassified subsequently to the Income Statement
Hedging
Hedge (gains)/losses transferred to the Income Statement	24(a)	73	40	96
Hedge gains/(losses) deferred in equity		(73)	123	89
Income tax (expense)/benefit		—	(49)	(56)
		—	114	129
Investments
Share of other comprehensive income/(loss) of associates	30	(2)	—	3
		(2)	—	3
Foreign currency translation
Exchange gains/(losses) on translation of foreign operations, net of hedges of foreign investments and tax		(258)	(457)	447
		(258)	(457)	447
Items that will not be reclassified to the Income Statement
Investments
Fair value gain of equity instruments held at fair value through other comprehensive income (‘FVOCI’)	25(d)	—	46	4
		—	46	4
Other comprehensive income/(loss) for the year, net of tax		(260)	(297)	583
Total comprehensive income for the year		518	575	1,747
Total comprehensive income attributable to:
Owners of the parent		518	575	1,747
		518	575	1,747
The above Statement should be read in conjunction with the accompanying notes.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS AT 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
	Note	2023 US$m	2022 US$m	2021 US$m
Current assets
Cash and cash equivalents		586	565	1,873
Trade and other receivables	14	254	238	215
Inventories	13	615	633	562
Other financial assets	23	60	141	131
Current tax assets		58	5	3
Other assets	15	80	43	51
Total current assets		1,653	1,625	2,835
Non-current assets
Trade and other receivables	14	109	76	74
Inventories	13	1,116	976	943
Other financial assets	23	351	454	510
Property, plant and equipment	11	12,996	12,902	9,788
Goodwill	16	686	704	19
Other intangible assets	17	32	37	32
Deferred tax assets	18	50	56	54
Investment in associates	30	483	487	442
Other assets	15	45	42	17
Total non-current assets		15,868	15,734	11,879
Total assets		17,521	17,359	14,714
Current liabilities
Trade and other payables		693	675	577
Lease liabilities	22	45	47	27
Provisions	19	176	166	172
Current tax liability		37	136	107
Other financial liabilities	23	33	68	68
Total current liabilities		984	1,092	951
Non-current liabilities
Borrowings	21	1,935	1,779	1,635
Lease liabilities	22	65	64	35
Provisions	19	511	491	563
Deferred tax liabilities	18	2,314	2,268	1,364
Other financial liabilities	23	—	—	42
Total non-current liabilities		4,825	4,602	3,639
Total liabilities		5,809	5,694	4,590
Net assets		11,712	11,665	10,124
Equity
Issued capital	26	13,764	13,759	12,419
Accumulated losses		(1,440)	(1,726)	(2,272)
Reserves	27	(612)	(368)	(23)
Total equity		11,712	11,665	10,124
The above Statement should be read in conjunction with the accompanying notes.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
	Note	2023 US$m	2022 US$m	2021 US$m
Cash flows from operating activities
Profit before income tax		1,076	1,229	1,668
Adjustments for:
Depreciation and amortisation	5(e)	891	750	673
Net finance costs	6	96	75	102
Net fair value gain on Fruta del Norte (‘FdN’) finance facilities	25(b)	(143)	(62)	(118)
Exploration expenditure written off	11	76	76	69
Share of profit of associates		(19)	(45)	(26)
Other non-cash items or non-operating items		(35)	(18)	58
Change in working capital	10(a)	(107)	(76)	155
Operating cash flows before interest and taxes		1,835	1,929	2,581
Interest received		217	86	61
Interest paid		(118)	(91)	(107)
Income tax paid		(359)	(244)	(233)
Dividends received		30	—	—
Net cash provided by operating activities		1,605	1,680	2,302
Cash flows from investing activities
Payments for plant and equipment, development and feasibility		(961)	(1,181)	(940)
Production stripping expenditure		(206)	(213)	(148)
Exploration and evaluation expenditure		(143)	(120)	(115)
Information systems development		(7)	(12)	(20)
Cash consideration for acquisition of Pretium, net of cash acquired	31(c)	—	(1,084)	—
Net receipts from FdN finance facilities		116	51	38
Payments for investments in associates	30	(13)	(7)	(21)
Proceeds from contingent consideration		10	—	—
Proceeds from sale of property, plant and equipment		3	1	8
Proceeds from sale of royalty portfolio		—	36	—
Payment for purchase of put option		—	(19)	—
Net cash used in investing activities		(1,201)	(2,548)	(1,198)
Cash flows from financing activities
Proceeds from borrowing – Bilateral bank debt	21(d)	1,659	860	—
Repayment of borrowings:
• Bilateral bank debt	21(d)	(1,504)	(717)	—
• Corporate bonds	21(d)	—	—	(380)
• Convertible notes	10(b)	—	(52)	—
• Term facility	10(b)	—	(88)	—
• Other loans	10(c)	—	—	(3)
Payment for treasury shares		(8)	(14)	(10)
Repayment of lease principal		(49)	(43)	(32)
Other financing activities		—	(1)	(20)
Dividends paid to members of the parent entity		(477)	(372)	(240)
Net cash used in financing activities		(379)	(427)	(685)
Net increase/(decrease) in cash and cash equivalents		25	(1,295)	419
Cash and cash equivalents at the beginning of the year		565	1,873	1,451
Effects of exchange rate changes on cash held		(4)	(13)	3
Cash and cash equivalents at the end of the year		586	565	1,873
The above Statement should be read in conjunction with the accompanying notes.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
2023	Issued Capital	FX Translation Reserve	Hedge Reserve(1)	Equity Settlements Reserve	Other Reserves(2)	Accumulated Losses	Total
	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Balance at 1 July 2022	13,759	(585)	51	151	15	(1,726)	11,665
Profit for the year	—	—	—	—	—	778	778
Other comprehensive income/(loss) for the year	—	(258)	—	—	(2)	—	(260)
Total comprehensive income/(loss) for the year	—	(258)	—	—	(2)	778	518
Transactions with owners in their capacity as owners
Share-based payments	—	—	—	16	—	—	16
Shares purchased	(10)	—	—	—	—	—	(10)
Dividends	—	—	—	—	—	(492)	(492)
Shares issued – Dividend reinvestment plan	15	—	—	—	—	—	15
Balance at 30 June 2023	13,764	(843)	51	167	13	(1,440)	11,712

(1)
Includes cashflow hedge reserve and cost of hedging reserve.

(2)
Includes Newcrest’s share of other comprehensive income of associates and changes in fair value of equity instruments held at fair value.

The above Statement should be read in conjunction with the accompanying notes.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
2022	Issued Capital	FX Translation Reserve	Hedge Reserve(1)	Equity Settlements Reserve	Other Reserves(2)	Accumulated Losses	Total
	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Balance at 1 July 2021	12,419	(128)	(63)	137	31	(2,272)	10,124
Profit for the year	—	—	—	—	—	872	872
Other comprehensive income/(loss) for the year	—	(457)	114	—	46	—	(297)
Total comprehensive income for the year	—	(457)	114	—	46	872	575
Transactions with owners in their capacity as owners
Share-based payments	—	—	—	14	—	—	14
Shares purchased	(14)	—	—	—	—	—	(14)
Dividends	—	—	—	—	—	(388)	(388)
Shares issued – Dividend reinvestment plan	16	—	—	—	—	—	16
Share consideration for acquisition of Pretium Resources Inc. (Note 31)	1,289	—	—	—	—	—	1,289
Shares issued – Convertible notes	50	—	—	—	—	—	50
Share issue costs	(1)	—	—	—	—	—	(1)
Transfer of fair value reserves	—	—	—	—	(62)	62	—
Balance at 30 June 2022	13,759	(585)	51	151	15	(1,726)	11,665

(1)
Includes cashflow hedge reserve and cost of hedging reserve.

(2)
Includes Newcrest’s share of other comprehensive income of associates and changes in fair value of equity instruments held at fair value.

The above Statement should be read in conjunction with the accompanying notes.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
2021	Issued Capital	FX Translation Reserve	Hedge Reserve(1)	Equity Settlements Reserve	Other Reserves(2)	Accumulated Losses	Total
	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Balance at 1 July 2020	12,403	(575)	(192)	123	24	(3,170)	8,613
Profit for the year	—	—	—	—	—	1,164	1,164
Other comprehensive income/(loss) for the year	—	447	129	—	7	—	583
Total comprehensive income for the year	—	447	129	—	7	1,164	1,747
Transactions with owners in their capacity as owners
Share-based payments	—	—	—	14	—	—	14
Shares purchased	(10)	—	—	—	—	—	(10)
Dividends	—	—	—	—	—	(266)	(266)
Shares issued – Dividend reinvestment plan	26	—	—	—	—	—	26
Balance at 30 June 2021	12,419	(128)	(63)	137	31	(2,272)	10,124

(1)
Includes cashflow hedge reserve and cost of hedging reserve.

(2)
Includes Newcrest’s share of other comprehensive income of associates and changes in fair value of equity instruments held at fair value.

The above Statement should be read in conjunction with the accompanying notes.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
INTRODUCTION
This section provides information about the overall basis of preparation that is considered to be useful in understanding these financial statements.
1.
Corporate Information

Newcrest Mining Limited is a company limited by shares, domiciled and incorporated in Australia, whose shares are publicly traded on the Australian Securities Exchange (‘ASX’), PNGX Markets Limited (‘PNGX’) and the Toronto Stock Exchange (‘TSX’). The registered office of Newcrest Mining Limited is Level 8, 600 St Kilda Road, Melbourne, Victoria, 3004, Australia.
The nature of operations and principal activities of Newcrest Mining Limited and its controlled entities are exploration, mine development, mine operations and the sale of gold and gold/copper concentrate.
This financial report was authorised for issue in accordance with a resolution of the Directors of Newcrest Mining Limited on 11 August 2023.
2.
Basis of Preparation

(a)
Overview

This financial report is a general purpose financial report, prepared by a for-profit entity, in accordance with International Financial Reporting Standards (IFRS) including interpretations as issued by the International Accounting Standards Board (IASB).
The financial report has been prepared on a historical cost basis, except for metal concentrate receivables, other financial assets and other financial liabilities which have been measured at fair value.
The financial report has been presented in United States (US) dollars and all values are rounded to the nearest US$1,000,000 (US$m) unless otherwise stated.
The accounting policies have been consistently applied by all entities included in the Group and are consistent with those applied in the prior year, except as noted in Note 2(b).
Discussion of the Group’s significant accounting policies are located within the applicable notes to the financial statements.
(b)
Adoption of New Accounting Standards Effective this Financial Year

The following accounting policy was effective this financial year.
Property, Plant and Equipment Amendment — Proceeds before Intended Use
The amendment to IAS 16 Property, Plant and Equipment prohibits deducting from the cost of an item of property, plant and equipment, the proceeds from selling items produced before that asset is available for use (i.e. pre-commissioning revenue). Production costs of the items sold are now measured by applying IAS 2 Inventories. Proceeds from selling any such items, and the cost of those items, are recognised in the Income Statement.
This amendment was applied from 1 July 2022. The impact of adoption of this amendment had no impact to the Group.
(c)
Basis of Consolidation

The consolidated financial statements include the financial statements of the parent entity, Newcrest Mining Limited, and its controlled entities (referred to as ‘the Consolidated Entity’ or ‘the Group’ in these financial statements). A list of significant controlled entities (subsidiaries) is presented in Note 28.
Control is achieved when the Group is exposed, or has the rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. The Group re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
2.
Basis of Preparation (continued)

one or more of the three elements of control. Specifically, the Group controls an investee if, and only if, the Group has all of the following:
•
Power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee);

•
Exposure, or rights, to variable returns from its involvement with the investee; and

•
The ability to use its power over the investee to affect its returns.

Non-controlling interests in the results and equity of the entities that are controlled by the Group are shown separately in the Income Statement, Statement of Comprehensive Income, Statement of Financial Position and Statement of Changes in Equity respectively.
(d)
Foreign Currency

Presentation and Functional Currency
The presentation currency of the Group is US dollars. Each entity in the Group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. The parent entity and the Group’s Australian entities have a functional currency of Australian dollars. Lihir has a functional currency of US dollars. The functional currency of Red Chris and Brucejack is Canadian dollars.
Transactions and Balances
Transactions in foreign currencies are initially recorded in the functional currency at the exchange rates ruling at the date of the transaction. The subsequent payment or receipt of funds related to a transaction is translated at the rate applicable on the date of payment or receipt. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the reporting date. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate as at the date of the initial transaction.
All exchange differences in the consolidated financial statements are taken to the Income Statement with the exception of differences on certain US dollar borrowings (net of cash) held by entities with a functional currency of Australian dollars where the foreign currency components are designated as either cash flow hedges of future US dollar denominated sales or hedges of a net investment in a foreign operation. These are recognised in other comprehensive income and accumulated in a reserve until the forecast sales used to repay the debt occur (for cash flow hedges) or the foreign operation is disposed (for net investment hedges), at which time they are recognised in the Income Statement.
Translation
The assets and liabilities of subsidiaries with a functional currency other than US dollars (being the presentation currency of the group) are translated into US dollars at the exchange rate at the reporting date and the income statement is translated at the average exchange rate for the period. On consolidation, exchange differences arising from the translation of these subsidiaries, translation of net investments in foreign operations and of the US dollar borrowings (net of cash) designated as hedges of the net investment are recognised in other comprehensive income and accumulated in the foreign currency translation reserve. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognised in the Income Statement.
3.
Critical Accounting Judgements, Estimates and Assumptions

Judgements, estimates and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. All judgements, estimates and assumptions made are believed to be reasonable based on the

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
3.
Critical Accounting Judgements, Estimates and Assumptions (continued)

most current set of circumstances available to Management. The resulting accounting estimates will, by definition, seldom equal the related actual results.
The judgements, estimates and assumptions that potentially have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are found within the following notes:
•
Note 11 — Exploration, evaluation and deferred feasibility expenditure

•
Note 11 — Production stripping

•
Note 11 — Units of production method of depreciation/amortisation

•
Note 11 — Ore reserves and mineral resources

•
Note 12 — Fair value of CGU’s

•
Note 13 — Net realisable value of ore stockpiles

•
Note 18 — Recovery of deferred tax assets

•
Note 19 — Mine rehabilitation provision

•
Note 22 — Leases

•
Note 25 — Valuation of Fruta del Norte (‘FdN’) finance facilities

•
Note 25 — Valuation of power purchase agreement

•
Note 31 — Business combination

•
Note 35 — Share-based payments

PERFORMANCE
This section highlights the key indicators on how the Group performed in the current year.
4.
Segment Information

The Group’s operating segments are based on the internal management reports that are reviewed and used by the Group’s Executive Committee in assessing performance. The operating segments represent the Group’s operating mines and projects which are organised and managed according to their location and stage.
The Group’s reportable operating segments are:
•
Cadia, Australia

•
Telfer, Australia

•
Lihir, Papua New Guinea

•
Brucejack, Canada(1)

•
Red Chris JV (70% interest), Canada

•
Exploration and Projects(2)

(1)
Newcrest acquired the Brucejack mine as part of the acquisition of Pretium Resources Inc. during the 2022 financial year. Refer to Note 31.

(2)
Exploration and Projects mainly comprises projects in the exploration, evaluation and feasibility phase.

It includes the Havieron Project which is operated by Newcrest under a Joint Venture Agreement (‘JVA’) with Greatland Gold plc (‘Greatland’). Newcrest holds a 70% joint venture interest in the Havieron Project.
It also includes Wafi-Golpu JV (50% interest) in PNG, Namosi JV (73.03% interest) in Fiji, O’Callaghans in Australia and Newcrest’s global greenfields exploration portfolio.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
4.
Segment Information (continued)

(a)
Segment Results, Segment Assets and Segment Liabilities

The measurement of segment results is in line with the basis of information presented to the Group’s Executive Committee for internal management reporting purposes. The performance of each segment is measured based on their Revenues, Costs, EBITDA and EBIT (‘Segment Result’).
Segment Revenues represent gold, copper, silver and molybdenum revenue, less related treatment and refining deductions. All segment revenue is from third parties.
EBITDA is earnings before interest, tax, depreciation, amortisation and significant items.
EBIT is earnings before interest, tax and significant items. The reconciliation of EBIT to profit before tax is shown in Note 4(b).
Capital Expenditure comprises payments for plant and equipment, production stripping expenditure, assets under construction, mine development and feasibility expenditure and information systems development.
Segment assets exclude intercompany receivables. Segment liabilities exclude intercompany payables.
The Group’s investment in associates is included within the Corporate and Other segment.
2023	Cadia	Lihir	Telfer	Brucejack	Red Chris	Total Operations	Exploration & Projects(2)	Corporate & Other(3)	Total Group
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Gold	1,120	1,236	576	495	73	3,500	—	—	3,500
Copper	834	—	141	—	155	1,130	—	—	1,130
Silver	13	1	4	9	2	29	—	—	29
Molybdenum	43	—	—	—	—	43	—	—	43
Treatment and refining deductions	(113)	—	(49)	(11)	(21)	(194)	—	—	(194)
Total revenue	1,897	1,237	672	493	209	4,508	—	—	4,508
EBITDA	1,306	455	124	220	(5)	2,100	(76)	39	2,063
Depreciation and amortisation	(234)	(338)	(100)	(148)	(54)	(874)	—	(17)	(891)
EBIT (Segment result)(1)	1,072	117	24	72	(59)	1,226	(76)	22	1,172
Capital expenditure	484	286	92	81	170	1,113	56	12	1,181
Segment assets	4,451	5,617	242	3,510	1,337	15,157	900	1,464	17,521
Segment liabilities	(882)	(1,402)	(314)	(935)	(171)	(3,704)	(121)	(1,984)	(5,809)
Net assets/(liabilities)	3,569	4,215	(72)	2,575	1,166	11,453	779	(520)	11,712

Notes:
(1)
Refer to Note 4(b) for the reconciliation of segment result to profit before tax.

(2)
Includes net assets attributable to Wafi-Golpu JV of US$437 million, Havieron JV of US$223 million and Namosi JV of US$25 million.

(3)
Includes investment in associates, FdN finance facilities and eliminations.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
4.
Segment Information (continued)

2022	Cadia	Lihir	Telfer	Brucejack	Red Chris	Total Operations	Exploration & Projects(2)	Corporate & Other(3)	Total Group
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Gold	1,014	1,222	657	226	75	3,194	—	—	3,194
Copper	806	—	138	—	205	1,149	—	—	1,149
Silver	11	1	4	3	3	22	—	—	22
Molybdenum	3	—	—	—	—	3	—	—	3
Treatment and refining deductions	(90)	—	(48)	(3)	(20)	(161)	—	—	(161)
Total revenue	1,744	1,223	751	226	263	4,207	—	—	4,207
EBITDA	1,229	446	203	109	98	2,085	(76)	45	2,054
Depreciation and amortisation	(180)	(301)	(125)	(68)	(57)	(731)	—	(19)	(750)
EBIT (Segment result)(1)	1,049	145	78	41	41	1,354	(76)	26	1,304
Capital expenditure	685	365	64	31	203	1,348	55	14	1,417
Segment assets	4,237	5,655	217	3,606	1,243	14,958	801	1,600	17,359
Segment liabilities	(816)	(1,462)	(300)	(928)	(166)	(3,672)	(95)	(1,927)	(5,694)
Net assets/(liabilities)	3,421	4,193	(83)	2,678	1,077	11,286	706	(327)	11,665

Notes:
(1)
Refer to Note 4(b) for the reconciliation of segment result to profit before tax.

(2)
Includes net assets attributable to Wafi-Golpu JV of US$447 million, Havieron JV of US$151 million and Namosi JV of US$25 million.

(3)
Includes investment in associates, FdN finance facilities and eliminations.

2021	Cadia	Lihir	Telfer	Red Chris	Total Operations	Exploration & Projects(2)	Corporate & Other(3)	Total Group
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Gold	1,417	1,424	660	83	3,584	—	—	3,584
Copper	853	—	105	179	1,137	—	—	1,137
Silver	18	1	4	3	26	—	—	26
Treatment and refining deductions	(108)	—	(44)	(19)	(171)	—	—	(171)
Total revenue	2,180	1,425	725	246	4,576	—	—	4,576
EBITDA	1,615	590	137	79	2,421	(69)	91	2,443
Depreciation and amortisation	(199)	(277)	(104)	(70)	(650)	—	(23)	(673)
EBIT (Segment result)(1)	1,416	313	33	9	1,771	(69)	68	1,770
Capital expenditure	571	299	65	127	1,062	31	26	1,119
Segment assets	4,017	5,508	296	1,151	10,972	679	3,063	14,714
Segment liabilities	(848)	(1,383)	(355)	(148)	(2,734)	(81)	(1,775)	(4,590)
Net assets/(liabilities)	3,169	4,125	(59)	1,003	8,238	598	1,288	10,124

Notes:
(1)
Refer to Note 4(b) for the reconciliation of segment result to profit before tax.

(2)
Includes net assets attributable to Wafi-Golpu JV of US$452 million, Havieron JV of US$72 million and Namosi JV of US$25 million.

(3)
Includes investment in associates, FdN finance facilities and eliminations.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
4.
Segment Information (continued)

	Note	2023 US$m	2022 US$m	2021 US$m
(b) Reconciliation of EBIT (Segment Result) to Profit Before Tax
Segment Result	4(a)	1,172	1,304	1,770
Net finance costs	6	(96)	(75)	(102)
Profit before tax		1,076	1,229	1,668
(c) Geographical Information – Total Revenue(1)
Bullion(2)
Australia		1,801	1,622	1,771
United Kingdom		15	—	—
Switzerland		3	7	—
United States		2	—	—
Canada		1	19	17
		1,822	1,648	1,788
Concentrate(3)
Japan		1,555	1,500	1,727
Korea		368	261	387
China		288	155	49
Philippines		160	174	109
United States		149	110	—
Singapore		91	191	236
Switzerland		67	143	168
Chile		8	—	—
United Kingdom		—	25	112
		2,686	2,559	2,788
Total revenue		4,508	4,207	4,576
(d) Geographical Information – Non-Current Assets(4)
Australia		4,767	4,541	4,454
Papua New Guinea		5,672	5,644	5,554
Canada		5,159	5,178	1,449
United States		245	346	397
Other		25	25	25
Total non-current assets		15,868	15,734	11,879

(1)
Revenue is attributable to geographic location, based on the location of customers. This location may differ to the port of destination.

(2)
Bullion sales to one customer amounted to US$553 million (2022: US$532 million, 2021: US$521 million).

(3)
Concentrate sales to one customer amounted to US$855 million (2022: US$802 million, 2021: US$967 million) arising from concentrate sales by Cadia and Telfer.

(4)
Non-Current Assets includes deferred tax assets of US$50 million (2022: US$56 million, 2021: US$54 million).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
5.
Income and Expenses

	2023 US$m	2022 US$m	2021 US$m
(a) Revenue
Gold – Bullion	1,818	1,646	1,787
Gold – Concentrate	1,682	1,548	1,797
Gold – Concentrate treatment and refining deductions	(52)	(44)	(48)
Total gold revenue	3,448	3,150	3,536
Copper – Concentrate	1,130	1,149	1,137
Copper – Concentrate treatment and refining deductions	(133)	(115)	(120)
Total copper revenue	997	1,034	1,017
Silver – Bullion	4	2	1
Silver – Concentrate	25	20	25
Silver – Concentrate treatment and refining deductions	(5)	(2)	(3)
Total silver revenue	24	20	23
Molybdenum – Concentrate	43	3	—
Molybdenum – Concentrate treatment and refining deductions	(4)	—	—
Total molybdenum revenue	39	3	—
Total revenue(1)	4,508	4,207	4,576
(b) Cost of Sales
Site production costs	2,264	1,915	1,889
Royalties	120	125	143
Selling costs	91	82	54
Inventory movements	(67)	—	69
Cost of sales (excluding depreciation and amortisation)	2,408	2,122	2,155
Depreciation and amortisation	874	731	650
Total cost of sales	3,282	2,853	2,805
(c) Corporate Administration Expenses
Corporate costs	108	103	105
Corporate depreciation	17	19	23
Share-based payments	13	16	15
Total corporate administration expenses	138	138	143
(d) Other Income/(Expenses)
Net fair value movements on concentrate receivables	4	(51)	124
Net foreign exchange gain/(loss)	7	68	(57)
Net fair value gain on Fruta del Norte finance facilities	143	62	118
Net fair value gain on power purchase agreement (Note 25(c))	5	—	—
Net insurance recoveries(2)	—	65	—
Gain on sale of royalty portfolio	—	11	—
Business acquisition and integration costs (Note 31(d))	(6)	(42)	—
Business development costs(3)	(23)	—	—
Other items	11	6	—
Total other income/(expenses)	141	119	185

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
5.
Income and Expenses (continued)

	2023 US$m	2022 US$m	2021 US$m
(e) Depreciation and Amortisation
Property, plant and equipment	931	807	642
Intangible assets	15	17	21
	946	824	663
Adjustments to inventory on hand or assets under construction	(55)	(74)	10
Total depreciation and amortisation expense	891	750	673
Included in:
Cost of sales depreciation	874	731	650
Corporate depreciation	17	19	23
Total depreciation and amortisation expense	891	750	673
(f) Employee Benefits Expense
Salaries, wages and other employment benefits	569	496	464
Defined contribution plan expense	45	40	37
Share-based payments	17	16	15
Redundancy expense	2	—	8
Total employee benefits expense	633	552	524

(1)
Total revenue for the year comprises of revenue from contracts with customers of US$4,584 million (2022: US$4,298 million, 2021: US$4,675 million) and realised gold hedge losses of US$76 million (2022: US$91 million, 2021: US$99 million).

(2)
In April 2022, Newcrest settled an insurance claim in relation to the Northern Tailings Storage Facility embankment slump which occurred on 9 March 2018. The settlement amount of US$75 million is presented net of associated costs of US$10 million.

(3)
Business development costs relate to costs associated with the Newmont Transaction. Refer Note 32. It includes acceleration of certain share-based payments of US$4 million.

(g)
Significant Accounting Policies

Revenue recognition
Revenue from the sale of goods is recognised when the Group satisfies its performance obligations under its contract with the customer, by transferring such goods to the customer’s control. Control is generally determined to be when risk and title to the goods passes to the customer.
Bullion revenue is recognised at a point in time upon transfer of control to the customer and is measured at the amount to which the Group expects to be entitled which is based on the deal agreement.
Concentrate revenue is generally recognised upon receipt of the bill of lading when the goods are delivered for shipment under CIF Incoterms. The freight service on export concentrate contracts with CIF Incoterms represents a separate performance obligation to the transfer of the concentrate product itself and is separately disclosed where material.
The terms of metal in concentrate sales contracts with third parties contain provisional pricing arrangements whereby the selling price for metal in concentrate is based on prevailing spot prices on a specified future date after shipment to the customer (quotation period). Adjustments to the sales price occur based on movements in quoted market prices up to the date of final settlement. The period between provisional invoicing and final settlement is typically between one and four months. Revenue on provisionally priced sales is recognised based on the estimated fair value of the total consideration receivable and is net of deductions related to treatment and refining charges. Subsequent changes in fair value are recognised in

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
5.
Income and Expenses (continued)
the Income Statement each period until final settlement and presented as part of ‘Other Income/Expenses’.

6.
Net Finance Costs

	Note	2023 US$m	2022 US$m	2021 US$m
(a) Finance Income
Interest on Fruta del Norte finance facilities	25(b)	13	19	22
Other interest income		28	6	5
Total finance income		41	25	27
(b) Finance Costs
Interest on loans		(103)	(75)	(84)
Interest on leases	22(b)	(5)	(4)	(2)
Facility fees and other costs		(13)	(12)	(17)
Discount unwind on provisions	19(b)	(16)	(9)	(6)
Debt extinguishment and related costs		—	—	(20)
Total finance costs		(137)	(100)	(129)
Net finance costs		(96)	(75)	(102)
Interest income
Interest income on financial assets that are classified as fair value through profit and loss (‘FVTPL’) is accounted for on a contractual rate basis.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
7.
Income Tax Expense

	2023 US$m	2022 US$m	2021 US$m
(a) Reconciliation of Prima Facie Income Tax Expense to Income Tax Expense per the Income Statement
Accounting profit before tax	1,076	1,229	1,668
Income tax expense calculated at 30%	323	369	500
Recognition and de-recognition of deferred tax balances	(12)	1	17
Tax effect of profit from equity accounted investments	(5)	(12)	(7)
Impact of tax rates applicable outside of Australia	(16)	(3)	(13)
Other items	8	2	7
	(25)	(12)	4
Income tax expense per the Income Statement	298	357	504
(b) Income Tax Expense Comprises:
Current income tax
Current income tax expense	227	272	340
Adjustments to current income tax of prior periods	(26)	(70)	(30)
	201	202	310
Deferred tax(1)
Relating to origination and reversal of temporary differences	72	90	146
Adjustments to deferred tax of prior periods	25	65	48
	97	155	194
Income tax expense per the Income Statement	298	357	504

(1)
Refer to Note 18(a) for movements in deferred taxes.

8.
Earnings Per Share (EPS)

	2023 US¢	2022 US¢	2021 US¢
EPS (cents per share)
Basic EPS	87.0	103.4	142.5
Diluted EPS	86.8	103.1	142.1
	2023 US$m	2022 US$m	2021 US$m
Earnings used in calculating EPS
Earnings used in the calculation of basic and diluted EPS:
Profit after income tax attributable to owners of the parent	778	872	1,164

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
8.
Earnings Per Share (EPS) (continued)

	2023 No. of shares	2022 No. of shares	2021 No. of shares
Weighted average number of shares
Share data used in the calculation of basic and diluted EPS:
Weighted average number of ordinary shares used in calculating basic EPS	893,783,801	842,968,290	816,719,267
Effect of dilutive securities: share rights	2,844,704	2,420,456	2,425,239
Adjusted weighted average number of ordinary shares used in calculating diluted EPS	896,628,505	845,388,746	819,144,506
Rights granted to employees as described in Note 35 have been included in the determination of diluted earnings per share to the extent they are dilutive.
9.
Dividends

	2023 US¢ per share	2023 US$m	2022 US¢ per share	2022 US$m	2021 US¢ per share	2021 US$m
(a) Dividends declared and paid
The following fully franked ordinary dividends were paid during the year:
Final dividend:
Paid 29 September 2022	20.0	179	—	—	—	—
Paid 30 September 2021	—	—	40.0	327	—	—
Paid 25 September 2020	—	—	—	—	17.5	143
Interim dividend:
Paid 30 March 2023	15.0	134	—	—	—	—
Paid 31 March 2022	—	—	7.5	61	—	—
Paid 25 March 2021	—	—	—	—	15.0	123
Special dividend:
Paid 30 March 2023	20.0	179	—	—	—	—
	55.0	492	47.5	388	32.5	266
Participation in the dividend reinvestment plan reduced the cash amount paid during 2023 to US$477 million (2022: US$372 million, 2021: US$240 million).
(b)
Dividend proposed and not recognised as a liability

Subsequent to year end, the Directors have determined to pay a final dividend for the year ended 30 June 2023 of US 20 cents per share, which will be fully franked. The dividend will be paid on 18 September 2023. The total amount of the dividend is US$179 million.
Refer Note 32 for details of the Newmont Transaction and proposed special dividend.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
10.
Notes to the Consolidated Statement of Cash Flows

	2023 US$m	2022 US$m	2021 US$m
(a) Operating Cash Flows Arising from Changes in:
Trade and other receivables	(15)	6	7
Inventories	(101)	(38)	57
Trade and other payables	36	(31)	62
Provisions	13	(4)	25
Other assets and liabilities	(40)	(9)	4
Change in working capital	(107)	(76)	155

(b)
Debt Assumed from Business Acquisition

In 2022, Newcrest assumed Convertible notes liability of US$102 million on the acquisition of Pretium Resources Inc. (‘Pretium’). Subsequent to the acquisition, this liability was settled for cash of US$52 million and issue of Newcrest shares for US$50 million (refer Note 26).
In 2022, Newcrest assumed a term facility liability of US$88 million on the acquisition of Pretium. Subsequent to the acquisition, this liability was fully settled in cash.
(c)
Other Information

The repayment of other loans of US$3 million in the 2021 financial year, comprises of repayment of US$4 million, less cash contribution from the Red Chris joint venture participant of US$1 million.
RESOURCE ASSETS AND LIABILITIES
This section provides information that is relevant in understanding the composition and management of the Group’s resource assets and liabilities.
11.
Property, Plant and Equipment

2023	Exploration & Evaluation Expenditure	Deferred Feasibility Expenditure	Assets Under Construction	Production Stripping	Right-Of-Use Assets	Mine Development	Plant and Equipment	Total
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
At 30 June 2023
Cost	1,181	404	950	913	232	9,763	9,199	22,642
Accumulated depreciation and impairment	(80)	—	—	(549)	(123)	(4,219)	(4,675)	(9,646)
	1,101	404	950	364	109	5,544	4,524	12,996
Year ended 30 June 2023
Carrying amount at 1 July 2022	1,054	356	947	372	111	5,710	4,352	12,902
Additions during the year	143	56	540	206	52	132	247	1,376
Expenditure written-off	(76)	(2)	—	—	—	—	—	(78)
Depreciation	—	—	—	(210)	(52)	(226)	(443)	(931)
Disposal of assets	—	—	—	—	—	—	(1)	(1)
Foreign currency translation	(20)	(6)	(26)	(4)	(2)	(125)	(83)	(266)
Reclassifications/transfers(1)	—	—	(511)	—	—	53	452	(6)
Carrying amount at 30 June 2023	1,101	404	950	364	109	5,544	4,524	12,996

(1)
Total reclassifications of US$6 million relates to transfers to Other Intangible Assets (Note 17).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
11.
Property, Plant and Equipment (continued)

2022	Exploration & Evaluation Expenditure	Deferred Feasibility Expenditure	Assets Under Construction	Production Stripping	Right-Of-Use Assets	Mine Development	Plant and Equipment	Total
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
At 30 June 2022
Cost	1,134	356	947	811	200	9,753	8,879	22,080
Accumulated depreciation and impairment	(80)	—	—	(439)	(89)	(4,043)	(4,527)	(9,178)
	1,054	356	947	372	111	5,710	4,352	12,902
Year ended 30 June 2022
Carrying amount at 1 July 2021	484	311	807	337	60	4,162	3,627	9,788
Business acquisition (Note 31)	541	—	19	—	12	1,751	568	2,891
Additions during the year	120	55	663	213	85	74	343	1,553
Expenditure written-off	(76)	(3)	—	—	—	—	—	(79)
Depreciation	—	—	—	(174)	(43)	(194)	(396)	(807)
Disposal of assets	—	—	—	—	—	—	—	—
Foreign currency translation	(15)	(7)	(61)	(4)	(3)	(197)	(145)	(432)
Reclassifications/transfers (1)	—	—	(481)	—	—	114	355	(12)
Carrying amount at 30 June 2022	1,054	356	947	372	111	5,710	4,352	12,902

(1)
Total reclassifications of US$12 million relates to transfers to Other Intangible Assets (Note 17).

2021	Exploration & Evaluation Expenditure	Deferred Feasibility Expenditure	Assets Under Construction	Production Stripping	Right-Of-Use Assets	Mine Development	Plant and Equipment	Total
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
At 30 June 2021
Cost	564	311	807	613	121	8,184	8,070	18,670
Accumulated depreciation and impairment	(80)	—	—	(276)	(61)	(4,022)	(4,443)	(8,882)
	484	311	807	337	60	4,162	3,627	9,788
Year ended 30 June 2021
Carrying amount at 1 July 2020	419	280	377	272	56	3,905	3,500	8,809
Additions during the year	115	31	611	148	30	177	185	1,297
Expenditure written-off	(69)	(4)	—	—	—	—	—	(73)
Depreciation	—	—	—	(94)	(33)	(176)	(339)	(642)
Disposal of assets	—	—	—	—	—	—	(8)	(8)
Foreign currency translation	11	1	40	11	4	198	148	413
Reclassifications/transfers(1)	8	3	(221)	—	3	58	141	(8)
Carrying amount at 30 June 2021	484	311	807	337	60	4,162	3,627	9,788

(1)
Total reclassifications of US$8 million relates to transfers to Other Intangible Assets (Note 17).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
11.
Property, Plant and Equipment (continued)

Exploration, Evaluation and Deferred Feasibility Expenditure
Exploration and Evaluation
Exploration and evaluation expenditure related to areas of interest is capitalised and carried forward to the extent that:
(i)
Rights to tenure of the area of interest are current; and

(ii)   (a)
Costs are expected to be recouped through successful development and exploitation of the area of interest or alternatively by sale; or

(b)
Where activities in the area of interest have not yet reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves, and active and significant operations in, or in relation to, the area of interest are continuing.

Such expenditure consists of an accumulation of acquisition costs and direct exploration and evaluation costs incurred, together with an appropriate portion of directly related overhead expenditure.
The carrying value of capitalised exploration and evaluation assets are assessed for impairment when facts and circumstances suggest that the carrying value may exceed its recoverable amount.
Deferred Feasibility
Feasibility expenditure represents costs related to the preparation and completion of a feasibility study to enable a development decision to be made in relation to an area of interest and are capitalised as incurred.
At the commencement of construction, all past exploration, evaluation and deferred feasibility expenditure in respect of an area of interest that has been capitalised is transferred to assets under construction.
Accounting Judgement, Estimates and Assumptions — Exploration, Evaluation and Deferred Feasibility Expenditure

Judgement is required to determine whether future economic benefits are likely, from either exploitation or sale, or whether activities have not reached a stage that permits a reasonable assessment of the existence of reserves. In addition to these judgements, the Group has to make certain estimates and assumptions. The determination of a Joint Ore Reserves Committee (‘JORC’) resource is itself an estimation process that involves varying degrees of uncertainty depending on how the resources are classified (i.e. measured, indicated or inferred). The estimates directly impact when the Group capitalises exploration and evaluation expenditure. The capitalisation policy requires Management to make certain estimates and assumptions as to future events and circumstances, in particular, the assessment of whether economic quantities of reserves will be found. Any such estimates and assumptions may change as new information becomes available.

The recoverable amount of capitalised expenditure relating to undeveloped mining projects (projects for which the decision to mine has not yet been approved at the required authorisation level within the Group) can be particularly sensitive to variations in key estimates and assumptions. If a variation in key estimates or assumptions has a negative impact on recoverable amount it could result in a requirement for impairment or write-down.

Assets Under Construction
This expenditure includes direct costs of construction, borrowing costs capitalised during construction and an appropriate allocation of attributable overheads.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
11.
Property, Plant and Equipment (continued)

After production commences, all aggregated costs of construction are transferred to mine development or plant and equipment as appropriate.
Production Stripping Expenditure
Stripping (waste removal) costs are incurred both during the development phase and production phase of operations. Stripping costs incurred during the development phase are capitalised as part of mine development costs. Stripping costs incurred during the production phase are generally considered to create two benefits:
•
the production of ore inventory in the period — accounted for as a part of the cost of producing those ore inventories; or

•
improved access to the ore to be mined in the future — recognised as ‘production stripping asset’, if the following criteria are met:

•
Future economic benefits (being improved access to the ore body) associated with the stripping activity are probable;

•
The component of the ore body for which access has been improved can be accurately identified; and

•
The costs associated with the stripping activity associated with that component can be reliably measured.

The amount of stripping costs deferred is based on the ratio obtained by dividing the amount of waste tonnes mined by the quantity of gold ounces contained in the ore for each component of the mine. Stripping costs incurred in the period are deferred to the extent that the actual current period waste to contained gold ounce ratio exceeds the life of component expected waste to contained gold ounce ratio (‘life of component’) ratio.
A component is defined as a specific volume of the ore body that is made more accessible by the stripping activity and is determined based on mine plans. An identified component of the ore body is typically a subset of the total ore body of the mine. Each mine may have several components, which are identified based on the mine plan.
The production stripping asset is initially measured at cost, which is the accumulation of costs directly incurred to perform the stripping activity that improves access to the ore within an identified component, plus an allocation of directly attributable overhead costs.
The production stripping asset is depreciated over the expected useful life of the identified component of the ore body that is made more accessible by the activity, on a units of production basis. Economically recoverable reserves are used to determine the expected useful life of the identified component of the ore body.
Accounting Judgement — Production Stripping

The life of component ratio is a function of the mine design and therefore changes to that design will generally result in changes to the ratio. Changes in other technical or economic parameters that impact reserves will also have an impact on the life of component ratio even if they do not affect the mine design. Changes to production stripping resulting from a change in life of component ratios are accounted for prospectively.

Mineral Rights
Mineral rights comprise identifiable exploration and evaluation assets, mineral resources and ore reserves, which are acquired as part of a business combination or a joint arrangement acquisition and are

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
11.
Property, Plant and Equipment (continued)

recognised at fair value at date of acquisition. Mineral rights are attributable to specific areas of interest and are amortised when commercial production commences on a units of production basis over the estimated economically recoverable reserves of the mine to which the rights relate.
Plant and Equipment and Mine Development
Cost
Plant and equipment and mine development is carried at cost less accumulated depreciation and any accumulated impairment losses. The initial cost of an asset comprises its purchase price or construction cost, and any costs directly attributable to bringing the asset into operation, the initial estimate of the rehabilitation obligation, and for qualifying assets (where relevant), borrowing costs. The purchase price or construction cost is the aggregate amount paid and the fair value of any other consideration given to acquire the asset.
Construction cost for mine development includes expenditure in respect of exploration, evaluation and feasibility, previously accumulated and carried forward in relation to areas of interest in which development or construction is underway.
Depreciation and Amortisation
Items of plant and equipment and mine development are depreciated over their estimated useful lives.
The Group uses the units of production basis when depreciating mine-specific assets which results in a depreciation charge proportional to the depletion of the anticipated remaining life of mine production. Each item’s economic life has due regard to both its physical life limitations and to present assessments of economically recoverable reserves of the mine property at which it is located.
For the remainder of assets, the straight line method is used, resulting in estimated useful lives between 3 – 20 years, the duration of which reflects the specific nature of the asset.
Estimates of remaining useful lives, residual values and depreciation methods are reviewed annually for all major items of plant and equipment and mine development. Any changes are accounted for prospectively.
When an asset is surplus to requirements or no longer has an economic value, the carrying amount of the asset is reviewed and is written down to its recoverable amount or derecognised.
Capital Commitments
The Group’s capital expenditure commitments were US$264 million (2022: US$307 million, 2021: US$429 million).
Accounting Estimates and Assumptions — Units of Production Method of Depreciation/Amortisation

The Group uses the units of production basis when depreciating/amortising mine-specific assets which results in a depreciation/amortisation charge proportional to the depletion of the anticipated remaining life of mine production. Each item’s economic life, which is assessed annually, has due regard to both its physical life limitations and to present assessments of economically recoverable reserves of the mine property at which it is located. These calculations require the use of estimates and assumptions. Any change in these estimates and assumptions are accounted for prospectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
11.
Property, Plant and Equipment (continued)

Accounting Estimates and Assumptions — Ore Reserves and Mineral Resources

The Group estimates its mineral resources and ore reserves annually at 30 June each year, and reports in the following August. The Group’s Annual Mineral Resources and Ore Reserves Statement conforms with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves by the Australasian Joint Ore Reserves Committee Code (the JORC code 2012) and National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101) of the Canadian Securities Administrators.

The estimated quantities of economically recoverable reserves are based upon interpretations of geological models and require assumptions to be made regarding factors such as estimates of short and long-term exchange rates, estimates of short and long-term commodity prices, future capital requirements and future operating performance. Changes in reported reserves estimates can impact the carrying value of property, plant and equipment (including exploration and evaluation assets), the provision for rehabilitation obligations, the recognition of deferred tax assets, as well as the amount of depreciation charged to the Income Statement.

12.
Impairment of Non-Financial Assets

(a)
Impairment Testing

Impairment tests are performed when there is an indicator of impairment or impairment reversal and performed at least annually for cash generating units (‘CGUs’) with goodwill recognised as an asset. Newcrest conducts a review of the key drivers of the recoverable amount of CGUs annually, which is used as a source of information to determine whether there is an indicator of impairment or reversal of previously recognised impairments. Other factors, such as changes in assumptions in future commodity prices, exchange rates, production rates, input costs and impacts of carbon price scenarios are also monitored to assess for indications of impairment or reversal of previously recognised impairments. Where an indicator of impairment or impairment reversal exists, a detailed estimate of the recoverable amount is determined.
CGUs represent a grouping of assets at the lowest level for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets or groups of assets. Generally, this results in the Group evaluating its CGUs as individual mining operations, which is consistent with the Group’s representation of operating segments.
During the year ended 30 June 2023, the Group reviewed its future gold and copper price estimates, exchange rates and discount rate assumptions
During the year there were indicators of impairment at Lihir and indicators of impairment reversal at Telfer. Consequently, a detailed estimate of the recoverable amounts of both CGUs was undertaken. A range of valuation outcomes were assessed having regard to scenarios and sensitivity analysis conducted on a number of assumptions. As a result of this analysis, it was concluded that no impairment was required for Lihir and no impairment reversal was required for Telfer as at 30 June 2023.
Goodwill is recognised in the Red Chris CGU following its acquisition in August 2019. A detailed estimate was undertaken of the recoverable amount of Red Chris as at 30 June 2023 and it was concluded no impairment was required.
As a result of the Brucejack acquisition (refer Note 31) in 2022, goodwill of US$690 million was recognised. The goodwill reflects the requirement to record deferred tax balances for the difference between the assigned values and the tax bases of assets acquired and liabilities assumed in the business combination. A detailed estimate was undertaken of the recoverable amount of Brucejack at 30 June 2023 and it was concluded no impairment was required.
The Scheme Implementation Deed (‘SID’) entered with Newmont on 15 May 2023 to acquire 100% of Newcrest’s issued shares (refer Note 32) represented a premium of 30% to book value based on closing prices

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
12.
Impairment of Non-Financial Assets (continued)

at 30 June 2023. Due to this, there was an indicator of impairment reversal at the enterprise level. However, as the SID did not ascribe the consideration to specific CGUs, this did not impact on the Group’s assessment on whether there was an indicator of impairment reversal for Lihir or Telfer.
(b)
Basis of Impairment and Impairment Reversal Calculations

An impairment loss is recognised when a CGU’s carrying amount exceeds its recoverable amount. The recoverable amount of each CGU has been estimated on the basis of fair value less costs of disposal (‘Fair Value’). The costs of disposal have been estimated based on prevailing market conditions.
For CGUs that have previously recognised an impairment loss, an impairment reversal is recognised for non-current assets (other than goodwill) when the Fair Value indicates that the previously recognised impairment has been reversed. Such a reversal is limited to the lesser of the amount that would not cause the carrying amount to exceed its recoverable amount or the value that would have been determined (net of depreciation) had no impairment loss been recognised.
Fair Value is estimated based on discounted cash flows using market-based commodity price and exchange rate assumptions, estimated quantities of recoverable minerals, production levels, operating costs and capital requirements, based on the CGU’s latest life of mine (‘LOM’) plans. For business planning, including new acquisitions and key capital expenditures:
•
Carbon price scenarios are included in sensitivity analysis at $50 per tonne of CO2-e, and at $100 a tonne of CO2-e for jurisdictions where there is no regulated carbon price (these shadow carbon prices enable Newcrest to simplistically scenario test the potential impact on investments);

•
Telfer includes the estimated cost associated with carbon emissions under the Australian Federal Government Safeguard Mechanism; and

•
Red Chris and Brucejack include the estimated cost associated with British Columbia’s Carbon Tax.

In certain cases, where multiple investment options and economic input ranges exist, Fair Value may be determined from a combination of two or more scenarios that are weighted to provide a single Fair Value that is determined to be the most indicative. When plans and scenarios used to estimate Fair Value do not fully utilise the existing mineral resource for a CGU, and options exist for the future extraction and processing of all or part of those resources, an estimate of the value of unmined resources, in addition to an estimate of value of exploration potential, is included in the estimation of Fair Value.
The Fair Value estimates are considered to be level 3 fair value measurements (as defined by accounting standards, refer Note 25(a)) as they are derived from valuation techniques that include inputs that are not based on observable market data. The Group considers the inputs and the valuation approach to be consistent with the approach taken by market participants.
Estimates of quantities of recoverable minerals, production levels, operating costs and capital requirements are sourced from the Group’s planning and budgeting process, including LOM plans, latest short-term forecasts and CGU-specific studies.
(c)
Key Judgements, Estimates and Assumptions

Accounting Estimates and Assumptions — Fair Value of CGUs

Significant judgements, estimates and assumptions are required in determining estimates of Fair Value. This is particularly so in the assessment of long life assets. It should be noted that the CGU Fair Values are subject to variability in key assumptions including, but not limited to, gold and copper prices, exchange rates, discount rates, production profiles, operating and capital costs and estimates of the value of unmined resources and exploration potential. A change in one or more of the assumptions used to estimate Fair Value could result in a change in a CGU’s Fair Value.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
12.
Impairment of Non-Financial Assets (continued)

The table below summarises the key assumptions used in the carrying value assessments as at 30 June 2023, and for comparison also provides the equivalent assumptions used in 2022 and 2021:
	As at 30 June 2023					As at 30 June 2022					As at 30 June 2021
Assumptions for financial year	2024	2025	2026	2027	Long term (2028+)	2023	2024	2025	2026	Long term (2027+)	2022	2023	2024	2025	Long term (2026+)
Gold (US$ per ounce)	$1,850	$1,800	$1,700	$1,600	$1,500	$1,750	$1,650	$1,550	$1,550	$1,500	$1,750	$1,700	$1,550	$1,500	$1,500
Copper (US$ per pound)	$3.90	$3.90	$3.80	$3.70	$3.50	$3.70	$3.60	$3.50	$3.50	$3.50	$3.75	$3.50	$3.30	$3.30	$3.30
AUD:USD exchange rate	$0.71	$0.72	$0.74	$0.74	$0.75	$0.73	$0.75	$0.75	$0.75	$0.75	$0.78	$0.78	$0.77	$0.76	$0.75
CAD:USD exchange rate	$0.76	$0.78	$0.78	$0.78	$0.77	$0.80	$0.80	$0.80	$0.80	$0.80	$0.80	$0.80	$0.80	$0.80	$0.80
USD:PGK exchange rate	K3.52	K3.52	K3.52	K3.52	K3.52	K3.52	K3.52	K3.52	K3.52	K3.52	K3.51	K3.51	K3.51	K3.51	K3.51
Commodity prices and exchange rates estimation approach
Commodity price and foreign exchange rates are estimated with reference to external market forecasts and reviewed at least annually. The rates applied have regard to observable market data including spot and forward values, and to market analysis including equity analyst estimates.
Metal prices
Newcrest has updated its US dollar gold price estimates and its US dollar copper prices applied as at 30 June 2023. These changes were to align with observable market data, taking into account spot prices during the 2023 financial year and Newcrest’s analysis of observable market forecasts for future periods. Newcrest has maintained its long-term gold price.
AUD:USD exchange rate
The AUD:USD exchange rate estimates for the 2024 to 2027 financial years have decreased from 2022, reflecting spot prices during the 2023 financial year and Newcrest’s analysis of observable market forecasts for future periods. Newcrest has maintained its long-term AUD:USD exchange rate estimates.
CAD:USD exchange rate
Newcrest has decreased its CAD:USD exchange rate estimates for all future periods, reflecting spot prices during the 2023 financial year and Newcrest’s analysis of observable market forecasts for future periods.
USD:PGK exchange rate
Newcrest has maintained its USD:PGK exchange rate estimates for all future periods, reflecting spot prices during the 2023 financial year and Newcrest’s analysis of observable market forecasts for future periods.
Discount rate
In determining the Fair Value of CGUs, the future cash flows were discounted using rates based on the Group’s estimated real after tax weighted average cost of capital (‘WACC’) for each functional currency used in the Group, with an additional premium applied having regard to the geographic location of, and specific risks associated with the CGU.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
12.
Impairment of Non-Financial Assets (continued)

CGU	Functional Currency	2023	2022	2021
Cadia, Telfer	AUD	4.50%	4.50%	4.50%
Lihir	USD	6.50%	6.00%	6.00%
Red Chris, Brucejack	CAD	4.50%	4.50%	4.50%
The Group uses a capital asset pricing model to determine its estimated real after tax WACC. Newcrest’s discount rate for Lihir was updated to 6.50% at 30 June 2023, predominantly driven by an increase in US government bond rates. Newcrest’s discount rate for other CGUs are unchanged from those applied at 30 June 2022 and 30 June 2021.
Production activity and operating and capital costs
LOM production activity and operating and capital cost assumptions are based on the Group’s latest forecasts and longer-term LOM plans. These projections can include expected operating performance improvements reflecting the Group’s objectives to maximise free cash flow, optimise and reduce operational activity, apply technology and improve capital and labour productivity.
(d)
Sensitivity Analysis

Impairments have previously been recognised for the Lihir CGU in 2013 and 2014. Following the review of Lihir’s recoverable amount as at 30 June 2023, and in recognising no requirement for asset impairment or impairment reversal, the Group has determined that the Lihir carrying amount as at 30 June 2023 is within a range that approximates its Fair Value. Lihir’s Fair Value has high sensitivity to the USD gold price, operating cost, and capital cost and changes in these assumptions can have material impacts relative to Lihir’s Fair Value.
Impairments have previously been recognised for the Telfer CGU in 2013, 2014 and 2018 and an impairment reversal was recognised for Telfer in 2015. Following the review of Telfer’s recoverable amount as at 30 June 2023, and in recognising no requirement for asset impairment or impairment reversal, the Group has determined that the Telfer carrying amount as at 30 June 2023 is within a range that approximates its Fair Value. Telfer remains a complex, low-grade, mid-to-high cost operation with a relatively high annual gold production level. Telfer’s Fair Value has high sensitivity to the AUD gold price, operating cost, capital cost and reserve and resource model conversion assumptions and changes in these assumptions can have material impacts relative to Telfer’s Fair Value.
Any variation in the key assumptions used to determine the Fair Value of the Lihir and Telfer CGUs would result in a change of the estimated Fair Value. If the variation in assumption had a negative impact on Fair Value, it could indicate a requirement for impairment of non-current assets. If the variation in assumption had a positive impact on Fair Value, it could indicate a requirement for an impairment reversal of CGUs (where applicable).
It is estimated that the following reasonably possible changes in the key assumptions would have the following approximate impact (increase or decrease) on the Fair Value of each of these CGUs in its functional currency as at 30 June 2023:

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
12.
Impairment of Non-Financial Assets (continued)

$ million in functional currency	Lihir US$	Telfer A$	Red Chris C$	Brucejack C$
US$100 per ounce change in gold price	910	75	165	305
US$0.10 per pound change in copper price	n/a	5	115	n/a
0.25% increase/decrease in discount rate	105	minor	70	35
$0.05 increase/decrease in AUD:USD rate	290	90	n/a	n/a
$0.05 increase/decrease in CAD:USD rate	n/a	n/a	395	320
$0.10 increase/decrease in USD:PGK rate	100	n/a	n/a	n/a
5% increase/decrease in operating costs from that assumed	355	60	115	85
It must be noted that each of the sensitivities above assumes that the specific assumption moves in isolation, whilst all other assumptions are held constant. In reality, a change in one of the aforementioned assumptions may accompany a change in another assumption which may have an offsetting impact (for example, a decline in the US dollar gold price accompanied with a decline in the Australian dollar compared to the US dollar). Action is also usually taken by Management to respond to adverse changes in economic assumptions that may mitigate the impact of any such change.
13.
Inventories

	2023 US$m	2022 US$m	2021 US$m
Current
Ore stockpiles	79	119	145
Gold in circuit	48	35	25
Bullion and concentrate	78	96	52
Materials and supplies	410	383	340
Total current inventories(1)	615	633	562
Non-Current
Ore stockpiles	1,116	976	943
Total non-current inventories(1)	1,116	976	943

(1)
Total inventories include inventories held at net realisable value of US$14 million (2022: US$15 million, 2021: US$18 million).

Ore stockpiles, gold in circuit, bullion and concentrate are physically measured or estimated and valued at the lower of cost and net realisable value. Cost represents the weighted average cost and includes direct costs and an appropriate portion of fixed and variable production overhead expenditure, including depreciation and amortisation, incurred in converting materials into finished goods. Net realisable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and estimated costs necessary to make the sale.
Ore stockpiles which are not scheduled to be processed in the twelve months after the reporting date are classified as non-current inventory. The Group believes the processing of these stockpiles will have a future economic benefit to the Group and accordingly values these stockpiles at the lower of cost and net realisable value.
Materials and supplies are valued at the lower of cost and net realisable value. Any allowance for obsolescence is determined by reference to stock items identified.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
13.
Inventories (continued)

Accounting Judgement and Estimate — Net Realisable Value of Ore Stockpiles

The computation of net realisable value for ore stockpiles involves significant judgements and estimates in relation to timing and cost of processing, commodity prices, foreign exchange rates, recoveries and the timing of sale of the bullion and concentrate produced. A change in any of these assumptions will alter the estimated net realisable value and may therefore impact the carrying value of ore stockpiles.

14.
Trade and Other Receivables

	2023 US$m	2022 US$m	2021 US$m
Current
Metal in concentrate receivables	143	72	128
GST receivable	37	92	54
Receivable from joint venture partners(1)	27	26	22
Other receivables	47	48	11
Total current receivables	254	238	215
Non-Current
Receivable from joint venture partners(1)	79	76	46
Other receivables	30	—	28
Total non-current receivables	109	76	74

(1)
Represents right to reimbursement from the Red Chris joint venture partner for its share of Red Chris’ liabilities and a receivable from the Havieron joint venture partner.

Metal in concentrate receivables are initially and subsequently measured at fair value and are generally expected to settle within one to four months. Fair value movements are recognised in the Income Statement and presented as part of ‘Other Income/Expenses’.
GST and other receivables are initially measured at fair value then subsequently at amortised cost, less an allowance for doubtful debts. GST and other current receivables are expected to settle within one to twelve months.
15.
Other Assets

	2023 US$m	2022 US$m	2021 US$m
Current
Prepayments and other	80	43	51
Total current other assets	80	43	51
Non-Current
Prepayments and other	2	3	5
Non-current tax assets	43	39	12
Total non-current other assets	45	42	17

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
16.
Goodwill

	2023 US$m	2022 US$m	2021 US$m
Opening balance	704	19	17
Business acquisition (Note 31)	—	690	—
Foreign currency translation	(18)	(5)	2
Closing balance	686	704	19
Goodwill is attributable to the following CGUs:
– Red Chris	17	18	19
– Brucejack	669	686	—
	686	704	19
Goodwill is measured at cost and is not amortised. It is tested annually for impairment (refer Note 12).
Goodwill arose upon the acquisition of Red Chris in 2020 and Brucejack in 2022. It reflected the requirement to record deferred tax balances for the difference between the assigned values and the tax bases of assets acquired and liabilities assumed in those business acquisitions.
17.
Other Intangible Assets

Information Systems Development	2023 US$m	2022 US$m	2021 US$m
Cost	240	237	235
Accumulated amortisation and impairment	(208)	(200)	(203)
	32	37	32
Costs incurred in developing information technology systems and acquiring software are capitalised as intangible assets. Amortisation is calculated on a straight line basis over the useful life, ranging from three to seven years.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
18.
Deferred Tax

	Opening Balance at 1 July	Acquisitions	(Charged)/ credited to income	(Charged)/ credited to equity	Translation	Closing Balance at 30 June
	US$m	US$m	US$m	US$m	US$m	US$m
(a) Movement in Deferred Taxes
2023
Deferred tax relates to the following:
− Revenue losses recognised	142	—	18	—	(4)	156
− Property, plant and equipment	(2,270)	—	(59)	—	31	(2,298)
− Provisions	55	—	2	—	(1)	56
− Other	(139)	—	(40)	—	1	(178)
Net deferred taxes	(2,212)	—	(79)	—	27	(2,264)
Reflected in the statement of financial position as follows:
Deferred tax assets						50
Deferred tax liabilities						(2,314)
Net deferred taxes						(2,264)
2022
Deferred tax relates to the following:
− Revenue losses recognised	54	—	94	—	(6)	142
− Property, plant and equipment	(1,372)	(791)	(147)	—	40	(2,270)
− Provisions	54	—	4	—	(3)	55
− Other	(46)	(33)	(12)	(49)	1	(139)
Net deferred taxes	(1,310)	(824)	(61)	(49)	32	(2,212)
Reflected in the statement of financial position as follows:
Deferred tax assets						56
Deferred tax liabilities						(2,268)
Net deferred taxes						(2,212)
2021
Deferred tax relates to the following:
− Revenue losses recognised	56	—	(7)	—	5	54
− Property, plant and equipment	(1,231)	—	(107)	—	(34)	(1,372)
− Provisions	41	—	9	—	4	54
− Other	85	—	(96)	(36)	1	(46)
Net deferred taxes	(1,049)	—	(201)	(36)	(24)	(1,310)
Reflected in the statement of financial position as follows:
Deferred tax assets						54
Deferred tax liabilities						(1,364)
Net deferred taxes						(1,310)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
18.
Deferred Tax (continued)

(b)
Unrecognised Deferred Tax Assets

Deferred tax assets have not been recognised in respect of:
•
capital losses with a tax effect of US$101 million (2022: US$124 million, 2021: US$145 million); and

•
revenue losses and temporary differences with a tax effect of US$61 million (2022: US$73 million, 2021: US$80 million)

because it is not probable that the Group will have sufficient future assessable income and/or capital gains available against which the deferred tax asset could be utilised. This is partly due to restrictions that limit the extent to which the losses can be applied to future taxable income in future periods.
(c)
Tax Consolidation

The Company and its wholly-owned Australian subsidiaries are part of a tax consolidated group. Newcrest Mining Limited is the head entity of the tax consolidated group. The tax losses attributable to the Australian entities are available for offsetting against future profits of the tax consolidated group. These tax losses are subject to restrictions that limit the extent to which the losses can be applied against future taxable income. Notwithstanding these restrictions, these losses do not have an expiry date.
(d)
Significant Accounting Policies

Current Income Tax
Current tax assets and liabilities for the current and prior year are measured at the amount expected to be recovered from or paid to the taxation authorities based on the current year’s taxable income. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.
Deferred Income Tax
Deferred tax is accounted for using the balance sheet liability method. Temporary differences are differences between the tax base of an asset or liability and its carrying amount in the statement of financial position. The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes.
Deferred tax liabilities are recognised for taxable temporary differences. Deferred tax assets are recognised for deductible temporary differences, carry-forward of unused tax credits and unused tax losses to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry-forward of unused tax credits and unused tax losses can be utilised.
Deferred tax assets and liabilities are not recognised if the temporary differences giving rise to them:
•
Arise from the initial recognition of an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

•
Are associated with investments in subsidiaries, associates or interests in joint ventures, and the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilised. Unrecognised deferred tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
18.
Deferred Tax (continued)

Deferred tax assets and liabilities are measured based on the expected manner of recovery of the carrying value of an asset or liability. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised, or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.
Current and deferred taxes attributable to amounts recognised directly in equity are also recognised directly in equity.
Accounting Judgements, Estimates and Assumptions — Recovery of Deferred Tax Assets

Judgement is required to determine whether deferred tax assets are recognised in the statement of financial position. Deferred tax assets, including those arising from un-utilised tax losses, require Management to assess the likelihood that the Group will generate sufficient taxable earnings in future periods in order to recognise and utilise those deferred tax assets. Judgement is also required in respect of the expected manner of recovery of the value of an asset or liability (which will then impact the quantum of the deferred tax assets or deferred tax liabilities recognised) and the application of existing tax laws in each jurisdiction.

Estimates of future taxable income are based on forecast cash flows from operations and existing tax laws in each jurisdiction. These assessments require the use of estimates and assumptions such as exchange rates, commodity prices and operating performance over the life of the assets. To the extent that cash flows and taxable income differ significantly from estimates, the ability of the Group to realise the net deferred tax assets reported at the reporting date could be impacted.

Additionally, future changes in tax laws in the jurisdictions in which the Group operates could limit the ability of the Group to obtain tax deductions and recover/utilise deferred tax assets in future periods.

19.
Provisions

	Note	2023 US$m	2022 US$m	2021 US$m
Current
Employee benefits	(a)	152	143	149
Mine rehabilitation	(b)	7	7	8
Other	(c)	17	16	15
Total current provisions		176	166	172
Non-Current
Employee benefits	(a)	13	9	10
Mine rehabilitation	(b)	498	482	553
Total non-current provisions		511	491	563
Provisions (other than those relating to employee benefits) are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.
(a)
Employee Benefits

Liabilities for wages and salaries, annual leave and any other employee benefits are measured at the amounts expected to be paid when the liabilities are settled.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
19.
Provisions (continued)

Amounts expected to settle within twelve months are recognised in ‘Current Provisions’ (for annual leave and salary at risk) and ‘Trade and Other Payables’ (for all other employee benefits) in respect of employees’ services up to the reporting date. Costs incurred in relation to non-accumulating sick leave are recognised when leave is taken and are measured at the rates paid or payable.
The liability for long service leave and other long-term benefits is measured at the present value of the estimated future cash outflows resulting from employees’ services provided up to the reporting date.
Long-term benefits not expected to be settled within twelve months are discounted using the rates attaching to high quality corporate bonds at the reporting date, which most closely match the terms of maturity of the related liability.
(b)
Mine Rehabilitation

The Group records the present value of the estimated cost of legal and constructive obligations to rehabilitate locations where activities have occurred which have led to a future obligation to make good. The nature of rehabilitation activities includes dismantling and removing structures, rehabilitating mine sites, dismantling operating facilities, closure of tailings and waste sites and restoration, reclamation and revegetation of affected areas.
Typically, the obligation arises when the asset is installed or the ground/environment is disturbed at the mining location. When the liability is initially recorded, the present value of the estimated cost is capitalised as part of the carrying amount of the related mining assets. Over time, the discounted liability is increased for the change in the present value based on a discount rate that reflects current market assessments. Additional disturbances or changes in rehabilitation costs will be recognised as additions or changes to the corresponding asset and rehabilitation liability when incurred. Although the ultimate cost to be incurred is uncertain, the Group has estimated its costs based on feasibility and engineering studies using current restoration standards and techniques.
The unwinding of the effect of discounting the provision is recorded as a finance cost in the Income Statement. The carrying amount capitalised as a part of mining assets is depreciated/amortised over the life of the related asset.
Costs incurred that relate to an existing condition caused by past operations but do not have a future economic benefit are expensed as incurred.
Accounting Estimate — Mine Rehabilitation Provision

Significant estimates and assumptions are required in determining the provision for mine rehabilitation as there are many transactions and other factors that will affect the ultimate liability payable to rehabilitate the mine sites. Factors that may affect this liability include; changes in technology, changes in regulations, price increases, physical impacts of climate change, changes in timing of cash flows which are based on life of mine plans and changes in discount rates. When these factors change or become known in the future, such differences will impact the mine rehabilitation provision in the period in which they change or become known.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
19.
Provisions (continued)

Movements in Mine Rehabilitation provision	2023 US$m	2022 US$m	2021 US$m
Opening balance	489	561	488
Business acquisition (Note 31)	—	27	—
Movements in economic assumptions and timing of cash flows	(37)	(94)	3
Change in cost estimates(1)	54	20	39
Paid/utilised during the year	(6)	(5)	(6)
Unwinding of discount (Note 6(b))	16	9	6
Foreign currency translation	(11)	(29)	31
Closing balance	505	489	561
Split between:
Current	7	7	8
Non-current	498	482	553
	505	489	561

(1)
The change for 2023 primarily relates to an increase in estimated closure costs at Cadia, Lihir and Brucejack, following an update to their respective mine closure plans.

The change for 2022 primarily relates to an increase in estimated closure costs at Red Chris, following an update to Red Chris’s mine closure plan.
The change for 2021 primarily relates to an increase in estimated closure costs at Telfer, following an update to Telfer’s mine closure plan.
(c)
Other Provisions

Other provisions comprise of community obligations and other miscellaneous items.
CAPITAL STRUCTURE AND FINANCIAL RISK MANAGEMENT
This section outlines the Group’s capital and financial management policies and significant capital and financial risk management activities that have been implemented during the year. This includes the Group’s exposure to various risks and how these could affect the Group’s financial position and performance, as well as how the Group is managing those risks.
20.
Capital Management and Financial Objectives

Newcrest’s capital structure consists of cash and cash equivalents, equity and debt (borrowings and lease liabilities).
Newcrest’s financial objectives are to meet all financial obligations, maintain a strong balance sheet to withstand cash flow volatility, be able to invest capital in value-creating opportunities, and to provide returns to shareholders. Newcrest looks to maintain an appropriately conservative level of balance sheet leverage.
From a financial policy perspective, Newcrest looks to:
•
Target an investment grade credit rating throughout the cycle;

•
Maintain a leverage ratio (Net Debt to EBITDA) of less than 2.0 times;

•
Maintain a gearing ratio of below 25%; and

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
20.
Capital Management and Financial Objectives (continued)

•
Maintain cash and committed undrawn bank facilities of at least US$1.5 billion, with approximately one-third of that amount in the form of cash.

At 30 June, the Group’s position in relation to these metrics were:
Metric	Policy ‘looks to’ be	2023	2022	2021
Credit rating (S&P/Moody’s)	Investment grade	BBB/Baa2	BBB/Baa2	BBB/Baa2
Leverage ratio (Net debt to EBITDA)	Less than 2.0 times	0.7	0.6	(0.1)
Gearing ratio	Below 25%	11.1%	10.2%	(1.8)%
Cash and committed undrawn facilities (US$)	At least $1.5bn, of which ~1/3 is in the form of cash	$2.29bn ($586m cash)	$2.42bn ($565m cash)	$3.87bn ($1,873m cash)
Detail of the calculation of the capital management performance ratios is provided below:
Leverage Ratio	2023 US$m	2022 US$m	2021 US$m
Net debt or (net cash) (Note 21)	1,459	1,325	(176)
EBITDA (Note 4)	2,063	2,054	2,443
Leverage ratio	0.7 times	0.6 times	(0.1) times
Leverage Ratio is calculated as net cash or net debt at the end of the reporting period divided by the trailing 12 month EBITDA. Refer to Note 4, Segment Information, for the definition of EBITDA.
Gearing Ratio	2023 US$m	2022 US$m	2021 US$m
Net debt or (net cash) (Note 21)	1,459	1,325	(176)
Equity	11,712	11,665	10,124
Total capital (Net debt/(cash) and equity)	13,171	12,990	9,948
Gearing ratio	11.1%	10.2%	(1.8)%
Gearing ratio is calculated as net cash or net debt at the end of the reporting period divided by net cash or net debt plus equity.
21.
Net Debt/(Net Cash)

Newcrest obtains access to funds from financial institutions and debt investors in the form of committed revolving facilities and corporate bonds. As at 30 June 2023, all of Newcrest’s borrowings were unsecured.
Borrowings are initially recognised at fair value and subsequently at amortised cost. Borrowings are net of transaction costs incurred. Borrowings are classified as non-current liabilities where Newcrest has an unconditional right to defer settlement or is not due to be settled for at least 12 months from the year end.
Cash and cash equivalents comprise cash at bank and short-term deposits.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
21.
Net Debt/(Net Cash) (continued)

Net Debt/(Net Cash)	Note	2023 US$m	2022 US$m	2021 US$m
Corporate bonds	(a)	1,650	1,650	1,650
Bilateral bank debt	(b)	298	143	—
Less: capitalised transaction costs on facilities		(13)	(14)	(15)
Total non-current borrowings		1,935	1,779	1,635
Total borrowings		1,935	1,779	1,635
Lease liabilities (current)		45	47	27
Lease liabilities (non-current)		65	64	35
Total lease liabilities		110	111	62
Total Debt	(d)	2,045	1,890	1,697
Cash and cash equivalents		(586)	(565)	(1,873)
Net debt/(net cash)		1,459	1,325	(176)

(a)
Corporate Bonds (‘Notes’)

In each of November 2011 and October 2012, Newcrest issued US$1,000 million in US dollar Notes. Following repurchases in prior periods, US$500 million remains on issue. In May 2020, Newcrest issued a further US$1,150 million in US dollar Notes. All Notes were issued in accordance with Rule 144A and Regulation S of the Securities Act of the United States. The Notes consist of:
Maturity	Term (years)	Coupon Rate	2023 US$m	2022 US$m	2021 US$m
May 2030	10	3.25%	650	650	650
November 2041	30	5.75%	500	500	500
May 2050	30	4.20%	500	500	500
			1,650	1,650	1,650

(b)
Bilateral Bank Debt

As at 30 June 2023, the Group had bilateral bank debt facilities of US$2,000 million (2022: US$2,000 million, 2021: US$2,000 million) with 13 banks (2022: 13 banks, 2021: 13 banks). These are committed unsecured revolving facilities, individually negotiated and documented with each bank but with similar terms and conditions.
The facilities are on normal terms and conditions and include certain financial covenants. Up to 30 June 2023, interest is based on LIBOR plus a margin, which varies amongst the lenders. Due to the LIBOR reference rate ceasing on 30 June 2023, interest will be based on USD Term Secured Overnight Financing Rate, plus a credit spread and margin from 1 July 2023.
The maturity date profile of these facilities is shown in the table below:
Facility Maturity (financial year ending)	2023 US$m	2022 US$m	2021 US$m
June 2024	1,077	1,077	1,077
June 2026	923	923	923
	2,000	2,000	2,000

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
21.
Net Debt/(Net Cash) (continued)

(c)
Financing Facilities

The Group has access to the following unsecured financing facilities at the end of the financial year.
	Facility Utilised US$m	Facility Unutilised US$m	Facility Limit US$m
2023
Corporate bonds	1,650	—	1,650
Bilateral bank debt facilities	298	1,702	2,000
	1,948	1,702	3,650
2022
Corporate bonds	1,650	—	1,650
Bilateral bank debt facilities	143	1,857	2,000
	1,793	1,857	3,650
2021
Corporate bonds	1,650	—	1,650
Bilateral bank debt facilities	—	2,000	2,000
	1,650	2,000	3,650

(d)
Movement in Debt

Movement in total debt during the year was as follows:
Debt	Note	2023 US$m	2022 US$m	2021 US$m
Opening balance		1,890	1,697	2,075
Movements:
Cash movements:
Drawdown of bilateral bank debt facilities		1,659	860	—
Repayment of bilateral bank debt facilities		(1,504)	(717)	—
Repurchase of corporate bonds		—	—	(380)
Payment of lease principal		(49)	(43)	(32)
Repayment of other loans		—	—	(4)
Repayment – Convertible notes		—	(52)	—
Repayment – Term facility		—	(88)	—
Total cash movements		106	(40)	(416)
Non-cash movements
Business acquisition – Convertible notes	31	—	102	—
Business acquisition – Term facility	31	—	88	—
Business acquisition – Lease liabilities	31	—	11	—
Repayment of Convertible notes – non-cash(1)	10(b)	—	(50)	—
Other non-cash movements(2)		49	82	38
Total non-cash movements		49	233	38
Net movement		155	193	(378)
Closing balance		2,045	1,890	1,697

(1)
Represents issuance of Newcrest’s ordinary shares for settlement of Pretium’s convertible notes during the period.

(2)
Represents non-cash movements in lease liabilities (including additions, modifications and terminations), amortisation of transaction costs and foreign exchange movements during the period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
22.
Leases

The Group has lease contracts for various items of property, plant and equipment used within its operations and office premises. Leases for property includes the Group’s office premises and have lease terms ranging from 1 to 10 years. Leases for operations includes equipment hire and contractor provided equipment and have lease terms ranging between 1 to 5 years.
(a)
Right-of-use Assets

The Group recognises right-of-use assets at the commencement date of the lease (i.e. the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Group is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognised right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term. Right-of-use assets are presented in property, plant and equipment and are subject to impairment assessment.
Refer to Note 11 for the quantum of the Group’s right-of-use assets.
(b)
Lease Liabilities

Below is a summary of the movement in the Group’s lease liabilities.
Lease Liabilities	2023 US$m	2022 US$m	2021 US$m
Opening balance	111	62	58
Movements:
Additions during the year	28	66	32
Lease modifications	25	20	1
Business acquisition (Note 31)	—	11	—
Lease payments	(58)	(49)	(34)
Interest accretion	5	4	2
Foreign currency translation	(1)	(3)	3
Net movement	(1)	49	4
Closing balance	110	111	62
Split between:
Current	45	47	27
Non-current	65	64	35
	110	111	62
At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating a lease, if the lease term reflects the Group exercising the option to terminate. The variable lease payments that do not depend on an index or a rate are recognised as expense in the period on which the event or condition that triggers the payment occurs.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
22.
Leases (continued)

The Group determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.
In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset. Lease components are separately identified to non-lease components of contracts where applicable.
(c)
Short-term Leases and Leases of Low-value Assets

The Group applies the short-term lease recognition exemption to its short-term leases (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the low-value asset recognition exemption to leases that are considered of low value. Lease payments on short-term leases and leases of low-value assets are recognised as an expense on a straight-line basis over the lease term.
During the year, the Group incurred short-term lease expenses of US$41 million (2022: US$20 million, 2021: US$42 million). The value of leases of low-value assets was not material. Furthermore, the Group’s commitment for short-term leases not provided for in the financial statements at the reporting date was not material.
(d)
Other

The Group is party to certain service contracts that contain contractor provided equipment leases. These leases include mix of payments arrangements, including both fixed and productivity-based payments based on performance. During the year, the Group incurred US$16 million (2022: US$16 million, 2021: US$10 million) of productivity-based lease payments that were not required to be included in the measurement of the lease liability.
Accounting Judgement and Estimate — Leases

Judgement is required when assessing whether a contract is or contains a lease. In exercising this judgement, the Group refers to the rights conferred to it in the contract, such as whether it conveys the right to control, or the right to direct the use of an identified asset.

Judgement is also required in determining the lease term, in particular for service contracts that contain contractor provided equipment leases. The Group determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
23.
Other Financial Assets and Liabilities

Other Financial Assets/(Liabilities)	Note	2023 US$m	2022 US$m	2021 US$m
Fuel forward contracts		—	31	19
FdN finance facilities	(b)	55	110	112
Power purchase agreement	(c)	5	—	—
Total other financial assets – current		60	141	131
FdN finance facilities	(b)	245	345	397
Power purchase agreement	(c)	106	109	2
Investment in Pretium(1)		—	—	86
Contingent consideration asset(2)		—	—	25
Total other financial assets – non-current		351	454	510
Telfer AUD gold hedges		(24)	(68)	(68)
Fuel forward contracts		(9)	—	—
Total other financial liabilities – current		(33)	(68)	(68)
Telfer AUD gold hedges		—	—	(42)
Total other financial liabilities – non-current		—	—	(42)

(1)
Designated as fair value through other comprehensive income (‘FVOCI’). Refer Note 25(d).

(2)
Relates to the fair value of contingent consideration recognised on the sale of Bonikro in 2018. This asset was sold during the 2022 financial year.

(a)
Significant Accounting Policies

(i)
Non-derivative financial assets

Initial recognition and measurement
The Group holds financial assets in the form of facilities agreements and offtake arrangements. These assets have been classified as fair value through profit and loss (‘FVTPL’) as the cash flows arising are subject to variability due to commodity pricing and production volumes and do not meet the criteria for amortised cost or FVOCI classification.
Financial assets at FVTPL are initially recognised at fair value. The initial fair value of acquired financial assets is their purchase price. Directly attributable transaction costs are expensed as incurred in the statement of profit or loss.
Subsequent measurement
Financial assets at FVTPL are measured at fair value as at each reporting date through profit and loss. The Group’s policy on financial assets at FVTPL is to separately present:
•
Interest income calculated on a contractual rate basis; and

•
All other changes in fair value.

(ii)
Fair value measurement

The Group measures financial assets and financial liabilities at fair value at each balance sheet date. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
23.
Other Financial Assets and Liabilities (continued)

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.
All financial assets and financial liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy described in Note 25(a).
(iii)
Derivative financial instruments and hedging

The Group uses derivative financial instruments to manage certain market risks. Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The resulting gain or loss is recognised in the Income Statement immediately unless the derivative is designated and effective as a hedging instrument, in which event, the timing of recognition in the Income Statement depends on the nature of the hedge relationship.
For instruments in hedging transactions, the Group formally designates and documents the relationship between hedging instruments and hedged items at the inception of the transaction, as well as its risk management objective and strategy for undertaking various hedge transactions.
The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognised in Other Comprehensive Income (‘OCI’) and accumulated in the Hedge Reserve in equity. Any gain or loss relating to an ineffective portion is recognised immediately in the Income Statement. Amounts accumulated in the Hedge Reserve are transferred to the Income Statement in the periods when the hedged item affects the Income Statement, for instance when the forecast sale that is hedged takes place.
Hedge accounting is discontinued when the hedging instrument expires or is sold, terminated or exercised, if it no longer qualifies for hedge accounting or if the Group changes its risk management objective for the hedging relationship. At that point in time, any cumulative gain or loss on the hedging instrument recognised via OCI remains deferred in the Hedge Reserve until the original forecasted transaction occurs. When the forecasted transaction is no longer expected to occur, the cumulative gain or loss that was deferred in the Hedge Reserve is recognised immediately in the Income Statement.
If a hedging instrument being used to hedge a commitment for the purchase or sale of gold or copper is redesignated as a hedge of another specific commitment and the original transaction is still expected to occur, the gains and losses that arose on the hedging instrument prior to its redesignation are deferred and included in the measurement of the original purchase or sale when it takes place. If the hedging instrument is redesignated as a hedge of another commitment because the original purchase or sale transaction is no longer expected to occur, the gains and losses that arose on the hedge prior to its redesignation are recognised in the Income Statement at the date of the redesignation.
(b)
Fruta del Norte Finance Facilities

In April 2020, Newcrest acquired the gold prepay and stream facilities and an offtake agreement in respect of Lundin Gold Inc.’s (‘Lundin Gold’) Fruta del Norte (‘FdN’) mine in Ecuador for US$460 million.
The Group has determined that the agreements represent financial assets, to be measured at fair value with changes in the fair value being recorded in profit or loss. Further detail on the fair value measurement process is provided in Note 25(b). Details of the agreements are as follows:
Gold Prepay Credit Agreement (‘GPCA’)
The GPCA is a non-revolving credit facility with a face value of US$150 million to be repaid in cash based on the value of 218,500 oz of gold (as adjusted for the risk collar described below). Key terms of the agreement are:

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
23.
Other Financial Assets and Liabilities (continued)

•
Repayment through 19 quarterly cash payments equivalent to 11,500 oz of gold (with the volume adjusted for the risk collar) at the price of gold starting from December 2020 and concluding in June 2025.

•
The risk collar is based on an average gold price for three months leading to any quarterly payment. Should this average gold price be > US$1,436 per ounce or < US$1,062 per ounce, the amount of the next quarterly payment is reduced or increased, respectively by 15%.

In January 2023, Newcrest received early repayment of the GPCA from Lundin Gold Inc. representing the remaining ten quarterly payments from March 2023. The GPCA facility was subsequently terminated.
Stream Credit Facility Agreement (‘SCFA’)
The SCFA is a non-revolving credit facility with a face value of US$150 million to be repaid in cash based on the FdN mine gold and silver production. The amount of each monthly payment is the sum of the following:
•
7.75% of refined gold processed in the prior month, multiplied by the excess of the gold price over US$400 per ounce (subject to an inflationary adjustment), until 350,000 ounces is reached; and

•
100% of refined silver processed in the prior month, multiplied by the excess of the silver price over US$4 per ounce (subject to an inflationary adjustment), until 6 million ounces is reached.

Lundin Gold also has the option to repay (i) 50% of the remaining Stream Credit Facility on 30 June 2024 for $150 million and/or (ii) the other 50% of the remaining Stream Credit Facility on 30 June 2026 for $225 million.
Both the GPCA and SCFA have a stated interest rate of 7.5%. Repayments in excess of the principal and stated interest rate amount is classified as other income.
Offtake Agreement
The offtake agreement allows Newcrest to acquire 50% of refined gold production from FdN, up to a maximum of 2.5 million ounces at a price determined based on delivery dates and a defined quotational period. Purchases of gold under the offtake agreement and the subsequent sale are recognised in other income/expense.
(c)
Power Purchase Agreement

In December 2020, Newcrest entered into a 15-year renewable Power Purchase Agreement (‘PPA’) in relation to Cadia. The PPA will act as a partial hedge against future electricity price increases and will provide Newcrest with access to large scale generation certificates which the Group intends to surrender to achieve a reduction in its greenhouse gas emissions.
The Group has determined that the PPA represents a derivative financial instrument and has designated this as a cash flow hedging instrument. It has been accounted for in accordance with the accounting policy outlined in Note 23(a)(iii). Potential sources of hedge ineffectiveness that may affect the hedging relationship during the term are variations to generation volume assumptions, retail electricity arrangements, credit risk and counterparty/construction risk.
Detail on the fair value measurement process is provided in Note 25(c).
24.
Financial Risk Management

Newcrest is exposed to a number of financial risks, by virtue of the industry and geographies in which it operates and the nature of the financial instruments it holds. The key risks that could adversely affect Newcrest’s financial assets, liabilities or future cash flows are:

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
24.
Financial Risk Management (continued)

a)
Commodity and other price risks

b)
Foreign currency risk

c)
Liquidity risk

d)
Interest rate risk

e)
Credit risk

Further detail of each of these risks is provided below, including Management’s strategies to manage each risk. These strategies are executed subject to Board approved policies and procedures and administered by Group Treasury.
(a)
Commodity and Other Price Risks

(i)
Gold and copper price

All of Newcrest’s gold and copper production is sold into global markets. The market prices of gold and copper are key drivers of Newcrest’s capacity to generate cash flow. Newcrest is predominantly an unhedged producer and provides its shareholders with exposure to changes in the market price of gold and copper.
The fair valuation of the FdN finance facilities, which is accounted for at fair value through profit or loss, is impacted by fluctuations in gold prices. Refer to Note 25(b).
Provisionally priced concentrate sales and gold and copper forward sales contracts
The terms of metal in concentrate sales contracts with third parties contain provisional pricing arrangements whereby the selling price for metal in concentrate is based on prevailing spot prices on a specified future date after shipment to the customer (quotation period or ‘QP’). The QP exposure is typically between one and four months. Revenue of provisionally priced sales is recognised based on the estimated fair value of the total consideration receivable. Subsequent changes in fair value are recognised in the Income Statement each period until final settlement and presented as part of ‘Other Income/Expenses’. Refer to Note 5(d).
As at 30 June 2023, 199,000 gold ounces and 46,000 copper tonnes were subject to QP adjustment. (2022: 236,000 gold ounces and 48,000 copper tonnes, 2021: 220,000 gold ounces and 46,000 copper tonnes).
Partial hedging of Telfer future gold sales
Newcrest has put in place hedges for a portion of the Telfer mine’s future planned gold production. Telfer is a large scale, low grade mine and its profitability and cash flow are both very sensitive to the realised Australian Dollar gold price.
Having regard to the spot and forward prices at the time, hedging instruments in the form of Australian dollar (AUD) gold forward contracts were put in place in 2016 to 2018 to secure margins on a portion of future planned production to June 2023, to support investment in cutbacks and mine development. These Australian dollar forward contracts matured by the end of 2023.
In November 2022, Newcrest hedged a portion of Telfer’s future planned production to June 2024, in the form of Australian dollar gold zero cost collar contracts, to secure margins and support investment in cutbacks and mine development. Zero cost collar contracts consist of a call (sold by Newcrest) at the collar price cap and a put (bought by Newcrest) at the collar price floor.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
24.
Financial Risk Management (continued)

The Telfer AUD gold hedges have been designated as hedging instruments with a hedge ratio of 1:1 to the underlying price risk on gold sales. Potential sources of hedge ineffectiveness that may affect the hedging relationship during the term are variations to forecast production timing and volume assumptions and credit risk.
As of 30 June 2023, the Group is holding Australian dollar gold zero cost collar contracts with the following maturity:
	2023
Gold AUD zero cost collar contracts maturing:	Quantity (ounces)	Collar Price Floor	Collar Price Cap	Fair Value
	(‘000s)	A$	A$	US$m
Less than 12 months	309	2,500	2,886	(24)
Total				(24)
The Group previously held Australian dollar forward contracts with the following maturity:
	2022			2021
Gold AUD forward contracts maturing:	Quantity (ounces)	Weighted Average Price	Fair Value	Quantity (ounces)	Weighted Average Price	Fair Value
	(‘000s)	A$	US$m	(‘000s)	A$	US$m
Less than 12 months	138	1,942	(68)	204	1,902	(68)
Between 1 – 2 years	—	—	—	138	1,942	(42)
Total	138	1,942	(68)	342	1,918	(110)
These contracts are measured at fair value with the effective portion of fair value movements being recognised in OCI and accumulated in the ‘Hedge Reserve’ in equity. There was no hedge ineffectiveness recognised in the Income Statement during the year (2022: nil, 2021: nil).
(ii)
Fuel and electricity price

The Group’s input costs are exposed to price fluctuations, in particular to diesel and heavy fuel oil prices. To mitigate this risk, the Group has entered into short-term fuel forward contracts to fix certain diesel and heavy fuel oil costs in line with budget expectations.
These fuel forward contracts have been designated as cash flow hedging instruments with a hedge ratio of 1:1 to the underlying price risk on fuel purchases. Potential sources of hedge ineffectiveness that may affect the hedging relationship during the term include differences in the pricing structure of the physical (hedged) item and the hedging instrument, the volume of physical delivery becoming misaligned with the volumes hedged, and credit risk.
	2023			2022			2021
Forward contracts maturing in:	Quantity	Weighted Average Price	Fair Value	Quantity	Weighted Average Price	Fair Value	Quantity	Weighted Average Price	Fair Value
	(‘000s)	US$	US$m	(‘000s)	US$	US$m	(‘000s)	US$	US$m
Less than 12 months
Diesel (barrels)	426	102	(5)	288	90	13	402	62	7
Heavy fuel oil (tonnes)	177	442	(4)	156	455	18	142	327	12
Total			(9)			31			19

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
24.
Financial Risk Management (continued)

These fuel forward contracts are measured at fair value with the effective portion of fair value movements being recognised in OCI and accumulated in the ‘Hedge Reserve’ in equity. There was no hedge ineffectiveness recognised in the Income Statement during the year (2022: nil, 2021: nil).
The Group’s input costs are exposed to price fluctuation in electricity prices. The Group entered into a power purchase agreement with respect to the Cadia mine in 2021. Refer to Note 23(c) for further details.
(iii)
Financial impacts of hedges

The impact of hedged items designated in hedging relationships on the Income Statement and OCI, is as follows:
Cash flow hedges	Line item in the Income Statement	Gain/(loss) reclassified from OCI to Income Statement
		2023 US$m	2022 US$m	2021 US$m
Telfer gold sales	Revenue – Total gold revenue	(76)	(91)	(99)
Diesel	Cost of sales – Site production costs	8	20	(3)
Heavy fuel oil	Cost of sales – Site production costs	(5)	31	6
Total		(73)	(40)	(96)

(iv)
Sensitivity analysis

The following table summarises the sensitivity of financial assets and financial liabilities held at the reporting date to movement in the gold and copper prices with all other variables held constant. The movements for gold and copper of 15% (2022: 15%, 2021: 15%) are based on reasonably possible changes, over a financial year, using an observed range of actual historical rates for the preceding five-year period.
Post-tax gain/(loss)	Impact on Profit(1) Higher/(Lower)			Impact on Equity(2) Higher/(Lower)
	2023 US$m	2022 US$m	2021 US$m	2023 US$m	2022 US$m	2021 US$m
Gold
Gold +15%	40	45	41	(77)	(26)	(63)
Gold -15%	(40)	(45)	(41)	36	26	63
Copper
Copper +15%	40	41	45	—	—	—
Copper -15%	(40)	(41)	(45)	—	—	—

(1)
Represents the impact of the movement in commodity prices on the balance of the financial assets and financial liabilities at year end.

(2)
For derivatives which are in an effective hedging relationship, all fair value movements are recognised in Other Comprehensive Income.

The sensitivity of the exposure of diesel and heavy fuel oil prices on financial assets and financial liabilities at year end has been analysed and determined to be not material to the Group.
The sensitivity of the exposure of gold prices on the FdN finance facilities has been disclosed as part of Note 25(b). The sensitivity of the exposure of electricity prices on the Cadia PPA has been disclosed as part of Note 25(c).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
24.
Financial Risk Management (continued)

(b)
Foreign Currency Risk

The Group undertakes transactions denominated in foreign currencies, hence exposures to exchange rate fluctuations arise. The Group’s revenue is primarily denominated in US dollars whereas a material proportion of costs (including capital expenditure) are collectively in Australian dollars, PNG Kina and Canadian dollars. The Group has entities that have AUD, CAD and USD functional currencies.
The Group’s Statement of Financial Position can also be affected materially by movements in the AUD:USD and the CAD:USD exchange rate. Measuring the exposure to foreign exchange risk is achieved by regularly monitoring and performing sensitivity analysis on the Group’s financial position.
The carrying amounts of the Group’s US dollar denominated financial assets and liabilities in entities which do not have a US dollar functional currency at the reporting date are as follows:
US Dollar Denominated Balances	2023 US$m	2022 US$m	2021 US$m
Financial Assets
Cash and cash equivalents	286	316	344
Trade and other receivables	225	155	174
Related party receivables	96	99	53
Derivatives	—	31	19
Other financial assets	—	—	25
	607	601	615
Financial Liabilities
Payables	49	30	18
Borrowings	1,935	1,779	1,635
Derivatives	9	—	—
Lease liabilities	—	3	9
	1,993	1,812	1,662
Gross Exposure	(1,386)	(1,211)	(1,047)
Net investment in US dollar functional currency entities	1,935	1,779	1,635
Net Exposure (inclusive of net investment in foreign operations)	549	568	588
Net investment hedges
The Group seeks to mitigate the effect of its foreign currency exposure by borrowing in US dollars. The entity which undertakes the majority of the Group’s borrowing activities has an AUD functional currency. Where considered appropriate the US dollar denominated debt is designated as a net investment in foreign operations.
Exchange gains or losses upon subsequent revaluation of US dollar denominated borrowings from the historical draw down rate to the period end spot exchange rate are recognised through Other Comprehensive Income and deferred in equity in the Foreign Currency Translation Reserve and will be released to the Income Statement if the foreign operation is sold.
As at 30 June 2023, US dollar borrowings of US$1,935 million were designated as a net investment in foreign operations (2022: US$1,779 million, 2021: US$1,635 million).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
24.
Financial Risk Management (continued)

Sensitivity analysis
The following table details the Group’s sensitivity arising in respect of translation of financial assets and financial liabilities to a 5% movement (2022: 5%, 2021: 5%) in the Australian dollar against the US dollar at the reporting date, with all other variables held constant. The impact of the movement in other currencies against the US dollar is immaterial. The percentage sensitivity is based on reasonably possible changes, over a financial year, using the observed range of actual historical rates for the preceding five-year period.
Post-tax gain/(loss)	Impact on Profit After Tax Higher/(Lower)			Impact on Equity Higher/(Lower)
	2023 US$m	2022 US$m	2021 US$m	2023 US$m	2022 US$m	2021 US$m
AUD/USD +5%	(15)	(14)	(19)	(97)	(88)	(81)
AUD/USD -5%	15	14	19	97	88	81
Significant assumptions used in the foreign currency exposure sensitivity analysis above include:
•
Reasonably possible movements in foreign exchange rates;

The reasonably possible movement of 5% (2022: 5%, 2021: 5%) was calculated by taking the AUD spot rate as at the reporting date, moving this spot rate by 5% (2022: 5%, 2021: 5%) and then re-converting the AUD into USD with the “new spot-rate”. This methodology reflects the translation methodology undertaken by the Group; and
•
The translation of the net assets in subsidiaries has not been included in the sensitivity analysis as part of the equity movement.

(c)
Liquidity Risk

Newcrest is exposed to liquidity risk, being the possibility that it may not be able to access or raise funds when required.
Liquidity risk is managed centrally to ensure sufficient liquid funds are available to meet the Group’s financial commitments, such as through the following management actions:
•
Targeting to maintain cash and committed undrawn bank facilities of at least US$1,500 million, with approximately one-third of that amount in the form of cash.

•
Targeting to maintain an investment grade credit rating.

•
Forecasting cash flows relating to operational, investing and financing activities, including sensitivity analysis to test multiple scenarios.

•
Managing repayment maturities to avoid excessive refinancing in any period.

•
Maintaining funding flexibility with committed available credit lines with a variety of counterparties.

•
Managing credit risk related to financial assets.

The Group maintains a balance between continuity of funding and flexibility through the use of cash, loans and committed available credit facilities, and equity market raisings. Included in Note 21 is a list of committed undrawn credit facilities that the Group has at its disposal to manage liquidity risk.
The following table reflects all contractually fixed repayments and interest resulting from recognised financial liabilities at the reporting date, including derivative financial instruments and leases. For derivative financial instruments the market value is presented, whereas for the other obligations the respective undiscounted cash flows for the respective upcoming financial years are presented.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
24.
Financial Risk Management (continued)

	Less than 6 months	Between 6 – 12 months	Between 1 – 2 years	Between 2 – 5 years	Greater than 5 years	Total
	US$m	US$m	US$m	US$m	US$m	US$m
2023
Payables	693	—	—	—	—	693
Borrowings	36	45	90	524	2,542	3,237
Derivatives	16	17	—	—	—	33
Lease liabilities	26	24	33	37	—	120
	771	86	123	561	2,542	4,083
2022
Payables	675	—	—	—	—	675
Borrowings	28	37	216	213	2,613	3,107
Derivatives	13	24	—	—	—	37
Lease liabilities	28	22	22	45	2	119
	744	83	238	258	2,615	3,938
2021
Payables	577	—	—	—	—	577
Borrowings	26	35	71	213	2,684	3,029
Derivatives	25	24	42	—	—	91
Lease liabilities	15	15	20	14	4	68
	643	74	133	227	2,688	3,765

(d)
Interest Rate Risk

The Group’s exposure to the risk of changes in market interest rates primarily relates to the Group’s cash and debt obligations that have floating interest rates. The Group is also subject to interest rate risk with respect to the fair value of the FdN finance facilities, which are accounted for at fair value through profit or loss (refer Note 25(b)). The Group’s interest rate exposure together with the effective interest rate for each class of financial assets and financial liabilities at the reporting date is summarised as follows:
	2023			2022			2021
Consolidated	Floating Interest	Fixed Interest	Effective Interest Rate	Floating Interest	Fixed Interest	Effective Interest Rate	Floating Interest	Fixed Interest	Effective Interest Rate
	US$m	US$m	%	US$m	US$m	%	US$m	US$m	%
Financial Assets
Cash and cash equivalents	586	—	4.6	565	—	1.1	1,873	—	0.2
FdN finance facilities (1)	—	110	7.5	—	221	7.5	—	266	7.5
Other receivables	58	—	13.1	50	—	9.5	17	—	8.1
	644	110		615	221		1,890	266
Financial Liabilities
Corporate bonds	—	1,650	4.3	—	1,650	4.3	—	1,650	4.3
Bilateral debt facilities	298	—	6.5	143	—	2.4	—	—	—
Lease liabilities	—	110	5.4	—	111	3.9	—	62	4.4
	298	1,760		143	1,761		—	1,712
Net exposure	346	(1,650)		472	(1,540)		1,890	(1,446)

(1)
The principal component of the FdN finance facilities are subject to interest at the contractual rate.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
24.
Financial Risk Management (continued)

The other financial assets and financial liabilities of the Group not included in the above table are non-interest bearing and not subject to interest rate risk.
The sensitivity of this exposure has been analysed and determined to be not material to the Group.
(e)
Credit Risk

The Group’s exposure to credit risk arises from the potential default of the counterparty to the Group’s financial assets, which comprise cash and cash equivalents, trade and other receivables, the FdN finance facilities and derivative financial instruments.
The Group limits its counterparty credit risk on investment funds by dealing only with banks or financial institutions with credit ratings of at least A- (S&P) equivalent and rated at least BBB (S&P) equivalent for derivative financial instruments. Credit risk is further limited by ensuring diversification with maximum investment limits based on credit ratings. Counterparty credit risk on investment funds and derivative exposures is monitored on a continual basis.
All concentrate customers who wish to trade on credit terms are subject to a credit risk analysis at least annually. The Group obtains sufficient collateral (such as a letter of credit) from customers where determined appropriate, as a means of mitigating the risk of financial loss from defaults. At the reporting date the value of collateral held was US$72 million (2022: US$61 million, 2021: US$32 million).
Receivables balances are monitored on an ongoing basis with the result that the Group’s exposure to bad debts is not significant. There were no material impairments of receivables as at 30 June 2023, 30 June 2022 or 30 June 2021.
The majority of the Group’s trade receivables at the reporting date are due from concentrate customers in Japan. There have been no credit defaults with these customers in recent history. At the reporting date there were no other significant concentrations of credit risk with concentrate customers.
The FdN finance facilities, which were acquired in April 2020 are due from Lundin Gold, which operates the FdN gold mine in Ecuador. The Group limited its credit risk on the facilities by acquiring a customary lender security covenant package, which includes a requirement for Lundin Gold to seek approvals from the senior lenders and Newcrest as subordinated lender under the Facilities for any material amendments to the mine plan, financial model and operating budget of the FdN mine. Newcrest also ranks ahead of ordinary equity holders with regard to preference of cash flows from the FdN mine.
(f)
Financial Assets and Financial Liabilities

The following tables disclose the carrying amounts of each class of financial assets and financial liabilities at year end, classified between amortised cost, fair value through profit or loss and fair value through other comprehensive income (‘OCI’).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
24.
Financial Risk Management (continued)

2023	Amortised cost	Fair Value through profit or loss(1)	Fair Value through OCI	Total
	US$m	US$m	US$m	US$m
Financial Assets
Cash and cash equivalents	586	—	—	586
Trade and other receivables – current	111	143	—	254
Trade and other receivables – non-current	109	—	—	109
FdN finance facilities – current	—	55	—	55
FdN finance facilities – non-current	—	245	—	245
Power purchase agreement – current(2)	—	—	5	5
Power purchase agreement – non-current(2)	—	—	106	106
	806	443	111	1,360
Financial Liabilities
Trade and other payables	693	—	—	693
Borrowings	1,935	—	—	1,935
Lease liabilities – current	45	—	—	45
Lease liabilities – non-current	65	—	—	65
Fuel forward contracts	—	—	9	9
Telfer AUD gold hedges	—	—	24	24
	2,738	—	33	2,771
2022	Amortised cost	Fair Value through profit or loss(1)	Fair Value through OCI	Total
	US$m	US$m	US$m	US$m
Financial Assets
Cash and cash equivalents	565	—	—	565
Trade and other receivables – current	166	72	—	238
Trade and other receivables – non-current	76	—	—	76
FdN finance facilities – current	—	110	—	110
FdN finance facilities – non-current	—	345	—	345
Fuel forward contracts	—	—	31	31
Power purchase agreement(2)	—	—	109	109
	807	527	140	1,474
Financial Liabilities
Trade and other payables	675	—	—	675
Borrowings	1,779	—	—	1,779
Lease liabilities – current	47	—	—	47
Lease liabilities – non-current	64	—	—	64
Telfer AUD gold hedges	—	—	68	68
	2,565	—	68	2,633

(1)
The Trade and other receivables in this classification relates to concentrate receivables.

(2)
Refer to Note 25(c) for further details.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
24.
Financial Risk Management (continued)

2021	Amortised cost	Fair Value through profit or loss(1)	Fair Value through OCI	Total
	US$m	US$m	US$m	US$m
Financial Assets
Cash and cash equivalents	1,873	—	—	1,873
Trade and other receivables – current	87	128	—	215
Trade and other receivables – non-current	74	—	—	74
FdN finance facilities – current	—	112	—	112
FdN finance facilities – non-current	—	397	—	397
Investment in Pretium	—	—	86	86
Fuel forward contracts	—	—	19	19
Contingent consideration asset	—	25	—	25
Power purchase agreement(2)	—	—	2	2
	2,034	662	107	2,803
Financial Liabilities
Trade and other payables	577	—	—	577
Borrowings	1,635	—	—	1,635
Lease liabilities – current	27	—	—	27
Lease liabilities – non-current	35	—	—	35
Telfer AUD gold hedges – current	—	—	68	68
Telfer AUD gold hedges – non-current	—	—	42	42
	2,274	—	110	2,384

(1)
The Trade and other receivables in this classification relates to concentrate receivables.

(2)
Refer to Note 25(c) for further details.

25.
Fair Value Measurement

(a)
Fair Value Measurements Recognised in the Statement of Financial Position

For financial assets and liabilities carried at fair value, the Group uses the following to categorise the fair value method used, as defined by IFRS 13 Fair Value Measurement.
•
Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (as prices) or indirectly (derived from prices). Valuation inputs include forward curves, discount curves and underlying spot and futures prices.

•
Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The Group’s financial assets and liabilities which are measured at fair value on a recurring basis, are categorised as follows:

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
25.
Fair Value Measurement (continued)

Financial assets and liabilities measured at fair value	Note	Level 1	Level 2	Level 3	Total
		US$m	US$m	US$m	US$m
At 30 June 2023
Concentrate receivables		—	143	—	143
FdN finance facilities	(b)	—	—	300	300
Power purchase agreement	(c)	—	—	111	111
Fuel forward contracts		—	(9)	—	(9)
Telfer AUD gold hedges		—	(24)	—	(24)
		—	110	411	521
At 30 June 2022
Concentrate receivables		—	72	—	72
FdN finance facilities	(b)	—	—	455	455
Power purchase agreement	(c)	—	—	109	109
Fuel forward contracts		—	31	—	31
Telfer AUD gold hedges		—	(68)	—	(68)
		—	35	564	599
At 30 June 2021
Concentrate receivables		—	128	—	128
FdN finance facilities	(b)	—	—	509	509
Power purchase agreement	(c)	—	—	2	2
Investment in Pretium	(d)	86	—	—	86
Fuel forward contracts		—	19	—	19
Contingent consideration asset		—	—	25	25
Telfer AUD gold hedges		—	(110)	—	(110)
		86	37	536	659
There were no transfers between levels during the year.
(b)
Fair Value of FdN Finance Facilities

In April 2020, Newcrest acquired the GPCA, SCFA and Offtake Agreement in relation to Lundin Gold’s FdN mine (refer Note 23(b)). Each of these financial instruments are classified as Level 3 as their valuation includes significant unobservable inputs. The following table summarises the fair value of these financial assets on an aggregated basis.
Movements in Fair Value	2023 US$m	2022 US$m	2021 US$m
Opening balance	455	509	461
Net receipts during the period(1)	(307)	(132)	(92)
Accrued interest	13	19	22
Fair value adjustments	143	62	118
Other movements	(4)	(3)	—
Closing balance	300	455	509
Split between:
Current	55	110	112
Non-current	245	345	397
	300	455	509

(1)
In January 2023, Newcrest received early repayment of the GPCA of US$173 million (net of withholding taxes) from Lundin Gold Inc. The GPCA facility was subsequently terminated. The SCFA and offtake agreement continue in place following the early repayment of the GPCA.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
25.
Fair Value Measurement (continued)

Valuation measurement and key assumptions
The SCFA valuation is based on a discounted cash flow model, whilst the Offtake Agreement valuation is based on Monte Carlo simulation to determine the margin achieved on sales associated with this agreement (which is then incorporated into a discounted cash flow model). The valuation requires Management to make certain assumptions about the model inputs, including gold prices, discount rates and FdN production profiles. The probabilities of the various estimates within the range can be reasonably assessed and are used in Management’s estimate of fair value for these financial assets.
The following table summarises the quantitative information about the significant unobservable inputs used in Level 3 fair value measurements.
Unobservable inputs	Inputs	Relationship of unobservable inputs to fair value
Gold price	The Group’s carrying value assessment gold price assumption (refer Note 12(c))
An increase or decrease in gold prices of 10% applied to the gold price assumptions for the term of the agreements would change the fair value of the asset by +US$30 million/ -US$30 million.
(2022: +US$44 million/-US$44 million)
(2021: +US$50 million/-US$51 million)

Discount rate	8.5%
An increase or decrease in the discount rate of 1% would change the fair value of the asset by -US$10 million/ +US$10 million.
(2022: -US$14 million/+US$15 million)
(2021: -US$18 million/+US$19 million)

FdN production profile	FdN mine plan
An increase or decrease in the production profile of 10% would change the fair value of the asset by +US$13 million/ -US$14 million.
(2022: +US$13 million/-US$17 million)
(2021: +US$14 million/-US$21 million)

Each of the sensitivities above assumes that the specific assumption moves in isolation, whilst all other assumptions are held constant. The sensitivity of the exposure of silver prices on the FdN finance facilities has been analysed and determined to be not material to the Group.
Accounting Estimates and Assumptions — Fair Value of FdN finance facilities

Significant judgements, estimates and assumptions are required in determining estimates of Fair Value for the FdN finance facilities. It should be noted that the Fair Value is subject to variability in key assumptions including, but not limited to, gold prices, discount rates and FdN production profiles. A change in one or more of the assumptions used could result in a material change in the estimated Fair Value of the FdN finance facilities.

(c)
Fair Value of Power Purchase Agreement

In December 2020, Newcrest entered into a 15-year renewable Power Purchase Agreement (‘PPA’) in relation to Cadia. The PPA will act as a partial hedge against future electricity price increases and will provide Newcrest with access to large scale generation certificates which the Group intends to surrender to achieve a reduction in its greenhouse gas emissions.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
25.
Fair Value Measurement (continued)

Movements in Fair Value	2023 US$m	2022 US$m	2021 US$m
Opening balance	109	2	—
Fair value adjustments	2	107	2
Closing balance	111	109	2
Split between:
Current	5	—	—
Non-current	106	109	2
	111	109	2
Hedge ineffectiveness recognised in the Income Statement was a net fair value gain of US$5 million (2022: nil, 2021: nil). Refer Note 5(d).
Valuation measurement and key assumptions
The PPA is valued based on a discounted cash flow model. The valuation requires Management to make certain assumptions about the model inputs, including future electricity prices, discount rates and expected generation volumes associated with the contracts. The probabilities of the various estimates within the range can be reasonably assessed and are used in Management’s estimate of fair value for these financial assets.
The following table summarises the quantitative information about the significant unobservable inputs used in Level 3 fair value measurements.
Unobservable inputs	Inputs	Relationship of unobservable inputs to fair value
Electricity prices	Forward electricity price assumptions
An increase or decrease in electricity prices of 10% applied to the electricity price assumptions for the term of the agreements would change the fair value by +US$36 million/ -US$36 million.
(2022: +US$35 million/-US$35 million)
(2021: +US$7 million/-US$7 million)

The sensitivity above assumes that the specific input moves in isolation, whilst all other assumptions are held constant. The sensitivity of the exposure to future generation volumes and the rate used to discount future cash flows has been analysed and determined to be not material to the Group.
Accounting Estimates and Assumptions — Fair Value of Power Purchase Agreement

The valuation of PPAs required a number of significant assumptions, including assumptions about forward electricity prices, future generation volumes and the rate used to discount future cash flows. A change in one or more of the assumptions used could result in a material change in the estimated Fair Value of the Power Purchase Agreement.

(d)
Fair Value of Investment in Pretium Resources Inc

As at 30 June 2021, the Group held 9,025,216 shares in Pretium representing an interest of 4.8% with a market value of $86 million (2020: 9,025,216 shares with a market value of US$76 million). This was based on the closing share price of Pretium on the TSX at the reporting date.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
25.
Fair Value Measurement (continued)

On 8 November 2021, the Group entered into an agreement to acquire all of the issued and outstanding common shares of TSX-listed Pretium that it does not already own, by way of a Canadian Plan of Arrangement. The acquisition was completed during the year. Refer Note 31 for further details.
A total cumulative gain of US$62 million was recognised within Other Comprehensive Income upon revaluation to the acquisition date (including a gain of US$46 million in the 2022 year). This total gain was transferred from Other Comprehensive Income to Accumulated Losses during the 2022 year, reducing the Accumulated Losses balance.
(e)
Fair Value of Financial Instruments Carried at Amortised Cost

The carrying amounts of financial assets and financial liabilities recognised at amortised cost in the financial statements approximate their fair value, except as detailed in the following table:
	Carrying amount			Fair value(1)
Financial Liabilities	2023 US$m	2022 US$m	2021 US$m	2023 US$m	2022 US$m	2021 US$m
Borrowings:
Fixed rate debt – Corporate Bonds	1,637	1,636	1,635	1,481	1,487	1,940

(1)
The fair value is a level 2 valuation. Fair values of the Group’s fixed rate borrowings are determined by using discounted cash flow models that use discount rates that reflect the issuer’s borrowing rate as at the end of the reporting period.

26.
Issued Capital

	Note	2023 US$m	2022 US$m	2021 US$m
(a) Movements in Issued Capital
Opening balance		13,759	12,419	12,403
Shares issued:
• Acquisition of Pretium(1)	31(a)	—	1,289	—
• Convertible notes	10(b)	—	50	—
• Dividend reinvestment plan		15	16	26
Share issue costs		—	(1)	—
Shares repurchased and held in treasury(2)		(10)	(14)	(10)
Total issued capital		13,764	13,759	12,419

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
26.
Issued Capital (continued)

		2023 No.	2022 No.	2021 No.
(b) Number of Issued Ordinary Shares
Comprises:
• Shares held by the public		891,604,615	890,510,101	814,745,123
• Treasury shares		2,626,117	2,613,146	2,544,569
Total issued shares		894,230,732	893,123,247	817,289,692
Movement in issued ordinary shares for the year
Opening number of shares		890,510,101	814,745,123	813,819,599
Shares issued:
• Acquisition of Pretium(1)	31(a)	—	72,316,008	—
• Convertible notes		—	2,606,579	—
• Dividend reinvestment plan		1,107,485	910,968	1,217,798
Shares repurchased and held in treasury		(715,877)	(800,000)	(500,000)
Share plans(3)		702,906	731,423	207,726
Closing number of shares		891,604,615	890,510,101	814,745,123
Movement in treasury shares for the year
Opening number of shares		2,613,146	2,544,569	2,252,295
• Purchases		715,877	800,000	500,000
• Allocated pursuant to share plans		(702,906)	(731,423)	(207,726)
Closing number of shares		2,626,117	2,613,146	2,544,569

(1)
Represents issue of shares on 9 March 2022 pursuant to the Plan of Arrangement between Pretium and its ordinary shareholders. Refer Note 31 for further details. Transaction costs associated with the issue amounted to US$1 million.

(2)
During the year, the Newcrest Employee Share Plan Trust (‘Trust’) purchased a total of 715,877 (2022: 800,000, 2021: 500,000) fully paid ordinary Newcrest shares at an average price of A$20.98 (US$14.26) (2022: average price of A$24.39 (US$17.70) per share, 2021: average price of A$24.41 (US$18.92) per share).

The shares were purchased on-market to be held by the Trustee on behalf of the Trust to satisfy the future entitlements of the holders of performance rights (and any other rights to acquire shares) under Newcrest’s current and future employee incentive schemes.
(3)
Represents rights exercised under the Company’s share-based payments plans and executive service agreements. Refer to Note 35 for share-based payments.

(c)
Significant Accounting Policies

Issued ordinary share capital is classified as equity and is recognised at the fair value of the consideration received by the Group. Any transaction costs arising on the issue of ordinary shares and the associated tax are recognised directly in equity as a reduction of the share proceeds received.
Treasury Shares
The Group’s own equity instruments, which are purchased on-market for later use in employee share-based payment arrangements (Treasury shares), are deducted from equity. No gain or loss is recognised in profit or loss on the purchase, sale, issue or cancellation of the Group’s own equity instruments.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
27.
Reserves

	Note	2023 US$m	2022 US$m	2021 US$m
Equity settlements reserve	(a)	167	151	137
Foreign currency translation reserve	(b)	(843)	(585)	(128)
Hedge reserve	(c)	51	51	(63)
Other reserves	(d)	13	15	31
Total reserves		(612)	(368)	(23)

(a)
Equity Settlements Reserve

This reserve is used to recognise the fair value of rights and options issued to employees in relation to equity-settled share-based payments.
(b)
Foreign Currency Translation Reserve

The foreign currency translation reserve is used to record exchange differences arising from the translation of the financial statements of subsidiaries which do not have a functional currency of USD. The reserve is also used to record exchange gains and losses on hedges of the net investment in foreign operations. Refer Note 24(b).
(c)
Hedge Reserve

The hedge reserve is used to record the effective portion of changes in the fair value of cash flow hedges and cost of hedging reserves (refer Note 24). The components of the hedge reserve at year end were as follows:
Component	Note	2023 US$m	2022 US$m	2021 US$m
Telfer AUD gold hedges	24(a)	(24)	(68)	(110)
Fuel forward contracts	24(a)	(9)	31	19
Power purchase agreement	25(c)	106	109	2
		73	72	(89)
Tax effect		(22)	(21)	26
Total Hedge Reserve		51	51	(63)

(d)
Other Reserves

Other Reserves are used to record Newcrest’s share of other comprehensive income/(loss) of associates (refer Note 30) and changes in the fair value of equity instruments held at fair value.
GROUP STRUCTURE
This section provides information relevant to understanding the structure of the Group.
28.
Controlled Entities

Controlled entities are consolidated from the date on which control commences until the date that control ceases. All intercompany balances and transactions, including unrealised gains and losses arising from intra-group transactions, have been eliminated in preparing the consolidated financial statements. The Group comprises the following significant entities:

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
28.
Controlled Entities (continued)

			Percentage Holding
Entity	Notes	Country of Incorporation	2023%	2022%	2021%
Parent Entity
Newcrest Mining Limited		Australia
Subsidiaries
Cadia Holdings Pty Limited	(a)	Australia	100	100	100
Contango Agricultural Company Pty Ltd		Australia	100	100	100
Newcrest Finance Pty Limited	(a)	Australia	100	100	100
Newcrest International Pty Ltd	(a)	Australia	100	100	100
Newcrest Operations Limited	(a)	Australia	100	100	100
Newcrest Services Pty Limited		Australia	100	100	100
Newcrest West Africa Holdings Pty Ltd	(a)	Australia	100	100	100
Newgen Pty Ltd		Australia	100	100	100
Niugini Mining (Australia) Pty Ltd	(a)	Australia	100	100	100
Newcrest Insurance Pte Ltd.	(b)	Singapore	100	100	100
Gryphus Pte Ltd.	(f)	Singapore	—	—	100
Orion Co-V Pte Ltd.	(f)	Singapore	—	—	100
PT Nusantara Bintang Management		Indonesia	100	100	100
Newcrest (Fiji) Pte Limited	(b)	Fiji	100	100	100
Lihir Gold Limited	(b)	Papua New Guinea	100	100	100
Newcrest PNG 2 Limited	(b)	Papua New Guinea	100	100	100
Newcrest PNG 3 Limited	(b)	Papua New Guinea	100	100	100
Newcrest PNG Exploration Limited	(b)	Papua New Guinea	100	100	100
Newcrest Resources, Inc.		USA	100	100	100
Newroyal Resources, Inc.		USA	100	100	100
Newcrest USA Finance LLC		USA	100	100	100
Newcrest BC Mining Ltd.	(c)(e)	Canada	—	—	—
Newcrest Canada Inc.		Canada	100	100	100
Newcrest Canada Holdings Inc.		Canada	100	100	100
Newcrest Canada Services Inc.		Canada	100	100	100
Newcrest Red Chris Mining Limited	(b)	Canada	100	100	100
Pretium Exploration Inc.	(d)(e)	Canada	—	—	—
Pretium Resources Inc.	(d)(e)	Canada	100	100	—
Newcrest Chile SpA		Chile	100	100	100
Newcrest Ecuador S.A.	(b)	Ecuador	100	100	100

Notes:
(a)
These controlled entities are a party to a Deed of Cross Guarantee.

(b)
Audited by affiliates of the Parent entity auditors.

(c)
This entity was incorporated during the 2022 year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
28.
Controlled Entities (continued)

(d)
These entities were acquired during the 2022 year.

(e)
During the 2022 year, Pretium Resources Inc was amalgamated with Pretium Exploration Inc. and Newcrest BC Mining Ltd (which was incorporated in 2022).

(f)
These entities were deregistered during the 2022 year.

29.
Interest in Joint Operations

The Group has interests in the following significant unincorporated joint arrangements, which are accounted for as joint operations under accounting standards.
				Interest
Name	Country	Principal Activity	Note	2023	2022	2021
Wafi-Golpu JV	Papua New Guinea	Mineral exploration	(a)	50.0%	50.0%	50.0%
Havieron JV	Australia	Mineral exploration	(b)	70.0%	70.0%	70.0%
Namosi JV	Fiji	Mineral exploration	(c)	73.03%	72.88%	72.74%
Interest in Joint Operations
A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.
When a Group entity undertakes its activities under joint operations, the Group as a joint operator recognises in relation to its interest in a joint operation, its share of assets, liabilities, revenue and expenses from those operations and revenue from the sale of its share of the output from the joint operation or from the sale of the output by the joint operation.
The Group accounts for the assets, liabilities, revenues and expenses relating to its interest in a joint operation in accordance with the standards applicable to the particular assets, liabilities, revenues and expenses.
(a)
Wafi-Golpu Joint Venture

The Wafi-Golpu JV is owned 50% by the Group and 50% by Wafi Mining Limited, whose ultimate holding company is Harmony Gold Mining Company Limited. Pursuant to the JV agreement, key operational decisions of the JV require a minimum 70% (effectively unanimous) vote and therefore the Group has joint control. For segment reporting, Wafi-Golpu is included within the ‘Exploration and Projects’ segment.
Under the conditions of the Wafi-Golpu exploration tenements, the PNG Government (‘the State’) has reserved the right to take up (prior to the commencement of mining) an equity interest of up to 30% of any mineral discovery within the Wafi-Golpu tenements. The right is exercisable by the State once at any time prior to the commencement of mining. If the State exercises this right, the exercise price is a pro rata share of the accumulated exploration expenditure. Once the right is exercised, the State is responsible for its proportionate share of ongoing exploration and project development costs. As at 30 June 2023, this option has not been exercised. In the event the option is exercised in full, Newcrest’s interest in the Wafi-Golpu JV would be reduced to 35%.
The carrying value of the Group’s interest in the Wafi-Golpu JV as at 30 June 2023 is US$437 million (2022: US$447 million, 2021: US$452 million).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
29.
Interest in Joint Operations (continued)

(b)
Havieron Joint Venture

The Havieron Project is operated by Newcrest under a Joint Venture Agreement (‘JVA’) with Greatland Gold plc (‘Greatland’). Newcrest holds a 70% joint venture interest in the Havieron Project.
Pursuant to the JV agreement, key operational decisions of the JV require a unanimous vote and therefore the Group has joint control. For segment reporting, the Havieron JV is included within the ‘Exploration and Projects’ segment.
The carrying value of the Group’s interest in the Havieron JV as at 30 June 2023 is US$223 million (2022: US$151 million, 2021: US$72 million).
(c)
Namosi Joint Venture

The Namosi JV was established between the Group and two other parties under the Namosi Joint Venture agreement in November 2007. Pursuant to this JV agreement, key operational decisions of the JV require a unanimous vote and therefore the Group has joint control. For segment reporting, the Namosi JV is included within the ‘Exploration and Projects’ segment.
The carrying value of the Group’s interest in the Namosi JV as at 30 June 2023 is US$25 million (2022: US$25 million, 2021: US$25 million).
30.
Investment in Associates

Movements in investment in associates	2023 US$m	2022 US$m	2021 US$m
Opening balance	487	442	386
Acquisition – Lundin Gold Inc	7	7	8
Acquisition – SolGold plc	—	—	10
Acquisition – Antipa Minerals Ltd	1	—	3
Acquisition – Headwater Gold Inc.	1	—	—
Acquisition – Metallic Minerals Corporation	4	—	—
Total acquisitions	13	7	21
Dividends received	(30)	—	—
Share of profit/(loss)	19	45	26
Share of other comprehensive income/(loss)	(2)	—	3
Foreign currency translation	(4)	(7)	6
Closing balance	483	487	442
An associate is an entity that is neither a subsidiary nor joint arrangement, over which the Group has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies. The Group’s investment in associates is accounted for using the equity method.
After application of the equity method, the Group determines whether it is necessary to recognise an additional impairment loss on its investment in its associate. The Group determines at each reporting date whether there is any objective evidence that the investment in the associate is impaired. If this is the case, the Group calculates the amount of impairment as the difference between the recoverable amount of the associate and its carrying value and recognises the amount in the Income Statement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
30.
Investment in Associates (continued)

(a)
Details of Associates

		Interest			Carrying Amount
Associate	Country of Incorporation	2023%	2022%	2021%	2023 US$m	2022 US$m	2021 US$m
Lundin Gold Inc	Canada	32.0%	32.0%	32.0%	410	408	349
SolGold plc	United Kingdom	10.3%	13.5%	13.5%	65	74	86
Azucar Minerals Ltd	Canada	19.9%	19.9%	19.9%	1	1	2
Antipa Minerals Ltd	Australia	9.9%	9.9%	9.9%	3	4	5
Headwater Gold Inc.	Canada	9.9%	—	—	1	—	—
Metallic Minerals Corporation	Canada	9.5%	—	—	3	—	—
					483	487	442
Lundin Gold’s FdN mine is in commercial production. The remaining associates are in the exploration and/or mine development phase and do not currently generate revenue. Further details are as follows:
(b)
Investment in Lundin Gold Inc

Lundin Gold is a Canadian based mine development and operating company, operating the FdN gold mine in Ecuador. Lundin Gold is listed on the Toronto Stock Exchange (‘TSX’) and the Nasdaq Stockholm.
In March 2018, Newcrest acquired a 27.1% equity interest in Lundin Gold for US$251 million (inclusive of transaction costs of US$1 million), following a share subscription agreement entered into on 24 February 2018. The Group’s current interest is 32.0%. The Group has appointed two directors to the Board of Lundin Gold.
In April 2020, Newcrest acquired the FdN finance facilities. This did not have an impact on the Group’s equity interest in Lundin Gold. Refer to Note 23(b).
The following table discloses summarised financial information of the Group’s investment in Lundin Gold Inc.
Lundin Gold’s Statement of Financial Position	2023 US$m	2022 US$m	2021 US$m
Current assets	540	569	405
Non-current assets	969	1,095	1,186
Current liabilities	(272)	(315)	(296)
Non-current liabilities	(311)	(439)	(563)
Net assets	926	910	732
Proportion of Newcrest’s ownership	32.0%	32.0%	32.0%
Carrying value calculated per ownership percentage	296	291	234
Fair value adjustment	114	117	115
Carrying amount	410	408	349
Lundin Gold had revenue during the year of US$922 million (100% basis) (2022: US$771 million, 2021: US$664 million).
As at 30 June 2023, the Group held 75,780,909 shares (2022: 75,231,577 shares, 2021: 74,350,738 shares) with a market value of US$907 million (2022: US$539 million, 2021: US$624 million) based on the closing share price on the TSX.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
30.
Investment in Associates (continued)

(c)
Investment in Other Associates

SolGold Plc (‘SolGold’) is an Australian based, copper gold exploration and future development company with assets in Ecuador, the Solomon Islands and Australia. SolGold is listed on the London Stock Exchange (‘LSE’) and the TSX. As at 30 June 2023, the Group held 309,309,996 shares (2022: 309,309,996 shares, 2021: 309,309,996 shares) with a market value of US$62 million (2022: US$110 million, 2021: US$122 million) based on the closing share price on the LSE.
Azucar Minerals Ltd (‘Azucar’) is a mineral exploration company listed on the TSX. The associates’ assets include the El Cobre copper/gold porphyry project near Veracruz, Mexico. As at 30 June 2023, the Group held 14,674,056 shares (2022: 14,674,056 shares, 2021: 14,674,056 shares) with a market value of US$1 million (2022: US$1 million, 2021: US$1 million) based on the closing share price on the TSX.
Antipa Minerals Ltd (‘Antipa’) is an Australia mineral exploration company listed on the ASX, with exploration assets in the Paterson Province of Western Australia. As at 30 June 2023, the Group held 356,114,785 (2022: 310,830,163 shares, 2021: 310,010,163 shares) with a market value of US$3 million (2022: US$7 million, 2021: US$10 million) based on the closing share price on the ASX.
Headwater Gold Inc (‘Headwater’) is a Canadian based exploration company listed on the Canadian Securities Exchange (‘CSE’), with exploration assets in Idaho-Oregon and Nevada, United Stated of America. As at 30 June 2023, the Group held 6,151,397 shares (2022: nil, 2021: nil) with a market value of US$1 million based on the closing share price on the CSE.
Metallic Minerals Corporation (‘Metallic’) is a Canadian based exploration company listed on the TSX Venture Exchange (‘TSX-V’), with exploration assets in Colorado, United States of America and Yukon Territory, Canada. As at 30 June 2023, the Group held 15,838,593 shares (2022: nil, 2021: nil) with a market value of US$4 million based on the close share price of the TSX-V.
The Group has a right (but not an obligation) to appoint a Director to the Board of each of these associates.
31.
Acquisition of Pretium Resources Inc.

On 8 November 2021, the Group entered into an agreement to acquire all of the issued and outstanding common shares of TSX-listed Pretium Resources Inc. (‘Pretium’) that it did not already own, by way of a Canadian Plan of Arrangement (‘the Plan’). The Plan required approval by 66 2∕3% of Pretium shareholders and regulatory approvals including approval under the Investment Canada Act.
This transaction has been accounted for as business combination under IFRS 3 Business Combinations using the acquisition method of accounting.
On 25 February 2022, Newcrest received the final regulatory approval under the Investment Canada Act for the acquisition of Pretium. In accordance with accounting standards, Newcrest acquired control over Pretium effective from the date of this last regulatory approval and therefore 25 February 2022 is the acquisition date for this business combination. The total consideration (cash and scrip components) were settled on 9 March 2022.
Pretium is the owner of the Brucejack mine in the Golden Triangle region of British Columbia, Canada. Brucejack began commercial production in July 2017 and is one of the highest-grade operating gold mines in the world. The acquisition aligns with Newcrest’s stated strategic goal of building a global portfolio of Tier 1 orebodies.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
31.
Acquisition of Pretium Resources Inc. (continued)

(a)
Consideration

The consideration comprised cash and Newcrest shares, and Pretium shareholders were able to elect either C$18.50 in cash or 0.80847 Newcrest shares per Pretium share, subject to proration and an aggregate cap of 50% cash and 50% Newcrest shares. The consideration paid in the 2022 financial year is shown in the table below:
Consideration paid in respect to:	2022 US$m
Consideration – Cash component(1)	1,292
Consideration – Scrip component(2)	1,289
Fair value of consideration transferred (for 95.2%)	2,581
Fair value of existing 4.8% equity interest(3)	130
Total fair value (100% interest)	2,711

(1)
Cash consideration paid to Pretium shareholders in March 2022.

(2)
Newcrest issued 72,316,008 ordinary shares to Pretium shareholders. The fair value of the scrip component reflects the Newcrest share price on the acquisition date of A$24.82 (US$17.82).

(3)
Newcrest held 4.8% of Pretium’s issued shares prior to the completion of the acquisition. A gain of US$62 million was recognised within other comprehensive income upon revaluation on the acquisition date. This gain was transferred from Other Comprehensive Income to Accumulated Losses.

(b)
Fair Value

Details of the fair values at the date of acquisition are set out below. During the 2023 financial year, the fair values were finalised and there were no changes to the fair values provisionally determined at 30 June 2022.
Assets and Liabilities Acquired	Final Fair Value
US$m
Cash and cash equivalent	208
Receivables	36
Inventories	39
Property, plant and equipment	2,891
Other assets	26
Total assets	3,200
Trade and other payables	(123)
Debt – convertible notes	(102)
Debt – term facility	(88)
Debt – lease liabilities	(11)
Provisions – employee benefits	(2)
Provisions – mine rehabilitation	(27)
Deferred tax liabilities	(824)
Other liabilities	(2)
Total liabilities	(1,179)
Fair value of identifiable net assets	2,021
Goodwill on acquisition	690
Fair value of net assets	2,711

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
31.
Acquisition of Pretium Resources Inc. (continued)

The goodwill reflects the requirement to record deferred tax balances for the difference between the assigned values and the tax bases of assets acquired and liabilities assumed in the business combination. Goodwill is not deductible for tax purposes.
(c)
Net Cashflow Attributable to the Acquisition

Net cash outflow	2022 US$m
Cash consideration paid	1,292
Less: Cash and cash equivalent balance acquired	(208)
Net cash outflow	1,084

(d)
Business Acquisition and Integration Costs

Business acquisition and integration costs incurred during the year were as follows:
Business acquisition and integration costs	2023 US$m	2022 US$m	2021 US$m
Purchase of put option(1)	—	19	—
Business transaction costs(2)	6	23	—
Total	6	42	—

(1)
Newcrest purchased put options in November 2021 to hedge the downside risk on the USD cost of the cash consideration in relation to the Pretium acquisition.

(2)
Comprises acquisition costs of nil (2022: US$17 million, 2021: nil) and integration costs of US$6 million (2022: US$6 million, 2021: nil).

The above items have been expensed in the Income Statement. Refer to Note 5(d).
(e)
Other Information

Refer to Note 4 Segment Information for details of the segment result of Brucejack.
Pretium contributed US$226 million of revenue and US$37 million to profit before tax in the 2022 financial year from the date of acquisition until 30 June 2022.
If the combination had taken place at the beginning of the 2022 financial year, the Group’s:
•
Revenue would have increased by US$452 million to US$4,659 million; and

•
Profit before tax would have increased by US$74 million to US$1,306 million, in respect to the 2022 financial year.

Accounting Estimates and Assumptions — Business Combination

Assets acquired and liabilities assumed as part of a business acquisition are generally recorded at their fair value at the date of acquisition. Determining fair value of identifiable assets, particularly intangibles, and liabilities acquired also requires management to make estimates, which are based on all available information and in some cases assumptions.

OTHER
This section includes additional financial information and other disclosures that are required by accounting standards.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
32.
Newmont Transaction

In May 2023, Newcrest entered into a binding Scheme Implementation Deed (‘SID’) with Newmont Corporation (‘Newmont’) in relation to a proposal for Newmont to acquire 100% of the issued shares in Newcrest by way of a scheme of arrangement (‘Scheme’) under the Corporations Act 2001 (Cth) (‘the Newmont Transaction’).
Under the terms of the Newmont Transaction, Newcrest shareholders will be entitled to receive 0.400 Newmont shares for each Newcrest share held on the scheme record date. In addition, Newcrest expects to pay a franked special dividend of US$1.10 per Newcrest share prior to implementation of the scheme, subject to the scheme becoming effective.
The scheme of arrangement is subject to a number of conditions, including approval by Newcrest shareholders at a Scheme Meeting which is expected to be held in October 2023. If the Newmont Transaction is approved by Newcrest shareholders and the other conditions precedent are satisfied or waived, implementation of the Newmont Transaction is targeted to occur in November 2023.
The SID includes certain circumstances in which a break fee of US$174 million would be payable to Newmont, or reverse break fee of US$375 million would be payable to Newcrest.
33.
Contingencies

(a)
Bank Guarantees

The Group has negotiated a number of bank guarantees in favour of various government authorities and service providers. The total nominal amount of these guarantees at the reporting date is US$205 million (2022: US$173 million, 2021: US$157 million).
(b)
Other Matters

The companies in the Group are recipients of, or defendants in, certain claims, proceedings and/or complaints made, commenced or threatened. In the opinion of the Directors, all such matters are of such a kind, or involve such amounts, that they are not anticipated to have a material effect on the financial position of the Group if disposed of unfavourably or are at a stage which does not support a reasonable evaluation of the likely outcome of the matter.
34.
New Accounting Standards and Interpretations

The Group has considered accounting standards, amendments and interpretations that have been issued and will be applicable in future periods, however their impact is not considered material to the Group.
35.
Share-Based Payments

The Group provides benefits to employees (including Executive Directors) in the form of share-based compensation, whereby employees render services in exchange for shares or rights over shares (equity-settled transactions). The Group operates a number of share-based payment plans, including:
•
Executive Performance Share Plan (‘LTI Plan’)

•
Employee Share Acquisition Plan (‘ESAP’)

•
Share Match Plan

•
Sign-On Share Plan

•
Short Term Incentive Deferral Plan (‘STI Deferral Plan’)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
35.
Share-Based Payments (continued)

(a)
Executive Performance Share Plan (LTI Plan)

The Executive Performance Share Plan (also referred to as the Long Term Incentive (‘LTI’) plan) entitles participants to receive rights to ordinary fully paid shares in the Company (Performance Rights). The members of the Executive Committee (including Key Management Personnel), General Managers and Managers participate in this plan.
The vesting conditions for the Performance Rights granted in the 2023 financial year for members of the Executive Committee comprised a service condition and three performance measures, being:
•
Relative Total Shareholder Return (‘TSR’)

•
Comparative Cost Position (‘CCP’); and

•
Return on Capital Employed (‘ROCE’).

The weighting for the TSR is 50% (2022: 33.3%, 2021: 33.3%), the CCP is 25% (2022: 33.3%, 2021: 33.3%) and the ROCE is 25% (2022: 33.3%, 2021: 33.3%). Each LTI measure was chosen by the Board as it is a key driver of group performance. Performance against each of these measures over the three year vesting period determines the grant made to participants. There is no ability to re-test performance under the Plan after the performance period.
The vesting conditions for the General Managers comprise a service condition and 50% of the rights have performance measures as noted above. The vesting conditions for Managers comprise service conditions only.
The assessed fair value at grant date of the Performance Rights granted under the LTI plan is independently determined using an option pricing model. The model inputs included:
	2023	2022	2021
Fair value – Members of the Executive Committee	A$13.67	A$19.38	A$21.98
Fair value – General Managers	A$15.44	A$20.89	A$23.89
Fair value – Managers	A$17.21	A$22.40	A$25.80
Grant date	16 Nov 2022	17 Nov 2021	18 Nov 2020
Share price at grant date	A$19.11	A$24.66	A$28.95
Expected life of right	3 years	3 years	3 years
Exercise price	Nil	Nil	Nil
Risk-free interest rate	3.2%	0.8%	0.1%
Annualised volatility	30.0%	25.0%	30.0%
Expected dividend yield	1.8%	1.5%	1.2%
The rights have been valued using a combination of the Monte Carlo simulation and Black-Scholes models. The fair value of the rights granted is adjusted to reflect market vesting conditions. Non-market conditions are included in the assumptions about the number of rights that are expected to become exercisable and are updated at each reporting date. The impact of the revision to original estimates is recognised in the Income Statement with a corresponding adjustment to equity.
Upon the exercise of rights, the balance of the equity settlements reserve relating to those rights remains in the Equity Settlements Reserve.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
35.
Share-Based Payments (continued)

Accounting Estimates and Assumptions — Share-Based Payments

The Group measures the cost of equity settled transactions with employees by reference to the fair value of equity instruments at the date at which they are granted. The fair value is determined by an external valuer using an option pricing model, using the assumptions detailed above.

(b)
Movements in the Number of Rights issued under the LTI Plan

Detailed information about Performance Rights is set out below:
		Movement in Number of Rights During the Year
Grant date	Exercise date	Beginning of year	Granted	Exercised	Forfeited	End of year
2023
16 Nov 2022	16 Nov 2025	—	1,630,838	—	(358,372)	1,272,466
17 Nov 2021	17 Nov 2024	953,974	—	—	(212,326)	741,648
18 Nov 2020	18 Nov 2023	658,579	—	—	(109,249)	549,330
19 Nov 2019	19 Nov 2022	529,766	—	(379,768)	(149,998)	—
Total		2,142,319	1,630,838	(379,768)	(829,945)	2,563,444
2022
17 Nov 2021	17 Nov 2024	—	1,009,239	—	(55,265)	953,974
18 Nov 2020	18 Nov 2023	774,929	—	—	(116,350)	658,579
19 Nov 2019	19 Nov 2022	623,592	—	—	(93,826)	529,766
21 Nov 2018	21 Nov 2021	796,396	—	(544,204)	(252,192)	—
Total		2,194,917	1,009,239	(544,204)	(517,633)	2,142,319
2021
18 Nov 2020	18 Nov 2023	—	796,941	—	(22,012)	774,929
19 Nov 2019	19 Nov 2022	673,484	—	—	(49,892)	623,592
21 Nov 2018	21 Nov 2021	851,769	—	—	(55,373)	796,396
21 Nov 2017	15 Nov 2020	680,356	—	(363,089)	(317,267)	—
Total		2,205,609	796,941	(363,089)	(444,544)	2,194,917
All Performance Rights have a nil exercise price. The number of performance rights exercisable at year end is nil (2022: nil, 2021: nil).
(c)
ESAP, Share Match Plan and Sign-On Share Plan

Under the ESAP, eligible employees are granted shares in the Company for no cash consideration. All Australian resident permanent employees who have been continuously employed by the Group for a period of at least one year, and are not eligible for the LTI Plan, are able to participate in the ESAP.
Under the Share Match Plan, eligible employees may contribute up to A$4,950 to acquire shares in the plan year. At the time of acquisition of shares, the Company grants a matching Right to an ordinary share for each share acquired. The Rights vest three years after grant subject to satisfaction of certain conditions including continuous employment.
To support Newcrest’s ability to attract and/or retain suitable executives and senior managers, it is sometimes necessary to offer sign-on incentives. Such incentives are consistent with market practice in the industry. Rights awarded under the Sign-on Share Plan vest over periods up to three years and are subject to continued employment and/or performance.
The number of shares and rights granted under these plans during the year was not material to the Group. The number of rights outstanding under these plans at year end was 281,260 (2022: 278,137, 2021: 230,322).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 30 JUNE 2023, 30 JUNE 2022 AND 30 JUNE 2021
35.
Share-Based Payments (continued)

(d)
STI Deferral Plan

This plan applied to certain employees including Key Management Personnel in the 2022 and prior financial years. Under the STI Deferral Plan, for eligible employees, 50% of the payment was provided in cash with the remaining 50% deferred into shares. The number of shares calculated is based on the Company’s volume weighted average share price during the five trading days immediately preceding the date of payment of the cash portion. Half the shares are released after 12 months and the remainder after 2 years.
The number of rights outstanding under this plan at year end was 258,982 (2022: 223,762, 2021: 128,774).
(e)
Expense

Refer to Note 5(f) for the total share-based payments expense.
As detailed in Note 32, in May 2023, Newcrest entered into the Newmont Transaction. Subject to the Scheme of Arrangement becoming effective, all unvested rights over shares will vest in full shortly prior to implementation of the Newmont Transaction. Newcrest assessed the likelihood of the Newmont Transaction becoming effective and has determined that it is more likely than not that it will become effective. As such, the share-based payments expense from May 2023, has been calculated on the basis that all rights vest in full shortly prior to the implementation date (accelerated vesting), with the impact of the revision to the expense recognised in the Income Statement.
36.
Key Management Personnel

(a)
Remuneration of Key Management Personnel and Directors

	2023 US$’000	2022 US$’000	2021 US$’000
Short-term	9,327	10,019	11,099
Long-term	140	123	186
Post-employment	228	204	176
Termination benefit	1,119	86	—
Share-based payments expense	5,498	6,635	10,009
Total	16,312	17,067	21,470

(b)
Loans and Other Transactions with Key Management Personnel

There are no loans made to Key Management Personnel, or their related entities, by the Group.
37.
Events Subsequent to Reporting Date

Subsequent to year end, the Directors have determined to pay a final dividend for the year ended 30 June 2023 of US 20 cents per share, which will be fully franked. The dividend will be paid on 18 September 2023. The total amount of the dividend is US$179 million. This dividend has not been provided for in the 30 June 2023 financial statements.
A New South Wales Legislative Council Committee has commenced an inquiry into current and potential community impacts of the gold, silver, lead and zinc mining industries in the state. Newcrest will provide a submission to the committee.
Other than matters disclosed in the Notes to the financial statements, there are no other matters or events that have occurred subsequent to 30 June 2023 that have significantly affected or may significantly affect the operations of the Group, the results of those operations or the state of affairs of the Group in subsequent financial years.

Directors’ Declaration
In the opinion of the Directors of Newcrest Mining Limited, the consolidated financial statements and notes thereto are in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board.
On behalf of the Board
/s/ Peter Tomsett

Peter Tomsett
Chairman
11 August 2023
Melbourne

Report of Independent Auditors
To the Directors of Newcrest Mining Limited
Opinion
We have audited the consolidated financial statements of Newcrest Mining Limited (the ‘Company’), which comprise the consolidated balance sheets as of June 30, 2023, 2022 and 2021, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the years then ended, and the related notes (collectively referred to as the ‘financial statements’).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2023, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (‘GAAS’). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ Ernst & Young
Ernst & Young
Melbourne, Australia
August 11, 2023

Annex C
Global Corporate & Investment Banking
BofA Securities, Inc.
One Bryant Park, New York, NY 10036
May 13, 2023
The Board of Directors
Newmont Corporation
6900 E. Layton Ave.
Suite 700
Denver, CO 80237
Members of the Board of Directors:
We understand that Newmont Corporation (“Newmont”) proposes to enter into a Scheme Implementation Deed (the “Agreement”), by and among Newmont, Newmont Overseas Holdings Pty Ltd (“Newmont Overseas”), and Newcrest Mining Limited (“Newcrest”), pursuant to which, among other things, on the terms and subject to the conditions contained in the Agreement, (i) each outstanding fully paid ordinary share of Newcrest (“Newcrest Stock”) will be deemed to be transferred and assigned by the holder thereof to Newmont in exchange for 0.400 (the “Exchange Ratio”) of a share of the common stock, par value $1.60 per share, of Newmont (“Newmont Common Stock”) or a CHESS Depositary Interest representing a unit of beneficial ownership of a share of Newmont Common Stock (“Newmont CDI”) and (ii) Newcrest will be permitted to pay a cash dividend of up to $1.10 per share of Newcrest Stock (the “Special Dividend”), pursuant to a plan of arrangement, the terms and conditions of which are more fully set forth in the Agreement (the “Arrangement”).
You have requested our opinion as to the fairness, from a financial point of view, to Newmont of the Exchange Ratio provided for in the Arrangement.
In connection with this opinion, we have, among other things:
(1)
reviewed certain publicly available business and financial information relating to Newcrest and Newmont;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Newcrest and its assets furnished to or discussed with us by the management of Newcrest, including certain financial forecasts relating to Newcrest prepared by the management of Newcrest (such forecasts, the “Newcrest Forecasts”);

(3)
reviewed certain financial forecasts relating to Newcrest prepared by the management of Newmont (the “Newmont-Newcrest Forecasts”) and discussed with the management of Newmont its assessments as to the relative likelihood of achieving the future financial results reflected in the Newcrest Forecasts and the Newmont-Newcrest Forecasts;

(4)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Newmont and its assets furnished to or discussed with us by the management of Newmont, including certain financial forecasts relating to Newmont prepared by the management of Newmont (such forecasts, the “Newmont Forecasts”);

(5)
reviewed certain estimates as to the amount and timing of cost savings and cash flow enhancements (collectively, the “Synergies”) anticipated by the management of Newmont to result from the Arrangement;

(6)
reviewed an estimate of the intrinsic value for certain non-mined resources (“NMR”) present within each of Newmont and Newcrest not otherwise accounted for in the Newmont-Newcrest

Forecasts or the Newmont Forecasts, as prepared by the Management of Newmont and approved for our use (the “NMR estimate”);
(7)
discussed the past and current business, operations, financial condition and prospects of Newcrest with members of senior managements of Newcrest and Newmont, and discussed the past and current business, operations, financial condition and prospects of Newmont with members of senior management of Newmont;

(8)
reviewed the potential pro forma financial impact of the Arrangement on the future financial performance of Newmont;

(9)
reviewed the trading histories for Newcrest Stock and Newmont Common Stock and a comparison of such trading histories with each other and with the trading histories of other companies we deemed relevant;

(10)
compared certain financial and stock market information of Newcrest and Newmont with similar information of other companies we deemed relevant;

(11)
compared certain financial terms of the Arrangement to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(12)
reviewed the relative financial contributions of Newcrest and Newmont to the future financial performance of the combined company on a pro forma basis;

(13)
reviewed a draft, dated as of May 13, 2023, of the Agreement (the “Draft Agreement”); and

(14)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of Newmont and Newcrest that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Newcrest Forecasts, we have been advised by Newcrest, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Newcrest as to the future financial performance of Newcrest. With respect to the Newmont-Newcrest Forecasts, the Newmont Forecasts, the Synergies and the NMR estimate, we have assumed, at the direction of Newmont, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Newmont as to the future financial performance of Newcrest and Newmont and the other matters covered thereby and, based on the assessments of the management of Newmont as to the relative likelihood of achieving the future financial results reflected in the Newcrest Forecasts and the Newmont-Newcrest Forecasts, we have relied, at the direction of Newmont, on the Newmont-Newcrest Forecasts for purposes of our opinion. We have relied, at the direction of Newmont, on the assessments of the management of Newmont as to Newmont’s ability to achieve the Synergies and have been advised by Newmont, and have assumed, that the Synergies will be realized in the amounts and at the times projected. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Newcrest or Newmont, nor have we made any physical inspection of the properties or assets of Newcrest or Newmont. We have not evaluated the solvency or fair value of Newcrest or Newmont under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Newmont, that the Arrangement, including the Special Dividend, will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Arrangement, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Newcrest, Newmont or the contemplated benefits of the Arrangement. We also have assumed, at the direction of Newmont, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects or implications of the Arrangement (other than the Exchange Ratio to the extent expressly specified herein), including, without limitation, the Special Dividend, the form or structure of the Arrangement or any terms, aspects or implications of any other arrangements, agreements or understandings that are or may be entered into in connection with or related to the Arrangement or otherwise. Our opinion is limited to the fairness, from a financial point of view, to Newmont of the Exchange Ratio provided for in the Arrangement and no opinion or view is expressed with respect to any consideration received in connection with the Arrangement by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Arrangement, or class of such persons, relative to the Exchange Ratio. Furthermore, no opinion or view is expressed as to the relative merits of the Arrangement in comparison to other strategies or transactions that might be available to Newmont or in which Newmont might engage or as to the underlying business decision of Newmont to proceed with or effect the Arrangement. We are not expressing any opinion as to what the value of Newmont Common Stock actually will be when issued or the prices at which Newmont Common Stock or Newcrest Stock will trade at any time, including following announcement or consummation of the Arrangement. We are also not expressing any view or opinion with respect to, and we have relied at the direction of Newmont, upon the assessments of representatives of Newmont regarding legal, regulatory, accounting, tax, insurance and similar matters relating to Newmont, Newcrest and the Arrangement (including the contemplated benefits of the Arrangement), as to which we understand that Newmont obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Arrangement or any related matter.
We have acted as financial advisor to the Board of Directors of Newmont in connection with the Arrangement and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion and a significant portion of which is contingent upon consummation of the Arrangement. In addition, Newmont has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Newmont, Newcrest and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Newmont and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as a bookrunner for a Newmont bond offering, (ii) having acted or acting as a lender under certain term loans, letters of credit, credit facilities and other credit arrangements of Newmont, (iii) having provided or providing certain derivatives and foreign exchange trading services to Newmont and (iv) having provided or providing certain treasury management services and products to Newmont.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Newcrest and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender under certain term loans and other credit arrangements of Newcrest and (ii) having provided or providing certain commodity, derivatives and foreign exchange trading services to Newcrest.

It is understood that this letter is for the benefit and use of the Board of Directors of Newmont (in its capacity as such) in connection with and for purposes of its evaluation of the Arrangement.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Newmont, Newcrest or the Arrangement. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio provided for in the Arrangement is fair, from a financial point of view, to Newmont.
Very truly yours,
/s/ BofA Securities, Inc.

BOFA SECURITIES, INC.

Annex D
Centerview Partners LLC
31 West 52nd Street
New York, NY 10019
May 13, 2023
The Board of Directors
Newmont Corporation
6900 E Layton Avenue
Suite 700
Denver, Colorado 80237
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to Newmont Corporation, a Delaware corporation (“Newmont”), of the Exchange Ratio (as defined below) provided for pursuant to the Scheme Implementation Deed proposed to be entered into (the “Agreement”) by and among Newcrest Mining Limited, an Australian public company limited by shares (“Newcrest”), Newmont and Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares and a wholly owned subsidiary of Newmont (“Newmont Overseas”). The Agreement provides that (A) Newcrest may declare and pay a special cash dividend of up to $1.10 per ordinary share of Newcrest (the “Newcrest Ordinary Shares”) and (B) Newmont Overseas will acquire all of the outstanding Newcrest Ordinary Shares by means of an Australian court-sanctioned scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) of Australia (the “Scheme” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which Newcrest will become an indirect wholly owned subsidiary of Newmont and each issued and outstanding Newcrest Ordinary Share as of the record date of the Scheme (other than any Newcrest Ordinary Shares held by Newmont or any of is Related Bodies Corporate (as such term is defined in the Agreement) (such shares, the “Excluded Shares”)) will be transferred to Newmont Overseas in exchange for the right to receive 0.400 (the “Exchange Ratio”) of, at the election of each holder of Newcrest Ordinary Shares, either (i) a fully paid share of common stock, par value $1.60 per share, of Newmont (the “Newmont Common Shares”) or (ii) a Clearing House Electronic Subregister System Depositary Interest, being a unit of beneficial ownership in a Newmont Common Share (the “Newmont CDIs”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to Newmont in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, Newmont has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have been engaged to provide financial advisory services to Newmont including in connection with certain strategic matters, and we have received compensation from Newmont during such period. In the past two years, we have not been engaged to provide financial advisory services to Newcrest, and we have not received any compensation from Newcrest during such period. We may provide investment banking and other services to or with respect to Newmont or Newcrest or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Newmont, Newcrest or any of their respective affiliates, or any other party that may be involved in the Transaction.

The Board of Directors
Newmont Corporation
May 13, 2023

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated May 11, 2023 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of Newmont for the years ended December 31, 2022, December 31, 2021 and December 31, 2020 and Annual Reports of Newcrest for the years ended June 30, 2022, June 30, 2021 and June 30, 2020; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Newmont and certain interim reports and quarterly reports to stockholders of Newcrest; (iv) certain publicly available research analyst reports for Newmont and Newcrest; (v) certain other communications from Newmont and Newcrest to their respective stockholders; (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Newmont, including certain financial forecasts, analyses and projections relating to Newmont prepared by management of Newmont and furnished to us by Newmont for purposes of our analysis (the “Newmont Forecasts”) (collectively, the “Newmont Internal Data”); (vii) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Newcrest, including certain financial forecasts, analyses and projections relating to Newcrest prepared by the management of Newcrest and furnished to us by Newmont for purposes of our analysis (the “Internal Newcrest Forecasts”) (collectively, the “Newcrest Internal Data”); (viii) certain financial forecasts, analyses and projections relating to Newcrest prepared by the management Newmont and furnished to us by Newmont for purposes of our analysis (the “Adjusted Newcrest Forecasts”); (ix) and certain cost savings and operating synergies projected by the management of Newmont to result from the Transaction furnished to us by Newmont for purposes of our analysis (the “Synergies”); and (x) an estimate of the intrinsic value for certain unmodelled resources of each of Newmont and Newcrest not otherwise accounted for in the financial forecasts utilized in our analyses, as prepared by the management of Newmont and approved for our use by Newmont (the “Unmodelled Resources”). We have participated in discussions with members of the senior management and representatives of Newmont regarding their assessment of the Newmont Internal Data (including, without limitation, the Newmont Forecasts), the Newcrest Internal Data (including, without limitation, the Internal Newcrest Forecasts), the Adjusted Newcrest Forecasts, the Unmodelled Resources and the Synergies, as appropriate, and the strategic rationale for the Transaction. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for Newmont and Newcrest and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Newmont Internal Data (including, without limitation, the Newmont Forecasts), the Adjusted Newcrest Forecasts, the Unmodelled Resources and the Synergies have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Newmont as to the matters covered thereby and, that the Newcrest Internal Data (including, without limitation, the Internal Newcrest Forecasts) have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Newcrest as to the matters covered thereby, and we have relied, at your direction, on the Newmont Internal Data (including, without limitation, the Newmont Forecasts), the Newcrest Internal Data (including, without limitation, the Internal Newcrest Forecasts), the Adjusted Newcrest Forecasts, the Unmodelled Resources and the Synergies for purposes of our analysis and this opinion. As you know, we have not had access to management of Newcrest in connection with the Transaction. We express no view or opinion as to the Newmont Internal Data (including, without limitation, the Newmont Forecasts), the Newcrest Internal Data (including, without limitation, the Internal Newcrest Forecasts), the Adjusted Newcrest Forecasts, the Unmodelled Resources or the Synergies or the assumptions on which they are based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Newmont or Newcrest, nor have we been

The Board of Directors
Newmont Corporation
May 13, 2023

furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of Newmont or Newcrest. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of Newmont or Newcrest, or the ability of Newmont or Newcrest to pay their respective obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, Newmont’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Newmont or in which Newmont might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to Newmont of the Exchange Ratio provided for pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Newmont, Newcrest or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Newmont, Newcrest or any party, or class of such persons in connection with the Transaction, whether relative to the Exchange Ratio provided for pursuant to the Agreement or otherwise. Our opinion, as expressed herein, relates to the relative values of Newmont and Newcrest. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. We express no view or opinion as to what the value of Newmont Common Shares or Newmont CDIs actually will be when issued pursuant to the Transaction or the prices at which the Newcrest Ordinary Shares, Newmont Common Shares or Newmont CDIs will trade or otherwise be transferable at any time, including following the announcement or consummation of the Transaction. Our opinion does not constitute a recommendation to any stockholder of Newmont, Newcrest, or any other person as to how such stockholder or other person should vote with respect to the Scheme or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Newmont (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

The Board of Directors
Newmont Corporation
May 13, 2023

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Exchange Ratio provided for pursuant to the Agreement is fair, from a financial point of view, to Newmont.
Very truly yours,
/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

Annex E
May 13, 2023
The Board of Directors
Newmont Corporation
6900 E Layton Avenue, Suite 700
Denver, CO 80237
Dear Members of the Board:
We understand that Newmont Corporation, a Delaware corporation (“Newmont”), Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares and a wholly owned subsidiary of Newmont (“Newmont Overseas”), and Newcrest Mining Limited, an Australian public company limited by shares (“Newcrest”), propose to enter into a Scheme Implementation Deed (the “Agreement”), pursuant to which Newmont will acquire Newcrest. Pursuant to the Agreement, (A) Newcrest may declare and pay a special cash dividend of up to $1.10 per ordinary share of Newcrest (the “Newcrest Ordinary Shares”) and (B) Newmont Overseas will acquire all of the outstanding Newcrest Ordinary Shares by means of an Australian court-sanctioned scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) of Australia (the “Scheme” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which Newcrest will become an indirect wholly owned subsidiary of Newmont and each issued and outstanding Newcrest Ordinary Share as of the record date of the Scheme (other than any Newcrest Ordinary Shares held by Newmont or any of is Related Bodies Corporate (as such term is defined in the Agreement)) will be transferred to Newmont Overseas in exchange for the right to receive 0.400 (the “Exchange Ratio”) of, at the election of each holder of Newcrest Ordinary Shares, either (i) a fully paid share of common stock, par value $1.60 per share, of Newmont (the “Newmont Common Shares”) or (ii) a Clearing House Electronic Subregister System Depositary Interest, being a unit of beneficial ownership in a Newmont Common Share (the “Newmont CDIs”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to Newmont of the Exchange Ratio provided for in the Transaction.
In connection with this opinion, we have:
(i)
Reviewed the financial terms and conditions of a draft, dated May 11, 2023, of the Agreement;

(ii)
Reviewed certain publicly available historical business and financial information relating to Newcrest and Newmont;

(iii)
Reviewed various financial forecasts and other data prepared by Newcrest relating to the business of Newcrest, and financial forecasts and other data prepared by Newmont relating to the businesses of Newcrest and Newmont and the projected synergies and other benefits, including the amount and timing thereof, anticipated by the management of Newmont to be realized from the Transaction;

(iv)
Held discussions with members of the senior management of Newmont with respect to the businesses and prospects of Newcrest and Newmont, respectively, and with members of senior management of Newmont with respect to the projected synergies and other benefits anticipated by the management of Newmont to be realized from the Transaction;

(v)
Reviewed an estimate of the intrinsic value for certain unmodelled resources of each of Newmont and Newcrest not otherwise accounted for in the financial forecasts utilized in our analyses, as prepared by the management of Newmont and approved for our use by Newmont (the “Unmodelled Resources”);

The Board of Directors
Newmont Corporation
May 13, 2023

(vi)
Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the businesses of Newcrest and Newmont, respectively;

(vii)
Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the businesses of Newcrest;

(viii)
Reviewed historical stock prices and trading volumes of Newcrest Ordinary Shares and Newmont Common Shares;

(ix)
Reviewed the potential pro forma financial impact of the Transaction on Newmont based on the financial forecasts referred to above relating to Newcrest and Newmont and the projected synergies and other benefits anticipated by the management of Newmont to be realized from the Transaction; and

(x)
Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Newcrest or Newmont or concerning the solvency or fair value of Newcrest or Newmont, and we have not been furnished with any such valuation or appraisal. As you know, we have not had access to management of Newcrest in connection with the Transaction. With respect to the financial forecasts (including the Unmodelled Resources) utilized in our analyses, including those related to projected synergies and other benefits anticipated by the management of Newmont to be realized from the Transaction, we have assumed, with the consent of Newmont, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Newcrest and Newmont, respectively, and such synergies and other benefits. In addition, we have assumed, with the consent of Newmont, that such financial forecasts (including the Unmodelled Resources) and projected synergies and other benefits will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to any such forecasts (including the Unmodelled Resources) or the assumptions on which they are based.
Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We further note that the current volatility in the credit, commodities and financial markets, may have an effect on Newcrest, Newmont or the Transaction and we are not expressing an opinion as to the effects of such volatility or such disruption on Newcrest, Newmont or the Transaction. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which Newmont Common Shares, Newmont CDIs or Newcrest Ordinary Shares may trade at any time subsequent to the announcement of the Transaction. Our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Newmont might engage or the merits of the underlying decision by Newmont to engage in the Transaction.
In rendering our opinion, we have assumed, with the consent of Newmont, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of Newmont have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of Newmont, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Newmont, Newcrest or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Newmont obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Exchange Ratio to the extent expressly specified herein) of the

The Board of Directors
Newmont Corporation
May 13, 2023

Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Exchange Ratio or otherwise.
Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to Newmont in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided certain investment banking services to Newmont, for which we have received compensation, including, in the past two years, having provided services with respect to potential strategic alternatives and shareholder advisory matters. Lazard Australia, an entity that was formerly an affiliate of Lazard until its separation in July 2021, has in the past been engaged to provide investment banking services to Newcrest, including in the past two years. In addition, in the ordinary course, Lazard and our affiliates and employees may trade securities of Newmont, Newcrest and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Newmont, Newcrest and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.
Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Newmont (in its capacity as such) and our opinion is rendered to the Board of Directors of Newmont in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.
Based on and subject to the foregoing, we are of the opinion that as of the date hereof, the Exchange Ratio provided for in the Transaction is fair, from a financial point of view, to Newmont.
Very truly yours,
Lazard Freres & CO. LLC
By:	/s/ Mark T. McMaster Mark T. McMaster Global Head of Mergers & Acquisitions

Annex F
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NEWMONT ~~MINING~~ CORPORATION
Dated        , 2023
Newmont ~~Mining~~ Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.   The name of this corporation is Newmont ~~Mining~~ Corporation. The original Certificate of Incorporation was filed on December 6, 2001. The original name of the Corporation was Delta Holdco Corp.
2.   This Amended and Restated Certificate of Incorporation, which was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation as amended, restated or supplemented prior to the date hereof, as follows:
First:   The name of this Corporation is Newmont ~~Goldcorp~~ Corporation.
Second:   The registered office of the Corporation within the state of Delaware is located at 251 Little Falls Drive, in the City of Wilmington, 19808, County of New Castle. The name and address of its Registered Agent is Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, 19808, County of New Castle.
Third:   The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:
To subscribe for, purchase or otherwise acquire, and to hold, sell, assign, transfer, exchange, mortgage, pledge or otherwise dispose of the stocks, bonds, securities or other evidences of indebtedness of any corporation or corporations, association or associations, domestic or foreign, for whatever purpose organized or in whatever business engaged, and while the owner of such stocks, bonds, securities or other evidences of indebtedness to exercise all the rights, powers and privileges of ownership, including all rights to vote thereon.
To guarantee any dividends, bonds, stocks, contracts or other obligations of any corporation in which this Corporation is an owner or has an interest; to aid in any lawful manner such corporation, and to do all lawful acts and things designed for the preservation, protection, improvement, development or enhancement of the value of such corporation or of its stock, bonds, securities, evidences of indebtedness, contracts or other obligations.
To form, promote, assist financially or otherwise, companies, syndicates, partnerships and associations of all kinds, so far as incidental to or connected with the corporate purposes, and to give any guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligation or undertaking, to the extent that this Corporation may be lawfully interested therein.
To purchase, lease, locate, or otherwise acquire, to prospect and explore for and to own, hold, option, sell, exchange, lease, mortgage or otherwise dispose of and deal in mineral lands, mines, mining rights, minerals, ores, real estate, water rights, and in claims and interests therein in any part of the world; to develop, improve and work the same; to conduct mining operations of every kind by any method now known or hereafter devised, and to operate plants for reducing, concentrating, smelting, converting, refining, preparing for market or otherwise treating ores, minerals, matte and bullion; to manufacture, acquire, deal in or otherwise dispose of products of mines, minerals and ores; to enter into contracts with other corporations (including any corporation in which the directors of this Corporation may be interested or of which they may be officers or directors, or which may be the owner of a large or controlling interest in the stock of this Corporation), for mining or working mineral deposits, for the operation of canals, ditches and hydraulic works, for the reduction, treatment, smelting and refining of the ores, minerals, matte and bullion produced by this Corporation.
To carry on, and license others to carry on all or any part of the several businesses enumerated in this paragraph, to wit: the business of manufacturers, merchants, traders, importers, exporters and dealers in and with goods, wares and merchandise of every description; of establishing, financing, developing, managing, operating and carrying on industrial, commercial, trading, manufacturing, mechanical, metallurgical, engineering, building, construction, contracting, mining, smelting, quarrying, refining, and chemical enterprises, undertakings, propositions, concessions or franchises in all their respective branches.
To obtain, register, purchase, lease or otherwise acquire, to hold, use, own, operate, develop and introduce, to sell, assign, lease, pledge, mortgage, grant or acquire licenses in respect of and otherwise deal in and with or turn to account any and all copyrights, concessions, trade marks, formulae, secret processes, devices, trade names and distinctive marks, patents, patent rights, applications for patents and all inventions, licenses, privileges, improvements and processes used in connection with or secured under letters patent or otherwise of the United States or of any other country, relating to or useful in connection with any lawful business of the corporation, including the good will of the same.
In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, and of the objects and purposes hereinbefore stated, it is hereby expressly provided that this Corporation shall also have the following powers, it being expressly provided that the enumeration of specific powers shall not be construed to limit or restrict in any manner the aforesaid general powers of the Corporation.
To acquire from time to time, in exchange for shares of the capital stock of this Corporation, such property or shares of the capital stock of any other corporation or corporations as the Board of Directors shall deem of advantage to it, at such valuation of the property or shares so acquired as in the judgment of said Board shall be fair and just.
Without in any particular limiting any of the objects, or purposes or powers of this Corporation, the business or purpose of the Corporation shall be from time to time to do any one or more or all of the acts and things herein set forth, and all such other acts, things and business or businesses in any manner connected therewith, or necessary, incidental, convenient or auxiliary thereto, or calculated directly or indirectly to promote the interests of the Corporation or enhance the value of or render profitable any of its property or rights, as such a corporation may lawfully do; and in carrying on its business, or for the purpose of attaining or furthering any of its objects, to do any and all acts and things, and to exercise any and all other powers which a co-partnership or natural person could do and exercise, and which now or hereafter may be authorized by law, and either as, or by and through principals, agents, attorneys, trustees, contractors, factors, lessees, or otherwise, either alone or in conjunction with others, and in any part of the world; and in addition to have and to exercise all the rights, powers and privileges now or hereafter belonging to or conferred upon corporations organized under the provisions of law authorizing the formation of such corporations, but nothing herein contained is to be construed as authorizing this Corporation to carry on the business of discounting bills, notes or other evidences of debt, of receiving deposits of money, or foreign coins, or buying and selling bills of exchange, or of issuing bills, notes or other evidences of debt for circulation as money.
To conduct its business in all of its branches in the State of Delaware, other States, the District of Columbia, the territories and colonies of the United States, and in foreign countries, and to have one or more offices out of the State of Delaware, to hold, purchase, mortgage and convey real and personal property both within and without the State of Delaware.
To borrow money, to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or for any other lawful object; to mortgage or pledge all or any part of its properties, rights, interests and franchises, including any or all shares of stock, bonds, debentures, notes, scrip or other obligations or evidences of indebtedness at any time owned by it.
To purchase, hold, sell, and transfer the shares of its own capital stock to the extent permitted by law, provided that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.
Nothing hereinabove stated shall be construed to give this Corporation any rights, powers or privileges not permitted by the laws of the State of Delaware to corporations organized under the statutes of the State of Delaware.
The foregoing clauses shall be construed as objects, purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation, so that the Corporation shall have the power to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.
Fourth:   The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~1,285,000,000~~ 2,555,000,000 of which 5,000,000 shares shall be Preferred Stock (hereinafter called “Preferred Stock”) of the par value of $5.00 per share and ~~1,280,000,000~~ 2,550,000,000 shares shall be Common Stock (hereinafter called “Common Stock”) of the par value of $1.60 per share.
The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation which are fixed by this Certificate of Incorporation, and the express grant of authority to the Board of Directors of the Corporation to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock which are not fixed by this Certificate of Incorporation, are as follows:
1.   Shares of Preferred Stock may be issued from time to time in one or more series as in this Article Fourth provided. All shares of Preferred Stock shall be of equal rank and shall be identical in all respects, except in respect of the particulars fixed by the Board of Directors for series of the Preferred Stock as permitted by the provisions of this Article Fourth. Each series of Preferred Stock shall be distinctively designated, and all shares of any one series of Preferred Stock shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon shall be cumulative.
2.   Authority is hereby expressly granted to the Board of Directors, by resolution or resolutions, from time to time to create and provide for the issuance of series of the Preferred Stock and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the creation and issue of shares of such series the following provisions of the shares of such series, so far as not inconsistent with the provisions of this Article Fourth applicable to all series of Preferred Stock:
(a)   The designation of such series and the number of shares which shall constitute such series;
(b)   The dividend rate per annum, if any, at which holders of shares of such series shall be entitled to receive dividends, whether or not dividends on the shares of such series shall be cumulative, the times at which and the quarterly dividend periods for which dividends on such series shall be paid, the date or dates, if any, from which dividends shall be cumulative and the other conditions, if any, on which such dividends shall be paid;
(c)   The time or times, if any, at which the shares of such series shall be subject to redemption, in whole or in part, the price or prices to which holders of shares of such series shall be entitled upon such redemption, and the other terms and conditions, if any, on which shares of such series may be so redeemed;
(d)   The amount or amounts and the other rights, if any, to which the holders of shares of such series shall be entitled upon the dissolution, liquidation or winding up of the affairs of the Corporation or upon any other distribution of the assets of the Corporation;

(e)   The sinking fund or purchase fund provisions, if any, for the redemption or purchase of shares of such series and, if any such fund is so provided for the benefit of such shares, the amount of such fund and the manner of its application;
(f)   The extent of the voting powers, if any, of the shares of such series;
(g)   Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any series thereof, of the Corporation and, if so convertible or exchangeable, the conversion or exchange price or prices or rate or rates, the adjustments thereof and the other terms and conditions, if any, on which shares shall be so convertible or exchangeable; and
(h)   Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of shares of such series as are not fixed and determined in this Article Fourth.
3.   The powers, preferences and rights, and the qualifications, limitation or restrictions thereof, applicable to the Preferred Stock of all series are as follows:
(a)   Out of the funds of the Corporation legally available for dividends, the holders of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, cash dividends at such rate, and no more, and payable at such times and for such quarterly dividend periods as shall be fixed for such series by the Board of Directors as herein permitted. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent fixed by resolution of the Board of Directors. Accumulations of dividends, if any, shall not bear interest.
No such dividend shall be paid or declared and set apart for payment on any share of Preferred Stock for any quarterly dividend period unless a dividend for the same quarterly dividend period and all past quarterly dividend periods, if any, ending within such quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be or have been paid or declared and set apart for payment on all shares of Preferred Stock of all series then outstanding and entitled to receive dividends for such quarterly dividend period or for any past quarterly dividend period, if any, ending within such quarterly dividend period.
In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend, other than a dividend payable in shares of Common Stock or any other class of stock ranking junior to the Preferred Stock as to the distribution of assets and the payment of dividends (the Common Stock, and any such other class of stock being hereinafter sometimes referred to as “junior stock”), be declared or paid upon, nor shall any distribution be made upon, any junior stock, nor shall any shares of junior stock be purchased or redeemed by the Corporation other than in exchange for junior stock, nor, shall any monies be paid or made available for a sinking fund for the purchase or redemption of any junior stock, unless in each instance dividends on all outstanding shares of the Preferred Stock for all past dividend periods shall have been paid and the dividend on all outstanding shares of the Preferred Stock for the then applicable current quarterly dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart.
(b)   The Corporation, at its election expressed by resolution of the Board of Directors, may redeem the shares of any series of the Preferred Stock at such time or times, at such price or prices and on such other terms and conditions (not inconsistent with the provisions of this subparagraph (b)) as are fixed for such series by the Board of Directors as permitted herein plus, in each case, an amount equal to all dividends accrued and unpaid on such series of Preferred Stock to and including the date fixed for redemption (the total sum so payable per share on any such redemption being hereinafter called the “Redemption Price” and the date fixed for redemption being hereinafter called the “Redemption Date”). If as permitted by the terms fixed for such series by the Board of Directors, less than all outstanding shares of any series of Preferred Stock are to be redeemed, the shares of said series to be redeemed shall be chosen by lot or pro rata in such equitable manner as the Board of Directors may determine.
Notice of every such redemption shall be mailed not less than 30 nor more than 90 days in advance of the Redemption Date to the holders of record of the shares of Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.
From and after the Redemption Date (unless the Corporation shall default in paying or providing the funds necessary for the payment of the Redemption Price of the shares so called for redemption) the right to receive dividends on all shares of Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of the shares of Preferred Stock so called for redemption shall forthwith, after the Redemption Date, cease and terminate, excepting only the right of such holders to receive the Redemption Price for such shares but without interest, and such shares shall no longer be deemed outstanding. Any funds so set aside by the Corporation and unclaimed at the end of six years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the Corporation for payment of the Redemption Price.
If, on or after the giving of notice of redemption but before the Redemption Date, the Corporation shall deposit with any bank or trust company doing business in the Borough of Manhattan, City of New York, New York, having capital and surplus of at least $10,000,000, in trust to be applied to the redemption of the shares of Preferred Stock so called for redemption, the funds necessary for such redemption, then all rights of the holders of the shares of Preferred Stock so called for redemption shall forthwith, after the date of such deposit, cease and terminate (excepting only the right of such holders to receive the Redemption Price therefor but without interest and the right to exercise any conversion privilege not theretofore expired), and such shares shall not, after the date of such deposit, be deemed outstanding. Any funds so deposited which shall not be required for such redemption because of the exercise of any such right of conversion subsequent to the making of such deposit shall be returned to the Corporation. In case the holders of shares of Preferred Stock so called for redemption shall not, at the end of six years from the Redemption Date, have claimed any funds so deposited, such bank or trust company shall upon the request of the Corporation pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Redemption Price.
Any interest accrued on funds set aside or deposited for purposes of redemption as above provided shall be paid to the Corporation from time to time.
Shares of any series of Preferred Stock which have been redeemed, retired or purchased by the Corporation (whether through the operation of a sinking or purchase fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of the Corporation of any other class or classes, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock.
(c)   In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash for each share equal to the amount payable on such share in such event provided for by the Board of Directors as permitted herein for the series of Preferred Stock of which such share is a part plus, in each case, an amount equal to all dividends accrued and unpaid on such share up to the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock.
If upon any such liquidation, dissolution or winding up of the Corporation its net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock of all series are entitled as above provided, the entire remaining net assets of the Corporation shall be distributed among the holders of Preferred Stock of all series in amounts proportionate to the full amounts to which they are respectively so entitled.
Neither the merger nor consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of this subparagraph (c).
4(a).   Except for such voting powers as may be granted to the holders of Preferred Stock by law, subparagraph (b) of this paragraph 4, or as may be granted to the holders of any one or more series of Preferred Stock by the Board of Directors in accordance with paragraph 2(f) of this Article Fourth, voting power shall be vested exclusively in the Common Stock. At every meeting of the stockholders of the Corporation every holder of Common Stock entitled to vote shall be entitled to one vote for each share of Common Stock registered in his name on the books of the Corporation and, except as otherwise herein or by law provided, the Common Stock and Preferred Stock of the Corporation (and any other capital stock of the Corporation at the time entitled thereto), shall vote together as a class.

(b)   At any time when six (6) quarterly dividends on any one or more series of Preferred Stock entitled to receive cumulative dividends shall be in default, the holders of all such cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders or special meeting held in place thereof at which time the number of directors constituting the Board of Directors shall be increased by two, voting as a class, whether or not the holders thereof shall otherwise be entitled to vote, to the exclusion of the holders of Common Stock and the holders of any series of non-cumulative Preferred Stock, to vote for and elect two members of the Board of Directors of the Corporation to all such newly-created directorships. At any time when six (6) quarterly dividends on any one or more series of non-cumulative Preferred Stock shall be in default, the holders of all such non-cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders or special meeting held in place thereof at which time the number of directors constituting the Board of Directors shall be increased by two, voting as a class, whether or not the holders thereof shall otherwise be entitled to vote, to the exclusion of the holders of Common Stock and the holders of any series of cumulative Preferred Stock, to vote for and elect two members of the Board of Directors of the Corporation to fill such newly-created directorships. All rights of all series of Preferred Stock to participate in the election of directors pursuant to this subparagraph 4(b) shall continue in effect, in the case of all series of Preferred Stock entitled to receive cumulative dividends, until cumulative dividends have been paid in full or set apart for payment on each cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders, or special meeting held in place thereof, or, in the case of all series of non-cumulative Preferred Stock, until non-cumulative dividends have been paid in full or set apart for payment for four consecutive quarterly dividend periods on each non-cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders or special meeting held in place thereof. Whenever the holders of the Preferred Stock shall be divested of such voting right hereinabove provided, the directors so elected by the Preferred Stock shall thereupon cease to be directors of the Corporation and thereupon the number of directors shall be reduced by two or four, as the case may be. Directors elected by the holders of any one or more series of stock voting separately as a class, may be removed only by a majority vote of such series, voting separately as a class, so long as the voting power of such series shall continue. Subject to the voting rights, if any, of any other series of Preferred Stock, the holders of the Common Stock, voting as a class, to the exclusion of the holders of such series so entitled to vote for and elect members of the Board of Directors pursuant to this subparagraph 4(b) shall be entitled to vote for and elect the balance of the Board of Directors. Each stockholder entitled to vote at any particular time in accordance with the foregoing provisions shall not have more than one vote for each share of Stock held of record by him at the time entitled to voting rights.
(c)   Subject to the provisions of this Article Fourth and any further provisions prescribed in accordance herewith, and after making such provisions, if any, as the Board of Directors may deem advisable for working capital or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors, in their discretion, may deem necessary or advisable and in the best interests of the Corporation, then, and not otherwise, the holders of the junior stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.
(d)   In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, if the holders of all series of the Preferred Stock shall have received all the amounts to which they shall be entitled in such event in accordance with the provisions of this Article Fourth and any further provisions prescribed in accordance herewith, the holders of the junior stock shall be entitled, to the exclusion of the holders of the Preferred Stock of all series, to share in all the remaining assets of the Corporation available for distribution to the stockholders.
5.   [Reserved].
6.   Except as may be provided in the provisions fixed by the Board of Directors for any series of Preferred Stock, the number of authorized shares of any class of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.
Fifth:   The amount of capital stock with which this Corporation will commence business is $1,000.
Sixth:   This Corporation is to have perpetual existence.

Seventh:   The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.
Eighth:   The government of this Corporation shall be vested in and its affairs shall be conducted by a Board of Directors. The number of Directors of the Corporation shall be fixed and may be altered from time to time as may be provided in the By-Laws. In case of any increase in the number of Directors, the additional Directors may be elected by the Directors or by the stockholders at an annual or special meeting, as shall be provided in the By-Laws.
1.   In case of any vacancy in the Board of Directors through death, resignation or otherwise, the Board of Directors may elect a successor to hold office for the unexpired portion of the term of the Director whose office shall be vacant, and until the election of a successor.
2.   The Directors from time to time may determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, unless expressly so authorized by statute or by a resolution of the stockholders or the Directors.
3.   The Board of Directors, by the affirmative vote of the majority of the whole Board, may appoint from the Directors an Executive Committee, of which a majority shall constitute a quorum; and, to such extent as shall be provided in the By-Laws, such Committee may exercise all the powers of the Board including the power to cause the seal of the Corporation to be affixed to any papers or documents by it executed.
4.   The Board of Directors shall have power and authority, without the assent or vote of the stockholders, to authorize the execution and delivery of any mortgage, pledge or other liens, without limit as to amount, upon the real and personal property of the Corporation, or any part or parts thereof, for the purpose of securing the payment of its bonds or other obligations.
5.   The Board of Directors may make By-Laws, and from time to time may alter, amend or repeal any By-Law or By-Laws; but any By-Laws made by the Board of Directors may be altered or repealed by the stockholders at any annual meeting, or at any special meeting, provided notice of such proposed alteration or repeal be included in the notice of such special meeting.
6.   The Directors shall have the power to determine the use and disposition of any surplus or net profits over and above the capital stock paid in, and, to the extent permitted by law, may use and apply any such surplus or accumulated profits or capital in purchasing or acquiring the bonds or other obligations or shares of capital stock of the Corporation, to such extent and in such manner and upon such terms as the Directors shall deem expedient; but shares of such capital stock so purchased or acquired may be resold unless such shares shall have been retired for the purpose of decreasing the Corporation’s capital stock as provided by law.
7.   The Board of Directors is invested with complete and unrestricted authority in the management of all the affairs of the Corporation and is authorized to exercise for such purposes, as the general agent of the Corporation, its entire corporate authority.
8.   In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless to the provisions of the statutes of Delaware and of this Certificate.
Ninth:   Notwithstanding any provision in this Certificate of Incorporation to the contrary (including, without limitation, paragraphs 3 and 7 of Article Eighth hereof), except as set forth in the penultimate subparagraph of this Article Ninth, the affirmative vote or consent of the holders of four-fifths of all classes of stock of this Corporation entitled to vote in elections of directors, considered for the purposes of this Article Ninth as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of this Corporation with or into any other corporation, or (b) to authorize any sale or lease of all or any substantial part of the assets of this Corporation to, or any sale or lease to this Corporation or any subsidiary thereof in exchange for securities of this Corporation of any assets (except assets having an aggregate fair market value of less than $10,000,000) of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of stock of this Corporation entitled to vote in elections of directors considered for the purposes of this Article Ninth as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this Corporation otherwise required by law or any agreement between this Corporation and any national securities exchange.
For the purposes of this Article Ninth, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i), above), by any other corporation, person or entity with which it or its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 6, 2001, and (b) the outstanding shares of any class of stock of this Corporation shall include shares deemed owned through application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.
The Board of Directors shall have the power and duty to determine for the purposes of this Article Ninth, on the basis of information known to this Corporation, whether (i) such other corporation, person or other entity beneficially owns more than 10% of the outstanding shares of stock of this Corporation entitled to vote in elections of directors, (ii) a corporation, person, or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired by this Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $10,000,000 and (iv) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article Ninth.
The provisions of this Article Ninth shall not be applicable to (i) any merger or consolidation of this Corporation with or into any other corporation, or any sale or lease of all or any substantial part of the assets of this Corporation to, or any sale or lease to this Corporation or any subsidiary thereof in exchange for securities of this Corporation of any assets of, any other corporation, person or other entity, if the Board of Directors of this Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or entity with respect to and substantially consistent with such transaction prior to the time that such other corporation, person or entity shall have become a holder of more than 10% of the outstanding shares of stock of this Corporation entitled to vote in elections of directors; or (ii) any merger or consolidation of this Corporation with, or any sale or lease to this Corporation or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by this Corporation and its subsidiaries.
No amendment to the Certificate of Incorporation of this Corporation shall amend, alter, change or repeal any of the provisions of this Article Ninth, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of this Corporation entitled to vote in elections of directors, considered for the purposes of this Article Ninth as one class.
Tenth:   The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.
1.   A Director of this Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of Directors. The modification or repeal of this paragraph 1 of Article Tenth shall not affect the restriction hereunder of a Director’s personal liability for any act or omission occurring prior to such modification or repeal.

2.   The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation’s By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. The modification or repeal of this paragraph 2 of Article Tenth shall not adversely affect the right to indemnification of any Director or Officer hereunder with respect to any act or omission occurring prior to such modification or repeal.
Eleventh:   This Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this     day of             , 2023

Name: Title:

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION
ENDORSEMENT_LINE SACKPACK 000001   MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters — here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/NEM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/NEM 2023 Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Special Meeting Proposals — The Newmont Corporation Board of Directors recommends a vote FOR each of the following proposals: 1. To approve the issuance of shares of Newmont common stock to Newcrest shareholders pursuant to the Scheme and Deed Poll as contemplated in the Transaction Agreement, dated May 15, 2023. 3. To approve the adjournment or postponement of the Newmont special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 or Proposal 2 For Against Abstain For Against Abstain 2. To approve an amendment and restatement of the Amended and Restated Certificate of Incorporation of Newmont Corporation, dated April 17, 2019, as amended from time to time to increase Newmont’s authorized shares of common stock from 1,280,000,000 shares to 2,550,000,000 shares. BAuthorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 5 8 5 7 0 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03V6GD

Newmont Corporation SPECIAL MEETING OF STOCKHOLDERS To Be Held Virtually on [XXXXXX], 2023 You are invited to attend a special meeting of stockholders of Newmont Corporation (“Newmont”) to be held virtually on [XXXXXX] , 2023, at 8:00 a.m. Mountain Daylight Time, unless adjourned or postponed to a later date, accessible at www.meetnow.global/MKCFHL9. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the 2023 Special Meeting of Stockholders. The Proxy Statement for the Special Meeting of Stockholders is available at: www.envisionreports.com/NEM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/NEM q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Newmont Corporation + PROXY SOLICITED BY THE NEWMONT CORPORATION BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS — [DATE], 2023 The undersigned, a holder of record of shares of common stock, par value $1.60 per share, of Newmont Corporation (the “Corporation”) at the close of business on [XXXXXX], 2023 (the “Record Date”), hereby appoints Mark Ebel and Logan Hennessey, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of the Corporation that the undersigned is entitled to vote at the 2023 Special Meeting of Stockholders of the Corporation to be held virtually on [XXXXXX], 2023 at 8:00 a.m. Mountain Daylight Time, and any adjournment thereof, upon the matters listed on the reverse side hereof. The proxies cannot vote your shares unless you vote by mail, Internet or telephone. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. To vote by Internet or telephone, please follow the instructions on the reverse side hereof. Your Internet or telephone vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR CHOICE ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof. Proxies can only be given by the Corporation’s common stockholders of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. When the shares of the Corporation’s common stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement for the Special Meeting of Stockholders. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.